         AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 3, 2006
                                                     REGISTRATION NO. 333-130795

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              -------------------

                             AMENDMENT NO. 1 TO THE

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              -------------------
                          WAMU ASSET ACCEPTANCE CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                     DELAWARE                                           20-2258610
          (STATE OR OTHER JURISDICTION OF                            (I.R.S. EMPLOYER
          INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NO.)

                          1201 THIRD AVENUE, WMT 1706A
                           SEATTLE, WASHINGTON 98101
                                 (206) 554-8838
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                              -------------------
                             RICHARD CAREAGA, ESQ.
                       WASHINGTON MUTUAL LEGAL DEPARTMENT
                          1201 THIRD AVENUE, WMT 1706
                           SEATTLE, WASHINGTON 98101
                                 (206) 377-7837
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                              -------------------
                                   COPIES TO:
                              MARK R. LEVIE, ESQ.
                       ORRICK, HERRINGTON & SUTCLIFFE LLP
                               405 HOWARD STREET
                            SAN FRANCISCO, CA 94105
                              -------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALES TO THE PUBLIC: From time to time after the effective date of this Registration Statement.
                              -------------------
    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]
    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____
    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____
    If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [ ]
    If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]
                              -------------------
                        CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                                                         PROPOSED        PROPOSED
                                                                         MAXIMUM          MAXIMUM          AMOUNT OF
         TITLE OF EACH CLASS OF SECURITIES             AMOUNT TO BE   OFFERING PRICE     AGGREGATE       REGISTRATION
                 TO BE REGISTERED                       REGISTERED      PER UNIT(1)   OFFERING PRICE(1)      FEE(3)
Mortgage Pass-Through Certificates, Mortgage Trust
  Certificates and Mortgage-Backed Notes(2)........  $100,000,000,000      100%       $100,000,000,000    $10,700,000
=====================================================================================================================


(1) Estimated solely for the purpose of calculating the registration fee.
(2) Includes Mortgage Pass-Through Certificates, Mortgage Trust Certificates and Mortgage-Backed Notes that may be issuable upon exchange of any exchangeable Mortgage Pass-Through Certificates, Mortgage Trust Certificates or Mortgage-Backed Notes, as described under 'Description of the Securities -- Exchangeable Securities' in the basic prospectus. Pursuant to Rule 457(i) under the Securities Act of 1933, no additional registration fee is required with respect to these securities.


(3) $107.00 of which was paid in connection with the initial filing of this Registration Statement. In addition, a filing fee of $706,462.07 was paid with Registration Statement No. 333-123034 in connection with $6,002,226,650 of unissued securities registered by WaMu Asset Acceptance Corp. under Registration Statement No. 333-123034, initially filed on February 28, 2005, and is being offset against the total filing fee due for this Registration Statement pursuant to Rule 457(p) of the General Rules and Regulations under the Securities Act of 1933, as amended.

                              -------------------
    The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
________________________________________________________________________________

                                EXPLANATORY NOTE

    This Registration Statement consists of (i) a basic prospectus, (ii) an illustrative form of prospectus supplement for use in any offering of Mortgage Pass-Through Certificates ('Version 1'), (iii) an illustrative form of prospectus supplement for use in an offering of Mortgage Pass-Through Certificates with a specified structure of multiple classes of senior and subordinate certificates ('Version 2'), and (iv) an illustrative form of prospectus supplement for use in an offering of Mortgage-Backed Notes ('Version 3').

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                             SUBJECT TO COMPLETION
                  PRELIMINARY PROSPECTUS, DATED JANUARY 3, 2006


PROSPECTUS

                       MORTGAGE PASS-THROUGH CERTIFICATES
                          MORTGAGE TRUST CERTIFICATES
                             MORTGAGE-BACKED NOTES
                              (ISSUABLE IN SERIES)

                          WAMU ASSET ACCEPTANCE CORP.
                                   DEPOSITOR

--------------------------------------------------------------------------------

       YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 5 OF THIS PROSPECTUS AND IN THE PROSPECTUS SUPPLEMENT.

       The prospectus together with the accompanying prospectus supplement will constitute the full prospectus.

--------------------------------------------------------------------------------

THE SECURITIES:

       WaMu Asset Acceptance Corp., as depositor, will sell the securities, which may be in the form of mortgage pass-through certificates, mortgage-backed notes or mortgage trust certificates. Each issue of securities will have its own series designation and will evidence either:

               the ownership of assets held by a trust, or

               debt obligations secured by assets held by a trust.

THE TRUST AND ITS ASSETS:

       The assets of a trust will primarily include any combination of various types of:

               one-to-four-family residential first and junior lien mortgage loans,

               multifamily first and junior mortgage loans,

               commercial first and junior mortgage loans,

               mixed-use residential and commercial first and junior mortgage loans,

               home equity lines of credit,

               cooperative apartment loans, or

               home equity revolving lines of credit, including partial balances of those lines of credit or beneficial interests in those lines of credit.

       The assets of the trust may also include mortgage securities and rights to excess servicing fees.

       The assets of the trust for a series of securities may also include financial guaranty insurance policies, pool insurance policies, letters of credit, reserve funds or currency or interest rate exchange agreements or any combination of credit support. Credit enhancement may also be provided by means of subordination of one or more classes of securities, by cross-collateralization or by overcollateralization.

       NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

              The date of this prospectus is [           ], 2005.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

    We provide information to you about the offered securities in two separate documents that progressively provide more detail:

             this prospectus, which provides general information, some of which may not apply to your series of securities; and

             the accompanying prospectus supplement, which describes the specific terms of your series of securities.

    You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus or the accompanying prospectus supplement as of any date other than the dates stated on their respective covers.

    We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

    Several capitalized terms are used in this prospectus to assist you in understanding the terms of the securities. Some of the capitalized terms used in this prospectus are defined in the glossary beginning on page 142 in this prospectus.

                               TABLE OF CONTENTS

                                         PAGE
                                         ----
RISK FACTORS...........................    5
ADDITIONAL RISK FACTORS APPLICABLE TO
  NEGATIVE AMORTIZATION LOANS..........   25
DESCRIPTION OF THE TRUSTS..............   28
    Description of the Mortgage Assets
      to be Held By a Trust............   28
    Mortgage Loan Information in
      Prospectus Supplement............   35
    Static Pool Information............   36
DESCRIPTION OF THE PRE-FUNDING ACCOUNT
  FOR THE PURCHASE OF ADDITIONAL
  MORTGAGE LOANS.......................   36
THE DEPOSITOR, THE SPONSOR, THE
  SERVICER AND CERTAIN OTHER
  TRANSACTION PARTIES..................   37
USE OF PROCEEDS........................   37
YIELD AND MATURITY CONSIDERATIONS......   38
    Maturity and Weighted Average
      Life.............................   40
THE DEPOSITOR'S MORTGAGE LOAN PURCHASE
  PROGRAM..............................   43
    Underwriting Standards.............   43
    Qualifications of Originators and
      Mortgage Loan Sellers............   45
DESCRIPTION OF THE SECURITIES..........   45
    Form of Securities.................   46
    Exchangeable Securities............   49
    Assignment of Trust Assets;
      Review of Files by Trustee.......   51
    Representations and Warranties
      Regarding the Mortgage Loans;
      Remedies for Breach..............   52
    Establishment of Custodial Account;
      Deposits to Custodial Account In
      Respect of Trust Assets..........   54
    Deposits to Distribution Account...   58
    Distributions on the Securities....   58
    Advances by Servicer in Respect of
      Delinquencies on the Trust
      Assets...........................   60
    Form of Reports to
      Securityholders..................   61
    Collection and Other Servicing
      Procedures Employed by the
      Servicer, Manager, Bond
      Administrator or Certificate
      Administrator....................   61
    Description of Sub-Servicing.......   63
    Procedures for Realization Upon
      Defaulted Mortgage Assets........   64
    Retained Interest; Servicing or
      Administration Compensation and
      Payment of Expenses..............   65
    Annual Servicing Compliance
      Reports..........................   66
    Matters Regarding the Servicer and
      the Depositor....................   67
    Events of Default Under the
      Governing Agreement and Rights
      Upon Events of Default...........   67
    Amendment of the Governing
      Agreements.......................   70
    Termination of the Trust and
      Disposition of Trust Assets......   71
    Description of the Trustee.........   71
    Duties of the Trustee..............   72
DESCRIPTION OF CREDIT SUPPORT..........   73
    Subordination......................   73
    Letter of Credit...................   74
    Mortgage Pool Insurance Policy.....   76
    Special Hazard Insurance Policy....   77
    Bankruptcy Bond....................   79
    Fraud Bond.........................   79
    Financial Guarantee Insurance......   79
    Reserve Fund.......................   79
    Overcollateralization..............   79
    Cross-Support Features.............   80
OTHER FINANCIAL OBLIGATIONS RELATED TO
  THE SECURITIES.......................   80
    Swaps and Yield Supplement
      Agreements.......................   80
    Purchase Obligations...............   80
    Mandatory Auctions.................   81
DESCRIPTION OF PRIMARY INSURANCE
  POLICIES.............................   82
    Primary Mortgage Insurance
      Policies.........................   82
    Primary Hazard Insurance
      Policies.........................   82
    FHA Insurance......................   83
    VA Guarantees......................   86
LEGAL ASPECTS OF MORTGAGE ASSETS.......   86
    Mortgage Loans.....................   87
    Cooperative Loans..................   87
    Foreclosure on Mortgages...........   88
    Foreclosure on Mortgaged Properties
      Located in the Commonwealth of
      Puerto Rico......................   90
    Foreclosure on Cooperative
      Shares...........................   90
    Rights of Redemption with Respect
      to Mortgage Loans................   91
    Anti-Deficiency Legislation and
      Other Limitations on Lenders.....   91
    Junior Mortgages...................   93
    Home Equity Line of Credit Loans...   93
    Enforceability of Due-on-Sale
      Clauses..........................   94
    Prepayment Charges and
      Prepayments......................   94
    Leases and Rents...................   94
    Subordinate Financing..............   95
    Applicability of Usury Laws........   95
    Alternative Mortgage Instruments...   95
    Servicemembers Civil Relief Act....   96
    Environmental Legislation..........   96
    Forfeitures in Drug and RICO
      Proceedings......................   97

                                         PAGE
                                         ----
    Negative Amortization Loans........   97
MATERIAL FEDERAL INCOME TAX
  CONSEQUENCES.........................   98
    General............................   98
    Opinions...........................   99
    REMICs.............................  100
    Taxation of Owners of REMIC Regular
      Certificates.....................  101
    Taxation of Owners of REMIC
      Residual Certificates............  108
    Matters Relevant to Holders of All
      REMIC Certificates...............  113
    Withholding Regulations............  118
    Notes..............................  118
    Grantor Trusts.....................  118
    Partnership Trusts.................  126
    Tax Return Disclosure and Investor
      List Requirements................  131
STATE AND OTHER TAX CONSEQUENCES.......  131
ERISA CONSIDERATIONS...................  131
    Plan Asset Regulation..............  132
    Underwriter's and WCC Exemption....  132
    Other Exemptions...................  135
    Insurance Company General
      Accounts.........................  136
    Representations from Investing
      Plans............................  136
    Tax-Exempt Plan Investors..........  136
    Consultation with Counsel..........  137
CERTAIN LEGAL INVESTMENT ASPECTS.......  137
METHODS OF DISTRIBUTION................  139
LEGAL MATTERS..........................  140
FINANCIAL INFORMATION..................  140
RATINGS................................  140
AVAILABLE INFORMATION..................  140
INCORPORATION OF CERTAIN INFORMATION BY
  REFERENCE............................  140
GLOSSARY...............................  142
APPENDIX A: Global Clearance,
  Settlement and Tax Documentation
  Procedures With Respect to Book-Entry
  Securities...........................  147

                                  RISK FACTORS

    THE OFFERED SECURITIES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS. IN PARTICULAR, YOU SHOULD NOT PURCHASE THE OFFERED SECURITIES UNLESS YOU UNDERSTAND AND ARE ABLE TO BEAR THE PREPAYMENT, CREDIT, LIQUIDITY AND MARKET RISKS ASSOCIATED WITH THE SECURITIES.

    YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS IN CONNECTION WITH THE PURCHASE OF THE OFFERED SECURITIES AS WELL AS THE ADDITIONAL RISK FACTORS IN THE PROSPECTUS SUPPLEMENT RELATED TO YOUR SECURITY AND, IF APPLICABLE, THE ADDITIONAL RISK FACTORS DESCRIBED UNDER 'ADDITIONAL RISK FACTORS APPLICABLE TO NEGATIVE AMORTIZATION LOANS' BELOW.

THE SECURITIES WILL HAVE LIMITED                  There can be no assurance that a resale market for the
LIQUIDITY SO INVESTORS MAY BE UNABLE TO           securities of any series will develop following the issuance
SELL THEIR SECURITIES OR MAY BE FORCED TO         and sale of any series of securities. Even if a resale
SELL THEM AT A DISCOUNT FROM THEIR                market does develop, it may not provide securityholders
INITIAL OFFERING PRICE                            with liquidity of investment or continue for the life of the securities of any series. The prospectus supplement for any series of securities may indicate that an underwriter
                                                  specified in the prospectus supplement intends to establish a secondary market in the securities; however no
                                                  underwriter will be obligated to do so. As a result, any
                                                  resale prices that may be available for any offered security in any market that may develop may be at a discount
                                                  from the initial offering price. The offered securities will not be listed on any securities exchange.

CREDIT SUPPORT MAY BE LIMITED; THE FAILURE OF     Credit support is intended to reduce the effect of
CREDIT SUPPORT TO COVER LOSSES ON THE TRUST       delinquent payments or losses on the assets of the trust on
ASSETS WILL RESULT IN LOSSES ALLOCATED TO THE     those classes of securities that have the benefit of the
RELATED SECURITIES                                credit support. With respect to each series of securities, credit support may be provided in one or more of the forms referred to in this prospectus. Regardless of the form of
                                                  credit support provided, the amount of coverage will usually be limited in amount and in many cases will be subject to
                                                  periodic reduction in accordance with a schedule or formula.
                                                  Furthermore, credit support may provide only very limited
                                                  coverage as to particular types of losses or risks, and may provide no coverage as to other types of losses or risks. If losses on the trust assets exceed the amount of coverage
                                                  provided by any credit support or the losses are of a type not covered by any credit support, these losses will be
                                                  borne by the holders of the related securities or specific classes of the related securities. See 'Description of
                                                  Credit Support.'

THE MORTGAGED PROPERTIES MAY FAIL TO PROVIDE      The securities will be directly or indirectly backed by
ADEQUATE SECURITY FOR THE MORTGAGE LOANS          mortgage loans. If the mortgaged properties fail to provide adequate security for the mortgage loans held by a trust,
                                                  any resulting losses, to the extent not covered by credit
                                                  support, will be allocated to the related securities in the manner described in the related prospectus supplement and
                                                  consequently would adversely affect the yield to maturity on those securities. Some types of mortgage loans held by a
                                                  trust may have a greater likelihood of delinquency and
                                                  foreclosure than other mortgage loans, and a greater
                                                  likelihood of loss in the event of delinquency and
                                                  foreclosure. The prospectus supplement for each series of

                                                  securities will describe the mortgage loans that
                                                  are to be held by the trust issuing your security
                                                  and risks associated with those mortgage loans,
                                                  which you should carefully consider in connection
                                                  with the purchase of your security.

                                                  In addition, for some mortgage loans, the values of
                                                  the related mortgaged properties may have
                                                  substantially declined since the appraisals were
                                                  obtained in connection with the origination of
                                                  those mortgage loans. In the event that such a
                                                  mortgage loan becomes delinquent and is liquidated,
                                                  a larger loss may occur than would otherwise be
                                                  expected based on the appraised value.

FORECLOSURE OF MORTGAGE LOANS MAY RESULT IN       Even assuming that the mortgaged properties provide
LIMITATIONS OR DELAYS IN RECOVERY AND LOSSES      adequate security for the mortgage loans,
ALLOCATED TO THE SECURITIES                       substantial delays can be encountered in connection
                                                  with the liquidation of defaulted mortgage loans,
                                                  and corresponding delays in the receipt of related
                                                  proceeds by the securityholders could occur. An
                                                  action to foreclose on a mortgaged property
                                                  securing a mortgage loan is regulated by state
                                                  statutes, rules and judicial decisions and is
                                                  subject to many of the delays and expenses of other
                                                  lawsuits if defenses or counterclaims are
                                                  interposed, sometimes requiring several years to
                                                  complete. In several states an action to obtain a
                                                  deficiency judgment is not permitted following a
                                                  nonjudicial sale of a mortgaged property. In the
                                                  event of a default by a mortgagor, these
                                                  restrictions may impede the ability of the servicer
                                                  to foreclose on or sell the mortgaged property or
                                                  to obtain liquidation proceeds sufficient to repay
                                                  all amounts due on the related mortgage loan. The
                                                  servicer will be entitled to deduct from
                                                  liquidation proceeds all advances of scheduled
                                                  principal and interest and all expenses incurred in
                                                  attempting to recover amounts due on the related
                                                  liquidated mortgage loan and not yet repaid,
                                                  including payments to prior lienholders, legal fees
                                                  and costs of legal action, real estate taxes,
                                                  maintenance and preservation expenses and other
                                                  reimbursable servicing advances. If any mortgaged
                                                  properties fail to provide adequate security for
                                                  the mortgage loans held by the trust issuing your
                                                  security and insufficient funds are available from
                                                  any applicable credit support, you could experience
                                                  a loss on your investment.

                                                  Liquidation expenses with respect to defaulted
                                                  mortgage loans do not vary directly with the
                                                  outstanding principal balance of the loan at the
                                                  time of default. Therefore, assuming that a
                                                  servicer takes the same steps in realizing upon a
                                                  defaulted mortgage loan having a small remaining
                                                  principal balance as it would in the case of a
                                                  defaulted mortgage loan having a larger principal
                                                  balance, the amount realized after expenses of
                                                  liquidation would be less as a percentage of the
                                                  outstanding principal balance of the smaller
                                                  principal balance mortgage loan than would be the
                                                  case with a larger principal balance loan.

THERE MAY BE A GREATER LIKELIHOOD OF LOSSES ON    Each mortgage loan to be transferred to a trust
MORTGAGE LOANS ORIGINATED UNDER SOME              will have been originated in accordance with the
UNDERWRITING STANDARDS                            underwriting standards applied by the originator of
                                                  that mortgage loan. Underwriting standards may vary
                                                  significantly among originators. While the
                                                  underwriting standards of each originator will have
                                                  been approved by an affiliate of the depositor, the
                                                  underwriting standards, including documentation
                                                  requirements, of some originators may be less
                                                  restrictive than those of other originators.
                                                  Moreover, some underwriting standards may result in
                                                  a less accurate assessment of the borrower's credit
                                                  standing and repayment ability and/or the value and
                                                  adequacy of the related property as collateral. As
                                                  a result, there may be a greater likelihood of
                                                  default on mortgage loans originated under some
                                                  underwriting standards, and a greater likelihood
                                                  that the related mortgaged properties will fail to
                                                  provide adequate security in the event of such
                                                  default. In turn, there may be a greater likelihood
                                                  that losses, to the extent not covered by credit
                                                  support, will be allocated to the related
                                                  securities.

MORTGAGED PROPERTIES ARE SUBJECT TO               Under various federal, state and local
ENVIRONMENTAL RISKS AND THE COST OF               environmental laws, ordinances and regulations, a
ENVIRONMENTAL CLEAN-UP MAY INCREASE LOSSES ON     current or previous owner of real property may be
THE MORTGAGE LOANS                                liable for the costs of removal or remediation of
                                                  hazardous or toxic substances on, under or in the
                                                  property. These laws often impose liability whether
                                                  or not the owner or operator knew of, or was
                                                  responsible for, the presence of the hazardous or
                                                  toxic substances. A lender also risks liability on
                                                  foreclosure of the mortgage on the property. In
                                                  addition, the presence of hazardous or toxic
                                                  substances, or the failure to properly remediate
                                                  the property, may adversely affect the owner's or
                                                  operator's ability to sell the property. Although
                                                  the incidence of environmental contamination of
                                                  residential properties is less common than that for
                                                  commercial properties, some mortgage loans held by
                                                  a trust could be secured by mortgaged properties
                                                  that are subject to environmental law violations.
                                                  The servicer is generally prohibited from
                                                  foreclosing on a mortgaged property unless it has
                                                  taken adequate steps to ensure environmental
                                                  compliance with respect to the mortgaged property.
                                                  However, if the servicer errs and forecloses on
                                                  mortgaged property that is subject to environmental
                                                  law violations, or to the extent a mortgage loan
                                                  seller does not provide adequate representations
                                                  and warranties against environmental law
                                                  violations, or is unable to honor its obligations,
                                                  including the obligation to repurchase a mortgage
                                                  loan upon the breach of a representation or
                                                  warranty, a trust could experience losses which, to
                                                  the extent not covered by credit support, could
                                                  adversely affect the yield to maturity on the
                                                  securities issued by that trust.

THE RATINGS OF YOUR SECURITIES MAY BE LOWERED OR  It is a condition to the issuance of the securities
WITHDRAWN WHICH MAY ADVERSELY AFFECT THE          that each series of securities be rated in one of
LIQUIDITY OR MARKET VALUE OF YOUR SECURITIES      the four highest rating categories by a nationally
                                                  recognized statistical rating agency. A security
                                                  rating is not a recommendation to buy, sell or hold
                                                  securities and may be subject to revision or
                                                  withdrawal at any time. No person is obligated to
                                                  maintain the rating on any security, and
                                                  accordingly, there can be no assurance that the
                                                  ratings assigned to any security on the date on
                                                  which the security is originally issued will not be
                                                  lowered or withdrawn by a rating agency at any time
                                                  thereafter. The ratings of any series of securities
                                                  by any applicable rating agency may be lowered
                                                  following the initial issuance of the securities as
                                                  a result of factors that the rating agency
                                                  considers significant, such as the downgrading of
                                                  the obligations of any applicable credit support
                                                  provider, or as a result of losses on the related
                                                  mortgage assets in excess of the levels
                                                  contemplated by the rating agency at the time of
                                                  its initial rating analysis. None of the sponsor,
                                                  the depositor, the servicer or any of their
                                                  respective affiliates will have any obligation to
                                                  replace or supplement any credit support, or to
                                                  take any other action to maintain any ratings of
                                                  any series of securities. If any rating is revised
                                                  or withdrawn, the liquidity or the market value of
                                                  your security may be adversely affected.

FAILURE OF THE MORTGAGE LOAN SELLER OR            Generally, each mortgage loan seller will have made
ORIGINATOR TO REPURCHASE OR REPLACE A MORTGAGE    representations and warranties in respect of the
LOAN MAY RESULT IN LOSSES ALLOCATED TO THE        mortgage loans sold by the mortgage loan seller and
RELATED SECURITIES                                related to a series of securities. If the mortgage
                                                  loan seller did not originate the mortgage loans
                                                  that it sold, the representations and warranties
                                                  may in some cases instead have been made by the
                                                  originator. In the event of a breach of a mortgage
                                                  loan seller's or originator's representation or
                                                  warranty that materially adversely affects the
                                                  interests of the securityholders or the trust in a
                                                  mortgage loan, the mortgage loan seller or
                                                  originator will be obligated to cure the breach or
                                                  repurchase or, if permitted, replace the mortgage
                                                  loan as described under 'Description of the
                                                  Securities--Representations and Warranties
                                                  Regarding the Mortgage Loans; Remedies for Breach.'
                                                  However, there can be no assurance that a mortgage
                                                  loan seller or originator will honor its obligation
                                                  to cure, repurchase or, if permitted, replace any
                                                  mortgage loan as to which a breach of a
                                                  representation or warranty arises. A mortgage loan
                                                  seller's or originator's failure or refusal to
                                                  honor its repurchase obligation could lead to
                                                  losses that, to the extent not covered by credit
                                                  support, may adversely affect the yield to maturity
                                                  of the securities issued by the trust.

                                                  When a mortgage loan seller or originator is
                                                  unable, or disputes its obligation, to repurchase
                                                  affected mortgage loans from the trust, the
                                                  servicer or, if multiple servicers, a designated
                                                  servicer, or the depositor may negotiate and enter
                                                  into one or more settlement agreements with the
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                                                  mortgage loan seller or originator that could
                                                  provide for the purchase of only a portion of the
                                                  affected mortgage loans. Any settlement could lead
                                                  to losses on the mortgage loans which would be
                                                  borne by the related securities. The depositor will
                                                  not be obligated to purchase a mortgage loan if a
                                                  mortgage loan seller or originator defaults on its
                                                  obligation to do so, and no assurance can be given
                                                  that the mortgage loan sellers or originators will
                                                  carry out their repurchase obligations. In no event
                                                  will any other person be obligated to purchase any
                                                  mortgage loan. A default by a mortgage loan seller
                                                  or originator is not a default by the depositor or
                                                  by the servicer. Any mortgage loan not so
                                                  repurchased or substituted for will continue to be
                                                  held by the trust and any related losses will be
                                                  allocated to the related credit support, to the
                                                  extent available, and otherwise to one or more
                                                  classes of securities issued by the trust.

                                                  The representations and warranties of a mortgage
                                                  loan seller or originator in respect of a mortgage
                                                  loan may have been made as of a date prior to the
                                                  date of initial issuance of the related series of
                                                  securities, and a substantial period of time may
                                                  have elapsed between the date as of which the
                                                  representations and warranties were made and the
                                                  date of initial issuance of the related series of
                                                  securities. Accordingly, the occurrence of events
                                                  during this period that are not covered by a
                                                  mortgage loan seller's or originator's repurchase
                                                  or substitution obligation could lead to losses
                                                  that, to the extent not covered by credit support,
                                                  may adversely affect the yield to maturity of the
                                                  related securities.

THE YIELD TO MATURITY ON YOUR SECURITIES WILL     The timing of principal payments on the securities
DEPEND ON A VARIETY OF FACTORS INCLUDING          of a series will be affected by a number of
PREPAYMENTS                                       factors, including the following:

                                                     the extent of prepayments on the underlying
                                                     assets held by the trust;

                                                     how payments of principal are allocated among
                                                     the classes of securities of that series as
                                                     specified in the related prospectus supplement;

                                                     if any party has an option to terminate the
                                                     related trust early, the effect of the exercise of
                                                     the option;

                                                     the rate and timing of defaults and losses on
                                                     the assets held by the trust;

                                                     repurchases of assets of the trust as a result
                                                     of material breaches of representations and
                                                     warranties made by the depositor or a mortgage
                                                     loan seller or originator; and

                                                     with respect to a trust holding home equity
                                                     revolving credit loans, additional draws on under
                                                     the related credit line agreements.

                                                  Prepayments on mortgage loans may be influenced by
                                                  prevailing mortgage interest rates. In general, in
                                                  the case
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                                                  of fixed-rate mortgage loans, and in the case of
                                                  ARM Loans during an initial fixed-rate period, if
                                                  prevailing mortgage interest rates decline
                                                  significantly below the mortgage interest rates on
                                                  the mortgage loans, the prepayment rate may
                                                  increase. In addition, if prevailing mortgage
                                                  interest rates decline significantly, ARM Loans
                                                  could be subject to higher prepayment rates both
                                                  during and after any initial fixed-rate period
                                                  because the availability of fixed-rate mortgage
                                                  loans at competitive interest rates may encourage
                                                  mortgagors to refinance their mortgage loans to
                                                  'lock in' lower fixed interest rates.

                                                  Penalties for early prepayment may also affect the
                                                  prepayment rate, as they may discourage mortgagors
                                                  from prepaying their mortgage loans during the
                                                  period such prepayment penalties are in effect,
                                                  even in a declining interest rate environment.

                                                  To the extent that a mortgage loan contains a
                                                  'due-on-sale' clause and such clause is exercised,
                                                  the sale of a mortgaged property may also cause a
                                                  prepayment in full on the related mortgage loan.

                                                  Local and regional economic conditions and
                                                  homeowner mobility may also affect the prepayment
                                                  rate.

                                                  To the extent amounts in any pre-funding account
                                                  have not been used to purchase additional mortgage
                                                  loans, holders of the related securities may
                                                  receive an additional prepayment.

                                                  The rate of prepayment of the mortgage loans
                                                  included in or underlying the assets held by each
                                                  trust may affect the yield to maturity of the
                                                  securities. In general, if you purchase a class of
                                                  offered securities at a price higher than its
                                                  outstanding principal balance and principal
                                                  distributions on your class occur faster than you
                                                  anticipate at the time of purchase, the yield will
                                                  be lower than you anticipate. Conversely, if you
                                                  purchase a class of offered securities at a price
                                                  lower than its outstanding principal balance and
                                                  principal distributions on that class occur more
                                                  slowly than you anticipate at the time of purchase,
                                                  the yield will be lower than you anticipate.

                                                  The yield to maturity on some types of classes of
                                                  securities, including securities that are entitled
                                                  to principal distributions only or interest
                                                  distributions only, securities as to which all or a
                                                  portion of accrued interest will not be distributed
                                                  but rather added to the principal balance of the
                                                  security, and securities with an interest rate
                                                  which fluctuates inversely with an index, may be
                                                  relatively more sensitive to the rate of prepayment
                                                  on the related mortgage loans than other classes of
                                                  securities and, if applicable, to the occurrence of
                                                  an early retirement of the securities. The
                                                  prospectus supplement for a series will set forth
                                                  the related classes of securities that may be more
                                                  sensitive to prepayment rates.
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                                                  See 'Yield and Maturity Considerations' in this
                                                  prospectus.

THE EXERCISE OF AN OPTIONAL TERMINATION RIGHT     The prospectus supplement for each series of
WILL AFFECT THE YIELD TO MATURITY ON THE RELATED  securities will identify the party or parties that
SECURITIES                                        may, at its option, purchase the assets held by the
                                                  trust if the aggregate principal balance of the
                                                  mortgage loans and other assets held by the trust
                                                  is less than the percentage specified in the
                                                  related prospectus supplement of the aggregate
                                                  principal balance of the outstanding mortgage loans
                                                  and other trust assets at the cut-off date for that
                                                  trust. The exercise of this option to terminate
                                                  will result in the early retirement of the
                                                  securities issued by that trust. The prospectus
                                                  supplement for each series of securities will state
                                                  the price to be paid by the terminating party and
                                                  the amounts that the holders of the securities will
                                                  be entitled to receive upon early retirement.

                                                  A trust may also be terminated and the securities
                                                  retired upon the determination of the depositor,
                                                  bond administrator or trustee, as applicable, based
                                                  upon an opinion of counsel, that the REMIC status
                                                  of the trust has been lost or that a substantial
                                                  risk exists that the REMIC status will be lost for
                                                  the then current tax year.

                                                  The termination of a trust and the early retirement
                                                  of securities by any party would decrease the
                                                  average life of the securities and would adversely
                                                  affect the holders of securities that are entitled
                                                  to interest distributions only. In addition, any
                                                  other class of securities purchased at a premium
                                                  could be adversely affected by an optional
                                                  termination.

VIOLATIONS OF CONSUMER PROTECTION LAWS MAY        Federal and state laws, public policy and general
RESULT IN LOSSES ON THE MORTGAGE LOANS AND THE    principles of equity relating to the protection of
SECURITIES BACKED BY THOSE MORTGAGE LOANS         consumers, unfair and deceptive practices and debt
                                                  collection practices:

                                                     regulate interest rates and other charges on
                                                     mortgage loans;

                                                     require specific disclosures to borrowers;

                                                     require licensing of originators; and

                                                     regulate generally the origination, servicing
                                                     and collection process for the mortgage loans.

                                                  Depending on the specific facts and circumstances
                                                  involved, violations may limit the ability of a
                                                  trust to collect all or a part of the principal of
                                                  or interest on the mortgage loans, may entitle the
                                                  borrower to a refund of amounts previously paid and
                                                  could result in liability for damages and
                                                  administrative enforcement against the originator
                                                  or an assignee of the originator, like a trust, or
                                                  the initial servicer or a subsequent servicer, as
                                                  the case may be. In particular, it is possible that
                                                  mortgage loans held by a trust will be subject to
                                                  the Home Ownership and Equity Protection Act of
                                                  1994 ('HOEPA'). HOEPA adds additional provisions to
                                                  Regulation Z, the
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                                                  implementing regulation of the Federal
                                                  Truth-In-Lending Act. These provisions impose
                                                  additional disclosure and other requirements on
                                                  creditors with respect to nonpurchase money
                                                  mortgage loans with interest rates or origination
                                                  costs in excess of prescribed levels. The
                                                  provisions of HOEPA apply to mortgage loans that
                                                  were originated on or after October 1, 1995. These
                                                  provisions can impose specific statutory
                                                  liabilities upon creditors who fail to comply with
                                                  their provisions and may affect the enforceability
                                                  of the related loans. In addition, any assignee of
                                                  the creditor, like a trust, would generally be
                                                  subject to all claims and defenses that the
                                                  consumer could assert against the creditor,
                                                  including the right to rescind the mortgage loan.
                                                  Class action lawsuits under HOEPA have been brought
                                                  naming as defendants securitization trusts like the
                                                  trusts described in this prospectus.

                                                  The mortgage loan seller or originator will
                                                  represent that all applicable federal and state
                                                  laws were complied with in connection with the
                                                  origination of the mortgage loans. If there is a
                                                  breach of a representation that materially and
                                                  adversely affects the interest of the trust, the
                                                  mortgage loan seller or originator will be
                                                  obligated to purchase the affected mortgage loan or
                                                  to substitute a qualifying replacement mortgage
                                                  loan. If the mortgage loan seller or originator
                                                  fails to repurchase or substitute, a trust could
                                                  experience losses which, to the extent not covered
                                                  by credit support, could adversely affect the yield
                                                  to maturity on the related securities. See 'Legal
                                                  Aspects of Mortgage Assets.'

MODIFICATION OF A MORTGAGE LOAN BY THE SERVICER   If a mortgage asset is in default or default is
MAY REDUCE THE YIELD ON THE RELATED SECURITIES    reasonably foreseeable, the servicer for the trust
                                                  or the underlying Mortgage Security, if it
                                                  determines that modification of the mortgage asset
                                                  could reasonably be expected to result in
                                                  collections and other recoveries for that mortgage
                                                  asset in excess of the liquidation proceeds that
                                                  would be recovered upon foreclosure of, or other
                                                  realization upon, that mortgage asset, may permit
                                                  modifications of the mortgage asset rather than
                                                  proceeding with foreclosure. Modification may have
                                                  the effect of reducing the interest rate on the
                                                  mortgage asset, forgiving the payment of principal
                                                  or interest or extending the final maturity date of
                                                  the mortgage asset. Any modified mortgage asset
                                                  held by the trust may result in reduced collections
                                                  from that mortgage asset and, to the extent not
                                                  covered by the related credit support, reduced
                                                  distributions on one or more classes of the related
                                                  securities. Any mortgage asset modified to extend
                                                  the final maturity of the mortgage asset may result
                                                  in extending the final maturity of one or more
                                                  classes of the related securities. See 'Collection
                                                  and Other Servicing Procedures Employed by the
                                                  Servicer.'

                                                  The servicing agreement may permit the servicer to
                                                  deliver to a lender an assignment of mortgage and
                                                  the related endorsed mortgage note in connection
                                                  with a refinance of
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                                                  the related mortgaged property. As a result, it may
                                                  be possible to refinance a mortgage loan through
                                                  modification of an existing mortgage note, reducing
                                                  the costs and documentation burden of the
                                                  refinancing. The depositor and its affiliates do
                                                  not have substantial experience with this method of
                                                  financing except in states, such as New York, in
                                                  which it is the usual standard of practice of
                                                  mortgage lending. It is unknown to what extent, if
                                                  any, the availability of refinancing through this
                                                  mechanism may affect the rate at which prepayments
                                                  on the mortgage loans would otherwise occur.

THE RETURN ON YOUR SECURITIES COULD BE REDUCED    Following the terrorist attacks in the United
DUE TO THE SERVICEMEMBERS CIVIL RELIEF ACT OR     States on September 11, 2001, the United States has
ANY COMPARABLE STATE LEGISLATION                  increased its active military operations
                                                  (including, most recently, significant military
                                                  actions in Iraq) and has placed a substantial
                                                  number of military reservists and members of the
                                                  National Guard on active duty status. It is
                                                  possible that the number of reservists and members
                                                  of the National Guard placed on active duty status
                                                  in the near future may increase. Calling
                                                  reservists, members of the National Guard and
                                                  civilians to active military duty may adversely
                                                  affect the performance of your securities. Under
                                                  the Servicemembers Civil Relief Act, as amended
                                                  (the 'Relief Act'), persons in active military
                                                  service are provided relief from the performance of
                                                  some payment obligations. The relief includes a
                                                  6.000% per annum interest rate cap on each mortgage
                                                  loan, provided that the mortgage loan was obtained
                                                  before the commencement of active military service.
                                                  In addition, all civil court actions, such as
                                                  bankruptcy and foreclosure proceedings, are
                                                  delayed. See 'Legal Aspects of Mortgage
                                                  Assets -- Servicemembers Civil Relief Act.'

                                                  State legislation may provide similar relief for
                                                  military personnel placed on active duty status.

                                                  The application of the interest rate cap to any
                                                  mortgage loan would result in securityholders
                                                  receiving less interest than they would otherwise
                                                  be entitled to (to the extent that the interest
                                                  rate otherwise payable by the borrower under the
                                                  terms of the applicable mortgage note exceeded
                                                  6.000%), unless covered by credit support described
                                                  in the related prospectus supplement.

                                                  The effect of a delay in foreclosure proceedings
                                                  with respect to any mortgage loan by application of
                                                  the Relief Act may be to cause a loss, or increase
                                                  the severity of any loss that would have otherwise
                                                  occurred, upon the final liquidation of the
                                                  mortgage loan. These losses would be allocated to
                                                  securityholders in the manner described in the
                                                  related prospectus supplement, unless covered by
                                                  credit support described in the prospectus
                                                  supplement.
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INTEREST ONLY LOANS HAVE A GREATER DEGREE OF      If the mortgage pool includes mortgage loans that
RISK IF A DEFAULT OCCURS BECAUSE THEY DO NOT      do not provide for any payments of scheduled
PROVIDE FOR ANY PAYMENTS OF SCHEDULED PRINCIPAL   principal during an initial interest-only period,
DURING AN INITIAL INTEREST-ONLY PERIOD            the related prospectus supplement will specify the
                                                  percentage of such interest only loans in the
                                                  mortgage pool. During the initial interest-only
                                                  period, monthly payments on the interest only loans
                                                  will be comprised solely of interest accrued on the
                                                  outstanding principal balance of the mortgage loan
                                                  during the preceding calendar month. Since the
                                                  mortgagors are not required to make scheduled
                                                  principal payments on these mortgage loans during
                                                  the interest-only period, the principal balance of
                                                  the mortgage loan may be higher than the principal
                                                  balance of a similar mortgage loan which requires
                                                  the payment of both principal and interest
                                                  throughout the entire term of the mortgage loan. A
                                                  higher principal balance may result in a greater
                                                  loss upon the liquidation of the mortgage loan due
                                                  to a default.

FOR TRANSACTIONS IN WHICH THE OFFERED SECURITIES ARE MORTGAGE PASS-THROUGH CERTIFICATES, INVESTORS
SHOULD CONSIDER THE FOLLOWING TEN RISK FACTORS:

THE TRUST MAY NOT HAVE A PERFECTED INTEREST IN    The servicer will be permitted to commingle
COLLECTIONS COMMINGLED BY THE SERVICER WITH ITS   collections on the mortgage loans with its own
OWN FUNDS, WHICH COULD CAUSE DELAYED OR REDUCED   funds, and may use the commingled funds for its own
DISTRIBUTIONS ON THE CERTIFICATES                 benefit. The trust may not have a perfected
                                                  interest in these amounts, and thus distributions
                                                  on the certificates could be delayed or reduced if
                                                  the servicer were to enter conservatorship,
                                                  receivership, or bankruptcy, were to become
                                                  insolvent, or were to fail to perform its
                                                  obligations under the related pooling agreement.

THE CONSERVATORSHIP, RECEIVERSHIP, BANKRUPTCY,    FOR TRANSACTIONS IN WHICH WMB ACTS AS THE INITIAL
OR INSOLVENCY OF WMB AS SERVICER, THE DEPOSITOR,  SERVICER, INVESTORS SHOULD CONSIDER THE FOLLOWING:
OR THE TRUST COULD RESULT IN DELAYED OR REDUCED   WMB is the initial servicer of the mortgage loans
DISTRIBUTIONS ON THE CERTIFICATES                 and provides administrative services to the
                                                  depositor. WMB is a federal savings association,
                                                  and its deposits are insured by the FDIC. If
                                                  certain events occur relating to WMB's financial
                                                  condition or the propriety of its actions, the FDIC
                                                  may be appointed as conservator or receiver
                                                  for WMB.

                                                  The FDIC may be able to obtain a stay of any action
                                                  by the trust, the trustee, or any holder of
                                                  certificates to enforce any obligations of WMB
                                                  under any transaction document or to collect any
                                                  amount owing by WMB under any transaction document.
                                                  The FDIC also may require that its claims process
                                                  be followed before payments on the mortgage loans
                                                  are released to the trustee. The delay caused by
                                                  any of these actions could result in losses to
                                                  holders of the certificates.

                                                  The FDIC, moreover, may have the power to choose
                                                  whether or not the terms of the transaction
                                                  documents will
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                                                  continue to apply. Thus, regardless of what the
                                                  transaction documents provide, the FDIC could:

                                                     authorize WMB to stop servicing the mortgage
                                                     loans or to stop providing administrative services
                                                     to the depositor;

                                                     prevent the appointment of a successor servicer
                                                     or the appointment of a successor administrator for
                                                     the depositor; or

                                                     alter the terms on which WMB continues to
                                                     service the mortgage loans or provide
                                                     administrative services to the depositor,
                                                     including the amount or the priority of the fees
                                                     paid to WMB.

                                                  If any of these events were to occur, the trust's
                                                  rights under the transaction documents may be
                                                  limited or eliminated. Such a repudiation by the
                                                  FDIC could also excuse the other parties to the
                                                  transaction documents from performing any of their
                                                  obligations. Payments to holders of the
                                                  certificates could be delayed or reduced. Holders
                                                  of the certificates also may suffer a loss if the
                                                  FDIC were to argue that any term of the transaction
                                                  documents violates applicable regulatory
                                                  requirements.

                                                  The depositor is a wholly-owned subsidiary of WMB.
                                                  Certain banking laws and regulations may apply not
                                                  only to WMB but to its subsidiaries as well. If the
                                                  depositor were found to have violated any of these
                                                  laws or regulations, holders of the certificates
                                                  could suffer a loss on their investment.

                                                  Arguments also may be made that the FDIC's rights
                                                  and powers extend to the depositor and the trust
                                                  and that, as a consequence, the FDIC could
                                                  repudiate or otherwise directly affect the rights
                                                  of holders of the certificates under the
                                                  transaction documents. If the FDIC were to take
                                                  this position, losses to holders of the
                                                  certificates could result.

                                                  In addition, no assurance can be given that the
                                                  FDIC would not attempt to exercise control over the
                                                  mortgage loans or the other assets of the depositor
                                                  or the trust on an interim or a permanent basis. If
                                                  this were to occur, distributions on the
                                                  certificates could be delayed or reduced.

                                                  Furthermore, if a conservator or receiver for WMB
                                                  were to argue that any of the conservator's or
                                                  receiver's administrative expenses relate to the
                                                  mortgage loans or the transaction documents, those
                                                  expenses could be paid from collections on the
                                                  mortgage loans before the trustee receives any
                                                  payments, which could result in losses to holders
                                                  of the certificates.

                                                  The depositor has been established and each trust
                                                  will have been established so as to minimize the
                                                  risk that either of them would become insolvent or
                                                  enter
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                                                  bankruptcy. Nevertheless, each of them may be
                                                  eligible to file for bankruptcy, and no assurance
                                                  can be given that the risk of insolvency or
                                                  bankruptcy has been eliminated. If the depositor or
                                                  the trust were to become insolvent or were to enter
                                                  bankruptcy, distributions on the certificates could
                                                  be delayed or reduced. Risks also exist that, if
                                                  the depositor or the trust were to enter
                                                  bankruptcy, the other entity and its assets
                                                  (including the mortgage loans) would be treated as
                                                  part of the bankruptcy estate.

                                                  Regardless of any decision made by the FDIC or
                                                  ruling made by a court, moreover, the mere fact
                                                  that WMB, the depositor, the trust, or any of their
                                                  affiliates has become insolvent or entered
                                                  conservatorship, receivership, or bankruptcy could
                                                  have an adverse effect on the value of the mortgage
                                                  loans and on the liquidity and value of the
                                                  certificates.

                                                  There may be other possible effects of a
                                                  receivership, conservatorship, bankruptcy, or
                                                  insolvency of WMB, the depositor, or the trust that
                                                  could result in delays or reductions in
                                                  distributions on the certificates.

THE CONSERVATORSHIP, RECEIVERSHIP, OR INSOLVENCY  FOR TRANSACTIONS IN WHICH WMB IS A MORTGAGE LOAN
OF WMB AS MORTGAGE LOAN SELLER COULD RESULT IN    SELLER, INVESTORS SHOULD CONSIDER THE FOLLOWING:
DELAYED OR REDUCED DISTRIBUTIONS ON THE           WMB sells mortgage loans to the depositor. WMB is a
CERTIFICATES                                      federal savings association, and its deposits are
                                                  insured by the FDIC. If certain events occur
                                                  relating to WMB's financial condition or the
                                                  propriety of its actions, the FDIC may be appointed
                                                  as conservator or receiver for WMB.

                                                  WMB will treat its transfer of mortgage loans to
                                                  the depositor as a sale. Arguments may be made,
                                                  however, that the transfer of the mortgage loans
                                                  constitutes only the grant of a security interest
                                                  under applicable law.

                                                  Nevertheless, the FDIC has issued a regulation
                                                  surrendering certain rights to reclaim, recover, or
                                                  recharacterize a financial institution's transfer
                                                  of financial assets such as the mortgage loans if:

                                                     the transfer involved a securitization of the
                                                     financial assets and meets specified conditions for
                                                     treatment as a sale under relevant accounting
                                                     principles;

                                                     the financial institution received adequate
                                                     consideration for the transfer;

                                                     the parties intended that the transfer
                                                     constitute a sale for accounting purposes; and

                                                     the financial assets were not transferred
                                                     fraudulently, in contemplation of the financial
                                                     institution's insolvency, or with the intent to
                                                     hinder, delay, or defraud the financial
                                                     institution or its creditors.

                                                  WMB's transfer of the mortgage loans will be
                                                  intended to satisfy all of these conditions.
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                                                  If a condition required under the FDIC's regulation
                                                  were found not to have been met, however, the FDIC
                                                  could seek to reclaim, recover, or recharacterize
                                                  WMB's transfer of the related mortgage loans. The
                                                  FDIC may not be subject to an express time limit in
                                                  deciding whether to take these actions, and a delay
                                                  by the FDIC in making a decision could result in
                                                  delays or reductions in distributions on the
                                                  certificates. If the FDIC were successful in any of
                                                  these actions, moreover, holders of the
                                                  certificates may not be entitled under applicable
                                                  law to the full amount of their damages.

                                                  Even if the conditions set forth in the regulation
                                                  were satisfied and the FDIC did not reclaim,
                                                  recover, or recharacterize WMB's transfer of the
                                                  related mortgage loans, distributions to holders of
                                                  the certificates could be delayed or reduced if WMB
                                                  entered conservatorship or receivership.

                                                  The FDIC may be able to obtain a stay of any action
                                                  by the trust, the trustee, the servicer, or any
                                                  holder of certificates to enforce any obligations
                                                  of WMB under any transaction document or to collect
                                                  any amount owing by WMB under any transaction
                                                  document. The FDIC also may require that its claims
                                                  process be followed before payments on the mortgage
                                                  loans are released to the trustee. The delay caused
                                                  by any of these actions could result in losses to
                                                  holders of the certificates.

                                                  The FDIC, moreover, may have the power to choose
                                                  whether or not the terms of the transaction
                                                  documents will continue to apply. Thus, regardless
                                                  of what the transaction documents provide, the FDIC
                                                  could authorize WMB to refuse to perform its
                                                  obligations under the mortgage loan sale agreement
                                                  pursuant to which it sold mortgage loans to the
                                                  depositor, including its obligations to make
                                                  payments or to repurchase or substitute for
                                                  mortgage loans.

                                                  If this were to occur, the trust's rights under the
                                                  transaction documents may be limited or eliminated.
                                                  Such a repudiation by the FDIC could also excuse
                                                  the other parties to the transaction documents from
                                                  performing any of their obligations. Payments to
                                                  holders of the certificates could be delayed or
                                                  reduced. Holders of the certificates also may
                                                  suffer a loss if the FDIC were to argue that any
                                                  term of the transaction documents violates
                                                  applicable regulatory requirements.

                                                  There may be other possible effects of a
                                                  receivership, conservatorship, bankruptcy, or
                                                  insolvency of WMB, the depositor, or the trust that
                                                  could result in delays or reductions in
                                                  distributions on the certificates.

THE CONSERVATORSHIP, RECEIVERSHIP, OR INSOLVENCY  FOR TRANSACTIONS IN WHICH WMB FSB IS A MORTGAGE
OF WMB FSB AS MORTGAGE LOAN SELLER COULD RESULT   LOAN SELLER, INVESTORS SHOULD CONSIDER THE
IN DELAYED OR REDUCED DISTRIBUTIONS ON THE        FOLLOWING:
CERTIFICATES
                                                  WMB fsb sells mortgage loans to the depositor. WMB
                                                  fsb is a federal savings bank, and its deposits are
                                                  insured by the FDIC. If certain events occur
                                                  relating to WMB fsb's financial condition or the
                                                  propriety of its actions, the FDIC may be appointed
                                                  as conservator or receiver for WMB fsb.

                                                  WMB fsb will treat its transfer of mortgage loans
                                                  to the depositor as a sale. Arguments may be made,
                                                  however, that the transfer of the mortgage loans
                                                  constitutes only the grant of a security interest
                                                  under applicable law.

                                                  Nevertheless, the FDIC has issued a regulation
                                                  surrendering certain rights to reclaim, recover, or
                                                  recharacterize a financial institution's transfer
                                                  of financial assets such as the mortgage loans if:

                                                     the transfer involved a securitization of the
                                                     financial assets and meets specified conditions for
                                                     treatment as a sale under relevant accounting
                                                     principles;

                                                     the financial institution received adequate
                                                     consideration for the transfer;

                                                     the parties intended that the transfer
                                                     constitute a sale for accounting purposes; and

                                                     the financial assets were not transferred
                                                     fraudulently, in contemplation of the financial
                                                     institution's insolvency, or with the intent to
                                                     hinder, delay, or defraud the financial
                                                     institution or its creditors.

                                                  WMB fsb's transfer of the mortgage loans will be
                                                  intended to satisfy all of these conditions.

                                                  If a condition required under the FDIC's regulation
                                                  were found not to have been met, however, the FDIC
                                                  could seek to reclaim, recover, or recharacterize
                                                  WMB fsb's transfer of the related mortgage loans.
                                                  The FDIC may not be subject to an express time
                                                  limit in deciding whether to take these actions,
                                                  and a delay by the FDIC in making a decision could
                                                  result in delays or reductions in distributions on
                                                  the certificates. If the FDIC were successful in
                                                  any of these actions, moreover, holders of the
                                                  certificates may not be entitled under applicable
                                                  law to the full amount of their damages.

                                                  Even if the conditions set forth in the regulation
                                                  were satisfied and the FDIC did not reclaim,
                                                  recover, or recharacterize WMB fsb's transfer of
                                                  the related mortgage loans, distributions to
                                                  holders of the certificates could be delayed or
                                                  reduced if WMB fsb entered conservatorship or
                                                  receivership.

                                                  The FDIC may be able to obtain a stay of any action
                                                  by the trust, the trustee, the servicer, or any
                                                  holder of certificates to enforce any obligations
                                                  of WMB fsb under

                                                  any transaction document or to collect any amount
                                                  owing by WMB fsb under any transaction document.
                                                  The FDIC also may require that its claims process
                                                  be followed before payments on the mortgage loans
                                                  are released to the trustee. The delay caused by
                                                  any of these actions could result in losses to
                                                  holders of the certificates.

                                                  The FDIC, moreover, may have the power to choose
                                                  whether or not the terms of the transaction
                                                  documents will continue to apply. Thus, regardless
                                                  of what the transaction documents provide, the FDIC
                                                  could authorize WMB fsb to refuse to perform its
                                                  obligations under the mortgage loan sale agreement
                                                  pursuant to which it sold mortgage loans to the
                                                  depositor, including its obligations to make
                                                  payments or to repurchase or substitute for
                                                  mortgage loans.

                                                  If this were to occur, the trust's rights under the
                                                  transaction documents may be limited or eliminated.
                                                  Such a repudiation by the FDIC could also excuse
                                                  the other parties to the transaction documents from
                                                  performing any of their obligations. Payments to
                                                  holders of the certificates could be delayed or
                                                  reduced. Holders of the certificates also may
                                                  suffer a loss if the FDIC were to argue that any
                                                  term of the transaction documents violates
                                                  applicable regulatory requirements.

                                                  There may be other possible effects of a
                                                  receivership, conservatorship, or insolvency of WMB
                                                  fsb that could result in delays or reductions in
                                                  distributions on the certificates.

THE BANKRUPTCY OR INSOLVENCY OF WMMSC COULD       FOR TRANSACTIONS IN WHICH WMMSC IS A MORTGAGE LOAN
RESULT IN DELAYED OR REDUCED DISTRIBUTIONS ON     SELLER, INVESTORS SHOULD CONSIDER THE FOLLOWING:
THE CERTIFICATES                                  WMMSC sells mortgage loans to the depositor. WMMSC
                                                  will represent and warrant in the mortgage loan
                                                  sale agreement that the transfer of the mortgage
                                                  loans to the depositor is an absolute sale, so that
                                                  the depositor is the sole owner of each mortgage
                                                  loan. WMMSC is eligible to be the debtor in a
                                                  bankruptcy case. If WMMSC were to become a debtor
                                                  in a bankruptcy case, and a party in interest
                                                  (including WMMSC itself) were to take the position
                                                  that the transfer of the mortgage loans to the
                                                  depositor is not a sale, but rather should be
                                                  recharacterized as the grant of a security interest
                                                  in the mortgage loans to secure a borrowing of
                                                  WMMSC, delays in distributions on the certificates
                                                  could result. If a court were to adopt such a
                                                  position, then delays or reductions in
                                                  distributions on the certificates could result.

                                                  WMMSC and the depositor have taken steps to
                                                  minimize the risk that in the event WMMSC were to
                                                  become the debtor in a bankruptcy case, a court
                                                  would order that the assets and liabilities of the
                                                  depositor be substantively consolidated with those
                                                  of WMMSC. The depositor is a separate special
                                                  purpose corporation. If a party in interest
                                                  (including WMMSC itself) asserted that the
                                                  depositor's

                                                  assets and liabilities should be consolidated with
                                                  those of WMMSC, delays in distributions on the
                                                  certificates could result. If the court ordered
                                                  that the depositor's assets and liabilities be
                                                  consolidated with those of WMMSC, there could be
                                                  delays or reductions in distributions on
                                                  certificates.

                                                  Should WMMSC go into bankruptcy, there could be
                                                  other adverse effects on the holders of the
                                                  certificates that could result in delays or
                                                  reductions in distributions on certificates. These
                                                  adverse effects could include, but may not be
                                                  limited to, one or more of the following. The
                                                  automatic stay provisions of the bankruptcy laws
                                                  could prevent (unless approval of the bankruptcy
                                                  court was obtained) any action by the depositor,
                                                  the trust, the trustee, the servicer, or any holder
                                                  of certificates to enforce any obligations of WMMSC
                                                  under any transaction document or to collect any
                                                  amount owing by WMMSC under any transaction
                                                  document. In addition, with the authorization of
                                                  the bankruptcy court, WMMSC may be able to
                                                  repudiate any of the transaction documents to which
                                                  it is a party. Such a repudiation would excuse
                                                  WMMSC from performing any of its obligations
                                                  (including payment obligations). The rights of the
                                                  trust under the transaction documents may be
                                                  limited or eliminated. Such a repudiation could
                                                  also excuse the other parties to the transaction
                                                  documents from performing any of their obligations.
                                                  In particular, WMMSC may be able to repudiate its
                                                  obligations to make payments or to repurchase or
                                                  substitute for mortgage loans as required by the
                                                  mortgage loan sale agreement.

                                                  Regardless of any ruling made by a court, moreover,
                                                  the mere fact that WMMSC or any of its affiliates
                                                  has become insolvent or gone into bankruptcy,
                                                  conservatorship, or receivership could have an
                                                  adverse effect on the value of the mortgage loans
                                                  and on the liquidity and value of the certificates.

                                                  There may be other possible effects of a bankruptcy
                                                  or insolvency of WMMSC that could result in delays
                                                  or reductions in distributions on the certificates.

THE BANKRUPTCY, CONSERVATORSHIP, RECEIVERSHIP,    FOR TRANSACTIONS IN WHICH AN ENTITY OTHER THAN WMB,
OR INSOLVENCY OF A MORTGAGE LOAN SELLER COULD     WMB FSB OR WMMSC IS A MORTGAGE LOAN SELLER,
RESULT IN DELAYED OR REDUCED DISTRIBUTIONS ON     INVESTORS SHOULD CONSIDER THE FOLLOWING:
THE CERTIFICATES
                                                  The transfer of mortgage loans by a mortgage loan
                                                  seller (other than WMB, WMB fsb or WMMSC) to WMB,
                                                  WMB fsb, WMMSC, or the depositor will be structured
                                                  as an absolute sale, so that the transferee is the
                                                  sole owner of each mortgage loan. If the mortgage
                                                  loan seller were to become the subject of a
                                                  receivership, conservatorship, bankruptcy, or other
                                                  insolvency proceeding, and a party in interest
                                                  (including the mortgage loan seller itself) were to
                                                  take the position that the transfer of the mortgage
                                                  loans is not a sale, but rather

                                                  should be recharacterized as the grant of a
                                                  security interest in the mortgage loans to secure a
                                                  borrowing of the mortgage loan seller, delays in
                                                  distributions on the certificates could result. If
                                                  a court (or other relevant entity) were to adopt
                                                  such a position, then delays or reductions in
                                                  distributions on the certificates could result.

REGULATORY ACTION WITH RESPECT TO WMB OR WMB FSB  Each of WMB and WMB fsb is regulated and supervised
COULD RESULT IN LOSSES                            by the Office of Thrift Supervision and the FDIC.
                                                  These regulatory authorities, and possibly others,
                                                  have broad powers of enforcement with respect to
                                                  WMB, WMB fsb, and their affiliates.

                                                  If any of these regulatory authorities were to
                                                  conclude that an obligation under a transaction
                                                  document to which WMB or WMB fsb is a party were an
                                                  unsafe or unsound practice or violated any law,
                                                  regulation, written condition, or agreement
                                                  applicable to WMB, WMB fsb, or their affiliates,
                                                  that authority may have the power to order WMB, WMB
                                                  fsb, or the related affiliate to rescind the
                                                  transaction document, to refuse to perform the
                                                  obligation, to amend the terms of the obligation,
                                                  or to take any other action determined by that
                                                  authority to be appropriate. In addition, WMB, WMB
                                                  fsb, or the related affiliate probably would not be
                                                  liable to holders of certificates for contractual
                                                  damages for complying with such an order, and
                                                  holders of certificates would be unlikely to have
                                                  any recourse against the regulatory authority.
                                                  Therefore, if such an order were issued,
                                                  distributions on the certificates could be delayed
                                                  or reduced.

                                                  In one case of which the depositor is aware, the
                                                  regulatory authority ordered the financial
                                                  institution to immediately resign as servicer and
                                                  to cease performing its duties as servicer within
                                                  approximately 120 days, to immediately withhold and
                                                  segregate funds from collections for payment of its
                                                  servicing fee (notwithstanding the priority of
                                                  payments in the securitization documents and the
                                                  perfected security interest of the relevant trust
                                                  in those funds), and to increase its servicing fee
                                                  percentage above that which was specified in the
                                                  securitization documents.

SOME INTERESTS COULD HAVE PRIORITY OVER THE       FOR TRANSACTIONS IN WHICH WMB FSB HOLDS SOME OR ALL
TRUST'S INTEREST IN THE MORTGAGE LOANS, WHICH     OF THE MORTGAGE NOTES AND MORTGAGES AS CUSTODIAN ON
COULD CAUSE DELAYED OR REDUCED DISTRIBUTIONS ON   BEHALF OF THE TRUST, INVESTORS SHOULD CONSIDER THE
THE CERTIFICATES                                  FOLLOWING:

                                                  The trustee will not physically possess some or all
                                                  of the mortgage notes and mortgages related to the
                                                  mortgage loans owned by the Trust. Instead, WMB fsb
                                                  will hold some or all of the mortgage notes and
                                                  mortgages as custodian on behalf of the trust. The
                                                  mortgage notes and mortgages held by WMB fsb will
                                                  not be endorsed or otherwise marked to reflect the
                                                  transfer to the trust, and assignments of the
                                                  mortgages to the trust will not be prepared or
                                                  recorded. As a result, if a third party were to
                                                  obtain physical possession of those mortgage notes
                                                  or

                                                  mortgages without actual knowledge of the prior
                                                  transfer to the trust, the trust's interest in
                                                  those mortgage notes and mortgages could be
                                                  defeated, thereby likely resulting in delays or
                                                  reductions in distributions on the certificates.

ASSIGNMENTS OF MORTGAGES TO THE TRUSTEE OR THE    FOR TRANSACTIONS IN WHICH WMB FSB HOLDS SOME OR ALL
TRUST WILL NOT BE PREPARED OR RECORDED            OF THE MORTGAGE NOTES AND MORTGAGES AS CUSTODIAN ON
                                                  BEHALF OF THE TRUST, INVESTORS SHOULD CONSIDER THE
                                                  FOLLOWING:

                                                  With respect to each mortgage held by WMB fsb as
                                                  custodian on behalf of the trust, an assignment of
                                                  the mortgage transferring the beneficial interest
                                                  under the mortgage to the trustee or the trust will
                                                  not be prepared or recorded. In addition, an
                                                  assignment of the mortgage will not be prepared or
                                                  recorded in connection with the sale of the
                                                  mortgage loan from the mortgage loan seller to the
                                                  depositor. In many states, the recording of a
                                                  separate assignment of the mortgage is not required
                                                  to validly transfer ownership of the mortgage loan.
                                                  However, at any time until an assignment of the
                                                  mortgage with respect to a mortgage loan is
                                                  recorded in the name of the trustee or the trust in
                                                  the appropriate jurisdiction, (a) the mortgage loan
                                                  seller, as the existing mortgagee of record, could
                                                  execute another assignment of mortgage to any party
                                                  with respect to such mortgage, which assignment of
                                                  mortgage could be recorded prior to any recording
                                                  of an assignment of the mortgage to the trustee or
                                                  the trust and which would support an adverse claim
                                                  of such other party with respect to the mortgage
                                                  loan and/or result in delay in enforcing the
                                                  mortgage, (b) the mortgage loan seller, as the
                                                  existing mortgagee of record, could execute and
                                                  deliver to the mortgagor an instrument of discharge
                                                  and satisfaction with respect to the mortgage,
                                                  which would generally be effective upon recording
                                                  to release the lien of such mortgage loan, (c) the
                                                  trustee or the trust may not have a claim against
                                                  the mortgagor for payments made to the mortgage
                                                  loan seller, as the existing mortgagee of record,
                                                  but instead may be required to proceed against the
                                                  mortgage loan seller to recover the amount of any
                                                  such payment made, (d) the trustee or the trust may
                                                  not be able, acting directly in its own name, to
                                                  enforce the mortgage against the related mortgaged
                                                  property or mortgagor and may be required to act
                                                  indirectly through the mortgage loan seller, as the
                                                  existing mortgagee of record, and (e) the mortgage
                                                  loan seller, and not the trustee or the trust,
                                                  would be entitled to receive any notice with
                                                  respect to any mortgage required to be given to the
                                                  mortgagee of record. The occurrence of any of these
                                                  could result in delays or reductions in
                                                  distributions on the certificates.

THE CONSERVATORSHIP, RECEIVERSHIP, OR INSOLVENCY  FOR TRANSACTIONS IN WHICH WMB FSB HOLDS SOME OR ALL
OF WMB FSB AS CUSTODIAN COULD RESULT IN DELAYED   OF THE MORTGAGE NOTES AND MORTGAGES AS CUSTODIAN ON
OR REDUCED DISTRIBUTIONS ON THE CERTIFICATES      BEHALF OF THE TRUST, INVESTORS SHOULD CONSIDER THE
                                                  FOLLOWING:

                                                  WMB fsb is the custodian of some or all of the
                                                  mortgage loan files. WMB fsb is a federal savings
                                                  bank, and its deposits are insured by the FDIC. If
                                                  certain events occur relating to WMB fsb's
                                                  financial condition or the propriety of its
                                                  actions, the FDIC may be appointed as conservator
                                                  or receiver for WMB fsb.

                                                  The FDIC may be able to obtain a stay of any action
                                                  by the trust, the trustee, the servicer, or any
                                                  holder of certificates to enforce any obligations
                                                  of WMB fsb under any transaction document or to
                                                  collect any amount owing by WMB fsb under any
                                                  transaction document. The FDIC also may require
                                                  that its claims process be followed before payments
                                                  on the mortgage loans are released to the trustee.
                                                  The delay caused by any of these actions could
                                                  result in losses to holders of the certificates.

                                                  The FDIC, moreover, may have the power to choose
                                                  whether or not the terms of the transaction
                                                  documents will continue to apply. Thus, regardless
                                                  of what the transaction documents provide, the FDIC
                                                  could:

                                                     authorize WMB fsb to stop providing custodial
                                                     services;

                                                     prevent the appointment of a successor
                                                     custodian; or

                                                     alter the terms on which WMB fsb continues to
                                                     provide custodial services, including the amount or
                                                     the priority of the fees paid to WMB fsb.

                                                  If any of these events were to occur, the trust's
                                                  rights under the transaction documents may be
                                                  limited or eliminated. Such a repudiation by the
                                                  FDIC could also excuse the other parties to the
                                                  transaction documents from performing any of their
                                                  obligations. Payments to holders of the
                                                  certificates could be delayed or reduced. Holders
                                                  of the certificates also may suffer a loss if the
                                                  FDIC were to argue that any term of the transaction
                                                  documents violates applicable regulatory
                                                  requirements.

                                                  The depositor is an affiliate of WMB fsb. Certain
                                                  banking laws and regulations may apply not only to
                                                  WMB fsb but to its affiliates as well. If the
                                                  depositor were found to have violated any of these
                                                  laws or regulations, holders of the certificates
                                                  could suffer a loss on their investment. Arguments
                                                  also may be made that the FDIC's rights and powers
                                                  extend to the depositor and the trust and that, as
                                                  a consequence, the FDIC could repudiate or
                                                  otherwise directly affect the rights of holders of
                                                  the certificates under the transaction documents.
                                                  If the FDIC were to take this position, losses to
                                                  holders of the certificates could result. In
                                                  addition, no assurance can be given that the FDIC
                                                  would not attempt to exercise control over the
                                                  mortgage loans or the other assets of the depositor
                                                  or the

                                                  trust on an interim or a permanent basis. If this
                                                  were to occur, distributions on the certificates
                                                  could be delayed or reduced.

                                                  Regardless of any decision made by the FDIC or
                                                  ruling made by a court, moreover, the mere fact
                                                  that WMB fsb or any of its affiliates has become
                                                  insolvent or entered conservatorship, receivership,
                                                  or bankruptcy could have an adverse effect on the
                                                  value of the mortgage loans and on the liquidity
                                                  and value of the certificates.

                                                  There may be other possible effects of a
                                                  receivership, conservatorship, or insolvency of WMB
                                                  fsb that could result in delays or reductions in
                                                  distributions on the certificates.

       ADDITIONAL RISK FACTORS APPLICABLE TO NEGATIVE AMORTIZATION LOANS

    THE FOLLOWING RISK FACTORS APPLY TO ANY OFFERED SECURITIES BACKED BY NEGATIVE AMORTIZATION LOANS. IF YOUR SECURITY IS BACKED BY NEGATIVE AMORTIZATION LOANS, AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT, YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS IN CONNECTION WITH THE PURCHASE OF YOUR SECURITY AS WELL AS THE OTHER RISK FACTORS IN THIS PROSPECTUS AND IN THE PROSPECTUS SUPPLEMENT RELATED TO YOUR SECURITY.

THE YIELD ON YOUR SECURITIES MAY BE               Each Negative Amortization Loan has a maximum
LIMITED BY MAXIMUM MORTGAGE INTEREST              mortgage interest rate, which may prevent the mortgage
RATES                                             interest rate on a mortgage loan from increasing, despite
                                                  prevailing market interest rates. As a result, the yield on your securities may be adversely affected.

INCREASES IN THE RELATED INDEX MAY INCREASE THE   After the initial fixed-rate period, the mortgage interest
LIKELIHOOD OF NEGATIVE AMORTIZATION               rate on each Negative Amortization Loan will be adjusted
                                                  monthly to equal the sum of the related index and a margin.
                                                  Since the mortgage interest rate on each Negative
                                                  Amortization Loan adjusts monthly and the minimum monthly
                                                  payment adjusts annually (unless the principal balance of
                                                  the mortgage loan would otherwise exceed a certain
                                                  percentage, specified in the related mortgage note and in
                                                  the related prospectus supplement, of its original
                                                  principal balance), increases in the index will cause a
                                                  larger portion of the minimum monthly payment to be
                                                  allocated to interest and a smaller portion to principal.
                                                  If the interest due on the Negative Amortization Loan
                                                  exceeds the minimum monthly payment, the excess interest
                                                  will be added to its outstanding principal balance in the
                                                  form of 'negative amortization.' In addition, on any
                                                  adjustment date until the fifth anniversary of the first
                                                  due date, the minimum monthly payment may not increase by
                                                  more than 7.5% (unless the principal balance of the
                                                  Negative Amortization Loan would otherwise exceed a
                                                  specified percentage of its original principal balance),
                                                  which may not be enough to raise the minimum monthly
                                                  payment to the amount necessary to avoid negative
                                                  amortization.

                                                  Increases in the related index are a significant
                                                  possibility for any Negative Amortization Loan,
                                                  particularly if it was originated at a time when the value of the index was low relative to historical values. Many
                                                  factors, including changes in economic conditions and
                                                  monetary policy of the U.S. Federal Reserve Bank, may lead to increases in the index.

EVEN IF THE RELATED INDEX REMAINS CONSTANT, THE   The minimum monthly payment for the entire first year
MINIMUM MONTHLY PAYMENT ON THE NEGATIVE           following origination of each Negative Amortization Loan
AMORTIZATION LOANS MAY BE LESS THAN THE ACTUAL    reflects the fixed rate in effect during the initial
INTEREST DUE FOR THE FIRST FIVE YEARS,            fixed-rate period, which will generally be lower than the
INCREASING THE LIKELIHOOD OF NEGATIVE             fully indexed rate in effect at any time during the first
AMORTIZATION DURING THE EARLY YEARS OF THE        year. Therefore, after the initial fixed-rate period, even
NEGATIVE AMORTIZATION LOANS                       if the related index does not increase, the minimum monthly payment during the first year of the mortgage loan may not be enough to pay the amount of interest due on the mortgage loan, which is calculated based on the sum of

                                                  the index and the margin. If the mortgagor chooses
                                                  to pay the minimum monthly payment rather than a
                                                  higher payment that includes all interest due, this
                                                  will lead to an increase in the outstanding
                                                  principal balance of the mortgage loan in the form
                                                  of negative amortization.

                                                  Even after the first year, when the minimum monthly
                                                  payment may increase by 7.5%, this adjustment may
                                                  not be enough to raise the minimum monthly payment
                                                  to the amount necessary to pay the interest due on
                                                  the mortgage loan based on the sum of the index and
                                                  the margin in effect during the following year. If
                                                  during the following year the new minimum monthly
                                                  payment is still less than the amount of interest
                                                  due, there will continue to be negative
                                                  amortization if the mortgagor chooses to pay the
                                                  minimum monthly payment.

                                                  Therefore the effect of the initial fixed rate at
                                                  the beginning of the life of the mortgage loan may
                                                  be to continue to cause the minimum monthly payment
                                                  to be less than the monthly interest due on the
                                                  mortgage loan until the fifth anniversary of the
                                                  first due date (or until such due date as the
                                                  principal balance of the mortgage loan would
                                                  otherwise exceed a specified percentage of its
                                                  original principal balance) when the minimum
                                                  monthly payment will be reset to a fully-amortizing
                                                  payment regardless of the 7.5% limit.

NEGATIVE AMORTIZATION MAY INCREASE LOSSES         When interest due on a Negative Amortization Loan
APPLIED TO YOUR SECURITIES                        is added to the principal balance of the mortgage
                                                  loan through negative amortization, the mortgaged
                                                  property provides proportionally less security for
                                                  the repayment of the mortgage loan. Therefore, if
                                                  the mortgagor defaults on the mortgage loan there
                                                  is a greater likelihood that a loss will be
                                                  incurred upon the liquidation of the mortgaged
                                                  property. Furthermore, the loss will be larger than
                                                  would otherwise have been recognized in the absence
                                                  of negative amortization. Securityholders will bear
                                                  these losses, to the extent not covered by credit
                                                  support, as described in the related prospectus
                                                  supplement.

ALLOCATIONS OF NET NEGATIVE AMORTIZATION MAY      For any given month in which interest due on
AFFECT YOUR YIELD                                 Negative Amortization Loans is added to the
                                                  principal balances of those mortgage loans through
                                                  negative amortization, the reduction in interest
                                                  distributions resulting from such negative
                                                  amortization may, if so provided in the related
                                                  prospectus supplement, be offset, in part, by
                                                  applying principal prepayments received on the
                                                  mortgage loans to interest distributions on the
                                                  related securities. For any distribution date, the
                                                  amount of negative amortization on the mortgage
                                                  loans, to the extent not offset by principal
                                                  prepayments received on the mortgage loans,
                                                  referred to as 'Net Negative Amortization,' will be
                                                  deducted from the interest payable to the related
                                                  securities, as described in the related prospectus
                                                  supplement. The amount of the reduction of accrued
                                                  interest distributable to each class of securities
                                                  attributable to Net Negative Amortization will be

                                                  added to the class principal balance of that class.
                                                  The increase in the class principal balance of any
                                                  class of securities will have the effect of
                                                  increasing the applicable investors' exposure to
                                                  realized losses on the related mortgage loans. In
                                                  addition, because the allocation of principal
                                                  prepayments between senior and subordinate
                                                  securities may be determined based on the
                                                  relationship between the aggregate class principal
                                                  balance of the senior securities and the aggregate
                                                  class principal balance of the subordinate
                                                  securities, this method of allocating Net Negative
                                                  Amortization may affect the rate and timing of
                                                  distributions of principal prepayments among the
                                                  classes of securities, as described in the related
                                                  prospectus supplement.

AS A RESULT OF NEGATIVE AMORTIZATION, ADDITIONAL  The related prospectus supplement will describe the
NEGATIVE AMORTIZATION LOANS NOT COVERED BY        percentage, if any, of Negative Amortization Loans
PRIMARY INSURANCE MAY IN THE FUTURE HAVE A        not covered by a primary insurance policy as of the
LOAN-TO-VALUE RATIO IN EXCESS OF 80%              related cut-off date, whose loan-to-value ratio was
                                                  less than or equal to 80% at the time of
                                                  origination but increased to more than 80% as a
                                                  result of negative amortization.

                                                  Additional Negative Amortization Loans not covered
                                                  by a primary insurance policy, whose loan-to-value
                                                  ratio was less than or equal to 80% at the time of
                                                  origination, may after the related cut-off date
                                                  experience an increase in their loan-to-value ratio
                                                  to exceed 80%, as a result of negative
                                                  amortization.

A DECLINING INTEREST RATE ENVIRONMENT MAY         If a decline in the related index causes the
ACCELERATE THE PAYMENT ON YOUR SECURITIES         interest due on a Negative Amortization Loan to be
                                                  less than the current minimum monthly payment, the
                                                  amount of that difference will be subtracted from
                                                  the outstanding principal balance of the mortgage
                                                  loan and remitted to the related securityholders as
                                                  principal distributions on their securities. To the
                                                  extent that these amounts are greater than the
                                                  principal payments on the Negative Amortization
                                                  Loans you anticipated, the principal balance of
                                                  your securities may be reduced to zero sooner than
                                                  you expected.

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
                           DESCRIPTION OF THE TRUSTS

    Each trust will hold assets consisting of:

             a segregated pool of various types of first and junior lien mortgage loans, construction loans, cooperative apartment loans, home equity revolving lines of credit (including partial balances of those lines of credit or beneficial interests in those lines of credit as are subject to the related agreement governing the trust), or Mortgage Securities;

             amounts on deposit in the distribution account, pre-funding account, if applicable, or any other account maintained for the benefit of the securityholders;

             property acquired on behalf of securityholders by foreclosure, deed in lieu of foreclosure or repossession and any revenues received on the property;

             any hazard insurance policies, FHA insurance policies, VA guarantees and primary mortgage insurance policies held by the trust, each as described under 'Description of Primary Insurance Policies';

             the rights of the depositor under the agreement or agreements under which it acquired the mortgage assets held by the trust;

             any cash advance reserve fund or surety bond held by the trust, each as described under 'Description of the Securities -- Advances by Servicer in Respect of
             Delinquencies on the Trust Assets'; and

             any letter of credit, mortgage pool insurance policy, special hazard insurance policy, bankruptcy bond, fraud bond, financial guarantee insurance policy, reserve fund, currency or interest rate exchange agreement or guarantee, each as described under 'Description of Credit Support.'

    The mortgage loans may be mortgage loans that have been consolidated and/or have had various terms changed, mortgage loans that have been converted from adjustable rate loans to fixed rate loans, or construction loans which have been converted to permanent loans.

    Any Mortgage Securities that are held by a trust may have been issued previously by the depositor or an affiliate of the depositor, a financial institution, another entity engaged in the business of mortgage lending or a limited purpose entity organized for the purpose of, among other things, acquiring and depositing mortgage loans into trusts, and selling beneficial interests in such trusts. If any of the Mortgage Securities held by a trust are Agency Securities, such Agency Securities may have been guaranteed and/or issued by Ginnie Mae, Freddie Mac, or Fannie Mae. As to any series of securities, the accompanying prospectus supplement will include a description of the Mortgage Securities and any related credit enhancement, and the mortgage loans underlying those Mortgage Securities will be described together with any other mortgage loans included in the mortgage pool relating to that series. References in this prospectus to Advances to be made and other actions to be taken by the servicer in connection with the mortgage loans may include Advances made and other actions taken under the terms of the Mortgage Securities. Each security will evidence an interest in only the related trust, and not in any other trust.

    A portion of the interest received on a mortgage loan may not be included in the assets of the related trust. Instead, that interest may be retained by or payable to the originator, servicer or seller (or a designee of one of the foregoing) of the loan, free and clear of the interest of securityholders under the related agreement.

DESCRIPTION OF THE MORTGAGE ASSETS TO BE HELD BY A TRUST

    Each mortgage asset will be originated by a person other than the depositor. Each mortgage asset will be selected by the depositor for sale to a trust from among those purchased by the depositor, either directly or through its affiliates, from Washington Mutual Bank, the parent of the depositor, and its affiliates or from banks, savings and loan associations, mortgage bankers, mortgage brokers, investment banking firms, the Federal Deposit Insurance Corporation and other mortgage loan originators or sellers not affiliated with the depositor. Each seller of mortgage assets to the depositor will be referred to in this prospectus and the related prospectus supplement as a mortgage loan seller. Each mortgage asset may have been originated by the mortgage loan seller or by a mortgage loan originator from which the mortgage

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
loan seller or an intervening seller of the mortgage asset purchased the mortgage asset. The mortgage assets acquired by the depositor will have been originated in accordance with the underlying criteria described in this prospectus under 'The Depositor's Mortgage Loan Purchase Program -- Underwriting Standards' or in the prospectus supplement. All mortgage assets held by a trust as of the Closing Date will have been purchased by the depositor on or before the Closing Date. However, in the case of pre-funding, the agreement governing the trust may provide for the transfer by the mortgage loan seller of additional mortgage assets to the related trust after the Closing Date. See 'Description of the Pre-Funding Account for the Purchase of Additional Mortgage Loans.'

    The mortgage assets held by a trust will be evidenced by a promissory note or contract, referred to in this prospectus as a mortgage note, and may be secured by any of the following:

             first or junior liens on one-to-four-family residential properties including detached and attached dwellings, townhouses, rowhouses, individual condominium units, individual units in planned- unit developments and individual units in de minimis planned-unit developments. Loans secured by this type of property are referred to in this prospectus as single-family loans and may be conventional loans, FHA-insured loans or VA-guaranteed loans as specified in the related prospectus supplement;

             first or junior liens secured by shares in a private cooperative housing corporation that give the owner of the shares the right to occupy a particular dwelling unit in the cooperative;

             rental apartments or projects, including apartment buildings owned by cooperative housing corporations, containing five or more dwelling units. The multifamily properties may include high-rise, mid-rise or garden apartments. Loans secured by this type of property may be conventional loans or FHA-insured loans as specified in the related prospectus supplement;

             properties consisting of mixed residential and commercial structures;

             commercial properties including office buildings, retail buildings and a variety of other commercial properties as may be described in the related prospectus supplement; provided, however, that no more than 10% of the assets held by a trust, by original principal balance, will be secured by these types of commercial properties;

             leasehold interests in residential properties, which are interests held by a mortgagor who is leasing the property, as lessee under a long term ground lease, from the fee owner of the property;

             manufactured homes that are permanently affixed to their site; or

             real property acquired upon foreclosure or comparable conversion of the mortgage loans held by a trust.

    Mortgage loans made with respect to multifamily or commercial property may entail risks of delinquency and foreclosure, and risks of loss in the event of a delinquency and foreclosure, that are greater than similar risks associated with single-family property. The ability of a mortgagor to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than any independent income or assets of the mortgagor. Thus, the value of an income-producing property is directly related to the net operating income derived from such property. In contrast, the ability of a mortgagor to repay a single-family loan typically is dependent primarily upon the mortgagor's household income, rather than the capacity of the related property to produce income. Thus, other than in geographical areas where employment is dependent upon a particular employer or an industry, the mortgagor's income tends not to reflect directly the value of a single-family property. A decline in the net operating income of an income-producing property will likely affect both the performance of the related loan as well as the liquidation value of such property, whereas a decline in the income of a mortgagor on a single-family property will likely affect the performance of the related loan but may not affect the liquidation value of such property.

    The performance of a mortgage loan secured by an income-producing property leased by the mortgagor to tenants, as well as the liquidation value of such property, may be dependent upon the business operated by such tenants in connection with such property, the creditworthiness of such tenants or both. The risks associated with such loans may be offset by the number of tenants or, if applicable, a diversity of types of business operated by such tenants. Commercial mortgage loans held by a trust may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant. Accordingly, a decline in the financial condition of the borrower or single tenant, as applicable, may have a disproportionately greater effect on the net operating income from such mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants. Furthermore, the value of any commercial or multifamily mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

             changes in general or local economic conditions and/or specific industry segments;

             declines in real estate values;

             declines in rental or occupancy rates;

             increases in interest rates, real estate tax rates and other operating expenses;

             changes in governmental rules, regulations and fiscal policies, including environmental legislation;

             acts of God; and

             other factors beyond the control of the depositor, the servicer or the trust.

    Commercial and multifamily mortgage loans that are held by a trust may be nonrecourse loans or loans for which borrower recourse may be restricted or unenforceable, as to which, in the event of mortgagor default, recourse may be had only against the specific multifamily or commercial property and such other assets, if any, as have been pledged to secure the mortgage loan. With respect to those mortgage loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that such recourse will ensure a recovery in respect of a defaulted mortgage loan greater than the liquidation value of the related mortgaged property.

    The term of any leasehold interest that secures a mortgage loan will generally exceed the term of the related mortgage note by at least five years.

    The manufactured homes securing the mortgage loans will consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), which defines a manufactured home as 'a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter.'

    The mortgaged properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States. The mortgaged properties may include vacation, second and nonowner occupied homes.

    The mortgage assets to be held by a trust may be any one of the following types of mortgage assets:

             Fully amortizing mortgage loans with a fixed rate of interest and level monthly payments to maturity;

             Fully amortizing mortgage loans with an interest rate that adjusts periodically, with corresponding adjustments in the amount of monthly payments, to equal the sum, which may be rounded, of a fixed percentage amount and an index;

             ARM Loans that provide for an election, at the borrower's option, to convert the adjustable interest rate to a fixed interest rate, which will be described in the related prospectus supplement;

             Negative Amortization Loans that provide for negative amortization or accelerated amortization resulting from delays in or limitations on the payment adjustments necessary to amortize fully the outstanding principal balance of the loan at its then applicable interest rate over its remaining term;

             Fully amortizing mortgage loans with a fixed interest rate and level monthly payments, or payments of interest only, during the early years of the term, followed by periodically increasing or decreasing monthly payments of principal and interest for the duration of the term or for a specified number of years, which will be described in the related prospectus supplement;

             Fixed interest rate mortgage loans providing for level payment of principal and interest on the basis of an assumed amortization schedule and a balloon payment at the end of a specified term;

             Mortgage loans that provide for a line of credit under which amounts may be advanced to the borrower from time to time including home equity revolving credit loans;

             Fixed interest rate mortgage loans that provide that the interest may increase upon default, which increased rate may be subject to adjustment and may or may not convert back to the original fixed interest rate upon cure of the default;

             Fixed interest rate mortgage loans that provide for increases or reductions in the interest rate, and corresponding monthly payment, during the first 36, 60, 84 or 120 months (or other specified period) of the term of the mortgage loan;

             Limited documentation or no documentation mortgage loans;

             Additional Collateral Loans;

             Previously issued Mortgage Securities; and

             'Re-performing loans,' which term includes mortgage loans that are subject to a repayment plan or bankruptcy plan, and that had arrearages of at least three monthly payments when the repayment plan or bankruptcy plan was entered into, and mortgage loans that have been modified. These mortgage loans may be acquired by the depositor from a wide variety of sources through bulk or periodic sales. The rate of default on re-performing mortgage loans may be higher than the rate of default on mortgage loans that have not previously been in arrears.

    Each single-family loan having a loan-to-value ratio at origination in excess of 80% may be required to be covered by a primary mortgage guaranty insurance policy insuring against default on the mortgage loan as to at least the amount of the mortgage loan exceeding 75% of the value of the mortgaged property at origination. This type of insurance will remain in force at least until the mortgage loan amortizes to a level that would produce a loan-to-value ratio lower than 80%. See 'Description of Primary Insurance Policies -- Primary Mortgage Insurance Policies.'

    The trust may hold mortgage loans secured by junior liens, and the related senior lien may not be held by the trust. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the junior mortgage loan. In addition, some or all of the single-family loans secured by junior liens may be High LTV Loans. See 'Legal Aspects of Mortgage Assets -- Foreclosure on Mortgages.'

    The loan-to-value ratio of a mortgage loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the mortgage loan, or, in the case of a home equity line of credit loan, the maximum principal amount which may be advanced over the term of the loan, plus, in the case of a mortgage loan secured by a junior lien, the outstanding principal balance of the related senior liens, to the value of the related mortgaged property. The value of a single-family property or cooperative unit generally is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of the loan and (b) if the mortgaged property is being purchased in conjunction with the origination of the mortgage loan, the sales price for the property.

    The underwriting standards of the mortgage loan originator or mortgage loan seller may require an internal review of the appraisal (a 'review appraisal') used to determine the loan-to-value of a mortgage

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
loan which may be performed by underwriters rather than a licensed appraiser. Where the review appraisal results in a valuation of the mortgaged property that is less than a specified percentage of the original appraisal, the loan-to-value ratio of the related mortgage loan will be based on the review appraisal.

    See 'Description of the Securities -- Representations and Warranties Regarding the Mortgage Loans; Remedies for Breach' in this prospectus for a description of representations made by or on behalf of mortgage loan sellers at the time mortgage loans are sold.

    The trust may hold mortgage loans subject to temporary buydown plans which provide that the monthly payments made by the borrower in the early years of the mortgage loan will be less than the scheduled monthly payments on the mortgage loan, the resulting difference to be made up from (a) an amount contributed by the borrower, the seller of the mortgaged property, or another source and placed in a custodial account and (b) in some cases, investment earnings on the buydown funds. The borrower under a buydown mortgage loan is usually qualified at the lower monthly payment taking into account the funds on deposit in the custodial account. Accordingly, the repayment of a buydown mortgage loan is dependent on the ability of the borrower to make larger level monthly payments after the funds in the custodial account have been depleted. See 'The Depositor's Mortgage Loan Purchase Program -- Underwriting Standards' for a discussion of loss and delinquency considerations relating to buydown mortgage loans.

    The trust may hold mortgage loans with respect to which a portion of the loan proceeds are held back from the mortgagor until required repairs or improvements on the mortgaged property are completed, in accordance with the mortgage loan seller's underwriting standards.

    The trust may hold mortgage loans that are delinquent as of the related cut-off date. In that case, the related prospectus supplement will set forth, as to each mortgage loan, available information as to the period of delinquency and any other information relevant for a prospective purchaser to make an investment decision. No mortgage loan held by a trust will be more than 90 days delinquent and no trust will hold 20% or more (by principal balance) of mortgage loans which are more than 30 days delinquent.

    A mortgage loan may contain a prohibition on prepayment or a Lockout Period or require payment of a prepayment charge. A multifamily, commercial or mixed-use loan may also contain a provision that entitles the lender to a share of profits realized from the operation or disposition of the related mortgaged property. If the holders of any class or classes of offered securities of a series will be entitled to all or a portion of this type of equity participation, the related prospectus supplement will describe the equity participation and the method or methods by which distributions in respect of the equity participations will be made.

    Limited Documentation and No Documentation Mortgage Loans

    Limited documentation and no documentation mortgage loans are mortgage loans which require less documentation and verification than other mortgage loans, and which may be originated with minimal or no investigation into the related borrower's credit history and income profile by the originator. The underwriting for limited documentation or no documentation loans may be based primarily or entirely on an appraisal or other valuation of the mortgaged property and the LTV or combined LTV ratio at origination.

    Additional Collateral Loans

    A trust may hold Additional Collateral Loans, which are mortgage loans that are secured by both the related mortgaged property and certain additional collateral which will consist of (i) a security interest in financial assets owned by the mortgagor (which will consist of securities, insurance policies, annuities, certificates of deposit, cash, accounts or similar assets) and/or
(ii) a third party guarantee (usually by a relative of the mortgagor), which in turn is secured by a security interest in financial assets of the type described in clause (i) above or in residential property owned by the guarantor. The amount of such additional collateral will be determined by the mortgage loan seller in accordance with its underwriting standards, and the requirement to maintain the additional collateral will terminate when the loan-to-value ratio of the Additional Collateral Loan is reduced to a predetermined level (which will be specified in the accompanying prospectus supplement) as a result of a reduction in the principal balance of the mortgage loan caused by principal payments by the mortgagor or an increase in the appraised value of the related mortgaged property. The servicer will be required to attempt to realize on any such additional collateral,

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
in addition to the related mortgaged property, if the Additional Collateral Loan is liquidated upon default. No assurance can be given as to the amount of proceeds, if any, that might be realized on any Additional Collateral Loan from the additional collateral.

    Home Equity Revolving Credit Loans

    General. The home equity revolving credit loans will be originated under credit line agreements subject to a maximum amount or credit limit. In most instances, interest on each home equity revolving credit loan will be calculated based on the average daily balance outstanding during the billing cycle. The billing cycle in most cases will be the calendar month preceding a due date. Each home equity revolving credit loan will have a loan rate that is subject to adjustment on the day specified in the related mortgage note, which may be daily or monthly, equal to the sum of the index on the day specified in the accompanying prospectus supplement, and the gross margin specified in the related mortgage note, subject to the maximum rate specified in the mortgage note and the maximum rate permitted by applicable law. Some home equity revolving credit loans may be teaser loans with an introductory rate that is lower than the rate that would be in effect if the applicable index and gross margin were used to determine the loan rate. As a result of the introductory rate, interest collections on the loans may initially be lower than expected. Commencing on their first adjustment date, the loan rates on the teaser loans will be based on the applicable index and gross margin.

    The borrower for each home equity revolving credit loan may draw money, in most cases with either checks or credit cards, on such home equity revolving credit loan at any time during the period specified in the related credit line agreement, which period we refer to in this prospectus as the draw period. If the draw period is less than the full term of the home equity revolving credit loan, the borrower will not be permitted to make any draw during the repayment period. Prior to the repayment period, or prior to the date of maturity for loans without repayment periods, the borrower for each home equity revolving credit loan will be obligated to make monthly payments on the home equity revolving credit loan in a minimum amount as specified in the related mortgage note, which usually will be the finance charge for each billing cycle as described in the second following paragraph. In addition, if a home equity revolving credit loan has a repayment period, during this period, the borrower is required to make monthly payments consisting of principal installments that would substantially amortize the principal balance by the maturity date, and to pay any current finance charges and additional charges.

    The borrower for each home equity revolving credit loan will be obligated to pay off the remaining account balance on the related maturity date, which may be a substantial principal amount. The maximum amount of any draw for any home equity revolving credit loan is equal to the excess, if any, of the credit limit over the principal balance outstanding under the mortgage note at the time of the draw. Draws will be funded by the servicer or other entity specified in the accompanying prospectus supplement.

    For each home equity revolving credit loan:

             the finance charge for any billing cycle, in most cases, will be an amount equal to the aggregate of, as calculated for each day in the billing cycle, the then-applicable loan rate divided by 365 multiplied by that day's principal balance, the account balance on any day in most cases will be the aggregate of the unpaid principal of the home equity revolving credit loan outstanding at the beginning of the day, plus all related draws funded on that day and outstanding at the beginning of that day, plus the sum of any unpaid finance charges and any unpaid fees, insurance premiums and other charges, collectively known as additional charges, that are due on the home equity revolving credit loan minus the aggregate of all payments and credits that are applied to the repayment of any draws on that day, and the principal balance on any day usually will be the related account balance minus the sum of any unpaid finance charges and additional charges that are due on the home equity revolving credit loan.

    Payments made by or on behalf of the borrower for each home equity revolving credit loan, in most cases, will be applied, first, to any unpaid finance charges that are due on the home equity revolving

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
credit loan, second, to any unpaid additional charges that are due thereon, and third, to any related draws outstanding.

    The mortgaged property securing each home equity revolving credit loan will be subject to the lien created by the related loan in the amount of the outstanding principal balance of each related draw or portion of draw, if any, that is not included in the related pool, whether made on or before the related cut-off date or after that cut-off date. The lien will be the same rank as the lien created by the mortgage relating to the home equity revolving credit loan, and monthly payments, collections and other recoveries under the credit line agreement related to the home equity revolving credit loan will be allocated as described in the related prospectus supplement among the home equity revolving credit loan and the outstanding principal balance of each draw or portion of draw excluded from the pool. The depositor, an affiliate of the depositor or an unaffiliated seller may have an interest in any draw or portion of draw excluded from the pool. If any entity with an interest in a draw or portion of draw excluded from the pool or any other excluded balance were to become a debtor under the Bankruptcy Code or the subject of a receivership or conservatorship and regardless of whether the transfer of the related home equity revolving credit loan constitutes an absolute assignment, a party in interest (including such entity itself) could assert that such entity retains rights in the related home equity revolving credit loan and therefore compel the sale of such home equity revolving credit loan over the objection of the trust and the securityholders. If that occurs, delays and reductions in payments to the trust and the securityholders could result.

    In most cases, each home equity revolving credit loan may be prepaid in full or in part at any time and without penalty, and the related borrower will have the right during the related draw period to make a draw in the amount of any prepayment made for the home equity revolving credit loan.

    The mortgage note or mortgage related to each home equity revolving credit loan will usually contain a customary 'due-on-sale' clause.

    As to each home equity revolving credit loan, the borrower's rights to receive draws during the draw period may be suspended, or the credit limit may be reduced, for cause under a limited number of circumstances, including, but not limited to:

             a materially adverse change in the borrower's financial circumstances;

             a decline in the value of the mortgaged property below its appraised value at origination; or

             a payment default by the borrower.

    However, as to each home equity revolving credit loan, a suspension or reduction usually will not affect the payment terms for previously drawn balances. The servicer will have no obligation to investigate as to whether any of those circumstances have occurred or may have no knowledge of their occurrence. Therefore, there can be no assurance that any borrower's ability to receive draws will be suspended or reduced if the foregoing circumstances occur. In the event of default under a home equity revolving credit loan, at the discretion of the servicer, the home equity revolving credit loan may be terminated and declared immediately due and payable in full. For this purpose, a default includes but is not limited to:

             the borrower's failure to make any payment as required;

             any action or inaction by the borrower that materially and adversely affects the mortgaged property or the rights in the mortgaged property; or

             any fraud or material misrepresentation by a borrower in connection with the loan.

    The servicer will have the option to allow an increase in the credit limit applicable to any home equity revolving credit loan in certain limited circumstances. In most cases, the servicer will have an unlimited ability to allow increases provided that the specified conditions are met including:

             a new appraisal or other indication of value is obtained;
             and

             the new combined LTV ratio is less than or equal to the original combined LTV ratio.

    If a new appraisal is not obtained and the other conditions in the preceding sentence are met, the servicer will have the option to allow a credit limit increase for any home equity revolving credit loan subject to the limitations described in the related agreement.

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
    The proceeds of the home equity revolving credit loans may be used by the borrower to improve the related mortgaged properties, may be retained by the related borrowers or may be used for purposes unrelated to the mortgaged properties.

    Allocation of Home Equity Revolving Credit Loan Balances. For any series of securities backed by home equity revolving credit loans, the related trust may hold either (i) the entire principal balance of each home equity revolving credit loan outstanding at any time, including balances attributable to draws made after the related cut-off date, or (ii) a specified portion of the total principal balance of each home equity revolving credit loan outstanding at any time, which will consist of all or a portion of the principal balance as of the cut-off date minus the portion of all payments and losses after the cut-off date that are allocated to such balance, and may not include some portion of the principal balance attributable to draws made after the cut-off date. In this prospectus, we refer to the principal balance or portion of the principal balance of each home equity revolving credit loan outstanding at any time and held by the trust as the trust balance.

    The accompanying prospectus supplement will describe the specific provisions by which payments and losses on any home equity revolving credit loan will be allocated as between the trust balance and any portion of the principal balance of a home equity revolving credit loan, if any, not included in the trust balance at any time, which may include balances attributable to draws after the cut-off date and may include a portion of the principal balance outstanding as of the cut-off date. In this prospectus, we refer to the portion of the principal balance of each home equity revolving credit loan outstanding at any time and not held by the trust as the excluded balance. Typically, the provisions (i) may provide that principal payments made by the borrower will be allocated as between the trust balance and any excluded balance either on a pro rata basis, or first to the trust balance until reduced to zero, then to the excluded balance, or according to other priorities specified in the accompanying prospectus supplement, and (ii) may provide that interest payments, as well as liquidation proceeds or similar proceeds following a default and any realized losses, will be allocated between the trust balance and any excluded balance on a pro rata basis or according to other priorities specified in the accompanying prospectus supplement.

    Even if a trust initially holds the entire principal balance of the home equity revolving credit loans, the related agreement may provide that after a specified date or on the occurrence of specified events, the trust will not acquire balances attributable to additional draws made thereafter. The accompanying prospectus supplement will describe these provisions as well as the related allocation provisions that would be applicable.

MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENT

    Each prospectus supplement will contain specific information with respect to the mortgage assets held by the related trust, as of the cut-off date specified in the prospectus supplement, which will usually be close of business on the first day of the month of formation of the related trust, to the extent specifically known to the depositor as of the date of the prospectus supplement, including, in summary form, the following:

             the aggregate outstanding principal balance, and the largest, smallest and average outstanding principal balance, of the mortgage assets,

             the type of property securing the mortgage assets and the percentage of mortgage assets in the related mortgage pool which are secured by that type of property,

             the range of original terms to maturity of the mortgage assets,

             the latest maturity date,

             the aggregate principal balance of mortgage loans having loan-to-value ratios at origination exceeding 80%, or, with respect to mortgage loans secured by a junior lien, the aggregate principal balance of mortgage loans having combined loan-to-value ratios exceeding 80%, the interest rates or range of interest rates borne by the mortgage loans,

             the geographical distribution of the mortgaged properties on a state-by-state basis,

             the number and aggregate principal balance of buydown mortgage loans, if any,

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             a description of the retained interest, if any,

             with respect to ARM Loans, the index, the adjustment dates, the gross margins, and the maximum interest rate variation at the time of any adjustment and over the life of the ARM Loan,

             the range of debt service coverage ratios for mortgage loans secured by multifamily properties or commercial properties, and whether the mortgage loans provide for payments of interest only for any period and the frequency and amount by which, and the term during which, monthly payments adjust.

    The composition and characteristics of a mortgage pool containing revolving credit loans may change from time to time as a result of any draws made after the related cut-off date under the related credit line agreements. If mortgage assets are transferred to or repurchased from the trust after the date of the related prospectus supplement other than as a result of any draws under credit line agreements relating to revolving credit loans, the addition or deletion will be noted in a Distribution Report on Form 10-D or a Current Report on Form 8-K, as appropriate. In no event, however, will more than 5%, by principal balance at the cut-off date, of the mortgage assets deviate from the characteristics of the mortgage assets set forth in the related prospectus supplement other than as a result of any draws under credit line agreements relating to revolving credit loans.

STATIC POOL INFORMATION

    In addition to the information about the mortgage assets held by the related trust, the prospectus supplement will also provide, or incorporate by reference, static pool information about prior securitized pools of mortgage assets of the sponsor for the same asset type, or about originations or purchases by the sponsor for the same asset type. Static pool information may be posted on an Internet Web site and, if so, the prospectus supplement will provide the Internet address for such Internet Web site.

                     DESCRIPTION OF THE PRE-FUNDING ACCOUNT
                 FOR THE PURCHASE OF ADDITIONAL MORTGAGE LOANS

    The agreement governing the trust may provide for the purchase of additional mortgage assets by the trust after the date of initial issuance of the securities. In that case, the trust will include a pre-funding account, into which all or a portion of the proceeds of the sale of one or more classes of securities of the related series will be deposited to be released as additional mortgage assets are purchased. Additional mortgage assets will be required to conform to the requirements set forth in the related agreement or other agreement providing for the transfer, and will be underwritten to the same standards as the mortgage assets initially held by the trust. The pre-funding account will be required to be maintained with an eligible institution under the related agreement. The pre-funding account may be interest-bearing or the amount held in the account may be invested in U.S. government securities and other high-quality investments specified in the related agreement. The amount held in the pre-funding account shall at no time exceed 25% of the aggregate outstanding principal balance of the securities. The agreement governing the trust will generally provide that the period for purchasing additional mortgage assets will terminate on the earliest of (i) a specified date, which may not be later than six months or, if a REMIC election has been made with respect to the trust, three months, after the date on which the related securities were issued,
(ii) the date on which the amount on deposit in the pre-funding account falls below a specified amount and (iii) the occurrence of a servicing default under the related agreement. Any amounts remaining in the pre-funding account at the end of the pre-funding period will be deemed to be principal prepayments and applied in the manner set forth in the related prospectus supplement.

    The depositor or the mortgage loan seller will be required to provide data regarding the additional mortgage assets to the rating agencies and the security insurer, if any, sufficiently in advance of the scheduled transfer to permit review by the rating agencies and the security insurer. Transfer of the additional mortgage assets will be further conditioned upon confirmation by the rating agencies that the transfer of mortgage assets to the trust will not result in the downgrading of the securities or, in the case of a series guaranteed or supported by a security insurer, will not adversely affect the capital requirements

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of the security insurer. Finally, a legal opinion to the effect that the conditions to the transfer of the additional mortgage assets have been satisfied may be required.

    The agreement governing the trust will require the trustee, at the end of the pre-funding period, to send to securityholders or make available on an Internet Web site updated pool composition information reflecting the additional mortgage assets purchased by the trust during the pre-funding period. In addition, such information will be reported in a Distribution Report on Form 10-D or a Current Report on Form 8-K, as appropriate.

                    THE DEPOSITOR, THE SPONSOR, THE SERVICER
                     AND CERTAIN OTHER TRANSACTION PARTIES

    The depositor, a Delaware corporation, is a wholly-owned indirect subsidiary of Washington Mutual, Inc., a savings and loan holding company. The depositor was organized for the purpose of providing mortgage lending institutions, including affiliated institutions, with greater financing and lending flexibility by purchasing mortgage loans from such institutions and issuing mortgage-backed securities. The depositor engages in no activities other than securitizing assets. The depositor's principal executive offices are located at 1201 Third Avenue, WMT 1706A, Seattle, Washington 98101. The depositor's telephone number is (206) 554-8838.

    The depositor does not have, and it may not in the future have, any significant assets. The prospectus supplement for each series of securities will disclose if the depositor is a party to any legal proceedings that could have a material negative impact on the related trust and the interests of the potential investors.

    The sponsor of the securitization transaction will be specified in the related prospectus supplement, and may be Washington Mutual Bank, the parent of the depositor, another affiliate of the depositor or an unaffiliated entity. Washington Mutual Bank is a federal savings association and a wholly-owned subsidiary of Washington Mutual, Inc. The principal executive offices of Washington Mutual Bank are located at 1201 Third Avenue, WMT 1706, Seattle, Washington 98101.

    The servicer will be specified in the related prospectus supplement, and may be Washington Mutual Bank. There may be multiple servicers, each of which will act as a servicer for a certain group of the mortgage assets. In that case, each servicer will have all of the rights and responsibilities described in this prospectus for only the mortgage loans it is servicing, and the related servicing agreement or pooling and servicing agreement will be signed by each servicer and will make clear which mortgage loans are being serviced by which servicer. In addition, a servicer may perform some or all of its obligations through the use of one or more sub-servicers. A servicer may appoint a special servicer to perform certain functions, such as loan work-outs.

    A master servicer may be appointed to supervise the servicer or servicers and to perform other roles typically performed by the servicer or servicers. In addition, a bond or certificate administrator may be appointed whose role is primarily to calculate and determine the monthly payments to be made to the securityholders.

                                USE OF PROCEEDS

    The net proceeds to be received from the sale of the securities will be applied by the depositor to the purchase of assets to be transferred to the related trust or will be used by the depositor to pay costs of structuring and issuing the securities. The depositor expects that it will make additional sales of securities similar to the securities from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

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                       YIELD AND MATURITY CONSIDERATIONS

    The yield on any offered security will depend on many factors, including:

             the price paid by the securityholder,

             the rate at which interest accrues on the security,

             the receipt and timing of receipt of distributions on the security,

             the weighted average life of the mortgage assets held by the related trust,

             liquidations of mortgage assets following mortgagor defaults,

             purchases of mortgage assets in the event of optional termination of the trust or breaches of representations made in respect of those mortgage assets by the depositor, the servicer, the mortgage loan seller or others, and in the case of securities evidencing interests in ARM Loans, by changes in the interest rates or the conversions of ARM Loans to a fixed interest rate.

    Security Interest Rate. Securities of any class within a series may have fixed, variable or adjustable security interest rates, which may or may not be based upon the interest rates borne by the mortgage assets held by the related trust. The prospectus supplement with respect to any series of securities will specify the security interest rate for each class of securities or, in the case of a variable or adjustable security interest rate, the method of determining the security interest rate. Holders of Stripped Interest Securities or a class of securities having a security interest rate that varies based on the weighted average interest rate of the underlying mortgage assets will be affected by disproportionate prepayments and repurchases of mortgage assets having higher interest rates than the average interest rate.

    Timing of Payment of Interest and Principal. The effective yield to securityholders entitled to payments of interest will be slightly lower than the yield otherwise produced by the applicable security interest rate because, while interest on the mortgage assets may accrue from the first day of each month, the distributions of such interest will not be made until the distribution date, which may be as late as the 28th day of the month following the month in which interest accrues on the mortgage assets. On each distribution date, a payment of interest on the securities, or addition to the principal balance of a class of Accrual Securities, will include interest accrued during the interest accrual period described in the related prospectus supplement for that remittance date. If the interest accrual period ends on a date other than a remittance date for the related series, the yield realized by the holders of the securities may be lower than the yield that would result if the interest accrual period ended on the remittance date. In addition, interest accrued for an interest accrual period for one or more classes of securities may be calculated on the assumption that distributions of principal, and additions to the principal balance of Accrual Securities, and allocations of losses on the mortgage assets may be made on the first day of the interest accrual period for a remittance date and not on the remittance date. This method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an interest accrual period.

    When a principal prepayment in full is made on a mortgage loan, the borrower is charged interest only for the period from the due date of the preceding monthly payment up to the date of the prepayment, instead of for a full month. When a partial prepayment is made on a mortgage loan other than a home equity revolving credit loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. Accordingly, the effect of principal prepayments in full during any month will be to reduce the aggregate amount of interest collected that is available for distribution to securityholders. The mortgage loans held by a trust may contain provisions limiting prepayments or requiring the payment of a prepayment charge upon prepayment in full or in part. Any such prepayment charges may be applied to offset the above-described shortfalls in interest collections, may be available for distribution only to a specific class of securities or may not be available for distribution to any class of securities. Full and partial principal prepayments collected during the applicable Prepayment Period will be available for distribution to securityholders on the related distribution date. Neither the trustee nor the depositor will be obligated to fund shortfalls in interest collections resulting from prepayments. The prospectus supplement for a series of securities may specify that the servicer will be obligated to pay from its own funds, without reimbursement, those interest shortfalls

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attributable to full and/or partial prepayments by mortgagors but only up to the specific amounts described in the prospectus supplement. See 'Description of the Securities.'

    The outstanding principal balances of home equity revolving credit loans are, in most cases, much smaller than traditional first lien mortgage loan balances, and the original terms to maturity of those loans are often shorter than those of traditional first lien mortgage loans. As a result, changes in interest rates will not affect the monthly payments on those loans to the same degree that changes in mortgage interest rates will affect the monthly payments on traditional first lien mortgage loans. Consequently, the effect of changes in prevailing interest rates on the prepayment rates on shorter-term, smaller balance loans may not be similar to the effects of those changes on traditional first lien mortgage loan prepayment rates, or those effects may be similar to the effects of those changes on mortgage loan prepayment rates, but to a smaller degree.

    For some loans, including home equity revolving credit loans and ARM loans, the loan rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the borrower under each of the loans, other than a home equity revolving credit loan, may be qualified on the basis of the loan rate in effect at origination, and borrowers under home equity revolving credit loans may be qualified based on an assumed payment which reflects a rate significantly lower than the maximum rate. The repayment of any such loan may thus be dependent on the ability of the borrower to make larger monthly payments following the adjustment of the loan rate. In addition, depending upon the use of the revolving credit line and the payment patterns, during the repayment period, a borrower may be obligated to make payments that are higher than the borrower originally qualified for. Some of the home equity revolving credit loans are not expected to significantly amortize prior to maturity. As a result, a borrower will, in these cases, be required to pay a substantial principal amount at the maturity of a home equity revolving credit loan.

    The prospectus supplement for each series of securities may set forth additional information regarding yield considerations.

    Principal Prepayments. The yield to maturity on the securities will be affected by the rate of principal payments on the mortgage assets, including principal prepayments, curtailments, defaults and liquidations. The rate at which principal prepayments occur on the mortgage assets will be affected by a variety of factors, including, without limitation, the following:

             the terms of the mortgage assets,

             the level of prevailing interest rates,

             the availability of mortgage credit,

             in the case of multifamily loans and commercial loans, the quality of management of the mortgaged properties, and economic, demographic, geographic, tax, legal and other factors.

    In general, however, if prevailing interest rates fall significantly below the interest rates on the mortgage assets held by a particular trust, those mortgage assets are likely to be the subject of higher principal prepayments than if prevailing rates remain at the rates borne by those mortgage assets. Conversely, if prevailing interest rates rise significantly above the interest rates on the mortgage assets held by a particular trust, those mortgage assets are likely to be the subject of lower principal prepayments than if prevailing rates remain at the rates borne by those mortgage assets. The rate of principal payments on some or all of the classes of securities of a series will correspond to the rate of principal payments on the mortgage assets held by the related trust and is likely to be affected by the existence of prepayment penalty provisions of the mortgage assets in a mortgage pool, and by the extent to which the servicer of any such mortgage asset is able and willing to enforce such provisions. There can be no certainty as to the rate of prepayments on the mortgage assets during any period or over the life of the related securities.

    If the purchaser of a security offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the mortgage assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a security offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the mortgage

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assets, the actual yield to maturity will be lower than that so calculated. In either case, the effect on yield of prepayments on one or more classes of securities of a series may be mitigated or exacerbated by the priority of distributions of principal to those classes as provided in the related prospectus supplement.

    The timing of changes in the rate of principal payments on the mortgage assets may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the mortgage assets and distributed in respect of a security, the greater the effect on such investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher or lower than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease or increase in the rate of principal payments.

    Defaults. The rate of defaults on the mortgage assets will also affect the rate and timing of principal payments on the mortgage assets and thus the yield on the securities. In general, defaults on single-family loans are expected to occur with greater frequency in their early years. However, mortgage assets that require balloon payments, including multifamily loans, risk default at maturity, or that the maturity of the balloon loan may be extended in connection with a workout. The rate of default on mortgage loans that are refinance, limited documentation or no documentation mortgage loans, mortgage assets with high loan-to-value ratios and ARM Loans may be higher than for other types of mortgage assets. Likewise, the rate of default on loans that have been originated under lower than traditional underwriting standards may be higher than those originated under traditional standards. Furthermore, the rate and timing of defaults and liquidations on the mortgage assets will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

    A trust may hold mortgage loans that are one month or more delinquent at the time of offering of the related series of securities or which have recently been several months delinquent. The rate of default on delinquent mortgage loans or mortgage loans with a recent history of delinquency, including re-performing loans, is likely to be higher than the rate of default on loans that have a current payment status.

    The rate of defaults and the severity of losses on mortgage loans with documentation deficiencies may be higher than for mortgage loans with no documentation deficiencies. To the extent that any document relating to a mortgage loan is not in the possession of the trustee or its custodian, the deficiency may make it difficult or impossible to realize on the mortgaged property in the event of foreclosure, which will affect the timing and the amount of liquidation proceeds received by the trustee.

MATURITY AND WEIGHTED AVERAGE LIFE

    Prepayments. The rates at which principal payments are received on the mortgage assets held by a trust and the rate at which payments are made from any credit support for the related series of securities may affect the ultimate maturity and the weighted average life of each class of the series. Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of that security will be repaid to the investor. The weighted average life of a class of securities of a series will be influenced by, among other factors, the rate at which principal on the related mortgage assets is paid to that class, which may be in the form of scheduled amortization or prepayments. For this purpose, the term prepayment includes prepayments, in whole or in part, and liquidations due to default. Prepayments on the mortgage assets will generally accelerate the rate at which principal is paid on some or all of the classes of the securities of the related series.

    One or more classes of securities may have a final scheduled remittance date, which is the date on or before which the principal balance of that class is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to that series as described in the prospectus supplement.

    In addition, the weighted average life of the securities may be affected by the varying maturities of the related mortgage assets. If any mortgage assets have actual terms to maturity less than those assumed in calculating the final scheduled remittance dates for the classes of securities of the related series, one or more classes of the securities may be fully paid prior to their respective final scheduled remittance dates,

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even in the absence of prepayments. Accordingly, the prepayment experience of the mortgage pool will, to some extent, be a function of the mix of interest rates and maturities of the mortgage assets in that mortgage pool. See 'Description of the Trusts.'

    Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate prepayment model or the Standard Prepayment Assumption prepayment model, each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

    Neither CPR nor SPA nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans. Moreover, CPR and SPA were developed based upon historical prepayment experience for single-family loans. Thus, it is likely that prepayment of any mortgage assets will not conform to any particular level of CPR or SPA.

    The prospectus supplement with respect to each series of securities may contain tables, if applicable, setting forth the projected weighted average life of one or more classes of offered securities of the series and the percentage of the initial principal balance of each class that would be outstanding on specified remittance dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage assets are made at rates corresponding to various percentages of CPR, SPA or at other rates specified in the prospectus supplement. Tables and assumptions are intended to illustrate the sensitivity of the weighted average life of the securities to various prepayment rates and are not intended to predict or to provide information that will enable investors to predict the actual weighted average life of the securities. It is unlikely that prepayment of any mortgage assets for any series will conform to any particular level of CPR, SPA or any other rate specified in the related prospectus supplement.

    There can be no assurance as to the rate of prepayment of the mortgage loans underlying or comprising the assets of any trust.

    Type of Mortgage Asset. The type of mortgage assets held by a trust may affect the weighted average life of the related securities. A number of mortgage assets may have balloon payments due at maturity, and because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a risk that mortgage assets having balloon payments may default at maturity, or that the servicer may extend the maturity of the mortgage asset in connection with a workout. In addition, a number of mortgage assets may be junior mortgage loans. The rate of default on junior mortgage loans may be greater than that of mortgage loans secured by first liens on comparable properties. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage assets, the servicer may, to the extent and under the circumstances set forth in this prospectus and in the related servicing agreement, be permitted to modify mortgage assets that are in default or as to which a payment default appears imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage asset will tend to extend the weighted average life of the securities, thereby lengthening the period of time elapsed from the date of issuance of a security until it is retired.

    Although the interest rates on ARM Loans will be subject to periodic adjustments, adjustments will (1) except in the case of Negative Amortization Loans, not increase or decrease the interest rate by more than a fixed percentage amount on each adjustment date, (2) not increase the interest rate over a fixed percentage amount during the life of any ARM Loan and (3) be based on an index, which may not rise and fall identically with the mortgage interest rate due to limitations on the amount or timing of adjustments, plus the related fixed percentage set forth in the related mortgage note, which may be different from margins being used at the time for newly originated adjustable rate mortgage loans. In

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addition, for some ARM Loans interest may during an initial period accrue at a fixed rate. For all of the foregoing reasons, the interest rates on the ARM Loans in a mortgage pool at any time may not equal the prevailing rates for similar, newly originated adjustable rate mortgage loans. In certain interest rate environments, the prevailing interest rates on fixed rate mortgage loans may be sufficiently low in relation to the then-current interest rates on ARM Loans with the result that the rate of prepayments may increase as a result of refinancings. There can be no certainty as to the rate of prepayments on the mortgage assets during any period or over the life of any series of securities.

    The interest rates on Negative Amortization Loans adjust monthly, after an initial fixed rate period, and their minimum monthly payments adjust less frequently. During a period of rising interest rates, the amount of accrued interest may exceed the amount of the minimum monthly payment. In addition, during the first year after the initial fixed rate period, and in some cases during the first several years, the amount of accrued interest may also exceed the minimum monthly payment even if the index does not rise, because the minimum monthly payment during the entire first year is calculated based on the initial fixed rate, which is generally lower than the fully indexed rate. As a result, if the mortgagor chooses to pay the minimum monthly payment rather than one of the higher payment options, a portion of the accrued interest will be deferred and added to the principal balance of the Negative Amortization Loan, which is referred to as 'negative amortization,' and will bear interest at the applicable interest rate. All or a portion of the accrued interest that is added to the principal balances of Negative Amortization Loans through negative amortization may be deducted from the interest payable to the related class or classes of securities and added to the principal balances of those securities, as described in the related prospectus supplement. The addition of any deferred interest to the principal balance of any class or classes of related securities will lengthen the weighted average life of that class and may adversely affect the securityholder's yield to maturity depending on the price at which the securities were purchased. In addition, during a period of declining interest rates, a larger portion of the minimum monthly payment will be allocated to principal and a smaller portion to interest, and since principal payments on the Negative Amortization Loans will be applied to reduce the principal balance of the related class or classes of securities, the weighted average life of the securities will be shortened which may adversely affect securityholder's yield to maturity depending upon the price at which such securities were purchased.

    There can be no assurance as to the rate of principal payments or draws on the home equity revolving credit loans. In most cases, the home equity revolving credit loans may be prepaid in full or in part without penalty. The prospectus supplement will specify whether loans may not be prepaid in full or in part without penalty. The rate of principal payments and the rate of draws, if applicable, may fluctuate substantially from time to time. Such loans may experience a higher rate of prepayment than typical first lien mortgage loans. Due to the unpredictable nature of both principal payments and draws, the rates of principal payments net of draws for those loans may be much more volatile than for typical first lien mortgage loans.

    For any series of securities backed by home equity revolving credit loans, provisions governing whether future draws on the home equity revolving credit loans will be transferred to the trust will have a significant effect on the rate and timing of principal payments on the securities. The rate at which additional balances are generated may be affected by a variety of factors. The yield to maturity of the securities of any series, or the rate and timing of principal payments on the loans may also be affected by the risks associated with other loans.

    As a result of the payment terms of the home equity revolving credit loans or of the mortgage provisions relating to future draws, there may be no principal payments on those securities in any given month. In addition, it is possible that the aggregate draws on home equity revolving credit loans held by a trust may exceed the aggregate payments of principal on those home equity revolving credit loans for the related period. A series of securities may provide for a period during which all or a portion of the principal collections on the home equity revolving credit loans are reinvested in additional balances or are accumulated in a trust account pending commencement of an amortization period relating to the securities.

    Mortgage Securities. Some Mortgage Securities held by a trust may be backed by underlying mortgage loans having differing interest rates. Accordingly, the rate at which principal payments are received on the securities will, to some extent, depend on the interest rates on the underlying mortgage loans.

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    Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage assets that are foreclosed in relation to the number of mortgage assets that are repaid in accordance with their terms will affect the weighted average life of those mortgage assets and that of the related series of securities. Servicing decisions made with respect to the mortgage assets, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage assets in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage assets and thus the weighted average life of the securities.

    Due-On-Sale Clauses. Acceleration of mortgage payments as a result of certain transfers of or the creation of encumbrances upon underlying mortgaged properties is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant prospectus supplement. In most cases the mortgage assets will include 'due-on-sale' clauses that permit the lender in certain instances to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property. The servicer will employ its usual practices in determining whether to exercise any right that the trust may have as mortgagee to accelerate payment of the mortgage asset. An ARM Loan may be assumable under some conditions if the proposed transferee of the related mortgaged property establishes its ability to repay the mortgage asset and, in the reasonable judgment of the servicer or the related sub-servicer, the security for the ARM Loan would not be impaired by the assumption. The extent to which ARM Loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related mortgagors in connection with the sales of the mortgaged properties will affect the weighted average life of the related series of securities. See 'Legal Aspects of Mortgage Assets -- Enforceability of Provisions.'

                 THE DEPOSITOR'S MORTGAGE LOAN PURCHASE PROGRAM

    The mortgage loans to be transferred to a trust will be purchased by the depositor, either directly or indirectly, from the mortgage loan sellers, which may include Washington Mutual Bank or other affiliates of the depositor.

UNDERWRITING STANDARDS

    The mortgage loans to be transferred to each trust will be subject to the various credit, appraisal and underwriting standards described herein and in the prospectus supplement. The depositor expects that the originator of each of the loans will have applied, consistent with applicable federal and state laws and regulations, underwriting procedures intended to evaluate the borrower's credit standing and repayment ability and/or the value and adequacy of the related property as collateral. The depositor expects the credit, appraisal and underwriting standards described herein to be continuously revised based on opportunities and prevailing conditions in the residential mortgage market and the market for the depositor's mortgage pass-through certificates, mortgage-backed notes and mortgage trust certificates.

    The underwriting criteria applied by the originators of the mortgage loans transferred to a trust may vary significantly among originators. The mortgage loan sellers will generally review only a limited portion of the mortgage loans in any delivery of such mortgage loans for conformity with the applicable credit, appraisal and underwriting standards. For each originator of 20% or more of the mortgage loans transferred to a trust, the accompanying prospectus supplement will describe, to the extent material, the originator's origination program and how long the originator has been engaged in originating assets. The description will include, to the extent material, a description of the originator's experience in originating mortgage loans of the type transferred to the trust and the originator's underwriting criteria for those mortgage loans.

    The underwriting standards of any particular originator typically include a set of specific criteria by which the underwriting evaluation is made. However, the application of the underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a mortgage loan will be considered to be originated generally in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan is in substantial compliance with the underwriting standards. For example, a loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in the underwriting standards were not satisfied, if other factors compensated for the

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criteria that were not satisfied or if the loan is considered to be in substantial compliance with the underwriting standards.

    The depositor anticipates that some of the mortgage loans held by a trust for certain series of securities will have been originated based on underwriting standards and documentation requirements that are less restrictive than for other mortgage loan lending programs. In such cases, borrowers may have credit histories that contain delinquencies on mortgage and/or consumer debts. Some borrowers may have initiated bankruptcy proceedings within a few years of the time of origination of the related loan. In addition, loans held by a trust may have been originated in connection with a governmental program under which underwriting standards were significantly less stringent and designed to promote home ownership or the availability of affordable residential rental property regardless of higher risks of default and losses.

    The mortgage loan seller's underwriting standards are intended to evaluate a prospective mortgagor's credit standing and repayment ability, and the value and adequacy of the proposed mortgage property as collateral. In the loan application process, prospective mortgagors generally will be required to provide information regarding such factors as their assets, liabilities, income, credit history, employment history and other related items. Each prospective mortgagor generally will also provide an authorization to apply for a credit report which summarizes the mortgagor's credit history. With respect to establishing the prospective mortgagor's ability to make timely payments, the mortgage loan seller may require evidence regarding the mortgagor's employment and income, and of the amount of deposits made to financial institution where the mortgagor maintains demand or savings accounts. If a prospective mortgagor meets certain eligibility criteria, the mortgage loan seller may waive some of its documentation requirements and may not obtain information about the mortgagor's income and assets or may obtain but not verify such information.

    In determining the adequacy of the property as collateral, an appraisal is made of each property considered for financing. The appraiser, or an agent on its behalf, is generally required to personally inspect the property and verify that it is in adequate condition and that construction, if new, has been substantially completed. However, in some cases an automated valuation method may be used, under which the appraiser does not personally inspect the property but instead relies on public records regarding the mortgaged property and/or neighboring properties. In either case, the appraisal normally is based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, a replacement cost analysis based on the current cost of constructing or purchasing a similar property. Some of the mortgage loans may be re-underwritten by a mortgage loan seller.

    Certain states where mortgage properties may be located are 'anti-deficiency' states, where, in general, lenders providing credit on on-to-four-family properties must look solely to the property for repayment in the event of foreclosure. See 'Legal Aspects of the Mortgage
Loans -- Anti-Deficiency Legislation and Other Limitation on Lenders'. Underwriting standards in all states (including anti-deficiency states) will require that the underwriting officers be satisfied that the value of the property being financed, as indicated by the independent appraisal, currently supports and is anticipated to support in the future the outstanding loan balance, and provides sufficient value to mitigate the effects of adverse shifts in real estate values.

    In the case of a mortgage loan secured by a leasehold interest in a residential property, commercial property or mixed-use property the title to which is held by a third party lessor, the mortgage loan seller, or another party on its behalf, will be required to warrant, among other things, that the remaining term of the lease and any sublease be at least five years longer than the remaining term of the mortgage loan.

    For any loan insured by the FHA, the mortgage loan seller is required to represent that the FHA loan complies with the applicable underwriting policies of the FHA. See 'Description of Primary Insurance Policies -- FHA Insurance.'

    For any loan guaranteed by the VA, the mortgage loan seller will be required to represent that the VA loan complies with the applicable underwriting policies of the VA. See 'Description of Primary Insurance Policies -- VA Guarantees.'

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    The recent foreclosure or repossession and delinquency experience with respect to mortgage loans serviced by the servicer or, if applicable, the master servicer or a significant sub-servicer will be provided in the related prospectus supplement.

QUALIFICATIONS OF ORIGINATORS AND MORTGAGE LOAN SELLERS

    Each originator will be required to satisfy the qualifications set forth in this paragraph. Each originator must be an institution experienced in originating conventional mortgage loans in accordance with customary and reasonable practices and the mortgage loan seller's or the depositor's guidelines, and must maintain satisfactory facilities to originate those loans. Each originator must be a HUD-approved mortgagee or an institution the deposit accounts in which are insured by the FDIC. In addition, with respect to FHA loans or VA loans, each originator must be approved to originate the mortgage loans by the FHA or VA, as applicable. Each originator and mortgage loan seller must also satisfy criteria as to financial stability evaluated on a case by case basis by the depositor.

                         DESCRIPTION OF THE SECURITIES

    The securities will be issued in series. Each series of certificates evidencing interests in a trust holding mortgage loans will be issued in accordance with a pooling and servicing agreement among the depositor, the servicer and the trustee named in the prospectus supplement. Each series of notes evidencing indebtedness of a trust holding mortgage loans will be issued in accordance with an indenture between the related issuer and the trustee named in the prospectus supplement. The issuer of notes will be the depositor or a trust established under a trust agreement between the depositor and the trustee for the purpose of issuing a series of notes. Where the issuer is a trust, the ownership of the trust will be evidenced by equity certificates issued under the trust agreement. Each series of securities evidencing interests in a trust whose assets consist of Mortgage Securities will be issued in accordance with an agreement among the depositor, the trustee, and a manager, bond administrator or certificate administrator. The provisions of each agreement will vary depending upon the nature of the securities to be issued and the nature of the related trust. Forms of pooling and servicing agreement, servicing agreement, trust agreement and indenture have been filed as exhibits to the registration statement of which this prospectus is a part. The following summaries describe specific provisions which will appear in each agreement. The prospectus supplement for a series of securities will describe additional provisions of the agreement relating to a series. This prospectus together with the prospectus supplement will describe the material terms of the agreement governing the trust related to a series of securities. As used in the prospectus supplement with respect to any series, the term 'certificate' or the term 'note' refers to all of the certificates or notes of that series, whether or not offered by this prospectus and by the related prospectus supplement, unless the context otherwise requires.

    Each series of securities may consist of either:

             a single class of securities evidencing the entire beneficial interest in or indebtedness of the related trust;

             two or more classes of securities evidencing the entire beneficial interest in or indebtedness of the related trust, one or more classes of which will be senior in right of payment to one or more of the other classes;

             two or more classes of securities, one or more classes of which are entitled to (a) principal distributions, with disproportionate, nominal or no interest distributions or
             (b) interest distributions, with disproportionate, nominal or no principal distributions; or

             two or more classes of securities which differ as to timing, sequential order, priority of payment, security interest rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on any class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the mortgage pool, and one or more classes of securities as to which all or a portion of accrued interest will not be distributed but rather will be added to the principal balance of the security on each distribution date in the manner described in the related prospectus supplement.

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    With respect to any series of notes, the equity certificates, insofar as they represent the beneficial ownership interest in the issuer, will be subordinate to the related notes.

    A class of securities may have a principal balance or notional amount, and may be entitled to payments of interest on the principal balance or notional amount based on a fixed, variable or adjustable interest rate. See
' -- Distributions on the Securities' below.

    The specific percentage ownership interest of each class of securities and the minimum denomination for each security will be specified in the related prospectus supplement.

    As to each series of certificates with respect to which a REMIC election is to be made, the servicer, REMIC administrator, or the trustee will be obligated to take all actions required in order to comply with applicable laws and regulations, and will be obligated to pay any Prohibited Transaction Taxes or Contribution Taxes arising out of a breach of its obligations with respect to its compliance without any right of reimbursement from the trust or from any securityholder. A Prohibited Transaction Tax or Contribution Tax resulting from any other cause will be paid by the related trust, resulting in a reduction in amounts otherwise distributable to securityholders. See 'Material Federal Income Tax Consequences.'

FORM OF SECURITIES

    The certificates of each series, including any class of nonoffered certificates, will be issued either as physical certificates or in book-entry form and will represent the entire beneficial interest in the trust created by the related pooling and servicing agreement. The notes of each series, including any class of nonoffered notes, will be issued either as physical notes or in book-entry form and will represent indebtedness of the issuer. The securities will be transferable and exchangeable for like securities of the same class and series in authorized denominations at the corporate trust office of the trustee. The prospectus supplement for each series of securities will describe any limitations on transferability. No service charge will be made for any registration of exchange or transfer of securities, but the depositor or the trustee or any agent of the trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

    If a class of securities of any series is issued in book-entry form, The Depository Trust Company ('DTC') will act as securities depository for such class. Such class will be initially represented by a single security registered in the name of a nominee of Cede & Co., DTC's partnership nominee, or such other name as may be requested by DTC. If the initial principal balance of such class exceeds $500 million, a single security will be issued with respect to each $500 million of initial principal balance and an additional security will be issued with respect to any remaining principal balance of such class. The interests of beneficial owners of book-entry securities will be represented by entries on the records of DTC participants or indirect DTC participants. Physical certificates or notes will be available to beneficial owners of book-entry securities only under the limited circumstances described in the first paragraph under ' -- Definitive Securities' below.

    DTC has advised the depositor that it is a limited-purpose trust company organized under the New York Banking Law, a 'banking organization' within the meaning of the New York Banking Law, a member of the Federal Reserve System, a 'clearing corporation' within the meaning of the New York Uniform Commercial Code and a 'clearing agency' registered pursuant to the provisions of
Section 17A of the Securities Exchange Act of 1934, as amended. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, which, in turn, is owned by a number of DTC participants, the New York Stock Exchange, Inc., the American Stock Exchange LLC, the National Association of Securities Dealers, Inc. and other entities.

    DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among DTC participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in DTC participants' accounts, which eliminates the need for physical movement of securities. DTC participants include underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and similar organizations. Indirect access to the DTC system is also available to other entities, referred to as indirect DTC participants, such as securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. DTC has no knowledge of the

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actual beneficial owners of the book-entry securities; DTC's records reflect only the identity of the DTC participants to whose accounts the book-entry securities are credited, which may or may not be the beneficial owners of the book-entry securities. DTC participants and indirect DTC participants are responsible for keeping account of their holdings on behalf of their customers. Beneficial owners of book-entry securities will not receive written confirmation from DTC of their purchases, but are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the related DTC participants and indirect DTC participants.

    Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among DTC participants on whose behalf it acts and is required to receive and transmit payments of principal and interest, if any, on the book-entry securities. DTC participants and indirect DTC participants with whom beneficial owners of book-entry securities have accounts similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective beneficial owners. Accordingly, although beneficial owners of book-entry securities will not possess definitive securities, the DTC rules and the rules of DTC participants provide a mechanism by which beneficial owners of book-entry securities will receive payments and will be able to transfer their interests.

    Beneficial owners of book-entry securities may hold their book-entry securities through DTC, if they are DTC participants, or indirectly through organizations that are DTC participants, including Euroclear Bank S.A./N.V. ('Euroclear') or Clearstream Banking, societe anonyme ('Clearstream'). Euroclear and Clearstream will hold interests on behalf of their participants through customers' securities accounts in Euroclear's and Clearstream's names on the books of the depositaries that serve Euroclear and Clearstream. Those depositaries, in turn, will hold those interests in customers' securities accounts in the depositaries' names on the books of DTC.

    Beneficial owners of book-entry securities will not be recognized by the trustee, the depositor, the issuer or the servicer as holders of the related securities for purposes of the related agreement, and beneficial owners will be able to exercise their rights as owners of their securities only indirectly through DTC or DTC participants. Any beneficial owner that desires to purchase, sell or otherwise transfer any interest in book-entry securities may do so only through DTC or through DTC participants. In addition, beneficial owners of book-entry securities will receive all distributions of principal and interest on the book-entry securities through DTC or DTC participants. Beneficial owners may experience delays in the receipt of payments relating to their securities because, although payments are required to be forwarded to DTC on each Distribution Date, DTC will forward payments to DTC participants, which will then be required to forward them to indirect DTC participants. Payments on book-entry securities held through Euroclear or Clearstream will be credited to the cash accounts of Euroclear participants or Clearstream participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. The payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See Appendix A to this prospectus.

    Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures. See
Appendix A to this prospectus.

    Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositaries; however, the cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines defined with respect to European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the depositaries. See Appendix A to this prospectus.

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    Neither DTC nor Cede & Co., nor any other DTC nominee, will consent or vote with respect to book-entry securities unless authorized by a DTC participant in accordance with DTC's procedures. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those DTC participants to whose accounts book-entry securities are credited on the record date. Euroclear or Clearstream, as the case may be, will take any action permitted to be taken by securityholders under the related agreement on behalf of a Euroclear participant or Clearstream participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect the actions on its behalf through DTC.

    Clearstream, as a professional depository, holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of securities. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute.

    The Euroclear system was created to hold securities for its participating organizations and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. The operator of the Euroclear system is Euroclear, under contract with the clearance cooperative, Euroclear System Clearance Systems S.C., a Belgian co-operative corporation. All operations are conducted by Euroclear, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear, not the clearance cooperative.

    The Euroclear clearance cooperative establishes policy for Euroclear on behalf of Euroclear participants. Securities clearance accounts and cash accounts with Euroclear are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of Euroclear and applicable Belgian law. The terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments for securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts.

    None of the sponsor, the servicer, the trustee or any of their respective affiliates will have any liability for any actions taken by DTC or its nominee or Clearstream or Euroclear, for any aspect of the records relating to or payments made on account of beneficial owner of book-entry securities, or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

    For a discussion of certain federal income tax consequences applicable to holders of book-entry securities who hold such securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the United States, see Appendix A to this prospectus.

    Definitive Securities

    If a class of securities of any series is initially issued in book-entry form, such class will be issued in fully registered, certificated form to securityholders or their nominees, rather than to DTC or its nominee, only if:

             the servicer advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry securities and the trustee or the servicer is unable to locate a qualified successor;

             the servicer, to the extent permitted by law, advises the trustee in writing that it elects to terminate the book-entry system with respect to the book-entry securities; or

             after the occurrence of an event of default under the related pooling and servicing agreement, in the case of certificates, or the related indenture, in the case of notes, as applicable, holders of book-entry securities evidencing not less than 66 2/3% of the voting rights advise the trustee and DTC through DTC participants in writing that the continuation of a book-entry system through DTC (or its successor) is no longer in the best interest of the securityholders.

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    If any of the above events occurs, DTC is required to notify all DTC participants of the availability of definitive securities. When DTC surrenders its physical securities and provides instructions for re-registration, the trustee will be required to issue definitive securities to replace the book-entry securities. After that happens, the trustee will recognize the holders of those definitive securities as securityholders under the related pooling and servicing agreement or indenture, as applicable.

    Definitive securities will be transferable and exchangeable at the office or agency of the trustee. A reasonable service charge may be imposed for any registration of transfer or exchange, and the trustee or its agent may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with registration of transfer or exchange.

EXCHANGEABLE SECURITIES

    General. If so stated in the related prospectus supplement, a series of securities may include one or more classes of exchangeable securities. In any of these series, the holders of one or more of the classes of exchangeable securities will be entitled, after notice and payment to the trustee of an administrative fee, to exchange all or a portion of those classes for proportionate interests in one or more of the other classes of exchangeable securities. The classes of securities that are exchangeable for one another will be referred to in the related prospectus supplement as 'related' to each other, and each related grouping of exchangeable securities will be referred to as a 'combination.' Each combination of exchangeable securities will be issued by the related trust and, in the aggregate, will represent a distinct combination of interests in the trust. At any time after their initial issuance, any class of exchangeable securities may be exchanged for the related class or classes of exchangeable securities. In some cases, multiple classes of exchangeable securities may be exchanged for one or more classes of related exchangeable securities. Exchanges of securities will be permitted only if payments on the exchangeable securities received in the exchange, in the aggregate, will be made in the same amounts and at the same times as the aggregate payments that would have been made on the exchanged securities.

    Descriptions in the related prospectus supplement about the securities of that series, including descriptions of principal and interest distributions, registration and denomination of securities, credit enhancement, yield and prepayment considerations and tax, ERISA and legal investment considerations, will also apply to each class of exchangeable securities. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable securities in a combination. For example, separate decrement tables and yield tables, if applicable, will be included for each class of a combination of exchangeable securities.

    Exchanges. In order for a holder of exchangeable securities to exchange them for the related exchangeable securities, the following three conditions must be satisfied:

             the aggregate principal balance of the exchangeable securities received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the exchanged securities;

             the aggregate annual amount of interest of the exchangeable securities received in the exchange must equal the aggregate annual amount of interest of the exchanged securities; and

             the class or classes of exchangeable securities must be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

    There are many different types of combinations of exchangeable securities. Any individual series of securities may have multiple types of combinations. Some examples of combinations of exchangeable securities include:

             Two classes of exchangeable securities -- one with an interest rate that varies directly with changes in an index and the other with an interest rate that varies indirectly with changes in that same index -- may be exchanged, together, for a single class of securities with a fixed interest rate. In this case, the two classes with interest rates that varied with an index would be exchanged for a single class with a fixed interest rate. In addition, the aggregate principal balance of the two classes would equal the principal balance of the class with the fixed interest rate.

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             Two classes of exchangeable securities -- one that is an
             interest only class and one that is a principal only class -- may be exchanged, together, for a single class of securities that is entitled to both principal and interest payments. The principal balance of the new principal and interest class would be equal to the principal balance of the exchanged principal only class, and the interest rate on the new principal and interest class would be a fixed rate that when applied to the principal balance of this class would generate an annual interest amount equal to the annual interest amount of the exchanged interest only class.

             Two classes of exchangeable securities -- each a principal and interest class with different fixed interest rates -- may be exchanged, together, for a single class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the two exchanged classes, and a fixed interest rate that when applied to the principal balance of the new class, would generate an annual interest amount equal to the aggregate annual interest amount of the two exchanged classes.

    These examples of combinations of exchangeable securities describe combinations of exchangeable securities which differ in their interest characteristics. In some series, a securityholder may be able to exchange its exchangeable securities for other exchangeable securities that have different principal payment characteristics. Examples of these types of combinations include:

             Two classes of exchangeable securities -- one that is an accrual class that accretes interest for a specified period, with the accreted amount added to the principal balance of that accrual class, and one that is an accretion-directed class that receives principal payments from these accretions -- may be exchanged, together, for a single class that receives payments of principal continuously from the first distribution date on which it receives interest until it is retired.

             Two classes of exchangeable securities -- one that receives principal payments in accordance with a predetermined schedule, such as a planned amortization class, and one that only receives principal payments on a distribution date if scheduled payments have been made according to schedule -- may be exchanged, together, for a single class of exchangeable securities that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

    These examples of combinations of exchangeable securities describe exchanging multiple classes of securities for a single class of securities. If so stated in the related prospectus supplement, it is also possible that a single class of exchangeable securities may be exchanged for two or more classes of securities in the same type of combinations as described in these examples.

    A number of factors may limit the ability of an exchangeable securityholder to effect an exchange. For example, the securityholder must own, at the time of the proposed exchange, the class or classes necessary to make the exchange in the necessary proportions. If a securityholder does not own the necessary classes or does not own the necessary classes in the proper proportions, the securityholder may not be able to obtain the desired class of exchangeable securities. The securityholder desiring to make the exchange may not be able to purchase the necessary class from the then-current owner at a reasonable price or the necessary proportion of the needed class may no longer be available due to principal payments or prepayments that have been applied to that class.

    Procedures. The related prospectus supplement will describe the procedures that must be followed to make an exchange. A securityholder will be required to provide notice to the trustee a specified number of days prior to the proposed exchange date. The notice must include the outstanding principal or notional amount of the securities to be exchanged and to be received, and the proposed exchange date. When the trustee receives this notice, it will provide instructions to the securityholder regarding delivery of the securities and payment of the administrative fee. A securityholder's notice to the trustee will become irrevocable on the second business day prior to the proposed exchange date. Any exchangeable securities in book-entry form will be subject to the rules, regulations and procedures applicable to DTC's book-entry securities.

    If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable securities, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

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ASSIGNMENT OF TRUST ASSETS; REVIEW OF FILES BY TRUSTEE

    At the time of issuance of any series of securities, the depositor will cause the pool of mortgage assets or Mortgage Securities to be transferred to the related trust, together with all principal and interest received on or with respect to the mortgage assets or Mortgage Securities after the related cut-off date, other than principal and interest due on or before the cut-off date and other than any retained interest. The trustee will, concurrently with the assignment of mortgage assets or Mortgage Securities, deliver the securities to the depositor in exchange for the trust assets. Each mortgage asset will be identified in a schedule appearing as an exhibit to the related agreement. The schedule of mortgage assets will include detailed information as to the mortgage assets held by the trust, including the outstanding principal balance of each mortgage asset after application of payments due on the cut-off date, information regarding the interest rate on the mortgage asset, the interest rate net of the sum of the rates at which the servicing fee and the retained interest, if any, are calculated, the retained interest, if any, the current scheduled monthly payment of principal and interest, the maturity of the mortgage note, the value of the mortgaged property and other information with respect to the mortgage assets. Each Mortgage Security will be identified in the related agreement, which will specify as to each Mortgage Security information regarding the original principal amount and outstanding principal balance of each Mortgage Security as of the cut-off date, as well as the annual pass-through rate or interest rate for each Mortgage Security sold to the trust.

    If so specified in the related prospectus supplement, and in accordance with the rules of membership of Merscorp, Inc. and/or Mortgage Electronic Registration Systems, Inc., or MERS'r', assignments of the mortgages for the mortgage loans held by the related trust will be registered electronically through Mortgage Electronic Registration Systems, Inc., or MERS'r' System. With respect to mortgage loans registered through the MERS'r' System, MERS'r' shall serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trust and will not have any interest in any of those mortgage loans.

    The depositor will, with respect to each mortgage asset, deliver or cause to be delivered to the trustee, or to the custodian, a mortgage note endorsed to the trustee, the trust, or in blank, the original recorded mortgage with evidence of recording or filing indicated on it, and an assignment (except as to any mortgage loan registered on the MERS'r' System) to the trustee, the trust, or in blank of the mortgage in a form for recording or filing as may be appropriate in the state where the mortgaged property is located; or, in the case of each cooperative loan, the related cooperative note endorsed to the trustee, the trust, or in blank, the original security agreement, the proprietary lease or occupancy agreement, the assignment of the proprietary lease to the originator of the cooperative loan, the recognition agreement, the related stock certificate and related blank stock powers, a copy of the original filed financing statement, and an assignment to the trustee or the trust of the security agreement, the assignment of proprietary lease and the financing statement; provided, however, that if so indicated in the applicable prospectus supplement, the depositor will not deliver to the trustee or to the custodian mortgage notes endorsed to the trustee, the trust or in blank, assignments of mortgage to the trustee, the trust, or in blank, or assignments to the trustee or the trust of the other documents relating to cooperative loans described above.

    With respect to any mortgage loan secured by a mortgaged property located in Puerto Rico, the mortgages with respect to these mortgage loans either
(a) secure a specific obligation for the benefit of a specified person or
(b) secure an instrument transferable by endorsement. Endorsable Puerto Rico Mortgages do not require an assignment to transfer the related lien. Rather, transfer of endorsable mortgages follows an effective endorsement of the related mortgage note and, therefore, delivery of the assignment referred to in the paragraph above would be inapplicable. Direct Puerto Rico Mortgages that secure a specific obligation for the benefit of a specified person, however, require an assignment to be recorded with respect to any transfer of the related lien and the assignment for that purpose would be delivered to the trustee.

    With respect to any security backed by a Mortgage Security, the depositor will transfer, convey and assign to the trust all right, title and interest of the depositor in the Mortgage Securities and related property. The assignment will include all principal and interest due on or with respect to the Mortgage Securities after the cut-off date specified in the accompanying prospectus supplement. The depositor will

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cause the Mortgage Securities to be registered in the name of the trust, the trustee or its nominee, and the trust will concurrently authenticate and deliver the securities. The trustee will not be in possession of or be assignee of record of any underlying assets for a Mortgage Security.

    Mortgage loans may be transferred to a trust with documentation defects or omissions, such as missing notes or mortgages or missing title insurance policies. The related prospectus supplement will state whether the mortgage loan seller, the depositor or any other person will be required to cure those defects or repurchase or substitute for those mortgage loans if the defect or omission is not cured.

    If stated in the related prospectus supplement, for up to 50% of the total number of mortgage loans as of the cut-off date, the depositor may deliver all or a portion of each related mortgage file (including the related mortgage note) to the trustee within 30 days after the Closing Date. Should the depositor fail to deliver all or a portion of any mortgage files to the trustee within that period, the depositor will be required to use its best efforts to deliver a replacement mortgage loan for the related delay delivery mortgage loan or repurchase the related delay delivery mortgage loan.

    The trustee will be authorized, with the consent of the depositor and the servicer, to appoint a custodian pursuant to a custodial agreement to maintain possession of documents relating to the mortgage loans as the agent of the trustee.

REPRESENTATIONS AND WARRANTIES REGARDING THE MORTGAGE LOANS; REMEDIES FOR BREACH

    Representations by the Mortgage Loan Seller or Originator. Each mortgage loan seller, or a party on its behalf, generally will have made representations and warranties in respect of the mortgage loans sold by that mortgage loan seller to the depositor. If the mortgage loan seller did not originate the mortgage loans, the mortgage loan seller may in some cases instead have assigned to the depositor the representations and warranties made to the mortgage loan seller by the mortgage loan originator, an intervening seller of the mortgage loans, or a party on its behalf. The depositor will assign to the trust those representations and warranties made or assigned to the depositor. The representations and warranties will be made as of a specified date, which may be the Closing Date for the initial issuance of the related series of securities, the cut-off date or a different date on which the mortgage loans were sold by the mortgage loan seller or the originator, as applicable. The representations and warranties will include, by way of example, the following:

             Each mortgage is a valid and enforceable lien on the related mortgaged property, except as such enforcement may be limited by laws affecting the enforcement of creditors' rights generally and principles of equity, and except as provided in the applicable sale agreement;

             The purchaser of the mortgage loans will be the legal owner of each mortgage loan, free and clear of any encumbrance or lien (other than any lien under the applicable sale agreement);

             No mortgage loan is more than a specified number of days delinquent;

             There are no delinquent assessments or taxes outstanding against any mortgaged property;

             Each mortgaged property is free of damage and in good repair, ordinary wear and tear excepted;

             Each mortgage loan at the time it was made complied with all applicable local, state and federal laws;

             Each mortgage loan (except mortgage loans secured by cooperative properties) is covered by a title insurance policy insuring the lien status of the mortgage, subject to the exceptions set forth in the policy; and

             All required hazard insurance or other insurance has been validly issued and remains in full force and effect.

    If a person makes any of the foregoing representations and warranties on behalf of a mortgage loan seller or originator, the identity of the person will be specified in the related prospectus supplement. Any such person will be an affiliate of the mortgage loan seller or originator or a person acceptable to the depositor having knowledge regarding the subject matter of those representations and warranties.

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    If the foregoing representations and warranties are made prior to the
Closing Date and assigned by the depositor to the trust, a substantial period of time may have elapsed between the date the representations and warranties were made and the Closing Date. If so, and unless the representations and warranties are later restated, the person who made the representations and warranties will have a cure, repurchase or substitution obligation (as described below) in connection with any breach of a representation and warranty only if the relevant event that caused the breach occurred prior to the date of sale of the applicable mortgage loan by the person who made the representation and warranty. However, the depositor will not transfer any mortgage loan to a trust if anything has come to the depositor's attention that would cause it to believe that the representations and warranties made in respect of a mortgage loan will not be accurate and complete in all material respects as of the Closing Date.

    Representations by the Depositor. The depositor will only represent and warrant, in respect of the mortgage loans, that as of the Closing Date, the trust will be the legal owner of each mortgage loan, free and clear of any encumbrance or lien (other than (i) any lien arising before the depositor's purchase of the mortgage loan from the mortgage loan seller and (ii) any lien under the agreement governing the trust).

    Remedies for Breach. Upon a breach of any representation and warranty of the depositor, a mortgage loan seller, an originator or another party on behalf of a mortgage loan seller or originator that materially and adversely affects the value of a mortgage asset or the interests of the securityholders or the trust in the mortgage asset, the person who made the representation and warranty will be obligated either to cure the breach in all material respects, repurchase the mortgage asset at the Purchase Price or substitute for that mortgage asset as described in the next paragraph.

    If the depositor, a mortgage loan seller, an originator or another party who made a representation and warranty on behalf of a mortgage loan seller or originator discovers or receives notice of any breach of its representations and warranties with respect to a mortgage asset, such person may be permitted, rather than to repurchase the mortgage asset, to reacquire the mortgage asset from the trust and substitute in its place one or more mortgage assets, but only if (a) with respect to a trust for which a REMIC election is to be made, the substitution is effected within two years of the date of initial issuance of the certificates, plus permissible extensions, or (b) with respect to a trust for which no REMIC election is to be made, the substitution is effected within 180 days of the date of initial issuance of the securities. Each substitute mortgage asset will, on the date of substitution, comply with the following requirements:

        (1) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance, after deduction of all unpaid scheduled payments due as of the date of substitution, of the reacquired mortgage asset,

        (2) have an interest rate not less than, and not more than 1% greater than, the interest rate of the reacquired mortgage asset,

        (3) have a remaining term to maturity not greater than, and not more than two years less than, that of the reacquired mortgage asset,

        (4) have a Lockout Date, if applicable, not earlier than the Lockout Date on the reacquired mortgage loan, and

        (5) comply with all of the representations and warranties set forth in the applicable agreement as of the date of substitution.

    In connection with any substitution, an amount generally equal to the difference between the outstanding principal balance of the reacquired mortgage asset and the outstanding principal balance of the substitute mortgage asset, together with (i) one month's interest at the applicable rate at which interest accrued on the reacquired mortgage asset (net of the rate at which the servicing fee is calculated) on the difference and (ii) the amounts described in clauses (3), (4) and (5) of the definition of 'Purchase Price,' will be deposited in the distribution account and distributed to securityholders on the first distribution date following the Prepayment Period in which the substitution occurred. In the event that one mortgage asset is substituted for more than one reacquired mortgage asset, or more than one mortgage asset is substituted for one or more reacquired mortgage assets, then the principal balances described in clause (1) above will be the applicable aggregate principal balances, the interest rate described in clause (2) above with respect to reacquired mortgage assets will be the weighted average interest rate, the remaining term described in

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clause (3) above with respect to reacquired mortgage assets will be the weighted average remaining term, and the Lockout Date described in clause (4) above with respect to reacquired mortgage assets will be the weighted average Lockout Date.

    An independent verification of the substituting party's compliance with the foregoing requirements with respect to substitutions of mortgage assets may be made by the rating agencies that rated the related securities. Securityholders will be notified of changes to the pool assets in the monthly report to securityholders.

    With respect to any series as to which credit support is provided by means of a mortgage pool insurance policy, in addition to making the representations and warranties described above, the depositor, a mortgage loan seller, an originator or another party on behalf of a mortgage loan seller or originator, as specified in the related prospectus supplement, will represent and warrant that no action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed which has resulted or will result in the exclusion from, denial of or defense to coverage under any applicable primary mortgage insurance policy, FHA insurance policy, mortgage pool insurance policy, special hazard insurance policy or bankruptcy bond, irrespective of the cause of the failure of coverage but excluding any failure of an insurer to pay by reason of the insurer's own breach of its insurance policy or its financial inability to pay. This representation is referred to in this prospectus and the related prospectus supplement as the insurability representation. Upon a breach of the insurability representation which materially and adversely affects the interests of the securityholders in a mortgage loan, the person making such representation will be obligated either to cure the breach in all material respects or to purchase the affected mortgage asset at the Purchase Price. The related prospectus supplement may provide that the performance of an obligation to repurchase mortgage assets following a breach of an insurability representation will be ensured in the manner specified in the prospectus supplement. See 'Description of Primary Insurance Policies' and 'Description of Credit Support' in this prospectus and in the related prospectus supplement for information regarding the extent of coverage under the aforementioned insurance policies.

    The obligation to repurchase or, other than with respect to the insurability representation if applicable, to substitute mortgage loans constitutes the sole remedy available to the securityholders or the trustee for any breach of the representations. The depositor will not be obligated to repurchase or substitute for a mortgage loan if a mortgage loan seller, originator or other person defaults on its obligation to do so, and no assurance can be given that mortgage loan sellers, originators or other persons will carry out their repurchase or substitution obligations with respect to mortgage loans.

    The servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the servicing agreement. Upon a breach of any representation of the servicer which materially and adversely affects the interests of the securityholders, the servicer will be obligated to cure the breach in all material respects.

ESTABLISHMENT OF CUSTODIAL ACCOUNT; DEPOSITS TO CUSTODIAL ACCOUNT IN RESPECT OF TRUST ASSETS

    The servicer or the trustee will, as to each trust, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related trust assets. These accounts are collectively referred to in this prospectus as the custodial account. The custodial account must be either maintained with an eligible institution with minimum debt ratings as specified in the related servicing agreement or otherwise satisfactory to the rating agency or agencies rating any class of securities of the series;

             an account or accounts the deposits in which are insured by the FDIC, to the limits established by the FDIC; or

             a trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity.

    A custodial account may be maintained as an interest bearing or a noninterest bearing account, or the funds held in the custodial account may be invested pending each succeeding distribution date in U.S. government securities and other high-quality investments specified in the related servicing agreement. Any

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interest or other income earned on funds in the custodial account will either
(i) be paid to the servicer or the trustee or their designee as additional compensation, or (ii) be paid as is set forth in the applicable prospectus supplement. The custodial account may be maintained with an institution that is an affiliate of the servicer or the trustee, provided that the institution meets the standards set forth in the bullet points above. If permitted by the rating agency or agencies and so specified in the related prospectus supplement, a custodial account may contain funds relating to more than one series of securities and may, if applicable, contain other funds respecting payments on mortgage loans belonging to the servicer or serviced by it on behalf of others.

    Each sub-servicer servicing a trust asset under a sub-servicing agreement will establish and maintain one or more separate accounts which may be interest bearing and which will comply with the standards with respect to custodial accounts or other standards as may be acceptable to the servicer. The sub-servicer will be required to credit to the related sub-servicing account on a daily basis the amount of all proceeds of mortgage assets received by the sub-servicer, less its servicing compensation. The sub-servicer will remit to the servicer by wire transfer of immediately available funds all funds held in the sub-servicing account with respect to each mortgage asset on the monthly remittance date or dates specified in the related servicing agreement.

    The servicer will deposit or cause to be deposited in the custodial account for each trust that holds mortgage loans, the following payments and collections received, or advances made, by the servicer or on its behalf subsequent to the cut-off date, other than payments due on or before the cut-off date and exclusive of any retained interest and net of any portion retained by the servicer or a sub-servicer as its servicing compensation:

        (1) all payments on account of principal, including principal prepayments, on the mortgage assets or Mortgage Securities;

        (2) all payments on account of interest on the mortgage assets or Mortgage Securities;

        (3) all proceeds of the hazard insurance policies and any special hazard insurance policy, other than amounts applied to the restoration or repair of the property or released to the mortgagor in accordance with the normal servicing procedures of the servicer or the related sub-servicer, subject to the terms and conditions of the related Mortgage and mortgage note, any primary mortgage insurance policy, any FHA insurance policy, any VA guarantee, any bankruptcy bond and any mortgage pool insurance policy and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise, together with the net proceeds on a monthly basis with respect to any mortgaged properties acquired for the benefit of securityholders by foreclosure or by deed in lieu of foreclosure or otherwise;

        (4) any amounts required to be paid under any letter of credit, as described below under 'Description of Credit Support -- Letter of Credit';

        (5) any advances made as described below under 'Advances by the Servicer in respect of Delinquencies on the Trust Assets';

        (6) if applicable and if so specified in the related prospectus supplement, all amounts required to be transferred to the custodial account from a reserve fund, as described below under 'Description of Credit Support -- Reserve Fund';

        (7) any buydown funds, and, if applicable, investment earnings on those funds, required to be deposited in the custodial account as described in the first paragraph below;

        (8) all proceeds of any mortgage loan or property in respect of any mortgage asset purchased by, and all amounts paid in connection with any substitution of mortgage assets by, the depositor or any mortgage loan seller or originator as described under ' -- Representations and Warranties Regarding the Mortgage Loans; Remedies for Breach' above, exclusive of the retained interest, if any, in respect of the mortgage asset;

        (9) all payments required to be deposited in the custodial account with respect to any deductible clause in any blanket insurance policy described under 'Description of Primary Insurance Policies -- Primary Hazard Insurance Policies'; and

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        (10) any amount required to be deposited by the servicer in connection with net losses realized on investments for the benefit of the servicer of funds held in the custodial account.

    For each buydown mortgage loan, the servicer, or a sub-servicer, will deposit related buydown funds in a custodial account, which may be interest bearing, and that otherwise meets the standards for custodial accounts. This account is referred to in this prospectus and the related prospectus supplement as a buydown account. The terms of all buydown mortgage loans provide for the contribution of buydown funds in an amount not less than either (a) the total payments to be made from the buydown funds under the related buydown plan or
(b) if the buydown funds are present valued, that amount that, together with investment earnings on those funds at a specified rate, compounded monthly, will support the scheduled level of payments due under the buydown mortgage loan. Neither the servicer, any sub-servicer nor the depositor will be obligated to add to the buydown funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments. To the extent that any insufficiency in buydown funds is not recoverable from the borrower, distributions to securityholders will be affected. For each buydown mortgage loan, the servicer will deposit in the custodial account the amount, if any, of the buydown funds, and, if applicable, investment earnings on those funds, so that when added to the amount due from the borrower on the buydown mortgage loan, it equals the full monthly payment which would be due if it were not subject to the buydown plan.

    If a buydown mortgage loan is prepaid in full or liquidated, the related buydown funds will be applied as follows. If the mortgagor on a buydown mortgage loan prepays the loan in its entirety during the buydown period, the servicer will withdraw from the buydown account and remit to the mortgagor in accordance with the related buydown plan any buydown funds remaining in the buydown account. If a prepayment by a mortgagor during the buydown period together with buydown funds will result in a prepayment in full, the servicer will withdraw from the buydown account for deposit in the custodial account the buydown funds and investment earnings on those funds, if any, which together with the prepayment will result in a prepayment in full. If the mortgagor defaults during the buydown period with respect to a buydown mortgage loan and the mortgaged property is sold in liquidation, either by the servicer or the insurer under any related insurance policy, the servicer will withdraw from the buydown account the buydown funds and all investment earnings on those funds, if any, for deposit in the custodial account or remit the same to the insurer if the mortgaged property is transferred to the insurer and the insurer pays all of the loss incurred in respect of the default. In the case of any prepaid or defaulted buydown mortgage loan the buydown funds in respect of which were supplemented by investment earnings, the servicer will withdraw from the buydown account and either deposit in the custodial account or remit to the borrower, depending upon the terms of the buydown plan, any investment earnings remaining in the related buydown account.

    Any buydown funds and any investment earnings on those funds deposited in the custodial account in connection with a full prepayment of the related buydown mortgage loan will be deemed to reduce the amount that would be required to be paid by the borrower to repay fully the related mortgage loan if the mortgage loan were not subject to the buydown plan.

    With respect to Mortgage Securities, the trustee, manager, bond administrator or certificate administrator, as specified in the accompanying prospectus supplement, will deposit in the custodial account all payments on the Mortgage Securities as they are received after the cut-off date. If the trustee has not received a distribution for any Mortgage Security by the second business day after the date on which such distribution was due and payable, the trustee will request the issuer or guarantor, if any, of such Mortgage Security to make such payment as promptly as possible and legally permitted. The trustee may take any legal action against the related issuer or guarantor as is appropriate under the circumstances, including the prosecution of any claims in connection therewith. The reasonable legal fees and expenses incurred by the trustee in connection with the prosecution of any legal action will be reimbursable to the trustee out of the proceeds of the action and will be retained by the trustee prior to the deposit of any remaining proceeds in the custodial account pending distribution of those proceeds to the securityholders of the affected series. If the trustee has reason to believe that the proceeds of the legal action may be insufficient to cover its projected legal fees and expenses, the trustee will notify the related securityholders that it is not obligated to pursue any available remedies unless adequate indemnity for its legal fees and expenses is provided by the securityholders.

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    Withdrawals. With respect to each series of securities, the servicer, trustee or special servicer may make withdrawals from the custodial account for the related trust for any of the following purposes, unless otherwise provided in the related agreement:

        (1) to make distributions to the related securityholders on each distribution date;

        (2) to reimburse the servicer or any other specified person for unreimbursed advances made by it in respect of mortgage assets held by the trust as described under ' -- Advances by Servicer in Respect of Delinquencies on the Trust Assets' below or unreimbursed servicing expenses incurred by it with respect to mortgage assets held by the trust and properties acquired in respect of those assets, these reimbursements to be made out of late collections of interest and principal, Insurance Proceeds, Liquidation Proceeds or other amounts received on the particular mortgage assets or related properties with respect to which the advances were made;

        (3) to reimburse the servicer or any other specified person for any advances or servicing expenses described in clause (2) above made or incurred by it which, in the good faith judgment of the servicer or the other person, will not be recoverable from the amounts described in clause
    (2) above, the reimbursement to be made from amounts collected on other mortgage assets held by the trust;

        (4) if so specified in the related prospectus supplement, to pay the servicer, a special servicer or another specified entity (including a provider of credit enhancement) interest accrued on the advances or expenses described in clause (2) above made or incurred by it while these remain outstanding and unreimbursed;

        (5) to reimburse the servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred thereby, as and to the extent described under ' -- Matters Regarding the Servicer and the Depositor';

        (6) if so specified in the related prospectus supplement, to pay the fees of the trustee or, if applicable, the custodian;

        (7) if so specified in the related prospectus supplement, to pay any ongoing fees of a credit support provider, if applicable;

        (8) if so specified in the related prospectus supplement, to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred thereby, as and to the extent described under ' -- Description of the Trustee';

        (9) to pay the servicer, the trustee, or such other person designated in the applicable prospectus supplement as additional compensation, interest and investment income earned in respect of amounts held in the custodial account;

        (10) if one or more elections have been made to treat the trust or designated assets held by the trust as a REMIC, to pay any federal, state or local taxes imposed on the trust or its assets or transactions, as and to the extent described under 'Material Federal Income Tax Consequences -- REMICS -- Prohibited Transactions and Other Possible REMIC Taxes';

        (11) if so specified in the related prospectus supplement, to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect of that loan in connection with the liquidation of the mortgage loan or property;

        (12) if so specified in the related prospectus supplement, to pay for the cost of various opinions of counsel obtained pursuant to the related agreement for the benefit of the related securityholders;

        (13) if so specified in the related prospectus supplement, to pay for costs and expenses incurred by the trust for environmental site assessments performed with respect to multifamily properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on those mortgaged properties, as described under 'Procedures for Realization Upon Defaulted Mortgage Assets';

        (14) to make any other withdrawals permitted by the related agreement and described in the related prospectus supplement;

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        (15) to clear and terminate the custodial account upon the termination of the trust; and

        (16) to correct for any amounts deposited in error.

DEPOSITS TO DISTRIBUTION ACCOUNT

    The trustee will, as to the related trust, establish and maintain a distribution account which must be an eligible account. The trustee will deposit or cause to be deposited in the distribution account for the related trust amounts received from the servicer or otherwise in respect of the related securities.

DISTRIBUTIONS ON THE SECURITIES

    Distributions allocable to principal and interest on the securities of each series will be made by or on behalf of the trustee each month on each date as specified in the related prospectus supplement and referred to as a distribution date, generally commencing with the month following the month in which the applicable cut-off date occurs. Distributions will be made to the persons in whose names the securities are registered at the close of business on the Record Date, and the amount of each distribution will be determined as of the close of business on the date specified in the related prospectus supplement and referred to as the determination date. All distributions with respect to each class of securities on each distribution date will be allocated pro rata among the outstanding securities of that class. Payments to the holders of securities of any class on each distribution date will be made to the securityholders of the respective class of record on the next preceding Record Date, other than in respect of the final distribution, based on the aggregate fractional undivided interests in that class represented by their respective securities. Payments will be made by wire transfer in immediately available funds to the account of, or by check mailed to, each securityholder, as specified by each securityholder and at the address of such holder as it appears on the security register maintained by the trustee or its agent. The final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency specified in the notice to securityholders of the final distribution. With respect to each series of certificates or notes, the security register will be referred to as the certificate register or note register, respectively.

    For each class of securities of any series that is issued in book-entry form, such class will be represented by a single security registered in the name of a nominee of DTC, and beneficial owners of such book-entry securities will receive all distributions of principal and interest through DTC or DTC participants. See ' -- Form of Securities' above.

    All distributions on the securities of each series on each distribution date will be made from the available distribution amount described in the next sentence, in accordance with the terms of the applicable pooling and service agreement or indenture. The available distribution amount for each series of securities will be described in the related prospectus supplement and will include the following amounts for each distribution date:

        (1) the total amount of all cash received by or on behalf of the servicer with respect to the mortgage assets by the related determination date and not previously distributed, except:

           (a) all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Date;

           (b) all prepayments received subsequent to the related Prepayment Period (together with any interest payment received with prepayments in full to the extent that it represents the payment of interest accrued on the mortgage asset for the period after the previous Due Period);

           (c) Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related Prepayment Period;

           (d) all amounts that are due or reimbursable to the depositor, the trustee, a mortgage loan seller, a sub-servicer or the servicer or that are payable in respect of specified expenses of the related trust; and

           (e) any other amounts described in the related prospectus supplement;

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        (2) if the related prospectus supplement so provides, interest or investment income on amounts on deposit in the distribution account;

        (3) all advances with respect to the distribution date;

        (4) if the related prospectus supplement so provides, Compensating Interest;

        (5) to the extent not included under clause (1) above, any amounts collected under, from or in respect of any credit support with respect to the distribution date; and

        (6) any other amounts described in the related prospectus supplement.

    The entire available distribution amount will be distributed among the related securities, including any nonoffered securities, on each distribution date, and accordingly will not be available for any future distributions.

    Distributions of Interest on the Securities. Each class of securities may earn interest at a different rate, which may be a fixed, variable or adjustable security interest rate. The related prospectus supplement will specify the security interest rate for each class, or, in the case of a variable or adjustable security interest rate, the method for determining the security interest rate.

    With respect to each class of securities entitled to interest and each distribution date, the distribution in respect of interest will be equal to one month's interest on the outstanding principal balance of the security immediately prior to the distribution date, at the applicable security interest rate, subject to the following. As to each Strip Security with no or a nominal principal balance, the distributions in respect of interest on any distribution date will be on the basis of a notional amount and equal one month's Stripped Interest. Prior to the time interest is distributable on any class of Accrual Securities, interest accrued on that class will be added to the principal balance of that class on each distribution date. Interest distributions on each security of a series will be reduced in the event of shortfalls in collections of interest resulting from prepayments on mortgage loans, as described below, to the extent not covered by Compensating Interest, with that shortfall allocated among the securities of that series as specified in the related prospectus supplement. See 'Yield and Maturity Considerations' in this prospectus.

    Distributions of Principal of the Securities. The principal balance of a security, at any time, will equal the maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets held by the related trust. The principal balance of each offered security will be stated in the related prospectus supplement as the certificate principal balance with respect to a certificate and the note balance with respect to a note. The outstanding principal balance of a security will be reduced to the extent of distributions of principal on that security, and, if and to the extent so provided on the related prospectus supplement, by the amount of any realized losses allocated to that security. The outstanding principal balance of a security may be increased by any deferred interest if so specified in the related prospectus supplement. The initial aggregate principal balance of a series and each class of securities related to a series will be specified in the related prospectus supplement. Distributions of principal will be made on each distribution date to the class or classes of securities entitled to principal until the principal balance of that class has been reduced to zero. Distributions of principal of any class of securities will be made on a pro rata basis among all of the securities of the class. Securities with no principal balance will not receive distributions of principal.

    Prepayment Interest Shortfalls and Compensating Interest. When a borrower prepays a mortgage loan in full between scheduled due dates for the mortgage loan, the borrower pays interest on the amount prepaid only to but not including the date on which the principal prepayment is made. Similarly, Liquidation Proceeds from a mortgaged property will not include interest for any period after the date on which the liquidation took place. Partial prepayments will in most cases be applied as of the most recent due date, so that no interest is due on the following due date on the amount prepaid.

    If so stated in the accompanying prospectus supplement, to the extent funds are available from amounts that may include the servicing fee, the servicer may make an additional payment to securityholders to cover certain prepayment interest shortfalls with respect to loans that prepaid during the related prepayment period, referred to as Compensating Interest. Compensating Interest will be limited to the amount specified in the accompanying prospectus supplement and may not be sufficient to cover the prepayment interest shortfalls. If so stated in the accompanying prospectus supplement, no Compensating

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Interest may be paid at all. Compensating Interest will generally not be paid with respect to closed-end home equity loans and revolving credit loans. If so stated in the accompanying prospectus supplement, prepayment interest shortfalls may be applied to reduce interest otherwise payable to all or some classes of securities of a series.

    Allocation to Securityholders of Losses on the Trust Assets. With respect to any defaulted mortgage loan that is finally liquidated, through foreclosure sale or otherwise, the amount of the realized loss incurred in connection with liquidation will equal the excess, if any, of the unpaid principal balance of the liquidated loan immediately prior to liquidation, over the aggregate amount of Liquidation Proceeds derived from liquidation remaining after application of the proceeds to unpaid accrued interest on the liquidated loan and to reimburse the servicer or any sub-servicer for related unreimbursed advances and expenses. With respect to mortgage loans the principal balances of which have been reduced in connection with bankruptcy proceedings, the amount of that reduction also will be treated as a realized loss. As to any series of securities, other than a Senior/Subordinate Series, any realized loss not covered as described under 'Description of Credit Support' will be allocated among all of the securities on a pro rata basis. As to any Senior/Subordinate Series, realized losses will be allocated first to the most subordinate class of securities as described below under 'Description of Credit Support -- Subordination.'

ADVANCES BY SERVICER IN RESPECT OF DELINQUENCIES ON THE TRUST ASSETS

    With respect to any series of securities, the servicer will advance, on or before each distribution date, from funds held by the servicer for future distribution, or from its own funds, the amount of interest that was due on each mortgage asset on the related Due Date and was delinquent on the related determination date. The prospectus supplement for a series may also provide that the servicer will advance the amount of principal that was due on the related Due Date and was delinquent on the related determination date, except that, with respect to balloon loans, the servicer will not have to advance a delinquent balloon payment. Notwithstanding the foregoing, the servicer will not make an advance if it determines, in good faith, that the advance would not be recoverable from late payments, Insurance Proceeds, Liquidation Proceeds or other amounts received for the mortgage asset with respect to the which the advance was made.

    Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of securities entitled to payments, rather than to guarantee or insure against losses. An advance of the servicer's funds will be reimbursable only out of recoveries on the mortgage asset with respect to the which the advance was made, including amounts received under any form of credit support; provided, however, that an advance will be reimbursable from recoveries on other mortgage assets in the event that the servicer determines that the advance is not ultimately reimbursable from recoveries on the related mortgage asset. If advances have been made by the servicer from funds held by the servicer for future distribution, the servicer will replace those funds on any future distribution date to the extent that funds available for distribution on that distribution date are less than distributions required to be made to securityholders on that date. If so specified in the related prospectus supplement, the obligations of the servicer to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any surety bond, will be set forth in the related prospectus supplement.

    Advances in respect of delinquencies will not be made in connection with home equity revolving credit loans. In the case of home equity revolving credit loans, the servicer may be required to advance funds to cover any draws made on a home equity revolving credit loan, subject to reimbursement by the entity specified in the accompanying prospectus supplement, provided that draws may be covered first from principal collections on the other loans in the mortgage pool.

    As specified in the accompanying prospectus supplement for any series of securities as to which the trust holds Mortgage Securities, any advancing obligations will be under the terms of the Mortgage Securities and may differ from the provisions relating to advances described in this prospectus.

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FORM OF REPORTS TO SECURITYHOLDERS

    On each distribution date, the servicer or the trustee will make available to each securityholder and to such other parties as may be specified in the related servicing agreement, a statement setting forth the following as of the distribution date:

        (1) the total amount of (i) interest, (ii) scheduled principal,
    (iii) principal prepayments, (iv) liquidation proceeds, (v) repurchase proceeds and (vi) subsequent recoveries on mortgage loans after such mortgage loans were liquidated, available for distribution to the securities on that distribution date;

        (2) the amount of (i) interest and (ii) principal to be distributed to each class of securities on that distribution date;

        (3) the amount of (i) any realized losses and (ii) any shortfall in interest collections resulting from prepayments (to the extent not covered by Compensating Interest) or from application of the Relief Act to be allocated to each class of securities on that distribution date;

        (4) the principal balance for each class of securities before and after giving effect to such distributions and allocations;

        (5) the amount of any advances of scheduled principal and interest made by the servicer during the related distribution period;

        (6) the number and aggregate principal balance of the mortgage loans at the beginning and end of the distribution period;

        (7) updated aggregate pool information, including weighted average pass-through rate, weighted average remaining term and geographic concentrations;

        (8) delinquency information for the distribution period, including
    (i) the number and aggregate principal balance of the mortgage loans delinquent one, two and three months or more, (ii) the number and aggregate principal balance of the mortgage loans with respect to which foreclosure proceedings have been initiated and (iii) the number and aggregate principal balance of the mortgage loans with respect to which the related mortgaged properties have been acquired by the trust through foreclosure;

        (9) the amount deposited in a reserve fund, if any, on that distribution date;

        (10) the amount remaining in the reserve fund, if any, as of the close of business on that distribution date;

        (11) in the case of securities that accrue interest at the variable rate, the security interest rate applicable to that distribution date, as calculated in accordance with the method specified in the related prospectus supplement; and

        (12) as to any series which includes credit support, the amount of coverage of each instrument of credit support as of the close of business on that distribution date.

    In addition, by the date required by applicable tax law of each calendar year, the servicer will furnish, to each person who at any time during the calendar year was a holder of a security, a statement setting forth the aggregate amount of interest and principal distributed to each class of securities and the aggregate amount of administration or servicing compensation received by the trustee or the servicers for that calendar year or the applicable portion of that year during which that person was a securityholder, and such other customary information as the servicer determines to be necessary to enable securityholders to prepare their tax returns for such calendar year or portion of such calendar year.

COLLECTION AND OTHER SERVICING PROCEDURES EMPLOYED BY THE SERVICER, MANAGER, BOND ADMINISTRATOR OR CERTIFICATE ADMINISTRATOR

    The servicer, directly or through sub-servicers, will make reasonable efforts to collect all scheduled payments under the mortgage loans and will follow or cause to be followed the collection procedures as it would follow with respect to mortgage assets that are comparable to the mortgage assets and held for its own account, provided these procedures are consistent with the related servicing agreement and any related

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insurance policy, bankruptcy bond, letter of credit or other insurance instrument described under 'Description of Primary Insurance Policies' or 'Description of Credit Support.' The servicer, however, will not be required to make Nonrecoverable Advances. Consistent with this servicing standard, the servicer may, in its discretion, waive any late payment charge in respect of a late mortgage loan payment and, only upon determining that the coverage under any related insurance instrument will not be affected, extend or cause to be extended the due dates for payments due on a mortgage note for a period not greater than 180 days.

    In instances in which a mortgage asset is in default, or if default is reasonably foreseeable, and if determined by the servicer or special servicer, if applicable, to be in the best interests of the related securityholders, the servicer may permit modifications of the mortgage asset rather than proceeding with foreclosure. In making that determination, the estimated realized loss that might result if the mortgage asset were liquidated would be taken into account. Modifications may have the effect of reducing the interest rate on the mortgage asset, forgiving the payment of principal or interest or extending the final maturity date of the mortgage asset. Any modified mortgage asset will continue to be held by the related trust, and the reduction in collections resulting from the modification may result in reduced distributions of interest, or other amounts, on, or may extend the final maturity of, one or more classes of the related securities.

    In connection with any significant partial prepayment of a mortgage asset, the servicer, to the extent not inconsistent with the terms of the mortgage note and local law and practice, may permit the mortgage asset to be reamortized so that the monthly payment is recalculated as an amount that will fully amortize the remaining principal amount of the mortgage asset by the original maturity date based on the original interest rate. This will not be permitted if it would constitute a modification of the mortgage asset for federal income tax purposes.

    In any case in which property securing a mortgage asset has been, or is about to be, conveyed by the borrower, or in any case in which property securing a multifamily loan or commercial loan has been, or is about to be, encumbered by the borrower, the servicer will exercise or cause to be exercised on behalf of the related trust the lender's rights to accelerate the maturity of the mortgage asset under any due-on-sale or due-on-encumbrance clause applicable to that mortgage asset. The servicer will exercise these rights only if the exercise of any of these rights is permitted by applicable law and will not impair or threaten to impair any recovery under any related insurance instrument. If these conditions are not met or if the servicer reasonably believes it is unable under applicable law to enforce a due-on-sale or due-on-encumbrance clause, the servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the property has been or is about to be conveyed or encumbered, under which that person becomes liable under the mortgage note or cooperative note and, to the extent permitted by applicable law, the borrower remains liable on it. The original mortgagor may be released from liability on a mortgage asset if the servicer shall have determined in good faith that a release will not adversely affect the collectability of the mortgage asset. An ARM Loan may be assumed if the ARM Loan is by its terms assumable and if, in the reasonable judgment of the servicer, the proposed transferee of the related mortgaged property establishes its ability to repay the loan and the security for the ARM Loan would not be impaired by the assumption. If a mortgagor transfers the mortgaged property subject to an ARM Loan without consent, that ARM Loan may be declared due and payable. Any fee collected by or on behalf of the servicer for entering into an assumption agreement will be retained by or on behalf of the servicer as additional servicing compensation. In connection with any assumption, the terms of the related mortgage asset may not be changed except in the instance where an assumption is related to a defaulted cure. See 'Legal Aspects of Mortgage
Assets -- Enforceability of Provisions.'

    In the case of multifamily loans, commercial loans or mixed-use loans, a mortgagor's failure to make scheduled payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor under a multifamily loan, commercial loan or mixed-use loan that is unable to make scheduled payments may also be unable to make timely payment of all required taxes and otherwise to maintain and insure the related mortgaged property. In general, the servicer will be required to monitor any multifamily loan, commercial loan or mixed-use loan that is in default, evaluate whether the causes of the default can be

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corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related mortgaged property and take such other actions as are consistent with the related servicing agreement. A significant period of time may elapse before the servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the securityholders of the related series may vary considerably depending on the particular multifamily loan, commercial loan or mixed-use loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume the multifamily loan, commercial loan or mixed-use loan and the laws of the jurisdiction in which the mortgaged property is located.

    If a mortgagor files a bankruptcy petition, the servicer may not be permitted to accelerate the maturity of the related mortgage asset or to foreclose on the mortgaged property for a considerable period of time. See 'Legal Aspects of Mortgage Assets.'

    For any series of securities for which the trust holds Mortgage Securities, the servicing and administration obligations of the manager, bond administrator or certificate administrator, as applicable, will be described in the accompanying prospectus supplement.

DESCRIPTION OF SUB-SERVICING

    Any servicer may delegate its servicing obligations in respect of the mortgage assets to sub-servicers, but the servicer will remain obligated under the related servicing agreement. Each sub-servicer will be required to perform the customary functions of a servicer of comparable assets, including:

             collecting payments from borrowers and remitting the collections to the servicer,

             maintaining primary hazard insurance as described in this prospectus and in any related prospectus supplement,

             filing and settling claims under primary hazard insurance policies, which may be subject to the right of the servicer to approve in advance any settlement,

             maintaining escrow or impound accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower in accordance with the mortgage asset,

             processing assumptions or substitutions where a due-on-sale clause is not exercised,

             attempting to cure delinquencies,

             supervising foreclosures or repossessions,

             inspecting and managing mortgaged properties, if applicable, and maintaining accounting records relating to the mortgage assets.

    The servicer will be responsible for filing and settling claims in respect of mortgage assets in a particular mortgage pool under any applicable mortgage pool insurance policy, bankruptcy bond, special hazard insurance policy or letter of credit. See 'Description of Credit Support.'

    The sub-servicing agreement between any servicer and a sub-servicer will be consistent with the terms of the related servicing agreement and will not result in a withdrawal or downgrading of any class of securities issued in accordance with the related agreement. With respect to those mortgage assets serviced by the servicer through a sub-servicer, the servicer will remain liable for its servicing obligations under the related pooling and servicing agreement or servicing agreement as if the servicer alone were servicing those mortgage assets. Although each sub-servicing agreement will be a contract solely between the servicer and the sub-servicer, the agreement under which a series of securities is issued will provide that, if for any reason the servicer for the series of securities is no longer acting in a servicing capacity, the trustee or any successor servicer must recognize the sub-servicer's rights and obligations under the sub-servicing agreement.

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    The servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the servicer's compensation under the related agreement is sufficient to pay the fees. However, a sub-servicer may be entitled to a retained interest in mortgage assets. Each sub-servicer will be reimbursed by the servicer for expenditures which it makes, generally to the same extent the servicer would be reimbursed under the related servicing agreement. See 'Description of the Securities -- Retained Interest; Servicing or Administration Compensation and Payment of Expenses.'

    The servicer may require any sub-servicer to agree to indemnify the servicer for any liability or obligation sustained by the servicer in connection with any act or failure to act by the sub-servicer in its servicing capacity. Each sub-servicer is required to maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the servicer.

PROCEDURES FOR REALIZATION UPON DEFAULTED MORTGAGE ASSETS

    The servicer will be required to foreclose upon or otherwise take title in the name of the trustee or the trust of mortgaged properties relating to defaulted mortgage assets to which no satisfactory arrangements can be made for collection of delinquent payments, but the servicer will not be required to foreclose if it determines that foreclosure would not be in the best interests of the securityholders or the provider of credit support, if any. If the mortgage loan is an Additional Collateral Loan, the servicer may proceed against the related mortgaged property or the related additional collateral first, or may proceed against both concurrently, as permitted by applicable law and the terms under which the additional collateral is held, including any third-party guarantee. See 'Legal Aspects of the Mortgage Assets -- Anti-Deficiency Legislation and Other Limitations on Lenders.'

    In addition, the servicer may not acquire title to any one-to-four-family residential property securing a mortgage loan if the servicer is aware of evidence of toxic waste or other environmental contamination on the property and it determines that it would be imprudent to foreclose. The servicer may not acquire title to any multifamily residential property or commercial property securing a mortgage loan or take any other action that would cause the related trustee, the trust or any other specified person to be considered to hold title to, to be a 'mortgagee-in-possession' of, or to be an 'owner' or an 'operator' of such mortgaged property within the meaning of federal environmental laws, unless the servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust), that either:

        (1) the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking actions as are necessary to bring the mortgaged property into compliance with these laws is reasonably likely to produce a greater recovery on a present value basis than not taking those actions; and

        (2) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if those circumstances or conditions are present for which any such action could be required, taking those actions with respect to the mortgaged property is reasonably likely to produce a greater recovery on a present value basis than not taking those actions. See 'Legal Aspects of Mortgage
    Assets -- Environmental Legislation.'

    As servicer of the mortgage loans, the servicer will present claims to the insurer under each insurance instrument, and will take reasonable steps as are necessary to receive payment or to permit recovery with respect to defaulted mortgage assets. The servicer, however, will not be required to make Nonrecoverable Advances. As set forth above under ' -- Collection and Other Servicing Procedures Employed by the Servicer,' all collections by or on behalf of the servicer under any insurance instrument, other than amounts to be applied to the restoration of a mortgaged property or released to the mortgagor, are to be deposited in the custodial account for the related trust, subject to withdrawal as previously described. The servicer or its designee will not receive payment under any letter of credit included as an insurance instrument with respect to a defaulted mortgage asset unless all Liquidation Proceeds and

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Insurance Proceeds which it deems to be finally recoverable have been realized;
however, the servicer will be entitled to reimbursement for any unreimbursed advances and reimbursable expenses.

    If any property securing a defaulted mortgage asset is damaged and proceeds, if any, from the related hazard insurance policy or special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related credit insurance instrument, if any, the servicer is not required to expend its own funds to restore the damaged property unless it determines (a) that the restoration will increase the proceeds to securityholders on liquidation of the mortgage loan after reimbursement of the servicer for its expenses and (b) that its expenses will be recoverable by it from related Liquidation Proceeds.

    If recovery on a defaulted mortgage asset under any related credit insurance instrument is not available for the reasons set forth in the preceding paragraph, the servicer nevertheless will be obligated to follow or cause to be followed the normal practices and procedures as it deems necessary or advisable to realize upon the defaulted mortgage asset. If the proceeds of any liquidation of the property securing the defaulted mortgage asset are less than the outstanding principal balance of the defaulted mortgage asset plus interest accrued at the interest rate plus the aggregate amount of unreimbursed servicing expenses incurred with respect to the mortgage asset and unreimbursed advances of delinquent monthly payments made with respect to the mortgage asset, the trust will realize a loss in the amount of the difference.

    If the servicer or its designee recovers Insurance Proceeds with respect to any defaulted mortgage asset, the servicer will be entitled to retain, from the portion of those proceeds distributed to securityholders, the aggregate amount of unreimbursed servicing expenses incurred with respect to the mortgage asset and unreimbursed advances of delinquent monthly payments made with respect to the mortgage asset. Because Insurance Proceeds cannot exceed deficiency claims and expenses incurred by the servicer, no payment or recovery will result in a recovery to the trust which exceeds the principal balance of the defaulted mortgage asset together with accrued interest thereon at the interest rate net of servicing fees and the retained interest, if any. In addition, when property securing a defaulted mortgage asset can be resold for an amount exceeding the outstanding principal balance of the mortgage asset together with accrued interest and expenses, it may be expected that, if legally permissible, the insurer will exercise its right under any related mortgage pool insurance policy to purchase the property and realize for itself any excess proceeds. See 'Description of Primary Insurance Policies' and 'Description of Credit Support.'

    With respect to collateral securing a cooperative loan, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing the cooperative loan. This approval is usually based on the purchaser's income and net worth and numerous other factors. The necessity of obtaining board approval could limit the number of potential purchasers for those shares and otherwise limit the servicer's ability to sell, and realize the value of, those shares. See 'Legal Aspects of Mortgage Assets -- Foreclosure on Cooperative Shares.'

    The manager, bond administrator or certificate administrator, as applicable, will deal with any defaulted Mortgage Securities in the manner described in the accompanying prospectus supplement.

RETAINED INTEREST; SERVICING OR ADMINISTRATION COMPENSATION AND PAYMENT OF EXPENSES

    The prospectus supplement for a series of securities will specify whether there will be any retained interest in the trust assets. A retained interest in a trust asset represents a specified portion of the interest payable on that asset. The retained interest will be deducted from borrower payments as received and will not be transferred to the related trust. Any partial recovery of interest on a mortgage asset, after deduction of all applicable servicing fees, may be allocated pro rata between the retained interest, if any, and interest at the net interest rate on the mortgage asset. If the holder of the retained interest were to become the subject of a receivership, conservatorship, bankruptcy, or other insolvency proceeding, a party in interest (including the holder itself) could assert that such holder retains rights in the related trust assets and therefore compel the sale of such trust assets over the objection of the trust and the securityholders. If that occurs, delays and reductions in payments to the trust and the securityholders could result.

    The servicer's primary compensation with respect to a series of securities will come from the monthly payment to it of an amount equal to one-twelfth of the servicing fee rate specified in the related

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prospectus supplement times the scheduled principal balance of the trust asset.
Since any retained interest and the servicer's primary compensation are percentages of the scheduled principal balance of each trust asset, these amounts will decrease in accordance with the amortization schedule of the trust assets. As additional compensation in connection with a series of securities relating to mortgage loans, the servicer or the sub-servicers will retain all assumption fees, late payment charges and, if so stated in the prospectus supplement, prepayment charges, to the extent collected from mortgagors. Any interest or other income which may be earned on funds held in the custodial account, distribution account, sub-servicing account or any other account created under the related servicing agreement (to the extent not applied as Compensating Interest) may be paid as additional compensation to the servicer or the sub-servicers, as the case may be. Any sub-servicer will receive a portion of the servicer's primary compensation as its sub-servicing compensation.

    In addition to amounts payable to any sub-servicer, the servicer may pay from its servicing compensation expenses incurred in connection with its servicing of the mortgage loans, including, without limitation, payment of the fees and disbursements of the trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to securityholders, and other expenses, as described in the related prospectus supplement.

    The servicer is entitled to reimbursement for reimbursable expenses, which may include taxes or insurance with respect to mortgaged properties to the extent not paid by the mortgagor, expenses incurred by the servicer in connection with foreclosure and bankruptcy proceedings and expenses for the maintenance and restoration of properties acquired through foreclosure, the right of reimbursement being prior to the rights of securityholders to receive any related Liquidation Proceeds. The servicer is also entitled to reimbursement for advances of delinquent principal and interest.

    Notwithstanding the foregoing, with respect to a series of securities as to which the trust holds Mortgage Securities, the compensation payable to the manager, bond administrator or certificate administrator, as applicable, for servicing and administering such Mortgage Securities on behalf of the holders of those certificates may be based on a percentage per annum described in the accompanying prospectus supplement of the outstanding balance of the Mortgage Securities and may be retained from distributions of interest on the Mortgage Securities if stated in the accompanying prospectus supplement

ANNUAL SERVICING COMPLIANCE REPORTS

    Each servicing agreement will require the servicer to deliver to the trustee, on or before the date in each year specified in the servicing agreement, and, if required, file with the Commission as part of a Report on Form 10-K filed on behalf of each trust, the following documents:

          a report on its assessment of compliance during the preceding calendar year with all applicable servicing criteria set forth in relevant Commission regulations with respect to asset-backed securities transactions taken as a whole involving the servicer that are backed by the same types of assets as those backing the offered securities, as well as similar reports on assessment of compliance received from certain other parties participating in the servicing function as required by relevant Commission regulations;

          with respect to each assessment report described in the immediately preceding bullet point, a report by a registered public accounting firm that attests to, and reports on, the assessment made by the asserting party, as set forth in relevant Commission regulations; and

          a statement of compliance from the servicer, and similar statements from certain other parties involved in servicing the mortgage assets as required by relevant Commission regulations, signed by an authorized officer, to the effect that:

             a review of the servicer's activities during the reporting period and of its performance under the applicable servicing agreement has been made under such officer's supervision; and

             to the best of such officer's knowledge, based on such review, the servicer has fulfilled all of its obligations under the servicing agreement in all materials respects throughout the reporting period or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

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MATTERS REGARDING THE SERVICER AND THE DEPOSITOR

    The servicer under each servicing agreement will be named in the related prospectus supplement. The servicer may be an affiliate of the depositor and may have other business relationships with the depositor or the depositor's affiliates.

    Each servicing agreement will provide that the servicer may not resign from its obligations and duties under the related agreement, except upon a determination that its duties under the related agreement are no longer permissible under applicable law. No resignation will become effective until the trustee or a successor servicer has assumed the servicer's obligations and duties under the related agreement.

    Each servicing agreement will further provide that neither the servicer, the depositor nor any director, officer, employee, or agent of the servicer or the depositor will be under any liability to the related trust or securityholders for any action taken, or for refraining from the taking of any action, in good faith under the related agreement, or for errors in judgment; provided, however, that neither the servicer, the depositor nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the related agreement or by reason of reckless disregard of obligations and duties under the related agreement. Each servicing agreement will further provide that the servicer, the depositor and any director, officer, employee or agent of the servicer or the depositor will be entitled to indemnification by the related trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the related agreement or the securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the related agreement. In addition, each servicing agreement will provide that neither the servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the related agreement and which in its opinion may involve it in any expense or liability. The servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the related agreement and the rights and duties of the parties and the interests of the securityholders. In that event, the legal expenses and costs of the action and any resulting liability will be expenses, costs and liabilities of the trust, and the servicer or the depositor, as the case may be, will be entitled to be reimbursed by the trust.

    Any person into which the servicer or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the servicer or the depositor is a party, or any person succeeding to the business of the servicer or the depositor, will be the successor of the servicer or the depositor, as applicable, under the related agreement.

EVENTS OF DEFAULT UNDER THE GOVERNING AGREEMENT AND RIGHTS UPON EVENTS OF
DEFAULT

    Pooling and Servicing Agreement

    Events of default under each pooling and servicing agreement will include each of the following:

             any failure by the servicer to make any required advance of delinquent principal and interest that continues unremedied at the opening of business on the distribution date in respect of which such advance was to have been made;

             any failure by the servicer to remit to the trustee for distribution to securityholders any other required payment that continues unremedied for a specified number of days after the giving of written notice of the failure to the servicer by the trustee, or to the servicer and the trustee by the holders of certificates evidencing not less than 25% of the voting rights;

             any failure by the servicer duly to observe or perform in any material respect any of its other covenants or obligations under the agreement which continues unremedied for a specified number of days after the giving of written notice of the failure to the servicer by the trustee, or to the servicer and the trustee by the holders of certificates evidencing not less than 25% of the voting rights; and

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             events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the servicer and actions by or on behalf of the servicer indicating its insolvency or inability to pay its obligations.

    So long as an event of default under a pooling and servicing agreement remains unremedied, the trustee or the holders of certificates evidencing not less than 25% of the voting rights may terminate all of the rights and obligations of the servicer under the pooling and servicing agreement, other than any retained interest of the servicer and its right to reimbursement for advances, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the servicer under the agreement and will be entitled to similar compensation arrangements. If the trustee is prohibited by law from obligating itself to make advances on delinquent mortgage assets, then the trustee will not be so obligated.

    If the trustee is unwilling to so act, it may, or if the trustee is unable to so act, it shall, appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution with a minimum net worth at the time of the appointment as is set forth in the pooling and servicing agreement, to act as successor to the servicer under the pooling and servicing agreement. Pending the appointment of a successor, the trustee is obligated to act in the capacity of servicer. The trustee and any successor servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the servicer under the related agreement.

    If the servicer shall have been terminated following an event of default described in the first bullet point above, the servicer will have the right, in limited circumstances described in the pooling and servicing agreement, to remedy such event of default and thereafter resume its rights and obligations as servicer.

    No securityholder will have the right under any pooling and servicing agreement to institute any proceeding under the agreement unless:

             the securityholder previously has given to the trustee written notice of default,

             the holders of securities evidencing not less than 25% of the voting rights have made written request upon the trustee to institute the proceeding in its own name as trustee,

             there shall have been offered to the trustee reasonable indemnity, and the trustee for a specified number of days after its receipt of notice has neglected or refused to institute a proceeding.

The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by any pooling and servicing agreement or to make any investigation of matters arising under that pooling and servicing agreement or to institute, conduct or defend any litigation at the request, order or direction of any of the holders of securities covered by the agreement, unless the securityholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred.

    Servicing Agreement

    A servicing default under the related servicing agreement will include each of the following:

             any failure by the servicer to make a required deposit to a specified account which continues unremedied for a specified number of business days after the giving of written notice of the failure to the servicer by the trustee or by any other specified party;

             any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the servicing agreement with respect to the series of notes which continues unremedied for a specified number of days after the giving of written notice of the failure to the servicer by the trustee or any other specified party;

             events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the servicer and actions by the servicer indicating its insolvency or inability to pay its obligations and any other servicing default as set forth in the servicing agreement.

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    So long as a servicing default remains unremedied, either the depositor or the trustee may, by written notification to the servicer and to the issuer or the trustee, as applicable, terminate all of the rights and obligations of the servicer under the servicing agreement, other than the servicer's right to reimbursement for advances. Upon termination of the servicer the trustee will succeed to all responsibilities, duties and liabilities of the servicer under the servicing agreement, other than any obligation to repurchase mortgage loans, and will be entitled to similar compensation arrangements. If the trustee is unwilling to so act, it may appoint, or if it is unable to so act, it shall appoint, or petition a court of competent jurisdiction for the appointment of, an approved mortgage servicing institution with a minimum net worth at the time of the appointment as is set forth in the servicing agreement, to act as successor to the servicer under the servicing agreement. Pending the appointment of a successor, the trustee is obligated to act in the capacity of servicer. The trustee and the successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial servicer under the servicing agreement.

    Indenture

    An event of default under the indenture will include each of the following:

             a default by the issuer for a specified number of days or more in the payment of any principal of or interest on any note of the series;

             failure by the issuer to perform any other covenant in the indenture which continues for a specified number of days after notice of failure is given in accordance with the procedures described in the related prospectus supplement;

             any representation or warranty made by the issuer in the indenture or in any related certificate or other writing having been incorrect in a material respect as of the time made, and the breach is not cured within a specified number of days after notice of breach is given in accordance with the procedures described in the related prospectus supplement;

             events of bankruptcy, insolvency, receivership or liquidation of the issuer; or

             any other event of default provided with respect to notes of that series.

    If an event of default with respect to the notes of any series occurs and is continuing, the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of the series may declare the principal amount, or, if the notes of that series are Accrual Securities, the portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement, of all the notes of the series to be due and payable immediately. That declaration may, under the circumstances set forth in the indenture, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

    If following an event of default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of the series and to continue to apply payments on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless the holders of 100% of the then aggregate outstanding amount of the notes of the series consent to the sale,

             the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale, or the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of a majority of the then aggregate outstanding amount of the notes of the series.

    If the trustee liquidates the collateral in connection with an event of default, the indenture may provide that the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and

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expenses. As a result, upon the occurrence of an event of default, the amount available for payments to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of an event of default.

    If the principal of the notes of a series is declared due and payable, the holders of those notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the note less the amount of the discount that is unamortized.

    No noteholder or holder of an equity certificate generally will have any right under a trust agreement or indenture to institute any proceeding with respect to the agreement unless:

             the holder previously has given to the trustee written notice of default and the default is continuing,

             the holders of notes or equity certificates of any class evidencing not less than 25% of the aggregate percentage interests constituting the class (1) have made written request upon the trustee to institute a proceeding in its own name as trustee and (2) have offered to the trustee reasonable indemnity, the trustee has neglected or refused to institute a proceeding for 60 days after receipt of the request and indemnity, and no direction inconsistent with the written request has been given to the trustee during the 60 day period by the holders of a majority of the note balances of the class. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the applicable agreement or to institute, conduct or defend any litigation at the request, order or direction of any of the holders of notes or equity certificates covered by the agreement, unless the holders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT OF THE GOVERNING AGREEMENTS

    With respect to each series of certificates, each related pooling and servicing agreement or trust agreement may be amended by the depositor, the servicer and the trustee, with the consent of any credit support provider, but without the consent of any of the holders of certificates covered by the agreement, (i) to cure any ambiguity, (ii) to correct or supplement any provision in the agreement which may be defective or inconsistent with any other provisions in the agreement, (iii) to comply with any requirements imposed by the Code or any regulations thereunder, (iv) to add any provision to, or amend any provision in, the agreement, provided that such amendment or addition does not adversely affect in any material respect the interests of the holder of any certificate, and (v) to make other amendments described in the agreement. However, with respect to any series of certificates as to which a REMIC election is to be made, the trustee will not consent to any amendment of the agreement described in clause (iii) above unless it shall first have received an opinion of counsel to the effect that such amendment is necessary or helpful to comply with the requirements imposed by the Code or any regulations thereunder and will not cause any REMIC formed under the agreement to fail to qualify as a REMIC. Each agreement may also be amended by the depositor, the servicer and the trustee, with the consent of the holders of certificates evidencing not less than 66% of the voting rights, and with the consent of any credit support provider, for any purpose, but no amendment may, without the consent of the holder of each certificate affected thereby:

             reduce in any manner the amount of, or delay the timing of, payments of principal or interest which are required to be made under the agreement,

             reduce the percentage of voting rights required to amend the agreement; or

             make other amendments that by the terms of the agreement require such holder's consent.

    With respect to each series of notes, each related servicing agreement or indenture may be amended by the parties to the agreement, with the consent of any credit support provider, but without the consent of any of the holders of the notes covered by the agreement, (i) to cure any ambiguity, (ii) to correct or supplement any provision in the agreement which may be defective or inconsistent with any other

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provisions in the agreement, (iii) to comply with any requirements imposed by the Code or any regulations thereunder, (iv) to add any provision to, or amend any provision in, the agreement, provided that such amendment or addition does not adversely affect in any material respect the interests of the holder of any note, and (v) to make other amendments described in the agreement. Each agreement may also be amended by the parties to the agreement, with the consent of the holders of notes evidencing not less than 66% of the voting rights, and with the consent of any credit support provider, for any purpose, but that no amendment may, without the consent of the holder of each note affected thereby:

             reduce in any manner the amount of, or delay the timing of, payments of principal or interest which are required to be made under the agreement;

             reduce the percentage of voting rights required to amend the agreement; or

             make other amendments that by the terms of the agreement require such holder's consent.

    The voting rights evidenced by any certificate or note will be the portion of the voting rights of all of the certificates or notes, as applicable, in the related series allocated in the manner described in the related prospectus supplement.

TERMINATION OF THE TRUST AND DISPOSITION OF TRUST ASSETS

    The obligations created by the related agreements for each series of securities will terminate upon the payment to securityholders of that series of all amounts held in the distribution account or by the servicer and required to be paid to them under the agreements following the earlier of:

             the final payment or other liquidation of the last asset held by the related trust or the disposition of all property acquired upon foreclosure of any mortgage asset, and the purchase of all of the assets of the trust by the servicer or such other party as is specified in the related prospectus supplement, under the circumstances and in the manner set forth in the related prospectus supplement.

    In no event, however, will the trust created by the related agreements continue beyond the date specified in the related agreement. Written notice of termination of the related agreements will be given to each securityholder, and the final distribution will be made only upon surrender and cancellation of the securities at an office or agency appointed by the trustee which will be specified in the notice of termination.

    Any purchase of assets of the trust in connection with a termination of the trust by reason of such purchase will be made at the price set forth in the related prospectus supplement, which in most cases will equal the sum of
(i) the excess of (a) 100% of the aggregate scheduled principal balance of the mortgage loans (other than any mortgage loans in respect of which the related mortgaged property has been acquired by the trust), plus accrued interest at the applicable interest rate through the last day of the month of purchase, over
(b) the amount of any Bankruptcy Losses incurred with respect to the mortgage loans to the extent not already allocated to the securities as a realized loss and (2) without duplication, the appraised fair market value of all mortgaged properties acquired by the trust and of any other property owned by the trust, such sum reduced by any unreimbursed advances (other than advances made with respect to mortgage loans as to which the servicer expects that foreclosure is not imminent).

    The exercise of an optional termination right will effect early retirement of the securities of that series, but that right is subject to the aggregate principal balance of the outstanding mortgage assets at the time of purchase being less than the percentage of the aggregate principal balance of the mortgage assets at the cut-off date specified in the related prospectus supplement, which percentage will be between 25% and 0%.

DESCRIPTION OF THE TRUSTEE

    The trustee or indenture trustee, each referred to as the trustee, under each pooling and servicing agreement, trust agreement or indenture will be named in the related prospectus supplement. The bank or trust company serving as trustee may have other banking relationships with the depositor and its affiliates and with the servicer and its affiliates.

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DUTIES OF THE TRUSTEE

    The trustee will make no representations as to the validity or sufficiency of any agreement, the securities or any mortgage loan or related document and will not be accountable for the use or application by or on behalf of the servicer of any funds paid to the servicer or its designee in respect of the securities or the mortgage loans, or deposited into or withdrawn from the custodial account or any other account by or on behalf of the servicer. If no event of default has occurred and is continuing, the trustee will be required to perform only those duties specifically required under the related agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the trustee will be required to examine the documents and to determine whether they conform to the requirements of the related agreement.

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                         DESCRIPTION OF CREDIT SUPPORT

    For any series of securities, credit support may be provided for one or more classes of that series, or for the underlying mortgage assets. Credit support may be in the form of one or more of the following:

             subordination of one or more classes to other classes in a series of securities,

             letters of credit,

             insurance policies on the underlying mortgage assets,

             surety bonds,

             guarantees on payments on the securities,

             reserve funds,

             overcollateralization, or

             cross-collateralization.

    If so provided in the related prospectus supplement, any form of credit support may be structured so as to be drawn upon by more than one series of securities.

    The credit support provided for a series of securities will in most cases not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest due on the securities. If losses or shortfalls occur that exceed the amount covered by credit support or that are not covered by credit support, securityholders will bear their allocable share of deficiencies. Also, if a form of credit support covers more than one pool of mortgage assets held by a trust or more than one series of securities, holders of securities evidencing interests in any of the covered pools or covered trusts will be subject to the risk that the credit support will be exhausted by the claims of other covered pools or covered trusts prior to that covered pool or covered trust receiving any of its intended share of the coverage.

    If credit support is provided with respect to one or more classes of securities of a series, or the related mortgage assets, the related prospectus supplement will include a description of the nature and amount of coverage under that credit support,

             any conditions to payment of that credit support not otherwise described in this prospectus,

             the conditions under which the amount of coverage under the credit support may be reduced, terminated or replaced, and the material provisions relating to the credit support.

    Additionally, the related prospectus supplement may set forth certain information with respect to the credit support provider, which may include:

             a brief description of its principal business activities,

             its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

             if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business, and its total assets and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the prospectus supplement.

    The material terms of the policy or agreement, as applicable, governing the applicable credit support will be described in the related prospectus supplement, and the policy or agreement will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the related series.

SUBORDINATION

    One or more classes of securities may be subordinate securities. The rights of the subordinate securityholders to receive distributions with respect to the mortgage loans will be subordinate to the rights of the senior securityholders to the extent described in the related prospectus supplement.

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    All realized losses will be allocated to the subordinate securities of the related series, or, if the series includes more than one class of subordinate securities, to the outstanding class of subordinate securities having the first priority for allocation of realized losses and then to additional outstanding classes of subordinate securities, if any, until the principal balance of the applicable subordinate securities has been reduced to zero. Any additional realized losses will be allocated to the senior securities or, if the series includes more than one class of senior securities, either on a pro rata basis among all of the senior securities in proportion to their respective outstanding principal balances or in such other manner as is provided in the related prospectus supplement. However, with respect to realized losses that are attributable to physical damage to mortgaged properties of a type that is not covered by standard hazard insurance policies, the amount of realized losses that may be allocated to the subordinate securities of the related series may be limited to an amount specified in the related prospectus supplement. If so, any realized losses of this type in excess of the amount allocable to the subordinate securities will be allocated among all outstanding classes of securities of the related series, on a pro rata basis in proportion to their respective outstanding principal balances, regardless of whether any subordinate securities remain outstanding, or in such other manner as is provided in the related prospectus supplement. Any allocation of a realized loss to a security will be made by reducing the principal balance of that security as of the distribution date following the calendar month in which the realized loss was incurred.

    The principal balance of any security will be reduced by all amounts previously distributed on that security in respect of principal, and by any realized losses allocated to that security. If there were no realized losses or prepayments of principal on any of the mortgage loans, the respective rights of the holders of securities of any series to future distributions would not change. However, to the extent so provided in the related prospectus supplement, holders of senior securities may be entitled to receive a disproportionately larger amount of prepayments received, which will have the effect of accelerating the amortization of the senior securities and increasing the percentage interest in future distributions evidenced by the subordinate securities, with a corresponding decrease in the senior percentage, as well as preserving the availability of the subordination provided by the subordinate securities. On the other hand, as set forth in the paragraph above, realized losses will be first allocated to subordinate securities by reduction of the principal balance of those securities, which will have the effect of increasing the interest in future distributions evidenced by the senior securities.

    If so provided in the related prospectus supplement, amounts otherwise payable on any distribution date to holders of subordinate securities may be deposited into a reserve fund. Amounts held in any reserve fund may be applied as described below under ' -- Reserve Fund' and in the related prospectus supplement.

    With respect to any Senior/Subordinate Series, the terms and provisions of the subordination may vary from those described in the preceding paragraphs and any variation will be described in the related prospectus supplement.

    If so provided in the related prospectus supplement, the credit support for the senior securities of a Senior/Subordinate Series may include, in addition to the subordination of the subordinate securities of the series and the establishment of a reserve fund, any of the other forms of credit support described in this prospectus. If any of the other forms of credit support described below is maintained solely for the benefit of the senior securities of a Senior/Subordinate Series, then that coverage described may be limited to the extent necessary to make required distributions on the senior securities or as otherwise specified in the related prospectus supplement. If so provided in the related prospectus supplement, the obligor on any other forms of credit support maintained for the benefit of the senior securities of a Senior/Subordinate Series may be reimbursed for amounts paid to the senior securities out of amounts otherwise payable on the subordinate securities.

LETTER OF CREDIT

    As to any series of securities to be covered by a letter of credit, the issuer of the letter of credit will deliver to the trustee an irrevocable letter of credit. The servicer or the trustee will be required to exercise its best reasonable efforts to keep or cause to be kept the letter of credit in full force and effect, unless coverage under the letter of credit has been exhausted through payment of claims. The fees for the letter of credit will be paid as described in the related prospectus supplement.

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    The servicer or the trustee will make or cause to be made draws on the letter of credit issuer under each letter of credit. Letters of credit may cover all or any of the following amounts, in each case up to a maximum amount set forth in the letter of credit:

        (1) For any mortgage asset that became a liquidated asset during the related Prepayment Period, other than mortgage assets as to which amounts paid or payable under any related hazard insurance instrument, including the letter of credit as described in (2) below, are not sufficient either to restore the mortgaged property or to pay the outstanding principal balance of the mortgage asset plus accrued interest, an amount which, together with all Liquidation Proceeds, Insurance Proceeds, and other collections on the liquidated loan, net of amounts payable or reimbursable therefrom to the servicer for related unpaid servicing fees and unreimbursed advances and servicing expenses, will equal the sum of (A) the unpaid principal balance of the liquidated asset, plus accrued interest at the applicable interest rate net of the rates at which the servicing fee and retained interest are calculated, plus (B) the amount of related advances and servicing expenses, if any, not reimbursed to the servicer from Liquidation Proceeds, Insurance Proceeds and other collections on the liquidation asset, which shall be paid to the servicer;

        (2) For each mortgage asset that is delinquent and as to which the mortgaged property has suffered damage, other than physical damage caused by hostile or warlike action in time of war or peace, by any weapons of war, by any insurrection or rebellion, or by any nuclear reaction or nuclear radiation or nuclear contamination whether controlled or uncontrolled, or by any action taken by any governmental authority in response to any of the foregoing, and for which any amounts paid or payable under the related primary hazard insurance policy or any special hazard insurance policy are not sufficient to pay either of the following amounts, an amount which, together with all Insurance Proceeds paid or payable under the related primary hazard insurance policy or any special hazard insurance policy, net, if the proceeds are not to be applied to restore the mortgaged property, of all amounts payable or reimbursable therefrom to the servicer for related unpaid servicing fees and unreimbursed advances and servicing expenses, will be equal to the lesser of (A) the amount required to restore the mortgaged property and (B) the sum of (1) the unpaid principal balance of the mortgage asset plus accrued interest at the applicable interest rate net of the rates at which the servicing fees and retained interest, if any, are calculated, plus (2) the amount of related advances and servicing expenses, if any, not reimbursed to the servicer from Insurance Proceeds paid under the related primary hazard insurance policy or any special hazard insurance policy; and

        (3) For any mortgage asset that has been subject to bankruptcy proceedings, the amount of any debt service reduction or the amount by which the principal balance of the mortgage asset has been reduced by the related bankruptcy court.

    If the related prospectus supplement so provides, upon payment by the letter of credit issuer with respect to a liquidated asset, or a payment of the full amount owing on a mortgage asset as to which the mortgaged property has been damaged, as described in (2)(B) above, the liquidated asset will be transferred by the related trust in accordance with the terms set forth in the related prospectus supplement and will no longer be subject to the agreement. Mortgage assets that have been subject to bankruptcy proceedings, or as to which payment under the letter of credit has been made for the purpose of restoring the related mortgaged property, as described in (2)(A) above, will continue to be held by the related trust. The maximum dollar coverages provided under any letter of credit will each be reduced to the extent of related unreimbursed draws.

    In the event that the entity that has issued a letter of credit ceases to be duly organized, or its debt obligations are rated lower than the highest rating on any class of the securities on the date of issuance by the rating agency or agencies, the servicer or the trustee may be required to use its best reasonable efforts to obtain or cause to be obtained, as to each letter of credit, a substitute letter of credit issued by an entity that meets these requirements and providing the same coverage; provided, however, that, if the fees charged or collateral required by the successor entity shall be more than the fees charged or collateral required by the predecessor entity, each component of coverage thereunder may be reduced proportionately to a level as results in the fees and collateral being not more than the fees then charged and collateral then required by the predecessor entity.

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MORTGAGE POOL INSURANCE POLICY

    As to any series of securities to be covered by a mortgage pool insurance policy with respect to any realized losses on liquidated loans, the servicer will be required to exercise its best reasonable efforts to maintain or cause to be maintained the mortgage pool insurance policy in full force and effect, unless coverage under that policy has been exhausted through payment of claims. The premiums for each mortgage pool insurance policy will be paid as described in the related prospectus supplement.

    The servicer will present or cause to be presented claims to the insurer under each mortgage pool insurance policy. Mortgage pool insurance policies, however, are not blanket policies against loss, since claims may be made only upon satisfaction of certain conditions, as described below and, if applicable, in the related prospectus supplement.

    Mortgage pool insurance policies do not cover losses arising out of the matters excluded from coverage under the primary mortgage insurance policy, or losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy, irrespective of the reason therefor.

    Mortgage pool insurance policies in general provide that no claim may validly be presented under the policy for a mortgage loan unless:

             an acceptable primary mortgage insurance policy, if the initial loan-to-value ratio of the mortgage loan exceeded 80%, has been kept in force until the loan-to-value ratio is reduced to 80%;

             premiums on the primary hazard insurance policy have been paid by the insured and real estate taxes and foreclosure, protection and preservation expenses have been advanced by or on behalf of the insured, as approved by the insurer;

             if there has been physical loss or damage to the mortgaged property, it has been restored to its physical condition at the time the mortgage loan became insured under the mortgage pool insurance policy, subject to reasonable wear and tear; and

             the insured has acquired good and merchantable title to the mortgaged property, free and clear of all liens and encumbrances, except permitted encumbrances, including any right of redemption by or on behalf of the mortgagor, and if required by the insurer, has sold the property with the approval of the insurer.

    Assuming the satisfaction of these conditions, the insurer has the option to either (a) acquire the property securing the defaulted mortgage loan for a payment equal to the principal balance of the defaulted mortgage loan plus accrued and unpaid interest at the interest rate on the mortgage loan to the date of acquisition and expenses described above advanced by or on behalf of the insured, on condition that the insurer must be provided with good and merchantable title to the mortgaged property, unless the property has been conveyed under the terms of the applicable primary mortgage insurance policy, or
(b) pay the amount by which the sum of the principal balance of the defaulted mortgage loan and accrued and unpaid interest at the interest rate to the date of the payment of the claim and the expenses exceed the proceeds received from a sale of the mortgaged property which the insurer has approved. In both (a) and
(b), the amount of payment under a mortgage pool insurance policy will be reduced by the amount of the loss paid under the primary mortgage insurance policy.

    Unless earlier directed by the insurer, a claim under a mortgage pool insurance policy must be filed (a) in the case when a primary mortgage insurance policy is in force, within a specified number of days (typically, 60 days) after the claim for loss has been settled or paid, or after acquisition by the insured or a sale of the property approved by the insurer, whichever is later, or
(b) in the case when a primary mortgage insurance policy is not in force, within a specified number of days (typically, 60 days) after acquisition by the insured or a sale of the property approved by the insurer. A claim must be paid within a specified period (typically, 30 days) after the claim is made by the insured.

    The amount of coverage under each mortgage pool insurance policy will be reduced over the life of the securities of any series by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the insurer upon disposition of all acquired properties. The amount of claims paid includes certain expenses incurred by the servicer as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under a mortgage pool

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insurance policy reach the applicable policy limit, coverage under the policy will be exhausted and any further losses will be borne by securityholders of the related series. See 'Legal Aspects of Mortgage Assets -- Foreclosure on Mortgages.'

    If an insurer under a mortgage pool insurance policy ceases to be a private mortgage guaranty insurance company duly qualified as such under applicable laws or no longer has a claims-paying ability acceptable to the rating agency or agencies, the servicer may be required to use its best reasonable efforts to obtain or cause to be obtained from another qualified insurer a replacement insurance policy comparable to the mortgage pool insurance policy with a total coverage equal to the then outstanding coverage of the mortgage pool insurance policy; provided, however, that if the cost of the replacement policy is greater than the cost of the original mortgage pool insurance policy, the coverage of the replacement policy may be reduced to the level that its premium rate does not exceed the premium rate on the original mortgage pool insurance policy. However, if the insurer ceases to be a qualified insurer solely because it ceases to be approved as an insurer by Freddie Mac or Fannie Mae, the servicer will review, or cause to be reviewed, the financial condition of the insurer with a view towards determining whether recoveries under the mortgage pool insurance policy are jeopardized for reasons related to the financial condition of the insurer. If the servicer determines that recoveries are so jeopardized, it may be required to use its best reasonable efforts to obtain from another qualified insurer a replacement policy, subject to the same cost limitation.

    Because each mortgage pool insurance policy will require that the property subject to a defaulted mortgage loan be restored to its original condition prior to claiming against the insurer, the policy will not provide coverage against hazard losses. As set forth in the immediately following paragraph, the primary hazard insurance policies covering the mortgage loans typically exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries that are significantly less than the full replacement cost of the losses. Further, a special hazard insurance policy, or a letter of credit that covers special hazard realized losses, will not cover all risks, and the coverage will be limited in amount. These hazard risks will, as a result, be uninsured and will therefore be borne by securityholders.

SPECIAL HAZARD INSURANCE POLICY

    As to any series of securities, the related prospectus supplement may provide that the servicer will exercise its best reasonable efforts to maintain or cause to be maintained a special hazard insurance policy in full force and effect covering losses that are attributable to physical damage to the mortgaged properties of a type that is not covered by standard hazard insurance policies, unless coverage under the policy has been exhausted through payment of claims; provided, however, that the servicer will be under no obligation to maintain the policy if any insurance instrument covering the series as to any realized losses on liquidated loans is no longer in effect. The premiums on each special hazard insurance policy will be paid as described in the related prospectus supplement.

    Each special hazard insurance policy will, subject to the limitations described in the next paragraph, protect holders of securities of the related series from:

             loss by reason of damage to mortgaged properties caused by certain hazards, including earthquakes and mudflows, not insured against under the primary hazard insurance policies or a flood insurance policy if the property is in a designated flood area, and loss from partial damage caused by reason of the application of the co-insurance clause contained in the primary hazard insurance policies.

    Special hazard insurance policies usually will not cover losses occasioned by normal wear and tear, war, civil insurrection, governmental actions, errors in design, nuclear or chemical reaction or contamination, faulty workmanship or materials, flood, if the property is located in a designated flood area, and other risks.

    Subject to the foregoing limitations, each special hazard insurance policy will provide that, when there has been damage to property securing a defaulted mortgage asset acquired by the insured and to the extent the damage is not covered by the related primary hazard insurance policy or flood insurance policy, the insurer will pay the lesser of:

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        (1) the cost of repair to the property; and

        (2) upon transfer of the property to the insurer, the unpaid principal balance of the mortgage asset at the time of acquisition of the property by foreclosure, deed in lieu of foreclosure or repossession, plus accrued interest to the date of claim settlement and expenses incurred by or on behalf of the servicer with respect to the property.

    The amount of coverage under the special hazard insurance policy will be reduced by the sum of (a) the unpaid principal balance plus accrued interest and certain expenses paid by the insurer, less any net proceeds realized by the insurer from the sale of the property, plus (b) any amount paid as the cost of repair of the property.

    Restoration of the property with the proceeds described under clause (1) of the second preceding paragraph will satisfy the condition under an insurance instrument providing coverage as to credit, or other nonhazard, risks, that the property be restored before a claim may be validly presented with respect to the defaulted mortgage asset secured by the property. The payment described under clause (2) of the immediately preceding paragraph will render unnecessary presentation of a claim in respect of the mortgage loan under an insurance instrument providing coverage as to credit, or other nonhazard, risks, as to any realized losses on a liquidated loan. Therefore, so long as the insurance instrument providing coverage as to credit, or other nonhazard, risks, remains in effect, the payment by the insurer of either of the above alternative amounts will not affect the total insurance proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under any special hazard insurance policy and any credit insurance instrument.

    The sale of a mortgaged property must be approved by the insurer under any special hazard insurance policy and funds received by the insured in excess of the unpaid principal balance of the mortgage asset plus interest thereon to the date of sale plus expenses incurred by or on behalf of the servicer with respect to the property, not to exceed the amount actually paid by the insurer, must be refunded to the insurer and, to that extent, coverage under the special hazard insurance policy will be restored. If aggregate claim payments under a special hazard insurance policy reach the policy limit, coverage under the policy will be exhausted, and any further losses will be borne by securityholders.

    A claim under a special hazard insurance policy must be filed within a specified number of days after the insured has acquired good and merchantable title to the property, and a claim payment is payable within a specified number of days after a claim is accepted by the insurer. Special hazard insurance policies provide that no claim may be paid unless primary hazard insurance policy premiums, flood insurance premiums, if the property is located in a federally designated flood area, and, as approved by the insurer, real estate property taxes, property protection and preservation expenses and foreclosure or repossession costs have been paid by or on behalf of the insured, and unless the insured has maintained the primary hazard insurance policy and, if the property is located in a federally designated flood area, flood insurance, as required by the special hazard insurance policy.

    If a special hazard insurance policy is canceled or terminated for any reason, other than the exhaustion of total policy coverage, the servicer may be required to use its best reasonable efforts to obtain or cause to be obtained from another insurer a replacement policy comparable to that special hazard insurance policy with a total coverage that is equal to the then existing coverage of the replaced special hazard insurance policy; provided, however, that if the cost of the replacement policy is greater than the cost of that special hazard insurance policy, the coverage of the replacement policy may be reduced to a level so that its premium rate does not exceed the premium rate on that special hazard insurance policy.

    Since each special hazard insurance policy is designed to permit full recoveries as to any realized losses on liquidated loans under a credit insurance instrument in circumstances in which recoveries would otherwise be unavailable because property has been damaged by a cause not insured against by a primary hazard insurance policy and thus would not be restored, each agreement governing the trust will provide that, if the related credit insurance instrument shall have lapsed or terminated or been exhausted through payment of claims, the servicer will be under no further obligation to maintain the special hazard insurance policy.

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BANKRUPTCY BOND

    As to any series of securities to be covered by a bankruptcy bond with respect to actions that may be taken by a bankruptcy court in connection with a mortgage asset, the servicer will be required to exercise its best reasonable efforts to maintain or cause to be maintained the bankruptcy bond in full force and effect, unless coverage under the bond has been exhausted through payment of claims. The premiums for each bankruptcy bond on will be paid as described in the related prospectus supplement. Subject to the limit of the dollar amount of coverage provided, each bankruptcy bond will cover certain losses resulting from an extension of the maturity of a mortgage asset, or a reduction by the bankruptcy court of the principal balance of or the interest rate on a mortgage asset, and the unpaid interest on the amount of a principal reduction during the pendency of a proceeding under the Bankruptcy Code. See 'Legal Aspects Of Mortgage Assets -- Foreclosure On Mortgages.'

FRAUD BOND

    If so provided in the related prospectus supplement, there may be a fraud bond to cover to some extent fraud losses, which are realized losses attributable to fraudulent conduct or negligence by either the mortgage loan seller, servicer or mortgagor in connect with the origination of a mortgage asset. The servicer will be required to exercise its best reasonable efforts to maintain or cause to be maintained the fraud bond in full force and effect, unless coverage under the fraud bond has been exhausted through payment of claims. The type, coverage amount, term and premiums for each fraud bond will be described in the related prospectus supplement.

FINANCIAL GUARANTEE INSURANCE

    Financial guarantee insurance, if any, with respect to a series of securities will be provided by one or more insurance companies. The financial guarantee insurance will guarantee, with respect to one or more classes of securities of a series, timely distributions of interest only, timely distributions of interest and ultimate distribution of principal or timely distributions of interest and distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The financial guarantee insurance may also guarantee against the allocation of losses to a securityholder or against any payment made to a securityholder that is subsequently recovered as a voidable preference payment under federal bankruptcy law. The material terms of the financial guarantee insurance policy for a series, if any, will be described in the related prospectus supplement, and the financial guarantee insurance policy will be filed with the Commission as an exhibit to a Current Report on Form 8-K within 15 days of issuance of the securities of the related series.

RESERVE FUND

    If so provided in the related prospectus supplement, there will be deposited in an account, a reserve fund, any combination of cash, one or more irrevocable letters of credit or one or more permitted investments in specified amounts, or any other instrument satisfactory to the rating agency or agencies, which will be applied and maintained in the manner and under the conditions specified in the prospectus supplement. In the alternative or in addition to a deposit, the prospectus supplement for a Senior/Subordinate Series may provide that a reserve fund be funded through application of all or a portion of amounts otherwise payable on the subordinate securities. Amounts in a reserve fund may be distributed to securityholders, or applied to reimburse the servicer for outstanding advances, or may be used for other purposes, in the manner specified in the related prospectus supplement.

    Amounts deposited in any reserve fund for a series may be invested in permitted investments by, or at the direction of, the servicer or any other person named in the related prospectus supplement.

OVERCOLLATERALIZATION

    If so specified in the related prospectus supplement, interest collections on the mortgage assets may exceed interest payments on the securities for the related distribution date. The excess interest may be deposited into a reserve fund or applied as an additional payment of principal on one or more classes of

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the securities of the related series. If excess interest is applied as principal payments on the securities, the effect will be to reduce the principal balance of the securities relative to the outstanding balance of the mortgage loans, thereby creating overcollateralization and additional protection to the securityholders, as specified in the related prospectus supplement. If so provided in the related prospectus supplement, overcollateralization may also be provided on the date of issuance of the securities by the issuance of securities in an initial aggregate principal amount which is less than the aggregate principal amount of the mortgage assets held by the related trust.

CROSS-SUPPORT FEATURES

    If the assets held by a trust are divided into separate asset groups, the beneficial ownership of which is evidenced by a separate class or classes of a series, credit support may be provided by a cross-support feature which requires that distributions be made on senior securities evidencing the beneficial ownership of one asset group prior to distributions on subordinate securities evidencing the beneficial ownership interest in another asset group. The related prospectus supplement for a series that includes a cross-support feature will describe the manner and conditions for applying that cross-support feature. As to any series that includes a cross-support feature, only assets of the trust will be used to provide cross-support, and cross-support will be provided only to securities issued by that trust. A trust will not provide a cross-support feature that benefits securities issued by any other trust, and a trust will not receive cross-support from any other trust.

             OTHER FINANCIAL OBLIGATIONS RELATED TO THE SECURITIES

SWAPS AND YIELD SUPPLEMENT AGREEMENTS

    The trustee or a trust may enter into interest rate swaps and related caps, floors and collars to minimize the risk of securityholders from adverse changes in interest rates, which are collectively referred to as swaps, and other yield supplement agreements or similar yield maintenance arrangements that do not involve swap agreements or other notional principal contracts, which are collectively referred to as yield supplement agreements.

    An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or 'notional' principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate, or LIBOR, a specified bank's prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate obligation based upon another referenced interest rate, such as U.S. Treasury Bill rates.

    Unlike an interest rate swap, pursuant to which two parties agree to exchange a stream of interest payments, a yield supplement agreement is an agreement pursuant to which one party agrees to make interest payments to the other party on an agreed hypothetical or 'notional' principal amount in exchange for a predetermined fee paid by the other party up-front or on specified dates. Yield supplement agreements may be entered into to supplement the interest rate or other rates on one or more classes of the securities of any series.

    Although the terms of the swaps and yield supplement agreements may provide for termination under various circumstances, there can be no assurance that the trustee or the trust will be able to terminate an agreement when it would be economically advantageous to do so.

PURCHASE OBLIGATIONS

    Some classes of securities of any series and (to the extent the trust assets include Mortgage Securities) some types of trust assets, as specified in the accompanying prospectus supplement, may be subject to a purchase obligation that would become applicable on one or more specified dates, or upon the occurrence of one or more specified events, or on demand made by or on behalf of the applicable securityholders. A purchase obligation may be in the form of a conditional or unconditional purchase

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commitment, liquidity facility, remarketing agreement, maturity guaranty, put option or demand feature. The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the accompanying prospectus supplement. Each purchase obligation may be a secured or unsecured obligation of the provider of that purchase obligation, which may include a bank or other financial institution or an insurance company. Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable securityholders of the related series. As specified in the accompanying prospectus supplement, each purchase obligation relating to Mortgage Securities held by the trust will be payable solely to the trust. Each purchase obligation related to securities issued by the trust will be payable directly to the holders of those securities. The purchase obligations will not be a part of the trust assets. The purchase obligations also will not be a part of the securities. Rather, securities subject to a purchase obligation will be offered to the initial investors subject to an overriding purchase arrangement, under which the securities will at the same time be offered to the provider of the purchase obligation on a forward basis.

MANDATORY AUCTIONS

    Some classes of securities of any series, as specified in the accompanying prospectus supplement, may be subject to a mandatory auction that would take place on a specified date, or upon the occurrence of one or more specified events, or on demand made by or on behalf of the applicable securityholders. Such classes would be auctioned by an auction administrator, which may be the trustee, to third-party investors. The terms and conditions of any such mandatory auction, including any minimum purchase price, the timing of the auction and the auction procedures, will be described in the accompanying prospectus supplement. If so specified in the accompanying prospectus supplement, with respect to classes of securities subject to a mandatory auction, the auction administrator may enter into a swap contract with a swap counterparty pursuant to which (i) the swap counterparty will be required to pay to the auction administrator, for the benefit of the holders of the auctioned securities, the excess, if any, of the sum of the outstanding principal balance of those securities on the auction date plus accrued interest over the price at which the securities are sold in the auction and (ii) the auction administrator will be required to pay to the swap counterparty the excess, if any, of the price at which the securities are sold in the auction over the sum of the outstanding principal balance of those securities on the auction date plus accrued interest. The obligation of the swap counterparty to make the payment described above may be a secured or unsecured obligation of the swap counterparty.

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                   DESCRIPTION OF PRIMARY INSURANCE POLICIES

    Each mortgage loan will be required to be covered by a primary hazard insurance policy and, if so specified in the prospectus supplement, a primary mortgage insurance policy.

PRIMARY MORTGAGE INSURANCE POLICIES

    Although the terms and conditions of primary mortgage insurance policies differ, each primary mortgage insurance policy will generally cover losses up to an amount equal to the excess of the unpaid principal amount of a defaulted mortgage loan, plus accrued and unpaid interest thereon and approved expenses, over a specified percentage of the value of the related mortgaged property.

    As conditions to the filing or payment of a claim under a primary mortgage insurance policy, the insured will typically be required, in the event of default by the borrower, to:

             advance or discharge (1) hazard insurance premiums and
             (2) as necessary and approved in advance by the insurer, real estate taxes, property protection and preservation expenses and foreclosure and related costs,

             in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted, and tender to the insurer good and merchantable title to, and possession of, the mortgaged property.

    The servicer, however, will not be required to advance any of the amounts described above in connection with a claim under a primary mortgage insurance policy if the advance would constitute a Nonrecoverable Advance. If the servicer does not make any of these advances, because they would constitute Nonrecoverable Advances, payments under primary mortgage insurance policies may be lower than they otherwise would be.

    Multifamily loans, commercial loans and mixed-use loans will not be covered by primary mortgage insurance policies, regardless of the related loan-to-value ratio.

PRIMARY HAZARD INSURANCE POLICIES

    Each servicing agreement will require the servicer to cause the borrower on each mortgage loan to maintain a primary hazard insurance policy providing for coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the mortgaged property is located. The primary hazard coverage will be in general in an amount equal to the lesser of the principal balance owing on the mortgage loan and the amount necessary to fully compensate for any damage or loss to the improvements on the mortgaged property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any primary hazard insurance policy and under any flood insurance policy referred to in the paragraph below, and upon the borrower furnishing information to the servicer in respect of a claim. All amounts collected by the servicer under any primary hazard insurance policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the servicer's normal servicing procedures, and subject to the terms and conditions of the related mortgage and mortgage note, will be deposited in the custodial account. The servicing agreement will provide that the servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the servicer's maintaining a blanket policy insuring against hazard losses on the mortgage loans. If the blanket policy contains a deductible clause, the servicer will deposit in the custodial account all sums that would have been deposited in the custodial account but for that clause.

    In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under

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different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms of these policies are dictated by respective state laws, and most hazard insurance policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, toxic mold, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. This list is merely indicative of the kinds of uninsured risks and is not intended to be all-inclusive. When a mortgaged property is located at origination in a federally designated flood area and flood insurance is available, each agreement will require the servicer to cause the borrower to acquire and maintain flood insurance in an amount equal in general to the lesser of (1) the amount necessary to fully compensate for any damage or loss to the improvements which are part of the mortgaged property on a replacement cost basis and (2) the maximum amount of insurance available under the federal flood insurance program, whether or not the area is participating in the program.

    The hazard insurance policies covering the mortgaged properties typically will contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the co-insurance clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of
(1) the replacement cost of the improvements less physical depreciation and
(2) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

    The servicer will not require that a hazard or flood insurance policy be maintained for any cooperative loan. Generally, the cooperative is responsible for maintenance of hazard insurance for the property owned by the cooperative, and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. However, if a cooperative and the related borrower on a cooperative note do not maintain hazard insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of the damaged property, damage to the related borrower's cooperative apartment or the cooperative's building could significantly reduce the value of the collateral securing the cooperative note.

    Since the amount of hazard insurance the servicer will cause to be maintained on the improvements securing the mortgage loans declines as the principal balances owing thereon decrease, and since residential, commercial and mixed-use properties have historically appreciated in value over time, hazard insurance proceeds collected in connection with a partial loss may be insufficient to restore fully the damaged property. The terms of the mortgage loans provide that borrowers are required to present claims to insurers under hazard insurance policies maintained on the mortgaged properties. The servicer, on behalf of the trustee and securityholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on mortgaged properties. However, the ability of the servicer to present or cause to be presented these claims is dependent upon the extent to which information in this regard is furnished to the servicer by borrowers.

FHA INSURANCE

    The Federal Housing Administration (the 'FHA') is responsible for administering various federal programs, including mortgage insurance, authorized under the National Housing Act of 1934, as amended (the 'Housing Act'). If so provided in the related prospectus supplement, a number of the mortgage loans will be insured by the FHA.

    Under Section 203(b) of the Housing Act, the FHA insures mortgage loans of up to 30 years' duration for the purchase of one- to four-family dwelling units. There are two primary FHA insurance programs that are available for multifamily mortgage loans. Sections 221(d)(3) and (d)(4) of the Housing Act allow the U.S. Department of Housing and Urban Development ('HUD') to insure mortgage loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of such mortgage loans made under Sections 221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of such a

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mortgage loan may be up to 40 years and the ratio of the loan amount to property replacement cost can be up to 90%.

    Section 223(f) of the Housing Act allows HUD to insure mortgage loans made for the purchase or refinancing of existing multifamily projects. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f).

    HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Presently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate.

    Some of the mortgage loans held by a trust may be Title I loans as described below and in the related prospectus supplement. The regulations, rules and procedures promulgated by the FHA under Title I contain the requirements under which lenders approved for participation in the Title I program may obtain insurance against a portion of losses incurred with respect to eligible loans that have been originated and serviced in accordance with FHA regulations, subject to the amount of insurance coverage available in such Title I lender's FHA reserve, as described below and in the related prospectus supplement. In general, an insurance claim against the FHA may be denied or surcharged if the Title I loan to which it relates does not strictly satisfy the requirements of the National Housing Act and FHA regulations but FHA regulations permit the Secretary of the Department of Housing and Urban Development, subject to statutory limitations, to waive a Title I lender's noncompliance with FHA regulations if enforcement would impose an injustice on the lender.

    The servicer will either serve as or contract with the person specified in the prospectus supplement to serve as the administrator for FHA claims pursuant to an FHA claims administration agreement. The FHA claims administrator will be responsible for administering, processing and submitting FHA claims with respect to the Title I loans. The securityholders will be dependent on the FHA claims administrator to (1) make claims on the Title I loans in accordance with FHA regulations and (2) remit all FHA insurance proceeds received from the FHA in accordance with the related agreement. The securityholders' rights relating to the receipt of payment from and the administration, processing and submission of FHA claims by any FHA claims administrator is limited and governed by the related agreement and the FHA claims administration agreement and these functions are obligations of the FHA claims administrator, but not the FHA.

    Under Title I, the FHA maintains an FHA insurance coverage reserve account for each Title I lender. The amount in each Title I lender's FHA reserve is a maximum of 10% of the amounts disbursed, advanced or expended by a Title I lender in originating or purchasing eligible loans registered with the FHA for Title I insurance, with certain adjustments permitted or required by FHA regulations. The balance of such FHA reserve is the maximum amount of insurance claims the FHA is required to pay to the related Title I lender. Mortgage loans to be insured under Title I will be registered for insurance by the FHA. Following either the origination or transfer of loans eligible under Title I, the Title I lender will submit such loans for FHA insurance coverage within its FHA reserve by delivering a transfer of note report or by an electronic submission to the FHA in the form prescribed under the FHA regulations. The increase in the FHA insurance coverage for such loans in the Title I lender's FHA reserve will occur on the date following the receipt and acknowledgment by the FHA of the transfer of note report for such loans. The insurance available to any trust will be subject to the availability, from time to time, of amounts in each Title I lender's FHA reserve, which will initially be limited to the amount specified in the related prospectus supplement.

    If so provided in the related prospectus supplement, the trustee or FHA claims administrator may accept an assignment of the FHA reserve for the related Title I loans, notify FHA of that assignment and request that the portion of the mortgage loan seller's FHA reserves allocable to the Title I loans be transferred to the trustee or the FHA claims administrator on the Closing Date. Alternatively, in the absence of such provision, the FHA reserves may be retained by the mortgage loan seller and, upon an insolvency or receivership of the mortgage loan seller, the trustee will notify FHA and request that the portion of the mortgage loan seller's FHA reserves allocable to the Title I loans be transferred to the trustee or the FHA claims administrator. Although each trustee will request such a transfer of reserves, FHA is not obligated to comply with such a request, and may determine that it is not in FHA's interest

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to permit a transfer of reserves. If the mortgage loan seller is the subject of a bankruptcy, receivership, conservatorship or other insolvency proceeding, the FHA may be prohibited by law from complying with such request and the trustee may be prohibited from making such a request. In addition, the FHA has not specified how insurance reserves would be allocated in a transfer, and there can be no assurance that any reserve amount, if transferred to the trustee or the FHA claims administrator, as the case may be, would not be substantially less than 10% of the outstanding principal amount of the related Title I loans. It is likely that the mortgage loan seller, the trustee or the FHA claims administrator would be the lender of record on other Title I loans, so that any FHA reserves that are retained, or permitted to be transferred, would become commingled with FHA reserves available for other Title I loans. FHA also reserves the right to transfer reserves with 'earmarking' (segregating reserves so that they will not be commingled with the reserves of the transferee) if it is in FHA's interest to do so.

    Under Title I, the FHA will reduce the insurance coverage available in a Title I lender's FHA reserve with respect to loans insured under that Title I lender's contract of insurance by (1) the amount of FHA insurance claims approved for payment related to those loans and (2) the amount of reduction of the Title I lender's FHA reserve by reason of the sale, assignment or transfer of loans registered under the Title I lender's contract of insurance. The FHA insurance coverage also may be reduced for any FHA insurance claims previously disbursed to the Title I lender that are subsequently rejected by the FHA.

    Unlike certain other government loan insurance programs, loans under Title I (other than loans in excess of $25,000) are not subject to prior review by the FHA. The FHA disburses insurance proceeds with respect to defaulted loans for which insurance claims have been filed by a Title I lender prior to any review of those loans. A Title I lender is required to repurchase a Title I loan from the FHA that is determined to be ineligible for insurance after insurance claim payments for such loan have been paid to the lender. Under the FHA regulations, if the Title I lender's obligation to repurchase the Title I loan is unsatisfied, the FHA is permitted to offset the unsatisfied obligation against future insurance claim payments owed by the FHA to such lender. FHA regulations permit the FHA to disallow an insurance claim with respect to any loan that does not qualify for insurance for a period of up to two years after the claim is made and to require the Title I lender that has submitted the insurance claim to repurchase the loan.

    The proceeds of loans under the Title I program may be used only for permitted purposes, including the alteration, repair or improvement of residential property, the purchase of a manufactured home or lot (or cooperative interest therein) on which to place the home or the purchase of both a manufactured home and the lot (or cooperative interest therein) on which the home is placed.

    Subject to certain limitations described below, eligible Title I loans are generally insured by the FHA for 90% of an amount equal to the sum of the net unpaid principal amount and the uncollected interest earned to the date of default,

             interest on the unpaid loan obligation from the date of default to the date of the initial submission of the insurance claim, plus 15 calendar days (the total period not to exceed nine months) at a rate of 7% per annum, uncollected court costs,

             title examination costs,

             fees for required inspections by the lenders or its agents, up to $75, and origination fees up to a maximum of 5% of the loan amount.

    Accordingly if sufficient insurance coverage is available in such FHA reserve, then the Title I lender bears the risk of losses on a Title I loan for which a claim for reimbursement is paid by the FHA of at least 10% of the unpaid principal, uncollected interest earned to the date of default, interest from the date of default to the date of the initial claim submission and certain expenses.

    In general, the FHA will insure loans of up to $17,500 for manufactured homes which qualify as real estate under applicable state law and loans of up to $12,000 per unit for a $48,000 limit for four units for owner-occupied multifamily homes. If the loan amount is $15,000 or more, the FHA requires a drive-by appraisal, the current tax assessment value, or a full Uniform Residential Appraisal Report dated within 12 months of the closing to verify the property's value. The maximum loan amount on transactions

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requiring an appraisal is the amount of equity in the property shown by the market value determination of the property.

    With respect to Title I loans, the FHA regulations do not require that a borrower obtain title or fire and casualty insurance. However, if the related mortgaged property is located in a flood hazard area, flood insurance in an amount at least equal to the loan amount is required. In addition, the FHA regulations do not require that the borrower obtain insurance against physical damage arising from earth movement (including earthquakes, landslides and mudflows). Accordingly, if a mortgaged property that secures a Title I loan suffers any uninsured hazard or casualty losses, holders of the related series of securities that are secured in whole or in part by such Title I loan may bear the risk of loss to the extent that such losses are not recovered by foreclosure on the defaulted loans or from any FHA insurance proceeds. Such loss may be otherwise covered by amounts available from the credit enhancement provided for the related series of securities, if specified in the related prospectus supplement.

    Following a default on a Title I loan insured by the FHA, the servicer may, subject to certain conditions and mandatory loss mitigation procedures, either commence foreclosure proceedings against the improved property securing the loan, if applicable, or submit a claim to FHA, but may submit a claim to FHA after proceeding against the improved property only with the prior approval of the Secretary of HUD. The availability of FHA Insurance following a default on a Title I loan is subject to a number of conditions, including strict compliance with FHA regulations in originating and servicing the Title I loan. Failure to comply with FHA regulations may result in a denial of or surcharge on the FHA insurance claim. Prior to declaring a Title I loan in default and submitting a claim to FHA, the servicer must take certain steps to attempt to cure the default, including personal contact with the borrower either by telephone or in a meeting and providing the borrower with 30 days' written notice prior to declaration of default. FHA may deny insurance coverage if the borrower's nonpayment is related to a valid objection to faulty contractor performance. In such event, the servicer or other entity as specified in the related prospectus supplement will seek to obtain payment by or a judgment against the borrower, and may resubmit the claim to FHA following such a judgment.

VA GUARANTEES

    The U.S. Department of Veterans Affairs (the 'VA') is an Executive Branch Department of the United States, headed by the Secretary of Veterans Affairs. The VA currently administers a variety of federal assistance programs on behalf of eligible veterans and their dependents and beneficiaries. The VA administers a loan guaranty program under which the VA guarantees a portion of loans made to eligible veterans. If so provided in the prospectus supplement, a number of the mortgage loans will be guaranteed by the VA.

    Under the VA loan guaranty program, a VA loan may be made to any eligible veteran by an approved private sector mortgage lender. The VA guarantees payment to the holder of that loan of a fixed percentage of the loan indebtedness, up to a maximum dollar amount, in the event of default by the veteran borrower. When a delinquency is reported to the VA and no realistic alternative to foreclosure is developed by the loan holder or through the VA's supplemental servicing of the loan, the VA determines, through an economic analysis, whether the VA will (a) authorize the holder to convey the property securing the VA loan to the Secretary of Veterans Affairs following termination or (b) pay the loan guaranty amount to the holder. The decision as to disposition of properties securing defaulted VA loans is made on a case-by-case basis using the procedures set forth in 38 U.S.C. Section 3732(c), as amended.

                        LEGAL ASPECTS OF MORTGAGE ASSETS

    The following discussion contains general summaries of legal aspects of loans secured by residential, commercial and mixed-use properties. Because these legal aspects are governed in part by applicable state law, which laws may differ substantially from state to state, the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the mortgage assets is situated.

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MORTGAGE LOANS

    The single-family loans, multifamily loans, commercial loans and mixed-use loans will be secured by either mortgages, deeds of trust, security deeds or deeds to secure debt depending upon the type of security instrument customary to grant a security interest according to the prevailing practice in the state in which the property subject to that mortgage loan is located. The filing of a mortgage or a deed of trust creates a lien upon or conveys title to the real property encumbered by that instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments. Priority with respect to mortgages and deeds of trust depends on their terms and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage: the mortgagor, who is the borrower/homeowner or the land trustee; and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, title to the property is held by a land trustee under a land trust agreement, while the borrower/homeowner is the beneficiary of the land trust; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust normally has three parties: the trustor, similar to a mortgagor; the beneficiary, similar to a mortgagee, who is the lender; and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time as the underlying debt is repaid. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust, security deed or deed to secure debt are governed by the law of the state in which the real property is located, the express provisions of the mortgage, deed of trust, security deed or deed to secure debt and, sometimes, the directions of the beneficiary.

COOPERATIVE LOANS

    The cooperative owns or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage on the cooperative apartment building and underlying land, or one or the other, the cooperative, as project mortgagor, is also responsible for meeting these blanket mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the cooperative's apartment building or the obtaining of capital by the cooperative. There may be a lease on the underlying land and the cooperative, as lessee, is also responsible for meeting the rental obligation. The interests of the occupants under proprietary leases or occupancy agreements as to which the cooperative is the landlord are generally subordinate to the interests of the holder of the blanket mortgage and to the interest of the holder of a land lease. If the cooperative is unable to meet the payment obligations (a) arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (b) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, foreclosure by the holder of the blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of the trust, the collateral securing the cooperative loans.

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    The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying occupancy rights is financed through a cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate filing offices to perfect the lender's interest in its collateral. Upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares as described under ' -- Foreclosure on Cooperative Shares' below.

FORECLOSURE ON MORTGAGES

    Foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a specific provision in the deed of trust, which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust and in accordance with applicable state law. In several states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in several states must provide notice to any other individual having an interest in the real property, including any junior lienholder. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, several state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

    An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage and in the mortgaged property. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Since a foreclosure action is equitable in nature and is addressed to a court of equity, the court may relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that the mortgagor's default was neither willful nor in bad faith and that the mortgagee's action established a waiver of the default, or constituted fraud, bad faith, or oppressive or unconscionable conduct that warranted a court of equity to refuse affirmative relief to the mortgagee. A court may relieve the mortgagor from an entirely technical default where the default was not willful.

    A foreclosure action or sale in accordance with a power of sale is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, it is possible that a noncollusive, regularly conducted foreclosure sale or sale in accordance with a power of sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the mortgagor was insolvent. Similarly, a suit against the debtor on the mortgage note may take several years. In addition, delays in completion of the foreclosure and additional losses may result where loan documents relating to a mortgage loan are missing.

    In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property

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from the trustee or referee for an amount equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure.

    Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying taxes and making repairs at its own expense as are necessary to render the property suitable for sale. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage insurance proceeds.

    A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it may either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages if the mortgagor is in default thereunder. In either event the amounts expended will be added to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those mortgage loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and some governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale, real estate taxes and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings.

    If the servicer were to foreclose on any junior lien it would do so subject to any related senior lien. In order for the debt related to the junior mortgage loan to be paid in full at the sale, a bidder at the foreclosure sale of the junior mortgage loan would have to bid an amount sufficient to pay off all sums due under the junior mortgage loan and the senior lien or purchase the mortgaged property subject to the senior lien. If proceeds from a foreclosure or similar sale of the mortgaged property are insufficient to satisfy all senior liens and the junior mortgage loan in the aggregate, the trust as the holder of the junior lien and, accordingly, holders of one or more classes of related securities bear
(1) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in a jurisdiction. In addition, liquidation expenses with respect to defaulted junior mortgage loans do not vary directly with the outstanding principal balance of the loans at the time of default. Therefore, assuming that the servicer took the same steps in realizing upon a defaulted junior mortgage loan having a small remaining principal balance as it would in the case of a defaulted junior mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small junior mortgage loan than would be the case with the defaulted junior mortgage loan having a large remaining principal balance.

    In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and sometimes expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In a few cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to foreclose if the default under the mortgage instrument is not monetary, for example, the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property. Finally, a few courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the

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notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protection to the borrower.

FORECLOSURE ON MORTGAGED PROPERTIES LOCATED IN THE COMMONWEALTH OF PUERTO RICO

    Under the laws of the Commonwealth of Puerto Rico, the foreclosure of a real estate mortgage usually follows an ordinary civil action filed in the Superior Court for the district where the mortgaged property is located. If the defendant does not contest the action filed, a default judgment is rendered for the plaintiff and the mortgaged property is sold at public auction, after publication of the sale for two weeks, by posting written notice in three public places in the municipality where the auction will be held, in the tax collection office and in the public school of the municipality where the mortgagor resides, if known. If the residence of the mortgagor is not known, publication in one of the newspapers of general circulation in the Commonwealth of Puerto Rico must be made at least once a week for two weeks. There may be as many as three public sales of the mortgaged property. If the defendant contests the foreclosure, the case may be tried and judgment rendered based on the merits of the case.

    There are no redemption rights after the public sale of a foreclosed property under the laws of the Commonwealth of Puerto Rico. Commonwealth of Puerto Rico law provides for a summary proceeding for the foreclosure of a mortgage, but it is very seldom used because of concerns regarding the validity of these actions. The process may be expedited if the mortgagee can obtain the consent of the defendant to the execution of a deed in lieu of foreclosure.

    Under Commonwealth of Puerto Rico law, in the case of the public sale upon foreclosure of a mortgaged property that (1) is subject to a mortgage loan that was obtained for a purpose other than the financing or refinancing of the acquisition, construction or improvement of the property and (2) is occupied by the mortgagor as his principal residence, the mortgagor of the property has a right to be paid a stated amount from the proceeds obtained on the public sale of the property before any recovery by the mortgagee. The mortgagor can claim this sum of money from the mortgagee at any time prior to the public sale or up to one year after the sale. This payment would reduce the amount of sales proceeds available to satisfy the mortgage loan and may increase the amount of the loss.

FORECLOSURE ON COOPERATIVE SHARES

    The cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement, and may be canceled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by the tenant-stockholder. Typically, rent and other obligations and charges arising under a proprietary lease or occupancy agreement that are owed to the cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement in the event the tenant-stockholder fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement that, together with any lender protection provisions contained in the proprietary lease, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

    The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under the proprietary

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lease or occupancy agreement or that have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

    Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

    Under the laws applicable in most states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the 'UCC') and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a 'commercially reasonable' manner. Whether a foreclosure sale has been conducted in a commercially reasonable manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure.

    Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See ' -- Anti-Deficiency Legislation and Other Limitations on Lenders' below.

RIGHTS OF REDEMPTION WITH RESPECT TO MORTGAGE LOANS

    In several states, after sale in accordance with a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a right that must be exercised prior to the foreclosure sale. In several states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser acquired at a public sale. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership and maintenance of the property until the redemption period has expired. In several states, there is no right to redeem property after a trustee's sale under a deed of trust.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

    Several states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In several states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

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    Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Article 9 to prohibit or limit a deficiency award in some circumstances, including circumstances where the disposition of the collateral (which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was not conducted in a commercially reasonable manner.

    With respect to Additional Collateral Loans, realization upon the additional collateral may be governed by the UCC in effect under the law of the state applicable thereto. Some courts have interpreted the UCC to prohibit or limit a deficiency award in some circumstances, including those in which the disposition of the additional collateral was not conducted in a commercially reasonable manner. In some states, the UCC does not apply to liens upon additional collateral consisting of some types of personal property (including, for example, bank accounts and, to a certain extent, insurance policies and annuities). Realization upon such additional collateral will be governed by state laws other than the UCC, and the availability of deficiency awards under such state laws may be limited. Whether realization upon any additional collateral is governed by the UCC or by other state laws, the ability of secured parties to realize upon the additional collateral may be limited by statutory prohibitions that limit remedies in respect of the related mortgage loans. Such limitations may affect secured parties either independently or in conjunction with statutory requirements that secured parties proceed against the related mortgaged properties first or against both such mortgaged properties and the additional collateral concurrently.

    In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, under federal bankruptcy law, the filing of a petition acts as a stay against any effort to collect any debt or to enforce any remedy. Moreover, a bankruptcy court may permit a debtor to cure a monetary default with respect to a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and foreclosure proceedings had occurred prior to the filing of the debtor's bankruptcy petition. Bankruptcy courts have approved plans, based on the particular facts of the bankruptcy case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

    The terms of a mortgage loan secured by property of the debtor may be modified in bankruptcy. These modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the mortgaged property, thus leaving the lender a general unsecured creditor for the difference between the value of the mortgaged property and the outstanding balance of the loan. Furthermore, payments made on the mortgage loan by the debtor prior to the commencement of the bankruptcy case may be avoidable as preferential payments, so that the trust or the holders of the securities would be required to return such payments to the debtor.

    Tax liens arising under the Code may have priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of single-family mortgage loans by numerous federal and state consumer protection laws. These laws include the Federal Truth-in-Lending Act, Regulation Z, Real Estate Settlement Procedures Act, Regulation X, Equal Credit Opportunity Act, Regulation B, Fair Credit Billing Act, Fair Housing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. This liability may affect assignees of the mortgage loans. In particular, the originators' failure to comply with requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject both originators and assignees of the obligations to monetary penalties and could result in obligors' rescinding loans against either originators or assignees.

    In addition, the mortgage loans held by a trust may also be subject to the Home Ownership and Equity Protection Act of 1994 ('HOEPA'), if the mortgage loans were originated on or after October 1, 1995, are not mortgage loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of prescribed levels. HOEPA adds additional provisions to Regulation Z and requires additional disclosures, specifies the timing of the disclosures and limits or prohibits inclusion

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of specific provisions in mortgages subject to HOEPA. Remedies available to the mortgagor include monetary penalties, as well as rescission rights if certain disclosures were not given as required or if the particular mortgage includes provisions prohibited by law. HOEPA also provides that any purchaser or assignee of a mortgage covered by HOEPA is subject to all of the claims and defenses to loan payment, whether under the Federal Truth-in-Lending Act, as amended by HOEPA, or other law, that the borrower could assert against the original lender unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the mortgage loan was subject to the provisions of HOEPA. The maximum damages that may be recovered under the HOEPA from an assignee is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan.

    In addition to HOEPA, a number of legislative proposals have been introduced at the federal, state and local government levels that are designed to discourage predatory lending practices. Some state and local governments have enacted, and other states or local governments or the federal government may enact, laws that impose requirements and restrictions greater than those of HOEPA. These laws prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. Purchasers or assignees of a mortgage loan, including the related trust, could be exposed to all claims and defenses that the mortgagor could assert against the originator of the mortgage loan for a violation of law. Claims and defenses available to the borrower could include monetary penalties, rescission and defenses to a foreclosure action or an action to collect.

JUNIOR MORTGAGES

    The mortgage loans may be secured by junior mortgages or deeds of trust, which are junior to senior mortgages or deeds of trust which are not held by the trust. The rights of the trust as the holder of a junior deed of trust or a junior mortgage are subordinate in lien priority and in payment priority to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale in accordance with the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan. See
' -- Foreclosure on Mortgages.'

    Furthermore, the terms of the junior mortgage or deed of trust are subordinate to the terms of the senior mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a senior mortgagee expends sums, these sums will generally have priority over all sums due under the junior mortgage.

HOME EQUITY LINE OF CREDIT LOANS

    The form of credit line trust deed or mortgage generally used by most institutional lenders which make home equity line of credit loans typically contains a 'future advance' clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens that intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of the intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage liens securing mortgage loans of the type that includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the

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recorded trust deed or mortgage, except as to advances made after a tax lien or judgment lien imposed on the property.

ENFORCEABILITY OF DUE-ON-SALE CLAUSES

    If so described in the accompanying prospectus supplement, the mortgage loans held by a trust may contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the mortgage loan if the borrower sells, transfers, or conveys the property without the prior consent of the lender. The enforceability of these clauses has been impaired in various ways in several states by statute or decisional law. The ability of lenders and their assignees and transferees to enforce due-on-sale clauses was addressed by the Garn-St. Germain Depository Institutions Act of 1982 (the 'Garn-St. Germain Act'). This legislation, subject to exceptions, preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses. The Garn-St. Germain Act does encourage lenders to permit assumptions of loans at the original rate of interest provided for in the mortgage note or at another rate less than the average of the original rate and the market rate.

    The Garn-St. Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St. Germain Act, including federal savings associations and federal savings banks, may not exercise a due-on-sale clause, even though a transfer of the property may have occurred. These include intra-family transfers, some transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St. Germain Act also prohibit the imposition of a prepayment charge upon the acceleration of a mortgage loan in accordance with a due-on-sale clause.

    The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the mortgage loans related to a series and the number of mortgage loans that may be outstanding until maturity.

PREPAYMENT CHARGES AND PREPAYMENTS

    Applicable regulations prohibit the imposition of a prepayment charge or equivalent fee for or in connection with the acceleration of a mortgage loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered will be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage to a refinancing lender.

    Some state laws restrict the imposition of prepayment charges even when the mortgage loans expressly provide for the collection of those charges. The Alternative Mortgage Transaction Parity Act of 1982 (the 'Parity Act') permits the collection of prepayment charges in connection with some types of mortgage loans subject to the Parity Act, or Parity Act loans, preempting any contrary state law prohibitions. However, some states may not recognize the preemptive authority of the Parity Act or have opted out of the Parity Act. Moreover, the OTS, the agency that administers the application of the Parity Act to some types of mortgage lenders that are not chartered under federal law, withdrew its favorable regulations and opinions that previously authorized those lenders, notwithstanding contrary state law, to charge prepayment charges and late fees on Parity Act loans in accordance with OTS rules. The withdrawal is effective with respect to Parity Act loans originated on or after July 1, 2003. The OTS's action does not affect Parity Act loans originated before July 1, 2003. Accordingly, it is possible that prepayment charges may not be collected on some mortgage loans that provide for the payment of these charges. Any prepayment charges collected on mortgage loans may be available for distribution only to a specific class of securities or may not be available for distribution to any class of securities. If so specified in the accompanying prospectus supplement, prepayment charges may be retained by the servicer or by sub-servicers as additional servicing compensation.

LEASES AND RENTS

    Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income

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derived therefrom, and, unless rents are to be paid directly to the lender, retains a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or against the borrower, the lender's ability to collect the rents may be adversely affected. In the event of borrower default, the amount of rent the lender is able to collect from the tenants can significantly affect the value of the lender's security interest.

SUBORDINATE FINANCING

    When the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor, as junior loans often do, and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan or any junior loan, or both, the existence of junior loans and actions taken by junior lenders may impair the security available to the senior lender and may interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

APPLICABILITY OF USURY LAWS

    Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting before April 1, 1983 a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Several states have taken action to reimpose interest rate limits or to limit discount points or other charges.

    Title V also provides that state usury limitations do not apply to any loan that is secured by a first lien on specific kinds of manufactured housing if certain conditions are met, including the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

    The depositor or the mortgage loan seller or originator will be required to represent and warrant to the trust that all mortgage loans have been originated in compliance with applicable state laws, including usury laws.

ALTERNATIVE MORTGAGE INSTRUMENTS

    ARM Loans and home equity revolving credit loans originated by nonfederally chartered lenders have historically been subject to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender complied with applicable law. These difficulties were simplified substantially as a result of

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the enactment of Title VIII of the Garn-St. Germain Act. Title VIII provides that, notwithstanding any state law to the contrary:

             state-chartered banks may originate alternative mortgage instruments, including ARM Loans, in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions, and all other nonfederally chartered housing creditors, including, without limitation, state-chartered savings and loan associations, savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations.

    Title VIII further provides that any state may reject applicability of the provisions of Title VIII by adopting prior to October 15, 1985 a law or constitutional provision expressly rejecting the applicability of these provisions. Several states have taken this type of action.

    All of the ARM Loans and home equity revolving credit loans held by a trust that were originated by a state-chartered lender after the enactment of a state law or constitutional provision rejecting the applicability of Title VIII will have complied with applicable state law. All of the ARM Loans and home equity revolving credit loans held by a trust that were originated by federally chartered lenders or that were originated by state-chartered lenders prior to enactment of a state law or constitutional provision rejecting the applicability of Title VIII will have been originated in compliance with all applicable federal regulations.

SERVICEMEMBERS CIVIL RELIEF ACT

    Under the terms of the Servicemembers Civil Relief Act, as amended (the 'Relief Act'), a borrower who enters military service after the origination of that borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, in excess of a rate of interest, currently 6% per annum, during the period of that borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of that rate, unless a court or administrative agency of the United States or of any State orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves and Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to borrowers who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act. Application of the Relief Act may adversely affect, for an indeterminate period of time, the ability of the servicer to collect full amounts of interest on the applicable mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of securities, unless covered by a form of credit support as described in the related prospectus supplement. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on or an enforce rights with respect to an affected mortgage loan, during the borrower's period of active duty status and, sometimes, during an additional three month period thereafter. Thus, if the Relief Act applies to any mortgage loan that goes into default, there may be delays in payment and losses incurred by the related securityholders.

ENVIRONMENTAL LEGISLATION

    Under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ('CERCLA'), and under several state laws, a secured party that takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may

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become liable for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict as well as joint and several liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility. What constitutes sufficient participation in the management of a property securing a loan or the business of a borrower to render the exemption unavailable to a lender has been a matter of interpretation by the courts. CERCLA has been interpreted to impose liability on a secured party even absent foreclosure where the party participated in the financial management of the borrower's business to a degree indicating a capacity to influence waste disposal decisions. However, court interpretations of the secured creditor exemption have been inconsistent. In addition, when lenders foreclose and become owners of collateral property, courts are inconsistent as to whether that ownership renders the secured creditor exemption unavailable. Other federal and state laws may impose liability on a secured party that takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon and lead-based paint. Environmental cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of a trust and reduce the amounts otherwise distributable to the holders of the related series of securities. Moreover, there are federal statutes and state statutes that impose an environmental lien for any cleanup costs incurred by the state on the property that is the subject of the cleanup costs. All subsequent liens on a property generally are subordinated to an environmental lien and in some states even prior recorded liens are subordinated to environmental liens. In the latter states, the security interest of the trust in a related parcel of real property that is subject to an environmental lien could be adversely affected.

    Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan. These kinds of evaluations will not have been made prior to the origination of the residential mortgage loans held by any trust. No party will make any representations or warranties with respect to the absence or effect of contaminants on any mortgaged property or any casualty resulting from the presence of contaminants. See 'Description of the Securities -- Procedures for Realization Upon Defaulted Mortgage Assets' for a description of limitations on the servicer's power to foreclose on or otherwise acquire title to mortgaged properties that may be contaminated by hazardous substances. A failure to foreclose may reduce amounts otherwise available for distribution to securityholders.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

    Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations statute ('RICO') may be seized by the government if the property was used in or purchased with the proceeds of these crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties 'known to have an alleged interest in the property,' including the holders of mortgage loans.

    A lender may avoid forfeiture of its interest in the property if it establishes that: (1) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based or (2) the lender was at the time of execution of the mortgage 'reasonably without cause to believe' that the property was used in or purchased with the proceeds of illegal drug or RICO activities.

NEGATIVE AMORTIZATION LOANS

    A case decided by the United States Court of Appeals for the First Circuit held that state restrictions on the compounding of interest are not preempted by the provisions of the Depository Institutions Deregulation and Monetary Control Act of 1980 ('DIDMC') and, as a result, a mortgage loan that provided for negative amortization violated New Hampshire's requirement that first mortgage loans provide

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for computation of interest on a simple interest basis. The holding was limited to the effect of DIDMC on state laws regarding the compounding of interest and the court did not address the applicability of the Alternative Mortgage Transaction Parity Act of 1982, which authorizes a lender to make residential mortgage loans that provide for negative amortization. The First Circuit's decision is binding authority only on Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

    The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the securities offered under this prospectus and the prospectus supplement. This discussion is for securityholders that hold the securities as capital assets within the meaning of Section 1221 of the Code and does not purport to discuss all federal income tax consequences that may be applicable to particular individual circumstances, including those of banks, insurance companies, foreign investors, tax-exempt organizations, dealers in securities or currencies, mutual funds, real estate investment trusts, natural person, cash method taxpayers, S corporations, estates and trusts, securityholders that hold the securities as part of a hedge, straddle, integrated or conversion transaction, or securityholders whose functional currency is not the United States dollar. Also, it does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in a securityholder.

    The following discussion addresses securities of four general types:

             REMIC Certificates representing interests in a trust, or assets held by a trust, as to which a REMIC election under the REMIC Provisions of the Code is in effect,

             Notes representing indebtedness of an owner trust for federal income tax purposes,

             Grantor Trust Certificates representing interests in a Grantor Trust as to which no REMIC election will be made, and

             Partnership Certificates representing interests in a Partnership Trust which is treated as a partnership for federal income tax purposes.

    The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections will be made for the related trust and will identify all regular interests and residual interests in the REMIC or REMICs. For purposes of this tax discussion, references to a securityholder or a holder are to the beneficial owner of a security.

    The following discussion is based in part upon the OID Regulations and in part upon the REMIC Regulations. The OID Regulations do not adequately address issues relevant to the offered securities. As described at ' -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount,' in some instances the OID Regulations provide that they are not applicable to securities like the offered securities.

    The authorities on which this discussion and the opinions referred to below are based are subject to change or differing interpretations which could apply retroactively. An opinion of counsel is not binding on the IRS or the courts, and no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. Taxpayers and preparers of tax returns, including those filed by any REMIC or other issuer, should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice
(1) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (2) is directly relevant to the determination of an entry on a tax return. Treasury regulations require, among other things, that, in order for a taxpayer's reliance on an opinion of counsel to meet the requirements for exculpation from certain accuracy related penalties, the opinion must 'take into account the taxpayer's purposes (and the relative weight of such purposes) for entering into a transaction'; consequently, this summary and the opinions contained herein may not be sufficient to avoid income tax penalties that may be imposed with respect to the offered securities. Accordingly, it is suggested that taxpayers consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return and the application of United States federal income

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tax laws, as well as the laws of any state, local or foreign taxing jurisdictions, to their particular situations, even where the anticipated tax treatment has been discussed in this prospectus. See 'State and Other Tax Consequences.'

OPINIONS

    On or prior to the date of the related prospectus supplement with respect to the issuance of each series of REMIC Certificates, Orrick, Herrington & Sutcliffe LLP, counsel to the depositor, will provide its opinion generally to the effect that, assuming (i) compliance with all provisions of the related pooling and servicing agreement, (ii) certain representations set forth in the related pooling and servicing agreement are true, (iii) there is continued compliance with applicable provisions of the Code, as it may be amended from time to time, and applicable Treasury regulations issued thereunder and (iv) a REMIC election is made timely in the required form, for federal income tax purposes, the related trust, or each applicable asset held by the related trust, will qualify as a REMIC and the offered REMIC Certificates will be considered to evidence ownership of REMIC regular interests or REMIC residual interests in that REMIC within the meaning of the REMIC Provisions.

    On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of notes, Orrick, Herrington &
Sutcliffe LLP, counsel to the depositor, will provide its opinion generally to the effect that, assuming compliance with all provisions of the indenture, owner trust agreement and other related documents, for federal income tax purposes
(1) the notes will be treated as indebtedness and (2) the issuer, as created under the owner trust agreement, will not be characterized as an association or publicly traded partnership within the meaning of Section 7704 of the Code taxable as a corporation or as a taxable mortgage pool within the meaning of
Section 7701(i) of the Code.

    On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of Grantor Trust Certificates, counsel to the depositor will provide its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, the related Grantor Trust will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of the Code and not as a partnership or an association taxable as a corporation.

    With respect to each series of Partnership Certificates, counsel to the depositor will provide its opinion that the trust will not be a taxable mortgage pool or an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the related pooling and servicing agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

    In addition, as to any securities offered pursuant hereto, Orrick, Herrington & Sutcliffe LLP is of the opinion that the statements made in the following discussion, as supplemented by the discussion under the heading 'Material Federal Income Tax Consequences', if any, in the prospectus supplement accompanying this prospectus with respect to those securities, to the extent that they constitute matters of law or legal conclusions, are correct in all material respects as of the date of such prospectus supplement.

    Orrick, Herrington & Sutcliffe LLP has not been asked to opine on any other federal income tax matter, and the balance of this summary does not purport to set forth any opinion of counsel concerning any other particular federal income tax matter. For example, the discussion under ' -- Taxation of Owners of REMIC Residual Certificates -- Excess Inclusions' below is a general summary of federal income tax consequences relating to an investment in a REMIC residual interests that has 'excess inclusion income,' which summary counsel opines is correct in all material respects as described above; however, that summary does not set forth any opinion as to whether any particular class of REMIC residual interests will be treated as having excess inclusion income.

    Orrick, Herrington & Sutcliffe LLP has not been asked to, and does not, render any opinion regarding the state or local income tax consequences of the purchase, ownership and disposition of a beneficial interest in the notes. See ' -- State and Other Tax Consequences.'

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REMICS

    Classification of REMICs. On or prior to the date of the related prospectus supplement with respect to the issuance of each series of REMIC Certificates, Orrick, Herrington & Sutcliffe LLP, counsel to the depositor, will provide its opinion generally to the effect that, assuming (i) compliance with all provisions of the related pooling and servicing agreement, (ii) certain representations set forth in the related pooling and servicing agreement are true, (iii) there is continued compliance with applicable provisions of the Code, as it may be amended from time to time, and applicable Treasury regulations issued thereunder and (iv) a REMIC election is made timely in the required form, for federal income tax purposes, the related trust, or each applicable assets held by the related trust, will qualify as a REMIC and the offered REMIC Certificates will be considered to evidence ownership of REMIC regular interests or REMIC residual interests in that REMIC within the meaning of the REMIC Provisions.

    If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year or for later years. In that event, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described under ' -- Taxation of Owners of REMIC Regular Certificates' and ' -- Taxation of Owners of REMIC Residual Certificates.' The Treasury Department is authorized to issue regulations providing relief in the event of an inadvertent termination of REMIC status, although these regulations have not been issued. If these regulations are issued, relief in the event of an inadvertent termination may be accompanied by sanctions, which may include the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for status as a REMIC are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the trust's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust as a REMIC will be inadvertently terminated.

    Characterization of Investments in REMIC Certificates. In general, the REMIC Certificates will not treated for federal income tax purposes as ownership interests in the assets held by the related trust. However, except as provided in the following sentence, the REMIC Certificates will be real estate assets within the meaning of Section 856(c)(5)(B) of the Code and assets described in
Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying the REMIC Certificates would be so treated. If 95% or more of the assets of the REMIC qualify for either of the treatments described in the previous sentence at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest, including original issue discount, on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that the certificates are treated as real estate assets within the meaning of
Section 856(c)(5)(B) of the Code. In addition, the REMIC Regular Certificates will be qualified mortgages within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for regular or residual interests in that REMIC. The determination as to the percentage of the REMIC's assets that constitute assets described in these sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during the calendar quarter. The trustee will report those determinations to certificateholders in the manner and at the times required by Treasury regulations.

    Amendments made to the REMIC Provisions by the American Jobs Creation Act of 2004, or the Jobs Act, allow, effective January 1, 2005, REMICs to hold reverse mortgage loans, home equity lines of credit loans and sufficient assets to fund draws on the foregoing mortgage loans. Under the legislative history to the Jobs Act, a `reverse mortgage loan' is a loan that is secured by an interest in real property, and that (1) provides for advances that are secured by the same property, (2) requires the payment of an amount due at maturity that is no greater than the value of the securing property, (3) provides that all payments are due only on maturity of the loan, and (4) matures after a fixed term or at the time the obligor ceases to use the securing property as a personal residence. If reverse mortgage loans or home equity line of credit loans are contributed to a REMIC, the accompanying tax consequences will be described separately in the related prospectus supplement offering interests in that REMIC.

    The assets of the REMIC will include mortgage loans, payments on mortgage loans held prior to the distribution of these payments to the REMIC Certificateholders and property acquired by foreclosure held

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prior to the sale of such property, and may include amounts in reserve accounts.
It is unclear whether property acquired by foreclosure and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of all of the Code sections discussed in the immediately preceding paragraph. The REMIC Regulations do provide, however, that cash received from payments on mortgage loans held pending distribution is considered part of the mortgage loans for purposes of Section 856(c)(5)(B) of the Code. Furthermore, foreclosure property will qualify as real estate assets under
Section 856(c)(5)(B) of the Code. In addition, in some instances mortgage loans may not be treated entirely as assets described in such Code sections. The related prospectus supplement will describe the mortgage loans that may not be treated entirely as assets described in the sections of the Code discussed in the immediately preceding paragraph.

    Tiered REMIC Structures. For some series of REMIC Certificates, two or more separate elections may be made to treat designated assets held by the related trust as REMICs for federal income tax purposes, creating a tiered REMIC structure. As to each series of REMIC Certificates that involves a tiered REMIC structure, Orrick, Herrington & Sutcliffe LLP, counsel to the depositor, will provide its opinion generally to the effect that (i) assuming compliance with all provisions of the related pooling and servicing agreement, (ii) certain representations set forth in the related pooling and servicing agreement are true, (iii) there is continued compliance with applicable provisions of the Code, as it may be amended from time to time, and applicable Treasury regulations issued thereunder and (iv) REMIC elections are made timely in the required forms, each of the REMICs in that series will qualify as a REMIC and the REMIC Certificates issued by these REMICs will be considered to evidence ownership of REMIC regular interests or REMIC residual interests in the related REMIC within the meaning of the REMIC Provisions.

    Solely for purposes of determining whether the REMIC Certificates will be real estate assets within the meaning of Section 856(c)(5)(B) of the Code, and loans secured by an interest in real property under Section 7701(a)(19)(C) of the Code, and whether the income on the certificates is interest described in
Section 856(c)(3)(B) of the Code, all of the REMICs in that series will be treated as one REMIC.

TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

    General. Except as described in ' -- Taxation of Owners of REMIC Residual Certificates -- Possible Pass-Through of Miscellaneous Itemized Deductions,' REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. In general, interest, original issue discount and market discount paid or accrued on a REMIC Regular Certificate will be treated as ordinary income to the holder of such REMIC Regular Certificate. Distributions in reduction of the stated redemption price at maturity of the REMIC Regular Certificate will be treated as a return of capital to the extent of such holder's basis in such REMIC Regular Certificate. Holders of REMIC Regular Certificates that ordinarily report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

    Original Issue Discount. A REMIC Regular Certificate may be issued with original issue discount within the meaning of Section 1273(a) of the Code. Any holder of a REMIC Regular Certificate issued with original issue discount in excess of a de minimis amount will be required to include original issue discount in income as it accrues in advance of the receipt of the cash attributable to that income, in accordance with a constant yield method described below. Section 1272(a)(6) of the Code provides special original issue discount rules applicable to REMIC Regular Certificates. Regulations have not yet been proposed or adopted under Section 1272(a)(6) of the Code. Further, application of the OID Regulations to the REMIC Regular Certificates remains unclear in some respects because the OID Regulations generally purport not to apply to instruments to which Section 1272(a)(6) applies such as REMIC Regular Certificates, and separately because they either do not address, or are subject to varying interpretations with regard to, several relevant issues.

    The Code requires that a reasonable Prepayment Assumption be used for mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC and for certain other federal income tax purposes, and that adjustments be made in the amount and rate of accrual of that discount to reflect differences between the actual prepayment rate and the Prepayment Assumption. The Prepayment Assumption is to be determined in a manner prescribed in

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Treasury regulations. To date, those regulations have not been issued. The
Congressional committee reports accompanying the enactment of Section 1272(a)(6) of the Code indicate that the regulations will provide that the Prepayment Assumption used for a REMIC Regular Certificate must be the same as that used in pricing the initial offering of the REMIC Regular Certificate. The Prepayment Assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, none of the depositor, the servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate. Each prospective investor must make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase any REMIC Regular Certificate.

    The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a class of REMIC Regular Certificates is sold for cash on or prior to the Closing Date, the issue price for that class that will be used in making reports to investors and the IRS will be the fair market value of that class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on the certificate other than qualified stated interest. Under the OID Regulations, 'qualified stated interest' is interest that is unconditionally payable at least annually during the entire term of the certificate at either (i) a single fixed rate that appropriately takes into account the length of the interval between payments or (ii) the current values of a single 'qualified floating rate' or 'objective rate' (each, a 'Single Variable Rate'). A 'current value' is the value of a variable rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that day. A 'qualified floating rate' is a rate whose variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the certificate is denominated. Such a rate remains qualified even though it is multiplied by a fixed, positive multiple not exceeding 1.35, increased or decreased by a fixed rate, or both. Certain combinations of rates constitute a single qualified floating rate, including (i) interest stated at a fixed rate for an initial period of less than one year followed by a qualified floating rate if the value of the floating rate at the Closing Date is intended to approximate the fixed rate, and (ii) two or more qualified floating rates that can be expected to have approximately the same values throughout the term of the certificate. A combination of such rates is conclusively presumed to be a single floating rate if the values of all rates on the Closing Date are within 0.25% of each other. A variable rate that is subject to an interest rate cap, floor, 'governor' or similar restriction on rate adjustment may be a qualified floating rate only if such restriction is fixed throughout the term of the instrument, or is not reasonably expected as of the Closing Date to cause the yield on the debt instrument to differ significantly from the expected yield absent the restriction. An 'objective rate' is a rate (other than a qualified floating rate) determined using a single formula fixed for the life of the certificate, which is based on (i) one or more qualified floating rates (including a multiple or inverse of a qualified floating rate), (ii) one or more rates each of which would be a qualified floating rate for a debt instrument denominated in a foreign currency, (iii) the yield or changes in price of one or more items of 'actively traded' personal property, (iv) a combination of rates described in (i), (ii) and (iii), or (v) a rate designated by the IRS. However, a variable rate is not an objective rate if it is reasonably expected that the average value of the rate during the first half of the certificate's term will differ significantly from the average value of such rate during the final half of its term. A combination of interest stated at a fixed rate for an initial period of less than one year followed by an objective rate is treated as a single objective rate if the value of the objective rate at the Closing Date is intended to approximate the fixed rate; such a combination of rates is conclusively presumed to be a single objective rate if the objective rate on the Closing Date does not differ from the fixed rate by more than 0.25%. The qualified stated interest payable with respect to certain variable rate debt instruments not bearing stated interest at a Single Variable Rate generally is determined under the OID Regulations by converting such instruments into fixed rate debt instruments. Instruments qualifying for such treatment generally include those providing for stated interest at (i) more than one qualified floating rates, or at (ii) a single fixed rate and (a) one or more qualified floating rates or (b) a single 'qualified inverse floating rate' (each, a 'Multiple Variable

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Rate'). A qualified inverse floating rate is an objective rate equal to a fixed rate reduced by a qualified floating rate, the variations in which can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds (disregarding permissible rate caps, floors, governors and similar restrictions such as are described above). Under these rules, some of the payments of interest on a certificate bearing a fixed rate of interest for an initial period followed by a qualified floating rate of interest in subsequent periods could be treated as included in the stated redemption price at maturity if the initial fixed rate were to differ sufficiently from the rate that would have been set using the formula applicable to subsequent periods. See ' -- Variable Rate Certificates'. REMIC Regular Certificates offered hereby other than certificates providing for variable rates of interest or for the accretion of interest are not anticipated to have stated interest other than 'qualified stated interest,' but if any such REMIC Regular Certificates are so offered, appropriate disclosures will be made in the related prospectus supplement. Some or all of the payments on REMIC Regular Certificates providing for the accretion of interest will be included in the stated redemption price at maturity of such certificates.

    In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of the REMIC Regular Certificates. In general terms, original issue discount is accrued by treating the interest rate of the securities as fixed and making adjustments to reflect actual interest rate adjustments.

    Certain classes of REMIC Regular Certificates may provide for the first interest payment on a REMIC Regular Certificate to be made more than one month after the date of issuance, which is a period longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is each monthly period that ends on the day prior to each distribution date, as a consequence of this long first accrual period some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

    If the accrued interest to be paid on the first distribution date is computed for a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect the accrued interest. In these cases, information returns to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued for periods prior to the Closing Date is part of the overall cost of the REMIC Regular Certificate, and not a separate asset the cost of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first distribution date should be included in the stated redemption price of the REMIC Regular Certificate. However, the OID Regulations state that all or a portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether this election could be made unilaterally by a certificateholder.

    Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of a REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the REMIC Regular Certificate, by multiplying (1) the number of complete years, rounding down for partial years, from the issue date until that payment is expected to be made, presumably taking into account the Prepayment Assumption, by (2) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a teaser interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total amount of the de minimis original issue discount attributable to that certificate and a fraction, the numerator of which is the amount of the principal

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payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See ' -- Market Discount' for a description of this election under the OID regulations.

    If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as described in the following paragraph.

    Generally, an accrual period is a period that ends on the day prior to a distribution date and begins on the first day following the immediately preceding accrual period, except that the first accrual period begins on the Closing Date. The prospectus supplement will disclose any situations where a different accrual period is used. As to each accrual period, a calculation will be made of the portion of the original issue discount that accrued during the accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess of (1) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate in future periods and (b) the distributions made on the REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of the REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption, using a discount rate equal to the original yield to maturity of the certificate and taking into account events, including actual prepayments, that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued with respect to the certificate in prior accrual periods, and reduced by the amount of any distributions made on the certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

    If a REMIC Regular Certificate issued with original issue discount is purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, less than its remaining stated redemption price, the purchaser will also be required to include in gross income the daily portions of any original issue discount for the certificate. However, if the cost of the certificate is in excess of its adjusted issue price, each daily portion will be reduced in proportion to the ratio the excess bears to the aggregate original issue discount remaining to be accrued on the REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (1) the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that day and (2) the daily portions of original issue discount for all days during the accrual period prior to that day.

    Variable Rate Certificates. Purchasers of REMIC Regular Certificates bearing a variable rate of interest should be aware that there is uncertainty concerning the application of Section 1272(a)(6) of the Code and the OID Regulations to such certificates. In the absence of other authority, the servicer and the trustee intend to be guided by the provisions of the OID Regulations governing variable rate debt instruments in adapting the provisions of Section 1272(a)(6) of the Code to such certificates for the purpose of preparing reports furnished to REMIC Regular Certificateholders. The effect of the application of such provisions generally will be to cause Certificateholders holding REMIC Regular Certificates bearing interest at a Single Variable Rate to take into account for each period an amount corresponding approximately to the sum of (i) the qualified stated interest, accruing on the outstanding face amount of the REMIC Regular Certificate as the stated interest rate for that Certificate varies from time to time and

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(ii) the amount of original issue discount that would have been attributable to that period on the basis of a constant yield to maturity for a bond issued at the same time and issue price as the REMIC Regular Certificate, having the same face amount and schedule of payments of principal as such Certificate, subject to the same Prepayment Assumption, and bearing interest at a fixed rate equal to the value of the applicable qualified floating rate or qualified inverse floating rate in the case of a certificate providing for either such rate, or equal to the fixed rate that reflects the reasonably expected yield on the certificate in the case of a certificate providing for an objective rate other than an inverse floating rate, in each case as of the issue date. Certificateholders holding REMIC Regular Certificates bearing interest at a Multiple Variable Rate generally will take into account interest and original issue discount under a similar methodology, except that the amounts of qualified stated interest and original issue discount attributable to such a Certificate first will be determined for an equivalent fixed rate debt instrument, the assumed fixed rates for which are (a) for each qualified floating rate, the value of each such rate as of the Closing Date (with appropriate adjustment for any differences in intervals between interest adjustment dates), (b) for a qualified inverse floating rate, the value of the rate as of the Closing Date,
(c) for any other objective rate, the fixed rate that reflects the yield that is reasonably expected for the Certificate, and (d) for an actual fixed rate, such hypothetical fixed rate as would result under (a) or (b) if the actual fixed rate were replaced by a hypothetical qualified floating rate or qualified inverse floating rate such that the fair market value of the Certificate as of the issue date would be approximately the same as that of an otherwise identical debt instrument providing for the hypothetical variable rate rather than the actual fixed rate. If the interest paid or accrued with respect to a Multiple Variable Rate Certificate during an accrual period differs from the assumed fixed interest rate, such difference will be an adjustment (to interest or original issue discount, as applicable) to the REMIC Regular Certificateholder's taxable income for the taxable period or periods to which such difference relates. Additionally, purchasers of such Certificates should be aware that the provisions of the OID Regulations applicable to variable rate debt instruments have been limited and may not apply to some REMIC Regular Certificates having variable rates. If such a Certificate is not governed by the provisions of the OID Regulations applicable to variable rate debt instruments, it may be subject to provisions of proposed Treasury regulations applicable to instruments having contingent payments. The application of those provisions to instruments such as variable rate REMIC Regular Certificates is subject to differing interpretations. Prospective purchasers of variable rate REMIC Regular Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

    The IRS issued proposed regulations on August 24, 2004, concerning the accrual of interest income by the holders of REMIC regular interests. The proposed regulations would create a special rule for accruing original issue discount on REMIC regular interests providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the holder's right to interest payments accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC regular interests with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular interest issued after the date the final regulations are published in the Federal Register. The proposed regulations provide automatic consent for the holder of a REMIC regular interest to change its method of accounting for original issue discount under the final regulations. The change is proposed to be made on a cut-off basis and, thus, does not affect REMIC regular interests issued before the date the final regulations are published in the Federal Register.

    The IRS issued a notice of proposed rulemaking on the timing of income and deductions attributable to interest-only regular interests in a REMIC on August 24, 2004. In this notice, the IRS and Treasury requested comments on whether to adopt special rules for taxing regular interests in a REMIC that are entitled only to a specified portion of the interest in respect of one or more mortgage loans held by the REMIC, or REMIC IOs, high-yield REMIC regular interests, and apparent negative-yield instruments. The IRS and Treasury also requested comments on different methods for taxing the foregoing instruments, including the possible recognition of negative amounts of original issue discount, the formulation of special guidelines for the application of Code
Section 166 to REMIC IOs and similar instruments, and the adoption of a new alternative method applicable to REMIC IOs and similar instruments. It is uncertain

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whether the IRS actually will propose any regulations as a consequence of the solicitation of comments and when any resulting new rules would be effective.

    Market Discount. A certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize gain upon receipt of each distribution representing stated redemption price. A REMIC Regular Certificate issued without original issue discount will have market discount if purchased for less than its remaining stated principal amount and a REMIC Regular Certificate issued with original issue discount will have market discount if purchased for less than its adjusted issue price. Under Section 1276 of the Code, a certificateholder that purchases a REMIC Regular Certificate at a market discount in excess of a de minimis amount will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit a certificateholder to elect to accrue all interest and discount in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or later taxable years, and possibly previously acquired instruments. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest would be irrevocable, except with the approval of the IRS. See ' -- Premium' below.

    However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above. See ' -- Original Issue Discount' above.

    Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the rules described in the Congressional committee reports accompanying the enactment of
Section 1276(b)(3) of the Code apply. Those committee reports indicate that in each accrual period market disc ount on REMIC Regular Certificates should accrue, at the certificateholder's option:

        (1) on the basis of a constant yield method,

        (2) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or

        (3) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period.

Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph

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have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

    To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of these methods, less any accrued market discount previously reported as ordinary income.

    Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule applies. Any such deferred interest expense would not exceed the market discount that accrues during the taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If a holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or later taxable years, the interest deferral rule will not apply.

    Premium. A REMIC Regular Certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a REMIC Regular Certificate may elect under
Section 171 of the Code to amortize the premium under a constant yield method over the life of the certificate. If made, the election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction.
The OID Regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. The Congressional committee reports accompanying the enactment of Section 1276(b)(3) of the Code state that the same rules that apply to accrual of market discount, which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether the certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Code. The IRS indicated that it may require that a prepayment assumption of zero be used in accruing premium on REMIC regular interests. Prospective purchasers are encouraged to consult their own tax advisors on this issue. See ' -- Market Discount' above.

    Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire the certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until the holder's certificate becomes wholly worthless, i.e., until its outstanding principal balance has been reduced to zero, and that the loss will be characterized as a short-term capital loss.

    Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to the certificate, without giving effect to any reduction in distributions attributable to defaults or delinquencies on the mortgage loans or other assets underlying the REMIC Certificates, until it can be established that the reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by that holder in the period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of this loss or reduction in income.

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TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

    General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not subject to entity-level taxation, except with regard to prohibited transactions and some other transactions. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC. See ' -- Matters Relevant to Holders of All REMIC
Certificates -- Prohibited Transactions and Other Possible REMIC Taxes' below.

    A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC usually will be allocated to each day in the calendar quarter ratably using a 30 days per month/90 days per quarter/360 days per year convention. Any expected use of a different convention will be disclosed in the related prospectus supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this allocation will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in ' -- Taxable Income of the REMIC' and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be portfolio income for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of passive losses.

    A holder of a REMIC Residual Certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the REMIC for each day that it holds the REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Congressional committee reports accompanying enactment of the REMIC Provisions indicate that some modifications of the general rules may be necessary to reduce, or increase, the income of a REMIC Residual Certificateholder that purchased the REMIC Residual Certificate from a prior holder of the certificate at a price greater than, or less than, the adjusted basis, the REMIC Residual Certificate would have had in the hands of an original holder of the certificate. The REMIC Regulations, however, do not provide for any such modifications.

    Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of such REMIC Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. On May 11, 2004, the IRS issued regulations, effective for taxable years ending on or after May 11, 2004, that require 'inducement fees' received by a transferee of a noneconomic REMIC residual interest to be included in income over time according to an amortization schedule that reasonably reflects the costs and benefits of holding the REMIC residual interest over its expected life. The regulations also provide two more specific methods that are accepted as meeting the general test set forth above for determining the timing and amount of income inclusion. One generally follows the method of inclusion used by the taxpayer for GAAP purposes, but not over a period shorter than the period over which the REMIC is expected to generate income. The other calls for ratable inclusion over the remaining anticipated weighted average life of the REMIC as of the time the REMIC residual interest is transferred to the taxpayer. Holders of REMIC Residual Certificates are encouraged to consult their tax advisors concerning the treatment of such payments for income tax purposes and the effect of these regulations.

    The amount of income REMIC Residual Certificateholders will be required to report, or the tax liability associated with the income, may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to excess inclusions, and noneconomic residual interests discussed at ' -- Noneconomic REMIC

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Residual Certificates.' The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by the REMIC Residual Certificateholders for the corresponding period may significantly adversely affect the REMIC Residual Certificateholders' after-tax rate of return. This disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

    Taxable Income of the REMIC. The taxable income or net loss of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest, including original issue discount and reduced by any premium on issuance, on the REMIC Regular Certificates, whether or not offered by the prospectus, amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

    For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to their fair market value immediately after their transfer to the REMIC. For this purposes, the servicer intends to treat the fair market value of the mortgage loans and other assets as being equal to the aggregate issue prices of all REMIC Certificates. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any offered REMIC Certificates will be determined in the manner described above under ' -- Taxation of Owners of REMIC Regular
Certificates -- Original Issue Discount.' Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the trustee may be required to estimate the fair market value of the interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

    Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates. However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant yield basis. See ' -- Taxation of Owners of REMIC Regular Certificates' above, which describes a method for accruing discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

    A mortgage loan will be deemed to have been acquired with either discount or premium to the extent that the REMIC's basis in the mortgage loan is either less than or greater than its stated redemption price. Any discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. This election would not apply to any mortgage loan originated on or before September 27, 1985, premium on which should be allocated among the principal payments on that mortgage loan and be deductible by the REMIC as those payments become due or upon the prepayment of the mortgage loan.

    A REMIC will be allowed deductions for interest, including original issue discount, on the REMIC Regular Certificates, whether or not offered by this prospectus, equal to the deductions that would be allowed if these REMIC Regular Certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under ' -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount,' except that the de minimis rule and the adjustments for subsequent holders of these REMIC Regular Certificates will not apply.

    Issue premium is the excess of the issue price of a REMIC Regular Certificate over its stated redemption price. If a class of REMIC Regular Certificates is issued with issue premium, the net amount of interest deductions that are allowed the REMIC in each taxable year for the REMIC Regular Certificates of that class will be reduced by an amount equal to the portion of the issue premium that is

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considered to be amortized or repaid in that year. Although the matter is not entirely clear, it is likely that issue premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under ' -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount.'

    Subject to the exceptions described in the following sentences, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See
' -- Matters Relevant to Holders of All REMIC Certificates -- Prohibited Transactions and Other Possible REMIC Taxes' below.

    Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code, allowing these deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income, will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. These expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of
Section 67 of the Code and the rules relating to the alternative minimum tax. See ' -- Possible Pass-Through of Miscellaneous Itemized Deductions' below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

    Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for the REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased, but not below zero, by distributions made, and by net losses allocated, to the REMIC Residual Certificateholder.

    A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of the calendar quarter, determined without regard to the net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders are encouraged to consult their tax advisors.

    Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds this adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate. Holders of REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in the REMIC Residual Certificates will not be sufficiently large that the distributions will be treated as nontaxable returns of capital. Their bases in the REMIC Residual Certificates will initially equal the amount paid for the REMIC Residual Certificates and will be increased by the REMIC Residual Certificateholders' allocable shares of taxable income of the REMIC. However, these bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent the REMIC Residual Certificateholders' initial bases are less than the distributions to the REMIC Residual Certificateholders, and increases in initial bases either occur after the distributions or, together with their initial bases, are less than the amount of the distributions, gain will be recognized by the REMIC Residual Certificateholders on these distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

    The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See ' -- Matters Relevant to Holders of All REMIC Certificates -- Sales of REMIC Certificates' below.

    For a discussion of possible modifications of these rules that may require adjustments to the income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any

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difference between the cost of the REMIC Residual Certificate to the REMIC
Residual Certificateholder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original holder, see ' -- General' above.

    Excess Inclusions. Any excess inclusions with respect to a REMIC Residual Certificate will be subject to federal income tax in all events.

    In general, the excess inclusions with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of

        (1) the daily portions of REMIC taxable income allocable to the REMIC Residual Certificate over

        (2) the sum of the daily accruals for each day during the quarter that the REMIC Residual Certificate was held by the REMIC Residual
    Certificateholder.

    The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the adjusted issue price of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased, but not below zero, by any distributions made with respect to the REMIC Residual Certificate before the beginning of that quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public, excluding bond houses and brokers, at which a substantial amount of the REMIC Residual Certificates were sold. The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are considered not to have significant value.

    For REMIC Residual Certificateholders, an excess inclusion:

        (1) will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

        (2) will be treated as unrelated business taxable income to an otherwise tax-exempt organization and

        (3) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, ' -- Matters Relevant to Holders of All REMIC Certificates -- Foreign Investors in REMIC Certificates,' below.

    Furthermore, for purposes of the alternative minimum tax: (1) excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction; and (2) alternative minimum taxable income may not be less than the taxpayer's excess inclusions; provided, however, that for purposes of clause (2), alternative minimum taxable income is determined without regard to the special rule that taxable income cannot be less than excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

    In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC Residual Certificates, as reduced, but not below zero, by the real estate investment trust taxable income, will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder. 'Real estate investment trust taxable income' is defined by Section 857(b)(2) of the Code, and as used in the prior sentence does not include any net capital gain. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and cooperatives; the REMIC Regulations currently do not address this subject.

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    Noneconomic REMIC Residual Certificates. Under the REMIC Regulations,
transfers of noneconomic REMIC Residual Certificates will be disregarded for all federal income tax purposes if 'a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.' If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is 'noneconomic' unless, at the time of transfer, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents, the present value of the expected future distributions on the REMIC Residual Certificate, discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, equals at least the product of the present value of the anticipated excess inclusions and the highest marginal corporate tax rate, and the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of a transfer of REMIC Residual Certificates being disregarded. These restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, for which the transferor is also required to make a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Final Treasury regulations impose additional conditions for achieving assurance that a transfer of a noneconomic interest will be respected. The additional condition requires that either
(i) the present value of the net tax detriment attributable to holding the residual interest not exceed the sum of the present value of any amount received by the transferee, plus the present value of any expected tax savings from losses on the residual interest, or (ii) the transferee be a domestic taxable corporation with large amounts of gross and net assets that agrees that all future transfers will be to taxable domestic corporations and, among other things, the facts and circumstances known to the transferor at the time of transfer would not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid. If the amount paid to the transferee is unreasonably low, the transferor is deemed to know that the transferee cannot or will not pay the tax. Prior to purchasing a REMIC Residual Certificate, a prospective purchaser should consider the possibility that a purported transfer of the REMIC Residual Certificate by that prospective purchaser to another purchaser at a future date may be disregarded, which would result in the retention of tax liability by the prospective purchaser.

    The related prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered noneconomic residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered noneconomic will be based upon assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered noneconomic for purposes of the rules described in the preceding paragraph. See ' -- Matters Relevant to Holders of All REMIC Certificates -- Foreign Investors in REMIC Certificates' below for additional restrictions applicable to transfers of REMIC Residual Certificates to foreign persons.

    Mark-To-Market Rules. In general, all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment, must be marked to market in accordance with the applicable Code provision and the related regulations. However, IRS regulations provide that for purposes of this mark-to-market requirement a REMIC Residual Certificate is not treated as a security and thus may not be marked to market. Prospective purchasers of a REMIC Residual Certificate are encouraged to consult their tax advisors regarding the possible application of the mark-to-market requirement to REMIC Residual Certificates.

    Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. If some or all of these fees and expenses will be allocated to the holders of

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REMIC Regular Certificates, a statement to that effect will be included in the related prospectus supplement.

    With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding paragraph, if any holder thereof is an individual, estate or trust, or a pass-through entity beneficially owned by one or more individuals, estates or trusts, an amount equal to the individual's, estate's or trust's share of the fees and expenses will be added to the gross income of the holder, and the individual's, estate's or trust's share of the fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code.

    Section 67 of the Code permits these deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC Certificate that is an individual, estate or trust, or a pass-through entity beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of the fees and other deductions will be included in the holder's gross income. Accordingly, these REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Prospective investors are encouraged to consult with their own tax advisors prior to making an investment in these certificates.

MATTERS RELEVANT TO HOLDERS OF ALL REMIC CERTIFICATES

    Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will be equal to:

             the cost of the REMIC Regular Certificate to the certificateholder,

             increased by income reported by such certificateholder with respect to the REMIC Regular Certificate, including original issue discount and market discount income, and reduced, but not below zero, by distributions on the REMIC Regular Certificate received by the certificateholder and by any amortized premium.

    The adjusted basis of a REMIC Residual Certificate will be determined as described under ' -- Taxation of Owners of REMIC Residual Certificates -- Basis Rules, Net Losses and Distributions.' Except as provided in the following four paragraphs, gain or loss from the sale of a REMIC Certificate will be capital gain or loss, provided the REMIC Certificate is held as a capital asset within the meaning of Section 1221 of the Code.

    Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of (1) the amount that would have been includible in the seller's income with respect to the REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the applicable Federal rate, determined as of the date of purchase of the REMIC Regular Certificate, over (2) the amount of ordinary income actually includible in the seller's income prior to the sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased the REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period the REMIC Regular Certificate was held by the holder, reduced by any market discount included in income under the rules described above under ' -- Taxation of Owners of REMIC Regular Certificates -- Market Discount' and ' -- Premium.'

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    REMIC Certificates will be evidences of indebtedness within the meaning of
Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which this section applies will be ordinary income or loss.

    A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a conversion transaction within the meaning of Section 1258 of the Code. A conversion transaction includes a transaction in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

    Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

    Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires the REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a taxable mortgage pool, as defined in Section 7701(i) of the Code, during the period beginning six months before, and ending six months after, the date of the sale, such sale will be subject to the wash sale rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to the REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

    Losses on the sale of a REMIC Residual Certificate in excess of a threshold amount (which amount may need to be aggregated with similar or previous losses) may require disclosure of such loss on an IRS Form 8886. Investors are encouraged to consult with their tax advisors as to the need to file such forms.

    Prohibited Transactions and Other Possible REMIC Taxes. In the event a REMIC engages in a prohibited transaction, the Code imposes a 100% tax on the net income derived by the REMIC from the prohibited transaction. A prohibited transaction may occur upon the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

    In addition, a contribution to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition on the REMIC of a tax equal to 100% of the value of the contributed property. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

    REMICs also are subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to real estate investment trusts. Net income from foreclosure property generally means the excess over related deductions of the sum of gain from the sale of foreclosure property that is inventory and the gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that any REMIC will recognize net income from foreclosure property subject to federal income tax.

    To the extent permitted by then applicable laws, any tax resulting from a prohibited transaction, tax resulting from a contribution made after the Closing Date, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on the REMIC usually will be borne by the related servicer or trustee in either case out of its own funds, provided that the servicer or the trustee has sufficient assets to do so, and provided that the tax arises out of a breach of the servicer's or the trustee's obligations under the related pooling and servicing agreement and in respect of compliance with applicable

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laws and regulations. Any of these taxes not borne by the servicer or the trustee will be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

    Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a disqualified organization, a tax would be imposed in an amount equal to the product of:

             the present value, discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, of the total anticipated excess inclusions with respect to the REMIC Residual Certificate for periods after the transfer and the highest marginal federal income tax rate applicable to corporations.

    The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of the transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. The tax would be imposed on the transferor of the REMIC Residual Certificate, except that where the transfer is through an agent for a disqualified organization, the tax would instead be imposed on the agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in the entity are not held by disqualified organizations and information necessary for the application of the tax described in this prospectus will be made available.

    Restrictions on the transfer of REMIC Residual Certificates and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

    In addition, if a pass-through entity includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in the entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by the disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in the pass-through entity furnishes to the pass-through entity the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder or a statement under penalties of perjury that the record holder is not a disqualified organization.

    Notwithstanding the preceding two sentences, in the case of a REMIC Residual Certificate held by an electing large partnership, as defined in Section 775 of the Code, all interests in the partnership shall be treated as held by disqualified organizations, without regard to whether the record holders of the partnership furnish statements described in the preceding sentence, and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners, in lieu of allocating to the partners a deduction for the tax paid by the partnership.

    For these purposes, a disqualified organization means:

             the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing, not including, however, instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation,

             any organization, other than a cooperative described in
             Section 521 of the Code, that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or

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             any organization described in Section 1381(a)(2)(C) of the
             Code.

    For these purposes, a pass-through entity means any regulated investment company, real estate investment trust, trust, partnership or other entity described in Section 860E(e)(6)(B) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to the interest, be treated as a pass-through entity.

    Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on the REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in the Certificate, the REMIC Residual Certificateholder should, but may not, be treated as realizing a loss equal to the amount of the difference. The loss may be subject to the ``wash sale' rules of Section 1091 of the Code. See ' -- Sales of REMIC Certificates' above. The character of this loss as ordinary or capital is uncertain.

    The inadvertent termination of a REMIC may have other consequences. See 'REMICs -- Classification of REMICs' above.

    Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. The trustee or other party specified in the related prospectus supplement will file REMIC federal income tax returns on behalf of the related REMIC, and under the terms of the related Agreement, will either (1) be irrevocably appointed by the holders of the largest percentage interest in the related REMIC Residual Certificates as their agent to perform all of the duties of the tax matters person with respect to the REMIC in all respects or (2) be designated as and will act as the tax matters person with respect to the related REMIC in all respects and will hold at least a nominal amount of REMIC Residual Certificates.

    The trustee, as the tax matters person or as agent for the tax matters person, subject to notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders generally will be required to report such REMIC items consistently with their treatment on the REMIC's tax return and may be bound by a settlement agreement between the trustee, as either tax matters person or as agent for the tax matters person, and the IRS concerning any REMIC item subject to that settlement agreement. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from an audit, could result in an audit of a REMIC Residual Certificateholder's return. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of the person and other information.
The IRS has issued proposed regulations that, if adopted as final regulations, would cause the question of whether a transfer of residual interests will be respected for federal income tax purposes to be determined in the audits of the transferee and transferor rather than an item to be determined as a partnership item in the audit of the REMIC's tax return.

    Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC regular interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and some other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days (41 days under proposed regulations) after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring information about a REMIC Regular Certificate issued with original issue discount to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant

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information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

    The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, Treasury regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See ' -- Taxation of Owners of REMIC Regular Certificates -- Market Discount.'

    The responsibility for complying with the foregoing reporting rules will be borne by the trustee or other party designated in the related prospectus supplement. Certificateholders may request any information with respect to the returns described in section 1.6049-7(e)(2) of the Treasury regulations.

    Backup Withholding With Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the backup withholding tax under Section 3406 of the Code if recipients of the payments fail to furnish to the payor information including their taxpayer identification numbers, or otherwise fail to establish an exemption from the backup withholding tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but does not do so in the proper manner.

    Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder that is not a United States Person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with identification requirements, including delivery of a statement signed by the certificateholder under penalties of perjury certifying that the certificateholder is not a United States Person and providing the name and address of the certificateholder. The IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates or with respect to payments that are subject to certain contingencies. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

    Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof. A certificateholder who is not an individual or corporation holding the certificates on its own behalf may have substantially increased reporting requirements. In particular, in the case of a certificate held by a foreign partnership (or foreign trust), the partners (or beneficiaries) rather than the partnership (or trust) will be required to provide the certification discussed above, and the partnership (or trust) will be required to provide certain additional information.

    In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder's allocable portion of the interest income received by the controlled foreign corporation.

    Further, it appears that a REMIC Regular Certificate would not generally be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, it is suggested that certificateholders who are non-resident alien individuals consult their tax advisors concerning this question.

    Transfers of REMIC Residual Certificates to investors that are not United States Persons generally will be prohibited under the related pooling and servicing agreement. Any REMIC Residual Certificates that may be transferred to investors that are not United States Persons will be identified in the related prospectus supplement.

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WITHHOLDING REGULATIONS

    The IRS has issued regulations which provide procedures for complying with, or obtaining exemptions under, the withholding, backup withholding and information reporting rules described above. The regulations attempt to unify certification requirements and reliance standards. Prospective investors are urged to consult their tax advisors regarding the procedures for obtaining an exemption from withholding under the regulations.

NOTES

    General. On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of notes, Orrick, Herrington & Sutcliffe LLP, counsel to the depositor, will provide its opinion generally to the effect that, assuming compliance with all provisions of the indenture, owner trust agreement and other related documents, for federal income tax purposes
(1) the notes will be treated as indebtedness and (2) the issuer, as created under the owner trust agreement, will not be characterized as an association or publicly traded partnership within the meaning of Section 7704 of the Code taxable as a corporation or as a taxable mortgage pool within the meaning of
Section 7701(i) of the Code. For purposes of this tax discussion, references to a noteholder or a holder are to the beneficial owner of a note.

    Status as Real Property Loans. Notes held by a domestic building and loan association will not constitute 'loans . . . secured by an interest in real property' within the meaning of Code Section 7701(a)(19)(C)(v). Notes held by a real estate investment trust will not constitute real estate assets within the meaning of Code Section 856(c)(5)(B). Interest on notes will not be considered 'interest on obligations secured by mortgages on real property' within the meaning of Code Section 856(c)(3)(B).

    Taxation of Noteholders. Notes generally will be subject to the same rules of taxation as REMIC Regular Certificates issued by a REMIC, except that
(1) income reportable on the notes is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (2) the special rule treating a portion of the gain on sale or exchange of a REMIC Regular Certificate as ordinary income is inapplicable to the notes. See
'-- Taxation of Owners of REMIC Regular Certificates' and ' -- Matters Relevant to Holders of All REMIC Certificates -- Sales of REMIC Certificates.' Also, interest paid on a note to a noteholder that is not a United States Person will normally qualify for the exception from United States withholding tax described in '-- Matters Relevant to Holders of All REMIC Certificates -- Foreign Investors in REMIC Certificates,' except, in addition to the exceptions noted in that section, where the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer.

GRANTOR TRUSTS

    Classification of Grantor Trusts

    On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of Grantor Trust Certificates, counsel to the depositor will provide its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, the related Grantor Trust will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of the Code and not as a partnership or an association taxable as a corporation.

    Characterization of Investments in Grantor Trust Certificates

    Grantor Trust Fractional Interest Certificates. Grantor Trust Fractional Interest Certificates generally will represent interests in 'loans . . . secured by an interest in real property' within the meaning of Section 7701(a)(19)(C)(v) of the Code; 'obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property' within the meaning of Section 860G(a)(3) of the Code; and real estate assets within the meaning of Section 856(c)(5)(B) of the Code to the same extent that the assets comprising the trust qualify for such treatment. In addition, interest on Grantor Trust Fractional Interest Certificates generally will be considered 'interest on obligations secured by mortgages on real property or on interests in real property' within the

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meaning of Section 856(c)(3)(B) of the Code to the same extent that the interest on the assets comprising the trust qualifies for such treatment.

    The assets held by certain Grantor Trusts may include buydown mortgage loans. The characterization of an investment in buydown mortgage loans will depend upon the precise terms of the related buydown agreement, but to the extent that the buydown mortgage loans are secured by a bank account or other personal property, they may not be treated in their entirety as assets described in the preceding paragraph. No directly applicable precedents exist with respect to the federal income tax treatment or the characterization of investments in buydown mortgage loans. Accordingly, holders of Grantor Trust Certificates are encouraged to consult their own tax advisors with respect to the characterization of investments in Grantor Trust Certificates representing an interest in a Grantor Trust that holds buydown mortgage loans.

    Grantor Trust Strip Certificates. Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust holding mortgage loans that are 'loans
.. . . secured by an interest in real property' within the meaning of Section
7701(a)(19)(C)(v) of the Code, and real estate assets within the meaning of
Section 856(c)(5)(B) of the Code, and the interest on the mortgage loans is 'interest on obligations secured by mortgages on real property' within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and income from the Grantor Trust Strip Certificates will be characterized the same way. However, the policies underlying these Sections, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts, suggest that this characterization is appropriate. Counsel to the depositor will not deliver any opinion on these questions. It is suggested that prospective purchasers to which the characterization of an investment in Grantor Trust Strip Certificates is material consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

    The Grantor Trust Strip Certificates will be 'obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property' within the meaning of
Section 860G(a)(3)(A) of the Code.

    Taxation of Owners of Grantor Trust Fractional Interest Certificates. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and will be entitled to deduct their shares of any reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable on the same certificate representing interest on the mortgage loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through some pass-through entities will be allowed a deduction for the reasonable servicing fees and expenses only to the extent that the aggregate of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced. The reduction provided by Section 68 is scheduled to be phased out beginning in 2006. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining the holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates, including Grantor Trust Strip Certificates, are issued, the fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it is intended to base information returns or reports to the IRS and certificateholders on a method that allocates the expenses among classes of Grantor Trust Certificates with respect to each period on the distributions made to each class during that period.

    The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Code. Grantor Trust

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Fractional Interest Certificates may be subject to those rules if (1) a class of
Grantor Trust Strip Certificates is issued as part of the same series of certificates or (2) the depositor or any of its affiliates retains, for its own account or for purposes of resale, a right to receive a specified portion of the interest payable on the mortgage loans. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established safe harbors. The servicing fees paid with respect to the mortgage loans for a series of Grantor Trust Certificates may be higher than those safe harbors and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to the servicer, any sub-servicer or their respective affiliates necessary to determine whether the safe harbor rules apply.

    If Stripped Bond Rules Apply. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with original issue discount within the meaning of Section 1273(a) of the Code, subject, however, to the discussion in the eighth following paragraph regarding the possible treatment of stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See ' -- Market Discount' below.

    Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate, whether a cash or accrual method taxpayer, will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

    The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by the purchaser for the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on the certificate, other than qualified stated interest, if any, as well as the certificate's share of reasonable servicing fees and other expenses. See ' -- If Stripped Bond Rules Do Not Apply' below for a definition of qualified stated interest.

    In general, the amount of the income that accrues in any month equals the product of the holder's adjusted basis in the Grantor Trust Fractional Interest Certificate at the beginning of the month, see ' -- Sales of Grantor Trust Certificates,' and the yield of the Grantor Trust Fractional Interest Certificate to the holder. This yield is equal to a rate that, compounded based on the regular interval between distribution dates and used to discount the holder's share of future payments on the mortgage loans, causes the present value of those future payments to equal the price at which the holder purchased the certificate. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the mortgage loans will not include any payments made in respect of any ownership interest in the mortgage loans retained by the depositor, the servicer, any sub-servicer or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses.

    To the extent the Grantor Trust Fractional Interest Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, Section 1272(a)(6) of the Code requires (1) the use of a reasonable Prepayment Assumption in accruing original issue discount and
(2) adjustments in the accrual of original issue discount when prepayments do not conform to the Prepayment Assumption. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates that do not represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, or whether use of a reasonable Prepayment Assumption may be required or permitted without reliance on these rules. It is also uncertain, if a Prepayment Assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, for a particular holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. It is suggested that Certificateholders consult their own tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates and, in particular, whether a Prepayment Assumption should be used in reporting original issue discount.

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    In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the mortgage loans allocable to the certificate, the use of a Prepayment Assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a price less than or greater than the principal amount of the certificate, that is, at a discount or a premium, the use of a reasonable Prepayment Assumption would increase or decrease the yield, and thus accelerate or decelerate, respectively, the reporting of income.

    If a Prepayment Assumption is not used, then when a mortgage loan prepaid in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the certificateholder's interest in the mortgage loan. If a Prepayment Assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments. See ' -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount.'

    It is intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a Prepayment Assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

    Under Treasury Regulation Section 1.1286-1, stripped bonds may be treated as market discount bonds and any purchaser of a stripped bond treated as a market discount bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no, or only a de minimis amount of, original issue discount or (2) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan, before subtracting any servicing fee or any stripped coupon. If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans, the related prospectus supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans, then that original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in ' -- If Stripped Bond Rules Do Not Apply' and ' -- Market Discount' below.

    If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with the certificateholder's normal method of accounting. The original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

    The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of the mortgage loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on the mortgage loan other than

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qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually at a single fixed rate, a qualified floating rate, an objective rate, or a combination of a single fixed rate and one or more qualified floating rates or one qualified inverse floating rate. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any points paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the test described in the REMIC discussion. See ' -- Taxation of Owners of REMIC Regular
Certificates -- Original Issue Discount' above.

    In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which the rules will be applied with respect to those mortgage loans by the servicer or the trustee in preparing information returns to the certificateholders and the IRS.

    If original issue discount is in excess of a de minimis amount, a portion of the original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. Section 1272(a)(6) of the Code requires that a Prepayment Assumption be made in computing yield with respect to any pool of debt instruments the yield on which may be affected by reason of prepayments. Accordingly, for certificates backed by these pools, it is intended to base information reports and returns to the IRS and certificateholders on the use of a Prepayment Assumption. However, in the case of certificates not backed by these pools, it currently is not intended to base the reports and returns on the use of a Prepayment Assumption. It is suggested that certificateholders consult their own tax advisors concerning whether a Prepayment Assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in the series.

    A purchaser of a Grantor Trust Fractional Interest Certificate that purchases the Grantor Trust Fractional Interest Certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the mortgage loans held by the related trust will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to the mortgage loans. However, the daily portion will be reduced, if the cost of the Grantor Trust Fractional Interest Certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the mortgage loans held by the related trust, approximately in proportion to the ratio the excess bears to the certificate's allocable portion of the aggregate original issue discount remaining to be accrued on the mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of (1) the adjusted issue price, or, in the case of the first accrual period, the issue price, of the mortgage loan at the beginning of the accrual period that includes that day and (2) the daily portions of original issue discount for all days during the accrual period prior to that day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of the mortgage loan, increased by the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

    In addition to its regular reports, the servicer or the trustee will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as the holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See ' -- Grantor Trust Reporting' below.

    Market Discount. If the stripped bond rules do not apply to the Grantor Trust Fractional Interest Certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount, that is, in the case of a mortgage loan issued without original issue discount, at a purchase price less than its remaining stated redemption price, or in the case of a mortgage loan issued with original issue discount, at a purchase price less than its adjusted issue price. If market discount is in excess of a de minimis amount, the holder generally will be required to include in income in each month the amount of the discount that has accrued through the month that has not previously been included in income, but

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limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by, or, in the case of accrual basis certificateholders, due to, the trust in that month.

    A certificateholder may elect to include market discount in income currently as it accrues under a constant yield method based on the yield of the certificate to the holder rather than including it on a deferred basis under rules similar to those described in ' -- Taxation of Owners of REMIC Regular Certificates -- Market Discount' above.

    Section 1276(b)(3) of the Code authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, rules described in the committee report will apply. Under those rules, in each accrual period market discount on the mortgage loans should accrue, at the certificateholder's option:
(1) on the basis of a constant yield method, (2) in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or (3) in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The Prepayment Assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a Prepayment Assumption could be to accelerate the reporting of the discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect the regulations might have on the tax treatment of a mortgage loan purchased at a discount in the secondary market.

    Because the mortgage loans will provide for periodic payments of stated redemption price, the market discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount would be included in income if it were original issue discount.

    Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in ' -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount' with the exception that it is less likely that a Prepayment Assumption will be used for purposes of these rules with respect to the mortgage loans.

    Further, under the rules described in ' -- Taxation of Owners of REMIC Regular Certificates -- Market Discount,' above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

    Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of the premium allocable to mortgage loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as these payments are made, or, for a certificateholder using the accrual method of accounting, when the payments of stated redemption price are due.

    It is unclear whether a Prepayment Assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a Prepayment Assumption and a mortgage loan prepaid in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a Prepayment

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Assumption is used to amortize this premium, it appears that this loss would be unavailable. Instead, if a Prepayment Assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. It is unclear whether any other adjustments would be required to reflect differences between the Prepayment Assumption used, and the actual rate of prepayments. See ' -- Taxation of Owners of REMIC Regular
Certificates -- Original Issue Discount.'

    Taxation of Owners of Grantor Trust Strip Certificates. The stripped coupon rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in ' -- If Stripped Bond Rules Apply,' no regulations or published rulings under Section 1286 of the Code have been issued and uncertainty exists as to how it will be applied to securities like the Grantor Trust Strip Certificates. Accordingly, it is suggested that holders of Grantor Trust Strip Certificates consult their own tax advisors concerning the method to be used in reporting income or loss with respect to the certificates.

    The OID Regulations do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under ' -- Possible Application of Contingent Payment Rules' and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

    Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of the holder's adjusted basis in the Grantor Trust Strip Certificate at the beginning of that month and the yield of the Grantor Trust Strip Certificate to the holder. The yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See ' -- If Stripped Bond Rules Apply' above.

    As noted, Section 1272(a)(6) of the Code requires that a Prepayment Assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments, and that adjustments be made in the amount and rate of accrual of the discount when prepayments do not conform to the Prepayment Assumption. To the extent the Grantor Trust Strip Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, those provisions apply to Grantor Trust Strip Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates that do not represent an interest in any such pool, or whether use of a Prepayment Assumption may be required or permitted in the absence of these provisions. It is also uncertain, if a Prepayment Assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

    The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a Prepayment Assumption is permitted to be made than if yield is computed assuming no prepayments. It currently is intended to base information returns or reports to the IRS and certificateholders on the Prepayment Assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates are encouraged to consult their own tax advisors regarding the use of the Prepayment Assumption.

    It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken

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into account in computing yield with respect to the Grantor Trust Strip
Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete mortgage loans, or if the Prepayment Assumption is not used, then, when a mortgage loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to the mortgage loan.

    Possible Application of Contingent Payment Rules. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the mortgage loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Regulations were promulgated in 1996, regarding contingent payment debt instruments, the 'Contingent Payment Regulations,' but it appears that Grantor Trust Strip Certificates, to the extent subject to Section 1272(a)(6) of the Code as described above, or due to their similarity to other mortgage-backed securities, such as REMIC regular interests and debt instruments subject to Section 1272(a)(6) of the Code, that are expressly excepted from the application of the Contingent Payment Regulations, are or may be excepted from these regulations. Like the OID Regulations, the Contingent Payment Regulations do not specifically address securities, like the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

    If the contingent payment rules under the Contingent Payment Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply the noncontingent bond method. Under the noncontingent bond method, the issuer of a Grantor Trust Strip Certificate determines a projected payment schedule on which interest will accrue. Holders of Grantor Trust Strip Certificates are bound by the issuer's projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the projected yield of the Grantor Trust Strip Certificate.

    The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holder of a Grantor Trust Strip Certificate. The projected yield referred to above is a reasonable rate, not less than the applicable Federal rate, that as of the issue date reflects general market conditions, the credit quality of the issuer, and the terms and conditions of the mortgage loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, the income any variation between the payment actually received in that month and the payment originally projected to be made in that month.

    Assuming that a Prepayment Assumption were used, if the Contingent Payment Regulations or their principles were applied to Grantor Trust Strip Certificates, the amount of income reported with respect thereto would be substantially similar to that described under ' -- Taxation of Owners of Grantor Trust Strip Certificates.' Certificateholders are encouraged to consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

    Sales of Grantor Trust Certificates. Any gain or loss (equal to the difference between the amount realized and adjusted basis) recognized on the sale or exchange of a Grantor Trust Certificate by an investor who holds the Grantor Trust Certificate as a capital asset will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and, in the case of banks and other financial institutions, except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by any previously reported losses, any amortized premium and any distributions with respect to the Grantor Trust Certificate.

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    Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a conversion transaction within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

    Grantor Trust Reporting. The servicer or the trustee will furnish to each holder of a Grantor Trust Fractional Interest Certificate with each distribution a statement setting forth the amount of the distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the servicer or the trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was a holder at any time during that year, information regarding the amount of any servicing compensation received by the servicer and sub-servicer and any other customary factual information the servicer or the trustee deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the trust's information reports of these items of income and expense. Moreover, these information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

    Backup Withholding. In general, the rules described in ' -- REMICS -- Backup Withholding with Respect to REMIC Certificates' will also apply to Grantor Trust Certificates.

    Foreign Investors. In general, the discussion with respect to REMIC Regular Certificates in ' -- Taxation of Owners of REMIC Residual
Certificates -- Foreign Investors in REMIC Certificates' applies to Grantor Trust Certificates except that Grantor Trust Certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion, only to the extent the related mortgage loans were originated after July 18, 1984 and only to the extent such mortgage loans have not been converted to real property.

    To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a certificateholder's trade or business in the United States, the Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

PARTNERSHIP TRUSTS

    Classification of Partnership Trusts. With respect to each series of Partnership Certificates, counsel to the depositor will provide its opinion that the trust will not be a taxable mortgage pool or an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the related pooling and servicing agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

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    If the trust were taxable as a corporation for federal income tax purposes, the trust would be subject to corporate income tax on its taxable income. The trust's taxable income would include all its income on the related mortgage loans, possibly reduced by its interest expense on any outstanding debt securities. Any corporate income tax could materially reduce cash available to make distributions on the Partnership Certificates and certificateholders could be liable for any tax that is unpaid by the trust.

    Characterization of Investments in Partnership Certificates. For federal income tax purposes,

        (1) Partnership Certificates held by a thrift institution taxed as a domestic building and loan association will not constitute 'loans . . . secured by an interest in real property' within the meaning of Code Section 7701(a)(19)(C)(v);

        (2) Partnership Certificates held by a real estate investment trust will constitute real estate assets within the meaning of Code
    Section 856(c)(5)(B) and interest on Partnership Certificates will be treated as 'interest on obligations secured by mortgages on real property or on interests in real property' within the meaning of Code
    Section 856(c)(3)(B), based on the real estate investments trust's proportionate interest in the assets of the Partnership Trust based on capital accounts; and

        (3) Partnership Certificates held by a regulated investment company will not constitute Government securities within the meaning of Code
    Section 851(b)(3)(A)(i).

    Taxation of Owners of Partnership Certificates

    Treatment of the Partnership Trust as a Partnership. If specified in the prospectus supplement, the depositor will agree, and the certificateholders will agree by their purchase of Certificates, to treat the Partnership Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Partnership Trust and the partners of the partnership being the certificateholders, including the depositor. However, the proper characterization of the arrangement involving the Partnership Trust, the Partnership Certificates and the depositor is not clear, because there is no authority on transactions closely comparable to that contemplated in the prospectus.

    A variety of alternative characterizations are possible. For example, because one or more of the classes of Partnership Certificates have certain features characteristic of debt, the Partnership Certificates might be considered debt of the depositor or the Partnership Trust. Any alternative characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Partnership Certificates as equity in a partnership. The following discussion assumes that the Partnership Certificates represent equity interests in a partnership.

    Partnership Taxation. As a partnership, the Partnership Trust will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account the holder's allocated share of income, gains, losses, deductions and credits of the Partnership Trust. It is anticipated that the Partnership Trust's income will consist primarily of interest earned on the mortgage loans, including appropriate adjustments for market discount, original issue discount and bond premium, as described above under ' -- Grantor
Trusts -- Characterization of Investments in Grantor Trust Certificates -- If Stripped Bond Rules Do Not Apply,' ' -- Market Discount' and ' -- Premium,' and any gain upon collection or disposition of mortgage loans. The Partnership Trust's deductions will consist primarily of interest accruing with respect to any outstanding debt securities, servicing and other fees, and losses or deductions upon collection or disposition of any outstanding debt securities.

    The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement, which will include a pooling and servicing agreement and related documents. The pooling and servicing agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Partnership Trust for each Due Period equal to the sum of (1) the interest that accrues on the Partnership Certificates in accordance with their terms for the Due Period, including interest accruing at the applicable pass-through rate for the Due Period and interest on amounts previously due on the Partnership Certificates but not yet distributed; (2) any Partnership Trust income attributable to discount on the mortgage loans that corresponds to any excess of the principal amount of the Partnership Certificates over their initial issue price; and (3) any other amounts of income payable to

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the certificateholders for the Due Period. The allocation will be reduced by any amortization by the Partnership Trust of premium on mortgage loans that corresponds to any excess of the issue price of Partnership Certificates over their principal amount. All remaining taxable income of the Partnership Trust will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating Partnership Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under that method of allocation, certificateholders may be allocated income equal to the entire pass-through rate plus the other items described under that method even though the Partnership Trust might not have sufficient cash to make current cash distributions of these amounts. Thus, cash basis holders will in effect be required to report income from the Partnership Certificates on the accrual basis and certificateholders may become liable for taxes on Partnership Trust income even if they have not received cash from the Partnership Trust to pay these taxes.

    Some or all of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, may constitute unrelated business taxable income generally taxable to that holder under the Code.

    A share of expenses of the Partnership Trust, including fees of the servicer but not interest expense, allocable to an individual, estate or trust certificateholder would be miscellaneous itemized deductions subject to the limitations described above under ' -- Grantor Trusts -- Taxation of Owners of Grantor Trust Fractional Interest Certificates.' Accordingly, deductions for these expenses might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the Partnership Trust.

    Discount income or premium amortization with respect to each mortgage loan would be calculated in a manner similar to the description under ' -- Grantor Trusts -- Taxation of Owners of Grantor Trust Fractional Interest Certificates - If Stripped Bond Rules Do Not Apply.' Notwithstanding this description, it is intended that the Partnership Trust will make all tax calculations relating to income and allocations to certificateholders on an aggregate basis for all mortgage loans held by the Partnership Trust rather than on a mortgage loan-by-mortgage loan basis. If the IRS were to require that these calculations be made separately for each mortgage loan, the Partnership Trust might be required to incur additional expense, but it is believed that there would not be a material adverse effect on certificateholders.

    Discount and Premium. It is not anticipated that the mortgage loans will have been issued with a significant amount of original issue discount and, therefore, the Partnership Trust should not have a significant amount of original issue discount income. However, the purchase price paid by the Partnership Trust for the mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase. If so, the mortgage loans will have been acquired at a premium or discount, as the case may be. As stated in the previous paragraph, the Partnership Trust intends to make any calculation of original issue discount on an aggregate basis, but might be required to recompute it on a mortgage loan-by-mortgage loan basis. See ' -- Grantor Trusts -- Characterization of Investments in Grantor Trust Certificates -- Market Discount' and ' -- Premium.'

    If the Partnership Trust acquires the mortgage loans at a market discount or premium, the Partnership Trust will elect to include any discount in income currently as it accrues over the life of the mortgage loans or to offset any premium against interest income on the mortgage loans. As stated in the second preceding paragraph, a portion of the market discount income or premium deduction may be allocated to certificateholders.

    Section 708 Termination. Under Section 708 of the Code, the Partnership Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust are sold or exchanged within a 12-month period. A 50% or greater transfer would cause a deemed contribution of the assets of a Partnership Trust, the old partnership, to a new Partnership Trust, the new partnership, in exchange for interests in the new partnership. These interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

    Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Partnership Certificates in amount equal to the difference between the amount realized and the seller's tax basis in the

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Partnership Certificates sold. A certificateholder's tax basis in a Partnership
Certificate will generally equal the holder's cost increased by the holder's share of Partnership Trust income includible in income and decreased by any distributions received with respect to the Partnership Certificate. In addition, both the tax basis in the Partnership Certificates and the amount realized on a sale of a Partnership Certificate would include the holder's share of any liabilities of the Partnership Trust. A holder acquiring Partnership Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Partnership Certificates, and, upon sale or other disposition of some of the Partnership Certificates, allocate a portion of the aggregate tax basis to the Partnership Certificates sold, rather than maintaining a separate tax basis in each Partnership Certificate for purposes of computing gain or loss on a sale of that Partnership Certificate.

    Any gain on the sale of a Partnership Certificate attributable to the holder's share of unrecognized accrued market discount on the mortgage loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Partnership Trust does not expect to have any other assets that would give rise to such special reporting considerations. Thus, to avoid those special reporting requirements, the Partnership Trust will elect to include market discount in income as it accrues.

    If a certificateholder is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions, over the life of the Partnership Certificates that exceeds the aggregate cash distributions with respect thereto, the excess will generally give rise to a capital loss upon the retirement of the Partnership Certificates.

    Allocations Between Transferors and Transferees. In general, the Partnership Trust's taxable income and losses will be determined each Due Period and the tax items for a particular Due Period will be apportioned among the certificateholders in proportion to the principal amount of Partnership Certificates owned by them as of the close of the last day of such Due Period. As a result, a holder purchasing Partnership Certificates may be allocated tax items which will affect its tax liability and tax basis attributable to periods before the actual transaction.

    The use of a Due Period convention may not be permitted by existing regulations. If a Due Period convention is not allowed or may be used only for transfers of less than all of the partner's interest, taxable income or losses of the Partnership Trust might be reallocated among the certificateholders. The depositor will be authorized to revise the Partnership Trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

    Section 731 Distributions. In the case of any distribution to a certificateholder, no gain will be recognized to that certificateholder to the extent that the amount of any money distributed with respect to the Partnership Certificate does not exceed the adjusted basis of the certificateholder's interest in the Partnership Certificate. To the extent that the amount of money distributed exceeds the certificateholder's adjusted basis, gain will be currently recognized. In the case of any distribution to a certificateholder, no loss will be recognized except upon a distribution in liquidation of a certificateholder's interest. Any gain or loss recognized by a certificateholder will be capital gain or loss.

    Section 754 Election. In the event that a certificateholder sells its Partnership Certificates at a profit, the purchasing certificateholder will have a higher basis in the Partnership Certificates than the selling certificateholder had. An opposite result will follow if the Partnership Certificate is sold at a loss. The tax basis of the Partnership Trust's assets would not be adjusted to reflect that higher or lower basis unless the Partnership Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust will not make such election. As a result, a certificateholder might be allocated a greater or lesser amount of Partnership Trust income than would be appropriate based on their own purchase price for Partnership Certificates.

    Administrative Matters. The trustee is required to keep or have kept complete and accurate books of the Partnership Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Partnership Trust will be the calendar year. The trustee will file a partnership information return, IRS Form 1065, with the IRS for each taxable year of the Partnership Trust and will report each certificateholder's allocable share of items of Partnership Trust income and

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expense to holders and the IRS on Schedule K-1. The trustee will provide the
Schedule K-1 information to nominees that fail to provide the Partnership Trust with the information statement described below and the nominees will be required to forward this information to the beneficial owners of the Partnership Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Partnership Trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

    Under Section 6031 of the Code, any person that holds Partnership Certificates as a nominee at any time during a calendar year is required to furnish the Partnership Trust with a statement containing information on the nominee, the beneficial owners and the Partnership Certificates so held. Such information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner (x) the name, address and identification number of that person, (y) whether that person is a United States Person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) information relating to Partnership Certificates that were held, bought or sold on behalf of that person throughout the year. In addition, brokers and financial institutions that hold Partnership Certificates through a nominee are required to furnish directly to the trustee information as to themselves and their ownership of Partnership Certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934 is not required to furnish any information statement to the Partnership Trust. The information referred to above for any calendar year must be furnished to the Partnership Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Partnership Trust with the information described above may be subject to penalties.

    The tax matters person designated in the pooling and servicing agreement will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Partnership Trust by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the Partnership Trust.

    Tax Consequences to Foreign Certificateholders. It is not clear whether the Partnership Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-United States Persons, because there is no clear authority dealing with that issue under facts substantially similar to those in this case. Although it is not expected that the Partnership Trust would be engaged in a trade or business in the United States for these purposes, the Partnership Trust will withhold as if it were so engaged in order to protect the Partnership Trust from possible adverse consequences of a failure to withhold. The Partnership Trust expects to withhold on the portion of its taxable income that is allocable to foreign certificateholders pursuant to Section 1446 of the Code as if this income were effectively connected to a U.S. trade or business. Amounts withheld will be deemed distributed to the foreign certificateholders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Partnership Trust to change its withholding procedures. In determining a holder's withholding status, the Partnership Trust may rely on IRS Form W-8BEN, IRS Form W-8ECI, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

    Each foreign holder might be required to file a U.S. individual or corporate income tax return, including, in the case of a corporation, the branch profits tax, on its share of the Partnership Trust's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Partnership Trust on Form W-8 BEN or Form W-8ECI in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Partnership Trust, taking the position that no taxes were due because the Partnership Trust was not engaged in a U.S. trade or business. However, interest payments made or accrued to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the

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Partnership Trust. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered portfolio interest. As a result, certificateholders who are foreign persons will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In that event, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

    Backup Withholding. Distributions made on the Partnership Certificates and proceeds from the sale of the Partnership Certificates will be subject to a backup withholding tax if the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

    It is suggested that prospective purchasers consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of REMIC Certificates, Notes, Grantor Trust Certificates and Partnership Certificates, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

TAX RETURN DISCLOSURE AND INVESTOR LIST REQUIREMENTS

    Treasury regulations directed at potentially abusive tax shelter activity appear to apply to transactions not conventionally regarded as tax shelters. The regulations require taxpayers to report certain disclosures on IRS Form 8886 if they participate in a `reportable transaction.' Material advisors with respect to the transaction are required to maintain records including investor lists containing identifying information and to furnish those records to the IRS upon demand. A transaction may be a 'reportable transaction' based upon any of several indicia, including the existence of book-tax differences common to financial transactions, one or more of which may be present with respect to an investment in securities offered under this prospectus and the related prospectus supplement. The Jobs Act imposes significant penalties for failure to comply with these disclosure requirements. Investors in securities are encouraged to consult their own tax advisers concerning any possible disclosure obligation with respect to their investment, and should be aware that the depositor and other participants in the transaction intend to comply with such disclosure and investor list maintenance requirements as they determine apply to them with respect to the transaction.

                        STATE AND OTHER TAX CONSEQUENCES

    In addition to the federal income tax consequences described in 'Material Federal Income Tax Consequences,' potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered securities. State tax law may differ substantially from the corresponding federal tax law, and the discussion described under 'Material Federal Income Tax Consequences' does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors are encouraged to consult their own tax advisors with respect to the various tax consequences of investments in the offered securities.

                              ERISA CONSIDERATIONS

    Sections 404 and 406 of ERISA impose fiduciary and prohibited transaction restrictions on ERISA Plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans, bank collective investment funds and insurance company general and separate accounts in which such ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on Tax-Favored Plans.

    Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA or Section 4975 of the Code. Accordingly, assets of such plans may be invested in securities without regard to the ERISA considerations described below, subject to the provisions of applicable federal and state law. However, any such plan that is a tax-qualified plan and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction restrictions imposed under Section 503 of the Code.

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    In addition to imposing general fiduciary standards, including those of investment prudence and diversification and the requirement that a Plan's investment be made in accordance with the documents governing the Plan,
Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving 'plan assets' of Plans and Parties in Interest, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to penalties and/or excise taxes imposed under ERISA and/or Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available with respect to any such transaction.

PLAN ASSET REGULATION

    An investment of Plan Assets in securities may cause the underlying mortgage loans, cooperative loans, agency securities, private securities, and/or other assets held by a trust to be deemed 'plan assets' of the investing Plan or Plans. The United States Department of Labor ('DOL') has issued the DOL Regulation for purposes of applying the general fiduciary standards of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code when a Plan acquires an equity interest (such as a security) in such entity. Because of the factual nature of certain rules in the DOL Regulation, it cannot be predicted whether the assets of a Plan will be deemed to include either (i) an interest in the assets of a entity in which the Plan holds an equity interest (such as a trust), or (ii) merely the Plan's interest in the instrument evidencing such interest. Therefore, neither Plans nor certain entities in which Plan Assets are invested should acquire or hold securities in reliance upon the availability of any exception under the DOL Regulation.

    Under the DOL Regulation, the prohibited transaction provisions of
Section 406 of ERISA and Section 4975 of the Code may apply to a trust and cause the depositor, any servicer, any trustee, the obligor under any credit enhancement mechanism and certain of their affiliates to be considered or become Parties in Interest with respect to a Plan investing in the securities, whether directly or through an entity holding Plan Assets. In such circumstances, the acquisition or holding of securities by or with Plan Assets of the investing Plan could also give rise to a prohibited transaction under ERISA and/or Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. Under the DOL Regulation, the assets of a Plan which holds a security would include such security and may also be deemed to include the mortgage loans and/or other assets held by the related trust. Special caution should be exercised before Plan Assets are used to acquire a security in such circumstances, especially if, with respect to such Plan Assets, the depositor, any servicer, any trustee, the obligor under any credit enhancement mechanism or any of their affiliates has either (i) investment discretion with respect to such Plan Assets, or (ii) authority or responsibility to give (or regularly gives) investment advice with respect to such Plan Assets for a fee pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan Assets.

    Any person who has discretionary authority or control as to the management or disposition of Plan Assets, or who provides investment advice with respect to Plan Assets for a fee (in the manner described above), is a fiduciary with respect to such Plan Assets. If the mortgage loans and/or other assets held by a trust were to constitute Plan Assets, any party exercising management or discretionary control with respect to such assets may be deemed to be a 'fiduciary' with respect to any investing Plan and subject to the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and
Section 4975 of the Code. In addition, if the mortgage loans and/or other assets held by a trust constitute Plan Assets, the acquisition or holding of securities by, on behalf of or with Plan Assets of a Plan, and the operation of such trust, may be deemed to constitute or result in a prohibited transaction under ERISA and Section 4975 of the Code.

UNDERWRITER'S AND WCC EXEMPTION

    The Underwriter's Exemption generally exempts from the application of the prohibited transaction provisions of ERISA and Section 4975 of the Code certain transactions, among others, relating to (i) the servicing and operation of pools of certain secured obligations (such as mortgage loans) that are held by an entity, including a trust, and (ii) the purchase, sale and holding of securities, including pass-through securities, issued by such entity as to which an underwriter (or its affiliate) which has received an Underwriter's Exemption is the sole underwriter or manager or co-manager of the underwriting syndicate

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or a placement agent, provided that certain conditions set forth in the
Underwriter's Exemption are satisfied. For this purpose, the term 'Underwriter' as used in reference to the Underwriter's Exemption includes both such an underwriter, placement agent or affiliate and any member of the underwriting syndicate or selling group with respect to the Class of Certificates as to which such underwriter, placement agent or affiliate is the manager, a co-manager or a placement agent.

    If so specified in the accompanying prospectus supplement, broad exemptive relief may be available under the Underwriter's Exemption or under the DOL authorization described immediately below. Effective August 24, 2003, the DOL authorized (DOL Auth. No. 2003-14E) WaMu Capital Corp. ('WCC') and its affiliates to rely upon the exemptive relief from certain of the prohibited transaction provisions of ERISA and Section 4975 of the Code available under DOL Prohibited Transaction Class Exemption 96-62 (the 'WCC Exemption') relating to (i) the servicing and operation of pools of certain secured obligations (such as mortgage loans) that are held by an entity, including a trust, and (ii) the purchase, sale and holding of securities, including pass-through certificates or notes, issued by such entity as to which WCC (or its affiliate) is the sole underwriter or manager or co-manager of the underwriting syndicate or a placement agent, provided that certain conditions set forth in the WCC Exemption are satisfied. For this purpose, the term 'Underwriter' as used in reference to the WCC Exemption includes both WCC or an affiliate and any member of the underwriting syndicate or selling group with respect to the Class of Certificates as to which WCC or the affiliate is the manager, a co-manager or a placement agent.

    Each Underwriter's Exemption and the WCC Exemption set forth the following eight general conditions, which must be satisfied in order for a transaction involving the purchase, sale and holding of securities to be eligible for exemptive relief under either the Underwriter's Exemption or the WCC Exemption:

    First, the acquisition of securities by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

    Second, the Underwriter's Exemption and the WCC Exemption only apply to securities evidencing rights and interests that are not subordinated to the rights and interests evidenced by other securities issued by the same trust or other entity, unless none of the mortgage loans or other assets has a loan-to-value ratio or combined loan-to-value ratio that exceeds 100% at the date of issuance of the securities.

    Third, the securities, at the time of acquisition by a Plan or with Plan Assets, must be rated in one of the four highest generic rating categories by at least one of the Exemption Rating Agencies. The securities must be rated in one of the two highest generic categories by at least one of the Exemption Rating Agencies if the loan-to-value ratio or combined loan-to-value ratio of any one- to four-family residential or home equity mortgage loan held in the trust exceeds 100% but does not exceed 125% at the date of issuance of the securities. However, in that case neither the Underwriter's Exemption nor the WCC Exemption will apply (i) to any of the securities if (x) any mortgage loan or other asset held by the trust (other than a one- to four-family residential or home equity mortgage loan) has a loan-to-value ratio or combined loan-to-value ratio that exceeds 100% at the date of issuance of the securities or (y) any one- to four-family residential or home equity mortgage loan has a loan-to-value ratio or combined loan-to-value ratio that exceeds 125% at the date of issuance of the securities or (ii) to any subordinated securities.

    Fourth, the trustee must not be an affiliate of any other member (other than an underwriter) of the 'Restricted Group,' which consists of the depositor, each underwriter, each insurer, the servicer, any other servicer, the trustee, the swap counterparty under any swap arrangement, any mortgagor with respect to assets held by a trust constituting more than 5% of the aggregate unamortized principal balance of the assets held by the trust as of the date of initial issuance of the securities and their respective affiliates.

    Fifth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the trust must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the servicer or any sub-servicer must represent not more than reasonable compensation for such person's services under the related pooling and servicing agreement, indenture or servicing agreement, as applicable, and reimbursement of such person's reasonable expenses in connection therewith.

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    Sixth, the Plan or other person investing Plan Assets in the securities must be an accredited investor (as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended).

    Seventh, (i) the trust must hold solely assets of the type that have been included in other investment pools; (ii) securities evidencing interests in such other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the acquisition of securities by or with Plan Assets of a Plan in reliance on the Underwriter's Exemption or the WCC Exemption; and
(iii) securities in such other investment pools must have been purchased by investors (other than Plans) for at least one year prior to any acquisition of securities by or with Plan Assets of a Plan in reliance on the Underwriter's Exemption or the WCC Exemption.

    Eighth, unless the trust constitutes a grantor trust for federal income tax purposes or a REMIC election has been made for federal income tax purposes with respect to all the assets held by the trust, (i) the legal documents establishing the trust must contain restrictions on the trust's ability to borrow money or issue debt other than in connection with the securitization, on the trust's merging, reorganizing, liquidating or selling assets other than in connection with the securitization, and limiting the trust's activities to activities relating to the securitization, (ii) the related pooling and servicing agreement, indenture or servicing agreement, as applicable, must prohibit all parties thereto from filing an involuntary bankruptcy or insolvency proceeding against the trust and (iii) a legal opinion must be issued that states that either (x) the transfer of assets to the trust constitutes a true sale and is not being made pursuant to a financing of the assets by the transferor, or (y) in the event of insolvency or receivership of the transferor, the assets transferred to the trust will not be part of the estate of the transferor.

    The exemptive relief afforded by the Underwriter's Exemption and the WCC Exemption does not apply to any securities where the related trust or other entity holds revolving credit loans or unsecured loans. In addition, the exemptive relief afforded by the Underwriter's Exemption and the WCC Exemption is subject to additional conditions if the securities are related to a trust or other entity which holds certain purchase obligations, swaps, interest rate cap contracts or a pre-funding arrangement, which conditions will be described in the accompanying prospectus supplement.

    The Underwriter's Exemption provides that a trust may hold as an asset an 'eligible yield supplement agreement,' which includes yield supplement agreements or similar arrangements, or if purchased by or on behalf of the trust, interest rate cap contracts to supplement the interest rates otherwise payable on obligations held by the trust. Any agreement or arrangement that is in the form of a notional principal contract must meet the following conditions:

    (a) it is denominated in U.S. dollars;

    (b) the trust receives on, or immediately prior to, the respective payment date for the class of securities to which the agreement or arrangement relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve's Cost of Funds Index), with the trust receiving such payments on at least a quarterly basis;

    (c) it is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference);

    (d) it does not allow any of the three preceding requirements to be unilaterally altered without the consent of the trustee;

    (e) it is entered into between the trust and an 'eligible counterparty' (i.e., a bank or other financial institution which has a rating, at the date of issuance of securities, which is one of the three highest long-term credit rating categories, or one of the two highest short-term credit rating categories, utilized by at least one of the Exemption Rating Agencies rating the securities; provided, that if a counterparty is relying on its short-term rating to establish the eligibility under the Underwriter's Exemption, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable Exemption Rating Agency); and

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    (f) it has a notional amount that does not exceed either the principal balance of the class of securities to which it relates or the portion of the principal balance of such class represented by certain eligible obligations held by the trust.

    Any fiduciary or other person who proposes to use Plan Assets to acquire securities in reliance upon the Underwriter's Exemption or the WCC Exemption must make its own determination as to whether the general conditions set forth above will be satisfied with respect to its acquisition and holding of such securities.

    If the general conditions of the Underwriter's Exemption or the WCC Exemption are satisfied, the Underwriter's Exemption or the WCC Exemption, as applicable, may provide exemptive relief from:

    (a) The restrictions imposed by Sections 406(a) and 407(a) of ERISA and Sections 4975(c)(1)(A) through (D) of the Code in connection with the direct or indirect sale, exchange, transfer or holding, or the direct or indirect acquisition or disposition in the secondary market, of securities by or with Plan Assets of a Plan, provided that no exemptive relief is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a security by or with Plan Assets of a Plan sponsored by any member of the Restricted Group (an 'Excluded Plan'), or by any person who has discretionary authority or renders investment advice for a fee (as described above) with respect to Plan Assets of such Excluded Plan;

    (b) When certain additional conditions are met, the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and Section 4975(c)(1)(E) of the Code in connection with (i) the direct or indirect sale, exchange or transfer of securities in the initial issuance of securities between the depositor or an underwriter and a Plan when the person who has discretionary authority or renders investment advice for a fee (as described above) with respect to the investment of the relevant Plan Assets in the securities is a mortgagor with respect to 5% or less of the fair market value of the assets held by a trust (or its affiliate), (ii) the direct or indirect acquisition or disposition in the secondary market of securities by or with Plan Assets of a Plan, and (iii) the holding of securities by or with Plan Assets of a Plan; and

    (c) The restrictions imposed by Sections 406 and 407(a) of ERISA and
        Section 4975(c) of the Code for certain transactions in connection with the servicing, management and operation of the Mortgage Pools, subject to certain specific conditions which the depositor expects will be satisfied if the general conditions of the Underwriter's Exemption or the WCC Exemption are satisfied.

    The Underwriter's Exemption and the WCC Exemption also may provide exemptive relief from the restrictions imposed by Sections 406(a) and 407(a) of ERISA and Sections 4975(c)(1)(A) through (D) of the Code if such restrictions would otherwise be deemed to apply merely because a person is deemed to be a Party in Interest with respect to a Plan investing in the securities (whether directly or through an entity holding Plan Assets) by virtue of providing services to the Plan (or such Plan Assets), or by virtue of having certain specified relationships to such a person, solely as a result of the Plan's ownership of securities.

    Before purchasing a security in reliance upon the Underwriter's Exemption or the WCC Exemption, a fiduciary or other investor of Plan Assets should itself confirm that (i) the securities constitute 'securities' for purposes of the Underwriter's Exemption or the WCC Exemption, as applicable, and (ii) the specific and general conditions and other requirements set forth in the Underwriter's Exemption or the WCC Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Underwriter's Exemption or the WCC Exemption, as applicable, the fiduciary or other Plan Asset investor should consider its general fiduciary obligations under ERISA in determining whether to purchase any securities with Plan Assets.

OTHER EXEMPTIONS

    Any fiduciary or other person who proposes to use Plan Assets to acquire securities should consult with its legal counsel with respect to the potential applicability of ERISA and the Code to such investment and the availability of exemptive relief under the Underwriter's Exemption, the WCC

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Exemption or any other prohibited transaction exemption in connection therewith.
In particular, in connection with an acquisition of securities representing a beneficial ownership interest in a pool of single-family residential first or second mortgage loans or agency securities, such fiduciary or other Plan Asset investor should also consider the availability of exemptive relief under PTCE 83-1 for certain transactions involving mortgage pool investment trusts. However, PTCE 83-1 does not provide exemptive relief with respect to securities evidencing an interest in a trust with assets that include cooperative loans, private securities, mortgage loans secured by third or more junior liens, contracts, multifamily or mixed-use mortgage loans, or certain other assets, or which contain a swap or a pre-funding arrangement. In addition, such fiduciary or other Plan Asset investor should consider the availability of other class exemptions granted by the DOL, which provide relief from certain of the prohibited transaction provisions of ERISA and Section 4975 of the Code, including Sections I and III of PTCE 95-60, regarding transactions by insurance company general accounts. The applicable prospectus supplement may contain additional information regarding the application of the Underwriter's Exemption, the WCC Exemption, PTCE 83-1, PTCE 95-60 or other DOL class exemptions with respect to the offered securities. There can be no assurance that any of these exemptions will apply with respect to any particular Plan's or other Plan Asset investor's investment in the securities or, even if an exemption were applicable, that such exemption would apply to all prohibited transactions that may occur in connection with such an investment.

INSURANCE COMPANY GENERAL ACCOUNTS

    Insurance companies contemplating the investment of general account assets in the securities should consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA. The DOL issued final regulations under
Section 401(c) which were published in the Federal Register on January 5, 2000 and became generally applicable on July 5, 2001.

REPRESENTATIONS FROM INVESTING PLANS

    The accompanying prospectus supplement will describe any conditions that must be satisfied in order for a transfer of securities to a Plan to be registered by the trustee, in the event that the criteria specified in the Underwriter's Exemption or the WCC Exemption, as applicable, as described above are not satisfied by one or more classes of securities, or by a trust or the mortgage loans and other assets held by the trust.

    The accompanying prospectus supplement will also describe any representations that will be deemed to have been made by each beneficial owner of a subordinated security offered by this prospectus and the accompanying prospectus supplement (or any interest therein), by virtue of its acquisition or holding of such security (or interest therein), about the satisfaction of certain conditions to the acquisition and holding of such security. If any subordinated security (or any interest therein) is acquired or held in violation of those conditions, the next preceding permitted beneficial owner will be treated as the beneficial owner of the subordinated security, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any subordinated security (or interest therein) was effected in violation of those conditions will be required to indemnify and hold harmless the depositor, the trustee, the servicer, any sub-servicer, the underwriter and the trust from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

TAX-EXEMPT PLAN INVESTORS

    A Plan which is exempt from federal income taxation pursuant to Section 501 of the Code generally will be subject to federal income taxation to the extent that its income constitutes unrelated business taxable income (or 'UBTI') within the meaning of Section 512 of the Code. Excess inclusions of a REMIC allocated to a REMIC Residual Certificate held by such a Plan will be considered UBTI and thus will be subject to federal income tax. See 'Material Federal Income Tax Consequences -- Taxation of Owners of REMIC Residual Certificates -- Excess Inclusions.' In addition, the exemptive relief afforded by

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the Underwriter's Exemption does not apply to the purchase, sale or holding of any class of REMIC Residual securities.

CONSULTATION WITH COUNSEL

    There can be no assurance that the Underwriter's Exemption, the WCC Exemption or any other exemption granted by the DOL will apply with respect to any particular Plan that acquires securities (whether directly or through an entity holding Plan Assets) or, even if all of the conditions specified in the Underwriter's Exemption or the WCC Exemption, as applicable, were satisfied, that exemptive relief would be available for all transactions involving a trust. Prospective Plan Asset investors should consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences in their specific circumstances prior to making an investment in securities.

    Any fiduciary or other person who proposes to acquire or hold securities on behalf of a Plan or with Plan Assets should consult with its legal counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and
Section 4975 of the Code to the proposed investment and the availability of exemptive relief under the Underwriter's Exemption, the WCC Exemption, PTCE 83-1, Sections I and III of PTCE 95-60, and/or any other class exemption granted by the DOL. In addition to making its own determination as to the availability of the exemptive relief provided in the Underwriter's Exemption, the WCC Exemption or any other DOL exemption, any fiduciary of an ERISA-subject Plan should consider its general fiduciary obligations under ERISA in determining whether to purchase securities on behalf of such Plan.

    Any fiduciary or other person who proposes to use Plan Assets to acquire securities should consult with its own legal counsel with respect to the potential consequences under ERISA and the Code of the acquisition and ownership of securities.

                        CERTAIN LEGAL INVESTMENT ASPECTS

    The prospectus supplement for each series of securities will specify which classes of securities of the series, if any, will constitute 'mortgage related securities' for purposes of SMMEA. Any class of securities that is not rated in one of the two highest rating categories by one or more nationally recognized statistical rating agencies or that represents an interest in a trust that holds junior mortgage loans will not constitute mortgage related securities for purposes of SMMEA. Mortgage related securities constitute legal investments to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality of the United States constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies and pension funds created pursuant to or existing under the laws of the United States or of any state, the authorized investments of which are subject to state regulation. Under SMMEA, if a state enacted legislation prior to October 3, 1991 specifically limiting the legal investment authority of any entities with respect to mortgage related securities, the securities would constitute legal investments for entities subject to that legislation only to the extent provided in that legislation. SMMEA provides, however, that in no event will the enactment of any legislation of this kind affect the validity of any contractual commitment to purchase, hold or invest in mortgage related securities, or require the sale or other disposition of such securities, so long as that contractual commitment was made or the securities were acquired prior to the enactment of that legislation.

    SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with 'mortgage related securities' without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in these securities, and national banks may purchase these securities for their own account without regard to the limitations generally applicable to investment securities described in 12 U.S.C. 'SS'24 (Seventh), subject in each case to any regulations that the applicable federal regulatory authority may prescribe.

    On April 23, 1998, the Federal Financial Institutions Examination Council issued a revised supervisory policy statement applicable to all depository institutions, setting forth guidelines for

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investments in high-risk mortgage securities. The 1998 Policy Statement was adopted by the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the FDIC, the National Credit Union Administration, or NCUA, and the OTS with an effective date of May 26, 1998. The 1998 Policy Statement rescinded a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it was considering acquiring was high-risk, and, if so, required that the proposed acquisition would reduce the institution's overall interest rate risk. The 1998 Policy Statement eliminates constraints on investing in certain 'high-risk' mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk.

    The OTS has issued Thrift Bulletin 73a, entitled 'Investing in Complex Securities,' or TB 73a, which is effective as of December 18, 2001 and applies to savings associations regulated by the OTS, and Thrift Bulletin 13a, entitled 'Management of Interest Rate Risk, Investment Securities, and Derivatives Activities,' or TB 13a, which is effective as of December 1, 1998, and applies to thrift institutions regulated by the OTS.

    One of the primary purposes of TB 73a is to require savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements (including those set forth in TB 13a (see below)) and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuer and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the OTS's due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association's investment practices will be subject to criticism, and the OTS may require divestiture of such securities. The OTS also recommends, with respect to an investment in any 'complex securities,' that savings associations should take into account quality and suitability, marketability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, 'complex security' includes among other things any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any 'plain vanilla' mortgage pass through security (that is, securities that are part of a single class of securities in the related pool that are non callable and do not have any special features). Accordingly, all classes of the offered certificates would likely be viewed as 'complex securities.' With respect to quality and suitability factors, TB 73a warns:

             that a savings association's sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice,

             that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and that it should not use ratings as a substitute for its own thorough underwriting analyses.

    With respect to the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

    One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to:

             conduct a pre-purchase portfolio sensitivity analysis for any 'significant transaction' involving securities or financial derivatives, and conduct a pre-purchase price sensitivity analysis of any 'complex security' or financial derivative.

    The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of 'complex securities with high price sensitivity' be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift

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institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by the OTS examiners as an unsafe and unsound practice.

    There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the securities constitute legal investments for those investors or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                            METHODS OF DISTRIBUTION

    The securities offered by this prospectus and by the related prospectus supplements will be offered in series through one or more of the methods described in the paragraph below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the depositor from the sale.

    The depositor intends that securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the securities of a particular series may be made through a combination of two or more of these methods. These methods are as follows:

        1. By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

        2. By placements by the depositor with institutional investors through dealers; and

        3. By direct placements by the depositor with institutional investors.

    If underwriters are used in a sale of any securities, other than in connection with an underwriting on a best efforts basis, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The underwriters may be broker-dealers affiliated with the depositor whose identities and relationships to the depositor will be as set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of the securities of a particular series will be set forth on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

    In connection with the sale of the securities offered, underwriters may receive compensation from the depositor or from purchasers of such securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the securities will be deemed to be underwriters in connection with the securities, and any discounts or commissions received by them from the depositor and any profit on the resale of offered securities by them will be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

    It is anticipated that the underwriting agreement pertaining to the sale of offered securities of any series will provide that the obligations of the underwriters will be subject to conditions precedent, that the underwriters will be obligated to purchase all the securities if any are purchased, other than in connection with an underwriting on a best efforts basis, and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments required to be made in respect of those liabilities.

    The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of offered securities of the series.

    The depositor anticipates that the offered securities will be sold primarily to institutional investors or sophisticated noninstitutional investors. Purchasers of offered securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be underwriters within the meaning of

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the Securities Act of 1933 in connection with reoffers and sales by them of the offered securities. Holders of offered securities should consult with their legal advisors in this regard prior to any reoffer or sale.

                                 LEGAL MATTERS

    The legality of the issuance of the securities has been passed upon for the depositor by Orrick, Herrington & Sutcliffe LLP, San Francisco. Certain other legal matters in connection with the securities will be passed upon for the depositor by Orrick, Herrington & Sutcliffe LLP, San Francisco, as specified in the related prospectus supplement.

                             FINANCIAL INFORMATION

    The depositor has determined that its financial statements are not material to the offering made by this prospectus. The securities do not represent an interest in, or an obligation of, the depositor or any of its affiliates.

                                    RATINGS

    It is a condition to the issuance of any class of securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one nationally recognized statistical rating organization.

    Any ratings on the securities address the likelihood of receipt by the holders of those securities of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with the securities, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. The ratings do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of Strip Securities in extreme cases might fail to recoup their initial investments.

                             AVAILABLE INFORMATION

    The depositor is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the depositor can be read and copied at the Commission's Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site (http://www.sec.gov) that contains copies of reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. Copies of certain information filed by the depositor with the Commission can be obtained electronically through the Commission's Internet site. The depositor does not intend to send any financial reports to securityholders.

    This prospectus does not contain all of the information set forth in the registration statement, of which this prospectus forms a part, and exhibits thereto which the depositor has filed with the Commission under the securities Act of 1933 and to which reference is hereby made.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    We 'incorporate by reference' into the prospectus supplement for each series of securities the information we file with the Commission with respect to that series, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference into a prospectus supplement is considered to be part of that prospectus supplement from the date it was filed, unless we update or supersede that information by information we file subsequently that is incorporated by reference into that prospectus supplement. We incorporate by reference into the prospectus supplement for each series of securities (i) certain static pool information, as described under 'Static Pool Information' in that prospectus supplement, and (ii) any documents filed by us with the Commission with respect to that series under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange

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Act of 1934 after the date of that prospectus supplement and prior to the termination of the offering of that series.

    Any statement contained in a prospectus supplement or in a document incorporated or deemed to be incorporated by reference into a prospectus supplement will be deemed to be modified or superseded for the purposes of that prospectus supplement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference into that prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the prospectus supplement.

    We will provide without charge to each person to whom this prospectus is delivered in connection with the offering of a series of securities, upon written or oral request, copies of any or all of the documents that have been incorporated by reference into the related prospectus supplement. Requests should be directed to WaMu Asset Acceptance Corp., Attention: Secretary, 1201 Third Avenue, WMT 1706A, Seattle, WA 98101, or by telephone at (206) 554-8838.

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                                    GLOSSARY

    Agency Securities: Any securities issued by Freddie Mac, Fannie Mae or Ginnie Mae. Agency Securities may represent whole or partial interests in pools of (1) mortgage loans or (2) Agency Securities. Ginnie Mae securities will be backed by the full faith and credit of the United States. None of the Freddie Mac securities or Fannie Mae securities will be backed, directly or indirectly, by the full faith and credit of the United States. Agency Securities may be backed by fixed or adjustable-rate mortgage loans or other types of mortgage loans specified in the accompanying prospectus supplement.

    Accrual Securities: A class of securities as to which accrued interest or a portion of accrued interest will not be distributed but rather will be added to the principal balance of the security on each distribution date in the manner described in the related prospectus supplement.

    Additional Collateral Loans: Mortgage loans that are secured by both the related mortgaged property and certain additional collateral which will consist of (i) a security interest in financial assets owned by the mortgagor (which will consist of securities, insurance policies, annuities, certificates of deposit, cash, accounts or similar assets) and/or (ii) a third party guarantee (usually by a relative of the mortgagor), which in turn is secured by a security interest in financial assets of the type described in clause (i) above or in residential property owned by the guarantor.

    Applicable Federal Rate: A rate based on the average of current yields on Treasury securities, which rate is computed and published monthly by the IRS.

    ARM Loan: A mortgage loan with an interest rate that adjusts periodically (after an initial fixed-rate period, if applicable) to equal the sum of a fixed percentage amount and an index.

    Bankruptcy Loss: For any mortgage loan, (i) the amount of any permanent forgiveness of principal with respect to such mortgage loan by a court of competent jurisdiction in a case under the United States Bankruptcy Code or
(ii) the amount, if any, by which the outstanding principal balance of such mortgage loan exceeds any valuation, by a court of competent jurisdiction in a case under the United States Bankruptcy Code, of the related mortgaged property.

    CERCLA: The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

    Clean-Up Call: The right of a specified party to effect a termination of a trust upon the aggregate principal balance of the outstanding assets of the trust at that time being less than the percentage, as specified in the related prospectus supplement, of the aggregate principal balance of the trust assets at the cut-off date, which percentage will be between 25% and 0%.

    Clearstream: Clearstream Banking, societe anonyme, a company organized under Luxembourg law, which holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants.

    Closing Date: With respect to any series of securities, the date on which the securities are issued.

    Code: The Internal Revenue Code of 1986, as amended.

    Commission: The Securities and Exchange Commission.

    Compensating Interest: For mortgage loans that prepaid in full and/or in part, at any time or only during a specified period each month, an additional payment made by the servicer or any sub-servicer, to the extent funds are available from the servicing fee and/or other amounts, generally equal to the amount of any shortfall in interest collections resulting from such prepayment. The accompanying prospectus supplement will describe in detail whether Compensating Interest is paid and if so, how Compensating Interest is calculated, including any limitations on the amount of Compensating Interest to be paid to the related securityholders.

    CPR: A constant rate of prepayment on the outstanding principal balance of a pool of mortgage loans, as described in 'Yield And Maturity
Considerations -- Maturity and Weighted Average Life' in this prospectus.

    Crime Control Act: The Comprehensive Crime Control Act of 1984, as amended.

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    DIDMC: The Depository Institutions Deregulation and Monetary Control Act of
1980.

    DOL: The United States Department of Labor.

    DOL Regulation: The regulation promulgated by the DOL at 29 C.F.R. 'SS'2510.3-101.

    DTC: The Depository Trust Company, a limited-purpose trust company organized under the New York Banking Law, which holds securities for its DTC participants, which include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations.

    Due Date: The date on which scheduled monthly payments on the mortgage assets are due, which may be the first day of each calendar month or another date, as specified in the prospectus supplement.

    Due Period: The period during which interest accrues on a mortgage asset, which may be the calendar month immediately preceding the month in which the distribution date occurs or another period, as specified in the prospectus supplement.

    ERISA: The Employee Retirement Income Security Act of 1974, as amended.

    ERISA Plans: Employee pension and welfare benefit plans subject to Title I of ERISA.

    Euroclear: Euroclear Bank S.A./N.V., a company organized under Belgian law, which holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment.

    Exemption Rating Agencies: Collectively, Standard & Poor's, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc. and Fitch Ratings.

    Fannie Mae: The Federal National Mortgage Association.

    FDIC: The Federal Deposit Insurance Corporation.

    FHA: The Federal Housing Administration.

    Freddie Mac: The Federal Home Loan Mortgage Corporation.

    Garn-St. Germain Act: The Garn-St. Germain Depository Institutions Act of 1982, as amended.

    Ginnie Mae: The Governmental National Mortgage Association.

    Grantor Trust Certificate: A certificate representing an interest in a Grantor Trust.

    Grantor Trust Fractional Interest Certificate: A Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the mortgage loans held by the related Grantor Trust, together with interest on the Grantor Trust Certificates at a pass-through rate.

    Grantor Trust Strip Certificate: A certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans held by the related Grantor Trust (net of normal administration fees and any retained interest) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued by the Grantor Trust. A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the mortgage loans held by the related Grantor Trust.

    Grantor Trust: A trust as to which no REMIC election will be made and which qualifies as a grantor trust within the meaning of Subpart E, part I, subchapter J of Chapter 1 of the Code.

    High LTV Loan: A mortgage loan with a loan-to-value ratio in excess of 80% and as high as 125% and which is not insured by a primary insurance policy.

    HOEPA: The Home Ownership and Equity Protection Act of 1994, as amended.

    HUD: The United States Department of Housing and Urban Development.

    Insurance Proceeds: Proceeds received with respect to a mortgage loan under any hazard insurance policy, special insurance policy, primary insurance policy, FHA insurance policy, VA guarantee, bankruptcy bond or mortgage pool insurance policy, to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with normal servicing procedures.

    IRS: United States Internal Revenue Service.

    Liquidation Proceeds: All amounts, other than Insurance Proceeds, received in connection with the liquidation of a defaulted mortgage loan, by foreclosure or otherwise.

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    Lockout Date: The date of expiration of the Lockout Period with respect to a mortgage loan.

    Lockout Period: The period specified in a mortgage note during which prepayment of the mortgage loan is prohibited.

    Mortgage: The mortgage, deed of trust or similar instrument securing a mortgage loan.

    Mortgage Security: Mortgage pass-through certificates (including Agency Securities) evidencing interests in mortgage loans, or whole or partial participations in mortgage loans.

    NCUA: The National Credit Union Administration.

    Negative Amortization Loan: An ARM Loan (i) whose interest rate adjusts monthly (after an initial fixed-rate period) and whose minimum monthly payment adjusts less frequently, (ii) which, in the event that the amount of accrued interest exceeds the minimum monthly payment, provides for the addition of such excess accrued interest to its principal balance in the form of negative amortization and (iii) which may provide for additional payment options in the event that such additional payment options exceed the minimum monthly payment, including the option to pay the full amount of accrued interest or to pay a fully amortizing payment.

    Nonrecoverable Advance: An advance made or to be made with respect to a mortgage asset that the servicer determines is not ultimately recoverable from late payments, Insurance Proceeds, Liquidation Proceeds or otherwise with respect to such mortgage asset.

    OID Regulations: The rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the related Treasury regulations.

    Parity Act: The Alternative Mortgage Transaction Parity Act of 1982.

    Parties In Interest: Collectively, persons who are 'parties in interest' under Section 3(14) of ERISA or 'disqualified persons' under Section 4975(e)(2) of the Code and who have certain specified relationships to a Plan.

    Partnership Certificate: A certificate representing an interest in a Partnership Trust.

    Partnership Trust: A trust as to which no REMIC election will be made and which qualifies as a partnership within the meaning of subchapter K of Chapter 1 of the Code.

    Plan Assets: Collectively, 'plan assets' and 'assets of a Plan' as those terms are described in the DOL Regulation and include an undivided interest in the underlying assets of certain entities in which a Plan holds an equity interest.

    Plan: Collectively, ERISA Plans and Tax-Favored Plans.

    Prepayment Assumption: With respect to a REMIC Regular Certificate or a Grantor Trust Certificate, the assumption as to the rate of prepayments of the principal balances of mortgage loans held by the trust used in pricing the initial offering of that security.

    Prepayment Period: The calendar month immediately preceding the month in which the distribution date occurs, or if stated in the prospectus supplement, the period beginning on the 15th day of the month preceding the month in which the distribution date occurs and ending on the 14th day of the month in which the distribution date occurs, or any other period as described in the prospectus supplement.

    PTCE: Prohibited Transaction Class Exemption issued by the DOL under ERISA.

    PTE: Prohibited Transaction Exemption issued by the DOL under ERISA.

    Purchase Price: As to any mortgage loan, an amount equal to the sum, without duplication, of (1) the scheduled principal balance of the mortgage loan,
(2) one month's interest on the mortgage loan at the rate at which interest accrues on the mortgage loan, net of the rate at which the servicing fee is calculated, (3) the aggregate amount of all principal and interest due but unpaid under the terms of the related mortgage note, (4) the aggregate amount of all unreimbursed advances of reimbursable expenses made by the servicer with respect to that mortgage loan and (5) any expenses, specified in the agreement governing the trust, incurred by the trust or the trustee in respect of the breach or defect giving rise to a purchase obligation.

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
    Record Date: The last business day of the month preceding the month in which a distribution date occurs.

    Relief Act: The Servicemembers Civil Relief Act.

    REMIC: A real estate mortgage investment conduit as defined in Sections 860A through 860G of the Code.

    REMIC Certificates: Certificates evidencing interests in a trust as to which a REMIC election is in effect.

    REMIC Certificateholders: Holders of REMIC Certificates.

    REMIC Provisions: Sections 860A through 860G of the Code.

    REMIC Regular Certificate: A REMIC Certificate designated as a regular interest in the related REMIC.

    REMIC Residual Certificate: A REMIC Certificate designated as a residual interest in the related REMIC.

    REMIC Regulations: The REMIC Provisions and the related Treasury regulations.

    Retained Interest: A portion of the interest payments on a trust asset that may be retained by the depositor or any other previous owner of the asset.

    RICO: The Racketeer Influenced and Corrupt Organizations statute.

    Senior/Subordinate Series: A series of securities of which one or more classes is senior in right of payment to one or more other classes to the extent described in the related prospectus supplement.

    Single-Family Properties: One-to-four-family residential properties including detached and attached dwellings, townhouses, rowhouses, individual condominium units, individual units in planned-unit developments, individual units in de minimis planned-unit developments and individual units in cooperative apartments.

    SMMEA: The Secondary Mortgage Market Enhancement Act of 1984, as amended.

    SPA: A variable rate of prepayment on the outstanding principal balance of a pool of mortgage loans, as described in 'Yield And Maturity
Considerations -- Maturity and Weighted Average Life' in this prospectus.

    Strip Securities: A class of securities which are entitled to (a) principal distributions, with disproportionate, nominal or no interest distributions, or
(b) interest distributions, with disproportionate, nominal or no principal distributions.

    Stripped Interest: The distributions of interest on a Strip Security with no or a nominal principal balance.

    Tax-Favored Plans: Tax-qualified retirement plans described in
Section 401(a) of the Code and individual retirement accounts described in
Section 408 of the Code.

    UCC: The Uniform Commercial Code.

    Underwriter's Exemption: The essentially identical individual exemptions that the DOL has issued to various underwriters (collectively, as amended by PTE 97-34, 62 Fed. Reg. 39021 (July 21, 1997), PTE 2000-58, 65 Fed. Reg.
67765 (November 13, 2000)) and PTE 2002-41, 67 Fed. Reg. 54487 (August 22,
2002).

    United States Person: A citizen or resident of the United States; a corporation or partnership, including an entity treated as a corporation or partnership for federal income tax purposes, created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia, except, in the case of a partnership, to the extent provided in Treasury regulations; an estate whose income is subject to United States federal income tax regardless of its source; or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996, other than a trust treated as owned by the grantor under

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
subpart E of part I of subchapter J of Chapter 1 of the Code, and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence.

    VA: The United States Department of Veteran Affairs.

    WCC: WaMu Capital Corp.

    WMB: Washington Mutual Bank.

    WMB fsb: Washington Mutual Bank fsb.

    WMMSC: Washington Mutual Mortgage Securities Corp.

    WCC Exemption: An exemption granted by the DOL to WCC and its affiliates from certain of the prohibited transaction provisions of ERISA and Section 4975 of the Code, as described under 'ERISA Considerations -- Underwriter's and WCC Exemption.'

                                                                      APPENDIX A

               GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION
                PROCEDURES WITH RESPECT TO BOOK-ENTRY SECURITIES

    Investors in book-entry securities may hold interests in those securities through any of DTC, Euroclear or Clearstream. Initial settlement and all secondary trades will settle in same-day funds.

    Secondary market trading between investors holding interests in book-entry securities through Euroclear and Clearstream will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice. Secondary market trading between investors holding interests in book-entry securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

    Secondary cross-market trading between investors holding interests in book-entry securities through Euroclear or Clearstream and investors holding interests in book-entry securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of Euroclear and Clearstream, in such capacity, and other DTC participants.

    Although DTC, Euroclear and Clearstream are expected to follow the procedures described below in order to facilitate transfers of interests in the book-entry securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. None of the sponsor, the depositor, the servicer, the trust or the trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

    Non-U.S. holders of book-entry securities will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

    The book-entry securities will be registered in the name of Cede & Co. as nominee of DTC. Investors' interests in the book-entry securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold those positions in accounts as DTC participants.

    Investors electing to hold interests in book-entry securities through DTC participants, rather than through Clearstream or Euroclear accounts, will be subject to the settlement practices applicable to similar issues of pass-through securities. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

    Investors electing to hold interests in book-entry securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary book-entry security and no 'lock-up' or restricted period. Interests in book-entry securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

    Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

    Transfers between DTC Participants. Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar issues of pass-through securities in same-day funds.

    Transfers between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants and/or investors holding interests in book-entry securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

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
    Transfers between DTC seller and Clearstream or Euroclear purchaser. When interests in book-entry securities are to be transferred on behalf of a seller from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant for a purchaser, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day before settlement. Clearstream or Euroclear will instruct its respective depository to receive an interest in the book-entry securities against payment. Payment will include interest accrued on the book-entry securities from and including the last distribution date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant's account against delivery of an interest in the book-entry securities. After this settlement has been completed, the interest will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The credit of this interest will appear on the next business day and the cash debit will be back-valued to, and the interest on the book-entry securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed through DTC on the intended value date, i.e., the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

    Clearstream participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement from cash on hand, in which case the Clearstream participants or Euroclear participants will take on credit exposure to Clearstream or Euroclear until interests in the book-entry securities are credited to their accounts one day later.

    As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon. Under this procedure, Clearstream participants or Euroclear participants receiving interests in book-entry securities for purchasers would incur overdraft charges for one day, to the extent they cleared the overdraft when interests in the book-entry securities were credited to their accounts. However, interest on the book-entry securities would accrue from the value date. Therefore, the investment income on the interest in the book-entry securities earned during that one-day period would tend to offset the amount of these overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

    Since the settlement through DTC will take place during New York business hours, DTC participants are subject to DTC procedures for transferring interests in book-entry securities to the respective depository of Clearstream or Euroclear for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the seller settling the sale through a DTC participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

    Finally, intra-day traders that use Clearstream participants or Euroclear participants to purchase interests in book-entry securities from DTC participants or sellers settling through them for delivery to Clearstream participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be available to eliminate this potential condition:

             borrowing interests in book-entry securities through Clearstream or Euroclear for one day, until the purchase side of the intra-day trade is reflected in the relevant Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

             borrowing interests in book-entry securities in the United States from a DTC participant no later than one day before settlement, which would give sufficient time for such interests to be reflected in the relevant Clearstream or Euroclear accounts in order to settle the sale side of the trade;

             staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day before the value date for the sale to the Clearstream participant or Euroclear participant.

    Transfers between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures

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
for transactions in which interests in book-entry securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day before settlement. Clearstream or Euroclear will instruct its respective depository, to credit an interest in the book-entry securities to the DTC participant's account against payment. Payment will include interest accrued on the book-entry securities from and including the last distribution date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred through DTC in New York. If settlement is not completed on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

    A beneficial owner who is an individual or corporation holding the book-entry security on its own behalf through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that typically applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

             each clearing system, bank or other institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner or a foreign corporation or foreign trust and the U.S. entity required to withhold tax complies with applicable certification requirements; and

             the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

                 Exemption for Non-U.S. Persons -- Form W-8BEN. Beneficial holders of book-entry securities that are Non-U.S. persons (which would not include entities treated as partnerships or grantor trusts for U.S. federal income tax purposes) generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN, or Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

                 Exemption for Non-U.S. persons with effectively connected income -- Form W-8ECI. A Non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI, or Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States.

                 Exemption or reduced rate for Non-U.S. persons resident in treaty countries -- Form W-8BEN. Non-U.S. persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN. Form W-8BEN may be filed by the beneficial holder or its agent.:

                 Exemption for U.S. Persons -- Form W-9. U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9, or Payer's Request for Taxpayer
                 Identification Number and Certification.

    U.S. Federal Income Tax Reporting Procedure. The holder of a book-entry security or, in the case of a Form W-8BEN or Form W-8ECI filer, its agent, files by submitting the appropriate form to the person through whom it holds the security -- the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI generally are effective until the third succeeding calendar year from the date the form is signed. However, the W-8BEN with a taxpayer identification number will remain effective until a change in circumstances makes any information on the

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
form incorrect, provided that the withholding agent reports at least annually to the beneficial owner on Form 1042-S. The term 'U.S. person' means:

             a citizen or resident of the United States;

             a corporation, partnership or other entity treated as a corporation or a partnership for United States federal income tax purposes, organized in or under the laws of the United States or any state, including for this purpose the District of Columbia, unless, in the case of a partnership, future Treasury regulations provide otherwise;

             an estate that is subject to U.S. federal income tax regardless of the source of its income; or

             a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

    Some trusts not described in the final bullet of the preceding sentence that were in existence on August 20, 1996 and elect to be treated as a United States Person will also be a U.S. person. The term 'Non-U.S. person' means any person who is not a U.S. person. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the book-entry securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book-entry securities.

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS ARE NOT AN OFFER TO SELL THESE SECURITIES AND THEY ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                             SUBJECT TO COMPLETION
            PRELIMINARY PROSPECTUS SUPPLEMENT, DATED JANUARY 3, 2006


         PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED [         ], 20[  ]

                    WAMU MORTGAGE PASS-THROUGH CERTIFICATES,
                             SERIES 20[    ]-[    ]

                          WAMU ASSET ACCEPTANCE CORP.
                                   DEPOSITOR

                               [NAME OF SPONSOR]
                                    SPONSOR

                               [NAME OF SERVICER]
                                    SERVICER

                                $
                                 (APPROXIMATE)

--------------------------------------------------------------------------
  CONSIDER CAREFULLY THE RISK
  FACTORS BEGINNING ON PAGE S-  IN
  THIS PROSPECTUS SUPPLEMENT AND
  PAGE 5 IN THE ACCOMPANYING
  PROSPECTUS.

  The certificates will represent
  interests only in the WaMu
  Mortgage Pass-Through Certificates
  Series 20[  ]-[  ] Trust and will
  not represent interests in or
  obligations of Washington Mutual
  Bank, WaMu Asset Acceptance Corp.,
  Washington Mutual, Inc. or any of
  their affiliates.

  NEITHER THESE CERTIFICATES NOR THE
  UNDERLYING MORTGAGE LOANS ARE
  GUARANTEED BY ANY AGENCY OR
  INSTRUMENTALITY OF THE UNITED
  STATES.

  This prospectus supplement may be
  used to offer and sell the offered
  certificates only if accompanied
  by the prospectus.
----------------------------------------------------------------------------

                             THE WAMU MORTGAGE PASS-THROUGH CERTIFICATES SERIES
                             20[  ]-[  ] TRUST WILL ISSUE [      ] CLASSES OF
                             OFFERED CERTIFICATES [AND [      ] CLASSES OF
                             PRIVATELY PLACED CERTIFICATES]. EACH CLASS OF OFFERED CERTIFICATES WILL BE ENTITLED TO RECEIVE MONTHLY DISTRIBUTIONS OF INTEREST AND PRINCIPAL,
                             BEGINNING ON [      ], 20[  ]. [DESCRIPTION OF
                             CERTIFICATE INTEREST RATES] THE TABLE ON
                             PAGE S-[   ] OF THIS PROSPECTUS SUPPLEMENT CONTAINS
                             A LIST OF THE CLASSES OF OFFERED CERTIFICATES, INCLUDING THE INITIAL CLASS PRINCIPAL BALANCE, CERTIFICATE INTEREST RATE, AND SPECIAL CHARACTERISTICS OF EACH CLASS.

                             THE PRIMARY ASSET OF THE TRUST WILL BE A POOL OF [DESCRIPTION OF MORTGAGE LOANS]. THE TRUST WILL ALSO CONTAIN OTHER ASSETS, WHICH ARE DESCRIBED ON PAGE S- OF THIS PROSPECTUS SUPPLEMENT.

                             OFFERED CERTIFICATES

                             Total principal amount (approximate)     $
                             First payment date                       [           ], 20[  ]
                             Interest and/or principal paid           Monthly
                             Last payment date                        [           ], 20[  ]

                             [Credit enhancement for the offered certificates is
                             being provided by [      ] classes of privately
                             offered subordinate certificates, which have an aggregate principal balance of approximately
                             $        .] [description of any other credit
                             enhancement]


The underwriter listed below will offer the offered certificates at varying prices to be determined at the time of sale. The proceeds to WaMu Asset Acceptance Corp. from the sale of the offered certificates will be approximately
   % of the principal balance of the offered certificates plus accrued interest, before deducting expenses. The underwriter's commission will be the difference between the price it pays to WaMu Asset Acceptance Corp. for the offered certificates and the amount it receives from the sale of the offered certificates to the public.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  Underwriter
                             [NAME OF UNDERWRITER]

                              [          ], 20[  ]

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

    We provide information to you about the offered certificates in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates, and (b) this prospectus supplement, which describes the specific terms of your series of certificates.

    YOU SHOULD BE CERTAIN TO REVIEW THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT FOR A DESCRIPTION OF THE SPECIFIC TERMS OF YOUR CERTIFICATES.

    We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

    You can find a listing of the pages where some of the capitalized terms used in this prospectus supplement and the accompanying prospectus are defined under the caption 'Index of Terms' on page S- in this prospectus supplement and under
the caption 'Glossary' beginning on page   in the accompanying prospectus.
Capitalized terms used in this prospectus supplement and not otherwise defined in this prospectus supplement have the meanings assigned in the accompanying prospectus.

                               TABLE OF CONTENTS

                                         PAGE
                                         ----
SUMMARY INFORMATION....................   S-5
    Transaction Participants...........   S-5
    What You Own.......................   S-5
        Information About the Mortgage
          Pool.........................   S-5
        Conveyance of Subsequent Loans
          and Pre-Funding Account......   S-5
    The Certificates...................   S-6
        The Offered Certificates.......   S-6
        The Non-Offered Certificates...   S-6
        Initial Principal Balance of
          the Certificates.............   S-6
        Last Scheduled Distribution
          Date.........................   S-6
    Distributions on the
      Certificates.....................   S-6
        Monthly Distributions..........   S-6
        Distributions of Interest......   S-7
        Compensating Interest and
          Interest Shortfalls..........   S-7
        Distributions of Principal.....   S-7
        Cross-Collateralization........   S-7
        The Class R Certificates.......   S-7
    Optional Termination of the
      Trust............................   S-7
    Credit Enhancements................   S-8
    Allocation of Losses...............   S-8
    Yield Considerations...............   S-8
    Book-Entry Registration............   S-8
    Denominations......................   S-8
    Legal Investment...................   S-8
    ERISA Considerations...............   S-8
    Federal Income Tax Consequences....   S-8
    Ratings............................   S-9
RISK FACTORS...........................  S-10
THE SPONSOR............................  S-11
THE ORIGINATORS........................  S-11
STATIC POOL INFORMATION................  S-11
UNDERWRITING OF THE MORTGAGE LOANS.....  S-11
THE DEPOSITOR..........................  S-11
THE TRUST..............................  S-11
    General............................  S-11
    Assignment of the Mortgage Loans
      and Other Assets to the Trust....  S-12
    Restrictions on Activities of the
      Trust............................  S-12
    Discretionary Activities With
      Respect to the Trust.............  S-13
THE TRUSTEES...........................  S-13
    The Trustee........................  S-13
        General........................  S-13
        Material Duties of the
          Trustee......................  S-13
        Events of Default Under the
          Pooling Agreement............  S-14
    The Delaware Trustee...............  S-14
    Limitations on the Trustees'
      Liability........................  S-14
    Resignation and Removal of the
      Trustees.........................  S-14
THE SERVICERS..........................  S-15
AFFILIATIONS AND RELATED
  TRANSACTIONS.........................  S-15
DESCRIPTION OF THE MORTGAGE POOL.......  S-15
    Additional Information.............  S-16
    Conveyance of Subsequent Loans and
      Pre-Funding Account..............  S-17
    Representations and Warranties
      Regarding the Mortgage Loans.....  S-18
    Criteria for Selection of Mortgage
      Loans............................  S-19
DESCRIPTION OF THE CERTIFICATES........  S-20
    General............................  S-20
    Book-Entry Registration............  S-20
    Definitive Certificates............  S-20
    Priority of Distributions..........  S-21
    Distributions of Interest..........  S-21
    Cross-Collateralization............  S-21
    Distributions of Principal.........  S-21
    Subordination and Allocation of
      Losses...........................  S-21
    The Class R Certificates...........  S-21
    Available Distribution Amount......  S-21
    Last Scheduled Distribution Date...  S-22
    Optional Termination of the
      Trust............................  S-22
    Amendment of the Pooling
      Agreement........................  S-23
    Payment of Fees and Expenses.......  S-23
    Reports and Other Information......  S-23
YIELD AND PREPAYMENT CONSIDERATIONS....  S-25
    General............................  S-25
    Principal Prepayments and
      Compensating Interest............  S-25
    Rate of Payments...................  S-25
    Prepayment Assumptions.............  S-26
    Lack of Historical Prepayment
      Data.............................  S-27
    Yield Considerations with Respect
      to the [   ] Certificates........  S-27
    Yield Considerations with Respect
      to the [   ] Subordinate
      Certificates.....................  S-29
    Additional Yield Considerations
      Applicable Solely to the Class R
      Certificates.....................  S-30
    Additional Information.............  S-30
CREDIT ENHANCEMENTS....................  S-30
    Subordination......................  S-30
    Shifting of Interests..............  S-30
    [Mortgage Pool Insurance Policy]
      [Special Hazard Insurance Policy]
      [Fraud Bond] [Bankruptcy Bond]
      [Letter of Credit] [Financial
      Guarantee Insurance] [Reserve
      Fund]............................  S-30
OTHER FINANCIAL OBLIGATIONS............  S-30

                                         PAGE
                                         ----
LEGAL PROCEEDINGS......................  S-31
MATERIAL FEDERAL INCOME TAX
  CONSEQUENCES.........................  S-31
    Special Tax Considerations
      Applicable to the Residual
      Certificates.....................  S-31
CERTAIN LEGAL INVESTMENT ASPECTS.......  S-31
ERISA CONSIDERATIONS...................  S-32
METHOD OF DISTRIBUTION.................  S-34
LEGAL MATTERS..........................  S-35
CERTIFICATE RATINGS....................  S-36
APPENDIX A: DECREMENT TABLES...........  S-37
APPENDIX B: MORTGAGE LOAN TABLES.......  S-38

                              SUMMARY INFORMATION

THE FOLLOWING SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS SUPPLEMENT. IT DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND THE TERMS OF THE OFFERED CERTIFICATES, READ CAREFULLY THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

THIS SUMMARY PROVIDES AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOWS AND OTHER INFORMATION TO AID YOUR UNDERSTANDING. THIS SUMMARY IS QUALIFIED BY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOWS AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

TRANSACTION PARTICIPANTS

On [           ], 20[  ], which is the closing date, the mortgage loans that
support the certificates will be sold by [          ], the sponsor of the
securitization transaction, to WaMu Asset Acceptance Corp., the depositor. On the closing date, the depositor will sell the mortgage loans and related assets to the WaMu Mortgage Pass-Through Certificates Series 20[ ]-[ ] Trust. In exchange for the mortgage loans and related assets, the Trust will issue the certificates pursuant to the order of the depositor.

[description of originators]

[description of significant obligors]

[description of trustees]

[description of servicers]

[description of any other transaction participants]

WHAT YOU OWN

YOUR CERTIFICATES REPRESENT INTERESTS ONLY IN THE ASSETS OF THE TRUST. ALL PAYMENTS TO YOU WILL COME ONLY FROM THE AMOUNTS RECEIVED IN CONNECTION WITH THOSE ASSETS.

The Trust owns a pool of mortgage loans and other assets, as described under 'The Trust' in this prospectus supplement.

There are no outstanding series or classes of securities that are backed by the assets of the Trust or otherwise have claims on the assets of the Trust, other than the certificates. The depositor does not expect that any securities representing additional interests in or claims on the assets of the Trust will be issued in the future.

INFORMATION ABOUT THE MORTGAGE POOL

The mortgage pool consists of       mortgage loans with an aggregate principal
balance as of [           ], 20[  ] of approximately $      . All of the
mortgage loans are secured by [description of mortgaged properties and any other security for mortgage loans] and each has an original term to maturity of not more than [ ] years.

[description of terms of mortgage loans]

In the event of a material breach of the representations and warranties made by
[          ] with respect to the mortgage loans, or in the event that a required loan document is not included in the mortgage files for the mortgage loans, the breaching party will, unless it has cured the breach in all material respects, be required to repurchase the affected mortgage loan or substitute a new mortgage loan for the affected mortgage loan.

For a further description of the mortgage loans, see 'Description of the Mortgage Pool' and Appendix B in this prospectus supplement.

[CONVEYANCE OF SUBSEQUENT LOANS AND PRE-FUNDING ACCOUNT

On the closing date, $[      ] (representing approximately [   ]% of the
aggregate principal balance of the mortgage loans as of [           ], 20[  ])
will be deposited into a pre-funding account established to provide for the purchase by the Trust of additional mortgage loans during a pre-funding period beginning on the closing date and ending on the earliest of (i) the date on
which the amount on deposit in the pre-funding account falls below $[      ],
(ii) an event of default occurs under the pooling agreement or
(iii) [           ], 20[  ]. During the pre-funding period, funds on deposit in the pre-funding account will be reduced by the amount used to purchase additional mortgage loans in accordance with the pooling agreement. Any funds remaining in the pre-funding account upon the termination of the pre-funding
period will be applied on the [    ], 20[  ] distribution date as principal
prepayments.

Any conveyance of mortgage loans purchased from amounts on deposit in the pre-funding account is subject to certain conditions including, but not limited to:

         each such mortgage loan must satisfy the representations and warranties specified in the pooling agreement.

         each such mortgage loan, and the mortgage pool following the purchase of the mortgage loan, must satisfy specified criteria; and

         as a result of the purchase of such
         mortgage loan, the certificates will not receive from the applicable rating agencies a lower credit rating than the initial rating.]

THE CERTIFICATES

THE OFFERED CERTIFICATES

The approximate initial class principal balance, annual certificate interest rate and type of each class of the offered certificates will be as follows:

                        APPROXIMATE
                       INITIAL CLASS      ANNUAL
                         PRINCIPAL      CERTIFICATE
CLASS                     BALANCE      INTEREST RATE     TYPE
----------------------------------------------------------------


[THE NON-OFFERED CERTIFICATES

In addition to the offered certificates, the Trust will also issue the [    ]
Certificates. THESE CERTIFICATES ARE NOT BEING OFFERED BY THIS PROSPECTUS SUPPLEMENT.

The approximate initial class principal balance, annual certificate interest
rate and type of each of the [    ] Certificates will be as follows:

                        APPROXIMATE
                       INITIAL CLASS      ANNUAL
                         PRINCIPAL      CERTIFICATE
CLASS                     BALANCE      INTEREST RATE     TYPE
----------------------------------------------------------------


[The [    ] Certificates will be subordinate in right of payment to the offered certificates and will not receive distributions of interest or principal on any distribution date until the offered certificates have received all distributions of interest and principal that they are entitled to receive on that distribution date. In addition, losses realized on the mortgage loans will be allocated to
the [    ] Certificates, until their principal balances have been reduced to zero, before they are allocated to the offered certificates. See 'Description of the Certificates -- Subordination and Allocation of Losses' in this prospectus supplement.]

[description of any other non-offered certificates]]

INITIAL PRINCIPAL BALANCE OF THE CERTIFICATES

The initial aggregate principal balance of the certificates issued by the Trust
is approximately $      , subject to an upward or downward variance of no more
than 5%.

The initial aggregate principal balance of the certificates has the following composition:

         the [    ] certificates comprise
         approximately    % of the principal
         balance of the mortgage loans;

         the [    ] certificates comprise
         approximately    % of the principal
         balance of the mortgage loans; and

         the [    ] certificates comprise
         approximately    % of the principal
         balance of the mortgage loans.

LAST SCHEDULED DISTRIBUTION DATE

The last scheduled distribution date for each class of certificates is [the distribution date in the month after the scheduled maturity date for the latest maturing mortgage loan].

The actual rate of principal payments on the certificates will depend on the rate of principal payments (including principal prepayments) on the mortgage loans. No assurance can be given as to the actual payment experience on the mortgage loans.

See 'Description of the Certificates -- Last Scheduled Distribution Date' in this prospectus supplement.

DISTRIBUTIONS ON THE CERTIFICATES

MONTHLY DISTRIBUTIONS

Each month, the trustee, [          ], will make distributions of interest
and/or principal to the holders of the certificates. Distributions will be made on the 25th day of each month, or if the 25th day is not a business day, on the next
business day. The first distribution date will be [           ], 20[  ].

Source of Payments. [The mortgagors pay their interest and principal during the month to the servicer. Each month, the servicer subtracts its servicing fee and sends the remainder to the trustee. On the distribution date for that month, the trustee distributes that remaining amount to the holders of the certificates in the order described in 'Description of the Certificates -- Priority of Distributions' in this prospectus supplement. The servicing fee for each
mortgage loan will equal    %.

Advances. [description of obligation, if any, of servicer or servicers to make advances to cover shortfall in monthly payments due on mortgage loans]

DISTRIBUTIONS OF INTEREST

Each class of offered certificates entitled to interest will accrue interest each month. On each distribution date interest will be distributed to these classes in the order described in 'Description of the Certificates -- Priority of Distributions' in this prospectus supplement.

[Interest to be distributed on the certificates on any distribution date will consist of accrued and unpaid interest as of previous distribution dates and interest accrued during the current interest accrual period.]

[The amount of interest each class of certificates accrues during each certificate interest accrual period will equal 1/12th of the annual certificate interest rate in effect for that accrual period for that class multiplied by the related class principal balance or class notional amount, as applicable.]

[additional description of calculation of interest accrued on the certificates and the distribution of accrued interest, as applicable]

COMPENSATING INTEREST AND INTEREST SHORTFALLS

Prepayments in Full. When mortgagors make prepayments in full, they need not pay a full month's interest. Instead, they are required to pay interest only to the date of their prepayment. [description of payment of compensating interest, if applicable]

Partial Prepayments. When mortgagors make partial prepayments, they do not pay interest on the amount of that prepayment. [Certificateholders will receive no compensating interest to compensate them for the shortfall in interest this causes.]

DISTRIBUTIONS OF PRINCIPAL

As the mortgagors pay principal on the mortgage loans, that principal is passed on to the holders of the certificates. [HOWEVER, NOT ALL OF THESE CERTIFICATES WILL RECEIVE PRINCIPAL ON EACH DISTRIBUTION DATE. SEE APPENDIX A FOR A TABLE SHOWING, FOR EACH CLASS OF CERTIFICATES, THE RATE OF RETURN OF PRINCIPAL THAT WOULD RESULT FROM DIFFERENT RATES OF PREPAYMENTS ON THE MORTGAGE LOANS.]

[additional description of allocation of principal among the classes of certificates, as applicable]

For a more detailed description of how distributions of principal will be allocated among the various classes of certificates, see 'Description of the Certificates -- Distributions of Principal' in this prospectus supplement.

CROSS-COLLATERALIZATION

[description of any provisions for cross-collateralization]

THE CLASS R CERTIFICATES

[The Class R Certificates will receive $[ ] of principal on the first distribution date, as well as one month's interest on that amount. These certificates are not expected to receive any material distributions on any other distribution date. See 'Description of the Certificates -- The Class R Certificates' in this prospectus supplement. However, holders of the Class R Certificates may have tax liabilities that substantially exceed any distributions on those certificates. See 'Yield and Prepayment
Considerations -- Additional Yield Considerations Applicable Solely to the
Class R Certificates' and 'Material Federal Income Tax Consequences -- Special Tax Considerations Applicable to the Residual Certificates' in this prospectus supplement.]

OPTIONAL TERMINATION OF THE TRUST

[On any distribution date after the date on which the aggregate principal balance of the mortgage loans owned by the Trust has been reduced to less than
[   ]% of that balance as of [           ], 20[  ], [          ] may purchase
the mortgage loans and all property
acquired in respect of any mortgage loan owned by the Trust, which will cause the termination of the Trust and the retirement of the certificates. See 'Description of the Certificates -- Optional Termination of The Trust' in this prospectus supplement.]

[description of any other optional or mandatory redemption or termination features]

[description of any events that may trigger liquidation or amortization of the asset pool or other performance triggers that would alter the transaction structure]

CREDIT ENHANCEMENTS

[description of any credit enhancements, and any enhancement provider]

ALLOCATION OF LOSSES

Realized Losses. A loss is realized on a mortgage loan when the servicer determines that it has received all amounts it expects to recover for that mortgage loan and the amounts are less than the outstanding principal balance of the mortgage loan and its accrued and unpaid interest.

[description of how losses are allocated among multiple classes of certificates, if applicable]

YIELD CONSIDERATIONS

The yield to maturity on each class of certificates will depend upon, among other things:

  the price at which the certificates are purchased;

  the amount payable to that class as interest; and

  the rate of prepayments (including liquidations) on the mortgage loans.

[description of any special yield considerations for certain classes of certificates]

See 'Yield and Prepayment Considerations' in this prospectus supplement.

BOOK-ENTRY REGISTRATION

[In general, the [    ] Certificates will be available only in book-entry form
through the facilities of The Depository Trust Company, Euroclear and Clearstream. See 'Description of the Securities-Form of Securities' in the accompanying prospectus.]
DENOMINATIONS

The certificates are offered in minimum denominations of $[      ] each and
multiples of $1 in excess of that amount.

LEGAL INVESTMENT

As of the date of their issuance, all of the offered certificates, [other than the [ ] Certificates,] will be 'mortgage related securities' for purposes of the Secondary Mortgage Market Enhancement Act of 1984. See 'Certain Legal Investment Aspects' in this prospectus supplement for important information concerning possible restrictions on ownership of the offered certificates by regulated institutions. You should consult your own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for you.

ERISA CONSIDERATIONS

Subject to important considerations described under 'ERISA Considerations' in this prospectus supplement and in the accompanying prospectus, the [ ] Certificates will be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. See 'ERISA Considerations' in this prospectus supplement and in the accompanying prospectus.

FEDERAL INCOME TAX CONSEQUENCES

[For federal income tax purposes, the servicer will cause a REMIC election to be made with respect to the Trust. The [ ] Certificates will represent ownership of REMIC regular interests and will generally be treated as representing ownership of debt for federal income tax purposes. You will be required to include in income all interest and original issue discount on these certificates in accordance with the accrual method of accounting regardless of your usual methods of accounting. For federal income tax purposes, the Class R Certificates will represent ownership of the REMIC residual interest.][description of other material federal income tax consequences, as applicable]

For further information regarding the federal income tax consequences of investing in the offered certificates, [including important information regarding the tax treatment of the Class R Certificates,] see 'Material Federal

Income Tax Consequences' in this prospectus supplement and in the accompanying prospectus.

RATINGS

It is a condition to the issuance of the offered certificates that they receive
the following ratings from [          ]:

                                      RATING AGENCY

---------------------------------------------------------------
CLASS                              [ ]               [ ]
---------------------------------------------------------------


The ratings on the offered certificates address the likelihood of the receipt by holders of the offered certificates of all distributions on the underlying mortgage loans to which they are entitled. They do not address the likely actual rate of prepayments. The rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates or cause the holders of the certificates entitled to interest only to fail to recover their initial investment.

                                  RISK FACTORS

    THE OFFERED CERTIFICATES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS. IN PARTICULAR, YOU SHOULD NOT PURCHASE ANY CLASS OF OFFERED CERTIFICATES UNLESS YOU UNDERSTAND AND ARE ABLE TO BEAR THE PREPAYMENT, CREDIT, LIQUIDITY AND MARKET RISKS ASSOCIATED WITH THAT CLASS.

    THE OFFERED CERTIFICATES ARE COMPLEX SECURITIES AND IT IS IMPORTANT THAT YOU POSSESS, EITHER ALONE OR TOGETHER WITH AN INVESTMENT ADVISOR, THE EXPERTISE NECESSARY TO EVALUATE THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IN THE CONTEXT OF YOUR FINANCIAL SITUATION.

    [discussion of applicable risk factors, including prepayment risk, adjustable-rate mortgage loans, subordination and allocation of losses among the certificates, interest-only or principal-only certificates and certificates entitled to interest calculated based on an index]

                                  THE SPONSOR

    [description of the sponsor of the securitization transaction, including the general character of the sponsor's business, the sponsor's securitization program, the sponsor's experience in securitizing assets, the sponsor's procedures for originating or acquiring assets, and the size, composition and growth of the sponsor's portfolio of assets]

                               [THE ORIGINATORS]

    [description of originators, if any, apart from the sponsor and its affiliates, to the extent required by Item 1110 of Regulation AB, 17 CFR 229.1100 et seq.]

                            STATIC POOL INFORMATION

    [On [        ], 20[  ], the depositor filed with the Securities and Exchange
Commission, as Exhibit 99.[ ] to a Current Report on Form 8-K, static pool information about prior securitized pools of [ ] mortgage loans of the sponsor, which information is incorporated by reference into this prospectus supplement.][The depositor has posted on an Internet Web site static pool information about prior securitized pools of [ ] mortgage loans of the sponsor, which information is incorporated by reference into this prospectus supplement.
The Internet address for such Internet Web site is [                   ].] The
static pool information includes (i) information about the original characteristics of each prior securitized pool as of the cut-off date for that pool and (ii) delinquency, loss and prepayment information about each prior securitized pool in quarterly increments from the related cut-off date through
[        ], 20[  ]. The static pool information about prior securitized pools of
[ ] mortgage loans of the sponsor that were established before January 1, 2006 is not deemed to be a part of this prospectus supplement, the prospectus or the related registration statement.

    THERE CAN BE NO ASSURANCE THAT THE RATES OF DELINQUENCIES, LOSSES AND PREPAYMENTS EXPERIENCED BY THE PRIOR SECURITIZED POOLS WILL BE COMPARABLE TO DELINQUENCIES, LOSSES AND PREPAYMENTS EXPECTED TO BE EXPERIENCED BY THE MORTGAGE LOANS OWNED BY THE TRUST.

                       UNDERWRITING OF THE MORTGAGE LOANS

    [description of the underwriting guidelines for the mortgage loans]

                                 THE DEPOSITOR

    WaMu Asset Acceptance Corp., the depositor, is a Delaware corporation. The depositor engages in no activities other than securitizing assets. It will have no material continuing obligations with respect to the mortgage loans or the certificates following the issuance of the certificates, other than the obligations (i) to file financing statements perfecting the Trust's interest in the mortgage loans, (ii) to repurchase or substitute for affected mortgage loans in the event of a material breach of a representation and warranty made by the depositor in the pooling agreement that has not been remedied and (iii) to indemnify the underwriters against some civil liabilities, including liabilities under the Securities Act of 1933.

                                   THE TRUST

GENERAL

    The issuer of the certificates, the WaMu Mortgage Pass-Through Certificates Series 20[ ]-[ ] Trust (the 'TRUST'), will be a statutory trust formed under the laws of the State of Delaware pursuant to a trust agreement between WaMu
Asset Acceptance Corp., as depositor, and [       ], as Delaware trustee. The
pooling agreement among the depositor, Washington Mutual Bank, as servicer, the
Delaware trustee and [       ], as trustee, will restate the trust agreement and
will be the governing instrument of the Trust.

    The Trust will not own any assets other than the mortgage loans and the other assets described below. The Trust will not have any liabilities other than those incurred in connection with the pooling agreement and any related agreement. The Trust will not have any directors, officers or other employees. No equity contribution will be made to the Trust by the sponsor, the depositor or any other party, except for a de minimis contribution made by the depositor pursuant to the trust agreement, and the Trust will not have any other capital. The fiscal year end of the Trust will be December 31. The Trust will act through the trustee and the Delaware trustee, whose fees and reasonable expenses
will be paid or reimbursed by [       ].

ASSIGNMENT OF THE MORTGAGE LOANS AND OTHER ASSETS TO THE TRUST

    A pool of mortgage loans, as described in this prospectus supplement, will
be sold to the Trust on [        ], 20[  ] (the 'CLOSING DATE'). The Trust will
own the right to receive all payments of principal and interest on the mortgage
loans due after [        ], 20[  ] (the 'CUT-OFF DATE'). A schedule to the
pooling agreement will include information about each mortgage loan, including:

             the outstanding principal balance as of the close of business on the Cut-Off Date;

             the term of the mortgage loan;

             the mortgage interest rate as of the close of business on the Cut-Off Date [and information about how that mortgage interest rate adjusts]; and

             [description of any other material information included on the schedule].

    The mortgage pool will be the primary asset of the Trust. The Trust will also contain other assets, including:

             insurance policies related to individual mortgage loans, if applicable;

             any property that secured a mortgage loan that the Trust acquires after the Cut-Off Date by foreclosure or deed in lieu of foreclosure;

             amounts held in the certificate account; and

             [description of any other material assets of the Trust].

    In exchange for the mortgage loans and the other assets described above, the trustee will authenticate and deliver the certificates pursuant to the order of the depositor. It is the intent of the parties to the pooling agreement that the conveyance of the mortgage loans and the related assets to the Trust constitute an absolute sale of those assets. However, in the event that the pooling agreement for any reason is held or deemed to create a security interest in those assets, then the pooling agreement will constitute a security agreement and the depositor grants to the Trust a security interest in those assets. The depositor will file financing statements perfecting such security interest.

RESTRICTIONS ON ACTIVITIES OF THE TRUST

    Pursuant to the pooling agreement, the Trust will have the power and authority (i) to acquire, hold, lease, manage, administer, control, invest, reinvest, operate and transfer assets of the Trust, (ii) to issue and make distributions on the certificates and (iii) to engage in such other activities as are described in the pooling agreement. The Trust will be required to act in accordance with requirements specified in the pooling agreement that are designed to maintain the Trust's existence as a legal entity separate and distinct from any other entity. The Trust will not be permitted to do any of the following:

             to engage in any business or activity other than those described in the pooling agreement;

             to incur or assume any indebtedness other than indebtedness incurred under the pooling agreement or any related agreement;

             to guarantee or otherwise assume liability for the debts of any other entity;

             to confess a judgment against the Trust;

             to possess or assign the assets of the Trust for other than a Trust purpose;

             to lend any funds to any entity, except as contemplated by the pooling agreement; or

             to do other actions prohibited by the pooling agreement.

    The permissible activities of the Trust may not be modified except by an amendment to the pooling agreement. See 'Description of the Certificates -- Amendment of the Pooling Agreement' in this prospectus supplement.

DISCRETIONARY ACTIVITIES WITH RESPECT TO THE TRUST

    The following is a description of material discretionary activities that may be taken with regard to the administration of the mortgage loans or the certificates:

             The servicer will be authorized to exercise discretion with regard to its servicing of the mortgage loans in accordance with the servicing standard specified in the pooling agreement. See 'Servicing of the Mortgage Loans -- The Servicer -- Servicing Procedures' in this prospectus supplement.

             Each of the [sponsor] [mortgage loan seller] and the depositor will have discretion to determine whether to repurchase a mortgage loan or to substitute for a mortgage loan, if required under the pooling agreement to repurchase or substitute for a defective mortgage loan. See 'Description of the Mortgage Pool -- Representations and Warranties Regarding the Mortgage Loans' in this prospectus supplement.

             [On any Distribution Date after the date on which the aggregate principal balance of the mortgage loans owned by
             the Trust has been reduced to less than [   ]% of that
             balance as of the Cut-Off Date, [       ]will be permitted
             to purchase all of the mortgage loans owned by the Trust. See 'Description of the Certificates -- Optional Termination of the Trust' in this prospectus supplement.]

             [In the event of certain transfers of the Class R
             Certificates to a person who is not a permitted transferee under the pooling agreement, the depositor will have the right to sell the Class R Certificates to a purchaser selected by the depositor.]

             In the event of a default by the servicer under the pooling agreement that has not been remedied, either the trustee or holders of certificates evidencing at least [25]% of the voting rights will have the right to terminate the servicer. If the servicer is terminated or resigns the trustee will become the successor servicer; however, the trustee will have the right to appoint, or to petition a court to appoint, a successor servicer. See 'The Trustees -- The Trustee -- Events of Default Under the Pooling Agreement' in this prospectus supplement.

             Holders of certificates evidencing more than [50]% of the voting rights will have the right at any time to remove the trustee or the Delaware trustee and to appoint an eligible successor trustee.

             [description of any other material discretionary activities with respect to the Trust].

                                  THE TRUSTEES

THE TRUSTEE

GENERAL

    [       ], the trustee under the pooling agreement, is a [description of form of organization]. The trustee has served as trustee for asset-backed securities transactions involving mortgage loans of the same type as the
mortgage loans owned by the Trust since [    ].

MATERIAL DUTIES OF THE TRUSTEE

    The trustee will have the following material duties under the pooling agreement:

             to authenticate and deliver the certificates, pursuant to the order of the depositor;

             to maintain a certificate register and, upon surrender of certificates for registration of transfer or exchange, to authenticate and deliver new certificates;

             to make the required distributions to certificateholders on each Distribution Date, [in accordance with the monthly
             distribution report prepared by [       ]];

             to deliver or make available to certificateholders the monthly distribution reports and any other reports required to be delivered by the trustee under the pooling agreement;

             in the event that the trustee has received notice from the servicer that the remaining Class Principal Balance of a class of certificates is to be paid on a specified Distribution Date, to send a notice to that effect to the holders of that class of certificates; and to act as successor servicer, or to appoint a successor servicer, to the extent described under ' -- Events of Default Under the Pooling Agreement' below.

EVENTS OF DEFAULT UNDER THE POOLING AGREEMENT

    In the event of a default by the servicer under the pooling agreement that has not been remedied, either the trustee or holders of certificates evidencing at least [25]% of the voting rights will have the right to terminate the servicer. If the servicer is terminated, or the servicer resigns because its duties under the pooling agreement are no longer permitted under applicable law, the trustee will become the successor servicer. However, if the trustee is unwilling or unable to act as successor servicer, it may appoint, or petition a court to appoint, a successor servicer.

    The trustee will be required to notify certificateholders and the rating agencies of any event of a default by the servicer known to the trustee, and of the appointment of any successor servicer.

    In the event of a default by the depositor under the pooling agreement that has not been remedied, holders of certificates evidencing at least [25]% of the voting rights will have the right to direct the trustee to institute a legal action to enforce the depositor's obligations under the pooling agreement.

    See 'Description of the Securities -- Events of Default Under the Governing Agreement and Rights Upon Events of Default' in the prospectus.

THE DELAWARE TRUSTEE

    [       ], the Delaware trustee under the pooling agreement, is a
[description of form of organization]. The Delaware trustee has served as Delaware trustee for asset-backed securities transactions involving mortgage
loans of the same type as the mortgage loans owned by the Trust since [    ].

    The Delaware trustee will serve as trustee for the Trust for the sole purpose of satisfying the requirement under the Delaware statutory trust statute that the Trust have at least one trustee with a principal place of business in Delaware. The Delaware trustee's duties under the pooling agreement will be limited to (i) accepting legal process served on the Trust in the State of Delaware and (ii) executing any certificates with respect to the Trust which the Delaware Trustee is required to execute under the Delaware statutory trust statute.

LIMITATIONS ON THE TRUSTEES' LIABILITY

    Neither the trustee nor the Delaware trustee will be liable under the pooling agreement:

             except for the performance of such duties and obligations as are specifically set forth in the pooling agreement;

             for any action taken or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by the pooling agreement; or

             for any action taken or omitted by it in good faith in accordance with the direction of holders of certificates evidencing at least [25]% of the voting rights relating to the time, method and place of conducting any proceeding for any remedy available to such trustee, or relating to the exercise of any trust or power conferred upon such trustee under the pooling agreement.

    In the absence of bad faith, the trustee and the Delaware trustee may conclusively rely upon any certificates or opinions of counsel furnished to such trustee under the pooling agreement. Any such opinion of counsel will be full and complete authorization and protection in respect of any action taken or omitted to be taken by such trustee in good faith and in accordance with such opinion of counsel. Neither the trustee nor the Delaware trustee will be deemed to have knowledge or notice of any matter, including an event of default, unless actually known to it or unless it has received written notice thereof.

RESIGNATION AND REMOVAL OF THE TRUSTEES

    Each of the trustee and the Delaware trustee may at any time resign by giving written notice thereof to the servicer. Upon receiving such notice of resignation, the servicer will be required to appoint a successor trustee. If the trustee or the Delaware trustee ceases to be eligible under the pooling agreement and fails to resign, or if the trustee or the Delaware trustee becomes incapable of acting, the servicer may remove such trustee and appoint a successor trustee. The holders of certificates evidencing at least [50]% of the voting rights may at any time remove the trustee or the Delaware trustee and appoint a successor trustee.

    Any expenses associated with the resignation of a trustee will be required to be paid by such trustee, and any expenses associated with the removal of a trustee will be required to be paid by the servicer.

                                 THE SERVICERS

    [description of (i) each servicer, including of the servicer's servicing experience, servicing procedures and portfolio of serviced assets, (ii) the material terms of each servicing agreement, (iii) the transaction accounts,
(iv) any obligation of a servicer to advance funds with respect to the mortgage loans, (v) the custodial arrangements with respect to the mortgage loans,
(vi) limitations on the servicers' liability and (vii) the material terms regarding the servicers' removal, resignation, resignation or transfer, in each case, to the extent required by Item 1108 of Regulation AB, 17 CFR 229.1100 et seq.]

                     AFFILIATIONS AND RELATED TRANSACTIONS

    [description of any affiliation between (a) any of the sponsor, the depositor and the Trust and (b) any of the servicers, the trustees, any originator of the mortgage loans, any significant obligor, any enhancement or support provider and any other material transaction participant, to the extent required by Item 1119 of Regulation AB, 17 CFR 229.1100 et seq.]

    [description of any material business relationship, agreement, arrangement, transaction or understanding entered into outside the ordinary course of business or on terms other than would be obtained in an arm's length transaction with an unrelated third party, between the parties described in clauses (a) and
(b) above, that currently exists or that existed during the past two years]

                       DESCRIPTION OF THE MORTGAGE POOL*

    The mortgage pool will consist of       mortgage loans that will have an
aggregate principal balance as of the Cut-Off Date, after deducting payments due
on or before that date, of approximately $         .

    The mortgage loans are secured by first mortgages or first deeds of trust or other similar security instruments creating first liens on one- to four-family residential properties or shares of stock relating to cooperative apartments. These mortgaged properties, which may include detached homes, duplexes, townhouses, individual condominium units, individual units in planned unit developments and other attached dwelling units that are part of buildings consisting of more than four units (so long as the mortgaged property consists of no more than four units), have the additional characteristics described below, in Appendix B (which is incorporated by reference into this prospectus supplement) and in the prospectus.

---------
* The description of the mortgage pool and the mortgaged properties in this section and in Appendix B is based on the mortgage loans as of the close of business on the Cut-Off Date, after deducting the scheduled principal payments due on or before that date, whether or not actually received. All references in this prospectus supplement to 'principal balance' refer to the principal balance as of the Cut-Off Date, unless otherwise specifically stated or required by the context. Due to rounding, percentages may not sum to 100%. References to percentages of mortgage loans refer in each case to the percentage of the aggregate principal balance of the mortgage loans, based on the outstanding principal balances of the mortgage loans after giving effect to scheduled monthly payments due on or before the Cut-Off Date. References to weighted averages refer in each case to weighted averages by principal balance as of the Cut-Off Date of the related mortgage loans determined in the same way as described in the previous sentence. Before the issuance of the certificates, mortgage loans may be removed from the mortgage pool as a result of Payoffs, delinquencies or otherwise. If that happens, other mortgage loans may be included in the mortgage pool. The depositor believes that the information in this prospectus supplement for the mortgage pool is representative of the characteristics of the mortgage pool as it will actually be constituted when the certificates are issued, although the range of mortgage interest rates and other characteristics of the mortgage loans in the mortgage pool may vary. See ' -- Additional Information' in this prospectus supplement.

    As of the Cut-Off Date, approximately   % of the borrowers are obligated on
more than one mortgage loan underlying the certificates. As of the Cut-Off Date,
the maximum number of mortgage loans related to a single borrower is   , and the
maximum aggregate principal balance of mortgage loans related to a single
borrower represents approximately   % of the mortgage loans by principal
balance.

    For all mortgage loans scheduled monthly payments will be due on the first day of each month (the 'DUE DATE'). Each mortgage loan will have a first Due
Date during the period from     through     , inclusive, and will have an
original term to maturity of not more than   years.

      of the mortgage loans (representing approximately   % of the mortgage
loans by principal balance) will be 'BUYDOWN LOANS,' which are mortgage loans for which scheduled payments of principal and/or interest have been subsidized for a period of time through a fund provided by the originator or another person at the time of origination. Some of the risks of loss on some mortgage loans will be covered up to specified limits by primary insurance policies. As of the
Cut-Off Date, approximately   % of the mortgage loans were covered by a primary
insurance policy. Approximately   % of the mortgage loans with loan-to-value
ratios as of the Cut-Off Date in excess of 80% were notcovered by a primary insurance policy.

    [As of the Cut-Off Date, approximately   % of the mortgage loans impose
penalties for early prepayments. The prepayment penalties are in effect for years after the origination of those mortgage loans.]

    [description of features of adjustable-rate mortgage loans, if applicable]

    [description of additional features of the mortgage loans, as applicable]

    [description of billing and payment procedures]

    [description of significant obligors of mortgage loans, to the extent required by Item 1112 of Regulation AB, 17 CFR 229.1100 et seq.]

    The mortgage loans will be purchased by the depositor from [       ].

    SEE APPENDIX B FOR A DETAILED DESCRIPTION OF THE MORTGAGE LOANS.

ADDITIONAL INFORMATION

    Appendix B contains important information about the mortgage loans, including:

             the mortgage interest rates, the Pass-Through Rates and the original principal balances of the mortgage loans;

             the years in which initial monthly payments on the mortgage loans are due;

             the loan-to-value ratios of the mortgage loans as of the Cut-Off Date;

             the types of mortgaged properties;

             the geographic distribution by state of the mortgaged properties;

             the scheduled maturity years of the mortgage loans;

             the original terms to maturity of the mortgage loans;

             the number of mortgage loans originated under full documentation or reduced documentation programs;

             the stated owner occupancy status of the mortgaged properties when the mortgage loans were originated;

             the mortgagor's purpose of financing;

             the credit score ranges; and

             [description of other information included in Appendix B].

    The credit score tables appearing in Appendix B show the credit scores, if any, that the originators or underwriters of the mortgage loans collected for the mortgagors. The credit scores shown were collected from a variety of sources over a period of weeks, months or longer, and the credit scores do not necessarily reflect the credit scores that would be reported as of the date of this prospectus supplement.

Credit scores should not be considered as an accurate predictor of the likelihood of repayment of the related mortgage loans.

    The pooling agreement will be available to purchasers of the certificates through a Current Report on Form 8-K that will be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of the certificates. If mortgage loans are removed from or added to the mortgage pool as described in the footnote on page S- , that removal or addition will be noted in a Distribution Report on Form 10-D or a Current Report on Form 8-K.

[CONVEYANCE OF SUBSEQUENT LOANS AND PRE-FUNDING ACCOUNT

    On the Closing Date, an amount (the 'PRE-FUNDING AMOUNT') will be deposited into an account (the 'PRE-FUNDING ACCOUNT') established to provide for the purchase by the Trust of additional mortgage loans (the 'SUBSEQUENT LOANS') during the period (the 'PRE-FUNDING PERIOD') from the Closing Date until the earliest of (i) the date on which the amount on deposit in the Pre-Funding
Account falls below $[         ], (ii) an event of default occurs under the
pooling agreement or (iii) [        ], 20[  ]. The Pre-Funding Amount will
initially equal $[         ], which represents approximately [  ]% of the
aggregate principal balance of the mortgage loans as of the Cut-Off Date. Funds on deposit in the Pre-Funding Account will be invested by the trustee in Eligible Investments. Any investment income earned from amounts in the
Pre-Funding Account will be paid to [       ], and will not be available for
payment to certificateholders. During the Pre-Funding Period, funds on deposit in the Pre-Funding Account will be reduced by the amount used to purchase Subsequent Loans in accordance with the pooling agreement. Any portion of the Pre-Funding Amount remaining upon the termination of the Pre-Funding Period will
be applied on the [        ], 20[  ] distribution date as principal prepayments.

    In addition, on the Closing Date, an amount will be deposited into an account (the 'CAPITALIZED INTEREST ACCOUNT') established to cover shortfalls in interest on the certificates that may arise from utilization of the Pre-Funding Account. Any amounts remaining on deposit in the Capitalized Interest Account on
any distribution date and not needed for such purpose will be paid to [       ],
and will not thereafter be available for payment to certificateholders. Funds on deposit in the Capitalized Interest Account will be invested by the trustee in Eligible Investments. Any investment income earned from amounts in the
Capitalized Interest Account will be paid to [       ], and will not be
available for payment to certificateholders.

    Each Subsequent Loan will be underwritten to the same standards as the mortgage loans initially held by the Trust.

    Any conveyance of Subsequent Loans is subject to certain conditions including, but not limited to:

             Each Subsequent Loan must satisfy the representations and warranties specified in the pooling agreement.

             As of its subsequent cut-off date, each Subsequent Loan must satisfy the following criteria:

                 the Subsequent Loan may not be more than [ ] days delinquent;

                 the remaining stated term to maturity of the Subsequent Loan may not exceed [ ] months; and

                 the Subsequent Loan may not have a loan-to-value ratio greater than [ ]%.

             The mortgage pool following the purchase of the Subsequent Loans must satisfy the following criteria:

                 the weighted average mortgage interest rate must not be less than [ ]%; and

                 the weighted average loan-to-value ratio must not be greater than [ ]%.

             As a result of the purchase of the Subsequent Loans, the certificates will not receive from the applicable rating agencies a lower credit rating than the initial rating.

    [       ] will have the authority to direct the Trust to purchase Subsequent
Loans during the Pre-Funding Period and to determine if the Subsequent Loans meet the conditions, including those described above, for the conveyance of Subsequent Loans. [description of any independent verification of such determination]]

REPRESENTATIONS AND WARRANTIES REGARDING THE MORTGAGE LOANS

    Under the mortgage loan sale agreement pursuant to which [the sponsor][the mortgage loan seller] will sell the mortgage loans to the depositor, [the sponsor] [the mortgage loan seller] will make representations and warranties in respect of the mortgage loans, which representations and warranties the depositor will assign to the Trust pursuant to the pooling agreement. Among those representations and warranties are the following:

             Each mortgage is a valid and enforceable first lien on an unencumbered estate in fee simple or leasehold estate in the related mortgaged property, except as such enforcement may be limited by laws affecting the enforcement of creditors' rights generally and principles of equity, and except as provided in the mortgage loan sale agreement;

             The depositor will be the legal owner of each mortgage loan, free and clear of any encumbrance or lien (other than any lien under the mortgage loan sale agreement);

             Except as provided in the mortgage loan sale agreement, all payments due on each mortgage loan have been made and no mortgage loan was delinquent (i.e., was more than 30 days past due) more than once in the preceding 12 months and any such delinquency lasted for no more than 30 days;

             There are no delinquent assessments or taxes outstanding against any mortgaged property;

             There is no offset, defense or counterclaim to any mortgage note, except as stated in the mortgage loan sale agreement;

             Each mortgaged property is free of damage and in good repair, ordinary wear and tear excepted;

             Each mortgage loan at the time it was made complied with all applicable local, state and federal laws, including, without limitation, usury, equal credit opportunity, disclosure and recording laws, and predatory and abusive lending laws applicable to the originating lender;

             Each mortgage loan (except mortgage loans secured by cooperative properties) is covered by a title insurance policy insuring the lien status of the mortgage, subject to the exceptions set forth in the policy;

             Except as provided in the mortgage loan sale agreement, each mortgage loan with a loan-to-value ratio both (i) as of the Cut-Off Date and (ii) as of its respective origination date in excess of 80% was covered, as of the Cut-Off Date, by a primary insurance policy, and such policy or guaranty is valid and remains in full force and effect;

             All hazard insurance or other insurance required under the mortgage loan sale agreement has been validly issued and remains in full force and effect;

             Each mortgage and mortgage note is the legal, valid and binding obligation of the maker thereof and is enforceable in accordance with its terms, except only as such enforcement may be limited by laws affecting the enforcement of creditors' rights generally and principles of equity;

             [The sponsor] [The mortgage loan seller] used no adverse selection procedures in selecting the mortgage loans from among the outstanding adjustable rate conventional mortgage loans owned by it which were available for sale and as to which the representations and warranties in the mortgage loan sale agreement could be made; and

             Each mortgage loan constitutes a qualified mortgage under the Internal Revenue Code.

    Under the pooling agreement, the depositor will make the following representation and warranty to the Trust in respect of the mortgage loans:

             As of the Closing Date, the Trust will be the legal owner of each mortgage loan, free and clear of any encumbrance or lien (other than (i) any lien arising before the depositor's purchase of the mortgage loan and (ii) any lien under the pooling agreement).

    In the event of a material breach of the representations and warranties made by [the sponsor] [the mortgage loan seller] or the depositor, the breaching party will be required to either cure the breach in all material respects, repurchase the affected mortgage loan or substitute for the affected mortgage loan. In the event that a required loan document is not included in the mortgage files for the mortgage loans, [the sponsor] [the mortgage loan seller] generally will also be required to either cure the defect or repurchase or substitute for the affected mortgage loan. See 'Description of the Securities -- Representations and Warranties Regarding the Mortgage Loans; Remedies for Breach' in the prospectus for a description of the purchase price for each repurchased mortgage loan and the requirements with respect to substitutions of mortgage loans.

CRITERIA FOR SELECTION OF MORTGAGE LOANS

    The sponsor selected the mortgage loans from among [its portfolio of mortgage loans held for sale] based on a variety of considerations, including type of mortgage loan, geographic concentration, range of mortgage interest rates, principal balance, credit scores and other characteristics described in Appendix B to this prospectus supplement, and taking into account investor preferences and the depositor's objective of obtaining the most favorable combination of ratings on the certificates.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

    The certificates will be issued pursuant to the pooling agreement to be dated as of the Cut-Off Date among WaMu Asset Acceptance Corp., as depositor,
[       ], as servicer, [       ], as trustee, and [       ], as Delaware
trustee. A form of the pooling agreement is filed as an exhibit to the registration statement of which this prospectus supplement is a part. The prospectus contains important additional information regarding the terms and conditions of the pooling agreement and the certificates. The offered
certificates will not be issued unless they receive the ratings from [       ]
indicated under 'Certificate Ratings' in this prospectus supplement. As of the
Closing Date, the offered certificates, [other than the [       ] Certificates,]
will qualify as 'mortgage related securities' within the meaning of the Secondary Mortgage Market Enhancement Act of 1984.

    [The pooling agreement obligates the servicer to make advances when payments on the mortgage loans are delinquent and other conditions are met, as described
in this prospectus supplement under '[   ].']

    The WaMu Mortgage Pass-Through Certificates, Series 20[ ]-[ ]will consist of the following classes:

    [list of classes of certificates]

    Collectively, the certificates will represent all of the beneficial interests in the Trust. The certificates will have the following designations:

    [list of designations of classes of certificates, if applicable]

    The 'CLASS PRINCIPAL BALANCE' for any Distribution Date and for any class of certificates will equal [the aggregate amount of principal to which it is entitled on the Closing Date, reduced by all distributions of principal to that class and all allocations of losses required to be borne by that class before that Distribution Date].

    The 'CERTIFICATE PRINCIPAL BALANCE' for any certificate will be the portion of the corresponding Class Principal Balance that it represents.

    [description of minimum denominations of certificates]

BOOK-ENTRY REGISTRATION

    Each class of [       ] Certificates (the 'BOOK-ENTRY CERTIFICATES') will
initially be represented by a single certificate registered in the name of Cede & Co., a nominee of The Depository Trust Company, New York, New York ('DTC'). See 'Description of the Securities-Form of Securities' in the prospectus for a description of the book-entry system.

DEFINITIVE CERTIFICATES

    The Book-Entry Certificates will be issued in fully registered, certificated form to certificateholders or their nominees, rather than to DTC or its nominee, only upon the occurrence of certain events described under 'Description of the Securities -- Form of Securities -- Definitive Securities' in the prospectus.

    The trustee or its paying agent, if any, will make distributions of principal and interest on the definitive certificates directly to holders of those definitive certificates in accordance with the pooling agreement procedures described in this prospectus supplement. Distributions of principal and interest on each Distribution Date will be made to holders in whose names certificates were registered at the close of business on the related record date. Distributions will be made by wire transfer in immediately available funds for the account of each holder or, if a holder has not provided wire instructions, by check mailed to the address of the holder as it appears on the register maintained by the certificate registrar. The final payment on any certificate will be made only on presentation and surrender of the certificate at the offices of the trustee or its agent or such office or agency as is specified in the notice of final distribution to holders of certificates being retired. When the trustee receives notice from the servicer that it believes the remaining unpaid principal balance of a class of certificates will be distributable on the next Distribution

Date, the trustee is required to provide notice to registered certificateholders of that class not later than the eighteenth day of the month in which that class will be retired.

    Definitive certificates will be transferable and exchangeable at the office or agency of the trustee in New York City. A reasonable service charge may be imposed for any registration of transfer or exchange, and the trustee or its agent may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with registration of transfer or exchange.

PRIORITY OF DISTRIBUTIONS

    [If more than one class of certificates, description of the order and priority of distributions to those certificates]

DISTRIBUTIONS OF INTEREST

    [description of calculation of interest accrued on the certificates and the distribution of accrued interest]

    Compensating Interest

    [description of compensating interest, if any, paid to the certificates in respect of specified interest shortfalls]

CROSS-COLLATERALIZATION

    [description of any provisions for cross-collateralization]

DISTRIBUTIONS OF PRINCIPAL

    [description of amounts passed through to the certificates as principal and allocation of those amounts among the classes of certificates]

SUBORDINATION AND ALLOCATION OF LOSSES

    [description of subordination features, if applicable]

    [description of how losses are allocated among multiple classes of certificates, if applicable]

THE CLASS R CERTIFICATES

    [The Class R Certificates will receive $[        ] of principal on the first
Distribution Date, as well as one month's interest on that amount. These certificates will not receive any distributions of interest or principal on any other Distribution Date. However, on each Distribution Date, the Class R Certificates will receive any amount remaining (which is not expected to be material) from the Available Distribution Amount after distributions of interest and principal on the regular interests issued by the Trust and payment of expenses, if any, of the Trust, together with excess liquidation proceeds (as described in paragraph (1)(g) of ' -- Available Distribution Amount' below), if any. Distributions of any remaining amounts to the Class R Certificates will be subordinate to all payments required to be made with respect to the other certificates on any Distribution Date.]

AVAILABLE DISTRIBUTION AMOUNT

    On each Distribution Date, the Available Distribution Amount for that Distribution Date, which will generally include scheduled principal and interest payments due on the Due Date immediately before that Distribution Date, Curtailments received in the previous calendar month (as described below), Payoffs received in the Prepayment Period to the extent described below and amounts received from liquidations of mortgage loans in the previous calendar month, will be distributed to the certificateholders, as specified in this prospectus supplement.

    The 'AVAILABLE DISTRIBUTION AMOUNT' for any Distribution Date, as more fully described in the pooling agreement, will equal the sum of the following amounts:

        [(1) the total amount of all cash received by or on behalf of the servicer for the mortgage loans by the determination date (which will be at least ten days before that Distribution Date) and not previously distributed (including proceeds of mortgage loans that are liquidated and scheduled amounts of distributions from buydown funds respecting Buydown Loans, if any), except:

           (a) all scheduled payments of principal and interest collected but due on a date after that Distribution Date;

           (b) all Curtailments received after the previous calendar month;

           (c) all Payoffs received after the Prepayment Period immediately preceding that Distribution Date (together with any interest payment received with those Payoffs to the extent that it represents the payment of interest accrued on the mortgage loans for the period after the previous calendar month), and interest that was accrued and received on Payoffs received during the period from the first to the 14th day of the month of that Distribution Date, which interest will not be included in the calculation of the Available Distribution Amount for any Distribution Date;

           (d) Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries received after the previous calendar month;

           (e) all amounts payable to the servicer in reimbursement for advances made by the servicer under the pooling agreement;

           (f) the servicing fee for each mortgage loan; and

           (g) excess liquidation proceeds, which equals the excess, if any, of aggregate Liquidation Proceeds and Insurance Proceeds on mortgage loans received during the previous calendar month over the amount that would have been received if Payoffs had been made with respect to those mortgage loans during the previous calendar month;

        (2) the total, to the extent not previously distributed, of the following amounts, to the extent advanced or received, as applicable, by the servicer:

           (a) all advances made by the servicer for that Distribution Date; and

           (b) any amounts payable as Compensating Interest by the servicer on that Distribution Date; and

        (3) any Repurchase Proceeds received during the calendar month before that Distribution Date.]

LAST SCHEDULED DISTRIBUTION DATE

    The Last Scheduled Distribution Date for the certificates is [the
Distribution Date in [      ], 20[  ], which is the Distribution Date in the
month after the scheduled maturity date for the latest maturing mortgage loan].

    The actual rate of principal payments on the certificates will depend on the rate of principal payments (including principal prepayments) on the mortgage loans, which, in turn, may be influenced by a variety of economic, geographic and social factors, as well as the level of prevailing mortgage interest rates. No assurance can be given as to the actual payment experience on the mortgage loans.

OPTIONAL TERMINATION OF THE TRUST

    [On any Distribution Date after the date on which the aggregate principal balance of the mortgage loans owned by the Trust has been reduced to less than
[   ]% of that balance as of the Cut-Off Date, [         ] may purchase the
mortgage loans and all property acquired in respect of any mortgage loan owned by the Trust, which will cause the termination of the Trust and the retirement of the certificates. The purchase price will equal the sum of (1) the excess of
(a) 100% of the aggregate scheduled principal balance of the mortgage loans (other than any mortgage loans in respect of which the related mortgaged property has been acquired by the Trust), plus accrued interest at the applicable Pass-Through Rates through the last day of the month of purchase, over (b) the amount of any Bankruptcy Losses incurred with respect to the mortgage loans to the extent not already allocated to the certificates as a realized loss and (2) without duplication, the appraised fair market value of all mortgaged properties acquired by the Trust and of any other property owned by the Trust, such sum reduced by unreimbursed advances (other than advances made with respect to mortgage loans as to which the servicer expects that foreclosure is not imminent). The trustee will be required to notify certificateholders in writing
of [      ]'s election to purchase the mortgage loans not less than 30 days prior to the date of purchase.

    An optional termination of the Trust will cause the outstanding principal balance of the certificates to be paid in full through the distribution of the proceeds of that purchase and the allocation of the associated losses, if any, on each mortgaged property owned by the Trust the fair market value of which is less than the principal balance of the related mortgage loan as of the time that the Trust acquired the mortgaged property and accrued and unpaid interest on that mortgage loan, and upon that payment in full, the Trust will be terminated. Any Subsequent Recoveries received after the termination of the Trust will be retained by the servicer.]

AMENDMENT OF THE POOLING AGREEMENT

    See 'Description of the Securities -- Amendment of the Governing Agreements' in the prospectus for a description of the provisions for amendment of the pooling agreement.

    The percentage voting right of each certificate, for purposes of a vote on an amendment of the pooling agreement or any other matter on which certificateholders are entitled to vote under the pooling agreement, will be
determined as follows: [       ].

PAYMENT OF FEES AND EXPENSES

    The following table describes each type of fee or expense that may be paid from collections on the mortgage loans.

    [table showing fees and expenses]

    Any change to the fees and expenses described in the table above will require (i) an amendment to the pooling agreement and (ii) the consent of certificateholders (unless such change does not adversely affect in any material respect the interests of any certificateholder).

    [The servicer will be obligated to pay the fees and reimbursable expenses of the trustees and all expenses incurred in connection with the servicer's responsibilities under the pooling agreement (subject to reimbursement for advances, as described in the table above).]

    In the event of any resignation or termination of the servicer pursuant to the pooling agreement, the trustee, if acting as successor servicer, will be entitled to the same compensation as that to which the servicer would have been entitled. If another successor servicer is appointed, the trustee will be permitted to make arrangements for the compensation of such successor servicer out of collections on the mortgage loans, subject to the limitation that such compensation, together with the compensation to the trustee, may not exceed the compensation to which the servicer would have been entitled.

REPORTS AND OTHER INFORMATION

    [description of information included in monthly distribution report]

    The trustee will be required to send or otherwise make available to certificateholders on each Distribution Date the monthly distribution report described above. The trustee may make available these reports and certain other information through its internet website. The web page is currently located at
[       ]. Assistance in using the website can be obtained by calling the
trustee's investor relations desk at [       ]. Parties that are unable to use
the above distribution method are entitled to have a paper copy mailed to them via first class mail by calling the investor relations desk and requesting a paper copy.

    Reports about the certificates required to be filed with the Securities and Exchange Commission, including the Trust's Annual Reports on Form 10-K, Distribution Reports on Form 10-D and Current

Reports on Form 8-K, will be filed under the Commission file number for the
Trust, [       ]. The public may read and copy any materials filed with the
Commission at the Commission's Public Reference Room at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. The address of that internet website is http://www.sec.gov.

    [description of any other reports with respect to the certificates or the mortgage loans made available to certificateholders]

                      YIELD AND PREPAYMENT CONSIDERATIONS

GENERAL

    The yield to maturity of each class of certificates will depend upon, among other things, the price at which the certificates are purchased, the amount payable to that class as interest, the actual characteristics of the mortgage loans, the rate of principal payments (including prepayments) on the mortgage loans and the rate and timing of liquidations and loss severity on the mortgage
loans. The yield to maturity to holders of the [    ] Certificates will be lower
than the yield to maturity otherwise produced by the applicable interest rate and purchase price of those certificates because interest and principal distributions will not be payable to the certificateholders until the 25th day of the month following the month of accrual (without any additional distribution of interest or earnings with respect to the delay).

    [description of prepayment considerations for adjustable-rate mortgage loans, if applicable]

PRINCIPAL PREPAYMENTS AND COMPENSATING INTEREST

    When a mortgagor prepays a mortgage loan in full between Due Dates for the mortgage loan, the mortgagor pays interest on the amount prepaid only to the date of prepayment instead of for the entire month. Also, when a Curtailment is made on a mortgage loan together with the scheduled Minimum Monthly Payment for a month on or after the related Due Date, the principal balance of the mortgage loan is reduced by the amount of the Curtailment as of that Due Date, but the principal is not distributed to certificateholders until the Distribution Date in the next month; therefore, one month of interest shortfall accrues on the amount of the Curtailment.

    [description of compensating interest, if any, paid to the certificates in respect of specified interest shortfalls]

    Interest shortfalls not covered by Compensating Interest will be allocated to the certificates pro rata according to the amount of interest to which each class of certificates would otherwise be entitled, in reduction of that amount.

RATE OF PAYMENTS

    The rate of principal payments on the certificates entitled to receive principal generally is directly related to the rate of principal payments on the mortgage loans, which may be in the form of scheduled payments, principal prepayments or liquidations. See 'Risk Factors' in this prospectus supplement and 'Yield and Maturity Considerations' in the prospectus. [Except for
approximately    % (by principal balance) of the mortgage loans, which have prepayment penalties if mortgagors make any prepayments for [ ] years after origination,] mortgagors may prepay the mortgage loans at any time without penalty.

    [From time to time, the servicer may implement programs to solicit mortgagors of qualifying mortgage loans that it services for refinance, including the mortgage loans underlying the certificates. While those programs will not specifically target the mortgage loans underlying the certificates for refinance, they may have the effect of accelerating the prepayment rate of those mortgage loans, which would adversely affect the yield on all classes of certificates purchased at a premium.]

    A higher than anticipated rate of prepayments would reduce the aggregate principal balance of the mortgage loans more quickly than expected. As a consequence, aggregate interest payments for the mortgage loans would be substantially less than expected. Therefore, a higher rate of principal prepayments could result in a lower than expected yield to maturity on each class of certificates purchased at a premium, and in some circumstances investors may not fully recover their initial investments. Conversely, a lower than expected rate of principal prepayments would reduce the return to investors on any classes of certificates purchased at a discount, in that principal payments for the mortgage loans would occur later than anticipated. There can be no assurance that certificateholders will be able to reinvest amounts received from the certificates at a rate that is comparable to the applicable interest rate on the certificates. Investors should fully consider all of the associated risks.

PREPAYMENT ASSUMPTIONS

    Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is
[the 'CONSTANT PREPAYMENT RATE' or 'CPR'] [    ]. [description of prepayment
model]

    None of the prepayment rates purports to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage pool underlying the certificates. Furthermore, there is no assurance that the mortgage loans will prepay at any given percentage of the CPR. The actual rate of prepayments on the mortgage loans may be influenced by a variety of economic, geographic, social and other factors. In general, if prevailing mortgage interest rates fall significantly below the mortgage interest rates on the mortgage loans underlying the certificates, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing mortgage interest rates remain at or above the mortgage interest rates on the mortgage loans underlying the certificates. Conversely, if prevailing mortgage interest rates rise above the mortgage interest rates on the mortgage loans underlying the certificates, the rate of prepayment would be expected to decrease. A comparatively low interest-rate environment may result in a higher than expected rate of prepayments on all of the mortgage loans and, correspondingly, an earlier than expected retirement of the certificates.

    This prospectus supplement does not describe the specific factors that will affect the prepayment of the mortgage loans or their relative importance. Factors not identified in this prospectus supplement may significantly affect the prepayment rate of the mortgage loans. In particular, this prospectus supplement makes no representation as to either the percentage of the principal amount of the mortgage loans that will be paid as of any date or the overall rate of prepayment.

    For purposes of the tables in Appendix A, it is assumed (collectively, the 'MODELING ASSUMPTIONS') that the mortgage loans are comprised of the groups of hypothetical mortgage loans, which have the common characteristics indicated:

                     GROUPS OF HYPOTHETICAL MORTGAGE LOANS

                                 REMAINING   ORIGINAL
HYPOTHETICAL  UNPAID PRINCIPAL     TERM        TERM         MORTGAGE         PASS-THROUGH           [OTHER
LOAN NUMBER     BALANCE ($)      (MONTHS)    (MONTHS)   INTEREST RATE (%)      RATE (%)        CHARACTERISTICS]
-----------     -----------      --------    --------   -----------------      --------        ----------------


and that:

             scheduled payments on all mortgage loans are received on the
             first day of each month beginning [           ], 20[  ];

             any Payoffs on the mortgage loans are received on the last
             day of each month beginning in [           ] 20[  ]and
             include 30 days of interest;

             there are no defaults or delinquencies on the mortgage loans;

             [an optional termination of the Trust does not occur;]

             there are no partial prepayments on the mortgage loans and prepayments are computed after giving effect to scheduled payments received on the following day;

             the mortgage loans prepay at the indicated constant percentages of the CPR;

             the date of issuance for the certificates is the Closing
             Date;

             cash distributions are received by the certificateholders on the 25th day of each month when due;

             the scheduled monthly payments for each hypothetical mortgage loan are computed based upon its unpaid principal balance, mortgage interest rate and remaining term such that each hypothetical mortgage loan will fully amortize on its maturity date; and

             [description of any other modeling assumptions]

    Any discrepancy between the actual characteristics of the mortgage loans underlying the certificates and the characteristics of the hypothetical mortgage loans set forth above may affect the percentages of the initial Class Principal Balances set forth in the tables in Appendix A and the weighted average lives of the offered certificates. In addition, to the extent that the characteristics of the actual mortgage loans and the initial Class Principal Balances differ from those assumed in preparing the tables in Appendix A, the outstanding Class Principal Balance of any class of offered certificates may be reduced to zero earlier or later than indicated by the tables.

    Variations in actual prepayment experience may increase or decrease the percentages of the original outstanding Class Principal Balances and the weighted average lives shown in the tables in Appendix A. Variations may occur even if the average prepayment experience of all the mortgage loans equals the indicated percentage of the CPR. There is no assurance, however, that prepayments of the mortgage loans will conform to any given percentage of the CPR.

    Based on the assumptions described above, the tables in Appendix A (which is incorporated by reference into this prospectus supplement) indicate the weighted
average lives of the [    ] Certificates and provide the percentages of the
initial outstanding Class Principal Balance of those classes of certificates that would be outstanding after each of the dates shown at various constant percentages of the CPR.

LACK OF HISTORICAL PREPAYMENT DATA

    There are no historical prepayment data available for the mortgage pool underlying the certificates. In addition, the historical prepayment data about prior securitized pools of mortgage loans of the sponsor included in static pool information [filed by the depositor with the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K] [posted by the depositor on an Internet Web site] may not be comparable to prepayments expected to be experienced by the mortgage pool.

    The depositor makes no representation that the mortgage loans will prepay in the manner or at any of the rates assumed in the tables in Appendix A or below in ' -- Yield Considerations with Respect to the [ ] Certificates.' Each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase any of the offered certificates. Since the rate of principal payments (including prepayments) on, and repurchases of, the mortgage loans will significantly affect the yields to maturity on the offered certificates (and especially the yields to maturity on
the [    ] Certificates), prospective investors are urged to consult their investment advisors as to both the anticipated rate of future principal payments (including prepayments) on the mortgage loans and the suitability of the offered certificates to their investment objectives.

YIELD CONSIDERATIONS WITH RESPECT TO THE [    ] CERTIFICATES

    [description of yield considerations with respect to interest only, principal only and other certificates]

    [The yield to maturity on the [    ] Certificates will be extremely
sensitive to the level of prepayments on the mortgage loans. ] [Prospective investors should fully consider the risks associated with an investment in the
[    ] Certificates, including the possibility that if the rate of prepayments on the mortgage loans is [faster] [slower] than expected [or an optional termination of the Trust occurs earlier than expected], investors may not fully recover their initial investments.]

    To illustrate the significance of different rates of prepayment on the
distributions on the [    ] Certificates, the tables below indicate the
approximate pre-tax yields to maturity (on a corporate bond equivalent basis) under the different percentages of the CPR indicated.

    [Any differences between the assumptions and the actual characteristics and performance of the mortgage loans and of the certificates may result in a yield to maturity being different from those shown in the tables. DISCREPANCIES BETWEEN ASSUMED AND ACTUAL CHARACTERISTICS AND PERFORMANCES UNDERSCORE

THE HYPOTHETICAL NATURE OF THE TABLES, WHICH ARE PROVIDED ONLY TO GIVE A GENERAL SENSE OF THE SENSITIVITY OF THE YIELDS TO MATURITY IN VARYING PREPAYMENT SCENARIOS. In addition, it is highly unlikely that the mortgage loans will prepay at a constant level of the CPR until maturity or that all of the mortgage loans will prepay at the same rate. The timing of changes to the rate of prepayments may significantly affect the actual yield to maturity to an investor, even if the average rate of prepayments is consistent with an investor's expectation. In general, the earlier a payment of principal on the mortgage loans, the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield to maturity of prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates will not be equally offset by a later like reduction (or increase) in the rate of prepayments.]

    The following sensitivity tables are based on the Modeling Assumptions and assume further that the certificates are purchased at the prices set forth in the tables plus accrued interest from the Cut-Off Date, where applicable.
There can be no assurance that the mortgage loans will have the assumed characteristics or will prepay at any of the rates shown below, that the purchase price of the certificates will be as assumed or that the pre-tax yields to maturity will correspond to any of the pre-tax yields shown in the tables
below. The actual prices to be paid on the [    ] Certificates have not been
determined and will depend on the characteristics of the mortgage pool as ultimately constituted. In addition to any other factors an investor may consider material, each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase a class of offered certificates.

           PRE-TAX YIELD TO MATURITY OF THE [    ] CERTIFICATES AT AN
      ASSUMED PURCHASE PRICE OF   % OF THE INITIAL [    ] NOTIONAL AMOUNT
                  PLUS ACCRUED INTEREST FROM THE CUT-OFF DATE

               PERCENTAGE OF THE CPR
----------------------------------------------------
  [ ]%       [ ]%       [ ]%       [ ]%       [ ]%
  ----       ----       ----       ----       ----

    Based on a constant prepayment rate of approximately    % of the CPR, the
assumed purchase price above, plus accrued interest from the Cut-Off Date, and the assumptions described above, the pre-tax yield to maturity of the
[    ] Certificates would be approximately 0%. If the actual prepayment rate were to exceed the rate assumed above, even for one month, while equaling that
rate for all other months, an investor in the [    ] Certificates would not
fully recover the initial purchase price of the certificates.

           PRE-TAX YIELD TO MATURITY OF THE [    ] CERTIFICATES AT AN
    ASSUMED PURCHASE PRICE OF    % OF THE INITIAL [      ] PRINCIPAL BALANCE

               PERCENTAGE OF THE CPR
----------------------------------------------------
  [ ]%       [ ]%       [ ]%       [ ]%       [ ]%
  ----       ----       ----       ----       ----

    The pre-tax yields to maturity shown in the preceding tables were calculated by determining the monthly discount rates (whether positive or negative), which, when applied to the assumed streams of cash flows to be paid on the certificates, would cause the discounted present values of those assumed streams of cash flows to equal the assumed purchase price, plus accrued interest, where applicable. These monthly discount rates were converted to corporate bond equivalent rates, which are higher than the monthly discount rates because they are based on semiannual compounding. These yields to maturity do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on these certificates and thus do not reflect the return on any investment in these certificates when any reinvestment rates other than the discount rates are considered.

[YIELD CONSIDERATIONS WITH RESPECT TO THE [ ] SUBORDINATE CERTIFICATES]

    [description of yield considerations with respect to subordinate certificates]

    [description of additional assumptions for the yield tables]

    The tables below are for illustrative purposes only and this prospectus supplement does not represent that the actual rates of prepayment and liquidation and loss severity experience of the mortgage loans will correspond to any of the assumptions made in this prospectus supplement. No assurance can be given as to the appropriateness of the tables in any particular context, nor as to whether the tables or the assumptions upon which they are based reflect present market conditions or future market performance. It is possible that those mortgage loans that are more likely to default are also less likely to experience prepayments, which means that higher prepayment speeds would not necessarily reduce the expected amount of realized losses. In addition, it is unlikely that liquidations will occur in the month of default and the timing of
liquidations may cause the pre-tax yield to maturity of the [    ] Subordinate
Certificates to differ from those shown below.

    Differences between the assumptions in the tables and the actual characteristics and performance of the mortgage loans will likely result in different yields from those shown in the tables. Because differences between assumed and actual characteristics can affect the performance of the certificates, investors should understand the hypothetical nature of the tables, which give only a general sense of the sensitivity of yields to maturity under varying, but not all, realized loss and prepayment scenarios.

                    SENSITIVITY OF PRE-TAX YIELD TO MATURITY
                     OF THE [ ] SUBORDINATE CERTIFICATES TO
                        PREPAYMENTS AND REALIZED LOSSES
                              [    ] CERTIFICATES

                                                                                                    LOSS
   PERCENTAGE                                                                                     SEVERITY
     OF SDA               [ ]% CPR                [ ]% CPR                [ ]% CPR               PERCENTAGE
     ------               --------                --------                --------               ----------
         0%                                                                                            N/A
      [  ]%                                                                                          [  ]%
      [  ]%                                                                                          [  ]%
      [  ]%                                                                                          [  ]%
      [  ]%                                                                                          [  ]%

    The following table sets forth the amount of realized losses that would be incurred with respect to the certificates in the aggregate under each of the loss scenarios in the three preceding tables, expressed as a percentage of the aggregate outstanding principal balance of the mortgage loans as of the Cut-Off
Date:

                           AGGREGATE REALIZED LOSSES

                                                                                                    LOSS
   PERCENTAGE                                                                                     SEVERITY
     OF SDA               [ ]% CPR                [ ]% CPR                [ ]% CPR               PERCENTAGE
     ------               --------                --------                --------               ----------
      [  ]%                                                                                          [  ]%
      [  ]%                                                                                          [  ]%
      [  ]%                                                                                          [  ]%
      [  ]%                                                                                          [  ]%

    The characteristics of the mortgage loans underlying the certificates will not correspond exactly to those assumed in preparing the tables above. The yield
to maturity of each class of [    ] Subordinate Certificates therefore will
differ even if all the mortgage loans prepay monthly at the related assumed prepayment rate. In addition, it is not likely that the mortgage loans will prepay at the same percentage of the CPR, and the timing of changes in the rate of prepayments may affect significantly the yield to maturity received by a
holder of a class of [    ] Subordinate Certificates.

ADDITIONAL YIELD CONSIDERATIONS APPLICABLE SOLELY TO THE CLASS R CERTIFICATES

    [The Class R Certificateholders' after-tax rate of return on their certificates will reflect their pre-tax rate of return, reduced by the taxes required to be paid with respect to the Class R Certificates. Holders of the Class R Certificates may have tax liabilities with respect to their certificates during the early years of the REMIC's term that substantially exceed any distributions payable during those years. In addition, holders of the Class R Certificates may have tax liabilities with respect to their certificates the present value of which substantially exceeds the present value of distributions payable on their certificates and of any tax benefits that may arise with respect thereto. Accordingly, the after-tax rate of return on the Class R Certificates may be negative or may otherwise be significantly adversely affected. The timing and amount of taxable income attributable to the Class R Certificates will depend on, among other things, the timing and amounts of prepayments and losses experienced by the mortgage pool.]

    [The Class R Certificateholders should consult their own tax advisors as to the effect of taxes and the receipt of any payments received in connection with the purchase of the Class R Certificates on after-tax rates of return on the Class R Certificates. See 'Material Federal Income Tax Consequences' in this prospectus supplement and in the prospectus.]

ADDITIONAL INFORMATION

    The depositor intends to file with the Securities and Exchange Commission additional yield tables and other computational materials for one or more classes of the offered certificates on a Current Report on Form 8-K. Those tables and materials were prepared by the underwriter at the request of prospective investors, based on assumptions provided by, and satisfying the special requirements of, those prospective investors. Those tables and materials are preliminary in nature and are subject to change, and may not reflect the final terms and structure of the securitization transaction. The final terms and structure of the securitization transaction are as set forth in this prospectus supplement.

                              CREDIT ENHANCEMENTS

SUBORDINATION

    [description of any subordination features]

SHIFTING OF INTERESTS

    [description of any provisions for shifting prepayments on the mortgage loans to only certain classes of certificates]

OVERCOLLATERALIZATION

    [description of any overcollateralization feature]

[MORTGAGE POOL INSURANCE POLICY] [SPECIAL HAZARD INSURANCE POLICY] [FRAUD BOND] [BANKRUPTCY BOND] [LETTER OF CREDIT] [FINANCIAL GUARANTEE INSURANCE] [RESERVE FUND]

    [description of any mortgage pool insurance policy, special hazard insurance policy, fraud bond, bankruptcy bond, letter of credit, financial guarantee insurance or reserve fund, including any limits to the payment of claims]

    [description of the provider of any mortgage pool insurance policy, special hazard insurance policy, fraud bond, bankruptcy bond, letter of credit, financial guarantee insurance or reserve fund, to the extent required by
Item 1114 of Regulation AB, 17 CFR 229.1100 et seq.]

                         [OTHER FINANCIAL OBLIGATIONS]

    [description of any other financial obligations related to the certificates, which will be limited to swaps, yield supplement agreements, purchase obligations and mandatory auctions as described in the prospectus, and description of the derivative counterparty, to the extent required by Item 1114 of Regulation AB, 17 CFR 229.1115 et seq.]

                              [LEGAL PROCEEDINGS]

    [description of any material pending legal proceedings against the sponsor, the depositor, the Trust, any trustee, servicer or originator, or any other transaction party, to the extent required by Item 1117 of Regulation AB, 17 CFR
229.1115 et seq.]

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

    [For federal income tax purposes, the servicer will cause a REMIC election to be made with respect to the Trust. The offered certificates, other than the Class R Certificates, will represent ownership of REMIC regular interests and will generally represent ownership of debt for federal income tax purposes. For federal income tax purposes, the Class R Certificates will represent ownership of the residual interest in the REMIC.]

    [All interest and original issue discount ('OID') on the offered certificates will be includable in certificateholders' income using the accrual method of accounting regardless of the certificateholders' usual methods of accounting. In preparing federal income tax reports to certificateholders and
the Internal Revenue Service, the servicer will treat the [    ] Certificates as
having been issued with OID. The prepayment assumption that will be used in determining the rate of accrual of OID and market discount, if any, for federal
income tax purposes is [      ], as described in this prospectus supplement
under 'Yield and Prepayment Considerations.' This prospectus supplement does not represent that the mortgage loans will prepay at any given percentage of the
[      ].]

    [description of other material federal income tax considerations]

SPECIAL TAX CONSIDERATIONS APPLICABLE TO THE RESIDUAL CERTIFICATES

    [description of additional material federal income tax matters applicable solely to the residual certificates]

    For further information regarding the federal income tax consequences of investing in the certificates, see 'Material Federal Income Tax Consequences' in the prospectus.

                        CERTAIN LEGAL INVESTMENT ASPECTS

    For purposes of the Secondary Mortgage Market Enhancement Act of 1984, or
SMMEA, the offered certificates, [other than the [    ] Certificates,] will
constitute 'mortgage related securities' when they are issued. These mortgage related securities, or SMMEA Certificates, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies, and pension funds) created pursuant to or existing under the laws of the United States, or of any state, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality of the United States constitute legal investments for those entities. Under SMMEA, if a state enacted legislation before October 4, 1991 specifically limiting the legal investment authority of any type of those entities in 'mortgage related securities,' the SMMEA Certificates will constitute legal investments for those types of entities only to the extent provided by the legislation. Some states have enacted such legislation. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates, constitute legal investments for them.

    SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with the SMMEA Certificates without limitation as to the percentage of their assets represented by the SMMEA Certificates, federal credit unions may invest in the SMMEA Certificates and national banks may purchase the SMMEA Certificates for their own accounts without regard to the limitations generally applicable to investment securities prescribed by 12 U.S.C. 24 (Seventh), in each case subject to such regulations as the applicable federal regulatory authority may adopt.

    Institutions whose investment activities are subject to review by some regulatory authorities may be or may become subject to restrictions on investment in the offered certificates, which could be retroactively imposed. The Federal Financial Institutions Examination Council, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision and the National Credit Union Administration have adopted guidelines, and have proposed policies, regarding the suitability of investments in various types of derivative mortgage-backed securities, including securities such as the offered certificates. In addition, several states have adopted or are considering regulations that would prohibit regulated institutions subject to their jurisdiction from holding mortgage-backed securities such as the offered certificates. When adopted, the regulations could apply to the offered certificates retroactively. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them.

    There may be other restrictions on the ability of some investors, including depository institutions, either to purchase the offered certificates or to purchase the offered certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them.

                              ERISA CONSIDERATIONS

    ERISA and Section 4975 of the Internal Revenue Code contain provisions that may affect a fiduciary of an employee benefit plan or other plan or arrangement, such as an individual retirement account. Plans, insurance companies or other persons investing Plan Assets (see 'ERISA Considerations -- Plan Asset Regulation' in the prospectus) should carefully review with their legal counsel whether owning offered certificates is permitted under ERISA or Section 4975 of the Internal Revenue Code. The Underwriter's Exemption or the WCC Exemption, as described under 'ERISA Considerations -- Underwriter's and WCC Exemption' in the prospectus, may provide an exemption from restrictions imposed by ERISA or
Section 4975 of the Internal Revenue Code and may permit a Plan to own, or Plan Assets to be used to purchase, the offered certificates [other than the
[    ] Certificates]. However, both the Underwriter's Exemption and the WCC
Exemption contain several conditions, including the requirement that an affected Plan must be an 'accredited investor' as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. In addition, in order to assure the inapplicability of certain restrictions imposed by Section 406(b)(1) and (2) of ERISA and
Section 4975(c)(1)(E) of the Code in connection with the initial issuance of the certificates, each Plan or person using Plan Assets of any Plan that acquires offered certificates from the underwriters named in this prospectus supplement or from Washington Mutual Bank or any of its affiliates shall be deemed to represent and warrant that (i) no person who has discretionary authority or renders investment advice with respect to such acquisition of such offered certificates (and no affiliate of such person) is a mortgagor with respect to more than 5% of the mortgage loans, (ii) such Plan's investment in any class of offered certificates does not and will exceed 25% of all of the offered certificates of that class at the time such investment is made, and
(iii) immediately after such investment is made, no more than 25% of the assets of such Plan is invested in securities representing an interest in a trust or other issuer containing assets sold or serviced by the same entity (provided that an entity will not be considered to service assets contained in a trust or other issuer if it is merely a subservicer with respect to such trust or issuer).

    The Underwriter's Exemption, the WCC Exemption or any similar exemption that might be available, will likely not apply to the purchase, sale or holding of
the [    ] Certificates. Therefore, the trustee will not register transfers of those certificates to a Plan, a trustee or other person acting on behalf of any Plan or any other person using Plan Assets to purchase those certificates without first receiving an opinion of counsel. The opinion of counsel must:

             be satisfactory to the depositor and the trustee;

             not be at the expense of the depositor, the Trust, the trustee, the Delaware trustee or the servicer; and

             conclude that the purchase of the certificates by or on behalf of the Plan:

                 is permissible under applicable law;

                 will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code; and

                 will not subject the depositor, the Trust, the trustee, the Delaware trustee or the servicer to any obligation in addition to those undertaken in the pooling agreement.

    [Pursuant to the Underwriter's Exemption or the WCC Exemption, Plans may
purchase and hold subordinate certificates such as the [    ] Certificates if
they are rated 'BBB-' or better at the time of purchase. See 'ERISA Considerations -- Underwriter's and WCC Exemption' in the prospectus. A Plan, or other purchaser acting on its behalf or with Plan Assets, that purchases the
[    ] Certificates will be deemed to have represented that:

             the rating condition was satisfied at the time of purchase;
             or

             the following conditions are satisfied:

                 it is an insurance company;

                 the source of funds used to acquire or hold the certificates is an 'insurance company general account' as that term is defined in PTCE 95-60; and

                 the conditions in Sections I and III of PTCE 95-60 have been satisfied.

    The pooling agreement will require that if neither condition is satisfied the Plan, or other purchaser acting on its behalf or with Plan Assets, will:

             indemnify and hold harmless the depositor, the trustee, the Delaware trustee, the servicer, the underwriters and the Trust from and against all liabilities, claims, costs or expenses incurred by them as a result of the purchase; and

             be disregarded as purchaser and the immediately preceding permitted beneficial owner will be treated as the beneficial owner of that certificate.]

    [The Underwriter's Exemption also provides exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates or similar securities. This portion of the Underwriter's Exemption generally allows Subsequent Loans supporting payments to certificateholders, and having a value equal to no more than 25% of the total principal amount of the certificates, to be transferred to the Trust during the Pre-Funding Period, instead of requiring that all the mortgage loans be either identified or transferred on or before the Closing Date. In general, the relief applies to the purchase, sale and holding of certificates which otherwise qualify for the Underwriter's Exemption, provided that the following general conditions are met:

             The ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the offered certificates must not exceed 25%.

             All Subsequent Loans transferred to the Trust after the Closing Date must meet the same terms and conditions for eligibility as the initial mortgage loans used to create the Trust, which terms and conditions have been approved by one of the rating agencies.

             The transfer of the Subsequent Loans to the Trust during the Pre-Funding Period must not result in the certificates receiving a lower credit rating from a rating agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the certificates by the Trust.

             Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for all of the mortgage loans in the Trust at the end of the Pre-Funding Period must not be more than 100 basis points lower than the weighted average annual percentage interest rate for the mortgage loans that were transferred to the Trust on the Closing Date.

             Either:

                 the characteristics of the Subsequent Loans must be monitored by an insurer or other credit support provider which is independent of WaMu Asset Acceptance Corp.; or

                 an independent accountant retained by WaMu Asset Acceptance Corp. must provide WaMu Asset Acceptance Corp. with a letter, with copies provided to the rating agencies rating the certificates, the underwriter of the offered certificates and the trustee, stating whether or not the characteristics of the Subsequent Loans conform to the characteristics described in the prospectus supplement and the pooling agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the mortgage loans that were transferred to the Trust as of the Closing Date.

             The Pre-Funding Period must end no later than three months or 90 days after the Closing Date, or earlier if the Pre-Funding Account falls below the minimum level specified in, or an event of default occurs under, the pooling agreement.

             The prospectus or prospectus supplement must describe the duration of the Pre-Funding Period.

             Amounts transferred to the Pre-Funding Account and any capitalized interest account used in connection with the pre-funding may be invested only in cash or in investments that are permitted by the rating agencies rating the certificates, and the permitted investment must be described in the pooling agreement and must:

                 be direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided that the obligations are backed by the full faith and credit of the United States; or

                 have been rated, or the obligor has been rated, in one of the three highest generic rating categories by one of the rating agencies.

             The trustee, or any agent with which the trustee contracts to provide trust services, must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities as a fiduciary under ERISA. The trustee, as legal owner of the Trust, must be obligated to enforce all the rights created in favor of certificateholders of the Trust, including Plans.]

    [description of any other material ERISA considerations]

    Any fiduciary or other investor of Plan Assets that proposes to own the offered certificates on behalf of or with Plan Assets of any Plan should consult with legal counsel about: (i) whether the specific and general conditions and the other requirements in the Underwriter's Exemption or the WCC Exemption would be satisfied, or whether any other prohibited transaction exemption would apply, and (ii) the application of the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code to the proposed investment. See 'ERISA Considerations' in the prospectus.

    This prospectus supplement makes no representation that the sale of any of the offered certificates to a Plan or other purchaser acting on its behalf meets any relevant legal requirement for investments by Plans generally or any particular Plan, or that the investment is appropriate for Plans generally or any particular Plan.

                             METHOD OF DISTRIBUTION

    The depositor has agreed to sell to the underwriter, and the underwriter has agreed to purchase, all of the offered certificates [(other than the 0.01% percentage interest of the Class R Certificates that the servicer will own)]. An underwriting agreement between the depositor and the underwriter governs the sale of the offered certificates. The aggregate proceeds (excluding accrued interest) to the depositor from the sale of the offered certificates, before
deducting expenses estimated to be $      , will be approximately    % of the
initial aggregate principal balance of the offered certificates. Under the underwriting agreement, the underwriter has agreed to take and pay for all of the offered certificates, if any are taken. The underwriter will distribute the offered certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The difference between the purchase price for the offered certificates paid to the depositor and the proceeds from the sale of the offered certificates realized by the underwriter will constitute underwriting discounts and commissions.

    The depositor [and [      ]] have agreed to indemnify the underwriter
against some civil liabilities, including liabilities under the Securities Act of 1933, that are based on a claim that the prospectus, this prospectus supplement or the related registration statement, as from time to time amended or supplemented, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading (unless such statement or omission was made in reliance upon, and in
conformity with, written information furnished to the depositor [or [      ]] by
the underwriter).

                                 LEGAL MATTERS

    The depositor's counsel, Orrick, Herrington & Sutcliffe LLP, San Francisco, California, and its Delaware counsel, Richards, Layton & Finger, P.A., Wilmington, Delaware, will deliver legal opinions required by the underwriting
agreement. [      ] will pass upon certain legal matters on behalf of the
underwriter.

                              CERTIFICATE RATINGS

    It is a condition to the issuance of the offered certificates that they
receive the ratings from [      ] indicated:

                                       RATING AGENCY
                               ------------------------------
CLASS                               [ ]             [ ]
-----                               ---             ---

                                       RATING AGENCY
                               ------------------------------
CLASS                               [ ]             [ ]
-----                               ---             ---

    A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. The rating assigned to each class of offered certificates by each rating agency is based on that rating agency's independent evaluation of that class of certificates. The rating assigned to a class of offered certificates by one rating agency may not correspond to any rating assigned to that class by any other rating agency.

    The ratings assigned to this issue do not constitute a recommendation to purchase or sell these securities. Rather, they are an indication of the likelihood of the payment of principal and interest as set forth in the transaction documentation. The ratings do not address the effect on the certificates' yield attributable to prepayments or recoveries on the underlying mortgage loans. [Further, the ratings on the Interest Only Certificates do not address whether investors will recover their initial investment. Additionally, the ratings on the Principal Only Certificates address only the return of the applicable Class Principal Balance, and the ratings on the Class R Certificates address only the return of the Class R Principal Balance and interest on that balance at the stated rate.]

    The ratings on the offered certificates address the likelihood of the receipt by certificateholders of all distributions with respect to the underlying mortgage loans to which they are entitled. The ratings do not represent any assessment of the likelihood that the rate of principal prepayments by mortgagors might differ from those originally anticipated. As a result of differences in the rate of principal prepayments, certificateholders might suffer a lower than anticipated yield to maturity. See 'Risk Factors' and 'Yield and Prepayment Considerations' in this prospectus supplement.

    The depositor has not requested a rating on the offered certificates by any
rating agency other than [      ]. However, there can be no assurance as to
whether any other rating agency will rate the offered certificates, or, if it does, what rating would be assigned by any other rating agency. A rating on the offered certificates by another rating agency, if assigned at all, may be lower
than the rating assigned to the offered certificates by [      ].

                                                                   APPENDIX A'D'

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING
            AT VARIOUS PERCENTAGES OF THE CONSTANT PREPAYMENT RATE*

                                       CLASS                              CLASS
                          --------------------------------   --------------------------------
DISTRIBUTION DATE          %      %      %      %      %      %      %      %      %      %
-----------------          -      -      -      -      -      -      -      -      -      -
Initial Percentages.....
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
Weighted Average Life
 (in years)(1)..........

                                         CLASS
                          -----------------------------------
DISTRIBUTION DATE           %        %      %      %      %
-----------------           -        -      -      -      -
Initial Percentages.....
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
Weighted Average Life
 (in years)(1)..........

---------
 'D' The following tables have been prepared based on the assumptions described in this prospectus supplement under 'Yield and Prepayment Considerations' (including the assumptions regarding the characteristics and performance of the mortgage loans which differ or may differ from their actual characteristics and performance) and should be read in conjunction with that section.

  *  Rounded to the nearest 1%.

 (1) The weighted average life of any class of certificates is determined by
     (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificate to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.

[SAMPLE MORTGAGE LOAN TABLES FOR SERIES BACKED BY ADJUSTABLE-RATE MORTGAGE LOANS
   (A SUBSET OF WHICH TABLES WILL BE INCLUDED FOR SERIES BACKED BY FIXED-RATE
                        MORTGAGE LOANS, AS APPLICABLE)]
                                  LOAN GROUP 1

                                                                      APPENDIX B

             MORTGAGE INTEREST RATES OF THE GROUP 1 LOANS
----------------------------------------------------------------------
                                         AGGREGATE        PERCENTAGE
                                         PRINCIPAL          OF THE
                                      BALANCE OF THE      AGGREGATE
                          NUMBER OF      MORTGAGE         PRINCIPAL
   MORTGAGE INTEREST      MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
        RATE (%)            LOANS      CUT-OFF DATE     GROUP 1 LOANS
----------------------------------------------------------------------
3.295...................
3.573...................
3.673...................
3.723...................
3.773...................
3.843...................
3.873...................
3.923...................
3.943...................
3.973...................
3.983...................
4.013...................
4.023...................
4.053...................
4.073...................
4.078...................
4.083...................
4.093...................
4.113...................
4.123...................
4.158...................
4.163...................
4.173...................
4.183...................
4.193...................
4.223...................
4.228...................
4.233...................
4.243...................
4.253...................
4.258...................
4.263...................
4.273...................
4.293...................
4.303...................
4.313...................
4.333...................
4.368...................
4.373...................
4.383...................
4.393...................
4.408...................
4.423...................
4.433...................
4.443...................
4.473...................
4.478...................
4.483...................
4.493...................
4.503...................
4.508...................
4.513...................
4.523...................
4.573...................
4.583...................
4.623...................
4.643...................
4.653...................
4.663...................
4.673...................
4.688...................
4.693...................
4.703...................
4.733...................
4.763...................
4.773...................
4.793...................
4.803...................
4.808...................
4.833...................
4.843...................
4.913...................
4.943...................
4.948...................
4.983...................
5.003...................
5.043...................
5.193...................
5.323...................
                            -----     ---------------       ------
  Total.................                                    100.00%
                            -----     ---------------       ------
                            -----     ---------------       ------



               PASS-THROUGH RATES OF THE GROUP 1 LOANS
----------------------------------------------------------------------
                                 AGGREGATE                  WEIGHTED
                                 PRINCIPAL      WEIGHTED     AVERAGE
                              BALANCE OF THE    AVERAGE     SCHEDULED
                                 MORTGAGE       MORTGAGE    REMAINING
        PASS-THROUGH          LOANS AS OF THE   INTEREST      TERM
         RATES (%)             CUT-OFF DATE      RATES     (IN MONTHS)
----------------------------------------------------------------------
2.870.......................
3.148.......................
3.248.......................
3.298.......................
3.348.......................
3.418.......................
3.448.......................
3.498.......................
3.518.......................
3.548.......................
3.558.......................
3.588.......................
3.598.......................
3.628.......................
3.648.......................
3.653.......................
3.658.......................
3.668.......................
3.688.......................
3.698.......................
3.733.......................
3.738.......................
3.748.......................
3.758.......................
3.768.......................
3.798.......................
3.803.......................
3.808.......................
3.818.......................
3.828.......................
3.833.......................
3.838.......................
3.848.......................
3.868.......................
3.878.......................
3.888.......................
3.908.......................
3.943.......................
3.948.......................
3.958.......................
3.968.......................
3.983.......................
3.998.......................
4.008.......................
4.018.......................
4.048.......................
4.053.......................
4.058.......................
4.068.......................
4.078.......................
4.083.......................
4.088.......................
4.098.......................
4.148.......................
4.158.......................
4.198.......................
4.218.......................
4.228.......................
4.238.......................
4.248.......................
4.263.......................
4.268.......................
4.278.......................
4.308.......................
4.338.......................
4.348.......................
4.368.......................
4.378.......................
4.383.......................
4.408.......................
4.418.......................
4.488.......................
4.518.......................
4.523.......................
4.558.......................
4.578.......................
4.618.......................
4.768.......................
4.898.......................
                              ---------------    -----         ---
  Total.....................                          *           *
                              ---------------
                              ---------------

* Represents a weighted average of all the group 1 loans.

    As of the Cut-Off Date, the Pass-Through Rate for the group 1 loans is
approximately    % per annum.

                                  LOAN GROUP 1

            ORIGINAL PRINCIPAL BALANCES OF THE GROUP 1 LOANS
-------------------------------------------------------------------------
                                            AGGREGATE        PERCENTAGE
                                            PRINCIPAL          OF THE
                                         BALANCE OF THE      AGGREGATE
                             NUMBER OF      MORTGAGE         PRINCIPAL
     RANGE OF ORIGINAL       MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
    PRINCIPAL BALANCES         LOANS      CUT-OFF DATE     GROUP 1 LOANS
-------------------------------------------------------------------------
$50,000 or less............
$ 50,001 -  75,000.........
$ 75,001 - 100,000.........
$100,001 - 150,000.........
$150,001 - 200,000.........
$200,001 - 250,000.........
$250,001 - 300,000.........
$300,001 - 350,000.........
$350,001 - 400,000.........
$400,001 - 450,000.........
$450,001 - 500,000.........
$500,001 - 550,000.........
$550,001 - 600,000.........
$600,001 - 650,000.........
$650,001 - 700,000.........
                               -----     ---------------       ------
  Total....................                                    100.00%
                               -----     ---------------       ------
                               -----     ---------------       ------

    As of the Cut-Off Date, the principal balances of the group 1 loans ranged
from approximately     to      with an average of approximately      .

            CURRENT LOAN-TO-VALUE RATIOS OF THE GROUP 1 LOANS
-------------------------------------------------------------------------
                                            AGGREGATE        PERCENTAGE
                                            PRINCIPAL          OF THE
                                         BALANCE OF THE      AGGREGATE
                             NUMBER OF      MORTGAGE         PRINCIPAL
   CURRENT LOAN-TO-VALUE     MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
         RATIO (%)             LOANS      CUT-OFF DATE     GROUP 1 LOANS
-------------------------------------------------------------------------
60.00 or less..............
60.01 - 70.00..............
70.01 - 75.00..............
75.01 - 80.00..............
80.01 - 85.00..............
85.01 - 90.00..............
90.01 - 95.00..............
                               -----     ---------------       ------
  Total....................                                    100.00%
                               -----     ---------------       ------
                               -----     ---------------       ------

    At origination, the weighted average loan-to-value ratio of the group 1
loans was approximately    . As of the Cut-Off Date, the weighted average
loan-to-value ratio of the group 1 loans was approximately    .

       TYPES OF MORTGAGED PROPERTIES SECURING OF THE GROUP 1 LOANS
-------------------------------------------------------------------------
                                            AGGREGATE        PERCENTAGE
                                            PRINCIPAL          OF THE
                                         BALANCE OF THE      AGGREGATE
                             NUMBER OF      MORTGAGE         PRINCIPAL
                             MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
       PROPERTY TYPE           LOANS      CUT-OFF DATE     GROUP 1 LOANS
-------------------------------------------------------------------------
Single Family Detached.....
Duplex.....................
Triplex....................
Fourplex...................
Townhouse..................
Condominium................
Housing Cooperative........
                               -----     ---------------       ------
  Total....................                                    100.00%
                               -----     ---------------       ------
                               -----     ---------------       ------



         GEOGRAPHIC DISTRIBUTION BY STATE OF THE GROUP 1 LOANS
------------------------------------------------------------------------
                                           AGGREGATE        PERCENTAGE
                                           PRINCIPAL          OF THE
                                        BALANCE OF THE      AGGREGATE
                            NUMBER OF      MORTGAGE         PRINCIPAL
                            MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
          STATE               LOANS      CUT-OFF DATE     GROUP 1 LOANS
------------------------------------------------------------------------
Arizona...................
California................
Colorado..................
Connecticut...............
Delaware..................
District of Columbia......
Florida...................
Georgia...................
Idaho.....................
Illinois..................
Indiana...................
Kentucky..................
Maryland..................
Massachusetts.............
Michigan..................
Minnesota.................
Missouri..................
Nevada....................
New Hampshire.............
New Jersey................
New York..................
North Carolina............
Ohio......................
Oregon....................
Pennsylvania..............
Rhode Island..............
South Carolina............
Texas.....................
Utah......................
Virginia..................
Washington................
Wisconsin.................
                              -----     ---------------       ------
  Total...................                                    100.00%
                              -----     ---------------       ------
                              -----     ---------------       ------

    No more than approximately % of the group 1 loans will be secured by mortgaged properties in any one California zip code area, and no more than
approximately   of the group 1 loans will be secured by mortgaged properties in any single zip code area outside of California.

                                  LOAN GROUP 1

                 INTEREST RATE FLOOR OF THE GROUP 1 LOANS
---------------------------------------------------------------------------
                                              AGGREGATE        PERCENTAGE
                                              PRINCIPAL          OF THE
                                           BALANCE OF THE      AGGREGATE
                               NUMBER OF      MORTGAGE         PRINCIPAL
                               MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
   INTEREST RATE FLOOR (%)       LOANS      CUT-OFF DATE     GROUP 1 LOANS
---------------------------------------------------------------------------
1.522........................
1.800........................
1.900........................
1.950........................
2.000........................
2.070........................
2.100........................
2.150........................
2.170........................
2.200........................
2.210........................
2.240........................
2.250........................
2.280........................
2.300........................
2.305........................
2.310........................
2.320........................
2.340........................
2.350........................
2.385........................
2.390........................
2.400........................
2.410........................
2.420........................
2.450........................
2.455........................
2.460........................
2.470........................
2.480........................
2.485........................
2.490........................
2.500........................
2.520........................
2.530........................
2.540........................
2.560........................
2.595........................
2.600........................
2.610........................
2.620........................
2.635........................
2.650........................
2.660........................
2.670........................
2.700........................
2.705........................
2.710........................
2.720........................
2.730........................
2.735........................
2.740........................
2.750........................
2.800........................
2.810........................
2.850........................
2.870........................
2.880........................
2.890........................
2.900........................
2.915........................
2.920........................
2.930........................
2.960........................
2.990........................
3.000........................
3.020........................
3.030........................
3.035........................
3.060........................
3.070........................
3.140........................
3.170........................
3.175........................
3.210........................
3.230........................
3.270........................
3.420........................
3.550........................
                                 -----     ---------------       ------
  Total......................                                    100.00%
                                 -----     ---------------       ------
                                 -----     ---------------       ------



               SCHEDULED MATURITY YEARS OF THE GROUP 1 LOANS
---------------------------------------------------------------------------
                                              AGGREGATE        PERCENTAGE
                                              PRINCIPAL          OF THE
                                           BALANCE OF THE      AGGREGATE
                               NUMBER OF      MORTGAGE         PRINCIPAL
                               MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
      YEAR OF MATURITY           LOANS      CUT-OFF DATE     GROUP 1 LOANS
---------------------------------------------------------------------------
2019.........................
2034.........................
2044.........................
                                 -----     ---------------       ------
  Total......................                                    100.00%
                                 -----     ---------------       ------
                                 -----     ---------------       ------

    The weighted average remaining term of the group 1 loans as of the Cut-Off
Date is approximately     months.
    The latest scheduled maturity of any of the group 1 loans is         .

             DOCUMENTATION PROGRAM TYPES OF THE GROUP 1 LOANS
---------------------------------------------------------------------------
                                              AGGREGATE        PERCENTAGE
                                              PRINCIPAL          OF THE
                                           BALANCE OF THE      AGGREGATE
                               NUMBER OF      MORTGAGE         PRINCIPAL
     LOAN DOCUMENTATION        MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
        PROGRAM TYPE             LOANS      CUT-OFF DATE     GROUP 1 LOANS
---------------------------------------------------------------------------
Full Documentation*..........
Reduced Documentation........
                                 -----     ---------------       ------
  Total......................                                    100.00%
                                 -----     ---------------       ------
                                 -----     ---------------       ------

* Includes mortgage loans with less than full documentation when the documentation requirement is established by an agency (Fannie Mae or Freddie
  Mac) automated underwriting system.
    As of the Cut-Off Date, the weighted average loan-to-value ratio of the group 1 loans originated under a reduced documentation program was approximately
   .

                       PURPOSE OF THE GROUP 1 LOANS
---------------------------------------------------------------------------
                                              AGGREGATE        PERCENTAGE
                                              PRINCIPAL          OF THE
                                           BALANCE OF THE      AGGREGATE
                               NUMBER OF      MORTGAGE         PRINCIPAL
                               MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
       PURPOSE OF LOAN           LOANS      CUT-OFF DATE     GROUP 1 LOANS
---------------------------------------------------------------------------
Purchase Loans...............
Rate/Term Refinances.........
Cash Out Refinances..........
                                 -----     ---------------       ------
  Total......................                                    100.00%
                                 -----     ---------------       ------
                                 -----     ---------------       ------

          YEARS OF INITIAL MONTHLY PAYMENTS FOR THE GROUP 1 LOANS
----------------------------------------------------------------------------
                                               AGGREGATE        PERCENTAGE
                                               PRINCIPAL          OF THE
                                            BALANCE OF THE      AGGREGATE
                                NUMBER OF      MORTGAGE         PRINCIPAL
       YEAR OF INITIAL          MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
       MONTHLY PAYMENT            LOANS      CUT-OFF DATE     GROUP 1 LOANS
----------------------------------------------------------------------------
2004..........................
2005..........................
                                  -----     ---------------       ------
  Total.......................                                    100.00%
                                  -----     ---------------       ------
                                  -----     ---------------       ------

                   OCCUPANCY STATUS OF THE GROUP 1 LOANS
---------------------------------------------------------------------------
                                              AGGREGATE        PERCENTAGE
                                              PRINCIPAL          OF THE
                                           BALANCE OF THE      AGGREGATE
                               NUMBER OF      MORTGAGE         PRINCIPAL
                               MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
      OCCUPANCY STATUS           LOANS      CUT-OFF DATE     GROUP 1 LOANS
---------------------------------------------------------------------------
Owner Occupied...............
Owner Occupied -- 2nd Home...
Non-Owner Occupied...........
                                 -----     ---------------       ------
  Total......................                                    100.00%
                                 -----     ---------------       ------
                                 -----     ---------------       ------

              CREDIT SCORE DISTRIBUTION OF THE GROUP 1 LOANS
---------------------------------------------------------------------------
                                              AGGREGATE        PERCENTAGE
                                              PRINCIPAL          OF THE
                                           BALANCE OF THE      AGGREGATE
                               NUMBER OF      MORTGAGE         PRINCIPAL
                               MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
        CREDIT SCORE             LOANS      CUT-OFF DATE     GROUP 1 LOANS
---------------------------------------------------------------------------
599 or less..................
600 - 619....................
620 - 639....................
640 - 659....................
660 - 679....................
680 - 699....................
700 - 719....................
720 - 739....................
740 - 759....................
760 - 779....................
780 - 799....................
800 or greater...............
                                 -----     ---------------       ------
  Total......................                                    100.00%
                                 -----     ---------------       ------
                                 -----     ---------------       ------

    As of the Cut-Off Date, the weighted average credit score of the group 1 loans was approximately .

                                  LOAN GROUP 1

                      MARGINS OF THE GROUP 1 LOANS
------------------------------------------------------------------------
                                           AGGREGATE        PERCENTAGE
                                           PRINCIPAL          OF THE
                                        BALANCE OF THE      AGGREGATE
                            NUMBER OF      MORTGAGE         PRINCIPAL
                            MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
        MARGIN (%)            LOANS      CUT-OFF DATE     GROUP 1 LOANS
------------------------------------------------------------------------
1.522.....................
1.800.....................
1.900.....................
1.950.....................
2.000.....................
2.070.....................
2.100.....................
2.150.....................
2.170.....................
2.200.....................
2.210.....................
2.240.....................
2.250.....................
2.280.....................
2.300.....................
2.305.....................
2.310.....................
2.320.....................
2.340.....................
2.350.....................
2.385.....................
2.390.....................
2.400.....................
2.410.....................
2.420.....................
2.450.....................
2.455.....................
2.460.....................
2.470.....................
2.480.....................
2.485.....................
2.490.....................
2.500.....................
2.520.....................
2.530.....................
2.540.....................
2.560.....................
2.595.....................
2.600.....................
2.610.....................
2.620.....................
2.635.....................
2.650.....................
2.660.....................
2.670.....................
2.700.....................
2.705.....................
2.710.....................
2.720.....................
2.730.....................
2.735.....................
2.740.....................
2.750.....................
2.800.....................
2.810.....................
2.850.....................
2.870.....................
2.880.....................
2.890.....................
2.900.....................
2.915.....................
2.920.....................
2.930.....................
2.960.....................
2.990.....................
3.000.....................
3.020.....................
3.030.....................
3.035.....................
3.060.....................
3.070.....................
3.140.....................
3.170.....................
3.175.....................
3.210.....................
3.230.....................
3.270.....................
3.420.....................
3.550.....................
                              -----     ---------------       ------
  Total...................                                    100.00%
                              -----     ---------------       ------
                              -----     ---------------       ------



        FIRST INTEREST RATE ADJUSTMENT DATE OF THE GROUP 1 LOANS
------------------------------------------------------------------------
                                           AGGREGATE        PERCENTAGE
                                           PRINCIPAL          OF THE
                                        BALANCE OF THE      AGGREGATE
                            NUMBER OF      MORTGAGE         PRINCIPAL
                            MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
        MONTH/YEAR            LOANS      CUT-OFF DATE     GROUP 1 LOANS
------------------------------------------------------------------------
10/2004...................
11/2004...................
12/2004...................
01/2005...................
                              -----     ---------------       ------
  Total...................                                    100.00%
                              -----     ---------------       ------
                              -----     ---------------       ------

                  ORIGINAL TERMS OF THE GROUP 1 LOANS
------------------------------------------------------------------------
                                           AGGREGATE        PERCENTAGE
                                           PRINCIPAL          OF THE
                                        BALANCE OF THE      AGGREGATE
                            NUMBER OF      MORTGAGE         PRINCIPAL
        LOAN TERM           MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
       (IN MONTHS)            LOANS      CUT-OFF DATE     GROUP 1 LOANS
------------------------------------------------------------------------
180.......................
360.......................
480.......................
                              -----     ---------------       ------
  Total...................                                    100.00%
                              -----     ---------------       ------
                              -----     ---------------       ------

               INTEREST RATE CEILING OF THE GROUP 1 LOANS
------------------------------------------------------------------------
                                           AGGREGATE        PERCENTAGE
                                           PRINCIPAL          OF THE
                                        BALANCE OF THE      AGGREGATE
                            NUMBER OF      MORTGAGE         PRINCIPAL
                            MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
     CEILING RATE (%)         LOANS      CUT-OFF DATE     GROUP 1 LOANS
------------------------------------------------------------------------
 9.950....................
 9.985....................
10.055....................
10.090....................
10.105....................
10.160....................
10.195....................
10.230....................
10.265....................
10.300....................
10.335....................
10.350....................
10.358....................
10.370....................
10.385....................
10.450....................
10.490....................
10.525....................
10.560....................
10.580....................
10.770....................
13.600....................
                              -----     ---------------       ------
  Total...................                                    100.00%
                              -----     ---------------       ------
                              -----     ---------------       ------

                                  LOAN GROUP 2

             MORTGAGE INTEREST RATES OF THE GROUP 2 LOANS
----------------------------------------------------------------------
                                        AGGREGATE         PERCENTAGE
                                        PRINCIPAL           OF THE
                                     BALANCE OF THE       AGGREGATE
                        NUMBER OF       MORTGAGE          PRINCIPAL
  MORTGAGE INTEREST     MORTGAGE     LOANS AS OF THE    BALANCE OF ALL
       RATE (%)           LOANS       CUT-OFF DATE      GROUP 2 LOANS
----------------------------------------------------------------------
3.193.................
3.295.................
3.523.................
3.673.................
3.773.................
3.843.................
3.873.................
3.923.................
3.948.................
3.973.................
3.983.................
4.015.................
4.023.................
4.043.................
4.048.................
4.053.................
4.063.................
4.073.................
4.113.................
4.123.................
4.128.................
4.133.................
4.143.................
4.148.................
4.173.................
4.183.................
4.193.................
4.203.................
4.218.................
4.223.................
4.228.................
4.233.................
4.253.................
4.263.................
4.273.................
4.293.................
4.298.................
4.303.................
4.313.................
4.323.................
4.333.................
4.363.................
4.368.................
4.373.................
4.393.................
4.403.................
4.408.................
4.423.................
4.433.................
4.438.................
4.443.................
4.468.................
4.473.................
4.478.................
4.508.................
4.513.................
4.543.................
4.548.................
4.583.................
4.618.................
4.623.................
4.643.................
4.673.................
4.688.................
4.723.................
4.733.................
4.753.................
4.758.................
4.773.................
4.783.................
4.793.................
4.913.................
4.968.................
4.973.................
4.983.................
5.003.................
5.193.................
5.403.................
                          -----     -----------------       ------
  Total...............                                      100.00%
                          -----     -----------------       ------
                          -----     -----------------       ------



               PASS-THROUGH RATES OF THE GROUP 2 LOANS
----------------------------------------------------------------------
                                AGGREGATE                   WEIGHTED
                                PRINCIPAL       WEIGHTED     AVERAGE
                             BALANCE OF THE     AVERAGE     SCHEDULED
                                MORTGAGE        MORTGAGE    REMAINING
       PASS-THROUGH          LOANS AS OF THE    INTEREST      TERM
        RATES (%)             CUT-OFF DATE       RATES     (IN MONTHS)
----------------------------------------------------------------------
2.768.....................
2.870.....................
3.098.....................
3.248.....................
3.348.....................
3.418.....................
3.448.....................
3.498.....................
3.523.....................
3.548.....................
3.558.....................
3.590.....................
3.598.....................
3.618.....................
3.623.....................
3.628.....................
3.638.....................
3.648.....................
3.688.....................
3.698.....................
3.703.....................
3.708.....................
3.718.....................
3.723.....................
3.748.....................
3.758.....................
3.768.....................
3.778.....................
3.793.....................
3.798.....................
3.803.....................
3.808.....................
3.828.....................
3.838.....................
3.848.....................
3.868.....................
3.873.....................
3.878.....................
3.888.....................
3.898.....................
3.908.....................
3.938.....................
3.943.....................
3.948.....................
3.968.....................
3.978.....................
3.983.....................
3.998.....................
4.008.....................
4.013.....................
4.018.....................
4.043.....................
4.048.....................
4.053.....................
4.083.....................
4.088.....................
4.118.....................
4.123.....................
4.158.....................
4.193.....................
4.198.....................
4.218.....................
4.248.....................
4.263.....................
4.298.....................
4.308.....................
4.328.....................
4.333.....................
4.348.....................
4.358.....................
4.368.....................
4.488.....................
4.543.....................
4.548.....................
4.558.....................
4.578.....................
4.768.....................
4.978.....................
                            -----------------    -----        ----
  Total...................                            *           *
                            -----------------
                            -----------------

* Represents a weighted average of all the group 2 loans.

    As of the Cut-Off Date, the Pass-Through Rate for the group 2 loans is
approximately    % per annum.

                                  LOAN GROUP 2

            ORIGINAL PRINCIPAL BALANCES OF THE GROUP 2 LOANS
-------------------------------------------------------------------------
                                           AGGREGATE         PERCENTAGE
                                           PRINCIPAL           OF THE
                                        BALANCE OF THE       AGGREGATE
                           NUMBER OF       MORTGAGE          PRINCIPAL
    RANGE OF ORIGINAL      MORTGAGE     LOANS AS OF THE    BALANCE OF ALL
   PRINCIPAL BALANCES        LOANS       CUT-OFF DATE      GROUP 2 LOANS
-------------------------------------------------------------------------
$  350,001 -   400,000...
$  400,001 -   450,000...
$  450,001 -   500,000...
$  500,001 -   550,000...
$  550,001 -   600,000...
$  600,001 -   650,000...
$  650,001 -   700,000...
$  700,001 -   750,000...
$  750,001 -   800,000...
$  800,001 -   850,000...
$  850,001 -   900,000...
$  900,001 -   950,000...
$  950,001 - 1,000,000...
$1,000,001 - 1,050,000...
$1,050,001 - 1,100,000...
$1,100,001 - 1,150,000...
$1,150,001 - 1,200,000...
$1,200,001 - 1,250,000...
$1,250,001 - 1,300,000...
$1,300,001 - 1,350,000...
$1,350,001 - 1,400,000...
$1,400,001 - 1,450,000...
$1,450,001 - 1,500,000...
Over $1,500,000..........
                             -----     -----------------       ------
  Total..................                                      100.00%
                             -----     -----------------       ------
                             -----     -----------------       ------

    As of the Cut-Off Date, the principal balances of the group 2 loans ranged
from approximately     to       with an average of approximately      .

            CURRENT LOAN-TO-VALUE RATIOS OF THE GROUP 2 LOANS
-------------------------------------------------------------------------
                                           AGGREGATE         PERCENTAGE
                                           PRINCIPAL           OF THE
                                        BALANCE OF THE       AGGREGATE
                           NUMBER OF       MORTGAGE          PRINCIPAL
  CURRENT LOAN-TO-VALUE    MORTGAGE     LOANS AS OF THE    BALANCE OF ALL
        RATIO (%)            LOANS       CUT-OFF DATE      GROUP 2 LOANS
-------------------------------------------------------------------------
60.00 or less............
60.01 - 70.00............
70.01 - 75.00............
75.01 - 80.00............
80.01 - 85.00............
85.01 - 90.00............
90.01 - 95.00............
                             -----     -----------------       ------
  Total..................                                      100.00%
                             -----     -----------------       ------
                             -----     -----------------       ------

    At origination, the weighted average loan-to-value ratio of the group 2
loans was approximately   %. As of the Cut-Off Date, the weighted average
loan-to-value ratio of the group 2 loans was
approximately    .

          TYPES OF MORTGAGED PROPERTIES SECURING GROUP 2 LOANS
-------------------------------------------------------------------------
                                           AGGREGATE         PERCENTAGE
                                           PRINCIPAL           OF THE
                                        BALANCE OF THE       AGGREGATE
                           NUMBER OF       MORTGAGE          PRINCIPAL
                           MORTGAGE     LOANS AS OF THE    BALANCE OF ALL
      PROPERTY TYPE          LOANS       CUT-OFF DATE      GROUP 2 LOANS
-------------------------------------------------------------------------
Single Family Detached...
Duplex...................
Triplex..................
Fourplex.................
Townhouse................
Condominium..............
Housing Cooperative......
                             -----     -----------------       ------
  Total..................                                      100.00%
                             -----     -----------------       ------
                             -----     -----------------       ------



         GEOGRAPHIC DISTRIBUTION BY STATE OF THE GROUP 2 LOANS
------------------------------------------------------------------------
                                          AGGREGATE         PERCENTAGE
                                          PRINCIPAL           OF THE
                                       BALANCE OF THE       AGGREGATE
                          NUMBER OF       MORTGAGE          PRINCIPAL
                          MORTGAGE     LOANS AS OF THE    BALANCE OF ALL
         STATE              LOANS       CUT-OFF DATE      GROUP 2 LOANS
------------------------------------------------------------------------
Arizona.................
California..............
Colorado................
Connecticut.............
Delaware................
District of Columbia....
Florida.................
Georgia.................
Idaho...................
Illinois................
Indiana.................
Kentucky................
Maryland................
Massachusetts...........
Michigan................
Minnesota...............
Missouri................
Nevada..................
New Hampshire...........
New Jersey..............
New York................
North Carolina..........
Ohio....................
Oregon..................
Pennsylvania............
Rhode Island............
South Carolina..........
Texas...................
Utah....................
Virginia................
Washington..............
Wisconsin...............
                            -----     -----------------       ------
  Total.................                                      100.00%
                            -----     -----------------       ------
                            -----     -----------------       ------

    No more than approximately   of the group 2 loans will be secured by
mortgaged properties in any one California zip code area, and no more than
approximately   of the group 2 loans will be secured by mortgaged properties in any single zip code area outside of California.

                                  LOAN GROUP 2

                  INTEREST RATE FLOOR OF THE GROUP 2 LOANS
-----------------------------------------------------------------------------
                                               AGGREGATE         PERCENTAGE
                                               PRINCIPAL           OF THE
                                            BALANCE OF THE       AGGREGATE
                               NUMBER OF       MORTGAGE          PRINCIPAL
                               MORTGAGE     LOANS AS OF THE    BALANCE OF ALL
   INTEREST RATE FLOOR (%)       LOANS       CUT-OFF DATE      GROUP 2 LOANS
-----------------------------------------------------------------------------
1.420........................
1.522........................
1.750........................
1.900........................
2.000........................
2.070........................
2.100........................
2.150........................
2.175........................
2.200........................
2.210........................
2.242........................
2.250........................
2.270........................
2.275........................
2.280........................
2.290........................
2.300........................
2.340........................
2.350........................
2.355........................
2.360........................
2.370........................
2.375........................
2.400........................
2.410........................
2.420........................
2.430........................
2.445........................
2.450........................
2.455........................
2.460........................
2.480........................
2.490........................
2.500........................
2.520........................
2.525........................
2.530........................
2.540........................
2.550........................
2.560........................
2.590........................
2.595........................
2.600........................
2.620........................
2.630........................
2.635........................
2.650........................
2.660........................
2.665........................
2.670........................
2.695........................
2.700........................
2.705........................
2.735........................
2.740........................
2.770........................
2.775........................
2.810........................
2.845........................
2.850........................
2.870........................
2.900........................
2.915........................
2.950........................
2.960........................
2.980........................
2.985........................
3.000........................
3.010........................
3.020........................
3.140........................
3.195........................
3.200........................
3.210........................
3.230........................
3.420........................
3.630........................
                                 -----     -----------------       ------
  Total......................                                      100.00%
                                 -----     -----------------       ------
                                 -----     -----------------       ------



                SCHEDULED MATURITY YEARS OF THE GROUP 2 LOANS
-----------------------------------------------------------------------------
                                               AGGREGATE         PERCENTAGE
                                               PRINCIPAL           OF THE
                                            BALANCE OF THE       AGGREGATE
                               NUMBER OF       MORTGAGE          PRINCIPAL
                               MORTGAGE     LOANS AS OF THE    BALANCE OF ALL
      YEAR OF MATURITY           LOANS       CUT-OFF DATE      GROUP 2 LOANS
-----------------------------------------------------------------------------
2034.........................
2044.........................
                                 -----     -----------------       ------
  Total......................                                      100.00%
                                 -----     -----------------       ------
                                 -----     -----------------       ------

    The weighted average remaining term of the group 2 loans as of the Cut-Off
Date is approximately     months.

    The latest scheduled maturity of any of the group 2 loans is         .

              DOCUMENTATION PROGRAM TYPES OF THE GROUP 2 LOANS
-----------------------------------------------------------------------------
                                               AGGREGATE         PERCENTAGE
                                               PRINCIPAL           OF THE
                                            BALANCE OF THE       AGGREGATE
                               NUMBER OF       MORTGAGE          PRINCIPAL
     LOAN DOCUMENTATION        MORTGAGE     LOANS AS OF THE    BALANCE OF ALL
        PROGRAM TYPE             LOANS       CUT-OFF DATE      GROUP 2 LOANS
-----------------------------------------------------------------------------
Full Documentation...........
Reduced Documentation........
                                 -----     -----------------       ------
  Total......................                                      100.00%
                                 -----     -----------------       ------
                                 -----     -----------------       ------

    As of the Cut-Off Date, the weighted average loan-to-value ratio of the group 2 loans originated under a reduced documentation program was approximately
   .

                        PURPOSE OF THE GROUP 2 LOANS
-----------------------------------------------------------------------------
                                               AGGREGATE         PERCENTAGE
                                               PRINCIPAL           OF THE
                                            BALANCE OF THE       AGGREGATE
                               NUMBER OF       MORTGAGE          PRINCIPAL
                               MORTGAGE     LOANS AS OF THE    BALANCE OF ALL
       PURPOSE OF LOAN           LOANS       CUT-OFF DATE      GROUP 2 LOANS
-----------------------------------------------------------------------------
Purchase Loans...............
Rate/Term Refinances.........
Cash Out Refinances..........
                                 -----     -----------------       ------
  Total......................                                      100.00%
                                 -----     -----------------       ------
                                 -----     -----------------       ------

           YEARS OF INITIAL MONTHLY PAYMENTS FOR THE GROUP 2 LOANS
------------------------------------------------------------------------------
                                                AGGREGATE         PERCENTAGE
                                                PRINCIPAL           OF THE
                                             BALANCE OF THE       AGGREGATE
                                NUMBER OF       MORTGAGE          PRINCIPAL
       YEAR OF INITIAL          MORTGAGE     LOANS AS OF THE    BALANCE OF ALL
       MONTHLY PAYMENT            LOANS       CUT-OFF DATE      GROUP 2 LOANS
------------------------------------------------------------------------------
2004..........................
2005..........................
                                  -----     -----------------       ------
  Total.......................                                      100.00%
                                  -----     -----------------       ------
                                  -----     -----------------       ------

                    OCCUPANCY STATUS OF THE GROUP 2 LOANS
-----------------------------------------------------------------------------
                                               AGGREGATE         PERCENTAGE
                                               PRINCIPAL           OF THE
                                            BALANCE OF THE       AGGREGATE
                               NUMBER OF       MORTGAGE          PRINCIPAL
                               MORTGAGE     LOANS AS OF THE    BALANCE OF ALL
      OCCUPANCY STATUS           LOANS       CUT-OFF DATE      GROUP 2 LOANS
-----------------------------------------------------------------------------
Owner Occupied...............
Owner Occupied -- 2nd Home...
Non-Owner Occupied...........
                                 -----     -----------------       ------
  Total......................                                      100.00%
                                 -----     -----------------       ------
                                 -----     -----------------       ------

               CREDIT SCORE DISTRIBUTION OF THE GROUP 2 LOANS
-----------------------------------------------------------------------------
                                               AGGREGATE         PERCENTAGE
                                               PRINCIPAL           OF THE
                                            BALANCE OF THE       AGGREGATE
                               NUMBER OF       MORTGAGE          PRINCIPAL
                               MORTGAGE     LOANS AS OF THE    BALANCE OF ALL
        CREDIT SCORE             LOANS       CUT-OFF DATE      GROUP 2 LOANS
-----------------------------------------------------------------------------
599 or less..................
600 - 619....................
620 - 639....................
640 - 659....................
660 - 679....................
680 - 699....................
700 - 719....................
720 - 739....................
740 - 759....................
760 - 779....................
780 - 799....................
800 or greater...............
                                 -----     -----------------       ------
  Total......................                                      100.00%
                                 -----     -----------------       ------
                                 -----     -----------------       ------

    As of the Cut-Off Date, the weighted average credit score of the group 2 loans was approximately .

                                  LOAN GROUP 2

                      MARGINS OF THE GROUP 2 LOANS
------------------------------------------------------------------------
                                          AGGREGATE         PERCENTAGE
                                          PRINCIPAL           OF THE
                                       BALANCE OF THE       AGGREGATE
                          NUMBER OF       MORTGAGE          PRINCIPAL
                          MORTGAGE     LOANS AS OF THE    BALANCE OF ALL
       MARGIN (%)           LOANS       CUT-OFF DATE      GROUP 2 LOANS
------------------------------------------------------------------------
1.420...................
1.522...................
1.750...................
1.900...................
2.000...................
2.070...................
2.100...................
2.150...................
2.175...................
2.200...................
2.210...................
2.242...................
2.250...................
2.270...................
2.275...................
2.280...................
2.290...................
2.300...................
2.340...................
2.350...................
2.355...................
2.360...................
2.370...................
2.375...................
2.400...................
2.410...................
2.420...................
2.430...................
2.445...................
2.450...................
2.455...................
2.460...................
2.480...................
2.490...................
2.500...................
2.520...................
2.525...................
2.530...................
2.540...................
2.550...................
2.560...................
2.590...................
2.595...................
2.600...................
2.620...................
2.630...................
2.635...................
2.650...................
2.660...................
2.665...................
2.670...................
2.695...................
2.700...................
2.705...................
2.735...................
2.740...................
2.770...................
2.775...................
2.810...................
2.845...................
2.850...................
2.870...................
2.900...................
2.915...................
2.950...................
2.960...................
2.980...................
2.985...................
3.000...................
3.010...................
3.020...................
3.140...................
3.195...................
3.200...................
3.210...................
3.230...................
3.420...................
3.630...................
                            -----     -----------------       ------
  Total.................                                      100.00%
                            -----     -----------------       ------
                            -----     -----------------       ------



        FIRST INTEREST RATE ADJUSTMENT DATE OF THE GROUP 2 LOANS
------------------------------------------------------------------------
                                          AGGREGATE         PERCENTAGE
                                          PRINCIPAL           OF THE
                                       BALANCE OF THE       AGGREGATE
                          NUMBER OF       MORTGAGE          PRINCIPAL
                          MORTGAGE     LOANS AS OF THE    BALANCE OF ALL
       MONTH/YEAR           LOANS       CUT-OFF DATE      GROUP 2 LOANS
------------------------------------------------------------------------
10/2004.................
11/2004.................
12/2004.................
01/2005.................
                            -----     -----------------       ------
  Total.................                                      100.00%
                            -----     -----------------       ------
                            -----     -----------------       ------

                  ORIGINAL TERMS OF THE GROUP 2 LOANS
------------------------------------------------------------------------
                                          AGGREGATE         PERCENTAGE
                                          PRINCIPAL           OF THE
                                       BALANCE OF THE       AGGREGATE
                          NUMBER OF       MORTGAGE          PRINCIPAL
       LOAN TERM          MORTGAGE     LOANS AS OF THE    BALANCE OF ALL
      (IN MONTHS)           LOANS       CUT-OFF DATE      GROUP 2 LOANS
------------------------------------------------------------------------
360.....................
480.....................
                            -----     -----------------       ------
  Total.................                                      100.00%
                            -----     -----------------       ------
                            -----     -----------------       ------

               INTEREST RATE CEILING OF THE GROUP 2 LOANS
------------------------------------------------------------------------
                                          AGGREGATE         PERCENTAGE
                                          PRINCIPAL           OF THE
                                       BALANCE OF THE       AGGREGATE
                          NUMBER OF       MORTGAGE          PRINCIPAL
                          MORTGAGE     LOANS AS OF THE    BALANCE OF ALL
    CEILING RATE (%)        LOANS       CUT-OFF DATE      GROUP 2 LOANS
------------------------------------------------------------------------
 9.700..................
 9.950..................
 9.985..................
10.020..................
10.050..................
10.055..................
10.090..................
10.100..................
10.125..................
10.130..................
10.160..................
10.195..................
10.230..................
10.265..................
10.270..................
10.300..................
10.335..................
10.350..................
10.370..................
10.405..................
10.490..................
10.560..................
10.580..................
10.770..................
10.980..................
11.450..................
                            -----     -----------------       ------
  Total.................                                      100.00%
                            -----     -----------------       ------
                            -----     -----------------       ------

                    WAMU MORTGAGE PASS-THROUGH CERTIFICATES,
                             SERIES 20[    ]-[    ]

                          WAMU ASSET ACCEPTANCE CORP.
                                   DEPOSITOR

                               [NAME OF SPONSOR]
                                    SPONSOR

                               [NAME OF SERVICER]
                                    SERVICER
                               $
                                 (APPROXIMATE)

                             ---------------------
                             PROSPECTUS SUPPLEMENT
                             ---------------------

                                  Underwriter
                             [NAME OF UNDERWRITER]

    YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

    WE ARE NOT OFFERING THE OFFERED CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

    WE DO NOT CLAIM THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AS OF ANY DATE OTHER THAN THE DATES STATED ON THEIR RESPECTIVE COVERS.

    DEALERS WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THE OFFERED CERTIFICATES AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING THE OFFERED CERTIFICATES WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS UNTIL
[           ], 20[  ].

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS ARE NOT AN OFFER TO SELL THESE SECURITIES AND THEY ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                             SUBJECT TO COMPLETION
            PRELIMINARY PROSPECTUS SUPPLEMENT, DATED JANUARY 3, 2006


          PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED             , 2005

                    WAMU MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2005-AR

                          WAMU ASSET ACCEPTANCE CORP.
                                   DEPOSITOR

                             WASHINGTON MUTUAL BANK
                              SPONSOR AND SERVICER

                               $
                                 (APPROXIMATE)

  CONSIDER CAREFULLY THE RISK
  FACTORS BEGINNING ON
  PAGE S-  IN THIS PROSPECTUS
  SUPPLEMENT AND PAGE 5 IN THE
  ACCOMPANYING PROSPECTUS.

  The certificates will
  represent interests only in
  the WaMu Mortgage Pass-
  Through Certificates Series
  2005-AR  Trust and will not
  represent interests in or
  obligations of Washington
  Mutual Bank, WaMu Asset
  Acceptance Corp., Washington
  Mutual, Inc. or any of their
  affiliates.

  NEITHER THESE CERTIFICATES
  NOR THE UNDERLYING MORTGAGE
  LOANS ARE GUARANTEED BY ANY
  AGENCY OR INSTRUMENTALITY OF
  THE UNITED STATES.

  This prospectus supplement
  may be used to offer and
  sell the offered
  certificates only if
  accompanied by the
  prospectus.

                          THE WAMU MORTGAGE PASS-THROUGH CERTIFICATES SERIES
                          2005-AR   TRUST WILL ISSUE TWENTY CLASSES OF OFFERED
                          CERTIFICATES AND THREE CLASSES OF PRIVATELY PLACED CERTIFICATES. EACH CLASS OF OFFERED CERTIFICATES WILL BE ENTITLED TO RECEIVE MONTHLY DISTRIBUTIONS OF INTEREST AND PRINCIPAL, BEGINNING ON FEBRUARY 25, 2005. THE CERTIFICATE INTEREST RATE FOR EACH CLASS OF OFFERED CERTIFICATES, OTHER THAN THE RESIDUAL CERTIFICATES, WILL BE VARIABLE, AND WILL BE BASED IN PART ON THE ONE-MONTH LIBOR INDEX. THE TABLE ON
                          PAGE S-6 OF THIS PROSPECTUS SUPPLEMENT CONTAINS A LIST OF THE CLASSES OF OFFERED CERTIFICATES, INCLUDING THE INITIAL CLASS PRINCIPAL BALANCE, CERTIFICATE INTEREST RATE, AND SPECIAL CHARACTERISTICS OF EACH CLASS.

                          THE PRIMARY ASSET OF THE TRUST WILL BE A POOL OF FIRST LIEN SINGLE-FAMILY RESIDENTIAL MORTGAGE LOANS WHOSE INTEREST RATES (AFTER AN INITIAL FIXED-RATE PERIOD FOR SOME MORTGAGE LOANS) ADJUST MONTHLY AND WHICH INCLUDE A NEGATIVE AMORTIZATION FEATURE. THE TRUST WILL ALSO CONTAIN OTHER ASSETS, WHICH ARE DESCRIBED ON
                          PAGE S-  OF THIS PROSPECTUS SUPPLEMENT.

                          OFFERED CERTIFICATES

                                  Total principal amount (approximate)        $
                                  First payment date                          February 25, 2005
                                  Interest and/or principal paid              Monthly
                                  Last payment date                           January 25, 2045

                          Credit enhancement for the offered certificates is being provided by three classes of privately offered subordinate certificates, which have an aggregate
                          principal balance of approximately $          . Credit
                          enhancement for the offered senior certificates is being provided by nine classes of offered subordinate certificates. Some senior certificates will have the benefit of payments, if any, from Bear Stearns Financial Products Inc. pursuant to yield maintenance agreements. Losses otherwise allocable to some senior certificates will instead be allocated to other senior certificates.



WaMu Capital Corp. and        , as underwriters, will purchase the offered
certificates from WaMu Asset Acceptance Corp. in the amounts described in 'Method of Distribution' on page S- of this prospectus supplement. The underwriters will offer the offered certificates at varying prices to be determined at the time of sale. The proceeds to WaMu Asset Acceptance Corp. from
the sale of the offered certificates will be approximately    % of the principal
balance of the offered certificates plus accrued interest, before deducting expenses. Each underwriter's commission will be the difference between the price it pays to WaMu Asset Acceptance Corp. for the offered certificates and the amount it receives from the sale of the offered certificates to the public.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  Underwriters
                                                              WAMU CAPITAL CORP.

                                January   , 2005

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

    We provide information to you about the offered certificates in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates, and (b) this prospectus supplement, which describes the specific terms of your series of certificates.

    YOU SHOULD BE CERTAIN TO REVIEW THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT FOR A DESCRIPTION OF THE SPECIFIC TERMS OF YOUR CERTIFICATES.

    We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

    You can find a listing of the pages where some of the capitalized terms used in this prospectus supplement and the accompanying prospectus are defined under the caption 'Index of Terms' on page S- in this prospectus supplement and under the caption 'Glossary' beginning on page 89 in the accompanying prospectus. Capitalized terms used in this prospectus supplement and not otherwise defined in this prospectus supplement have the meanings assigned in the accompanying prospectus.

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
SUMMARY INFORMATION...................    S-5
    Transaction Participants..........    S-5
    What You Own......................    S-5
        Information About the Mortgage
          Pool........................    S-5
    The Certificates..................    S-6
        The Offered Certificates......    S-6
        The Non-Offered
          Certificates................   S-11
        Relationship Between Loan
          Groups and the
          Certificates................   S-11
        Initial Principal Balance of
          the Certificates............   S-11
        Last Scheduled Distribution
          Date........................   S-12
    Distributions on the
      Certificates....................   S-12
        Monthly Distributions.........   S-12
        Distributions of Interest.....   S-12
        Compensating Interest and
          Interest Shortfalls.........   S-14
        Distributions of Principal....   S-14
        Cross-Collateralization.......   S-15
        The Class R Certificates......   S-15
    Credit Enhancements...............   S-16
    Yield Maintenance Agreements......   S-16
    Allocation of Losses..............   S-16
    Yield Considerations..............   S-17
    Book-Entry Registration...........   S-17
    Denominations.....................   S-17
    Legal Investment..................   S-17
    ERISA Considerations..............   S-17
    Federal Income Tax Consequences...   S-17
    Ratings...........................   S-18
RISK FACTORS..........................   S-19
THE SPONSOR...........................   S-27
    General...........................   S-27
    The Sponsor's Origination
      Channels........................   S-27
STATIC POOL INFORMATION...............   S-28
UNDERWRITING OF THE MORTGAGE LOANS....   S-28
    General...........................   S-28
    Evaluation of the Borrower's
      Credit Standing.................   S-28
    Evaluation of the Borrower's
      Repayment Ability...............   S-29
    Evaluation of the Adequacy of the
      Collateral......................   S-29
    Documentation Programs............   S-29
    Exceptions to Program
      Parameters......................   S-30
    Automated Underwriting System.....   S-30
    Quality Control Review............   S-30
THE DEPOSITOR.........................   S-31
THE TRUST.............................   S-31
    General...........................   S-31
    Assignment of the Mortgage Loans
      and Other Assets to the Trust...   S-31

                                        PAGE
                                        ----
    Restrictions on Activities of
      the Trust.......................   S-32
    Discretionary Activities With
      Respect to the Trust............   S-32
THE TRUSTEES..........................   S-33
    The Trustee.......................   S-33
        General.......................   S-33
        Material Duties of the
          Trustee.....................   S-33
        Events of Default Under the
          Pooling Agreement...........   S-33
    The Delaware Trustee..............   S-33
    Limitations on the Trustees'
      Liability.......................   S-34
    Resignation and Removal of the
      Trustees........................   S-34
THE SERVICERS.........................   S-34
    General...........................   S-34
    The Servicer......................   S-35
        The Servicer's Servicing
          Experience..................   S-35
        Servicing Procedures..........   S-35
        The Servicer's Quality Control
          Procedures..................   S-40
    The Administrative Agent..........   S-41
        The Administrative Agent's
          Servicing Experience........   S-41
        Services Performed by the
          Administrative Agent........   S-41
        The Administrative Agent's
          Quality Control
          Procedures..................   S-42
    The Custodian.....................   S-42
    Special Servicing Agreements......   S-43
AFFILIATIONS AND RELATED
  TRANSACTIONS........................   S-43
DESCRIPTION OF THE MORTGAGE POOL......   S-44
    Loan Group 1......................   S-46
    Loan Group 2......................   S-47
    The Index.........................   S-47
    Additional Information............   S-48
    Representations and Warranties
      Regarding the Mortgage Loans....   S-49
    Criteria for Selection of Mortgage
      Loans...........................   S-50
DESCRIPTION OF THE CERTIFICATES.......   S-51
    General...........................   S-51
    Book-Entry Registration...........   S-53
    Definitive Certificates...........   S-53
    Priority of Distributions.........   S-53
    Distributions of Interest.........   S-56
    Calculation of LIBOR..............   S-60
    Cross-Collateralization...........   S-61
    Distributions of Principal........   S-63
        General.......................   S-63
        Group 1 Senior Principal
          Distribution Amount.........   S-64

                                        PAGE
                                        ----
        Group 2 Senior Principal
          Distribution Amount.........   S-64
        Subordinate Principal
          Distribution Amount.........   S-65
    Principal Prepayments.............   S-66
    Subordination and Allocation of
      Losses..........................   S-67
    The Class R Certificates..........   S-69
    Available Distribution Amount.....   S-69
    Last Scheduled Distribution
      Date............................   S-70
    Optional Termination of the
      Trust...........................   S-71
    Amendment of the Pooling
      Agreement.......................   S-71
    Payment of Fees and Expenses......   S-72
    Reports and Other Information.....   S-73
YIELD AND PREPAYMENT CONSIDERATIONS...   S-75
    General...........................   S-75
    Principal Prepayments and
      Compensating Interest...........   S-76
    LIBOR Certificates................   S-76
    Rate of Payments..................   S-77
    Prepayment Assumptions............   S-77
    Lack of Historical Prepayment
      Data............................   S-80
    Yield Considerations with Respect
      to the Class X Certificates.....   S-80
    Yield Considerations with Respect
      to the Senior Subordinate
      Certificates....................   S-81

                                        PAGE
                                        ----
    Additional Yield Considerations
      Applicable Solely to the Class R
      Certificates....................   S-85
    Additional Information............   S-85
CREDIT ENHANCEMENTS...................   S-85
    Subordination.....................   S-85
    Shifting of Interests.............   S-86
YIELD MAINTENANCE AGREEMENTS..........   S-86
MATERIAL FEDERAL INCOME TAX
  CONSEQUENCES........................   S-87
    Special Tax Considerations
      Applicable to the Class A
      Certificates (other than the
      Class 2-A-3 Certificates).......   S-87
    Taxation of the Cap Agreement
      Portion of the Class X
      Certificates....................   S-89
    Special Tax Considerations
      Applicable to the Residual
      Certificates....................   S-90
CERTAIN LEGAL INVESTMENT ASPECTS......   S-91
ERISA CONSIDERATIONS..................   S-92
METHOD OF DISTRIBUTION................   S-93
LEGAL MATTERS.........................   S-94
CERTIFICATE RATINGS...................   S-95
APPENDIX A: DECREMENT TABLES..........   S-96
APPENDIX B: MORTGAGE LOAN TABLES......   S-98
SCHEDULE 1............................  S-106
INDEX OF TERMS........................  S-108

                              SUMMARY INFORMATION

THE FOLLOWING SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS SUPPLEMENT. IT DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND THE TERMS OF THE OFFERED CERTIFICATES, READ CAREFULLY THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

THIS SUMMARY PROVIDES AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOWS AND OTHER INFORMATION TO AID YOUR UNDERSTANDING. THIS SUMMARY IS QUALIFIED BY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOWS AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

TRANSACTION PARTICIPANTS

On January 26, 2005, which is the closing date, the mortgage loans that support the certificates will be sold by Washington Mutual Bank, the sponsor of the securitization transaction, to WaMu Asset Acceptance Corp., the depositor. On the closing date, the depositor will sell the mortgage loans and related assets to the WaMu Mortgage Pass-Through Certificates Series 2005-AR Trust. In exchange for the mortgage loans and related assets, the Trust will issue the certificates pursuant to the order of the depositor.

The mortgage loans will be serviced by Washington Mutual Bank, as servicer. Some servicing functions will be performed by Washington Mutual Mortgage Securities Corp., as administrative agent of the servicer. Some servicing functions will be outsourced to third party vendors.

The trustee of the Trust will be Deutsche Bank National Trust Company, and the Delaware trustee will be Deutsche Bank Trust Company Delaware. Washington Mutual Bank fsb will have possession of and will review the mortgage notes, mortgages and other legal documents related to the mortgage loans as custodian for the Trust.

WHAT YOU OWN

YOUR CERTIFICATES REPRESENT INTERESTS ONLY IN THE ASSETS OF THE TRUST. ALL PAYMENTS TO YOU WILL COME ONLY FROM THE AMOUNTS RECEIVED IN CONNECTION WITH THOSE ASSETS.

The Trust owns a pool of mortgage loans and other assets, as described under 'The Trust' in this prospectus supplement.

There are no outstanding series or classes of securities that are backed by the assets of the Trust or otherwise have claims on the assets of the Trust, other than the certificates. The depositor does not expect that any securities representing additional interests in or claims on the assets of the Trust will be issued in the future.

INFORMATION ABOUT THE MORTGAGE POOL

The mortgage pool consists of     mortgage loans with an aggregate principal
balance as of January 1, 2005 of approximately $         . All of the mortgage
loans are secured by residential properties or shares of cooperative apartments and each has an original term to maturity of not more than 40 years.

The mortgage pool consists of the following two loan groups:

                                                         MAXIMUM
                                                        YEARS TO
                                      APPROXIMATE       MATURITY
                       NUMBER OF   PRINCIPAL BALANCE      FROM
                       MORTGAGE    AS OF JANUARY 1,    ORIGINATION
     LOAN GROUP          LOANS           2005             DATE
------------------------------------------------------------------

Loan Group 1                         $                     40
Loan Group 2                         $                     40

After an initial fixed-rate period for some of the mortgage loans of one month, the interest rate on each mortgage loan will adjust monthly to equal the sum of an index and a margin. As of January 1, 2005, none of the mortgage loans were still in their initial fixed-rate period. The interest rates on the mortgage loans are subject to overall maximum and minimum interest rate limits.

The index for the mortgage loans will be One-Year MTA, the 12-month moving average yield on United States Treasury Securities adjusted to a constant maturity of one year.

While the interest rate on each mortgage loan will adjust monthly (after the initial fixed-rate period), the minimum monthly payment on each mortgage loan generally will adjust only annually. On each annual payment adjustment date, the minimum monthly payment generally will not increase or decrease by more than 7.5%. As a result, the interest due with respect to a mortgage loan for any given month may, under certain circumstances, exceed the monthly payment for that month. In that case, payment of the excess of interest due over the monthly payment will be deferred and that excess will be added to the principal balance of that mortgage loan in the form of 'negative amortization.' See 'Description of the Mortgage Pool' in this prospectus supplement.

In the event of a material breach of the representations and warranties made by the sponsor or the depositor with respect to the mortgage loans, or in the event that a required loan document is not included in the mortgage files for the mortgage loans, the breaching party will, unless it has cured the breach in all material respects, be required to repurchase the affected mortgage loan or substitute a new mortgage loan for the affected mortgage loan.

For a further description of the mortgage loans, see 'Description of the Mortgage Pool' and Appendix B in this prospectus supplement.

THE CERTIFICATES

THE OFFERED CERTIFICATES

The approximate initial class principal balance, annual certificate interest rate and type of each class of the offered certificates will be as follows:

                        APPROXIMATE
                       INITIAL CLASS      ANNUAL
                         PRINCIPAL      CERTIFICATE
CLASS                     BALANCE      INTEREST RATE             TYPE
------------------------------------------------------------------------------
1-A-1A                    $              Variable(1)         Senior/LIBOR
1-A-1B                                   Variable(2)    Senior/LIBOR/Mezzanine
2-A-1A                                   Variable(3)         Senior/LIBOR
2-A-1B                                   Variable(4)    Senior/LIBOR/Mezzanine
2-A-2A1                                  Variable(5)         Senior/LIBOR
2-A-2A2                                  Variable(6)         Senior/LIBOR
2-A-2A3                                  Variable(7)         Senior/LIBOR
2-A-2B                                   Variable(8)    Senior/LIBOR/Mezzanine
2-A-3                                    Variable(9)         Senior/LIBOR
X                             (10)       Variable(11)        Senior/IO/PO
B-1                                      Variable(12)     Subordinate/LIBOR
B-2                                      Variable(13)     Subordinate/LIBOR
B-3                                      Variable(14)     Subordinate/LIBOR
B-4                                      Variable(15)     Subordinate/LIBOR
B-5                                      Variable(16)     Subordinate/LIBOR
B-6                                      Variable(17)     Subordinate/LIBOR
B-7                                      Variable(18)     Subordinate/LIBOR
B-8                                      Variable(18)     Subordinate/LIBOR
B-9                                      Variable(18)     Subordinate/LIBOR
R                              100              %          Senior/Residual

---------

(1) For each distribution date on or before the date (the 'CLEAN-UP CALL OPTION DATE') on which both (a) the aggregate principal balance of all the mortgage loans owned by the Trust has been reduced to less than 10% of that balance as of January 1, 2005 and (b) the aggregate principal balance of the mortgage loans in each loan group has been reduced to less than 25% of that balance as of January 1, 2005, the annual certificate interest rate on the Class 1-A-1A Certificates will equal the least of (x) the product of
    (i) the weighted average of the mortgage interest rates on the group 1 loans (as of the second preceding due date) less the per annum rate at which the servicing fee is calculated and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related certificate accrual period (the 'ADJUSTED LOAN GROUP 1 WEIGHTED AVERAGE PASS-THROUGH RATE'), (y) LIBOR (the London Interbank Offered Rate for one-month U.S. dollar deposits, as described in this prospectus supplement) plus 0.330% and (z) 10.50%. For each distribution date after the Clean-Up Call Option Date, the annual certificate interest rate on the Class 1-A-1A Certificates will equal the least of (x) the Adjusted Loan Group 1 Weighted Average Pass-Through Rate, (y) LIBOR plus 0.660% and (z) 10.50%. For the initial distribution date, the annual certificate interest rate on these certificates will equal LIBOR as of January 24, 2005 plus 0.330%. In addition, if on any distribution date the certificate interest rate on the Class 1-A-1A Certificates is equal to the Adjusted Loan Group 1 Weighted Average Pass-Through Rate, the Class 1-A-1A Certificates may be entitled to receive, as interest, carryover shortfall amounts from amounts, if any, paid under a yield maintenance agreement and from amounts, if any, otherwise payable to the Class X Certificates, as described in this prospectus supplement. See 'Description of the Certificates -- Distributions of Interest' in this prospectus supplement.

(2) For each distribution date on or before the Clean-Up Call Option Date, the annual certificate interest rate on the Class 1-A-1B Certificates will equal the least of (x) the Adjusted Loan Group 1 Weighted Average Pass-Through Rate, (y) LIBOR plus 0.390% and (z) 10.50%. For each distribution date after the Clean-Up Call Option Date, the annual certificate interest rate on the Class 1-A-1B Certificates will equal the least of (x) the Adjusted Loan Group 1 Weighted Average Pass-Through Rate, (y) LIBOR plus 0.780% and
    (z) 10.50%. For the initial
    distribution date, the annual certificate interest rate on these certificates will equal LIBOR as of January 24, 2005 plus 0.390%. In addition, if on any distribution date the certificate interest rate on the Class 1-A-1B Certificates is equal to the Adjusted Loan Group 1 Weighted Average Pass-Through Rate, the Class 1-A-1B Certificates may be entitled to receive, as interest, carryover shortfall amounts from amounts, if any, paid under a yield maintenance agreement and from amounts, if any, otherwise payable to the Class X Certificates, as described in this prospectus supplement. See 'Description of the Certificates -- Distributions of Interest' in this prospectus supplement.

(3) For each distribution date on or before the Clean-Up Call Option Date, the annual certificate interest rate on the Class 2-A-1A Certificates will equal the least of (x) the product of (i) the weighted average of the mortgage interest rates on the group 2 loans (as of the second preceding due date) less the per annum rate at which the servicing fee is calculated and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related certificate accrual period (the 'ADJUSTED LOAN GROUP 2 WEIGHTED AVERAGE PASS-THROUGH RATE'), (y) LIBOR plus 0.310% and (z) 10.50%. For each distribution date after the Clean-Up Call Option Date, the annual certificate interest rate on the Class 2-A-1A Certificates will equal the least of (x) the Adjusted Loan Group 2 Weighted Average Pass-Through Rate, (y) LIBOR plus 0.620% and (z) 10.50%. For the initial distribution date, the annual certificate interest rate on these certificates will equal LIBOR as of January 24, 2005 plus 0.310%. In addition, if on any distribution date the certificate interest rate on the Class 2-A-1A Certificates is equal to the Adjusted Loan Group 2 Weighted Average Pass-Through Rate, the Class 2-A-1A Certificates may be entitled to receive, as interest, carryover shortfall amounts from amounts, if any, paid under a yield maintenance agreement and from amounts, if any, otherwise payable to the Class X Certificates, as described in this prospectus supplement. See 'Description of the Certificates -- Distributions of Interest' in this prospectus supplement.

(4) For each distribution date on or before the Clean-Up Call Option Date, the annual certificate interest rate on the Class 2-A-1B Certificates will equal the least of (x) the Adjusted Loan Group 2 Weighted Average Pass-Through Rate, (y) LIBOR plus 0.370% and (z) 10.50%. For each distribution date after the Clean-Up Call Option Date, the annual certificate interest rate on the Class 2-A-1B Certificates will equal the least of (x) the Adjusted Loan Group 2 Weighted Average Pass-Through Rate, (y) LIBOR plus 0.740% and
    (z) 10.50%. For the initial distribution date, the annual certificate interest rate on these certificates will equal LIBOR as of January 24, 2005 plus 0.370%. In addition, if on any distribution date the certificate interest rate on the Class 2-A-1B Certificates is equal to the Adjusted Loan Group 2 Weighted Average Pass-Through Rate, the Class 2-A-1B Certificates may be entitled to receive, as interest, carryover shortfall amounts from amounts, if any, paid under a yield maintenance agreement and from amounts, if any, otherwise payable to the Class X Certificates, as described in this prospectus supplement. See 'Description of the Certificates -- Distributions of Interest' in this prospectus supplement.

(5) For each distribution date on or before the Clean-Up Call Option Date, the annual certificate interest rate on the Class 2-A-2A1 Certificates will equal the least of (x) the Adjusted Loan Group 2 Weighted Average Pass-Through Rate, (y) LIBOR plus 0.330% and (z) 10.50%. For each distribution date after the Clean-Up Call Option Date, the annual certificate interest rate on the Class 2-A-2A1 Certificates will equal the least of (x) the Adjusted Loan Group 2 Weighted Average Pass-Through Rate,
    (y) LIBOR plus 0.660% and (z) 10.50%. For the initial distribution date, the annual certificate interest rate on these certificates will equal LIBOR as of January 24, 2005 plus 0.330%. In addition, if on any distribution date the certificate interest rate on the Class 2-A-2A1 Certificates is equal to the Adjusted Loan Group 2 Weighted Average Pass-Through Rate, the
    Class 2-A-2A1 Certificates may be entitled to receive, as interest, carryover shortfall amounts from amounts, if any, paid under a yield maintenance agreement and from amounts, if any, otherwise payable to the Class X Certificates, as described in this prospectus supplement. See 'Description of the Certificates -- Distributions of Interest' in this prospectus supplement.

(6) For each distribution date on or before the Clean-Up Call Option Date, the annual certificate interest rate on the Class 2-A-2A2 Certificates will equal the least of (x) the Adjusted Loan Group 2 Weighted Average Pass-Through Rate, (y) LIBOR plus 0.220% and (z) 10.50%. For each distribution date after the Clean-Up Call Option Date, the annual certificate interest rate on the Class 2-A-2A2 Certificates will equal the least of (x) the Adjusted Loan Group 2 Weighted Average Pass-Through Rate,
    (y) LIBOR plus 0.440% and (z) 10.50%. For the initial distribution date, the annual certificate interest rate on these certificates will equal LIBOR as of January 24, 2005 plus 0.220%. In addition, if on any distribution date the certificate interest rate on the Class 2-A-2A2 Certificates is equal to the Adjusted Loan Group 2 Weighted Average Pass-Through Rate, the
    Class 2-A-2A2 Certificates may be entitled to receive, as interest, carryover shortfall amounts from amounts, if any, paid under a yield maintenance agreement and from amounts, if any, otherwise payable to the Class X Certificates, as described in this prospectus supplement. See 'Description of the Certificates -- Distributions of Interest' in this prospectus supplement.

(7) For each distribution date on or before the Clean-Up Call Option Date, the annual certificate interest rate on the Class 2-A-2A3 Certificates will equal the least of (x) the Adjusted Loan Group 2 Weighted Average Pass-Through Rate, (y) LIBOR plus 0.380% and (z) 10.50%. For each distribution date after the Clean-Up Call Option Date, the annual certificate interest rate on the Class 2-A-2A3 Certificates will equal the least of (x) the Adjusted Loan Group 2 Weighted Average Pass-Through Rate,
    (y) LIBOR plus 0.760% and (z) 10.50%. For the initial distribution date, the annual certificate interest rate on these certificates will equal LIBOR as of January 24, 2005 plus 0.380%. In addition, if on any distribution date the certificate interest rate on the Class 2-A-2A3 Certificates is equal to the Adjusted Loan Group 2 Weighted Average Pass-Through Rate, the
    Class 2-A-2A3 Certificates may be entitled to receive, as interest, carryover shortfall amounts from amounts, if any, paid under a yield maintenance agreement and from amounts, if any, otherwise payable to the Class X Certificates, as described in this prospectus supplement. See 'Description of the Certificates -- Distributions of Interest' in this prospectus supplement.

(8) For each distribution date on or before the Clean-Up Call Option Date, the annual certificate interest rate on the Class 2-A-2B Certificates will equal the least of (x) the Adjusted Loan Group 2 Weighted Average Pass-Through Rate, (y) LIBOR plus 0.380% and (z) 10.50%. For each distribution date after the Clean-Up Call Option Date, the annual certificate interest rate on the Class 2-A-2B Certificates will equal the least of (x) the Adjusted Loan Group 2 Weighted Average Pass-Through Rate, (y) LIBOR plus 0.760% and
    (z) 10.50%. For the initial distribution date, the annual certificate interest rate on these certificates will equal LIBOR as of January 24, 2005 plus 0.380%. In addition, if on any distribution date the certificate interest rate on the Class 2-A-2B Certificates is equal to the Adjusted Loan Group 2 Weighted Average Pass-Through Rate, the Class 2-A-2B Certificates may be entitled to receive, as interest, carryover shortfall amounts from amounts, if any, paid under a yield maintenance agreement and from amounts, if any, otherwise payable to the Class X Certificates, as described in this prospectus supplement. See 'Description of the Certificates -- Distributions of Interest' in this prospectus supplement.

(9) For each distribution date on or before the Clean-Up Call Option Date, the annual certificate interest rate on the Class 2-A-3 Certificates will equal the lesser of (x) the Adjusted Loan Group 2 Weighted Average Pass-Through Rate and (y) LIBOR plus 0.350%. For each distribution date after the Clean-Up Call Option Date, the annual certificate interest rate on the Class 2-A-3

    Certificates will equal the lesser of (x) the Adjusted Loan Group 2 Weighted Average Pass-Through Rate and (y) LIBOR plus 0.700%. For the initial distribution date, the annual certificate interest rate on these certificates will equal LIBOR as of January 24, 2005 plus 0.350%. See 'Description of the Certificates -- Distributions of Interest' in this prospectus supplement.

(10) Solely for purposes of calculating distributions of principal and interest and the allocation of losses realized on the mortgage loans, the Class X Certificates will be deemed to be comprised of an interest-only component, and two principal-only components, the 'CLASS X PO-1 COMPONENT' and the 'CLASS X PO-2 COMPONENT'. The Class X interest-only component will have a notional amount (as described below). Interest will accrue on the Class X notional amount. The Class X interest-only component will not have a principal balance and principal will not be payable with respect to the Class X notional amount. The Class X interest-only component corresponds to loan group 1 and loan group 2 and payments of interest with respect to the Class X interest-only component will be based on collections from the group 1 and group 2 loans. Each of the Class X PO-1 Component and the Class X PO-2 Component will have a principal balance, which initially will equal zero. Interest will not accrue on the Class X PO-1 and Class X PO-2 Components. In the event that interest accrued on the Class X notional amount is reduced as a result of the allocation of net negative amortization (as described in 'Description of the Certificates -- Distributions of Interest' in this prospectus supplement), such amount will be added as principal to the outstanding component principal balance of the Class X PO-1 or Class X PO-2 Component, as applicable, in an amount equal to the amount of such reduction attributable to the mortgage loans in the related loan group. The Class X PO-1 Component corresponds to loan group 1 and payments of principal with respect to the Class X PO-1 Component will be based on collections from the group 1 loans. The Class X PO-2 Component corresponds to loan group 2 and payments of principal with respect to the Class X PO-2 Component will be based on collections from the group 2 loans.

(11) For each distribution date, the Class X Certificates will accrue interest on the Class X notional amount, which will equal the aggregate principal balance of the mortgage loans as of the second preceding due date. The
     initial Class X notional amount will be approximately $         . For each
     distribution date, the annual certificate interest rate on the Class X Certificates will equal the excess, if any, of (x) the weighted average of the mortgage interest rates on the mortgage loans (as of the second preceding due date) less the per annum rate at which the servicing fee is calculated (the 'AGGREGATE WEIGHTED AVERAGE PASS-THROUGH RATE') over (y) the product of (i) the weighted average of the annual certificate interest rates on the certificates (other than the Class X Certificates) (each of which annual certificate interest rates, in the case of the Class A Certificates, will be multiplied by a fraction, the numerator of which is the actual number of days in the related certificate accrual period and the denominator of which is 30) and (ii) a fraction, the numerator of which is the aggregate class principal balance of the certificates (other than the Class X Certificates) immediately before that distribution date and the denominator of which is the aggregate principal balance of the mortgage loans as of the second preceding due date. Notwithstanding the foregoing, amounts to be distributed to the Class X Certificates in respect of interest accrued on their notional amount on any distribution date may instead be distributed as carryover shortfall amounts that are not covered by amounts payable pursuant to the yield maintenance agreements. See 'Description of the Certificates -- Distributions of Interest' in this prospectus supplement.

(12) For each distribution date on or before the Clean-Up Call Option Date, the annual certificate interest rate on the Class B-1 Certificates will equal the lesser of (x) the Class B Weighted Average Pass-Through

     Rate (as defined in 'Description of the Certificates -- Distributions of Interest' in this prospectus supplement) and (y) LIBOR plus 0.530%. For each distribution date after the Clean-Up Call Option Date, the annual certificate interest rate on the Class B-1 Certificates will equal the lesser of (x) the Class B Weighted Average Pass-Through Rate and (y) LIBOR plus 0.795%. For the initial distribution date, the annual certificate interest rate on these certificates will equal LIBOR as of January 24, 2005 plus 0.530%. See 'Description of the Certificates -- Distributions of Interest' in this prospectus supplement.

(13) For each distribution date on or before the Clean-Up Call Option Date, the annual certificate interest rate on the Class B-2 Certificates will equal the lesser of (x) the Class B Weighted Average Pass-Through Rate and (y) LIBOR plus 0.580%. For each distribution date after the Clean-Up Call Option Date, the annual certificate interest rate on the Class B-2 Certificates will equal the lesser of (x) the Class B Weighted Average Pass-Through Rate and (y) LIBOR plus 0.870%. For the initial distribution date, the annual certificate interest rate on these certificates will equal LIBOR as of January 24, 2005 plus 0.580%. See 'Description of the Certificates -- Distributions of Interest' in this prospectus supplement.

(14) For each distribution date on or before the Clean-Up Call Option Date, the annual certificate interest rate on the Class B-3 Certificates will equal the lesser of (x) the Class B Weighted Average Pass-Through Rate and (y) LIBOR plus 0.630%. For each distribution date after the Clean-Up Call Option Date, the annual certificate interest rate on the Class B-3 Certificates will equal the lesser of (x) the Class B Weighted Average Pass-Through Rate and (y) LIBOR plus 0.945%. For the initial distribution date, the annual certificate interest rate on these certificates will equal LIBOR as of January 24, 2005 plus 0.630%. See 'Description of the Certificates -- Distributions of Interest' in this prospectus supplement.

(15) For each distribution date on or before the Clean-Up Call Option Date, the annual certificate interest rate on the Class B-4 Certificates will equal the lesser of (x) the Class B Weighted Average Pass-Through Rate and (y) LIBOR plus 0.900%. For each distribution date after the Clean-Up Call Option Date, the annual certificate interest rate on the Class B-4 Certificates will equal the lesser of (x) the Class B Weighted Average Pass-Through Rate and (y) LIBOR plus 1.350%. For the initial distribution date, the annual certificate interest rate on these certificates will equal LIBOR as of January 24, 2005 plus 0.900%. See 'Description of the Certificates -- Distributions of Interest' in this prospectus supplement.

(16) For each distribution date on or before the Clean-Up Call Option Date, the annual certificate interest rate on the Class B-5 Certificates will equal the lesser of (x) the Class B Weighted Average Pass-Through Rate and (y) LIBOR plus 1.000%. For each distribution date after the Clean-Up Call Option Date, the annual certificate interest rate on the Class B-5 Certificates will equal the lesser of (x) the Class B Weighted Average Pass-Through Rate and (y) LIBOR plus 1.500%. For the initial distribution date, the annual certificate interest rate on these certificates will equal LIBOR as of January 24, 2005 plus 1.000%. See 'Description of the Certificates -- Distributions of Interest' in this prospectus supplement.

(17) For each distribution date on or before the Clean-Up Call Option Date, the annual certificate interest rate on the Class B-6 Certificates will equal the lesser of (x) the Class B Weighted Average Pass-Through Rate and (y) LIBOR plus 1.100%. For each distribution date after the Clean-Up Call Option Date, the annual certificate interest rate on the Class B-6 Certificates will equal the lesser of (x) the Class B Weighted Average Pass-Through Rate and (y) LIBOR plus 1.650%. For the initial distribution date, the annual certificate interest rate on these certificates will equal LIBOR as of January 24, 2005 plus 1.100%. See 'Description of the Certificates --

     Distributions of Interest' in this prospectus supplement.

(18) For each distribution date on or before the Clean-Up Call Option Date, the annual certificate interest rate on the Class B-7, Class B-8 and Class B-9 Certificates will equal the lesser of (x) the Class B Weighted Average Pass-Through Rate and (y) LIBOR plus 1.200%. For each distribution date after the Clean-Up Call Option Date, the annual certificate interest rate on the Class B-7, Class B-8 and Class B-9 Certificates will equal the lesser of (x) the Class B Weighted Average Pass-Through Rate and (y) LIBOR plus 1.800%. For the initial distribution date, the annual certificate interest rate on these certificates will equal LIBOR as of January 24, 2005 plus 1.200%. See 'Description of the Certificates -- Distributions of Interest' in this prospectus supplement.

THE NON-OFFERED CERTIFICATES

In addition to the offered certificates, the Trust will also issue the Class B-10, Class B-11, Class B-12 and Class Y Certificates. THESE CERTIFICATES ARE NOT BEING OFFERED BY THIS PROSPECTUS SUPPLEMENT.

The approximate initial class principal balance, annual certificate interest rate and type of each of the Class B-10, Class B-11 and Class B-12 Certificates will be as follows:

                        APPROXIMATE      ANNUAL
                       INITIAL CLASS   CERTIFICATE
                         PRINCIPAL      INTEREST
        CLASS             BALANCE         RATE               TYPE
------------------------------------------------------------------------
B-10                    $               Variable(1)    Subordinate/LIBOR
B-11                                    Variable(1)    Subordinate/LIBOR
B-12                                    Variable(1)    Subordinate/LIBOR

(1) For each distribution date on or before the Clean-Up Call Option Date, the annual certificate interest rate on the Class B-10, Class B-11 and Class B-12 Certificates will equal the lesser of (x) the Class B Weighted Average Pass-Through Rate and (y) LIBOR plus 1.200%. For each distribution date after the Clean-Up Call Option Date, the annual certificate interest rate on the Class B-10, Class B-11 and Class B-12 Certificates will equal the lesser of (x) the Class B Weighted Average Pass-Through Rate and (y) LIBOR plus 1.800%. For the initial distribution date, the annual certificate interest rate on these certificates will equal LIBOR as of January 24, 2005 plus 1.200%. See 'Description of the Certificates -- Distributions of Interest' in this prospectus supplement.

The Class B-10, Class B-11 and Class B-12 Certificates will be subordinate in right of payment to the offered certificates and will not receive distributions of interest or principal on any distribution date until the offered certificates have received all distributions of interest and principal that they are entitled to receive on that distribution date. In addition, losses realized on the mortgage loans will be allocated to the Class B-10, Class B-11 and Class B-12 Certificates, until their principal balances have been reduced to zero, before they are allocated to the offered certificates. See 'Description of the Certificates -- Subordination and Allocation of Losses' in this prospectus supplement.

The Class Y Certificates will not have a certificate principal balance and will only be entitled to receive on any distribution date the excess, if any, of (i) amounts received pursuant to the yield maintenance agreements for that distribution date over (ii) the portions of those amounts payable to the Class A Certificates (other than the Class 2-A-3 Certificates). See 'Description of the Certificates -- Distributions of Interest -- The Yield Maintenance Agreements' in this prospectus supplement.

RELATIONSHIP BETWEEN LOAN GROUPS AND THE CERTIFICATES

The certificates whose class designation begins with '1' correspond to loan group 1. The certificates whose class designation begins with '2' correspond to loan group 2. The subordinate certificates, the Class X Certificates and the Class R Certificates correspond to both loan groups. Each of the certificates generally receives distributions based on principal and interest collected from mortgage loans in its corresponding loan group or loan groups.

INITIAL PRINCIPAL BALANCE OF THE CERTIFICATES

The initial aggregate principal balance of the certificates issued by the Trust
is approximately $         , subject to an upward or downward variance of no
more than 5%.

The initial aggregate principal balance of the certificates has the following composition:

         the senior certificates related to each
         loan group comprise approximately   % of
         the principal balance of the applicable
         loan group;

         the Class B-1 through Class B-9
         Certificates comprise approximately   % of
         the aggregate principal balance of both
         loan groups; and

         the privately offered Class B-10,
         Class B-11 and Class B-12 Certificates
         comprise approximately   % of the
         aggregate principal balance of both loan groups.

LAST SCHEDULED DISTRIBUTION DATE

The last scheduled distribution date for each class of certificates is the distribution date in the month after the scheduled maturity date for the latest maturing mortgage loan in the related loan group or loan groups.

The actual rate of principal payments on the certificates will depend on the rate of principal payments (including principal prepayments) on the related mortgage loans. No assurance can be given as to the actual payment experience on the mortgage loans.

See 'Description of the Certificates -- Last Scheduled Distribution Date' in this prospectus supplement.

DISTRIBUTIONS ON THE CERTIFICATES

MONTHLY DISTRIBUTIONS

Each month, the trustee, Deutsche Bank National Trust Company, will make distributions of interest and/or principal to the holders of the certificates. Distributions will be made on the 25th day of each month, or if the 25th day is not a business day, on the next business day. The first distribution date will be February 25, 2005.

Source of Payments. The mortgagors pay their interest and principal during the month to the servicer. Each month, the servicer subtracts its servicing fee and sends the remainder to the trustee. On the distribution date for that month, the trustee distributes that remaining amount by loan group to the holders of the certificates related to that loan group in the order described in 'Description of the Certificates -- Priority of Distributions' in this prospectus supplement. The servicing fee will be calculated as a per annum percentage for each mortgage
loan. The servicing fee for each mortgage loan will equal   %.

Advances. For any month, if the servicer receives a payment on a mortgage loan that is less than the minimum monthly payment due or if no payment is received at all, the servicer will advance funds held by the servicer for future distribution, or its own funds, to cover the difference between the minimum monthly payment due and the amount actually received by the servicer. However, the servicer will not be required to make advances if it determines that those advances will not be recoverable from future payments or collections on that mortgage loan. See 'The Servicers -- The Servicer -- Servicing
Procedures -- Advances' in this prospectus supplement.

DISTRIBUTIONS OF INTEREST

Each class of offered certificates will accrue interest. On each distribution date interest will be distributed to these classes in the order described in 'Description of the Certificates -- Priority of Distributions' in this prospectus supplement.

Solely for purposes of calculating distributions of principal and interest and the allocation of losses realized on the mortgage loans, the Class X Certificates will be deemed to be comprised of an interest-only component, the Class X PO-1 Component and the Class X PO-2 Component. The Class X interest-only component will have a notional amount (as described below). Interest will accrue on the Class X notional amount. The Class X interest-only component will not have a principal balance and principal will not be payable with respect to the Class X notional amount. Each of the Class X PO-1 Component and the Class X PO-2 Component will have a principal balance, which initially will equal zero. Interest will not accrue on the Class X PO-1 and Class X PO-2 Components.

Interest to be distributed on the certificates (or added to the principal balance of the certificates in the form of 'net negative amortization,' as described below) on any distribution date will consist of accrued and unpaid interest as of previous distribution dates and interest accrued during the period beginning on the 25th day of the preceding calendar month (or, in the case of the first distribution date, January 26, 2005) and ending on the 24th day of the month of that distribution date, except for the Class X Certificates, which accrue interest on their notional amount during the preceding calendar month. Interest on the Class A Certificates will be calculated based on the actual number of days in the certificate accrual period and assuming a 360 day year. Interest on the Class X and subordinate certificates will be calculated based on a year consisting of twelve thirty-day months.

In the event that an increase in the index causes interest to accrue on a mortgage loan for a given month in excess of the monthly payment for that mortgage loan, the excess interest will be added to the outstanding principal balance of that mortgage loan in the form of 'negative amortization.' For any distribution date, the excess, if any, of (i) the aggregate amount of negative amortization with respect to all mortgage loans in a loan group for the calendar month prior to that distribution date, over (ii) the aggregate amount of prepayments in full and partial prepayments received with respect to all mortgage loans in that loan group during the related prepayment period (the 'NET NEGATIVE AMORTIZATION'), will be deducted from interest payable to the related certificates as described in 'Description of the Certificates -- Distributions of Interest' in this prospectus supplement. The amount deducted from the interest payable to each class of certificates will be added to the principal balance of that class.

It is possible that, on any given distribution date, there will be insufficient payments from the mortgage loans to make the interest distributions (net of any Net Negative Amortization deducted from interest payable) described in this prospectus supplement. If the servicer does not advance its own funds, because it determines that the advance would be nonrecoverable, some certificates, most likely the subordinate certificates, may not receive the full amount of accrued interest to which they are entitled. If this happens, those certificates will be entitled to receive any shortfall in interest distributions on future distribution dates in the same priority as their distribution of current interest. However, there will be no extra interest paid on that shortfall.

The amount of interest each class of Class A Certificates accrues during each certificate accrual period will equal a ratio, the numerator of which is the actual number of days in that accrual period and the denominator of which is 360, multiplied by the annual certificate interest rate in effect for that accrual period for that class, and multiplied by the related class principal balance. The amount of interest the Class X Certificates and each class of subordinate certificates accrues during each certificate accrual period will equal 1/12th of the annual certificate interest rate in effect for that accrual period for that class multiplied by (i) in the case of the subordinate certificates, the related class principal balance and (ii) in the case of the Class X Certificates, the Class X notional amount. The principal balance or notional amount used for this calculation on the first distribution date will be the applicable principal balance or notional amount as of January 26, 2005, which is the closing date. The principal balance or notional amount used for this calculation on each distribution date thereafter will be the applicable principal balance or notional amount immediately after the preceding distribution date. The annual certificate interest rate for each class of offered certificates is described on pages S-6 through S-10 of this prospectus supplement. For a description of how the Class X notional amount is determined, see 'Description of the Certificates -- Distributions of Interest' in this prospectus supplement.

No interest will accrue on the Class X PO-1 Component and Class X PO-2 Component principal balances.

LIBOR Certificates. The certificate interest rates for the Class A and Class B Certificates adjust monthly based on the average of quotations of the London Interbank Offered Rate for one-month U.S. dollar deposits, or LIBOR, as described in 'Description of the Certificates -- Calculation of LIBOR' in this prospectus supplement. The formulas for the calculation of the certificate interest rates for these LIBOR Certificates appear in the notes to the table on page S-6 of this prospectus supplement. However, the certificate interest rate for each of the Class 1-A-1A and Class 1-A-1B Certificates may not exceed the lesser of (i) the Adjusted Loan Group 1 Weighted Average Pass-Through Rate and
(ii) 10.50%; the certificate interest rate for each of the Class 2-A-1A, Class 2-A-1B, Class 2-A-2A1, Class 2-A-2A2, Class 2-A-2A3 and Class 2-A-2B Certificates may not exceed the lesser of (i) the Adjusted Loan Group 2 Weighted Average Pass-Through Rate and (ii) 10.50%; the certificate interest rate for the Class 2-A-3 Certificates may not exceed the Adjusted Loan Group 2 Weighted Average Pass-Through Rate; and the certificate interest rate for each of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8 and Class B-9 Certificates may not exceed the Class B Weighted Average Pass-Through Rate.

The Class A Certificates (other than the Class 2-A-3 Certificates) may receive as interest, in addition to interest accrued at their certificate interest rates, carryover shortfall amounts, as described in 'Description of the Certificates -- Distributions of Interest -- Carryover Shortfall Amount' in this prospectus supplement.

Amounts to be distributed to the Class X Certificates in respect of accrued interest on their notional amount on any distribution date may be reduced by carryover shortfall amounts payable to the Class A Certificates (other than the Class 2-A-3 Certificates) for such distribution date not covered by amounts payable pursuant to the related yield maintenance agreement.

COMPENSATING INTEREST AND INTEREST SHORTFALLS

Prepayments in Full. When mortgagors make prepayments in full, they need not pay a full month's interest. Instead, they are required to pay interest only to the date of their prepayment. To compensate certificateholders for the shortfall in interest this causes, the servicer may pay compensating interest to the certificateholders out of the servicing fee it collects, as well as from certain other sources. For a description of how compensating interest is allocated among the certificates as well as important limitations on the amount of compensating interest that will be allocated among the certificates, see 'Description of the Certificates -- Distributions of Interest -- Compensating Interest' and 'Yield and Prepayment Considerations' in this prospectus supplement.

Partial Prepayments. When mortgagors make partial prepayments, they do not pay interest on the amount of that prepayment. Certificateholders will receive no compensating interest to compensate them for the shortfall in interest this causes.

DISTRIBUTIONS OF PRINCIPAL

General. As the mortgagors pay principal on the mortgage loans in each loan group, that principal is passed on to the holders of the certificates related to that loan group.

The Class A Certificates and the Class X principal-only components (in the event Net Negative Amortization has been allocated to the Class X Certificates), in the aggregate, generally will receive their pro rata share of scheduled principal payments received on the mortgage loans in the related loan group on each distribution date. In addition, unless credit enhancement to the Class A Certificates and Class X Certificates has reached a specified level and the delinquencies and losses on the mortgage loans in the related loan group do not exceed specified limits, the Class A Certificates and Class X principal-only components, in the aggregate, generally will receive 100% of all principal prepayments received on the mortgage loans in the related loan group, net of any portion thereof applied to reduce negative amortization, until the tenth anniversary of the first distribution date, after which they will receive a disproportionately large, but decreasing, share of principal prepayments.

Group 1-A Certificates. On each distribution date on which the subordinate certificates are outstanding, a portion of the principal received or advanced on the mortgage loans in loan group 1 will be distributed, first, to the Class 1-A-1A and Class 1-A-1B Certificates, pro rata, and, second, to the Class X PO-1 Component, as described in 'Description of the Certificates -- Distributions of Principal -- Group 1 Senior Principal Distribution Amount' in this prospectus supplement. However, if the subordinate certificates are no longer outstanding, then the Class 1-A-1A and Class 1-A-1B Certificates and the Class X PO-1 Component will not receive principal in the order of priority described in 'Description of the Certificates -- Distributions of Principal -- Group 1 Senior Principal Distribution Amount' in this prospectus supplement. Instead, each of these classes of certificates or component will generally receive principal pro rata according to its class principal balance. IF THE SUBORDINATE CERTIFICATES ARE OUTSTANDING, THE CLASS X PO-1 COMPONENT WILL NOT RECEIVE ANY DISTRIBUTIONS OF PRINCIPAL UNTIL THE PRINCIPAL BALANCES OF THE CLASS 1-A-1A AND CLASS 1-A-1B CERTIFICATES HAVE EACH BEEN REDUCED TO ZERO.

Group 2-A Certificates. On each distribution date on which the subordinate certificates are outstanding, a portion of the principal received or advanced on the mortgage loans in loan group 2 will be distributed, first, to the Class 2-A-1A, Class 2-A-1B, Class 2-A-2A1, Class 2-A-2A2, Class 2-A-2A3, Class 2-A-2B and Class 2-A-3 Certificates and, second, to the Class X PO-2 Component, as described in 'Description of the Certificates -- Distributions of Principal -- Group 2 Senior Principal Distribution Amount' in this prospectus supplement. HOWEVER, NOT ALL OF THESE CERTIFICATES WILL RECEIVE PRINCIPAL ON EACH DISTRIBUTION DATE. SEE APPENDIX A FOR A TABLE SHOWING, FOR EACH CLASS OF GROUP 2-A CERTIFICATES, THE RATE OF RETURN OF PRINCIPAL THAT WOULD RESULT FROM DIFFERENT RATES OF PREPAYMENTS ON THE MORTGAGE LOANS IN LOAN GROUP 2. However, if the subordinate certificates are no longer outstanding, then the Class 2-A-1A, Class 2-A-1B, Class 2-A-2A1, Class 2-A-2A2, Class 2-A-2A3,
Class 2-A-2B, Class 2-A-3 Certificates and the Class X PO-2 Component will not receive principal in the order of priority described in 'Description of the Certificates -- Distributions of Principal -- Group 2 Senior Principal Distribution Amount' in this prospectus supplement. Instead, each of these classes of certificates or component will generally receive principal pro rata according to its class principal balance. IF THE SUBORDINATE CERTIFICATES ARE OUTSTANDING, THE CLASS X PO-2 COMPONENT WILL NOT RECEIVE ANY DISTRIBUTIONS OF PRINCIPAL UNTIL THE PRINCIPAL BALANCES OF THE CLASS 2-A-1A, CLASS 2-A-1B,
CLASS 2-A-2A1, CLASS 2-A-2A2, CLASS 2-A-2A3, CLASS 2-A-2B AND CLASS 2-A-3 CERTIFICATES HAVE EACH BEEN REDUCED TO ZERO.

Class B Certificates. On each distribution date, the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8, Class B-9, Class B-10, Class B-11 and Class B-12 Certificates will be entitled to receive a portion of the scheduled principal received or advanced on all of the mortgage loans, pro rata, according to their respective class principal balances. Unless credit enhancement to the senior certificates has reached a specified level and the delinquencies and losses on the mortgage loans do not exceed specified limits, the Class B Certificates generally will receive a portion of the principal prepayments on the mortgage loans only on and after the tenth anniversary of the first distribution date. However, under certain conditions described in this prospectus supplement under 'Description of the Certificates -- Priority of Distributions,' the amount of principal prepayments otherwise distributable to some classes of Class B Certificates will instead be paid to other classes of these certificates with a higher priority.

Priority of Principal Distributions. Each class of certificates in a certificate group receives its principal entitlements in the order described in 'Description of the Certificates -- Priority of Distributions' in this prospectus supplement. It is possible that, on any given distribution date, there will be insufficient payments from the mortgage loans to make the principal distributions described in this prospectus supplement. As a result, some certificates, most likely the subordinate certificates, may not receive the full amount of principal distributions to which they are entitled.

The Class X Certificates will not receive any distributions of principal in respect of the Class X notional amount.

For a more detailed description of how distributions of principal will be allocated among the various classes of certificates, see 'Description of the Certificates -- Distributions of Principal' in this prospectus supplement.

CROSS-COLLATERALIZATION

In some limited circumstances, principal and interest collected from loan group 1 may be used to pay principal or interest, or both, to the senior certificates related to loan group 2. Likewise, in some limited circumstances, principal and interest collected from loan group 2 may be used to pay principal or interest, or both, to the senior certificates related to loan group 1. See 'Description of the Certificates -- Cross-Collateralization' in this prospectus supplement.

THE CLASS R CERTIFICATES

The Class R Certificates will receive $100 of principal on the first distribution date, as well as one month's interest on that amount. These certificates are not expected to receive any material distributions on any other distribution date. See 'Description of the Certificates -- The Class R Certificates' in this prospectus supplement. However, holders of the Class R

Certificates may have tax liabilities that substantially exceed any distributions on those certificates. See 'Yield and Prepayment
Considerations -- Additional Yield Considerations Applicable Solely to the Class R Certificates' and 'Material Federal Income Tax Consequences -- Special Tax Considerations Applicable to the Residual Certificates' in this prospectus supplement.

CREDIT ENHANCEMENTS

Subordination. The senior certificates will receive all distributions of interest and principal that they are entitled to receive on each distribution date before the subordinate certificates receive any distributions on that distribution date. This provides credit enhancement to the senior certificates. In a similar fashion, each class of subordinate certificates will provide credit enhancement to all other subordinate certificates with lower numerical class designations.

Shifting of Interests. The senior certificates generally will receive their pro rata share of scheduled principal payments received on the mortgage loans in the related loan group on each distribution date. In addition, unless credit enhancement to the senior certificates has reached a specified level and the delinquencies and losses received on the mortgage loans in the related loan group do not exceed specified limits, the senior certificates in the aggregate will receive 100% of all principal prepayments received on the mortgage loans in the related loan group, net of any portion thereof applied to reduce negative amortization, until the tenth anniversary of the first distribution date. During the next four years the senior certificates in the aggregate will generally receive a disproportionately large, but decreasing, share of principal prepayments. This will result in a quicker return of principal to the senior certificates and increases the likelihood that holders of the senior certificates will be paid the full amount of principal to which they are entitled. For a more detailed description of how principal prepayments are allocated among the senior certificates and the subordinate certificates, see 'Description of the Certificates -- Principal Prepayments' in this prospectus supplement.

YIELD MAINTENANCE AGREEMENTS

The holders of the Class 1-A-1A and Class 1-A-1B Certificates will have the benefit of payments, if any, from Bear Stearns Financial Products Inc. pursuant to a yield maintenance agreement relating to loan group 1 and the holders of the Class 2-A-1A, Class 2-A-1B, Class 2-A-2A1, Class 2-A-2A2, Class 2-A-2A3 and Class 2-A-2B Certificates will have the benefit of payments, if any, from Bear Stearns Financial Products Inc. pursuant to a yield maintenance agreement relating to loan group 2. Each yield maintenance agreement is intended to partially mitigate the risk to the related Class A Certificates (other than the Class 2-A-3 Certificates) that LIBOR plus the related margin will exceed the related Adjusted Weighted Average Pass-Through Rate. Payments, if any, made pursuant to each yield maintenance agreement will start on the distribution date in March 2005 and will terminate after the distribution date in August 2013. The holders of the Class 2-A-3 and Class B Certificates will not have the benefit of payments made pursuant to either yield maintenance agreement. See 'Description of the Certificates -- Carryover Shortfall Amounts' in this prospectus supplement.

ALLOCATION OF LOSSES

Realized Losses. A loss is realized on a mortgage loan when the servicer determines that it has received all amounts it expects to recover for that mortgage loan and the amounts are less than the outstanding principal balance of the mortgage loan and its accrued and unpaid interest. LOSSES WILL BE ALLOCATED TO THE CERTIFICATES BY DEDUCTING THE LOSSES FROM THE PRINCIPAL BALANCE OF THE CERTIFICATES WITHOUT MAKING ANY PAYMENTS TO THE CERTIFICATEHOLDERS. The amount of losses will be allocated to the most junior class of subordinate certificates then outstanding. Losses with respect to a loan group will be allocated to the related senior certificates, pro rata, only after the principal balances of all of the subordinate certificates have been reduced to zero. In addition, losses that would otherwise be allocated to the Class 1-A-1A Certificates will instead be allocated to the Class 1-A-1B Certificates, losses that would otherwise be allocated to the Class 2-A-1A Certificates will instead be allocated to the Class 2-A-1B Certificates, and losses that would otherwise be allocated to the Class 2-A-2A1,

Class 2-A-2A2 and Class 2-A-2A3 Certificates will instead be allocated to the Class 2-A-2B Certificates.

YIELD CONSIDERATIONS

The yield to maturity on each class of certificates will depend upon, among other things:

         the price at which the certificates are
         purchased;

         the amount payable to that class as
         interest;

         the rate of prepayments (including
         liquidations) on the related mortgage
         loans; and

         whether the optional termination of the
         Trust occurs.

The Class X Certificates, which generally receive only distributions of interest (except for amounts added to their component principal balances as a result of Net Negative Amortization, which is then distributed to the Class X Certificates as principal), will be especially sensitive to the rate of prepayments. For a discussion of special yield considerations applicable to these certificates, see 'Risk Factors' and 'Yield and Prepayment Considerations -- Yield Considerations with Respect to the Class X Certificates' in this prospectus supplement.

See 'Yield and Prepayment Considerations' in this prospectus supplement.

BOOK-ENTRY REGISTRATION

In general, the offered certificates, other than the Class R Certificates, will be available only in book-entry form through the facilities of The Depository Trust Company, Euroclear and Clearstream. See 'Description of the Securities-Form of Securities' in the accompanying prospectus.

DENOMINATIONS

The offered certificates, other than the Class X and Class R Certificates, are offered in minimum denominations of $25,000 each and multiples of $1 in excess of $25,000.

The Class X Certificates are offered in minimum denominations of $100,000 initial class notional amount each and multiples of $1 in excess of $100,000.

The Class R Certificates will have an initial class principal balance of $100 and will be offered in a single certificate that represents a 99.99% interest in its class.

LEGAL INVESTMENT

As of the date of their issuance, all of the offered certificates, other than the Class B-4, Class B-5, Class B-6, Class B-7, Class B-8 and Class B-9 Certificates, will be 'mortgage related securities' for purposes of the Secondary Mortgage Market Enhancement Act of 1984. See 'Certain Legal Investment Aspects' in this prospectus supplement for important information concerning possible restrictions on ownership of the offered certificates by regulated institutions. You should consult your own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for you.

ERISA CONSIDERATIONS

Subject to important considerations described under 'ERISA Considerations' in this prospectus supplement and in the accompanying prospectus, the offered certificates, other than the Class R Certificates, will be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. See 'ERISA Considerations' in this prospectus supplement and in the accompanying prospectus.

FEDERAL INCOME TAX CONSEQUENCES

For federal income tax purposes, the servicer will cause three REMIC elections to be made with respect to the Trust (exclusive of the yield maintenance agreements). The certificates, other than the Class R Certificates, will represent ownership of REMIC regular interests, coupled with, in the case of the Class A Certificates (other than the Class 2-A-3 Certificates), an interest in a yield maintenance agreement, and will generally be treated as representing ownership of debt for federal income tax purposes. You will be required to include in income all interest and original issue discount on these certificates in accordance with the accrual method of accounting regardless of your usual methods of accounting. For federal income tax purposes, the Class R Certificates will represent ownership of the REMIC residual interest.

For further information regarding the federal income tax consequences of investing in the offered certificates, including important information regarding the tax treatment of the Class R Certificates, see 'Material Federal Income Tax Consequences' in this prospectus supplement and in the accompanying prospectus.

RATINGS

It is a condition to the issuance of the offered certificates that they receive the following ratings from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and Moody's Investors Service, Inc.:

                                           RATING AGENCY
----------------------------------------------------------
CLASS                                     S&P    MOODY'S
----------------------------------------------------------
1-A-1A.                                   AAA      Aaa
1-A-1B..................................  AAA      Aaa
2-A-1A..................................  AAA      Aaa
2-A-1B..................................  AAA      Aaa
2-A-2A1.................................  AAA      Aaa
2-A-2A2.................................  AAA      Aaa
2-A-2A3.................................  AAA      Aaa
2-A-2B..................................  AAA      Aaa
2-A-3...................................  AAA      Aaa
X.......................................  AAA      Aaa
B-1.....................................  AA+       --
B-2.....................................   AA       --
B-3.....................................  AA -      --
B-4.....................................   A+       --
B-5.....................................   A        --
B-6.....................................  A -       --
B-7.....................................  BBB+      --
B-8.....................................  BBB       --
B-9.....................................  BBB -     --
R.......................................  AAA      Aaa

The ratings on the offered certificates address the likelihood of the receipt by holders of the offered certificates of all distributions on the underlying mortgage loans to which they are entitled. They do not address the likely actual rate of prepayments. The rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates or cause the holders of the Class X Certificates to fail to recover their initial investment.

                                  RISK FACTORS

THE OFFERED CERTIFICATES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS. IN PARTICULAR, YOU SHOULD NOT PURCHASE ANY CLASS OF OFFERED CERTIFICATES UNLESS YOU UNDERSTAND AND ARE ABLE TO BEAR THE PREPAYMENT, CREDIT, LIQUIDITY AND MARKET RISKS ASSOCIATED WITH THAT CLASS.

THE OFFERED CERTIFICATES ARE COMPLEX SECURITIES AND IT IS IMPORTANT THAT YOU POSSESS, EITHER ALONE OR TOGETHER WITH AN INVESTMENT ADVISOR, THE EXPERTISE NECESSARY TO EVALUATE THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IN THE CONTEXT OF YOUR FINANCIAL SITUATION.

THERE IS NO GUARANTEE THAT YOU WILL RECEIVE       As the mortgagors make payments of interest and
PRINCIPAL PAYMENTS ON YOUR CERTIFICATES AT ANY    principal on their mortgage loans, you will receive
SPECIFIC RATE OR ON ANY SPECIFIC DATES            payments. Because the mortgagors are free to make
                                                  those payments faster than scheduled, you may
                                                  receive distributions faster than you expected.
                                                  There is no guarantee that you will receive
                                                  principal payments on your certificates at any
                                                  specific rate or on any specific dates.

THE YIELD ON YOUR CERTIFICATES IS DIRECTLY        The yield to maturity on your certificates is
RELATED TO THE PREPAYMENT RATE ON THE RELATED     directly related to the rate at which the
MORTGAGE LOANS                                    mortgagors pay principal on the related mortgage
                                                  loans. Principal payments on the mortgage loans may
                                                  be in the following forms:

                                                     scheduled principal payments; and

                                                     principal prepayments, which consist of:

                                                         prepayments in full on a mortgage loan;

                                                         partial prepayments on a mortgage loan; and

                                                         liquidation principal, which is the
                                                         principal recovered after foreclosing on or
                                                         otherwise liquidating a defaulted mortgage
                                                         loan.

                                                  Each mortgage loan owned by the Trust is an
                                                  adjustable-rate mortgage loan. In general, each
                                                  mortgage loan has an initial fixed-rate period of
                                                  one month and during the initial fixed-rate period,
                                                  if prevailing mortgage interest rates decline
                                                  significantly below the mortgage interest rates on
                                                  the mortgage loans, the prepayment rate may
                                                  increase. In addition, even after the initial
                                                  fixed-rate period, if prevailing mortgage interest
                                                  rates fall significantly, adjustable-rate mortgage
                                                  loans could be subject to higher prepayment rates
                                                  than if prevailing mortgage interest rates remain
                                                  constant because the availability of fixed-rate
                                                  mortgage loans at competitive interest rates may
                                                  encourage mortgagors to refinance their mortgage
                                                  loans to 'lock in' lower fixed interest rates.
                                                  Penalties for early prepayment may also affect the
                                                  prepayment rate. See 'Description of the Mortgage
                                                  Pool' in this prospectus supplement for a
                                                  description of prepayment penalties imposed on the
                                                  mortgage loans. General economic conditions and
                                                  homeowner mobility will also affect the prepayment
                                                  rate. See 'Yield and Prepayment Considerations' in
                                                  this prospectus supplement and 'Yield and Maturity
                                                  Considerations' in the prospectus. The prepayment
                                                  rate may affect the yield on all of the offered
                                                  certificates. However, if you have purchased a
                                                  Class X Certificate, the prepayment rate will be
                                                  especially important to you.

                                      S-19

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
                                                  From time to time, the servicer may implement
                                                  programs to solicit mortgagors of qualifying
                                                  mortgage loans that it services for refinance,
                                                  including mortgage loans underlying the
                                                  certificates. While those programs will not
                                                  specifically target the mortgage loans underlying
                                                  the certificates for refinance, they may have the
                                                  effect of accelerating the prepayment rate of those
                                                  mortgage loans, which would adversely affect the
                                                  yield on all classes of certificates purchased at a
                                                  premium, particularly the Class X Certificates.

AN OPTIONAL TERMINATION OF THE TRUST MAY          When both (i) the aggregate principal balance of
ADVERSELY AFFECT THE OFFERED CERTIFICATES         all the mortgage loans owned by the Trust has been
                                                  reduced to less than 10% of that balance as of
                                                  January 1, 2005 and (ii) the aggregate principal
                                                  balance of the mortgage loans in each loan group
                                                  has been reduced to less than 25% of that balance
                                                  as of January 1, 2005, the servicer may purchase
                                                  all of the mortgage loans owned by the Trust, which
                                                  will terminate the Trust. See 'Description of the
                                                  Certificates -- Optional Termination of the Trust'
                                                  in this prospectus supplement. If this happens, the
                                                  purchase price paid by the servicer will be passed
                                                  through to the certificateholders. This would have
                                                  the same effect as if all of the remaining
                                                  mortgagors made prepayments in full on the last day
                                                  of the month. Since the Class X Certificates
                                                  generally receive only distributions of interest
                                                  (except for interest added to their component
                                                  principal balances as a result of the allocation of
                                                  any Net Negative Amortization, which is then
                                                  distributed to the Class X Certificates as
                                                  principal), an optional termination of the Trust
                                                  would adversely affect holders of those
                                                  certificates. In addition, any other class of
                                                  certificates purchased at a premium could be
                                                  adversely affected by an optional termination of
                                                  the Trust.

RAPID PREPAYMENTS WILL REDUCE THE YIELD ON THE    The Class X Certificates generally receive only
CLASS X CERTIFICATES                              distributions of interest (except for amounts added
                                                  to their component principal balances as a result
                                                  of Net Negative Amortization, which is then
                                                  distributed to the Class X Certificates as
                                                  principal). The yield to maturity on the Class X
                                                  Certificates will be extremely sensitive to the
                                                  level of prepayments on the mortgage loans. The
                                                  faster that the mortgage loans prepay, the less
                                                  interest the Class X Certificates will receive.
                                                  The yield to maturity on the Class X Certificates
                                                  will be especially sensitive to the level of
                                                  prepayments on the mortgage loans with higher
                                                  interest rates. For each distribution date,
                                                  interest accrues on the notional amount of the
                                                  Class X Certificates at an annual certificate
                                                  interest rate equal to the excess, if any, of
                                                  (x) the Aggregate Weighted Average Pass-Through
                                                  Rate over (y) the rate described in clause (y) of
                                                  note (11) to the table on page S-6 of this
                                                  prospectus supplement. Consequently, the higher the
                                                  interest rates on the mortgage loans that prepay,
                                                  the less interest will accrue on the notional
                                                  amount of the Class X Certificates. If mortgage
                                                  interest rates decline, the

                                      S-20

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
                                                  higher interest rate mortgage loans are more likely
                                                  to be refinanced, and, therefore, prepayments in
                                                  full on these mortgage loans are more likely to
                                                  occur.

                                                  You should fully consider the risks associated with
                                                  an investment in the Class X Certificates. If the
                                                  mortgage loans prepay faster than expected or if
                                                  the Trust is terminated earlier than expected, you
                                                  may not fully recover your initial investment. See
                                                  'Yield and Prepayment Considerations -- Yield
                                                  Considerations with Respect to the Class X
                                                  Certificates' in this prospectus supplement for a
                                                  table showing expected yields at different
                                                  prepayment rates.

CHANGES TO THE CERTIFICATE MARGINS WILL REDUCE    The certificate margins for the Class A and
THE YIELD ON THE CLASS X CERTIFICATES             Class B Certificates will increase after the
                                                  Clean-Up Call Option Date to the amount specified
                                                  in the notes to the table on page S-6 of this
                                                  prospectus supplement. Consequently, the
                                                  certificate interest rate for the Class X
                                                  Certificates will be reduced after that date.

THE CLASS A AND CLASS B CERTIFICATES WILL BE      The Class A Certificates (other than the
SENSITIVE TO CHANGES IN LIBOR                     Class 2-A-3 Certificates) will receive interest at
                                                  a certificate interest rate equal to the least of
                                                  (x) LIBOR plus the related margin, (y) the related
                                                  Adjusted Weighted Average Pass-Through Rate and
                                                  (z) 10.50%. The Class 2-A-3 Certificates will
                                                  receive interest at a certificate interest rate
                                                  equal to the lesser of (x) LIBOR plus the related
                                                  margin and (y) the Adjusted Loan Group 2 Weighted
                                                  Average Pass-Through Rate. The Class B Certificates
                                                  will receive interest at a certificate interest
                                                  rate equal to the lesser of (x) LIBOR plus the
                                                  related margin and (y) the Class B Weighted
                                                  Average Pass-Through Rate. Accordingly, the
                                                  Class A and Class B Certificates will be sensitive
                                                  to changes in LIBOR. No prediction can be made as
                                                  to future levels of LIBOR. See 'Description of the
                                                  Certificates -- Distributions of Interest' and
                                                  ' -- Calculation of LIBOR' in this prospectus
                                                  supplement.

THE CLASS 1-A-1A, CLASS 1-A-1B, CLASS 2-A-1A,     The Class A Certificates (other than the
CLASS 2-A-1B, CLASS 2-A-2A1, CLASS 2-A-2A2,       Class 2-A-3 Certificates) will receive interest at
CLASS 2-A-2A3 AND CLASS 2-A-2B CERTIFICATES MAY   a certificate interest rate equal to the least of
RECEIVE INTEREST AT A CERTIFICATE INTEREST RATE   (x) LIBOR plus the related margin, (y) the related
LOWER THAN THE LESSER OF LIBOR PLUS THE RELATED   Adjusted Weighted Average Pass- Through Rate and
MARGIN AND 10.50%                                 (z) 10.50%. For any class of these certificates,
                                                  the prepayment of mortgage loans with relatively
                                                  higher pass-through rates may cause the related
                                                  Adjusted Weighted Average Pass-Through Rate to be
                                                  lower than LIBOR plus the related margin, in which
                                                  case the certificate interest rate for these
                                                  certificates will be limited to the related
                                                  Adjusted Weighted Average Pass-Through Rate.

                                                  If on any distribution date the certificate
                                                  interest rate for any class of the Class A
                                                  Certificates (other than the Class 2-A-3
                                                  Certificates) is limited to the related Adjusted
                                                  Weighted Average Pass-Through Rate, a carryover
                                                  shortfall amount, equal to the difference between
                                                  (i) LIBOR plus the related margin and (ii) the
                                                  lesser of 10.50% and the

                                      S-21

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
                                                  related Adjusted Weighted Average Pass-Through
                                                  Rate, will be payable to such certificates, to the
                                                  extent of available funds on that distribution date
                                                  or future distribution dates. However, any such
                                                  carryover shortfall amount will be paid on any
                                                  distribution date only to the extent that there are
                                                  amounts on deposit to pay such shortfalls, funded,
                                                  first from payments made under the related yield
                                                  maintenance agreement and, second, from interest
                                                  accrued on and otherwise distributable to the
                                                  Class X Certificates. Furthermore, on any
                                                  distribution date the amounts available to pay such
                                                  carryover shortfall amount from interest accrued on
                                                  and otherwise distributable to the Class X
                                                  Certificates will be paid to the Class A
                                                  Certificates (other than the Class 2-A-3
                                                  Certificates), pro rata based on unpaid carryover
                                                  shortfall amounts. Accordingly, these carryover
                                                  shortfall amounts may remain unpaid on the date of
                                                  any optional termination of the Trust or the final
                                                  distribution date. Except to the extent that any
                                                  carryover shortfall amounts are paid to the
                                                  Class A Certificates (other than the Class 2-A-3
                                                  Certificates) pursuant to the related yield
                                                  maintenance agreement or from amounts otherwise
                                                  distributable to the Class X Certificates, the
                                                  holders of these Class A Certificates will be
                                                  subject to the risk that interest distributable to
                                                  those classes will equal the related Adjusted
                                                  Weighted Average Pass-Through Rate. See
                                                  'Description of the Certificates -- Distributions
                                                  of Interest' in this prospectus supplement.

THE CLASS 2-A-3 AND CLASS B CERTIFICATES MAY      The Class 2-A-3 Certificates will receive interest
RECEIVE INTEREST AT A CERTIFICATE INTEREST RATE   at a certificate interest rate equal to the lesser
LOWER THAN LIBOR PLUS THE RELATED MARGIN          of (x) LIBOR plus the related margin and (y) the
                                                  Adjusted Loan Group 2 Weighted Average Pass-Through
                                                  Rate. The Class B Certificates will receive
                                                  interest at a certificate interest rate equal to
                                                  the lesser of (x) LIBOR plus the related margin and
                                                  (y) the Class B Weighted Average Pass-Through Rate.
                                                  For any class of these certificates, the prepayment
                                                  of mortgage loans with relatively higher
                                                  pass-through rates may cause the related Weighted
                                                  Average Pass-Through Rate to be lower than LIBOR
                                                  plus the related margin, in which case the
                                                  certificate interest rate for these certificates
                                                  will be limited to the related Weighted Average
                                                  Pass-Through Rate. Therefore, the holders of the
                                                  Class 2-A-3 and Class B Certificates will be
                                                  subject to the risk that interest distributable to
                                                  those classes will equal the related Weighted
                                                  Average Pass-Through Rate. See 'Description of the
                                                  Certificates -- Distributions of Interest' in this
                                                  prospectus supplement.

PAYMENTS MADE PURSUANT TO THE YIELD MAINTENANCE   For any distribution date (other than the first
AGREEMENTS MAY NOT BE SUFFICIENT TO COVER         distribution date and any distribution date after
CARRYOVER SHORTFALL AMOUNTS ON THE CLASS A        the distribution date in August 2013) on which the
CERTIFICATES (OTHER THAN THE CLASS 2-A-3          certificate interest rate on any of the Class A
CERTIFICATES)                                     Certificates (other than the Class 2-A-3
                                                  Certificates) is limited to the related Adjusted
                                                  Weighted Average Pass-Through Rate, such class of
                                                  Certificates may be entitled to receive, as
                                                  interest, payments pursuant to the

                                                  related yield maintenance agreement. Payments under
                                                  each yield maintenance agreement on any
                                                  distribution date will generally equal the product
                                                  of (i) a fraction, the numerator of which is the
                                                  actual number of days in the certificate accrual
                                                  period and the denominator of which is 360,
                                                  (ii) the excess, if any, of (x) LIBOR, subject to a
                                                  maximum of 10.18%, with respect to the Group 1
                                                  Yield Maintenance Agreement, and 10.16%, with
                                                  respect to the Group 2 Yield Maintenance Agreement,
                                                  over (y) the related cap strike rate specified on
                                                  Schedule 1 to this prospectus supplement and
                                                  (iii) the lesser of (x) the aggregate principal
                                                  balance of the Group 1-A or Group 2-A Certificates
                                                  (other than the Class 2-A-3 Certificates), as
                                                  applicable, immediately prior to such distribution
                                                  date and (y) the related yield maintenance notional
                                                  balance specified on Schedule 1 to this prospectus
                                                  supplement. Each yield maintenance notional balance
                                                  will be calculated based upon an assumed constant
                                                  prepayment rate on the related mortgage loans equal
                                                  to 25% per annum. If the actual prepayment rate on
                                                  the related mortgage loans is slower than the
                                                  prepayment rate assumed for purposes of determining
                                                  that yield notional balance, payments pursuant to
                                                  the related yield maintenance agreement may not be
                                                  sufficient to cover carryover shortfall amounts
                                                  allocated to the applicable class of certificates
                                                  that would otherwise be covered by amounts payable
                                                  pursuant to the related yield maintenance
                                                  agreement.

                                                  THE YIELD MAINTENANCE AGREEMENTS WILL TERMINATE
                                                  AFTER THE DISTRIBUTION DATE IN AUGUST 2013.

CERTIFICATES BOUGHT AT PREMIUMS AND DISCOUNTS     If you purchase a certificate at a discount from
MAY RECEIVE A LOWER YIELD THAN EXPECTED           its original principal balance and the rate of
                                                  principal payments is slower than you expect, your
                                                  yield may be lower than you anticipate. If you
                                                  purchase a certificate at a premium over its
                                                  original principal balance and the rate of
                                                  principal payments is faster than you expect, your
                                                  yield may be lower than you anticipate.

LOSSES ON THE MORTGAGE LOANS WILL REDUCE THE      The yield to maturity of the Class B-1, Class B-2,
YIELD ON THE CERTIFICATES                         Class B-3, Class B-4, Class B-5, Class B-6,
                                                  Class B-7, Class B-8 and Class B-9 Certificates
                                                  will be sensitive to losses on the mortgage loans
                                                  that occur after the aggregate principal balance of
                                                  the Class B-10, Class B-11 and Class B-12
                                                  Certificates has been reduced to zero. Losses on
                                                  the mortgage loans that occur after that time will
                                                  be allocated exclusively to the Class B-1,
                                                  Class B-2, Class B-3, Class B-4, Class B-5, Class
                                                  B-6, Class B-7, Class B-8 and Class B-9
                                                  Certificates in reverse numerical order, until the
                                                  aggregate principal balance of those certificates
                                                  has been reduced to zero.

                                                  In addition, if the aggregate principal balance of
                                                  all the subordinate certificates has been reduced
                                                  to zero, all further losses on the mortgage loans
                                                  in a loan group will be allocated to the Group 1-A
                                                  or Group 2-A Certificates,

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
                                                  as applicable, and the Class X PO-1 and Class X
                                                  PO-2 Components, pro rata, based on their
                                                  respective principal balances.

                                                  Moreover, the yield to maturity on the
                                                  Class 1-A-1B Certificates may become extremely
                                                  sensitive to losses on the mortgage loans in loan
                                                  group 1, because the losses that would otherwise be
                                                  allocated to the Class 1-A-1A Certificates will
                                                  instead be allocated to the Class 1-A-1B
                                                  Certificates, the yield to maturity on the
                                                  Class 2-A-1B Certificates may become extremely
                                                  sensitive to losses on the mortgage loans in loan
                                                  group 2, because the losses that would otherwise be
                                                  allocated to the Class 2-A-1A Certificates will
                                                  instead be allocated to the Class 2-A-1B
                                                  Certificates, and the yield to maturity on the
                                                  Class 2-A-2B Certificates may become extremely
                                                  sensitive to losses on the mortgage loans in loan
                                                  group 2, because the losses that would otherwise be
                                                  allocated to the Class 2-A-2A1, Class 2-A-2A2 and
                                                  Class 2-A-2A3 Certificates will instead be
                                                  allocated to the Class 2-A-2B Certificates.

                                                  See 'Description of the
                                                  Certificates -- Subordination and Allocation of
                                                  Losses' in this prospectus supplement.

LOSSES ON THE MORTGAGE LOANS IN ONE LOAN          Because the subordinate certificates represent
GROUP MAY REDUCE THE YIELD ON SENIOR              interests in both loan groups, the class principal
CERTIFICATES UNRELATED TO THAT LOAN GROUP         balances of the subordinate certificates could be
                                                  reduced to zero as a result of realized losses on
                                                  the mortgage loans in either of the two loan
                                                  groups. Therefore, the allocation of realized
                                                  losses on the mortgage loans in either loan group
                                                  to the subordinate certificates will reduce the
                                                  subordination provided by the subordinate
                                                  certificates to all of the senior certificates,
                                                  including the senior certificates related to the
                                                  loan group that did not suffer any losses. This
                                                  will increase the likelihood that future realized
                                                  losses may be allocated to the senior certificates
                                                  related to the loan group that did not suffer those
                                                  previous losses.

                                                  See 'Description of the
                                                  Certificates -- Subordination and Allocation of
                                                  Losses' in this prospectus supplement.

A LOSS OR DELINQUENCY ON A MORTGAGE LOAN MAY      As of January 1, 2005, the average principal
HAVE A DISPROPORTIONATE IMPACT ON THE             balance of the mortgage loans was approximately
PERFORMANCE OF THE MORTGAGE POOL BECAUSE THE      $         , and approximately    % of the mortgage
MORTGAGE LOANS HAVE HIGH PRINCIPAL BALANCES       loans (by aggregate principal balance as of
                                                  January 1, 2005) had original principal balances in
                                                  excess of $1,000,000. You should consider the risk
                                                  that the loss and delinquency experience on such
                                                  higher balance mortgage loans may have a
                                                  disproportionate effect on the mortgage loans as a
                                                  whole. A loss of the entire principal balance of
                                                  one of these mortgage loans may result in a
                                                  substantial realized loss, which may be allocated
                                                  to the offered certificates.

THE LACK OF SECONDARY MARKETS MAY MAKE IT         The offered certificates will not be listed on any
DIFFICULT FOR YOU TO RESELL YOUR CERTIFICATES     securities exchange. A secondary market for the
                                                  offered certificates may not develop. If a
                                                  secondary market does develop, it might not
                                                  continue or it might not be sufficiently liquid to
                                                  allow you to resell any of your certificates. You
                                                  should

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
                                                  not expect to be able to obtain a published
                                                  quotation to sell any of the offered certificates.

THE LACK OF PHYSICAL CERTIFICATES FOR SOME        You will NOT have a physical certificate if you own
CERTIFICATES MAY CAUSE DELAYS IN PAYMENT          a Class 1-A-1A, Class 1-A-1B, Class 2-A-1A,
                                                  Class 2-A-1B, Class 2-A-2A1, Class 2-A-2A2, Class
                                                  2-A-2A3, Class 2-A-2B, Class 2-A-3, Class X,
                                                  Class B-1, Class B-2, Class B-3, Class B-4,
                                                  Class B-5, Class B-6, Class B-7, Class B-8 or
                                                  Class B-9 Certificate. As a result, you will be
                                                  able to transfer your certificates only through The
                                                  Depository Trust Company, participating
                                                  organizations, including Euroclear and Clearstream,
                                                  and indirect participants. In addition, you may
                                                  experience some delay in receiving distributions on
                                                  these certificates because the trustee will not
                                                  send distributions directly to you. Instead, the
                                                  trustee will send all distributions to The
                                                  Depository Trust Company, which will then credit
                                                  those distributions to the participating
                                                  organizations. Those organizations will in turn
                                                  credit accounts you have either directly with them
                                                  or indirectly with them through indirect
                                                  participants.

THE RETURN ON YOUR CERTIFICATES COULD BE REDUCED  Following the terrorist attacks in the United
DUE TO THE SERVICEMEMBERS CIVIL RELIEF ACT OR     States on September 11, 2001, the United States has
ANY COMPARABLE STATE LEGISLATION                  increased its active military operations
                                                  (including, most recently, significant military
                                                  actions in Iraq) and has placed a substantial
                                                  number of military reservists and members of the
                                                  National Guard on active duty status. It is
                                                  possible that the number of reservists and members
                                                  of the National Guard placed on active duty status
                                                  in the near future may increase. Calling
                                                  reservists, members of the National Guard and
                                                  civilians to active military duty may adversely
                                                  affect the performance of your certificates. Under
                                                  the Servicemembers Civil Relief Act, as amended
                                                  (the 'RELIEF ACT'), formerly known as the Soldiers'
                                                  and Sailors' Civil Relief Act of 1940, persons in
                                                  active military service are provided relief from
                                                  the performance of some payment obligations. The
                                                  relief includes a 6.000% per annum interest rate
                                                  cap on each mortgage loan, provided that the
                                                  mortgage loan was obtained before the commencement
                                                  of active military service. In addition, all civil
                                                  court actions, such as bankruptcy and foreclosure
                                                  proceedings, are delayed.

                                                  State legislation may provide similar relief for
                                                  military personnel placed on active duty status.
                                                  For the purpose of this prospectus supplement,
                                                  references to the Relief Act include any such
                                                  comparable state legislation.

                                                  The application of the interest rate cap to any
                                                  mortgage loan underlying the certificates would
                                                  result in certificateholders receiving less
                                                  interest than they would otherwise be entitled to.
                                                  Each month, the interest shortfall arising out of
                                                  each of these mortgage loans would be equal to one
                                                  month of interest on the principal balance of the
                                                  mortgage loan at a rate equal to the difference
                                                  between the interest rate payable by the borrower
                                                  under the terms of the applicable mortgage note and
                                                  6.000%.

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
                                                  The interest shortfall would be deducted from the
                                                  interest payable to each class of certificates, pro
                                                  rata, in accordance with interest accrued on each
                                                  class of certificates related to that loan group
                                                  for the applicable distribution date.

                                                  The effect of a delay in foreclosure proceedings
                                                  with respect to any mortgage loan underlying the
                                                  certificates would be to cause a loss, or increase
                                                  the severity of any loss that would have otherwise
                                                  occurred, upon the final liquidation of the
                                                  mortgage loan. These losses would be applied first
                                                  to the Class B-12, Class B-11, Class B-10,
                                                  Class B-9, Class B-8, Class B-7, Class B-6,
                                                  Class B-5, Class B-4, Class B-3, Class B-2 and
                                                  Class B-1 Certificates, in that order, and then to
                                                  the senior certificates related to the loan group
                                                  on which such losses occur.

                                                  Neither the depositor nor the servicer is able to
                                                  determine how many of the mortgage loans underlying
                                                  the certificates may be affected by application of
                                                  the Relief Act in the future.

THE GEOGRAPHIC CONCENTRATION OF THE MORTGAGED     The geographic concentration of mortgaged
PROPERTIES RELATING TO THE MORTGAGE LOANS         properties can expose the related mortgage loans to
INCREASES YOUR EXPOSURE TO ADVERSE CONDITIONS IN  a higher incidence of losses due to a greater
CALIFORNIA                                        susceptibility to hazards not covered by standard
                                                  hazard insurance, such as hurricanes, floods,
                                                  mudslides and earthquakes, than properties located
                                                  in other parts of the country. Also, the geographic
                                                  concentration of mortgaged properties can expose
                                                  the related mortgage loans to a higher incidence of
                                                  losses due to economic conditions in states that
                                                  have higher concentrations of businesses in
                                                  particular economic segments than the nation as a
                                                  whole. Approximately    % of the mortgage loans in
                                                  loan group 1 and approximately    % of the mortgage
                                                  loans in loan group 2 (in each case, by aggregate
                                                  principal balance as of January 1, 2005) are
                                                  secured by mortgaged properties located in
                                                  California. The high concentration of mortgage
                                                  loans in California may adversely affect losses and
                                                  prepayments on the mortgage loans which, in turn,
                                                  would adversely affect the certificates. See
                                                  Appendix B to this prospectus supplement for a
                                                  table showing the geographic distribution of the
                                                  mortgage loans by state.

ADDITIONAL RISKS RELATING TO OPTION ARM LOANS     IN ADDITION TO THE RISK FACTORS DESCRIBED IN THIS
                                                  PROSPECTUS SUPPLEMENT, YOU SHOULD CAREFULLY
                                                  CONSIDER THE RISK FACTORS DESCRIBED UNDER
                                                  'ADDITIONAL RISK FACTORS APPLICABLE TO NEGATIVE
                                                  AMORTIZATION LOANS' IN THE ACCOMPANYING PROSPECTUS,
                                                  AS WELL AS THE OTHER RISK FACTORS IN THE
                                                  ACCOMPANYING PROSPECTUS RELATED TO YOUR
                                                  CERTIFICATES.

                                  THE SPONSOR

GENERAL

    Washington Mutual Bank, the sponsor of the securitization transaction, is a federal savings association that provides financial services to consumers and commercial clients. It is an indirect wholly-owned subsidiary of Washington Mutual, Inc. At March 31, 2005, Washington Mutual, Inc. and its subsidiaries had assets of $319.7 billion. The sponsor and its affiliates currently operate more than 2,400 retail banking, mortgage lending, commercial banking and financial services offices throughout the United States.

    Securitization of mortgage loans is an integral part of the sponsor's management of its capital. It has engaged in securitizations of first lien single-family residential mortgage loans through WaMu Asset Acceptance Corp., as depositor, since 2005, and through Washington Mutual Mortgage Securities Corp., as depositor, since 2001. From 1997 until 2001, the sponsor engaged in securitizations of single-family residential mortgage loans through unaffiliated depositors, and some of its predecessor organizations also securitized mortgage loans. It has engaged in securitizations of multi-family and commercial mortgage loans through unaffiliated depositors since 2001.

    The sponsor generally acts as servicer of all mortgage loans securitized by the sponsor, and it will act as servicer of the mortgage loans owned by the Trust. The sponsor participated with the underwriter in structuring the securitization transaction.

    The following table shows, for each of the most recent three years, the aggregate principal balance of first lien single-family residential mortgage loans originated by the sponsor (or purchased by the sponsor from correspondent lenders) during that year and the portion of those mortgage loans securitized during that year through affiliated depositors.

   THE SPONSOR'S ORIGINATION AND SECURITIZATION OF SINGLE-FAMILY RESIDENTIAL
                     MORTGAGE LOANS YEAR ENDED DECEMBER 31,

                                                                 2002       2003       2004
                                                                 ----       ----       ----
                                                                (DOLLAR AMOUNTS IN MILLIONS)
Aggregate Principal Balance of Mortgage Loans Originated by    $181,028   $363,503   $265,372
  Sponsor...................................................
Aggregate Principal Balance of Mortgage Loans Securitized...   $ 36,338   $ 25,414   $ 21,195

THE SPONSOR'S ORIGINATION CHANNELS

    All of the mortgage loans owned by the Trust have been either originated by the sponsor or purchased by the sponsor from approved mortgage loan correspondent lenders. The sponsor originates mortgage loans through its retail lending division, which is a network of its own banks and mortgage lending offices; through its ConsumerDirect lending division, which originates mortgage loans to employees of the sponsor and its affiliates, originates mortgage loans through the internet and refinances mortgage loans held in the sponsor's mortgage loan portfolio; and through its wholesale lending division, which is a network of independent mortgage loan brokers approved by the sponsor. For each mortgage loan originated through the sponsor's wholesale lending division, a mortgage loan broker submits a loan application package to the sponsor for underwriting and funding, and receives a portion of the loan origination fee charged to the mortgagor at the time the loan is made.

    Some of the sponsor's correspondent lenders have delegated underwriting approval. Those correspondent lenders are authorized to underwrite mortgage loans with specified characteristics up to specified loan amounts, and must refer all other mortgage loans to the sponsor for underwriting. In the case of mortgage loans underwritten by a correspondent lender, the correspondent lender will represent to the sponsor that the mortgage loans have been underwritten in accordance with the sponsor's underwriting guidelines. Correspondent lenders without delegated underwriting approval submit loan application packages to the sponsor for underwriting and fund each loan only upon approval by the sponsor.

    As part of its general securitization program, the sponsor may also purchase pools of mortgage loans in the secondary market from originators that may have applied underwriting guidelines that differ from those of the sponsor. None of the mortgage loans owned by the Trust were purchased from such originators.

                            STATIC POOL INFORMATION

    On [           , 2005], the depositor filed with the Securities and Exchange
Commission, as Exhibit 99.[    ] to a Current Report on Form 8-K, static pool
information about prior securitized pools of Option ARM Loans of the sponsor, which information is incorporated by reference into this prospectus supplement. The static pool information includes (i) information about the original characteristics of each prior securitized pool as of the cut-off date for that pool and (ii) delinquency, loss and prepayment information about each prior securitized pool in quarterly increments from the related cut-off date through March 31, 2005. The static pool information about prior securitized pools of Option ARM Loans of the sponsor that were established before January 1, 2006 is not deemed to be a part of this prospectus supplement, the prospectus or the related registration statement. 'OPTION ARM LOANS' are adjustable rate mortgage loans whose interest rates are tied to either One-Year MTA index (as described under 'Description of the Mortgage Pool -- The Index' below) or the 11th District COFI index (the monthly weighted average cost of funds for Eleventh District savings institutions as announced by the Federal Home Loan Bank of San Francisco), which have initial fixed-rate periods of between one and twelve months, and which have a negative amortization feature.

    THERE CAN BE NO ASSURANCE THAT THE RATES OF DELINQUENCIES, LOSSES AND PREPAYMENTS EXPERIENCED BY THE PRIOR SECURITIZED POOLS WILL BE COMPARABLE TO DELINQUENCIES, LOSSES AND PREPAYMENTS EXPECTED TO BE EXPERIENCED BY THE MORTGAGE LOANS OWNED BY THE TRUST.

                       UNDERWRITING OF THE MORTGAGE LOANS

GENERAL

    All of the mortgage loans owned by the Trust have been originated in accordance with the underwriting guidelines of the sponsor as described in this section. Mortgage loans may have been underwritten directly by the sponsor or by correspondent lenders with delegated underwriting approval.

    The sponsor's underwriting guidelines generally are intended to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Some mortgage loans are manually underwritten, in which case an underwriter reviews a loan application and supporting documentation, if required, and a credit report of the borrower, and based on that review determines whether to originate a loan in the amount and with the terms stated in the loan application. Some mortgage loans are underwritten through the sponsor's automated underwriting system, described below.

    Prospective borrowers are required to complete a standard loan application in which they provide financial information regarding such factors as their assets, liabilities and related monthly payments, income, employment history and credit history. Each borrower also provides an authorization to access a credit report that summarizes the borrower's credit history. In the case of some mortgage loans originated under the sponsor's streamline documentation programs (described below), the prospective borrower is not required to provide certain financial information, including information about income and assets.

EVALUATION OF THE BORROWER'S CREDIT STANDING

    To evaluate a prospective borrower's credit history, the loan underwriter obtains a credit report relating to the borrower from one or more credit reporting companies, usually in the form of a merged credit report. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments. In most cases the credit report provides a credit score for the borrower, which represents a numerical weighing of the borrower's credit characteristics. Credit scores are designed to assess a borrower's creditworthiness and likelihood to default on an obligation over a defined period (usually two to three years) based on a borrower's credit history. Credit scores do not necessarily correspond to the probability of default over the life of a mortgage loan because they reflect past credit history, rather than an assessment of future payment performance. In addition, credit scores only indicate general creditworthiness, and credit scores are not intended to specifically apply to mortgage debt. Credit scores range from approximately 250 to approximately 900, with higher scores indicating more favorable credit history. If the loan underwriter obtains credit scores from three credit reporting companies, the middle score generally is used, and if two credit scores are obtained, the lowest score generally is used. In the case of co-borrowers, the credit score for the borrower with the lowest credit score generally is used (determined for each borrower as described in the immediately preceding sentence). Minimum credit scores are required for some loan products and loan programs. Credit scores may not be available for some borrowers.

EVALUATION OF THE BORROWER'S REPAYMENT ABILITY

    In evaluating a prospective borrower's ability to repay a mortgage loan, the loan underwriter considers the ratio of the borrower's mortgage payments, real property taxes and other monthly housing expenses to the borrower's gross income (referred to as the 'housing-to-income ratio' or 'front end ratio'), and the ratio of the borrower's total monthly debt (including non-housing expenses) to the borrower's gross income (referred to as the 'debt-to-income ratio' or 'back end ratio'). The maximum acceptable ratios may vary depending on other loan factors, such as loan amount and loan purpose, loan-to-value ratio, credit score and the availability of other liquid assets. Exceptions to the ratio guidelines may be made when compensating factors are present.

    For purposes of calculating the 'front end' and 'back end' ratios for an Option ARM Loan, the borrower's monthly mortgage debt is determined based on a minimum mortgage loan interest rate, which rate may be greater than the rate in effect for the mortgage loan during the initial fixed-rate period. This minimum rate is set by the sponsor's credit department from time to time, and varies according to occupancy status and other factors. In addition, for purposes of calculating these ratios for an Option ARM Loan with a 40-year term, the borrower's monthly mortgage debt is determined based on 30-year term.

EVALUATION OF THE ADEQUACY OF THE COLLATERAL

    The adequacy of the mortgaged property as collateral generally is determined by an appraisal made in accordance with pre-established appraisal guidelines. At origination, all appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation, and are made on forms acceptable to Fannie Mae and/or Freddie Mac. Appraisers may be staff appraisers employed by the sponsor or independent appraisers selected in accordance with the pre-established appraisal guidelines. Such guidelines generally require that the appraiser, or an agent on its behalf, personally inspect the property and verify whether the property is in adequate condition and, if the property is new construction, whether it is substantially completed. However, in the case of mortgage loans underwritten through the sponsor's automated underwriting system, an automated valuation method may be used, under which the appraiser does not personally inspect the property but instead relies on public records regarding the mortgaged property and/or neighboring properties. In either case, the appraisal normally is based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, a replacement cost analysis based on the current cost of constructing or purchasing a similar property. For mortgage loans underwritten under the sponsor's streamline documentation programs, the appraisal guidelines in some cases permit the appraisal obtained for an existing mortgage loan to be used. Title insurance is required for all mortgage loans, except that for mortgage loans secured by shares of cooperative apartments, title insurance is not required for the cooperative apartment building (but a lien search is provided by the title company). Specific additional title insurance coverage is required for some types of mortgage loans.

DOCUMENTATION PROGRAMS

    Each mortgage loan has been underwritten under one of three documentation guidelines for verification of the borrower's stated income and assets. Under the sponsor's full/alternative documentation program, the prospective borrower's stated income is verified through receipt of the borrower's most recent pay stub and most recent W-2 form or, in the case of self-employed borrowers or borrowers with more than 25% of their income from commissions, two years of personal (and, if applicable, business) tax returns. For self-employed borrowers, profit and loss statements may also be required. Under the full/alternative documentation program, the borrower's stated assets are verified through receipt of the borrower's two most recent bank or brokerage statements. In addition, the borrower's employment is verified with the employer by telephone.

    The sponsor's low documentation program places increased reliance on the value and adequacy of the mortgaged property as collateral, the borrower's credit standing and (in some cases) the borrower's assets. It is available to borrowers with certain loan-to-value ratios, loan amounts and credit scores. Under this program, the income as stated in the borrower's loan application is not verified, although the borrower's employment may be verified by telephone. The borrower's stated income must be reasonable for the borrower's occupation and assets (as determined in the underwriter's discretion). Assets are required to be verified when used as a compensating factor to support the borrower's claimed income or when specific loan-to-value ratio or loan amount maximums are exceeded.

    The sponsor has several 'streamline' documentation programs under which the prospective borrower's income and assets either are not required to be obtained or are obtained but not verified. Eligibility criteria vary but may include minimum credit scores, maximum loan amounts, maximum debt-to-income ratios and specified payment histories on an existing mortgage loan (generally, a history of timely mortgage payments for the past twelve months, or for the duration of the mortgage loan if less than twelve months old) or on other debt. Purchase loans as well as refinance loans may be eligible under the streamline documentation programs. For some mortgage loans that qualify under these programs, the borrower's income and assets are not required to be obtained. For some other mortgage loans that qualify under these programs, the borrower's income and assets are obtained but not verified, the borrower's employment is verified with the employer by telephone, and the borrower's stated income must be reasonable for the borrower's occupation and assets (as determined in the underwriter's discretion).

    A credit report for the borrower generally is required for all mortgage loans underwritten under the sponsor's full/alternative and low documentation programs, and for all but a small percentage of mortgage loans underwritten under the sponsor's streamline documentation program.

EXCEPTIONS TO PROGRAM PARAMETERS

    Exceptions to the sponsor's loan program parameters may be made on a case-by-case basis if compensating factors are present. In those cases, the basis for the exception is documented, and in some cases the approval of a senior underwriter is required. Compensating factors may include, but are not limited to, low loan-to-value ratio, low debt-to-income ratio, good credit standing, the availability of other liquid assets, stable employment and time in residence at the prospective borrower's current address.

AUTOMATED UNDERWRITING SYSTEM

    Some mortgage loans originated through the sponsor's retail and wholesale lending divisions have been underwritten in whole or in part through the sponsor's proprietary automated underwriting system, known as Enterprise Decision Engine or 'EDE'. Based on the borrower's credit report and the information in the borrower's loan application, the system either (a) approves the loan subject to the satisfaction of specified conditions, which may include the receipt of additional documentation, or (b) refers the loan application to an underwriter for manual underwriting. In making the underwriting decision, EDE distinguishes between ten different levels of credit standing, based on both the credit score and other items in the borrower's credit report. The sponsor has developed these ten levels of credit standing based on a statistical analysis of the past performance of approximately 193,000 mortgage loans originated by the sponsor for its own portfolio between 1998 and 2001. The sponsor has been using EDE for underwriting of mortgage loans since January 2005. The sponsor has also used in the past, and currently uses, other automated underwriting systems. All or some of the mortgage loans owned by the Trust may have been underwritten through EDE or other automated underwriting systems.

QUALITY CONTROL REVIEW

    The sponsor's credit risk oversight department conducts quality control reviews of statistical samplings of previously originated mortgage loans on a regular basis.

                                 THE DEPOSITOR

    WaMu Asset Acceptance Corp., the depositor, is a Delaware corporation and a wholly owned subsidiary of the sponsor. The depositor engages in no activities other than securitizing assets. It will have no material continuing obligations with respect to the mortgage loans or the certificates following the issuance of the certificates, other than the obligations (i) to file financing statements perfecting the Trust's interest in the mortgage loans, (ii) to repurchase or substitute for affected mortgage loans in the event of a material breach of a representation and warranty made by the depositor in the pooling agreement that has not been remedied and (iii) to indemnify the underwriters against some civil liabilities, including liabilities under the Securities Act of 1933.

                                   THE TRUST

GENERAL

    The issuer of the certificates, the WaMu Mortgage Pass-Through Certificates Series 2005-AR Trust (the 'TRUST'), will be a statutory trust formed under the laws of the State of Delaware pursuant to a trust agreement between WaMu Asset Acceptance Corp., as depositor, and Deutsche Bank Trust Company Delaware, as Delaware trustee. The pooling agreement among the depositor, Washington Mutual Bank, as servicer, the Delaware trustee and Deutsche Bank National Trust Company, as trustee, will restate the trust agreement and will be the governing instrument of the Trust.

    The Trust will not own any assets other than the mortgage loans and the other assets described below. The Trust will not have any liabilities other than those incurred in connection with the pooling agreement and any related agreement. The Trust will not have any directors, officers or other employees. No equity contribution will be made to the Trust by the sponsor, the depositor or any other party, except for a de minimis contribution made by the depositor pursuant to the trust agreement, and the Trust will not have any other capital. The fiscal year end of the Trust will be December 31. The Trust will act through the trustee and the Delaware trustee, whose fees and reasonable expenses will be paid or reimbursed by the servicer.

ASSIGNMENT OF THE MORTGAGE LOANS AND OTHER ASSETS TO THE TRUST

    A pool of mortgage loans, as described in this prospectus supplement, will be sold to the Trust on January 26, 2005 (the 'CLOSING DATE'). The Trust will own the right to receive all payments of principal and interest on the mortgage loans due after January 1, 2005 (the 'CUT-OFF DATE'). A schedule to the pooling agreement will include information about each mortgage loan, including:

             the applicable loan group;

             the outstanding principal balance as of the close of business on the Cut-Off Date;

             the term of the mortgage loan; and

             the mortgage interest rate as of the close of business on the Cut-Off Date and information about how that mortgage interest rate adjusts.

    The mortgage notes will not be endorsed to the Trust and no assignment of the mortgages to the Trust will be prepared. Washington Mutual Bank fsb, a wholly-owned subsidiary of the servicer, will have possession of and will review the mortgage notes and mortgages as custodian for the Trust and financing statements will be filed evidencing the Trust's interest in the mortgage loans.

    The mortgage pool will be the primary asset of the Trust. The Trust will also contain other assets, including:

             insurance policies related to individual mortgage loans, if applicable;

             any property that secured a mortgage loan that the Trust acquires after the Cut-Off Date by foreclosure or deed in lieu of foreclosure;

             the rights of the Trust under the yield maintenance agreements; and

             amounts held in the certificate account.

    In exchange for the mortgage loans and the other assets described above, the trustee will authenticate and deliver the certificates pursuant to the order of the depositor.

    It is the intent of the parties to the pooling agreement that the conveyance of the mortgage loans and the related assets to the Trust constitute an absolute sale of those assets. However, in the event that the pooling agreement for any reason is held or deemed to create a security interest in those assets, then the pooling agreement will constitute a security agreement and the depositor grants to the Trust a security interest in those assets. The depositor will file financing statements perfecting such security interest.

RESTRICTIONS ON ACTIVITIES OF THE TRUST

    Pursuant to the pooling agreement, the Trust will have the power and authority (i) to acquire, hold, lease, manage, administer, control, invest, reinvest, operate and transfer assets of the Trust, (ii) to issue and make distributions on the certificates and (iii) to engage in such other activities as are described in the pooling agreement. The Trust will be required to act in accordance with requirements specified in the pooling agreement that are designed to maintain the Trust's existence as a legal entity separate and distinct from any other entity. The Trust will not be permitted to do any of the following:

             to engage in any business or activity other than those described in the pooling agreement;

             to incur or assume any indebtedness other than indebtedness incurred under the pooling agreement or any related agreement;

             to guarantee or otherwise assume liability for the debts of any other entity;

             to confess a judgment against the Trust;

             to possess or assign the assets of the Trust for other than a Trust purpose;

             to lend any funds to any entity, except as contemplated by the pooling agreement; or

             to do other actions prohibited by the pooling agreement.

    The permissible activities of the Trust may not be modified except by an amendment to the pooling agreement. See 'Description of the Certificates -- Amendment of the Pooling Agreement' in this prospectus supplement.

DISCRETIONARY ACTIVITIES WITH RESPECT TO THE TRUST

    The following is a description of material discretionary activities that may be taken with regard to the administration of the mortgage loans or the certificates:

             The servicer will be authorized to exercise discretion with regard to its servicing of the mortgage loans in accordance with the servicing standard specified in the pooling agreement. See 'Servicing of the Mortgage Loans -- The Servicer -- Servicing Procedures' in this prospectus supplement.

             Each of the sponsor and the depositor will have discretion to determine whether to repurchase a mortgage loan or to substitute for a mortgage loan, if required under the pooling agreement to repurchase or substitute for a defective mortgage loan. See 'Description of the Mortgage Pool -- Representations and Warranties Regarding the Mortgage Loans' in this prospectus supplement.

             On any Distribution Date after the Clean-Up Call Option Date, the servicer will be permitted to purchase all of the mortgage loans owned by the Trust. See 'Description of the Certificates -- Optional Termination of the Trust' in this prospectus supplement.

             In the event of certain transfers of the Class R
             Certificates to a person who is not a permitted transferee under the pooling agreement, the depositor will have the right to sell the Class R Certificates to a purchaser selected by the depositor.

             In the event of a default by the servicer under the pooling agreement that has not been remedied, either the trustee or holders of certificates evidencing at least 25% of the voting rights will have the right to terminate the servicer. If the servicer is terminated or resigns the trustee will become the successor servicer; however, the trustee will have the right to appoint, or to petition a court to appoint, a successor servicer. See 'The Trustees -- The Trustee -- Events of Default Under the Pooling Agreement' in this prospectus supplement.

             Holders of certificates evidencing more than 50% of the voting rights will have the right at any time to remove the trustee or the Delaware trustee and to appoint an eligible successor trustee.

                                  THE TRUSTEES

THE TRUSTEE

GENERAL

    Deutsche Bank National Trust Company, the trustee under the pooling agreement, is a national banking association. The trustee has served as trustee for asset-backed securities transactions involving first lien single-family
residential mortgage loans since [         ].

MATERIAL DUTIES OF THE TRUSTEE

    The trustee will have the following material duties under the pooling agreement:

             to authenticate and deliver the certificates, pursuant to the order of the depositor;

             to maintain a certificate register and, upon surrender of certificates for registration of transfer or exchange, to authenticate and deliver new certificates;

             to make the required distributions to certificateholders on each Distribution Date, in accordance with the monthly distribution report prepared by the administrative agent;

             to deliver or make available to certificateholders the monthly distribution reports and any other reports required to be delivered by the trustee under the pooling agreement;

             in the event that the trustee has received notice from the servicer that the remaining Class Principal Balance of a class of certificates is to be paid on a specified
             Distribution Date, to send a notice to that effect to the holders of that class of certificates; and

             to act as successor servicer, or to appoint a successor servicer, to the extent described under ' -- Events of Default Under the Pooling Agreement' below.

EVENTS OF DEFAULT UNDER THE POOLING AGREEMENT

    In the event of a default by the servicer under the pooling agreement that has not been remedied, either the trustee or holders of certificates evidencing at least 25% of the voting rights will have the right to terminate the servicer. If the servicer is terminated, or the servicer resigns because its duties under the pooling agreement are no longer permitted under applicable law, the trustee will become the successor servicer. However, if the trustee is unwilling or unable to act as successor servicer, it may appoint, or petition a court to appoint, a successor servicer.

    The trustee will be required to notify certificateholders and the rating agencies of any event of a default by the servicer known to the trustee, and of the appointment of any successor servicer.

    In the event of a default by the depositor under the pooling agreement that has not been remedied, holders of certificates evidencing at least 25% of the voting rights will have the right to direct the trustee to institute a legal action to enforce the depositor's obligations under the pooling agreement.

    See 'Description of the Securities -- Events of Default Under the Governing Agreement and Rights Upon Events of Default' in the prospectus.

THE DELAWARE TRUSTEE

    Deutsche Bank Trust Company Delaware, the Delaware trustee under the pooling agreement, is a Delaware banking corporation. The Delaware trustee has served as Delaware trustee for asset-backed securities transactions involving first lien
single-family residential mortgage loans since [         ].

    The Delaware trustee will serve as trustee for the Trust for the sole purpose of satisfying the requirement under the Delaware statutory trust statute that the Trust have at least one trustee with a principal place of business in Delaware. The Delaware trustee's duties under the pooling agreement will be limited to (i) accepting legal process served on the Trust in the State of Delaware and (ii) executing any certificates with respect to the Trust which the Delaware Trustee is required to execute under the Delaware statutory trust statute.

LIMITATIONS ON THE TRUSTEES' LIABILITY

    Neither the trustee nor the Delaware trustee will be liable under the pooling agreement:

             except for the performance of such duties and obligations as are specifically set forth in the pooling agreement;

             for any action taken or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by the pooling agreement; or

             for any action taken or omitted by it in good faith in accordance with the direction of holders of certificates evidencing at least 25% of the voting rights relating to the time, method and place of conducting any proceeding for any remedy available to such trustee, or relating to the exercise of any trust or power conferred upon such trustee under the pooling agreement.

    In the absence of bad faith, the trustee and the Delaware trustee may conclusively rely upon any certificates or opinions of counsel furnished to such trustee under the pooling agreement. Any such opinion of counsel will be full and complete authorization and protection in respect of any action taken or omitted to be taken by such trustee in good faith and in accordance with such opinion of counsel. Neither the trustee nor the Delaware trustee will be deemed to have knowledge or notice of any matter, including an event of default, unless actually known to it or unless it has received written notice thereof.

RESIGNATION AND REMOVAL OF THE TRUSTEES

    Each of the trustee and the Delaware trustee may at any time resign by giving written notice thereof to the servicer. Upon receiving such notice of resignation, the servicer will be required to appoint a successor trustee. If the trustee or the Delaware trustee ceases to be eligible under the pooling agreement and fails to resign, or if the trustee or the Delaware trustee becomes incapable of acting, the servicer may remove such trustee and appoint a successor trustee. The holders of certificates evidencing at least 50% of the voting rights may at any time remove the trustee or the Delaware trustee and appoint a successor trustee.

    Any expenses associated with the resignation of a trustee will be required to be paid by such trustee, and any expenses associated with the removal of a trustee will be required to be paid by the servicer.

                                 THE SERVICERS

GENERAL

    All of the mortgage loans owned by the Trust will be serviced by Washington Mutual Bank, as servicer, pursuant to the pooling agreement. Washington Mutual Mortgage Securities Corp. will act as administrative agent of the servicer with respect to the mortgage loans, pursuant to an administrative agent agreement between the administrative agent and the servicer. The administrative agent will be responsible for calculating monthly distributions on the certificates, preparing monthly distribution reports and other functions, as described under ' -- The Administrative Agent' below. Washington Mutual Bank fsb, a wholly-owned subsidiary of the servicer, will have possession of the mortgage files as custodian for the Trust.

    The servicer will outsource to third party vendors some servicing functions, as described under ' -- The Servicer -- The Servicer's Servicing
Procedures -- The Servicer's Third Party Vendors' below. The administrative agent will calculate monthly distributions to certificateholders and prepare monthly distribution reports using software licensed from a third party vendor and based on the third party vendor's model of the priority of distributions on the certificates.

THE SERVICER

THE SERVICER'S SERVICING EXPERIENCE

    The servicer has been servicing single-family residential mortgage loans for over 100 years. The single-family residential mortgage loans serviced by the servicer have included, since 2001, sub-prime residential mortgage loans serviced for Long Beach Mortgage Company, an affiliate of the servicer, or for its securitization trusts.

    The following table shows the number and aggregate principal balance of single-family residential mortgage loans, including conforming and nonconforming mortgage loans and fixed rate and adjustable rate mortgage loans, and including prime and sub-prime mortgage loans, serviced by the servicer as of December 31 for each of the most recent three years.

  SINGLE-FAMILY RESIDENTIAL PRIME AND SUBPRIME MORTGAGE LOANS SERVICED BY THE
                     SERVICER (DOLLAR AMOUNTS IN MILLIONS)

                                                           12/31/2002   12/31/2003   12/31/2004
                                                           ----------   ----------   ----------
Number of Mortgage Loans Serviced for Sponsor or Its
  Affiliates (or Their Securitization Trusts)............
Aggregate Principal Balance..............................
Number of Mortgage Loans Serviced for Third Parties......
Aggregate Principal Balance..............................

    The following table shows the number and aggregate principal balance of single-family residential mortgage loans, including conforming and nonconforming mortgage loans and fixed rate and adjustable rate mortgage loans (but excluding sub-prime mortgage loans), serviced by the servicer as of December 31 for each of the most recent three years.

    SINGLE-FAMILY RESIDENTIAL PRIME MORTGAGE LOANS SERVICED BY THE SERVICER
                          (DOLLAR AMOUNTS IN MILLIONS)

                                                           12/31/2002   12/31/2003   12/31/2004
                                                           ----------   ----------   ----------
Number of Mortgage Loans Serviced for Sponsor or Its
  Affiliates (or Their Securitization Trusts)............
Aggregate Principal Balance..............................
Number of Mortgage Loans Serviced for Third Parties......
Aggregate Principal Balance..............................

SERVICING PROCEDURES

    Servicing Functions. The functions to be performed by the servicer will include payment collection and payment application, investor reporting and other investor services, default management and escrow administration. The servicer will perform its servicing functions at loan servicing centers located in Florence, South Carolina; Milwaukee, Wisconsin; Northridge/Chatsworth, California; and Jacksonville, Florida.

    Servicing Standard; Waivers and Modifications. Pursuant to the pooling agreement, the servicer will be required to service the mortgage loans consistent with prudent mortgage loan servicing practices and (unless inconsistent with those servicing practices) in the same manner in which, and with the same care, skill, prudence and diligence with which, it services and administers similar mortgage loans for other portfolios. The servicer will be required to make reasonable efforts to collect or cause to be collected all payments under the mortgage loans and, to the extent consistent with the pooling agreement and applicable insurance policies, follow such collection procedures as are followed with respect to comparable mortgage loans that are held in portfolios of responsible mortgage lenders in the local areas where each mortgaged property is located.

    Consistent with the servicing standard described above, the servicer will be permitted to waive, modify or vary any term of any mortgage loan, subject to certain conditions, as described in 'Description of the Securities -- Collection and Other Servicing Procedures Employed by the Servicer, Manager, Bond Administrator or Certificate Administrator' in the prospectus.

    Mortgage Loan Servicing System. In performing its servicing functions, the servicer will use computerized mortgage loan servicing systems that it leases from Fidelity Information Services, a division of Fidelity National Financial ('FIDELITY'), a third party vendor (collectively, the 'FIDELITY SYSTEM'). The Fidelity System produces detailed information about the financial status of each mortgage loan, including outstanding principal balance, current interest rate and the amount of any advances, unapplied payments, outstanding fees, escrow deposits or escrow account overdrafts, and about transactions that affect the mortgage loan, including the amount and due date of each payment, the date of receipt of each payment (including scheduled payments and prepayments), and how the payment was applied. The Fidelity System also produces additional information about mortgage loans that are in default, including the amount of any insurance and liquidation proceeds received. The servicer began using the Fidelity System in 1996. Prior to July 2004, the servicer serviced some mortgage loans using a proprietary mortgage loan servicing system; in July 2004, the servicer consolidated servicing into a single servicing platform by converting approximately 1.2 million loan records from the proprietary mortgage loan servicing system to the Fidelity System.

    Custodial Account, Escrow Account, Investment Account, Yield Maintenance Account and Certificate Account. Mortgagor payments on the mortgage loans, including scheduled monthly payments, any Curtailments and Payoffs and any escrow payments (which are payments made by some mortgagors and held by the servicer in escrow for future payment of taxes and insurance), will initially be deposited into either a lockbox account maintained by a third party financial institution or a payment clearing account maintained by the servicer. Payments deposited into the lockbox account will be transferred by the servicer into the payment clearing account. Other collections on the mortgage loans, including Liquidation Proceeds and Insurance Proceeds (each, as defined in the pooling agreement) (other than Insurance Proceeds required for the restoration or repair of the related mortgaged property, which the servicer will retain for such purpose), will also initially be deposited into a payment clearing account maintained by the servicer. Within 48 hours of receipt, the servicer will
(i) transfer all such collections on the mortgage loans (other than escrow payments) into a custodial account maintained by the servicer and (ii) transfer all escrow payments into an escrow account maintained by the servicer.

    The servicer will deposit into the custodial account any required advances of principal and interest. See ' -- Advances' below. The servicer will also deposit into the custodial account any Repurchase Proceeds. See 'Description of the Mortgage Pool -- Representations and Warranties Regarding the Mortgage Loans' below.

    Under the pooling agreement, the servicer will be permitted to transfer funds held in the custodial account into an investment account maintained with an eligible investment depository, and to invest those funds in eligible investments, for its own benefit, before those funds are to be transferred to a certificate account maintained by the trustee.

    On the business day immediately preceding each Distribution Date, the servicer will transfer (or cause the administrative agent to transfer) from the investment account into the certificate account the funds held in the investment account that are required to be distributed to certificateholders on that Distribution Date. The servicer may request the trustee to invest funds held in the certificate account in eligible investments, for the servicer's benefit, before those funds are to be distributed to certificateholders.

    Payments under the Yield Maintenance Agreements will be deposited into a yield maintenance account maintained by the trustee.

    On each Distribution Date, the trustee will (i) transfer the amounts on deposit in the yield maintenance account into the certificate account and
(ii) after making such transfer, withdraw from the certificate account the funds required to be distributed to certificateholders on that date.

    Scheduled monthly payments generally will be held pending distribution to certificateholders from the date of receipt by the servicer until the immediately following Distribution Date. However, if a monthly payment is received prior to its scheduled Due Date, that payment will be held until the Distribution Date in the calendar month in which it was due. Payoffs received by the servicer in any Prepayment Period (that is, from the 15th day of a calendar month until the 14th day of the next calendar month) will be held until the Distribution Date immediately following the end of that Prepayment Period. Curtailments, Liquidation Proceeds, Insurance Proceeds, Subsequent Recoveries and Repurchase Proceeds will be held from the date of receipt by the servicer until the Distribution Date in the immediately succeeding calendar month.

    Funds held in the lockbox accounts and the payment clearing accounts may be commingled with collections on other mortgage loans serviced by the servicer. Funds held in the investment account may be commingled with funds related to series of pass-through certificates with one or more classes of certificates that have ratings equal to the highest of the ratings of the certificates. Funds held in the custodial account, the escrow account, the yield maintenance account and the certificate account will not be commingled with collections on mortgage loans that are not owned by the Trust.

    Only the servicer or the third party financial institutions that maintain the lockbox accounts will have access to funds held in those accounts. Only the servicer will have access to funds held in the payment clearing accounts, the custodial account and the escrow account. Only the servicer and the administrative agent will have access to funds held in the investment account. Only the trustee will have direct access to funds held in the yield maintenance account and the certificate account; however, the servicer or the administrative agent on its behalf may direct the trustee to invest funds in the certificate account for the servicer's benefit and may direct the trustee to make certain withdrawals from that account.

    All of the transaction accounts described above will be reconciled on a monthly basis. There will not be any external verification of activity in the transaction accounts, except as may occur in connection with the annual examination by Washington Mutual, Inc.'s independent accountants in connection with their audit of Washington Mutual, Inc. and its subsidiaries, or in connection with periodic examination by the servicer's regulatory authorities.

    The diagram on the next page illustrates the flow of collections and other payments on the mortgage loans and payments by the Cap Counterparty through the transaction accounts described above.

                               FLOW OF PAYMENTS


                                   Mortgagor
          -------------------------Payments
          |                            |
          |                            |
Lockbox Accounts----------------Payment Clearing---------------------Other
                                    Accounts                        Mortgage
                                       |                              Loan
                                       |                           Collections
                                       |
                                       |
                            ------------------------
                            |                      |                 Servicer
                            |                      |               Advances of
                            |                      |              Principal and
                      Escrow Account       Custodial Account------Interest and
                                                   |               Repurchase
                                                   |                 Proceeds
                                                   |
                                                   |
                                           Investment Account
                                                   |
                                                   |
Payments by                                        |
    Cap---------------Yield Maintenance---Certificate Account
Counterparty               Account                 |
                                                   |
                                                   |
                                            Distributions to
                                           Certificateholders

    Permitted Withdrawals. The pooling agreement will permit the servicer to make withdrawals (or, in the case of the certificate account, to direct the trustee to make withdrawals), from time to time, from the custodial account, the investment account and the certificate account for the following purposes:

             to reimburse itself for advances, as described under ' -- Advances' below;

             to pay to itself the servicing fee (to the extent not applied to pay compensating interest);

             to pay to itself investment earnings earned on funds held in the investment account and the certificate account (to the extent not applied to pay compensating interest);

             to pay to itself interest that was accrued and received on Payoffs received during the period from the first day through the 14th day of any month (to the extent not applied to pay compensating interest);

             to reimburse itself or the depositor or any of their directors, officers, employees or agents for certain expenses, costs and liabilities incurred in connection with any legal action relating to the pooling agreement or the certificates, as and to the extent described under 'Description of the Securities -- Matters Regarding the Servicer and the Depositor' in the prospectus; and

             other permitted purposes described in the pooling agreement.

    Procedures for Applying Additional Payments. If the servicer receives a payment on a non-delinquent mortgage loan in addition to the Minimum Monthly Payment, the servicer generally will apply the additional payment as a Curtailment (unless the mortgagor instructs the servicer to apply the payment in another manner). If the interest accrued on the mortgage loan exceeds the Minimum Monthly Payment, the servicer will first increase the principal balance of the mortgage loan by the amount of the excess interest in the form of negative amortization, and will then decrease the principal balance by the amount of the Curtailment.

    The servicer generally will not apply Curtailments on delinquent mortgage loans. If the servicer receives an additional payment on a delinquent mortgage loan with instruction from the mortgagor to apply the payment as a Curtailment, the servicer will hold the additional payment until the mortgage loan has been brought current. If the servicer receives an additional payment on a delinquent mortgage loan without instruction from the mortgagor as to payment application, the servicer generally will apply the additional payment to bring the mortgage loan current, to reimburse the servicer for any escrow advances and to pay any applicable outstanding fees, and will apply any remainder as a Curtailment.

    Advances. The servicer will be required under the pooling agreement to advance its own funds (or, in the case of advances described in clause (i), either its own funds or funds held by the servicer for future distribution)
(i) to cover any shortfall between payments of principal and interest scheduled to be received in respect of the mortgage loans each month and the amounts actually received, (ii) to pay any taxes or insurance with respect to mortgaged properties to the extent not paid by the mortgagor, (iii) to cover costs and expenses in connection with foreclosure or bankruptcy proceedings and (iv) to pay for the maintenance of and, to the extent not covered by insurance, the restoration of, properties acquired or to be acquired through foreclosure; provided, however, that the servicer will not make any of the advances described in clauses (i), (ii), (iii) and (iv) above if it determines, in good faith, that the advance would not be recoverable from late payments, Insurance Proceeds, Liquidation Proceeds or other amounts received for the applicable mortgage loan; provided, further, that in the case of clause (iv) above, the servicer will not make advances for the restoration of foreclosure properties unless it determines that the restoration will increase the Liquidation Proceeds after reimbursement to itself for those advances. The servicer will not charge interest or other fees with respect any advances.

    If, at the time a mortgage loan becomes a Liquidated Mortgage Loan, an advance previously made by the servicer with respect to that mortgage loan has not been recovered from late payments, Insurance Proceeds, Liquidation Proceeds or other amounts received for that mortgage loan (a 'NONRECOVERABLE ADVANCE'), the servicer will be entitled to be reimbursed for such advance from collections on other mortgage loans owned by the Trust.

    Servicing of Delinquent Mortgage Loans; Foreclosure. The servicer will make reasonable efforts to collect or cause to be collected all delinquent payments (that is, payments that are more than 30 days past due). Such efforts may include payment reminder telephone calls to the mortgagor, letter campaigns and drive-by property inspections. The servicer will be required under the pooling agreement to foreclose upon the mortgaged property related to each defaulted mortgage loan as to which no satisfactory arrangements can be made for collection of delinquent payments. Under the pooling agreement, the servicer will be permitted, in lieu of foreclosure, if prudent to do so and taking into account the desirability of maximizing net Liquidation Proceeds, to accept a payment of less than the outstanding principal balance of the defaulted mortgage loan. The servicer will not be permitted to foreclose upon a mortgaged property if it is aware of evidence of toxic waste or other environmental contamination on the mortgaged property and it determines that it would be imprudent to foreclose. See 'Description of the Securities -- Procedures for Realization Upon Defaulted Mortgage Assets' and 'Legal Aspects of the Mortgage Assets -- Foreclosure on Mortgages' in the prospectus.

    Maintenance of Primary Mortgage, Hazard and Flood Insurance. For each mortgage loan with an original loan-to-value ratio greater than 80%, the pooling agreement generally will require the servicer to keep in full force and effect a primary mortgage insurance policy. The servicer generally will not be required to maintain such policy if the outstanding principal balance of the mortgage loan is 80% or less of the original appraised value of the related mortgaged property, unless required by applicable law.

    The servicer will also be required to maintain or cause to be maintained hazard insurance and, if applicable, flood insurance for each mortgage loan.

    Limitations on the Servicer's Liability. See 'Description of the
Securities -- Matters Regarding the Servicer and the Depositor' in the prospectus for a description of certain limitations on the servicer's liability under the pooling agreement.

    Back-up Servicing. See 'Description of the Securities -- Events of Default Under the Governing Agreement and Rights Upon Events Of Default' in the prospectus for a description of the material terms under the pooling agreement regarding the servicer's replacement, resignation or transfer.

    The Servicer's Third Party Vendors. The servicer expects to outsource to third party vendors the following servicing functions: (i) management of foreclosure actions, (ii) monitoring of mortgagor bankruptcy proceedings,
(iii) preservation of properties related to delinquent loans, (iv) processing of primary mortgage insurance claims, (v) maintenance, marketing and sale of REO properties, (vi) assuring that hazard insurance coverage is maintained,
(vii) determining whether flood insurance coverage is required and assuring that any required coverage is maintained, (viii) tax bill procurement and tracking of delinquent tax payments, (ix) printing and mailing billing statements and
(x) depositing mortgagor payments into a lockbox account. From time to time, the servicer may cease to outsource one or more of the foregoing servicing functions or may choose to outsource additional servicing functions. Some vendors may perform more than one function, and some functions may be performed by more than one vendor.

    The servicer has entered into service level agreements with some of its vendors, which set forth detailed performance criteria, including in some cases minimum time requirements for completing specified tasks and maximum error rates, and which in some cases impose penalties for non-compliance with such criteria. The servicer will monitor vendor compliance with applicable servicing criteria through procedures that may include reviews of statistical samplings of mortgage loans and reviews of reports on vendor performance prepared by the vendor or the servicer.

THE SERVICER'S QUALITY CONTROL PROCEDURES

    The servicer uses a combination of management controls and technology controls to ensure the accuracy and integrity of servicing records. Management controls include the use of approval levels, the segregation of duties, and reconciliations of servicing data and accounts, among others. Technology controls include the use of data security controls and interface controls to ensure that only authorized persons have the ability to access and change system data or to submit data to or receive data from vendors and investors. Specific security profiles for each job function include a predetermined set of data security controls that are appropriate for that job function. The data center for the Fidelity System, which is located in Jacksonville, Florida, is kept in a fire protected environment, and commercial electrical power is backed up by generators.

    In addition, the servicer conducts periodic internal audits of critical servicing and technology functions. External audits by entities such as Fannie Mae, Freddie Mac and Ginnie Mae and the annual examination by Washington Mutual, Inc.'s independent accountants in connection with their audit of Washington Mutual, Inc. and its subsidiaries may provide independent verification of the adequacy of such functions. Periodic examination by the servicer's regulatory authorities may provide additional independent review of the servicer's management controls.

    Both the servicer and Fidelity maintain detailed business continuity plans to enable each entity to resume critical business functions in the event of a disaster or other serious system outage, which plans are reviewed and updated periodically. Fidelity is contractually obligated to return the servicer to full functionality within 48 hours of a reported system outage. The servicer and Fidelity perform annual disaster recovery tests in which they reroute data and servicing system operations to Fidelity's back-up site, and then process sample transactions from all servicing locations to ensure the functionality of the back-up site.

    It is the servicer's policy to require its other third party vendors to implement measures similar to those described above to ensure the accuracy and integrity of servicing records.

THE ADMINISTRATIVE AGENT

THE ADMINISTRATIVE AGENT'S SERVICING EXPERIENCE

    Washington Mutual Mortgage Securities Corp., the administrative agent, is a Delaware corporation and a wholly owned subsidiary of the servicer. The administrative agent has been master servicing single-family residential mortgage loans since before 1979. The administrative agent has been acting as administrative agent of the servicer with respect to single-family residential mortgage loans serviced by the servicer since February 2005. The services performed by Washington Mutual Mortgage Securities Corp. as master servicer include (in addition to other services) substantially the same services as those performed by it as administrative agent.

    The following table shows the number and aggregate principal balance of single-family residential mortgage loans, including conforming and nonconforming mortgage loans and fixed rate and adjustable rate mortgage loans (but excluding sub-prime mortgage loans), serviced by the administrative agent (as master servicer or administrative agent) as of December 31 for each of the most recent three years.

 SINGLE-FAMILY RESIDENTIAL PRIME MORTGAGE LOANS SERVICED BY THE ADMINISTRATIVE
                      AGENT (DOLLAR AMOUNTS IN MILLIONS)

                                                           12/31/2002   12/31/2003   12/31/2004
                                                           ----------   ----------   ----------
Number of Mortgage Loans Serviced for Sponsor or Its
  Affiliates (or Their Securitization Trusts)............
Aggregate Principal Balance..............................
Number of Mortgage Loans Serviced for Third Parties......
Aggregate Principal Balance..............................

SERVICES PERFORMED BY THE ADMINISTRATIVE AGENT

    The servicer and the administrative agent are parties to an administrative agent agreement under which the administrative agent has agreed to perform some of the services required to be performed by the servicer under the pooling agreement. The administrative agent will perform the following services:
(1) calculation of monthly distributions to certificateholders, (2) calculation of compensating interest to be paid by the servicer, (3) preparation of monthly distribution reports and other reports required under the pooling agreement,
(4) tax administration services for the Trust, (5) communications with investors and rating agencies with respect to the certificates and (6) other services specified in the administrative agent agreement.

    The administrative agent's principal offices are located in Vernon Hills, Illinois. The administrative agent will perform its services using a proprietary computerized mortgage loan servicing system, which it has been using since approximately 1990. The administrative agent's proprietary mortgage loan servicing system produces detailed information about the financial status of each mortgage loan, including outstanding principal balance and current interest rate, and about transactions that affect the mortgage loan, including the amount and due date of each scheduled payment, the amount and date of receipt of each Payoff, the amount and month of receipt of all other unscheduled payments, and how each payment was applied. Each month, the administrative agent will receive from the servicer a servicing report generated by the Fidelity System with respect to the mortgage loans owned by the Trust, and will input data from that servicing report into its own mortgage loan servicing system.

    The administrative agent will calculate monthly distributions to certificateholders and prepare monthly distribution reports using software that it will license from IMAKE Consulting, Inc. ('IMAKE'), a third party vendor. IMAKE will develop that software based on its model of the priority of distributions on the certificates. Each month, the administrative agent will generate a monthly distribution report by uploading data from its mortgage loan servicing system onto a server that houses the software licensed from IMAKE. In order to verify the accuracy of the monthly distribution report, the administrative agent will upload the distribution report onto the internet website of KPMG LLP, an accounting firm, which will compare the distribution report to a report prepared by it based on its own independently developed model of the priority of distributions on the certificates. The administrative agent will deliver the final monthly distribution report to the trustee and post it on the administrative agent's internet website.

    The servicer will pay the administrative agent a fee for its services under the administrative agent agreement. Payment of this fee will not affect distributions to certificateholders.

THE ADMINISTRATIVE AGENT'S QUALITY CONTROL PROCEDURES

    The administrative agent uses substantially the same management and technology controls as those of the servicer to ensure the accuracy and integrity of servicing records. See ' -- The Servicer -- Servicing Procedures -- Quality Control Procedures' above.

    The administrative agent conducts periodic internal audits of critical servicing and technology functions. Investor reviews and the annual examination by Washington Mutual, Inc.'s independent accountants in connection with their audit of Washington Mutual, Inc. and its subsidiaries may provide independent verification of the adequacy of such functions. Periodic examination by the servicer's regulatory authorities may provide additional independent review of the administrative agent's management controls.

    The administrative agent maintains a detailed business continuity plan to enable it to resume critical business functions in the event of a disaster or other serious servicing system outage, which plan is reviewed and updated periodically. The administrative agent performs annual disaster recovery tests in which it reroutes data and servicing system operations to a back-up site, and then processes sample transactions to ensure the functionality of the back-up site.

    It is the administrative agent's policy to require its third party vendors to implement measures similar to those described above to ensure the accuracy and integrity of servicing records.

THE CUSTODIAN

    Washington Mutual Bank fsb, a wholly owned subsidiary of the servicer, will act as custodian for the Trust pursuant to a custodial agreement among the trustee, the servicer and the custodian. The custodian will hold the mortgage notes, mortgages and other legal documents in the mortgage files for the benefit of the trustee. The custodian will maintain the mortgage files in secure and fireproof facilities. The mortgage files will not be physically segregated from other mortgage files in the custodian's custody but will be kept in shared facilities. However, the custodian's computerized document tracking system will show the location within the custodian's facilities of each mortgage file and will show that the mortgage loan documents are held by the custodian on behalf of the Trust. The custodian will review each mortgage file and deliver a certification to the effect that, except as noted in the certification, all required documents have been executed and received. See 'Risk Factors' in this prospectus supplement for a description of certain risks relating to the custodian's possession of the mortgage notes and mortgages.

    In the event of the termination of the custodial agreement, the custodian will be required to deliver all mortgage files in the custodian's custody to the trustee or any successor custodian appointed by the trustee.

    The servicer will pay the custodian a fee for its services under the custodial agreement. Payment of this fee will not affect distributions to certificateholders.

SPECIAL SERVICING AGREEMENTS

    The pooling agreement permits the servicer to enter into one or more special servicing agreements with unaffiliated owners of one or more classes of Subordinate Certificates or of a class of securities representing interests in one or more classes of Subordinate Certificates. Under those agreements, the owner may, for delinquent mortgage loans:

        (a) instruct the servicer to start or delay foreclosure proceedings, provided that the owner deposits a specified amount of cash with the servicer, which will be available for distribution to certificateholders if Liquidation Proceeds are less than they otherwise may have been had the servicer acted pursuant to its normal servicing procedures;

        (b) purchase those delinquent mortgage loans from the Trust immediately before the beginning of foreclosure proceedings at a price equal to the aggregate outstanding principal balance of the mortgage loans, plus accrued interest at the applicable mortgage interest rates through the last day of the month in which the mortgage loans are purchased; and/or

        (c) assume all of the servicing rights and obligations for the delinquent mortgage loans so long as (i) the servicer has the right to transfer the servicing rights and obligations of the mortgage loans to another servicer and (ii) the owner will service the mortgage loans according to the servicer's servicing guidelines.

    [description of any other servicers, including the entity that administers any mortgage securities included in the assets of the Trust, to the extent required by Item 1108 of Regulation AB, 17 CFR 229.1100 et seq.]

                     AFFILIATIONS AND RELATED TRANSACTIONS

    The depositor, the administrative agent and the custodian are all wholly owned subsidiaries of the sponsor. The sponsor is the servicer and the originator of the mortgage loans.

    There is not currently, and there was not during the past two years, any material business relationship, agreement, arrangement, transaction or understanding that is or was entered into outside the ordinary course of business or is or was on terms other than would be obtained in an arm's length transaction with an unrelated third party, between (a) any of the sponsor, the depositor and the Trust and (b) any of the servicer, the administrative agent, the custodian, the trustees, any originator of the mortgage loans or the Cap Counterparty.

                       DESCRIPTION OF THE MORTGAGE POOL*

    The mortgage pool will consist of mortgage loans that will have an aggregate principal balance as of the Cut-Off Date, after deducting payments due on or
before that date, of approximately $      . The group 1 loans and group 2 loans
will have an aggregate principal balance as of the Cut-Off Date, after deducting
payments due on or before that date, of approximately $      and
$      respectively.

    The mortgage loans are secured by first mortgages or first deeds of trust or other similar security instruments creating first liens on one- to four-family residential properties or shares of stock relating to cooperative apartments. These mortgaged properties, which may include detached homes, duplexes, townhouses, individual condominium units, individual units in planned unit developments and other attached dwelling units that are part of buildings consisting of more than four units (so long as the mortgaged property consists of no more than four units), have the additional characteristics described below, in Appendix B (which is incorporated by reference into this prospectus supplement) and in the prospectus.

    As of the Cut-Off Date, approximately % of the borrowers are obligated on more than one mortgage loan underlying the certificates. As of the Cut-Off Date,
the maximum number of mortgage loans related to a single borrower is       , and
the maximum aggregate principal balance of mortgage loans related to a single
borrower represents approximately    % of the mortgage loans by principal
balance.

    For all mortgage loans the Minimum Monthly Payment will be due on the first day of each month (the 'DUE DATE'). Each mortgage loan will have a first Due
Date during the period from       through January 2005, inclusive, and will have
an original term to maturity of not more than 40 years.

    Each mortgage loan will be a conventional mortgage loan evidenced by a mortgage note. After an initial fixed-rate period for some of the mortgage loans of one month, the mortgage interest rate on each mortgage loan will be adjusted monthly to equal the sum of the Index and the per annum rate specified in the applicable mortgage note (the 'MARGIN'), rounded to the nearest 0.001%. The Margin for each mortgage loan may change if the initial Index is replaced. See 'The Index' in this prospectus supplement. In addition, adjustments to the mortgage interest rate for each mortgage loan are subject to a lifetime maximum interest rate (a 'RATE CEILING'). The minimum interest rate for each mortgage loan is its related Margin.

    Each mortgage loan was originated with an initial fixed-rate period of one month. As of the Cut-Off Date, none of the mortgage loans were still in their one-month fixed-rate period.

    For each mortgage loan, a minimum monthly payment (the 'MINIMUM MONTHLY PAYMENT') is required to be paid by the mortgagor pursuant to the terms of the mortgage note. The initial Minimum Monthly Payment for each mortgage loan is the amount which will fully amortize the mortgage loan at its

---------
* The description of the mortgage pool and the mortgaged properties in this section and in Appendix B is based on the mortgage loans as of the close of business on the Cut-Off Date, after deducting the scheduled principal payments due on or before that date, whether or not actually received. All references in this prospectus supplement to 'principal balance' refer to the principal balance as of the Cut-Off Date, unless otherwise specifically stated or required by the context. Due to rounding, percentages may not sum to 100%. References to percentages of mortgage loans refer in each case to the percentage of the aggregate principal balance of the mortgage loans, based on the outstanding principal balances of the mortgage loans after giving effect to scheduled monthly payments due on or before the Cut-Off Date. References to weighted averages refer in each case to weighted averages by principal balance as of the Cut-Off Date of the related mortgage loans determined in the same way as described in the previous sentence. Before the issuance of the certificates, mortgage loans may be removed from the mortgage pool as a result of Payoffs, delinquencies or otherwise. If that happens, other mortgage loans may be included in the mortgage pool. The depositor believes that the information in this prospectus supplement for the mortgage pool is representative of the characteristics of the mortgage pool as it will actually be constituted when the certificates are issued, although the range of mortgage interest rates and other characteristics of the mortgage loans in the mortgage pool may vary. See ' -- Additional Information' in this prospectus supplement.

initial fixed interest rate (which will generally be lower than the sum of the Index and Margin) in equal monthly installments over its remaining term to maturity. The Minimum Monthly Payment for each mortgage loan will adjust annually, and on any Due Date on which the principal balance of the mortgage
loan would otherwise exceed 110% (in the case of approximately    % of the
mortgage loans, as of the Cut-Off Date) or 125% (in the case of approximately
   % of the mortgage loans, as of the Cut-Off Date) of its original principal balance, to an amount which will fully amortize the mortgage loan at the then current mortgage interest rate in equal monthly installments over its remaining term to maturity. The Minimum Monthly Payment may not, however, increase or decrease on any adjustment date by an amount greater than 7.5% of the Minimum Monthly Payment in effect immediately before that adjustment date (the 'PAYMENT CAP'), provided that this 7.5% limitation does not apply to the adjustment made on the fifth anniversary of the first Due Date and each fifth anniversary thereafter or if the principal balance of the mortgage loan would otherwise exceed 110% or 125%, as applicable, of its original principal balance. The final payment on each mortgage loan also is not subject to any limit on the change in the Minimum Monthly Payment. Depending on the amount and timing of increases to the principal balance of a mortgage loan due to negative amortization, the final payment on that mortgage loan may be substantially larger than the immediately preceding Minimum Monthly Payment.

    Since the mortgage interest rate on each mortgage loan adjusts monthly and the Minimum Monthly Payment adjusts annually, subject to the limitations described above, and since the Minimum Monthly Payment may not be increased on most adjustment dates by an amount greater than 7.5%, increases in the Index will cause a larger portion of the Minimum Monthly Payment to be allocated to interest and a smaller portion to principal. In some cases, the interest due on the mortgage loan may exceed the Minimum Monthly Payment. Any such excess will be added to the outstanding principal balance of the mortgage loan in the form of 'negative amortization.' Decreases in the Index, on the other hand, will cause a larger portion of the Minimum Monthly Payment to be allocated to principal and a smaller portion to interest.

    Although none of the mortgage loans were in their fixed-rate period as of the Cut-Off Date, the Minimum Monthly Payment for the entire first year of the mortgage loan following origination reflects the fixed rate in effect during that initial fixed-rate period, which will generally be lower than the fully indexed rate in effect at any time during the first year. Therefore, even if the Index does not increase, the Minimum Monthly Payment during the first year of the mortgage loan may not be enough to pay the amount of interest due on the mortgage loan at the fully indexed rate, which is calculated based on the sum of the Index and the Margin. If the mortgagor chooses to pay the Minimum Monthly Payment rather than the other higher payment options described below, this will lead to an increase in the outstanding principal balance of the mortgage loan in the form of negative amortization. Even after the first year, when the Minimum Monthly Payment may increase by 7.5%, this adjustment may not be enough to raise the Minimum Monthly Payment to the amount necessary to pay the interest due on the mortgage loan based on the sum of the Index and the Margin in effect during the following year. If the new Minimum Monthly Payment is still less than the fully indexed rate during the following year, there will continue to be negative amortization if the mortgagor chooses to pay only the Minimum Monthly Payment. Therefore the effect of the initial fixed rate at the beginning of the life of the mortgage loan may be to continue to cause the Minimum Monthly Payment to be less than the monthly interest due on the mortgage loan until the fifth anniversary of the first Due Date when the Minimum Monthly Payment will be reset to a fully-amortizing payment (or until such Due Date as the principal balance of the mortgage loan would otherwise exceed 110% or 125%, as applicable, of its original principal balance, in which case the 7.5% limit does not apply).

    Except for mortgagors who elect to participate in the servicer's Auto Pay program (as described below), the monthly statement may show one or more payment options, which may include an amount less than, equal to or greater than a fully-amortizing monthly payment (that is, an amount that would fully amortize the mortgage loan at its current interest rate in equal monthly installments over its remaining term to maturity). In general, when the Minimum Monthly Payment is less than the amount of interest due that month (which is calculated each month as the sum of the Index and the Margin), the mortgagor will have the option to pay the actual amount of interest due that month. Likewise, whenever the Minimum Monthly Payment is less than a fully-amortizing monthly payment, the mortgagor will have the option to pay that fully-amortizing amount. Finally, the mortgagor may have the option of paying a monthly payment that would amortize the mortgage loan based on a 15-year term from the first payment date, rather than the actual 30-year or 40-year term of the mortgage loan (unless the mortgage loan's actual remaining term to maturity is less than or equal to 180 months, in which case this payment option will not be available).

    Mortgagors may elect to participate in the servicer's Auto Pay program, under which funds in an amount preselected by the mortgagor (not less than the Minimum Monthly Payment) are electronically debited from the mortgagor's checking or savings account and credited to the mortgage loan on a monthly payment date. The mortgagor may select as the monthly payment date any date from the first through the 15th day of the month. In order to enroll in the Auto Pay program, the mortgagor's bank account must be with a financial institution that is a member of the Automated Clearing House processing system.

    Mortgagors may remit principal prepayments together with the scheduled monthly payment or at any other time.

    The servicer will send monthly statements to mortgagors in the month prior to the month in which the payment is due. The servicer generally will assess a late fee if the servicer has not received the Minimum Monthly Payment on the 15th day after the date on which the payment was due. In addition to assessing late fees for late monthly payments, the servicer may assess nonsufficient funds fees, payoff statement fees (in connection with Payoffs) and, if applicable, prepayment penalties for early Payoffs.

    In addition, for any month, if the servicer receives a payment on a mortgage loan that is less than the Minimum Monthly Payment or if no payment is received at all, the servicer will advance funds held by the servicer for future distribution, or its own funds, to cover the difference between the Minimum Monthly Payment scheduled to be received and the amount actually received with respect to that mortgage loan. However, the servicer will not be required to make such advances if it determines that those advances will not be recoverable from future payments or collections on that mortgage loan.

    All of the mortgage loans are assumable to the extent provided in the related mortgage note. The mortgage note for each mortgage loan provides that if the mortgage loan is assumed, the Rate Ceiling following the assumption will be the greater of (i) the original Rate Ceiling for the mortgage loan or (ii) the interest rate in effect for the mortgage loan at the time of assumption plus five percentage points.

    The mortgage loans will be purchased by the depositor directly from the sponsor.

LOAN GROUP 1

    The group 1 loans consist of       mortgage loans with an aggregate
principal balance as of the Cut-Off Date of approximately $      .

    None of the group 1 loans will be 'BUYDOWN LOANS,' which are mortgage loans for which scheduled payments of principal and/or interest have been subsidized for a period of time through a fund provided by the originator or another person at the time of origination. Some of the risks of loss on some group 1 loans will be covered up to specified limits by primary insurance policies. As of the
Cut-Off Date, approximately    % of the group 1 loans were covered by a primary
insurance policy. Approximately    % of the group 1 loans with loan-to-value
ratios as of the Cut-Off Date in excess of 80% were not covered by a primary insurance policy. The loan-to-value ratio for each of those mortgage loans was less than or equal to 80% at the time of origination but increased to more than 80% as a result of negative amortization.

    As of the Cut-Off Date, approximately    % of the group 1 loans impose
penalties for early prepayments in full but do not impose penalties for partial prepayments. Those prepayment penalties are in effect from one to three years after the origination of those mortgage loans. As of the Cut-Off Date,
approximately    % of the group 1 loans impose penalties for early prepayments in full (except in some cases where the mortgagor sells the mortgaged property and obtains a new mortgage loan from the sponsor to purchase another property), and for partial prepayments in the event that aggregate partial prepayments made during a 12-month period exceed 20% of the original principal balance. Those prepayment penalties are in effect for 30 months after the origination of those mortgage loans. Notwithstanding the foregoing, no penalties are imposed for prepayments of accrued but unpaid interest that has been added to principal as a result of negative amortization. Prepayment penalties will not be paid to certificateholders.

    SEE APPENDIX B FOR A DETAILED DESCRIPTION OF THE GROUP 1 LOANS.

LOAN GROUP 2

    The group 2 loans consist of       mortgage loans with an aggregate
principal balance as of the Cut-Off Date of approximately $      .

    None of the group 2 loans will be Buydown Loans. Some of the risks of loss on some group 2 loans will be covered up to specified limits by primary
insurance policies. As of the Cut-Off Date, approximately    % of the group 2
loans were covered by a primary insurance policy. Approximately    % of the
group 2 loans with loan-to-value ratios as of the Cut-Off Date in excess of 80% were not covered by a primary insurance policy. The loan-to-value ratio for each of those mortgage loans was less than or equal to 80% at the time of origination but increased to more than 80% as a result of negative amortization.

    As of the Cut-Off Date, approximately    % of the group 2 loans impose
penalties for early prepayments in full but do not impose penalties for partial prepayments. Those prepayment penalties are in effect from one to three years after the origination of those mortgage loans. As of the Cut-Off Date,
approximately    % of the group 2 loans impose penalties for early prepayments in full (except in some cases where the mortgagor sells the mortgaged property and obtains a new mortgage loan from the sponsor to purchase another property), and for partial prepayments in the event that aggregate partial prepayments made during a 12-month period exceed 20% of the original principal balance. Those prepayment penalties are in effect for 30 months after the origination of those mortgage loans. Notwithstanding the foregoing, no penalties are imposed for prepayments of accrued but unpaid interest that has been added to principal as a result of negative amortization. Prepayment penalties will not be paid to certificateholders.

    SEE APPENDIX B FOR A DETAILED DESCRIPTION OF THE GROUP 2 LOANS.

THE INDEX

    The index for the mortgage loans (the 'INDEX') is a per annum rate equal to the twelve-month moving average monthly yield on United States Treasury Securities adjusted to a constant maturity of one year ('ONE-YEAR MTA'), as published by the Board of Governors of the Federal Reserve System in the Federal Reserve Statistical Release 'Selected Interest Rates (H.15)', determined by averaging the monthly yields for the most recently available twelve months. The One-Year MTA figure used for each interest rate adjustment date will be the most recent One-Year MTA figure available as of fifteen days before that date.

    If One-Year MTA is no longer available, the servicer will choose a new Index that is based on comparable information. When the servicer chooses a new Index, it will increase or decrease the Margin on each mortgage loan by the difference between the average of One-Year MTA for the final three years it was in effect and the average of the replacement index for the most recent three years. The Margin will be increased by that difference if the average of One-Year MTA is greater than the average of the replacement index, and the Margin will be decreased by that difference if the average of the replacement index is greater than the average of One-Year MTA. The new Margin will be rounded up as provided in the related mortgage note.

    Listed below are some historical values of One-Year MTA since 1999. The values of One-Year MTA shown are intended only to provide an historical summary of the movements in the One-Year MTA and may not be indicative of future rates. No assurances can be given as to the value of One-Year MTA on any interest rate adjustment date or during the life of any mortgage loan.

MONTH                              2004     2003     2002     2001     2000     1999
-----                              ----     ----     ----     ----     ----     ----
January.........................  1.234%   1.935%   3.260%   5.999%   5.212%   4.991%
February........................  1.229%   1.858%   3.056%   5.871%   5.338%   4.940%
March...........................  1.225%   1.747%   2.912%   5.711%   5.458%   4.889%
April...........................  1.238%   1.646%   2.787%   5.530%   5.580%   4.832%
May.............................  1.288%   1.548%   2.668%   5.318%   5.703%   4.783%
June............................  1.381%   1.449%   2.553%   5.102%   5.793%   4.757%
July............................  1.463%   1.379%   2.414%   4.897%   5.880%   4.729%
August..........................  1.522%   1.342%   2.272%   4.671%   5.962%   4.728%
September.......................  1.595%   1.302%   2.180%   4.395%   6.035%   4.773%
October.........................  1.677%   1.268%   2.123%   4.088%   6.083%   4.883%
November........................  1.773%   1.256%   2.066%   3.763%   6.128%   4.968%
December........................  1.887%   1.244%   2.002%   3.481%   6.108%   5.078%

ADDITIONAL INFORMATION

    Appendix B contains important information about the mortgage loans in each loan group, including:

          the mortgage interest rates, the Pass-Through Rates and the original principal balances of the mortgage loans;

          the Margins, the interest rate floors and the Rate Ceilings;

          the years in which initial monthly payments on the mortgage loans are due;

          the first interest rate adjustment dates on the mortgage loans;

          the loan-to-value ratios of the mortgage loans as of the Cut-Off Date;

          the types of mortgaged properties;

          the geographic distribution by state of the mortgaged properties;

          the scheduled maturity years of the mortgage loans;

          the original terms to maturity of the mortgage loans;

          the number of mortgage loans originated under full documentation or reduced documentation programs;

          the stated owner occupancy status of the mortgaged properties when the mortgage loans were originated;

          the mortgagor's purpose of financing; and

          the credit score ranges.

    The credit score tables appearing in Appendix B show the credit scores, if any, that the originators or underwriters of the mortgage loans collected for the mortgagors. The credit scores shown were collected from a variety of sources over a period of weeks, months or longer, and the credit scores do not necessarily reflect the credit scores that would be reported as of the date of this prospectus supplement. Credit scores should not be considered as an accurate predictor of the likelihood of repayment of the related mortgage loans. See 'Underwriting of the Mortgage Loans -- Evaluation of the Borrower's Credit Standing' in this prospectus supplement.

    The material terms of the pooling agreement are described in this prospectus supplement, and the pooling agreement will be available to purchasers of the certificates through a Current Report on Form 8-K that will be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of the certificates. If mortgage loans are removed from or added to the mortgage pool as described in the footnote on page S- , that removal or addition will be noted in a Distribution Report on Form 10-D or a Current Report on Form 8-K.

REPRESENTATIONS AND WARRANTIES REGARDING THE MORTGAGE LOANS

    Under the mortgage loan sale agreement pursuant to which the sponsor will sell the mortgage loans to the depositor, the sponsor will make representations and warranties in respect of the mortgage loans, which representations and warranties the depositor will assign to the Trust pursuant to the pooling agreement. Among those representations and warranties are the following:

          Each mortgage is a valid and enforceable first lien on an unencumbered estate in fee simple or leasehold estate in the related mortgaged property, except as such enforcement may be limited by laws affecting the enforcement of creditors' rights generally and principles of equity, and except as provided in the mortgage loan sale agreement;

          The depositor will be the legal owner of each mortgage loan, free and clear of any encumbrance or lien (other than any lien under the mortgage loan sale agreement);

          [Except as provided in the mortgage loan sale agreement,] all payments due on each mortgage loan have been made and no mortgage loan was delinquent (i.e., was more than 30 days past due) more than once in the preceding 12 months and any such delinquency lasted for no more than 30 days;

          There are no delinquent assessments or taxes outstanding against any mortgaged property;

          There is no offset, defense or counterclaim to any mortgage note, except as stated in the mortgage loan sale agreement;

          Each mortgaged property is free of damage and in good repair, ordinary wear and tear excepted;

          Each mortgage loan at the time it was made complied with all applicable local, state and federal laws, including, without limitation, usury, equal credit opportunity, disclosure and recording laws, and predatory and abusive lending laws applicable to the originating lender;

          Each mortgage loan (except mortgage loans secured by cooperative properties) is covered by a title insurance policy insuring the lien status of the mortgage, subject to the exceptions set forth in the policy;

          Except as provided in the mortgage loan sale agreement, each mortgage loan with a loan-to-value ratio both (i) as of the Cut-Off Date and (ii) as of its respective origination date in excess of 80% was covered, as of the Cut-Off Date, by a primary insurance policy, and such policy or guaranty is valid and remains in full force and effect;

          All hazard insurance or other insurance required under the mortgage loan sale agreement has been validly issued and remains in full force and effect;

          Each mortgage and mortgage note is the legal, valid and binding obligation of the maker thereof and is enforceable in accordance with its terms, except only as such enforcement may be limited by laws affecting the enforcement of creditors' rights generally and principles of equity;

          The sponsor used no adverse selection procedures in selecting the mortgage loans from among the outstanding adjustable rate conventional mortgage loans owned by it which were available for sale and as to which the representations and warranties in the mortgage loan sale agreement could be made; and

          Each mortgage loan constitutes a qualified mortgage under the Internal Revenue Code.

    Under the pooling agreement, the depositor will make the following representation and warranty to the Trust in respect of the mortgage loans:

          As of the Closing Date, the Trust will be the legal owner of each mortgage loan, free and clear of any encumbrance or lien (other than (i) any lien arising before the depositor's purchase of the mortgage loan from the sponsor and (ii) any lien under the pooling agreement).

    In the event of a material breach of the representations and warranties made by the sponsor or the depositor, the breaching party will be required to either cure the breach in all material respects, repurchase the affected mortgage loan or substitute for the affected mortgage loan. In the event that a required loan document is not included in the mortgage files for the mortgage loans, the sponsor generally will also be required to either cure the defect or repurchase or substitute for the affected mortgage loan. See 'Description of the Securities -- Representations and Warranties Regarding the Mortgage Loans; Remedies for Breach' in the prospectus for a description of the purchase price for each repurchased mortgage loan and the requirements with respect to substitutions of mortgage loans.

CRITERIA FOR SELECTION OF MORTGAGE LOANS

    The sponsor selected the mortgage loans from among its portfolio of mortgage loans held for sale based on a variety of considerations, including type of mortgage loan, geographic concentration, range of mortgage interest rates, principal balance, credit scores and other characteristics described in Appendix B to this prospectus supplement, and taking into account investor preferences and the depositor's objective of obtaining the most favorable combination of ratings on the certificates.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

    The certificates will be issued pursuant to the pooling agreement to be dated as of the Cut-Off Date among WaMu Asset Acceptance Corp., as depositor, Washington Mutual Bank, as servicer, Deutsche Bank National Trust Company, as trustee, and Deutsche Bank Trust Company Delaware, as Delaware trustee. A form of the pooling agreement is filed as an exhibit to the registration statement of which this prospectus supplement is a part. The prospectus contains important additional information regarding the terms and conditions of the pooling agreement and the certificates. The offered certificates will not be issued unless they receive the ratings from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ('S&P'), and Moody's Investors Service, Inc. ('MOODY'S') indicated under 'Certificate Ratings' in this prospectus supplement. As of the Closing Date, the offered certificates, other than the Class B-4, Class B-5, Class B-6, Class B-7, Class B-8 and Class B-9 Certificates, will qualify as 'mortgage related securities' within the meaning of the Secondary Mortgage Market Enhancement Act of 1984.

    The pooling agreement obligates the servicer to make advances when payments on the mortgage loans are delinquent and other conditions are met, as described in this prospectus supplement under 'The Servicers -- The Servicer -- Servicing Procedures -- Advances.'

    The WaMu Mortgage Pass-Through Certificates, Series 2005-AR will consist of the following classes:

   Class 1-A-1A                                   Class 2-A-3                                  Class B-7
   Class 1-A-1B                                   Class X                                      Class B-8
   Class 2-A-1A                                   Class B-1                                    Class B-9
   Class 2-A-1B                                   Class B-2                                    Class B-10
   Class 2-A-2A1                                  Class B-3                                    Class B-11
   Class 2-A-2A2                                  Class B-4                                    Class B-12
   Class 2-A-2A3                                  Class B-5                                    Class Y
   Class 2-A-2B                                   Class B-6                                    Class R

    Collectively, the certificates will represent all of the beneficial interests in the Trust. The certificates will have the following designations:

Group 1-A Certificates.......................  Class 1-A-1A and Class 1-A-1B Certificates.
Group 2-A Certificates.......................  Class 2-A-1A, Class 2-A-1B, Class 2-A-2A1,
                                               Class 2-A-2A2, Class 2-A-2A3, Class 2-A-2B
                                               and Class 2-A-3 Certificates.
Class A Certificates.........................  Group 1-A and Group 2-A Certificates.
Group 1 Senior Certificates or Group 1
  Certificates...............................  Group 1-A and Class R Certificates.
Group 2 Senior Certificates or Group 2
  Certificates...............................  Group 2-A Certificates.
Senior Certificates..........................  Group 1 Senior, Group 2 Senior and Class X
                                               Certificates.
Senior Subordinate Certificates..............  Class B-1, Class B-2, Class B-3, Class B-4,
                                               Class B-5, Class B-6 Class B-7, Class B-8 and
                                               Class B-9 Certificates.
Junior Subordinate Certificates..............  Class B-10, Class B-11 and Class B-12
                                               Certificates.
Class B or Subordinate Certificates..........  Senior Subordinate and Junior Subordinate
                                               Certificates. The Class B Certificates are
                                               the subordinate certificates for the Group 1
                                               and Group 2 Certificates and, therefore, as
                                               used in this

                                               prospectus supplement, their 'related loan
                                               group' includes the group 1 and group 2
                                               loans.
Certificate Group............................  Group 1 Certificates or Group 2 Certificates.
Residual Certificates........................  Class R Certificates.
Regular Certificates.........................  All classes of certificates other than the
                                               Class Y and Class R Certificates.
LIBOR Certificates...........................  Class A and Class B Certificates.
Physical Certificates........................  Junior Subordinate, Class Y and Class R
                                               Certificates.
Book-Entry Certificates......................  All classes of certificates other than the
                                               Physical Certificates.

    Only the Senior and the Senior Subordinate Certificates, called the offered certificates, are offered by this prospectus supplement. The Junior Subordinate Certificates and the Class Y Certificates are not offered by this prospectus supplement.

    The 'CLASS PRINCIPAL BALANCE' for any Distribution Date and for any class of certificates or the Class X PO-1 and Class X PO-2 Components (as defined below), as applicable, will equal the aggregate amount of principal to which it is entitled on the Closing Date, reduced by all distributions of principal to that class or component, as applicable, and all allocations of losses required to be borne by that class or component, as applicable, before that Distribution Date and increased by the portion of the aggregate Net Negative Amortization allocated to that class or component, as applicable, as described in ' -- Distributions of Interest' in this prospectus supplement. See 'Description of the Mortgage Pool' in this prospectus supplement.

    The 'CERTIFICATE PRINCIPAL BALANCE' for any certificate will be the portion of the corresponding Class Principal Balance that it represents; provided, however, that each Class X Certificate will represent a portion of the Class X PO-1 and Class X PO-2 Principal Balances (as described in ' -- Distributions of Interest -- Class X Notional Amount and Class X Principal Balance' in this prospectus supplement) equal to its percentage interest in the notional amount of the Class X Certificates.

    Solely for purposes of calculating distributions of principal and interest and the allocation of losses realized on the mortgage loans, the Class X Certificates will be deemed to be comprised of an interest-only component, and two principal-only components, the 'CLASS X PO-1 COMPONENT' and the 'CLASS X PO-2 COMPONENT' (together, the 'CLASS X PO COMPONENTS'). The Class X Certificates will accrue interest on the Class X Notional Amount, calculated as described in this prospectus supplement under ' -- Distributions of Interest -- Class X Notional Amount and Class X Principal Balance.' In addition, the Class X Certificates will have a principal balance, which will equal the aggregate Class Principal Balance of the Class X PO-1 and the Class X PO-2 Components and which will initially equal zero. In the event that interest accrued on the Class X Notional Amount is reduced as a result of Net Negative Amortization, such amount will be added as principal to the outstanding component principal balance of the Class X PO-1 or Class X PO-2 Component, as applicable, in an amount equal to the amount of Net Negative Amortization attributable to the mortgage loans in the related loan group. The holders of the Class X Certificates will be entitled to receive principal and interest distributions on any Distribution Date to the extent of the amount of interest and principal distributed with respect to the Class X Notional Amount and the Class X Principal Balance, respectively. Interest will not accrue with respect to the Class X Principal Balance.

    The Senior Certificates will comprise approximately    %, the Senior
Subordinate Certificates will comprise approximately    %, and the Junior
Subordinate Certificates will comprise approximately    % of the aggregate
principal balance of the group 1 and group 2 loans as of the Cut-Off Date.

    The offered certificates, other than the Class X and Class R Certificates, are each offered in minimum denominations equivalent to not less than $25,000 each and multiples of $1 in excess of that amount.

    The Class X Certificates are offered in minimum denominations equivalent to not less than $100,000 initial Class X Notional Amount each and multiples of $1 in excess of that amount.

    The Class R Certificates will have an initial Class Principal Balance of $100 and will be offered in registered, certificated form in a single denomination of a 99.99% percentage interest. The remaining 0.01% percentage interest of the Class R Certificates will be held by the servicer as described in this prospectus supplement under 'Material Federal Income Tax Consequences.'

BOOK-ENTRY REGISTRATION

    Each class of Book-Entry Certificates will initially be represented by a single certificate registered in the name of Cede & Co., a nominee of The Depository Trust Company, New York, New York ('DTC'). See 'Description of the Securities -- Form of Securities' in the prospectus for a description of the book-entry system.

DEFINITIVE CERTIFICATES

    The Book-Entry Certificates will be issued in fully registered, certificated form to certificateholders or their nominees, rather than to DTC or its nominee, only upon the occurrence of certain events described under 'Description of the Securities -- Form of Securities -- Definitive Securities' in the prospectus.

    The trustee or its paying agent, if any, will make distributions of principal and interest on the definitive certificates directly to holders of those definitive certificates in accordance with the pooling agreement procedures described in this prospectus supplement. Distributions of principal and interest on each Distribution Date will be made to holders in whose names certificates were registered at the close of business on the related record date. Distributions will be made by wire transfer in immediately available funds for the account of each holder or, if a holder has not provided wire instructions, by check mailed to the address of the holder as it appears on the register maintained by the certificate registrar. The final payment on any certificate will be made only on presentation and surrender of the certificate at the offices of the trustee or its agent or such office or agency as is specified in the notice of final distribution to holders of certificates being retired. When the trustee receives notice from the servicer that it believes the remaining unpaid principal balance of a class of certificates will be distributable on the next Distribution Date, the trustee is required to provide notice to registered certificateholders of that class not later than the eighteenth day of the month in which that class will be retired.

    Definitive certificates will be transferable and exchangeable at the office or agency of the trustee in New York City. A reasonable service charge may be imposed for any registration of transfer or exchange, and the trustee or its agent may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with registration of transfer or exchange.

PRIORITY OF DISTRIBUTIONS

    Beginning in February 2005, on the 25th day of each month, or if the 25th day is not a business day, on the immediately following business day (each, a 'DISTRIBUTION DATE'), distributions will be made to the certificateholders in the order and priority as follows:

    (a) with respect to the Group 1 and Group 2 Certificates, before the Credit Support Depletion Date, to the extent of the Available Distribution Amount for loan group 1 and loan group 2 for that Distribution Date and, solely with respect to clause (a)(iv), amounts paid pursuant to the related Yield Maintenance Agreement:

         (i) first, to the Group 1-A, Group 2-A, Class X and Class R Certificates, pro rata, accrued and unpaid interest at their respective certificate interest rate on their respective Class Principal Balance or the Class X Notional Amount, as applicable; provided, however, that, notwithstanding the foregoing, amounts to be distributed to the Class X Certificates in respect of accrued interest (after giving effect to any Net Negative Amortization allocated to the Class X Certificates and any shortfall in interest collections resulting from Curtailments, the timing of Payoffs (to the extent not covered by compensating interest) and the Relief Act allocated to the Class X Certificates) (the 'CLASS X DISTRIBUTABLE INTEREST') will be reduced to the extent necessary to pay any Carryover Shortfall Amount not covered by the related Yield Maintenance Agreement to the Group 1-A and Group 2-A Certificates (other than the Class 2-A-3 Certificates), as applicable, pursuant to clause
                  (a)(iv)(b) below;

         (ii) second, to the extent of the Available Distribution Amount for loan group 1, to the Class R Certificates, as principal, until the Class R Principal Balance has been reduced to zero;

         (iii)    third, concurrently:

                  (a) to the Group 1-A Certificates and the Class X PO-1
                      Component, as principal, the Group 1 Senior Principal Distribution Amount, in the order described in ' -- Distributions of Principal -- Group 1 Senior Principal Distribution Amount' in this prospectus supplement; and
                  (b) to the Group 2-A Certificates and the Class X PO-2
                      Component, as principal, the Group 2 Senior Principal Distribution Amount, in the order described in ' -- Distributions of Principal -- Group 2 Senior Principal Distribution Amount' in this prospectus supplement; and
         (iv) fourth, to each class of Group 1-A and Group 2-A Certificates (other than the Class 2-A-3 Certificates), the Carryover Shortfall Amount for each such class, pro rata based on unpaid Carryover Shortfall Amounts, (a) first, to the extent available from payments pursuant to the related Yield Maintenance Agreement and (b) second, to the extent of the Class X Distributable Interest;

    (b) with respect to the Class B and Class R Certificates, before the Credit Support Depletion Date, to the extent of the Available Distribution Amount for loan group 1 and loan group 2 for that Distribution Date, subject to the payment of the Group 1 and Group 2 Certificates as described above in paragraph (a), and subject to any payments to the Group 1 and Group 2 Senior Certificates as described in this prospectus supplement under ' -- Cross-Collateralization':

         (i) first, to the Class B-1 Certificates, accrued and unpaid interest at their certificate interest rate on the Class B-1 Principal Balance;

         (ii) second, to the Class B-1 Certificates, their pro rata share of the Subordinate Principal Distribution Amount;

         (iii) third, to the Class B-2 Certificates, accrued and unpaid interest at their certificate interest rate on the Class B-2 Principal Balance;

         (iv) fourth, to the Class B-2 Certificates, their pro rata share of the Subordinate Principal Distribution Amount;

         (v) fifth, to the Class B-3 Certificates, accrued and unpaid interest at their certificate interest rate on the Class B-3 Principal Balance;

         (vi) sixth, to the Class B-3 Certificates, their pro rata share of the Subordinate Principal Distribution Amount;

         (vii) seventh, to the Class B-4 Certificates, accrued and unpaid interest at their certificate interest rate on the Class B-4 Principal Balance;

         (viii) eighth, to the Class B-4 Certificates, their pro rata share of the Subordinate Principal Distribution Amount;

         (ix) ninth, to the Class B-5 Certificates, accrued and unpaid interest at their certificate interest rate on the Class B-5 Principal Balance;

         (x) tenth, to the Class B-5 Certificates, their pro rata share of the Subordinate Principal Distribution Amount;

         (xi) eleventh, to the Class B-6 Certificates, accrued and unpaid interest at their certificate interest rate on the Class B-6 Principal Balance;

         (xii) twelfth, to the Class B-6 Certificates, their pro rata share of the Subordinate Principal Distribution Amount;

         (xiii) thirteenth, to the Class B-7 Certificates, accrued and unpaid interest at their certificate interest rate on the Class B-7 Principal Balance;

         (xiv) fourteenth, to the Class B-7 Certificates, their pro rata share of the Subordinate Principal Distribution Amount;

         (xv) fifteenth, to the Class B-8 Certificates, accrued and unpaid interest at their certificate interest rate on the Class B-8 Principal Balance;

         (xvi) sixteenth, to the Class B-8 Certificates, their pro rata share of the Subordinate Principal Distribution Amount;

         (xvii) seventeenth, to the Class B-9 Certificates, accrued and unpaid interest at their certificate interest rate on the Class B-9 Principal Balance;

         (xviii) eighteenth, to the Class B-9 Certificates, their pro rata share of the Subordinate Principal Distribution Amount;

         (xix) nineteenth, to the Junior Subordinate Certificates, interest and principal in the same manner as for the Senior Subordinate Certificates, first to the Class B-10 Certificates, then to the Class B-11 Certificates and then to the Class B-12 Certificates;

         (xx) twentieth, to the Class A Certificates and the Class X PO-1 and Class X PO-2 Components, pro rata according to Class Principal Balance, as applicable, and then to each class of Subordinate Certificates in order of seniority, up to the amount of unreimbursed realized principal losses previously allocated to that class, if any; provided, however, that any amounts distributed pursuant to this clause (b)(xx) will not cause a further reduction in the Class Principal Balances of any of the certificates; and

         (xxi)    twenty-first, to the Class R Certificates.

    Notwithstanding the above, amounts to be distributed to each class of certificates in respect of accrued interest on any Distribution Date will be reduced by the amount of Net Negative Amortization, if any, allocated to that class. In addition, notwithstanding the immediately preceding paragraph, on any Distribution Date on which the Subordination Level for any class or classes of Subordinate Certificates is less than the Subordination Level as of the Closing Date, a different distribution will be made. The amount of the Subordinate Principal Prepayments Distribution Amount, if any, otherwise allocable to such class or classes will be allocated to the more senior classes of the Subordinate Certificates, pro rata according to the Class Principal Balances of those classes.

    With respect to any class of Subordinate Certificates, the 'SUBORDINATION LEVEL' on any specified date is the percentage obtained by dividing the sum of the Class Principal Balances of that class and all classes of Subordinate Certificates that are subordinate in right of payment to that class by the sum of the Class Principal Balances of all classes of certificates as of that date before giving effect to distributions and allocations of realized losses to the certificates on that date.

    The 'CREDIT SUPPORT DEPLETION DATE' is the first Distribution Date on which the aggregate Class Principal Balance of the Class B Certificates has been or will be reduced to zero.

    On each Distribution Date on or after the Credit Support Depletion Date, distributions of the Available Distribution Amount for loan group 1 and loan group 2 will be made with respect to the Group 1 Certificates and the Group 2 Certificates, respectively, as follows:

    (i) first, to the Group 1-A, Group 2-A and Class X Certificates, pro rata, accrued and unpaid interest at their respective certificate interest rate on their respective
           Class Principal Balance or Class X Notional Amount, as applicable; provided, however, that notwithstanding the foregoing, the Class X Distributable Interest will be reduced to the extent necessary to pay any Carryover Shortfall Amount not covered by the related Yield Maintenance Agreement to the Group 1-A and Group 2-A Certificates (other than the Class 2-A-3 Certificates), as applicable, pursuant to clause (iii)(b) below;

    (ii)   second, concurrently:

           (a) to the Group 1-A Certificates and the Class X PO-1 Component, pro rata, as principal, the Group 1 Senior Principal Distribution Amount; and
           (b) to the Group 2-A Certificates and the Class X PO-2 Component, pro rata, as principal, the Group 2 Senior Principal Distribution Amount;

    (iii) third, to each class of Group 1-A and Group 2-A Certificates (other than the Class 2-A-3 Certificates), the Carryover Shortfall Amount for each such class, pro rata based on unpaid Carryover Shortfall Amounts, (a) first, to the extent available from payments pursuant to the related Yield Maintenance Agreement and (b) second, to the extent of the Class X Distributable Interest; and
    (iv) fourth, after any payments to the Group 1 or Group 2 Senior Certificates, as applicable, as described in this prospectus supplement under ' -- Cross-Collateralization,' to the Class R Certificates.

DISTRIBUTIONS OF INTEREST

    For each class of certificates, interest will be passed through monthly on each Distribution Date, beginning in February 2005. The amount of interest each class of Class A Certificates accrues during each certificate accrual period will equal a ratio, the numerator of which is the actual number of days in that accrual period and the denominator of which is 360, multiplied by the annual certificate interest rate in effect for that accrual period for that class, and the amount of interest the Class X Certificates and each class of Subordinate Certificates accrues during each certificate accrual period will equal 1/12th of the annual certificate interest rate in effect for that accrual period for that class, in each case, multiplied by the related Class Principal Balance or Class X Notional Amount, as applicable, less any prepayment interest shortfalls not covered by Compensating Interest (as described below in ' -- Compensating Interest'), any interest shortfalls relating to the Relief Act and any Net Negative Amortization allocated to the certificates; provided, however, that the amount of interest to be distributed to the certificates may be adjusted as described in ' -- Carryover Shortfall Amounts' in this prospectus supplement.

    The 'ADJUSTED CAP RATE' for any Distribution Date and any class of Class A Certificates will equal a fraction, the numerator of which is equal to the product of (i) the amount of interest accrued on the group 1 or group 2 loans, as applicable, at the Loan Group 1 Weighted Average Pass-Through Rate or Loan Group 2 Weighted Average Pass-Through Rate, as applicable, for that Distribution Date less the related Net Negative Amortization and (ii) 12, and the denominator of which is the aggregate principal balance of the group 1 or group 2 loans, as applicable, as of the second preceding Due Date after giving effect to the payments due on these mortgage loans on that Due Date, such fraction multiplied by a ratio, the numerator of which is 30 and the denominator of which is the actual number of days in the related certificate accrual period. The Adjusted Cap Rate for any Distribution Date and any class of Class B Certificates will equal the Class B Weighted Average Pass-Through Rate, computed for this purpose by (i) reducing the Loan Group 1 Weighted Average Pass-Through Rate by a per annum rate equal to a fraction, the numerator of which is the Net Negative Amortization with respect to loan group 1 multiplied by 12, and the denominator of which is the aggregate principal balance of the group 1 loans as of the second preceding Due Date after giving effect to the payments due on these mortgage loans on that Due Date and (ii) reducing the Loan Group 2 Weighted Average Pass-Through Rate by a per annum rate equal to a fraction, the numerator of which is the Net Negative Amortization with respect loan group 2 multiplied by 12, and the denominator of which is the aggregate principal balance of the group 2 loans as of the second preceding Due Date after giving effect to the payments due on these mortgage loans on that Due Date. The Adjusted Cap Rate for any Distribution Date and the Class X Certificates will equal the certificate interest rate for the Class X Certificates, computed for this purpose by
(i) reducing the Aggregate Weighted Average Pass-Through Rate for that Distribution Date by a per annum rate equal to a fraction, the numerator of which is the Net Negative Amortization with respect to loan group 1 and loan group 2 multiplied by 12, and the denominator of which is the aggregate principal balance of the mortgage loans as of the second preceding Due Date after giving effect to the payments due on the mortgage loans on that Due Date and (ii) substituting 'Adjusted Cap Rate' for 'Adjusted Loan Group 1 Weighted Average Pass-Through Rate,' 'Adjusted Loan Group 2 Weighted Average Pass-Through Rate' or 'Class B Weighted Average Pass-Through Rate,' as applicable, in clause (x) of each of notes (1) through (9) and (12) through (18) to the table on page S- of this prospectus supplement.

    The 'NET NEGATIVE AMORTIZATION' for any Distribution Date and either of loan group 1 or loan group 2 will equal the excess, if any, of (i) the aggregate amount of negative amortization with respect to all mortgage loans in such loan group during the prior calendar month, over (ii) the aggregate amount of

Payoffs and Curtailments received with respect to all mortgage loans in such loan group during the related Prepayment Period.

    For any Distribution Date, the Net Negative Amortization for each loan group will be allocated among the related classes of certificates in proportion to the excess, if any, for each such class of (i) the current interest accrued at the applicable certificate interest rate for such class, over (ii) the amount of current interest that would have accrued had the certificate interest rate for such class equaled the related Adjusted Cap Rate for such class and for such Distribution Date. The Class Principal Balance of each class of LIBOR Certificates will be increased by the portion of the Net Negative Amortization allocated to such class in reduction of interest distributable to such class. With respect to the Class X Certificates, any amount of Net Negative Amortization for a loan group that is allocated to the Class X notional amount will be added as principal to the outstanding component principal balance of the Class X PO-1 or Class X PO-2 Component related to that loan group. As a result of the allocation of Net Negative Amortization, a portion of the interest accrued on the certificates may be distributed to the certificates later than otherwise anticipated.

    Interest to be distributed on the certificates (or added to the Class Principal Balance of the certificates as a result of the allocation of Net Negative Amortization) on any Distribution Date will consist of accrued and unpaid interest as of previous Distribution Dates and interest accrued during the period beginning on the 25th day of the preceding calendar month (or, in the case of the first Distribution Date, the Closing Date) and ending on the 24th day of the month of that Distribution Date, except for the Class X Certificates, which accrue interest on the Class X Notional Amount during the preceding calendar month. Interest to be distributed on the Class A Certificates will be calculated based on the actual number of days in the certificate accrual period and assuming a 360 day year. Interest to be distributed on the Class X and Subordinate Certificates will be calculated based on a year consisting of twelve thirty-day months. All distributions of interest for each class of certificates will generally be made only to the extent of the Available Distribution Amount (and, for the Class A Certificates other than the Class 2-A-3 Certificates, amounts paid under the related yield maintenance agreement) as described under ' -- Priority of Distributions' in this prospectus supplement.

    The annual certificate interest rates for the offered certificates are listed in the table on page S-6 of this prospectus supplement and in the notes to that table.

    The 'PASS-THROUGH RATE' for each mortgage loan is equal to the per annum mortgage interest rate on that mortgage loan less the servicing fee rate (as described in footnote (1) to the table under ' -- Payment of Fees and Expenses' in this prospectus supplement).

    The 'LOAN GROUP 1 WEIGHTED AVERAGE PASS-THROUGH RATE' for any Distribution Date is the weighted average of the Pass-Through Rates of the mortgage loans in loan group 1 as of the second preceding Due Date after giving effect to the payments due on the mortgage loans in loan group 1 on that Due Date. The 'ADJUSTED LOAN GROUP 1 WEIGHTED AVERAGE PASS-THROUGH RATE' for any Distribution Date is the product of (i) the Loan Group 1 Weighted Average Pass-Through Rate for that Distribution Date and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related certificate accrual period.

    The 'LOAN GROUP 2 WEIGHTED AVERAGE PASS-THROUGH RATE' for any Distribution Date is the weighted average of the Pass-Through Rates of the mortgage loans in loan group 2 as of the second preceding Due Date after giving effect to the payments due on the mortgage loans in loan group 2 on that Due Date. The 'ADJUSTED LOAN GROUP 2 WEIGHTED AVERAGE PASS-THROUGH RATE' for any Distribution Date is the product of (i) the Loan Group 2 Weighted Average Pass-Through Rate for that Distribution Date and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related certificate accrual period.

    The 'CLASS B WEIGHTED AVERAGE PASS-THROUGH RATE' for any Distribution Date is the quotient expressed as a percentage, of:

       (a) the sum of:

           (i) the product of (x) the Loan Group 1 Weighted Average Pass-Through Rate and (y) the Subordinate Component Balance for loan group 1 immediately before that Distribution Date; and

           (ii) the product of (x) the Loan Group 2 Weighted Average Pass-Through Rate and (y) the Subordinate Component Balance for loan group 2 immediately before that Distribution Date;

       divided by:

       (b) the sum of the Subordinate Component Balances for loan group 1 and loan group 2 immediately before that Distribution Date.

    The 'WEIGHTED AVERAGE PASS-THROUGH RATE' means any of the Loan Group 1 Weighted Average Pass-Through Rate, the Loan Group 2 Weighted Average Pass-Through Rate or the Class B Weighted Average Pass-Through Rate, as applicable.

    The 'AGGREGATE WEIGHTED AVERAGE PASS-THROUGH RATE' for any Distribution Date is the weighted average of the Pass-Through Rates of the mortgage loans in loan group 1 and loan group 2 as of the second preceding Due Date after giving effect to the payments due on the mortgage loans on that Due Date.

    Class X Notional Amount and Class X Principal Balance

    The Class X Certificates will accrue interest on the Class X Notional Amount. The 'CLASS X NOTIONAL AMOUNT' for any Distribution Date will equal the aggregate principal balance of the mortgage loans as of the second preceding Due Date after giving effect to the payments due on the mortgage loans on that Due Date. The Class X Notional Amount as of the Closing Date will be approximately
$        . Interest will not accrue on the Class X Principal Balance.

    The Class X Certificates will have a principal balance, which will equal the aggregate Class Principal Balance of the Class X PO-1 and the Class X PO-2 Components and which will initially equal zero. In the event that interest accrued on the Class X Notional Amount is reduced as a result of Net Negative Amortization for a loan group, such amount will be added as principal to the outstanding component principal balance of the Class X PO-1 or Class X PO-2 Component related to that loan group. Interest will not accrue on the Class X Principal Balance.

    Compensating Interest

    The servicer is obligated to remit to the certificate account on the business day before each Distribution Date with respect to each loan group an amount equal to the least of (a) any shortfall for the previous month in interest collections resulting from the timing of Payoffs on the mortgage loans in that loan group made from the 15th day of the calendar month preceding the Distribution Date to the last day of the month, (b) the sum of (i) 1/12 of 0.050% of the aggregate Stated Principal Balance of the mortgage loans in that loan group, (ii) any reinvestment income realized by the servicer relating to Payoffs on the mortgage loans in that loan group made during the Prepayment Period and (iii) interest payments on Payoffs in that loan group received during the period of the first day through the 14th day of the month of the Distribution Date and (c) 1/12 of 0.125% of the aggregate Stated Principal Balance of the mortgage loans in that loan group. Compensating Interest will be paid with respect to each loan group and will be added to the Available Distribution Amount for each loan group.

    Any remaining shortfall in interest collections resulting from Curtailments, the timing of Payoffs and the Relief Act in a loan group, and any interest shortfall resulting from negative amortization, will be allocated to the certificates of a class pro rata according to the amount of interest to which each such certificate (or, in the case of the Class B and Class X Certificates, only the portion of those certificates that derives its interest from the related loan group) would otherwise be entitled (before giving effect to the payment of Carryover Shortfall Amounts), in reduction of that amount.

    See 'Yield and Prepayment Considerations' in this prospectus supplement.

    Carryover Shortfall Amounts

    For any Distribution Date and for any class of Class A Certificates (other than the Class 2-A-3 Certificates), the 'CARRYOVER SHORTFALL AMOUNT' for such class will equal the sum of:

    (i) the excess, if any, of (a) the amount of interest that would have accrued on such class at a certificate interest rate equal to the lesser of (i) LIBOR plus the related margin and (ii) 10.50%, over
          (b) the actual amount of interest accrued on such class for such Distribution Date;

    (ii) the portion of the amount described in clause (i) above remaining unpaid from prior Distribution Dates; and

    (iii) one month's interest at the rate described in clause (i)(a) above on the amount described in clause (ii) above.

    Carryover Shortfall Amounts will be paid to holders of the Class A Certificates (other than the Class 2-A-3 Certificates), pro rata based on unpaid Carryover Shortfall Amounts, first, from payments pursuant to the related Yield Maintenance Agreement and, second, to the extent of the Class X Distributable Interest that would otherwise be payable to the Class X Certificates. See
' -- Priority of Distributions' in this prospectus supplement.

    The amounts to be distributed to the Class X Certificates in respect of accrued interest will be reduced by the aggregate Carryover Shortfall Amounts paid to the holders of the Class A Certificates.

    The Yield Maintenance Agreements

    The Trust will have the benefit of two yield maintenance agreements (each, a 'YIELD MAINTENANCE AGREEMENT' and, together, the 'YIELD MAINTENANCE AGREEMENTS') between the Trust and Bear Stearns Financial Products Inc. (the 'CAP COUNTERPARTY'), entered into on or before the Closing Date. The 'GROUP 1 YIELD MAINTENANCE AGREEMENT' is intended to partially mitigate the risk to the Group 1-A Certificates that LIBOR plus the related margin will exceed the Adjusted Loan Group 1 Weighted Average Pass-Through Rate. The 'GROUP 2 YIELD MAINTENANCE AGREEMENT' is intended to partially mitigate the risk to the Group 2-A Certificates (other than the Class 2-A-3 Certificates) that LIBOR plus the related margin will exceed the Adjusted Loan Group 2 Weighted Average Pass-Through Rate. On each Distribution Date, payments under the related Yield Maintenance Agreement will equal the product of (i) a fraction, the numerator of which is the actual number of days in the accrual period and the denominator of which is 360, (ii) the excess, if any, of (x) LIBOR, subject to a maximum of 10.18%, with respect to the Group 1 Yield Maintenance Agreement, and 10.16%, with respect to the Group 2 Yield Maintenance Agreement, over (y) the related cap strike rate and (iii) the lesser of (x) the aggregate Class Principal Balance of the Group 1-A or Group 2-A Certificates (other than the Class 2-A-3 Certificates), as applicable and (y) the related Yield Maintenance Notional Balance. The 'YIELD MAINTENANCE NOTIONAL BALANCE' and cap strike rate for each Yield Maintenance Agreement on each Distribution Date is as described in
Schedule 1 to this prospectus supplement. Payments, if any, made pursuant to each Yield Maintenance Agreement will start on the Distribution Date in March 2005. After the Distribution Date in August 2013, each Yield Maintenance Notional Balance will be equal to zero and the Yield Maintenance Agreements will be terminated.

    The Cap Counterparty will be obligated to make payments under the Yield Maintenance Agreements to the Trust, for the benefit of the Class A Certificates (other than the Class 2-A-3 Certificates), when LIBOR exceeds the related cap strike rate specified on Schedule 1 to this prospectus supplement for that Distribution Date, provided that such payment is limited when LIBOR exceeds 10.18%, with respect to the Group 1 Yield Maintenance Agreement, and 10.16%, with respect to the Group 2 Yield Maintenance Agreement.

    On each Distribution Date on which Carryover Shortfall Amounts are required to be paid to the Class A Certificates (other than the Class 2-A-3 Certificates), the trustee will withdraw from funds available on deposit in the certificate account amounts to cover such Carryover Shortfall Amounts to the extent of amounts actually received from the Cap Counterparty for such Distribution Date pursuant to the related Yield Maintenance Agreement. See
' -- Priority of Distributions' in this prospectus supplement. There can be no assurance, however, that funds will be available to pay any such Carryover Shortfall Amounts to holders of those Class A Certificates on such Distribution Date or subsequent Distribution Dates.

    The Trust will issue the Class Y Certificates, which will not have a certificate principal balance and will only be entitled to receive on any Distribution Date amounts received pursuant to the Yield

Maintenance Agreements on that Distribution Date in excess of the amounts payable to the Class A Certificates (other than the Class 2-A-3 Certificates) pursuant to the Yield Maintenance Agreements. With respect to any Distribution Date, amounts received pursuant to the Yield Maintenance Agreements for that Distribution Date in excess of the amounts distributable to the Class A Certificates (other than the Class 2-A-3 Certificates) for that Distribution Date will be paid to the holder of the Class Y Certificates and holders of the offered certificates will have no rights thereto.

    Unless terminated earlier, each Yield Maintenance Agreement will terminate after the Distribution Date in August 2013. Both the Trust and the Cap Counterparty will have the right to terminate each Yield Maintenance Agreement for certain reasons set forth in the documentation associated with that Yield Maintenance Agreement, including, without limitation, an ISDA Master Agreement, the Schedule thereto and a Confirmation thereunder. Although it is not anticipated that there will be amounts payable by the Trust, certain amounts may be payable by the Trust to the Cap Counterparty under limited circumstances associated with the termination of each Yield Maintenance Agreement. Any such payment will be subordinate to the rights of the certificateholders.

    The 'significance percentage,' as calculated in accordance with Item 1115 of Regulation AB, 17 CFR 229.1100 et seq., for each Yield Maintenance Agreement is [less than 10%].

    The Yield Maintenance Provider

    The Cap Counterparty is a bankruptcy remote derivatives product company based in New York, New York that has been established as a wholly owned subsidiary of The Bear Stearns Companies, Inc. The Cap Counterparty has a ratings classification of 'AAA' from S&P and 'Aaa' from Moody's. The Cap Counterparty will provide upon request, without charge, to each person to whom this prospectus supplement is delivered, a copy of (i) the ratings analysis from each of S&P and Moody's evidencing those respective ratings or (ii) the most recent audited annual financial statements of the Cap Counterparty. Request for information should be directed to the DPC Manager of the Cap Counterparty at
(212) 272-4009 or in writing at 383 Madison Avenue, Suite 2700, New York, New York 10179. The Cap Counterparty is an affiliate of Bear, Stearns & Co. Inc.

CALCULATION OF LIBOR

    The annual certificate interest rates of the LIBOR Certificates are based on the London Interbank Offered Rate for one-month United States dollar deposits ('LIBOR') as determined by the administrative agent on behalf of the servicer on the basis of quotations as described below. The administrative agent will determine LIBOR for each certificate accrual period on the second business day prior to the day on which that accrual period begins (each, a 'LIBOR DETERMINATION DATE'). For this purpose a 'business day' is any day on which banks in London and New York City are open for conducting transactions in foreign currency and exchange.

    On each LIBOR Determination Date, the administrative agent will determine LIBOR based on the 'Interest Settlement Rate' for United States dollar deposits of one-month maturity set by the British Bankers' Association (the 'BBA') as of 11:00 a.m. (London time) on such LIBOR Determination Date. Interest Settlement Rates currently are based on rates quoted by sixteen BBA designated banks as being, in the view of such banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. Such Interest Settlement Rates are calculated by eliminating the four highest rates and the four lowest rates, averaging the eight remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places.

    The BBA's Interest Settlement Rates are currently displayed on each of the Dow Jones Telerate Service page 3750, Reuters Monitor Money Rates Service page 'LIBOR01' and Bloomberg L.P. page 'BBAM' (each such page, or such other page as may replace any of the foregoing on such service or such other service as may be nominated by the BBA as the information vendor for the purpose of displaying the BBA's Interest Settlement Rates for deposits in United States dollars, each, a 'DESIGNATED RATE PAGE').

    If on any LIBOR Determination Date, such Interest Settlement Rates are not available from any Designated Rate Page, LIBOR for the related accrual period will be the most recently published Interest

Settlement Rate. In the event that the BBA no longer sets an Interest Settlement Rate, the administrative agent will calculate LIBOR for the immediately following accrual period as follows: the administrative agent will determine LIBOR by reference to the quotations offered by the principal London office of each of the designated reference banks meeting the criteria set forth below for making one-month United States dollar deposits in leading banks in the London Interbank market, as of 11:00 a.m. (London time) on the LIBOR Determination Date.

    Under this method LIBOR will be established by the administrative agent on each LIBOR Determination Date as follows:

        (a) If on any LIBOR Determination Date two or more reference banks provide offered quotations, LIBOR for the next interest accrual period will be the arithmetic mean of the offered quotations, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places.

        (b) If on any LIBOR Determination Date only one or none of the reference banks provides offered quotations, LIBOR for the next interest accrual period will be the greater of:

             LIBOR as determined on the previous LIBOR Determination Date or the reserve interest rate.

    The reserve interest rate will be the rate per annum that the administrative agent determines to be either:

             the arithmetic mean, (expressed as a percentage) carried out to six decimal places, and rounded to five decimal places, of the one-month United States dollar lending rates that New York City banks selected by the administrative agent are quoting, on the relevant LIBOR Determination Date, to the principal London offices of at least two of the reference banks to which the quotations are, in the opinion of the administrative agent, being so made, or if the administrative agent cannot determine the arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the administrative agent are quoting on the LIBOR Determination Date to leading European banks.

        (c) If on any LIBOR Determination Date the administrative agent is required but is unable to determine the reserve interest rate in the manner provided in paragraph (b) above, LIBOR for the next interest accrual period will be LIBOR as determined on the preceding LIBOR Determination Date, or, in the case of the first LIBOR Determination Date, LIBOR will be considered to be the per annum rate specified as such herein, if so specified.

    Each reference bank (i) will be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market, (ii) will not control, be controlled by, or be under common control with, the servicer and
(iii) will have an established place of business in London. If any reference bank should be unwilling or unable to act as such or if the servicer should terminate the designation of any such reference bank, the servicer will promptly designate another leading bank meeting the criteria specified above.

    The establishment of LIBOR on each LIBOR Determination Date by the servicer for the related accrual period will, in the absence of manifest error, be final and binding.

CROSS-COLLATERALIZATION

    Cross-Collateralization Due to Rapid Prepayments in One Loan Group

    The priority of distributions described in this prospectus supplement under ' -- Priority of Distributions' will change if all of the following conditions are met:

             the aggregate Class Principal Balance of either (i) the Group 1-A Certificates and the Class X PO-1 Component or
             (ii) the Group 2-A Certificates and the Class X PO-2
             Component has been reduced to zero;

             there are still Class B Certificates outstanding; and

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             either (i) the Class B Percentage on that date is less than
             200% of the Class B Percentage as of the Closing Date or
             (ii) the outstanding principal balance of the mortgage loans in either loan group delinquent 60 days or more averaged over the last six months, as a percentage of the related Subordinate Component Balance, is greater than or equal to 50%.

    When all three conditions are met, all principal received or advanced with respect to the mortgage loans in the loan group relating to the Class A Certificates and the Class X PO Component that have been paid in full (less any amount of negative amortization allocated to such mortgage loans) will be paid as principal to the remaining Class A Certificates of the other Certificate Group rather than to the Class B Certificates. That principal will be distributed in the same priority as those Class A Certificates would receive other distributions of principal.

    The 'CLASS B PERCENTAGE' as of any date of determination will equal the aggregate Class Principal Balance of the Class B Certificates divided by the then outstanding aggregate Stated Principal Balance of the mortgage loans.

    The 'SUBORDINATE COMPONENT BALANCE' for either loan group as of any date of determination will equal the then outstanding aggregate Stated Principal Balance of the mortgage loans in that loan group minus the then outstanding aggregate Class Principal Balance of the related Class A Certificates and Class X PO Component (and, in the case of loan group 1, the Class R Certificates).

    The 'STATED PRINCIPAL BALANCE' of any mortgage loan as of any date of determination is equal to its principal balance as of the Cut-Off Date, after application of all scheduled principal payments due on or before the Cut-Off Date, whether or not received, reduced by all amounts allocable to principal that have been distributed to certificateholders with respect to that mortgage loan on or before that date of determination, and as further reduced to the extent that any realized loss on that mortgage loan has been allocated to one or more classes of certificates on or before that date of determination, and as increased by the amounts of any negative amortization (as described above under 'Description of the Mortgage Pool') with respect to that mortgage loan for all prior interest accrual periods.

    Cross-Collateralization Due to Disproportionate Realized Losses in One Loan Group.

    Realized losses on the group 1 and group 2 loans are allocated generally to the Class B Certificates and not just to the portion of the Class B Certificates representing an interest in the loan group that incurred the loss. Therefore, if realized losses in either loan group 1 or loan group 2 that are allocated to the Class B Certificates exceed the Subordinate Component Balance for that loan group, the principal balance of the mortgage loans in that loan group will be less than the principal balance of the related Senior Certificates. That is, the amount of collateral in that loan group will be less than the amount of certificates being supported by that collateral and, therefore, that loan group is undercollateralized. In that situation, payments on the mortgage loans in the other loan group may be used to pay interest and then principal to the Senior Certificates related to the undercollateralized loan group to the extent described below.

    If, on any Distribution Date, the aggregate Class Principal Balance of either (i) the Group 1-A Certificates and the Class X PO-1 Component or (ii) the Group 2-A Certificates and the Class X PO-2 Component is greater than the aggregate Stated Principal Balance of the mortgage loans in the related loan group (such loan group, the 'UNDERCOLLATERALIZED GROUP' and the other loan group, the 'OVERCOLLATERALIZED GROUP'), then the priority of distributions described in this prospectus supplement under ' -- Priority of Distributions' will be altered as follows: The Available Distribution Amount for the Overcollateralized Group, to the extent remaining following distributions to the related Senior Certificates pursuant to paragraph (a) (or if after the Credit Support Depletion Date, pursuant to the first paragraph immediately following the definition of 'Credit Support Depletion Date'), under ' -- Priority of Distributions' in this prospectus supplement, will be paid in the following priority: (1) first, that amount, up to an amount for the Undercollateralized Group (the 'TOTAL TRANSFER AMOUNT') equal to the sum of the Interest Transfer Amount and the Principal Transfer Amount for the Undercollateralized Group, will be distributed first to the Class A Certificates related to the Undercollateralized Group in payment of any accrued but unpaid interest, and then to those Class A Certificates as principal, in the same order and

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priority as they would receive other distributions of principal; and
(2) second, any remaining amount will be distributed pursuant to paragraph
(b) under ' -- Priority of Distributions' in this prospectus supplement.

    On each Distribution Date, the 'INTEREST TRANSFER AMOUNT' for the Undercollateralized Group will equal one month's interest on the applicable Principal Transfer Amount at the Loan Group 1 Weighted Average Pass-Through Rate if the Undercollateralized Group is loan group 1 and at the at the Loan Group 2 Weighted Average Pass-Through Rate if the Undercollateralized Group is loan group 2, plus any shortfall of interest on the Senior Certificates of the Undercollateralized Group from prior Distribution Dates.

    On each Distribution Date, the 'PRINCIPAL TRANSFER AMOUNT' for the Undercollateralized Group will equal the excess of the aggregate
Class Principal Balance of the Class A Certificates related to the Undercollateralized Group over the aggregate Stated Principal Balance of the mortgage loans in that loan group.

    If the Weighted Average Pass-Through Rate of an Undercollateralized
Group is greater than the Weighted Average Pass-Through Rate of the Overcollateralized Group, the payment of interest to the certificates related to the Undercollateralized Group from the interest collected on the Overcollateralized Group may cause a shortfall in the amount of principal and interest otherwise distributable to the Class B Certificates. In addition, after the aggregate principal balance of the Class B Certificates has been reduced to zero, this may cause a shortfall of principal that would be allocated to the Senior Certificates related to the Undercollateralized Group.

DISTRIBUTIONS OF PRINCIPAL

GENERAL

    On each Distribution Date, certificateholders of each Certificate Group will be entitled to receive principal distributions from the related Available Distribution Amount to the extent and in the priority described in this prospectus supplement. See ' -- Priority of Distributions' in this prospectus supplement. The Group 1 and Group 2 Certificates will receive principal collected from the group 1 and group 2 loans, respectively, except in the limited circumstances described in this prospectus supplement under ' -- Cross-Collateralization.' The Class B Certificates will receive principal collected from both loan groups.

    For any Distribution Date and for any loan group, the 'PRINCIPAL PAYMENT AMOUNT' is the sum with respect to the mortgage loans in that loan group of
(i) the portion of the required monthly payments on the mortgage loans allocated to principal after deducting accrued interest on the mortgage loans due on the Due Date immediately before the Distribution Date, (ii) the principal portion of Repurchase Proceeds that were received on the mortgage loans during the preceding calendar month and (iii) any other unscheduled payments of principal that were received on the mortgage loans during the preceding calendar month, other than Payoffs, Curtailments, Liquidation Principal or Subsequent Recoveries.

    'PAYOFFS' are prepayments in full on a mortgage loan and 'CURTAILMENTS' are partial prepayments on a mortgage loan, including any amounts in excess of the Minimum Monthly Payment. For any Distribution Date and for any loan group, the 'PRINCIPAL PREPAYMENT AMOUNT' is the sum with respect to the mortgage loans in that loan group of all Payoffs and Curtailments relating to the mortgage loans in that loan group that were received during the related Prepayment Period, reduced (but not to less than zero) by the aggregate amount of negative amortization with respect to the mortgage loans during the prior calendar month.

    'REPURCHASE PROCEEDS' are proceeds received with respect to a mortgage loan that was repurchased by the depositor or the sponsor because of a material breach of the representations and warranties with respect to that mortgage loan, or because a required loan document was not included in the mortgage file, as described under 'Description of the Mortgage Pool -- Representations and Warranties Regarding the Mortgage Loans' in this prospectus supplement.

    For each Distribution Date and each Payoff, the related 'PREPAYMENT PERIOD' will start on the 15th day of the month preceding the month in which the Distribution Date occurs (or, in the case of the first Distribution Date, beginning on the Cut-Off Date) and will end on the 14th day of the month in which

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the Distribution Date occurs. For each Distribution Date and each Curtailment, the related 'PREPAYMENT PERIOD' will be the month preceding the month in which the Distribution Date occurs.

    'LIQUIDATION PRINCIPAL' is the principal portion of Liquidation Proceeds and Insurance Proceeds (each, as defined in the pooling agreement) received with respect to each mortgage loan that became a Liquidated Mortgage Loan (but not in excess of the principal balance of that mortgage loan) during the calendar month preceding the month of the Distribution Date. A 'LIQUIDATED MORTGAGE LOAN' is a mortgage loan for which the servicer has determined that it has received all amounts that it expects to recover from or on account of the mortgage loan, whether from Insurance Proceeds, Liquidation Proceeds or otherwise.

    Distributions to certificateholders on each Distribution Date will include any Subsequent Recoveries received by the servicer during the calendar month preceding the month of the Distribution Date. 'SUBSEQUENT RECOVERIES' are amounts received by the servicer in connection with the liquidation of defaulted mortgage loans after those mortgage loans became Liquidated Mortgage Loans, up to the amount of losses previously allocated in respect of those mortgage loans. On each Distribution Date on which Subsequent Recoveries are distributed to certificateholders, the Class Principal Balance of the class of Subordinate Certificates with the lowest priority outstanding generally will be increased by the amount of those Subsequent Recoveries.

    The Class X Certificates will only be entitled to receive distributions of principal to the extent of the Class X Principal Balance. The Class X Certificates will not receive principal distributions on the Class X Notional Amount. See ' -- Distributions of Interest -- Class X Notional Amount and Class X Principal Balance' in this prospectus supplement.

GROUP 1 SENIOR PRINCIPAL DISTRIBUTION AMOUNT

    On each Distribution Date before the Credit Support Depletion Date, an amount, up to the amount of the Group 1 Senior Principal Distribution Amount for that Distribution Date, will be distributed as principal (i) first, to the Class 1-A-1A and Class 1-A-1B Certificates, pro rata, until their aggregate Class Principal Balance has been reduced to zero, and (ii) second, to the Class X PO-1 Component, until the principal balance of the Class X PO-1 Component has been reduced to zero. The 'GROUP 1 SENIOR PRINCIPAL DISTRIBUTION AMOUNT' for any Distribution Date will equal the sum of (i) the Group 1 Senior Percentage of the Principal Payment Amount for loan group 1, (ii) the Group 1 Senior Prepayment Percentage of the Principal Prepayment Amount for loan group 1 and (iii) the Group 1 Senior Liquidation Amount; provided, however, that for the first Distribution Date, this amount will be reduced by $100 to pay principal to the Class R Certificates as provided in clause (a)(ii) of the first paragraph under ' -- Priority of Distributions' in this prospectus supplement.

    The 'GROUP 1 SENIOR PERCENTAGE' for any Distribution Date will equal the aggregate Class Principal Balance of the Group 1-A and Class R Certificates and the Class X PO-1 Component divided by Stated Principal Balance of the group 1 loans, in each case immediately before that Distribution Date. The 'GROUP 1 SUBORDINATE PERCENTAGE' for any Distribution Date will equal the excess of 100% over the Group 1 Senior Percentage for that date. The Group 1 Senior Percentage and the Group 1 Subordinate Percentage as of the Closing Date will be
approximately    % and    %, respectively.

    The 'GROUP 1 SENIOR LIQUIDATION AMOUNT' for any Distribution Date will equal the sum of (A) the aggregate, for each group 1 loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, of the lesser of (i) the Group 1 Senior Percentage of the Stated Principal Balance of that mortgage loan and (ii) the Group 1 Senior Prepayment Percentage of the Liquidation Principal with respect to that mortgage loan and (B) the Group 1 Senior Prepayment Percentage of any Subsequent Recoveries.

GROUP 2 SENIOR PRINCIPAL DISTRIBUTION AMOUNT

    On each Distribution Date before the Credit Support Depletion Date, an amount, up to the amount of the Group 2 Senior Principal Distribution Amount for that Distribution Date, will be distributed as principal, sequentially, as follows:

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       (i) first, concurrently, as follows:

           (A) % to the Class 2-A-1A Certificates, until the Class 2-A-1A Principal Balance has been reduced to zero;

           (B) % to the Class 2-A-1B Certificates, until the Class 2-A-1B Principal Balance has been reduced to zero;

           (C) % to the Class 2-A-2A1 Certificates, until the Class 2-A-2A1 Principal Balance has been reduced to zero;

           (D)    %, sequentially, as follows:

               (1) first, to the Class 2-A-2A2 Certificates, until the Class 2-A-2A2 Principal Balance has been reduced to zero; and

               (2) second, to the Class 2-A-2A3 Certificates, until the Class 2-A-2A3 Principal Balance has been reduced to zero;

           (E) % to the Class 2-A-2B Certificates, until the Class 2-A-2B Principal Balance has been reduced to zero; and

           (F) % to the Class 2-A-3 Certificates, until the Class 2-A-3 Principal Balance has been reduced to zero; and

       (ii) second, to the Class X PO-2 Component, until the principal balance of the Class X PO-2 Component has been reduced to zero.

    The 'GROUP 2 SENIOR PRINCIPAL DISTRIBUTION AMOUNT' for any Distribution Date will equal the sum of (i) the Group 2 Senior Percentage of the Principal Payment Amount for loan group 2, (ii) the Group 2 Senior Prepayment Percentage of the Principal Prepayment Amount for loan group 2 and (iii) the Group 2 Senior Liquidation Amount.

    The 'GROUP 2 SENIOR PERCENTAGE' for any Distribution Date will equal the aggregate Class Principal Balance of the Group 2-A Certificates and the Class X PO-2 Component divided by the Stated Principal Balance of the group 2 loans, in each case immediately before that Distribution Date. The 'GROUP 2 SUBORDINATE PERCENTAGE' for any Distribution Date will equal the excess of 100% over the Group 2 Senior Percentage for that date. The Group 2 Senior Percentage and the
Group 2 Subordinate Percentage as of the Closing Date will be approximately    %
and    %, respectively.

    The 'GROUP 2 SENIOR LIQUIDATION AMOUNT' for any Distribution Date will equal the sum of (A) the aggregate, for each group 2 loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, of the lesser of (i) the Group 2 Senior Percentage of the Stated Principal Balance of that mortgage loan and (ii) the Group 2 Senior Prepayment Percentage of the Liquidation Principal with respect to that mortgage loan and (B) the Group 2 Senior Prepayment Percentage of any Subsequent Recoveries.

SUBORDINATE PRINCIPAL DISTRIBUTION AMOUNT

    On each Distribution Date, an amount, up to the amount of the Subordinate Principal Distribution Amount for that Distribution Date, will be distributed as principal to the Subordinate Certificates. On each Distribution Date, except Distribution Dates on which the Subordination Level for any class or classes of the Subordinate Certificates is less than the related Subordination Level as of the Closing Date, each class of the Subordinate Certificates will be entitled to receive its pro rata (by Class Principal Balance) share of the Subordinate Principal Distribution Amount, to the extent of the Available Distribution Amount for loan group 1 and loan group 2 remaining after distributions of interest and principal to the Senior Certificates (including any distributions of interest and principal to the Senior Certificates as described under ' -- Cross-Collateralization' in this prospectus supplement), distributions of interest and principal to all of the Subordinate Certificates senior to that class and distributions of interest to that class. See ' -- Priority of Distributions' in this prospectus supplement. The relative seniority, from highest to lowest, of the Subordinate Certificates is as follows: Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8, Class B-9, Class B-10, Class B-11 and Class B-12.

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    The 'SUBORDINATE PRINCIPAL DISTRIBUTION AMOUNT' for any Distribution Date
will equal the excess of:

        (A) the sum of:

           (i) the Group 1 Subordinate Percentage of the Principal Payment Amount for loan group 1;

           (ii) the Group 2 Subordinate Percentage of the Principal Payment Amount for loan group 2;

           (iii) the Subordinate Principal Prepayments Distribution Amount (without regard to the proviso in its definition); and

           (iv) the Subordinate Liquidation Amount (as defined below);

    over

    (B) the sum of:

        (i) if the aggregate Class Principal Balance of either the Group 1-A Certificates and Class X PO-1 Component or the Group 2-A Certificates and Class X PO-2 Component has been reduced to zero, principal paid from the Available Distribution Amount for the loan group related to those Class A Certificates to the remaining Class A Certificates, as described under ' -- Cross-Collateralization' in this prospectus supplement; and

        (ii) the amounts paid from the Available Distribution Amount for an Overcollateralized Group to the Class A Certificates related to an Undercollateralized Group, as described under ' -- Cross-Collateralization' in this prospectus supplement.

    The 'SUBORDINATE PRINCIPAL PREPAYMENTS DISTRIBUTION AMOUNT' for any Distribution Date will equal the sum of (i) the Group 1 Subordinate Prepayment Percentage of the Principal Prepayment Amount for loan group 1 and (ii) the Group 2 Subordinate Prepayment Percentage of the Principal Prepayment Amount for loan group 2; provided, however, that if the amount specified in clause (B) of the definition of 'Subordinate Principal Distribution Amount' is greater than the sum of the amounts specified in clauses (A)(i), (A)(ii) and (A)(iv) of that definition, then the Subordinate Principal Prepayments Distribution Amount will be reduced by the amount of that excess.

    The 'GROUP 1 SUBORDINATE PREPAYMENT PERCENTAGE' for any Distribution Date will equal the excess of 100% over the Group 1 Senior Prepayment Percentage; provided, however, that if the aggregate Class Principal Balance of the Group 1-A and Class R Certificates has been reduced to zero, then the Group 1 Subordinate Prepayment Percentage will equal 100%. The 'GROUP 2 SUBORDINATE PREPAYMENT PERCENTAGE' for any Distribution Date will equal the excess of 100% over the Group 2 Senior Prepayment Percentage; provided, however, that if the aggregate Class Principal Balance of the Group 2-A Certificates has been reduced to zero, then the Group 2 Subordinate Prepayment Percentage will equal 100%.

    The 'SUBORDINATE LIQUIDATION AMOUNT' for any Distribution Date will equal the excess, if any, of the sum of (i) the aggregate Liquidation Principal for all group 1 and group 2 loans that became Liquidated Mortgage Loans during the calendar month preceding the month of that Distribution Date and (ii) any Subsequent Recoveries received during that calendar month, over the sum of the Group 1 Senior Liquidation Amount and the Group 2 Senior Liquidation Amount for that Distribution Date.

    The rights of the holders of the Class B Certificates to receive distributions of interest and principal are subordinated to the rights of the holders of the Group 1 and Group 2 Senior Certificates to receive all distributions of interest and principal to which they are entitled. See
' -- Subordination and Allocation of Losses' in this prospectus supplement.

PRINCIPAL PREPAYMENTS

    The 'GROUP 1 SENIOR PREPAYMENT PERCENTAGE' and 'GROUP 2 SENIOR PREPAYMENT PERCENTAGE' for any Distribution Date before February 2015 will equal 100%. During the next four years, these percentages will be calculated as follows:

             for any Distribution Date occurring in or between February 2015 and January 2016, the Group 1 or Group 2 Senior Percentage, as applicable, for that Distribution Date plus 70% of the Group 1 or Group 2 Subordinate Percentage, as applicable, for that Distribution Date;

             for any Distribution Date occurring in or between February 2016 and January 2017, the Group 1 or Group 2 Senior Percentage, as applicable, for that Distribution Date plus 60% of the Group 1 or Group 2 Subordinate Percentage, as applicable, for that Distribution Date;

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             for any Distribution Date occurring in or between February
             2017 and January 2018, the Group 1 or Group 2 Senior
             Percentage, as applicable, for that Distribution Date plus 40% of the Group 1 or Group 2 Subordinate Percentage, as applicable, for that Distribution Date; and

             for any Distribution Date occurring in or between February 2018 and January 2019, the Group 1 or Group 2 Senior Percentage, as applicable, for that Distribution Date plus 20% of the Group 1 or Group 2 Subordinate Percentage, as applicable, for that Distribution Date.

For any Distribution Date occurring in or after February 2019, the Group 1 and Group 2 Senior Prepayment Percentages will equal the Group 1 and Group 2 Senior Percentages, respectively, for that Distribution Date.

    There are important exceptions to the calculations of the senior prepayment percentages described in the above paragraph. On any Distribution Date, (i) if the Group 1 or Group 2 Senior Percentage for that Distribution Date exceeds the initial Group 1 or Group 2 Senior Percentage, respectively, as of the Closing Date, then the Group 1 and Group 2 Senior Prepayment Percentages for that Distribution Date will each equal 100%, (ii) if on or before the Distribution Date in January 2008, the Class B Percentage for that Distribution Date is greater than or equal to twice that percentage as of the Closing Date, then the Group 1 and Group 2 Senior Prepayment Percentages for that Distribution Date will equal the Group 1 and Group 2 Senior Percentages, as applicable, plus 50% of the Group 1 and Group 2 Subordinate Percentages, as applicable, for that Distribution Date, and (iii) if after the Distribution Date in January 2008, the Class B Percentage for that Distribution Date is greater than or equal to twice that percentage as of the Closing Date, then the Group 1 and Group 2 Senior Prepayment Percentages for that Distribution Date will equal the Group 1 and Group 2 Senior Percentages, as applicable.

    Notwithstanding the above, on any Distribution Date, if the delinquencies or losses on the mortgage loans exceed the limits specified in the pooling agreement, then neither the Group 1 nor the Group 2 Senior Prepayment Percentage for that Distribution Date will decrease as described in the definition of Group 1 and Group 2 Senior Prepayment Percentages in the above two paragraphs. Finally, if on any Distribution Date the allocation to the Group 1 or Group 2 Senior Certificates in the percentage required would reduce the aggregate
Class Principal Balance of those certificates below zero, the Group 1 or Group 2 Senior Prepayment Percentage, as applicable, for that Distribution Date will be limited to the percentage necessary to reduce that Class Principal Balance to zero.

SUBORDINATION AND ALLOCATION OF LOSSES

    The Subordinate Certificates will be subordinate in right of payment and provide credit support to the Group 1 and Group 2 Senior Certificates to the extent described in this prospectus supplement. The support provided by the Subordinate Certificates is intended to enhance the likelihood of regular receipt by the Senior Certificates of the full amount of the monthly distributions of interest and principal to which they are entitled and to afford the Senior Certificates protection against some losses. The protection afforded to the Group 1 and Group 2 Senior Certificates by the Subordinate Certificates will be accomplished by the preferential right on each Distribution Date of the Senior Certificates to receive distributions of interest and principal to which they are entitled before distributions of interest and principal to the Subordinate Certificates and by the allocation of losses to the Subordinate Certificates before any allocation of losses to the Senior Certificates.

    The Class 1-A-1B Certificates will provide credit support to the Class 1-A-1A Certificates. All losses that would otherwise be allocable to the Class 1-A-1A Certificates will be allocated instead to the Class 1-A-1B Certificates until the Class 1-A-1B Principal Balance has been reduced to zero. The Class 2-A-1B Certificates will provide credit support to the Class 2-A-1A Certificates. All losses that would otherwise be allocable to the Class 2-A-1A Certificates will be allocated instead to the Class 2-A-1B Certificates until the Class 2-A-1B Principal Balance has been reduced to zero. The Class 2-A-2B Certificates will provide credit support to the Class 2-A-2A1, Class 2-A-2A2 and Class 2-A-2A3 Certificates. All losses that would otherwise be allocable to the Class 2-A-2A1, Class 2-A-2A2 and Class 2-A-2A3 Certificates will be allocated instead to the Class 2-A-2B Certificates, until the Class 2-A-2B Principal Balance has been reduced to zero.

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    In addition, each class of Subordinate Certificates will be subordinate in right of payment and provide credit support to each class of Subordinate Certificates with a lower numerical class designation. The protection afforded a class of Subordinate Certificates by the classes of Subordinate Certificates with higher numerical class designations will be similarly accomplished by the preferential right of those classes with lower numerical class designations to receive distributions of interest and principal before distributions of interest and principal to those classes of Subordinate Certificates with higher numerical class designations.

    Any loss realized on a group 1 or group 2 loan will be allocated among the certificates as follows:

       (i) for losses allocable to principal:

           (a) first, to the Junior Subordinate Certificates in reverse numerical order, until their aggregate Class Principal Balance has been reduced to zero;

           (b) second, to the Class B-9 Certificates, until the Class B-9 Principal Balance has been reduced to zero;

           (c) third, to the Class B-8 Certificates, until the Class B-8 Principal Balance has been reduced to zero;

           (d) fourth, to the Class B-7 Certificates, until the Class B-7 Principal Balance has been reduced to zero;

           (e) fifth, to the Class B-6 Certificates, until the Class B-6 Principal Balance has been reduced to zero;

           (f) sixth, to the Class B-5 Certificates, until the Class B-5 Principal Balance has been reduced to zero;

           (g) seventh, to the Class B-4 Certificates, until the Class B-4 Principal Balance has been reduced to zero;

           (h) eighth, to the Class B-3 Certificates, until the Class B-3 Principal Balance has been reduced to zero;

           (i) ninth, to the Class B-2 Certificates, until the Class B-2 Principal Balance has been reduced to zero;

           (j) tenth, to the Class B-1 Certificates, until the Class B-1 Principal Balance has been reduced to zero; and

           (k) eleventh, to the Class A Certificates and the Class X PO Component of the related Certificate Group, pro rata according to, and in reduction of, the Class Principal Balances thereof;

and

       (ii) for losses allocable to interest:

           (a) first, to the Junior Subordinate Certificates in reverse numerical order, in reduction of accrued but unpaid interest and then in reduction of the Class Principal Balances of those certificates;

           (b) second, to the Class B-9 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class B-9 Principal Balance;

           (c) third, to the Class B-8 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class B-8 Principal Balance;

           (d) fourth, to the Class B-7 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class B-7 Principal Balance;

           (e) fifth, to the Class B-6 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class B-6 Principal Balance;

           (f) sixth, to the Class B-5 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class B-5 Principal Balance;

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           (g) seventh, to the Class B-4 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class B-4 Principal Balance;

           (h) eighth, to the Class B-3 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class B-3 Principal Balance;

           (i) ninth, to the Class B-2 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class B-2 Principal Balance;

           (j) tenth, to the Class B-1 Certificates, in reduction of accrued but unpaid interest and then in reduction of the Class B-1 Principal Balance; and

           (k) eleventh, to the Class A Certificates and the Class X Certificates, pro rata according to, and in reduction of, accrued but unpaid interest on those classes, and then to the Class A Certificates and the Class X PO Component of the related Certificate Group, pro rata according to, and in reduction of, the Class Principal Balances thereof;

provided, however, that (i) losses allocated to principal and interest that would otherwise be allocable to the Class 1-A-1A Certificates will be allocated instead to the Class 1-A-1B Certificates, until the Class 1-A-1B Principal Balance has been reduced to zero, (ii) losses allocated to principal and interest that would otherwise be allocable to the Class 2-A-1A Certificates will be allocated instead to the Class 2-A-1B Certificates, until the Class 2-A-1B Principal Balance has been reduced to zero and (iii) losses allocated to principal and interest that would otherwise be allocable to the Class 2-A-2A1, Class 2-A-2A2 or Class 2-A-2A3 Certificates will be allocated instead to the Class 2-A-2B Certificates, until the Class 2-A-2B Principal Balance has been reduced to zero.

    On each Distribution Date, if the aggregate Class Principal Balance of all outstanding classes of certificates exceeds the aggregate Stated Principal Balance of the mortgage loans (after giving effect to distributions of principal and the allocation of all losses to the certificates on that Distribution Date), that excess will be deemed a principal loss and will be allocated to the most junior class of Subordinate Certificates then outstanding.

    Because the Class B Certificates represent interests in both loan groups, the Class Principal Balances of the Class B Certificates could be reduced to zero as a result of a disproportionate amount of losses on the mortgage loans in either of the two loan groups. Therefore, the allocation to the Class B Certificates of losses on the mortgage loans in one loan group will increase the likelihood that future losses may be allocated to the Senior Certificates relating to the other loan group.

THE CLASS R CERTIFICATES

    The Class R Certificates will receive $100 of principal on the first Distribution Date, as well as one month's interest on that amount. These certificates will not receive any distributions of interest or principal on any other Distribution Date. However, on each Distribution Date, the Class R Certificates will receive any amounts remaining (which are not expected to be material) in the certificate account from the Available Distribution Amount for each loan group after distributions of interest and principal on the regular interests issued by REMIC III (as defined in the pooling agreement) and payment of expenses, if any, of the Trust, together with excess liquidation proceeds (as described in paragraph (1)(g) of ' -- Available Distribution Amount' below), if any. Distributions of any remaining amounts to the Class R Certificates will be subordinate to all payments required to be made with respect to the other certificates and each class of REMIC I and REMIC II Regular Interests (each, as defined in the pooling agreement) on any Distribution Date.

AVAILABLE DISTRIBUTION AMOUNT

    On each Distribution Date, the Available Distribution Amount for that Distribution Date, which will be determined separately with respect to each loan group, and, in each case, will generally include scheduled principal and interest payments due on the Due Date immediately before that Distribution Date, Curtailments received in the previous calendar month (as described below), Payoffs received in the Prepayment Period to the extent described below and amounts received from liquidations of mortgage loans in the previous calendar month, will be distributed to the certificateholders, as specified in this prospectus supplement.

    The 'AVAILABLE DISTRIBUTION AMOUNT' for any Distribution Date for each loan group, as more fully described in the pooling agreement, will equal the sum, for the mortgage loans in the loan group, of the following amounts:

    (1) the total amount of all cash received by or on behalf of the servicer for the mortgage loans by the determination date (which will be at least ten days before that Distribution Date) and not previously distributed (including proceeds of mortgage loans in the loan group that are liquidated and scheduled amounts of distributions from buydown funds respecting Buydown Loans, if any), except:

        (a) all scheduled payments of principal and interest collected but due on a date after that Distribution Date;

        (b) all Curtailments received after the previous calendar month;

        (c) all Payoffs received after the Prepayment Period immediately preceding that Distribution Date (together with any interest payment received with those Payoffs to the extent that it represents the payment of interest accrued on the mortgage loans for the period after the previous calendar month), and interest that was accrued and received on Payoffs received during the period from the first to the 14th day of the month of that Distribution Date, which interest will not be included in the calculation of the Available Distribution Amount for any Distribution Date;

        (d) Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries received on the mortgage loans in the loan group after the previous calendar month;

        (e) all amounts payable to the servicer in reimbursement for advances made by the servicer under the pooling agreement;

        (f) the servicing fee for each mortgage loan in the loan group; and

        (g) excess liquidation proceeds, which equals the excess, if any, of aggregate Liquidation Proceeds and Insurance Proceeds on mortgage loans in the loan group received during the previous calendar month over the amount that would have been received if Payoffs had been made with respect to those mortgage loans during the previous calendar month;

    (2) the total, to the extent not previously distributed, of the following amounts, to the extent advanced or received, as applicable, by the servicer:

        (a) all advances made by the servicer for that Distribution Date relating to mortgage loans in the loan group; and

        (b) any amounts payable as Compensating Interest by the servicer on that Distribution Date relating to the mortgage loans in the loan group; and

    (3) any Repurchase Proceeds received during the calendar month before that Distribution Date relating to the mortgage loans in the loan group.

LAST SCHEDULED DISTRIBUTION DATE

    The Last Scheduled Distribution Date for the Group 1 Certificates is the Distribution Date in January 2045, which is the Distribution Date in the month after the scheduled maturity date for the latest maturing group 1 loan.

    The Last Scheduled Distribution Date for the Group 2 Certificates is the Distribution Date in January 2045, which is the Distribution Date in the month after the scheduled maturity date for the latest maturing group 2 loan.

    The Last Scheduled Distribution Date for the Class B and Class X Certificates is the Distribution Date in January 2045, which is the Distribution Date in the month after the scheduled maturity date for the latest maturing group 1 or group 2 loan.

    The actual rate of principal payments on the certificates will depend on the rate of principal payments (including principal prepayments) on the related mortgage loans, which, in turn, may be influenced by a variety of economic, geographic and social factors, as well as the level of prevailing mortgage interest rates. No assurance can be given as to the actual payment experience on the mortgage loans.

OPTIONAL TERMINATION OF THE TRUST

    On any Distribution Date after the Clean-Up Call Option Date, the servicer may purchase the mortgage loans and all property acquired in respect of any mortgage loan owned by the Trust, which will cause the termination of the Trust and the retirement of the certificates. The purchase price will equal the sum of
(1) the excess of (a) 100% of the aggregate scheduled principal balance of the mortgage loans (other than any mortgage loans in respect of which the related mortgaged property has been acquired by the Trust) over (b) the amount of any Bankruptcy Losses incurred with respect to the mortgage loans to the extent not already allocated to the certificates as a realized loss and (2) without duplication, the appraised fair market value of all mortgaged properties acquired by the Trust and of any other property owned by the Trust, such sum reduced by unreimbursed advances (other than advances made with respect to mortgage loans as to which the servicer expects that foreclosure is not imminent). The trustee will be required to notify certificateholders in writing of the servicer's election to purchase the mortgage loans not less than 30 days prior to the date of purchase.

    An optional termination of the Trust will cause the outstanding principal balance of the certificates to be paid in full through the distribution of the proceeds of that purchase and the allocation of the associated losses, if any, on each mortgaged property owned by the Trust the fair market value of which is less than the principal balance of the related mortgage loan as of the time that the Trust acquired the mortgaged property and accrued and unpaid interest on that mortgage loan, and upon that payment in full, the Trust will be terminated. Any Subsequent Recoveries received after the termination of the Trust will be retained by the servicer.

AMENDMENT OF THE POOLING AGREEMENT

    See 'Description of the Securities -- Amendment of the Governing Agreements' in the prospectus for a description of the provisions for amendment of the pooling agreement.

    The percentage voting right of each certificate, for purposes of a vote on an amendment of the pooling agreement or any other matter on which certificateholders are entitled to vote under the pooling agreement, will be determined as follows:

             with respect to any certificate (other than the Class X and Residual Certificates), the product of (x) 99% and (y) its Certificate Principal Balance divided by the aggregate Certificate Principal Balance of all the certificates, such product expressed as a percentage;

             with respect to any Class X Certificate, the product of
             (x) 1% and (y) the portion of the Class X Notional Amount evidenced by such certificate divided by the Class X
             Notional Amount, such product expressed as a percentage; and

             with respect to any Residual Certificate, zero.

PAYMENT OF FEES AND EXPENSES

    The following table describes each type of fee or expense that may be paid from collections on the mortgage loans.

                                      GENERAL PURPOSE         PARTY           SOURCE OF FUNDS FOR         DISTRIBUTION
                                         OF FEE OR        RECEIVING FEE        PAYMENT OF FEE OR         PRIORITY OF FEE
          FEE OR EXPENSE                  EXPENSE          OR EXPENSE               EXPENSE                OR EXPENSE
          --------------                  -------          ----------               -------                ----------
servicing fee (1)                   compensation of the  servicer         all collections on the       prior to
                                    servicer for                          mortgage loans               distributions to
                                    services provided                                                  certificateholders
                                    under the pooling
                                    agreement

all prepayment penalties, late      compensation of the  servicer         all prepayment penalties,    prior to
charges, nonsufficient funds fees   servicer for                          late charges, nonsufficient  distributions to
and other fees and charges          services provided                     funds fees and other fees    certificateholders
collected on the mortgage loans     under the pooling                     and charges collected on
                                    agreement                             the mortgage loans

all interest payments on Payoffs    compensation of the  servicer         all interest payments on     prior to
received from the first day         servicer for                          Payoffs received from the    distributions to
through the 14th day of any         services provided                     first day through the 14th   certificateholders
calendar month                      under the pooling                     day of any calendar month
                                    agreement

all investment earnings earned on   compensation of the  servicer         all investment earnings      prior to
funds held in the investment        servicer for                          earned on funds held in the  distributions to
account and the certificate         services provided                     investment account and the   certificateholders
account                             under the pooling                     certificate account
                                    agreement

reimbursement for advances made     reimbursement of     servicer         collections on the mortgage  prior to
under the pooling agreement, other  the servicer for                      loans with respect to which  distributions to
than Nonrecoverable Advances (2)    advances made under                   the advances were made       certificateholders
                                    the pooling
                                    agreement

reimbursement for Nonrecoverable    reimbursement of     servicer         all collections on the       prior to
Advances (2)                        the servicer for                      mortgage loans               distributions to
                                    advances made under                                                certificateholders
                                    the pooling
                                    agreement

[description of any fee or expense  [description of      [description of  [description of source of    [description of
payable to any credit enhancement   general purpose of   party receiving  funds for payment of fee or  distribution
provider or other third party (3)]  fee or expense]      fee or expense]  expense]                     priority of fee or
                                                                                                       expense]
reimbursement for certain           reimbursement of     servicer or      all collections on the       prior to
expenses, costs and liabilities     the servicer for     depositor        mortgage loans               distributions to
incurred by the servicer or the     advances made under                                                certificateholders
depositor in connection with any    the pooling
legal action relating to the        agreement
pooling agreement or the
certificates (4)

any penalty tax imposed under the   compliance with      United States    all collections on the       prior to
Internal Revenue Code on a REMIC    Internal Revenue     Treasury         mortgage loans               distributions to
formed under the pooling agreement  Code                                                               certificateholders
in the event the REMIC engages in
a prohibited transaction (5)

---------

(1) The servicing fee will be calculated as a per annum percentage for each mortgage loan. The servicing fee with respect to each mortgage loan will
    equal   %.

(2) See 'The Servicers -- The Servicer -- Servicing Procedures -- Advances' in this prospectus supplement for a description of the servicer's obligation to make advances.

(3) [description of the amount of any fee or expense payable to any credit enhancement provider or other third party]

(4) See 'Description of the Securities -- Matters Regarding the Servicer and the Depositor' in the prospectus for a description of these reimburseable expenses, costs and liabilities.

(5) See 'Material Federal Income Tax Consequences -- Matters Relevant to Holders of All REMIC Certificates -- Prohibited Transactions and Other Possible REMIC Taxes' in the prospectus. It is not anticipated that any REMIC will engage in a prohibited transaction.

    Any change to the fees and expenses described in the table above will require (i) an amendment to the pooling agreement and (ii) the consent of certificateholders (unless such change does not adversely affect in any material respect the interests of any certificateholder).

    The servicer will be obligated to pay the fees and reimbursable expenses of the trustees and all expenses incurred in connection with the servicer's responsibilities under the pooling agreement (subject to reimbursement for advances, as described in the table above).

    In the event of any resignation or termination of the servicer pursuant to the pooling agreement, the trustee, if acting as successor servicer, will be entitled to the same compensation as that to which the servicer would have been entitled. If another successor servicer is appointed, the trustee will be permitted to make arrangements for the compensation of such successor servicer out of collections on the mortgage loans, subject to the limitation that such compensation, together with the compensation to the trustee, may not exceed the compensation to which the servicer would have been entitled.

REPORTS AND OTHER INFORMATION

    Prior to each Distribution Date, the administrative agent on behalf of the servicer will prepare and provide to the trustee a distribution report for the related distribution period. Such report will show information about the certificates, including the following: (1) the total amount of (i) interest,
(ii) scheduled principal, (iii) Payoffs and Curtailments, (iv) Liquidation Proceeds and Insurance Proceeds, (v) Repurchase Proceeds, (vi) Subsequent Recoveries and (vii) payments under the Yield Maintenance Agreements available for distribution to the certificates on that Distribution Date; (2) the amount of interest and principal to be distributed to each class of certificates on that Distribution Date; (3) the amount of (i) any realized losses, (ii) any shortfall in interest collections resulting from Curtailments, the timing of Payoffs or the Relief Act (to the extent not covered by compensating interest) and (iii) any Net Negative Amortization to be allocated to each class of certificates on that Distribution Date; (4) the Class Principal Balance for each class of certificates before and after giving effect to such distributions and allocations; and (5) [description of any other material information included for a series of certificates].

    The distribution report will show following information about the mortgage loans, including the following: (1) the number and aggregate principal balance of the mortgage loans at the beginning and end of the distribution period;
(2) updated aggregate pool information, including weighted average Pass-Through Rate, weighted average remaining term and geographic concentrations;
(3) delinquency information for the distribution period, including (i) the number and aggregate principal balance of the mortgage loans delinquent one, two and three months or more, (ii) the number and aggregate principal balance of the mortgage loans with respect to which foreclosure proceedings have been initiated and (iii) the number and aggregate principal balance of the mortgage loans with respect to which the related mortgaged properties have been acquired by the Trust through foreclosure; (4) the aggregate amount of advances of scheduled principal and interest made by the servicer during the related distribution period; and (5) [description of any other material information included for a series of certificates].

    The trustee will be required to send or otherwise make available to certificateholders on each Distribution Date the monthly distribution report described above. The trustee may make available these reports and certain other information through its internet website. The web page is currently located at 'https://www.tss.db.com/invr.' Assistance in using the website can be obtained by calling the trustee's investor relations desk at 800-735-7777. Parties that are unable to use the above distribution method are entitled to have a paper copy mailed to them via first class mail by calling the investor relations desk and requesting a paper copy.

    Reports about the certificates required to be filed with the Securities and Exchange Commission, including the Trust's Annual Reports on Form 10-K, Distribution Reports on Form 10-D and Current Reports on Form 8-K, will be filed under the Commission file number for the Trust, [333-123034- ]. The public may read and copy any materials filed with the Commission at the Commission's Public Reference Room at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. The address of that internet website is http://www.sec.gov.

    The Trust's Annual Reports on Form 10-K, Distribution Reports on Form 10-D and Current Reports on Form 8-K, and any amendments to those reports, will be made available on the administrative agent's internet website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the Commission. Distribution reports will also be made available on the administrative agent's internet website on each Distribution Date. The administrative agent may also make available on its internet website monthly reports with information about each mortgage loan, including actual and scheduled principal balance, current Pass-Through Rate, amount of last payment and delinquency history. The administrative agent's internet website is located at 'www.wamumsc.com' and reports are available by clicking on 'Investor Information.'

                      YIELD AND PREPAYMENT CONSIDERATIONS

GENERAL

    The yield to maturity of each class of certificates will depend upon, among other things, the price at which the certificates are purchased, the amount payable to that class as interest, the actual characteristics of the mortgage loans in the related loan group or loan groups, the rate of principal payments (including prepayments) on the mortgage loans in the related loan group or loan groups and the rate and timing of liquidations and loss severity on the mortgage loans in the related loan group or loan groups. The yield to maturity to holders of the Class X Certificates will be lower than the yield to maturity otherwise produced by the applicable interest rate and purchase price of those certificates because interest and principal distributions will not be payable to the certificateholders until the 25th day of the month following the month of accrual (without any additional distribution of interest or earnings with respect to the delay).

    Distributions to the Group 1 and Group 2 Certificates relate to payments on the group 1 and group 2 loans, respectively, except in the limited circumstances described in this prospectus supplement under 'Description of the Certificates -- Cross-Collateralization.' Distributions to the Class B Certificates relate to payments on all of the mortgage loans.

    The mortgage interest rates on the mortgage loans will adjust monthly (except during an initial fixed-rate period for some of the mortgage loans of one month) and may vary significantly over time. When a mortgage loan begins its adjustable period, increases and decreases in the mortgage interest rate on that mortgage loan will be calculated for each monthly accrual period based on the index as of a specified date. The index may not rise and fall consistently with mortgage interest rates. As a result, the mortgage interest rates on the mortgage loans at any time may not equal the prevailing mortgage interest rates for similar adjustable-rate loans, and accordingly the prepayment rate may be lower or higher than would otherwise be anticipated. Moreover, each mortgage loan has a Rate Ceiling.

    Although mortgage interest rates will increase (subject to the Rate Ceilings) or decrease as the index changes (following the initial fixed-rate period, if applicable), the Minimum Monthly Payments on the mortgage loans generally will adjust only once a year. As a result, an increase or decrease in the index will cause the amortization of the mortgage loans to decelerate or accelerate, thereby causing a corresponding change in the amortization of the certificates. In the event that an increase in the index causes the interest due on a mortgage loan for a given month to exceed the current monthly payment for that month, the shortfall in interest will be added to the outstanding principal balance of that mortgage loan in the form of 'negative amortization.' In addition, because the initial Minimum Monthly Payment is set based on the initial fixed rate rather than the sum of the Margin and then-current Index, it is likely that the Minimum Monthly Payment will be less than the interest due on that mortgage loan during the early years of a mortgage loan. If a mortgagor only pays the Minimum Monthly Payment due, there will likely be interest shortfalls and the corresponding negative amortization on the mortgage loan until the fifth anniversary of the Due Date when the Minimum Monthly Payment will be reset to a fully amortizing amount.

    Amounts received with respect to Payoffs and Curtailments will be used to cover interest shortfalls resulting from negative amortization. To the extent that the aggregate amount of negative amortization with respect to all mortgage loans for a given month exceeds the amount of Payoffs and Curtailments for the related Distribution Date, such excess amount will be deducted from the interest payable to the certificates and added to the Class Principal Balances of the certificates as described in 'Description of the Certificates -- Distributions of Interest,' thereby causing a delay in the payment of accrued interest. See 'Description of the Mortgage Pool' in this prospectus supplement.

    In the event that interest accrued on the Class X Notional Amount is reduced as a result of Net Negative Amortization for a loan group, such amount will be added as principal to the outstanding component principal balance of the Class X PO-1 or Class X PO-2 Component related to that loan group. Before the Credit Support Depletion Date, the Class X Certificates will not receive any distributions of principal until the Class Principal Balances of the Class A Certificates related to either loan group have all been reduced to zero.

    Further, some mortgagors who prefer the certainty provided by fixed-rate mortgage loans may nevertheless obtain adjustable-rate mortgage loans at a time when they regard the mortgage interest rates

(and, therefore, the payments) on fixed-rate mortgage loans as unacceptably high. These mortgagors may be induced to refinance adjustable-rate mortgage loans when the mortgage interest rates and monthly payments on comparable fixed-rate mortgage loans decline to levels that these mortgagors regard as acceptable, even though the mortgage interest rates and monthly payments may be significantly higher than the current mortgage interest rates and monthly payments on the mortgagors' adjustable-rate mortgage loans. The ability to refinance a mortgage loan will depend on a number of factors prevailing at the time refinancing is desired, including, without limitation, real estate values, the mortgagor's financial situation, prevailing mortgage interest rates, the mortgagor's equity in the related mortgaged property, tax laws and prevailing general economic conditions.

PRINCIPAL PREPAYMENTS AND COMPENSATING INTEREST

    When a mortgagor prepays a mortgage loan in full between Due Dates for the mortgage loan, the mortgagor pays interest on the amount prepaid only to the date of prepayment instead of for the entire month. Also, when a Curtailment is made on a mortgage loan together with the scheduled Minimum Monthly Payment for a month on or after the related Due Date, the principal balance of the mortgage loan is reduced by the amount of the Curtailment as of that Due Date, but the principal is not distributed to related certificateholders until the Distribution Date in the next month; therefore, one month of interest shortfall accrues on the amount of the Curtailment.

    To reduce the adverse effect on certificateholders from the deficiency in interest payable as a result of a Payoff on a mortgage loan between its Due Dates, the servicer will pass through Compensating Interest to the related certificateholders to the limited extent and in the manner described below. The servicer is obligated to remit to the certificate account on the day before each Distribution Date with respect to the mortgage loans in each loan group that experience a Payoff between the 15th day and the last day of the month before the Distribution Date, an amount equal to the least of (a) any shortfall for the previous month in interest collections resulting from the timing of Payoffs on the mortgage loans in the loan group made from the 15th day of the calendar month before the Distribution Date to the last day of the month, (b) the sum of
(i) 1/12 of 0.050% of the aggregate Stated Principal Balance of the mortgage loans in that loan group, (ii) any reinvestment income realized by the servicer relating to Payoffs on the mortgage loans in the loan group made during the Prepayment Period and (iii) interest payments on the Payoffs received during the period of the first day through the 14th day of the month of the Distribution Date and (c) 1/12 of 0.125% of the aggregate Stated Principal Balance of the mortgage loans in that loan group. Payoffs received on mortgage loans from the first day through the 14th day of any month will be passed through to the related certificateholders on the Distribution Date of the same month (except for Payoffs received from the Cut-Off Date through January 14, 2005, which will be passed through to the related certificateholders on the February 2005 Distribution Date), rather than on the Distribution Date of the following month, together with a full month's interest for the prior month. Accordingly, no Compensating Interest will be payable for Payoffs on the mortgage loans in the loan group received during that period. Payoffs received during the period from the 15th day through the last day of any month will be passed through on the Distribution Date in the following month, and, in order to provide for a full month's interest payment for the prior month, Compensating Interest will be passed through to related certificateholders for that period.

    To the extent that the amount allocated to a loan group to pay Compensating Interest is insufficient to cover the deficiency in interest payable as a result of the timing of a Payoff, or to the extent that there is an interest deficiency from a Curtailment or the application of the Relief Act, that remaining deficiency will be allocated to the certificates of the related Certificate Group (or, in the case of the Class X and Class B Certificates, only to the portion of those certificates that derives its interest from that loan group), pro rata according to the amount of interest to which that class of certificates would otherwise be entitled, in reduction of that amount.

LIBOR CERTIFICATES

    The yield to investors in the LIBOR Certificates will be sensitive to fluctuations in LIBOR. Changes in LIBOR may not correlate with changes in prevailing mortgage interest rates. It is possible that lower prevailing mortgage interest rates, which might be expected to result in faster prepayments, could occur concurrently with an increased level of LIBOR. Conversely, higher prevailing mortgage interest rates, which would be expected to result in slower prepayments, could occur concurrently with a lower level of LIBOR.

RATE OF PAYMENTS

    The rate of principal payments on the certificates (including the Class X Certificates, to the extent that a portion of Net Negative Amortization has been allocated to the principal balance of the Class X PO-1 or Class X PO-2 Component) generally is directly related to the rate of principal payments on the mortgage loans in the related loan group, which may be in the form of scheduled payments, principal prepayments or liquidations. See 'Risk Factors' in this prospectus supplement and 'Yield and Maturity Considerations' in the prospectus. All of the mortgage loans are assumable to the extent provided in the related mortgage note. The mortgage note for each mortgage loan provides that if the mortgage loan is assumed, the Rate Ceiling may be increased.
Approximately    % of the group 1 loans and approximately    % of the group 2
loans (in each case, by aggregate principal balance as of the Cut-Off Date) of the mortgage loans have prepayment penalties if mortgagors make any prepayments in full during a period ranging from one to three years after origination. In
addition, approximately    % of the group 1 loans and approximately    % of the
group 2 loans impose prepayment penalties for certain prepayments in full or partial prepayments during the first 30 months after origination.

    From time to time, the servicer may implement programs to solicit mortgagors of qualifying mortgage loans that it services for refinance, including the mortgage loans underlying the certificates. While those programs will not specifically target the mortgage loans underlying the certificates for refinance, they may have the effect of accelerating the prepayment rate of those mortgage loans, which would adversely affect the yield on all classes of certificates purchased at a premium.

    A higher than anticipated rate of prepayments would reduce the aggregate principal balance of the mortgage loans more quickly than expected. As a consequence, aggregate interest payments for the mortgage loans would be substantially less than expected. Therefore, a higher rate of principal prepayments in a loan group could result in a lower than expected yield to maturity on each related class of certificates purchased at a premium, and in some circumstances investors may not fully recover their initial investments. Conversely, a lower than expected rate of principal prepayments in a loan group would reduce the return to investors on any related classes of certificates purchased at a discount, in that principal payments for the mortgage loans would occur later than anticipated. There can be no assurance that certificateholders will be able to reinvest amounts received from the certificates at a rate that is comparable to the applicable interest rate on the certificates. Investors should fully consider all of the associated risks.

PREPAYMENT ASSUMPTIONS

    Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement (the 'CONSTANT PREPAYMENT RATE' or 'CPR') assumes that the outstanding principal balance of a pool of mortgage loans prepays at a specified constant annual rate. In generating monthly cash flows, this rate is converted to an equivalent monthly rate. A 25% CPR assumes a constant per annum rate of prepayment of 25% of the then outstanding principal balance of the pool of mortgage loans. Likewise, a 12% CPR, 15% CPR, 30% CPR and 40% CPR assumes a constant per annum rate of prepayment of 12%, 15%, 30% and 40%, respectively, of the then outstanding principal balance of the pool of mortgage loans.

    None of the prepayment rates purports to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage pool underlying the certificates. Furthermore, there is no assurance that the mortgage loans in any loan group will prepay at any given percentage of the CPR. The actual rate of prepayments on the mortgage loans may be influenced by a variety of economic, geographic, social and other factors. In general, during the initial fixed-rate period for some of the mortgage loans underlying the certificates, if prevailing mortgage interest rates fall significantly below the mortgage interest rates on those mortgage loans, those mortgage loans are likely to be subject to higher prepayment rates than if prevailing mortgage interest rates remain at or above the mortgage interest rates on the mortgage loans underlying the certificates. Conversely, during the initial fixed-rate period for those mortgage loans, if prevailing mortgage interest rates rise above the mortgage interest rates on those mortgage loans, the rate of prepayment would be expected to decrease. A comparatively low interest-rate environment may result in a higher than expected rate of prepayments on all of the mortgage loans and, correspondingly, an earlier than expected retirement of the certificates.

    This prospectus supplement does not describe the specific factors that will affect the prepayment of the mortgage loans or their relative importance. Factors not identified in this prospectus supplement may significantly affect the prepayment rate of the mortgage loans. In particular, this prospectus supplement makes no representation as to either the percentage of the principal amount of the mortgage loans that will be paid as of any date or the overall rate of prepayment.

    For purposes of the tables in Appendix A, it is assumed (collectively, the 'MODELING ASSUMPTIONS') that the mortgage loans in each loan group are comprised of the groups of hypothetical mortgage loans, which have the common characteristics indicated:

             GROUPS OF HYPOTHETICAL MORTGAGE LOANS -- LOAN GROUP 1

                                  REMAINING   ORIGINAL
HYPOTHETICAL   UNPAID PRINCIPAL     TERM        TERM         MORTGAGE        PASS-THROUGH
LOAN NUMBER      BALANCE ($)      (MONTHS)    (MONTHS)   INTEREST RATE (%)     RATE (%)     MARGIN (%)
-----------      -----------      --------    --------   -----------------     --------     ----------

               MONTHS TO     MONTHS TO       NEGATIVE                          WEIGHTED
HYPOTHETICAL   NEXT RATE    NEXT PAYMENT   AMORTIZATION                        AVERAGE
LOAN NUMBER    ADJUSTMENT    ADJUSTMENT     LIMIT (%)     MONTHS TO RECAST   MINIMUM RATE   RATE CEILING (%)
-----------    ----------    ----------     ---------     ----------------   ------------   ----------------

             GROUPS OF HYPOTHETICAL MORTGAGE LOANS -- LOAN GROUP 2

                                  REMAINING   ORIGINAL
HYPOTHETICAL   UNPAID PRINCIPAL     TERM        TERM         MORTGAGE        PASS-THROUGH
LOAN NUMBER      BALANCE ($)      (MONTHS)    (MONTHS)   INTEREST RATE (%)     RATE (%)     MARGIN (%)
-----------      -----------      --------    --------   -----------------     --------     ----------

               MONTHS TO     MONTHS TO       NEGATIVE                          WEIGHTED
HYPOTHETICAL   NEXT RATE    NEXT PAYMENT   AMORTIZATION                        AVERAGE
LOAN NUMBER    ADJUSTMENT    ADJUSTMENT     LIMIT (%)     MONTHS TO RECAST   MINIMUM RATE   RATE CEILING (%)
-----------    ----------    ----------     ---------     ----------------   ------------   ----------------

and that:

             One-Year MTA remains constant at    % and LIBOR remains
             constant at    %;

             the servicing fee is as set forth in this prospectus supplement;

             after the first adjustment to the Minimum Monthly Payment for each mortgage loan, subsequent adjustments to the Minimum Monthly Payment will be made every twelve months thereafter;

             there are no limitations on the adjustment of the mortgage interest rates on the mortgage loans other than the Rate Ceilings and rate floors;

             no mortgage loans are assumed;

             scheduled payments on all mortgage loans are received on the first day of each month beginning February 1, 2005;

             any Payoffs on the mortgage loans are received on the last day of each month beginning in January 2005 and include 30 days of interest;

             there are no defaults or delinquencies on the mortgage loans;

             an optional termination of the Trust does not occur (except as set forth in footnote 2 to Appendix A);

             there are no partial prepayments on the mortgage loans and prepayments are computed after giving effect to scheduled payments received on the following day;

             the mortgage loans prepay at the indicated constant percentages of the CPR;

             the date of issuance for the certificates is the Closing
             Date;

             cash distributions are received by the certificateholders on the 25th day of each month when due; and

             the scheduled monthly payments for each hypothetical mortgage loan are computed based upon its unpaid principal balance, mortgage interest rate and remaining term such that each hypothetical mortgage loan will fully amortize on its maturity date.

    Any discrepancy between the actual characteristics of the mortgage loans underlying the certificates and the characteristics of the hypothetical mortgage loans set forth above may affect the percentages of the initial Class Principal Balances set forth in the tables in Appendix A and the weighted average lives of the offered certificates. In addition, to the extent that the characteristics of the actual mortgage loans and the initial Class Principal Balances differ from those assumed in preparing the tables in Appendix A, the outstanding Class Principal Balance of any class of offered certificates may be reduced to zero earlier or later than indicated by the tables.

    Variations in actual prepayment experience may increase or decrease the percentages of the original outstanding Class Principal Balances and the weighted average lives shown in the tables in Appendix A. Variations may occur even if the average prepayment experience of all the mortgage loans equals the indicated percentage of the CPR. There is no assurance, however, that prepayments of the mortgage loans in any loan group will conform to any given percentage of the CPR.

    Based on the assumptions described above, the tables in Appendix A (which is incorporated by reference into this prospectus supplement) indicate the weighted average lives of the Class A and Senior Subordinate Certificates and provide the percentages of the initial outstanding Class Principal Balance of those classes of certificates that would be outstanding after each of the dates shown at various constant percentages of the CPR.

LACK OF HISTORICAL PREPAYMENT DATA

    There are no historical prepayment data available for the mortgage pool underlying the certificates. In addition, the historical prepayment data about prior securitized pools of Option ARM Loans of the sponsor included in static pool information filed by the depositor with the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K may not be comparable to prepayments expected to be experienced by the mortgage pool.

    The depositor makes no representation that the mortgage loans will prepay in the manner or at any of the rates assumed in the tables in Appendix A or below in ' -- Yield Considerations with Respect to the Class X Certificates' and
' -- Yield Considerations with Respect to the Senior Subordinate Certificates.' Each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase any of the offered certificates. Since the rate of principal payments (including prepayments) on, and repurchases of, the mortgage loans will significantly affect the yields to maturity on the offered certificates (and especially the yields to maturity on the Class X and Senior Subordinate Certificates), prospective investors are urged to consult their investment advisors as to both the anticipated rate of future principal payments (including prepayments) on the mortgage loans and the suitability of the offered certificates to their investment objectives.

YIELD CONSIDERATIONS WITH RESPECT TO THE CLASS X CERTIFICATES

    The Class X Certificates generally receive only distributions of interest (except for amounts added to their component principal balances as a result of the allocation of Net Negative Amortization, which is then distributed to the Class X Certificates as principal). The yield to maturity on the Class X Certificates will be extremely sensitive to the level of prepayments on the mortgage loans. The faster that the mortgage loans prepay, the less interest the Class X Certificates will receive. Furthermore, the higher the interest rates on the mortgage loans that prepay, the less interest the Class X Certificates will receive. Prospective investors should fully consider the risks associated with an investment in the Class X Certificates, including the possibility that if the rate of prepayments on the mortgage loans is faster than expected or an optional termination of the Trust occurs earlier than expected, investors may not fully recover their initial investments.

    To illustrate the significance of different rates of prepayment on the distributions on the Class X Certificates, the table below indicates the approximate pre-tax yields to maturity (on a corporate bond equivalent basis) under the different percentages of the CPR indicated.

    Any differences between the assumptions and the actual characteristics and performance of the mortgage loans and of the certificates may result in a yield to maturity being different from those shown in the table. DISCREPANCIES BETWEEN ASSUMED AND ACTUAL CHARACTERISTICS AND PERFORMANCES UNDERSCORE THE HYPOTHETICAL NATURE OF THE TABLE, WHICH IS PROVIDED ONLY TO GIVE A GENERAL SENSE OF THE SENSITIVITY OF THE YIELD TO MATURITY IN VARYING PREPAYMENT SCENARIOS. In addition, it is highly unlikely that the mortgage loans will prepay at a constant level of the CPR until maturity or that all of the mortgage loans will prepay at the same rate. The timing of changes to the rate of prepayments may significantly affect the actual yield to maturity to an investor, even if the average rate of prepayments is consistent with an investor's expectation. In general, the earlier a payment of principal on the mortgage loans, the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield to maturity of prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates will not be equally offset by a later like reduction (or increase) in the rate of prepayments.

    The following sensitivity table for the Class X Certificates is based on the Modeling Assumptions and assumes further that the certificates are purchased at the price set forth in the table plus accrued interest from the Cut-Off Date. There can be no assurance that the mortgage loans will have the assumed characteristics or will prepay at any of the rates shown below, that the purchase price of the certificates will be as assumed or that the pre-tax yield to maturity will correspond to any of the pre-tax yields shown in the table below. The actual price to be paid on the Class X Certificates has not been determined and will depend on the characteristics of the mortgage pool as ultimately constituted. In addition to any other factors an investor may consider material, each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase a class of offered certificates.

          PRE-TAX YIELD TO MATURITY OF THE CLASS X CERTIFICATES AT AN
     ASSUMED PURCHASE PRICE OF    % OF THE INITIAL CLASS X NOTIONAL AMOUNT
                  PLUS ACCRUED INTEREST FROM THE CUT-OFF DATE

        PERCENTAGE OF THE CPR
-------------------------------------
 12%     15%     25%     30%     40%
 ---     ---     ---     ---     ---

    Based on a constant prepayment rate of approximately    % of the CPR, the
assumed purchase price above, plus accrued interest from the Cut-Off Date, and the assumptions described above, the pre-tax yield to maturity of the Class X Certificates would be approximately 0%. If the actual prepayment rate were to exceed the rate assumed above, even for one month, while equaling that rate for all other months, an investor in the Class X Certificates would not fully recover the initial purchase price of the certificates.

    The pre-tax yields to maturity shown in the preceding table were calculated by determining the monthly discount rates (whether positive or negative), which, when applied to the assumed streams of cash flows to be paid on the certificates, would cause the discounted present values of those assumed streams of cash flows to equal the assumed purchase price, plus accrued interest. These monthly discount rates were converted to corporate bond equivalent rates, which are higher than the monthly discount rates because they are based on semiannual compounding. These yields to maturity do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on these certificates and thus do not reflect the return on any investment in these certificates when any reinvestment rates other than the discount rates are considered.

YIELD CONSIDERATIONS WITH RESPECT TO THE SENIOR SUBORDINATE CERTIFICATES

    If the aggregate Class Principal Balance of the Junior Subordinate Certificates is reduced to zero, the yield to maturity on the Senior Subordinate Certificates will become extremely sensitive to losses on the mortgage loans and the timing of those losses, because the entire amount of those losses will generally be allocated to the Senior Subordinate Certificates in reverse numerical order. The aggregate initial Class Principal Balance of the Junior
Subordinate Certificates is equal to approximately    % of the aggregate
principal balance of the mortgage loans as of the Cut-Off Date.

    For the Senior Subordinate Certificates, this prospectus supplement uses a standard default assumption, or SDA, that represents an assumed default rate, which is a percentage of the outstanding principal balance of a hypothetical pool of mortgage loans. The SDA does not describe historical default experience or predict future default rates of any pool of mortgage loans, including the mortgage loans owned by the Trust.

    A 100% SDA assumes constant annual default rates on the then outstanding principal balance of the mortgage loans, as follows:

       1st month:                                0.02%
       2nd through 29th month:                   increasing by 0.02% each month
       30th through 60th month:                  0.60%
       61st through 120th month:                 declining by 0.0095% each month
       121st month and after:                    0.03%

    The tables below assume that there is no delay between the default and the liquidation of the mortgage loans. In the tables below, an SDA of 0% assumes no defaults, an SDA of 200% assumes default rates 2.00 times 100% SDA, and so forth. However, it is highly unlikely that the prepayments or realized losses on the mortgage loans will occur as the following tables assume, and, as a result, the actual pre-tax yields to maturity on the Senior Subordinate Certificates are highly likely to differ from those shown in the tables.

    The following tables show the sensitivity of the yield to maturity on the Senior Subordinate Certificates to different prepayment rates and levels of defaults based on the Modeling Assumptions, except that it has been assumed that:

             mortgage loan defaults occur on the last day of each month at the SDA percentages in the tables, and defaulted mortgage loans are immediately liquidated;

             each liquidation of a defaulted mortgage loan results in a realized loss allocable to principal equal to the percentage indicated, the loss severity percentage, multiplied by the principal balances of the mortgage loans assumed to be liquidated;

             there are no delinquencies on the mortgage loans, and principal payments on the mortgage loans, other than those on mortgage loans assumed to be liquidated, will be timely received together with prepayments, if any, at the respective constant percentages of the CPR set forth in the table;

             the purchase prices of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8 and
             Class B-9 Certificates will be approximately    %,    %,
                %,    %,    %,    %,    %,    % and    %, respectively,
             of their respective Class Principal Balances;

             realized losses on liquidation of the mortgage loans occur at a rate of 20% and 40% (as indicated in the table under the column 'Loss Severity Percentage') of the outstanding principal balance of defaulted mortgage loans at the time of default in the month in which the mortgage loans first default; and

             all scheduled payments on mortgage loans are advanced by the servicer whether or not received from the related mortgagors.

    The rate of distributions in reduction of the Class Principal Balance of any class of Senior Subordinate Certificates will be related to the actual amortization schedule of the mortgage loans; accordingly, the interest distributions and distributions in reduction of the Class Principal Balances of the Senior Subordinate Certificates may result in yields to maturity that differ from those reflected below.

    The tables below are for illustrative purposes only and this prospectus supplement does not represent that the actual rates of prepayment and liquidation and loss severity experience of the mortgage loans will correspond to any of the assumptions made in this prospectus supplement. No assurance can be given as to the appropriateness of the tables in any particular context, nor as to whether the tables or the assumptions upon which they are based reflect present market conditions or future market performance. It is possible that those mortgage loans that are more likely to default are also less likely to experience prepayments, which means that higher prepayment speeds would not necessarily reduce the expected amount of realized losses. In addition, it is unlikely that liquidations will occur in the month of default and the timing of liquidations may cause the pre-tax yield to maturity of the Senior Subordinate Certificates to differ from those shown below.

    Differences between the assumptions in the tables and the actual characteristics and performance of the mortgage loans will likely result in different yields from those shown in the tables. Because differences between assumed and actual characteristics can affect the performance of the certificates, investors should understand the hypothetical nature of the tables, which give only a general sense of the sensitivity of yields to maturity under varying, but not all, realized loss and prepayment scenarios.

                    SENSITIVITY OF PRE-TAX YIELD TO MATURITY
                   OF THE SENIOR SUBORDINATE CERTIFICATES TO
                        PREPAYMENTS AND REALIZED LOSSES
                             CLASS B-1 CERTIFICATES

                                              LOSS
PERCENTAGE                                  SEVERITY
  OF SDA     12% CPR   25% CPR   40% CPR   PERCENTAGE
----------   -------   -------   -------   ----------
     0%          %         %         %        N/A
   100%          %         %         %        20%
   100%          %         %         %        40%
   200%          %         %         %        20%
   200%          %         %         %        40%

                             CLASS B-2 CERTIFICATES

                                              LOSS
PERCENTAGE                                  SEVERITY
  OF SDA     12% CPR   25% CPR   40% CPR   PERCENTAGE
----------   -------   -------   -------   ----------
     0%          %         %         %        N/A
   100%          %         %         %        20%
   100%          %         %         %        40%
   200%          %         %         %        20%
   200%          %         %         %        40%

                             CLASS B-3 CERTIFICATES

                                              LOSS
PERCENTAGE                                  SEVERITY
  OF SDA     12% CPR   25% CPR   40% CPR   PERCENTAGE
----------   -------   -------   -------   ----------
     0%          %         %         %        N/A
   100%          %         %         %        20%
   100%          %         %         %        40%
   200%          %         %         %        20%
   200%          %         %         %        40%

                             CLASS B-4 CERTIFICATES

                                              LOSS
PERCENTAGE                                  SEVERITY
  OF SDA     12% CPR   25% CPR   40% CPR   PERCENTAGE
----------   -------   -------   -------   ----------
     0%          %         %         %        N/A
   100%          %         %         %        20%
   100%          %         %         %        40%
   200%          %         %         %        20%
   200%          %         %         %        40%

                             CLASS B-5 CERTIFICATES

                                              LOSS
PERCENTAGE                                  SEVERITY
  OF SDA     12% CPR   25% CPR   40% CPR   PERCENTAGE
----------   -------   -------   -------   ----------
     0%          %         %         %        N/A
   100%          %         %         %        20%
   100%          %         %         %        40%
   200%          %         %         %        20%
   200%          %         %         %        40%

                             CLASS B-6 CERTIFICATES

                                              LOSS
PERCENTAGE                                  SEVERITY
  OF SDA     12% CPR   25% CPR   40% CPR   PERCENTAGE
----------   -------   -------   -------   ----------
     0%          %         %         %        N/A
   100%          %         %         %        20%
   100%          %         %         %        40%
   200%          %         %         %        20%
   200%          %         %         %        40%

                             CLASS B-7 CERTIFICATES

                                              LOSS
PERCENTAGE                                  SEVERITY
  OF SDA     12% CPR   25% CPR   40% CPR   PERCENTAGE
----------   -------   -------   -------   ----------
     0%          %         %         %        N/A
   100%          %         %         %        20%
   100%          %         %         %        40%
   200%          %         %         %        20%
   200%          %         %         %        40%

                             CLASS B-8 CERTIFICATES

                                              LOSS
PERCENTAGE                                  SEVERITY
  OF SDA     12% CPR   25% CPR   40% CPR   PERCENTAGE
----------   -------   -------   -------   ----------
     0%          %         %         %        N/A
   100%          %         %         %        20%
   100%          %         %         %        40%
   200%          %         %         %        20%
   200%          %         %         %        40%

                             CLASS B-9 CERTIFICATES

                                              LOSS
PERCENTAGE                                  SEVERITY
  OF SDA     12% CPR   25% CPR   40% CPR   PERCENTAGE
----------   -------   -------   -------   ----------
     0%          %         %         %        N/A
   100%          %         %         %        20%
   100%          %         %         %        40%
   200%          %         %         %        20%
   200%          %         %         %        40%

    The following table sets forth the amount of realized losses that would be incurred with respect to the certificates in the aggregate under each of the loss scenarios in the three preceding tables, expressed as a percentage of the aggregate outstanding principal balance of the mortgage loans as of the Cut-Off
Date:

                           AGGREGATE REALIZED LOSSES

                                              LOSS
PERCENTAGE                                  SEVERITY
  OF SDA     12% CPR   25% CPR   40% CPR   PERCENTAGE
----------   -------   -------   -------   ----------
   100%          %         %         %        20%
   100%          %         %         %        40%
   200%          %         %         %        20%
   200%          %         %         %        40%

    The characteristics of the mortgage loans underlying the certificates will not correspond exactly to those assumed in preparing the tables above. The yield to maturity of each class of Senior Subordinate Certificates therefore will differ even if all the mortgage loans prepay monthly at the related assumed prepayment rate. In addition, it is not likely that the mortgage loans will prepay at the same percentage of the CPR, and the timing of changes in the rate of prepayments may affect significantly the yield to maturity received by a holder of a class of Senior Subordinate Certificates.

ADDITIONAL YIELD CONSIDERATIONS APPLICABLE SOLELY TO THE CLASS R CERTIFICATES

    The Class R Certificateholders' after-tax rate of return on their certificates will reflect their pre-tax rate of return, reduced by the taxes required to be paid with respect to the Class R Certificates. Holders of the Class R Certificates may have tax liabilities with respect to their certificates during the early years of the REMICs' term that substantially exceed any distributions payable during those years. In addition, holders of the Class R Certificates may have tax liabilities with respect to their certificates the present value of which substantially exceeds the present value of distributions payable on their certificates and of any tax benefits that may arise with respect thereto. Accordingly, the after-tax rate of return on the Class R Certificates may be negative or may otherwise be significantly adversely affected. The timing and amount of taxable income attributable to the Class R Certificates will depend on, among other things, the timing and amounts of prepayments and losses experienced by the mortgage pool.

    The Class R Certificateholders should consult their own tax advisors as to the effect of taxes and the receipt of any payments received in connection with the purchase of the Class R Certificates on after-tax rates of return on the Class R Certificates. See 'Material Federal Income Tax Consequences' in this prospectus supplement and in the prospectus.

ADDITIONAL INFORMATION

    The depositor intends to file with the Securities and Exchange Commission additional yield tables and other computational materials for one or more classes of the offered certificates on a Current Report on Form 8-K. Those tables and materials were prepared by the underwriters at the request of prospective investors, based on assumptions provided by, and satisfying the special requirements of, those prospective investors. Those tables and materials are preliminary in nature and are subject to change, and may not reflect the final terms and structure of the securitization transaction. The final terms and structure of the securitization transaction are as set forth in this prospectus supplement.

                              CREDIT ENHANCEMENTS

SUBORDINATION

    The Senior Certificates receive distributions of interest and principal to which they are entitled before distributions of interest or principal to the Subordinate Certificates. No class of Subordinate Certificates will receive distributions of interest or principal on any Distribution Date until the Subordinate Certificates senior to that class have received all distributions of interest and principal due on or before the Distribution Date. See 'Description of the Certificates -- Priority of Distributions' in this prospectus supplement.

    In addition, the holders of the Class A Certificates (other than the Class 2-A-3 Certificates) will have the benefit of the related Yield Maintenance Agreement, which is intended to partially mitigate the risk to those Class A Certificates that LIBOR plus the related margin will exceed the Adjusted Loan Group 1 Weighted Average Pass-Through Rate or the Adjusted Loan Group 2 Weighted Average Pass-Through Rate, as applicable.

    Losses on mortgage loans in a loan group will be allocated, in each case, until their Class Principal Balances have been reduced to zero, first, to the Junior Subordinate Certificates in reverse numerical order; second, to the Class B-9 Certificates; third, to the Class B-8 Certificates; fourth, to the Class B-7 Certificates; fifth, to the Class B-6 Certificates; sixth, to the Class B-5 Certificates; seventh, to the Class B-4 Certificates; eighth, to the Class B-3 Certificates; ninth, to the Class B-2 Certificates; tenth, to the Class B-1 Certificates; and eleventh, to the Senior Certificates as described under 'Description of the

Certificates -- Subordination and Allocation of Losses' in this prospectus supplement; provided, however, that losses that would otherwise be allocable to the Class 1-A-1A Certificates will be allocated instead to the Class 1-A-1B Certificates, losses that would otherwise be allocable to the Class 2-A-1A Certificates will be allocated instead to the Class 2-A-1B Certificates, and losses that would otherwise be allocable to the Class 2-A-2A1, Class 2-A-2A2 and Class 2-A-2A3 Certificates will be allocated instead to the Class 2-A-2B Certificates, as described in this prospectus supplement.

SHIFTING OF INTERESTS

    The Senior Certificates in a Certificate Group in the aggregate generally will receive their pro rata share of scheduled principal payments received with respect to the mortgage loans in the related loan group on each Distribution Date. In addition, unless credit enhancement to the Senior Certificates has reached a specified level and the delinquencies and losses on the mortgage loans do not exceed specified limits, the Senior Certificates in a Certificate Group will receive 100% of principal prepayments received with respect to the mortgage loans in the related loan group, net of any portion thereof applied to reduce negative amortization, until the tenth anniversary of the first Distribution Date. During the next four years, the Senior Certificates generally will receive a disproportionately large, but decreasing, share of principal prepayments received with respect to the mortgage loans in the related loan group. This will result in an acceleration of the amortization of the Senior Certificates, enhancing the likelihood that holders of the Senior Certificates will be paid the full amount of principal to which they are entitled. See the second and third paragraphs of 'Description of the Certificates -- Distributions of Principal -- Principal Prepayments' in this prospectus supplement for important limitations on the accelerated amortization of the Senior Certificates.

                          YIELD MAINTENANCE AGREEMENTS

    The holders of the Class A Certificates (other than the Class 2-A-3 Certificates) will have the benefit of payments pursuant to two Yield Maintenance Agreements, which are intended to partially mitigate the risk to the Class A Certificates (other than the Class 2-A-3 Certificates) that LIBOR plus the related margin will exceed the Adjusted Loan Group 1 Weighted Average Pass-Through Rate or the Adjusted Loan Group 2 Weighted Average Pass-Through Rate, as applicable. On each Distribution Date (other than the first Distribution Date), payments under the related Yield Maintenance Agreement will generally equal the product of (i) a ratio, the numerator of which is the actual number of days in the accrual period and the denominator of which is 360,
(ii) the excess, if any, of (x) LIBOR, subject to a maximum of 10.18%, with respect to the Group 1 Yield Maintenance Agreement, and 10.16%, with respect to the Group 2 Yield Maintenance Agreement, over (y) the related cap strike rate and (iii) the lesser of (x) the aggregate Class Principal Balance of the Group 1-A or Group 2-A Certificates (other than the Class 2-A-3 Certificates), as applicable, and (y) the related Yield Maintenance Notional Balance. The Cap Counterparty will be obligated to make payments under the Yield Maintenance Agreements to the Trust, for the benefit of the Class A Certificates (other than the Class 2-A-3 Certificates), when LIBOR exceeds the related cap strike rate specified on Schedule 1 to this prospectus supplement for that Distribution Date, provided that such payment is limited when LIBOR exceeds 10.18%, with respect to the Group 1 Yield Maintenance Agreement, and 10.16%, with respect to the Group 2 Yield Maintenance Agreement.

    On each Distribution Date on which a Carryover Shortfall Amount is required to be paid, the trustee will withdraw from funds available on deposit in the certificate account amounts to cover any Carryover Shortfall Amounts with respect to the Class A Certificates (other than the Class 2-A-3 Certificates). There can be no assurance, however, that funds will be available to pay any such Carryover Shortfall Amounts distributable to those Class A Certificates on such Distribution Date or subsequent Distribution Dates pursuant to the related Yield Maintenance Agreement. Payments, if any, made pursuant to each Yield Maintenance Agreement will start on the Distribution Date in March 2005. After the Distribution Date in August 2013, each Yield Maintenance Notional Balance will be equal to zero and each Yield Maintenance Agreement will be terminated.

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                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

    For federal income tax purposes, the servicer will cause three REMIC elections to be made with respect to the Trust. The offered certificates, other than the Class R Certificates, will represent ownership of REMIC regular interests coupled, in the case of the Class A Certificates (other than the Class 2-A-3 Certificates), with rights to receive payments under one or more cap agreements and, in the case of the Class X Certificates, with the obligation to make payments under a cap agreement, and will generally represent ownership of debt for federal income tax purposes, to the extent of the REMIC regular interest portion thereof. For federal income tax purposes, the Class R Certificates will represent ownership of the residual interests in each of REMIC I, REMIC II and REMIC III.

    All interest and original issue discount ('OID') on the offered certificates will be includable in certificateholders' income using the accrual method of accounting regardless of the certificateholders' usual methods of accounting. In preparing federal income tax reports to certificateholders and the Internal Revenue Service, the servicer will treat the Senior and Senior Subordinate Certificates as having been issued with OID. The prepayment assumption that will be used in determining the rate of accrual of OID and market discount, if any, for federal income tax purposes is 25% CPR, as described in this prospectus supplement under 'Yield and Prepayment Considerations.' This prospectus supplement does not represent that the mortgage loans will prepay at any given percentage of the CPR. Holders of the Class A Certificates (other than the Class 2-A-3 Certificates) and Class X Certificates should see 'Special Tax Considerations Applicable to the Class A Certificates (other than the
Class 2-A-3 Certificates)' and ' -- Taxation of the Cap Agreement Portion of the Class X Certificates' in this prospectus supplement.

    In some circumstances, OID regulations (as described under 'Material Federal Income Tax Consequences' in the prospectus) permit the holder of a debt instrument to recognize OID under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of a certificate may be able to select a method for recognizing OID that differs from that used by the servicer in preparing reports to the certificateholders and the Internal Revenue Service.

    If actual prepayments differ sufficiently from the prepayment assumption, the calculation of OID for some classes of offered certificates might produce a negative number for some accrual periods. If that happens, certificateholders will not be entitled to a deduction for that amount, but will be required to carry that amount forward as an offset to OID, if any, accruing in future accrual periods.

    Certain classes of certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of a certificate will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the distributions remaining to be made on the certificate when the certificateholder acquires it. The use of an assumption that there will be no prepayments might be required in calculating the amount of premium to be amortized in each period. Holders of those classes of certificates are encouraged to consult their own tax advisors regarding the possibility of making an election to amortize any premium. See 'Material Federal Income Tax Consequences -- Taxation of Owners of REMIC Regular
Certificates -- Original Issue Discount' and ' -- Taxation of Owners of REMIC Regular Certificates -- Premium' in the prospectus.

    The offered certificates, to the extent they represent ownership of REMIC regular interests, will generally be treated as 'qualifying real property loans' for mutual savings banks and domestic building and loan associations, 'loans secured by an interest in real property' for domestic building and loan associations, and 'real estate assets' for real estate investment trusts, or REITs, in the same proportion that the REMIC assets would be so treated. In addition, interest on the offered certificates will generally be treated as 'interest on obligations secured by mortgages on real property' for REITs in the same proportion that the REMIC income would be so treated. See 'Material Federal Income Tax Consequences' in the prospectus.

SPECIAL TAX CONSIDERATIONS APPLICABLE TO THE CLASS A CERTIFICATES (OTHER THAN THE CLASS 2-A-3 CERTIFICATES)

    Each holder of a Class A Certificate (other than a Class 2-A-3 Certificate) is deemed to own an undivided beneficial ownership interest in two assets, a REMIC regular interest and an interest in (a) payments to be made under the related Yield Maintenance Agreement and (b) payments required to be made in reduction of Carryover Shortfall Amounts that reduce the entitlement of the Class X Certificates to payments of interest (the 'CLASS X CAP AMOUNT'). The treatment of amounts received by the holder of a Class A Certificate (other than a Class 2-A-3 Certificate) under such certificateholder's right to receive payments under the related Yield Maintenance Agreement and the Class X Cap Amount will depend on the portion, if any, of such holder's purchase price allocable thereto. Under the REMIC regulations, each holder of a Class A Certificate (other than a Class 2-A-3 Certificate) must allocate its purchase price for that certificate between its undivided interest in the REMIC regular interest and its undivided interest in the right to receive payments under the related Yield Maintenance Agreement and the Class X Cap Amount in accordance with the relative fair market values of each property right. The trustee intends to treat payments made to the holders of the Class A Certificates (other than the Class 2-A-3 Certificates) with respect to the payments under the related Yield Maintenance Agreement and the Class X Cap Amount as includible in income based on the tax regulations relating to notional principal contracts. The OID regulations provide that the Trust's allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the Trust's allocation. Under the REMIC regulations, the servicer is required to account for the REMIC regular interest and the right to receive payments under the related Yield Maintenance Agreement and the Class X Cap Amount as discrete property rights. It is possible that the right to receive payments under the related Yield Maintenance Agreement could be treated as a partnership among the holders of the Class A Certificates (other than a Class 2-A-3 Certificate), on the one hand, and Class X Certificates, on the other hand, in which case holders of the Class A Certificates (other than a Class 2-A-3 Certificate) would be subject to potentially different timing of income and foreign holders of the offered certificates could be subject to withholding in respect of any payments under the related Yield Maintenance Agreement. Holders of the Class A Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their certificates. Treasury regulations have been promulgated under Section 1275 of the Internal Revenue Code generally providing for the integration of a 'qualifying debt instrument' with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Internal Revenue Code. Therefore, holders of the Class A Certificates (other than a Class 2-A-3 Certificate) will be unable to use the integration method provided for under such regulations with respect to such certificates. If the trustee's treatment of payments under the related Yield Maintenance Agreement and the Class X Cap Amount is respected, ownership of the right to the payments under the related Yield Maintenance Agreement and the Class X Cap Amount will nevertheless entitle the owner to amortize the separate price paid for the right to the payments under the related Yield Maintenance Agreement and the Class X Cap Amount under the notional principal contract regulations.

    In the event that the right to receive the payments under the related Yield Maintenance Agreement and the Class X Cap Amount is characterized as a 'notional principal contract' for federal income tax purposes, upon the sale of a Class A Certificate (other than a Class 2-A-3 Certificate), the amount of the sale allocated to the selling certificateholder's right to receive payments under the related Yield Maintenance Agreement and the Class X Cap Amount would be considered a 'termination payment' under the notional principal contract regulations allocable to the related certificate. A holder of a Class A Certificate (other than a Class 2-A-3 Certificate) would have gain or loss from such a termination of the right to receive payments in respect of the payments under the related Yield Maintenance Agreement and the Class X Cap Amount equal to (i) any termination payment it received or is deemed to have received minus
(ii) the unamortized portion of any amount paid, or deemed paid, by the certificateholder upon entering into or acquiring its interest in the right to receive payments under the related Yield Maintenance Agreement and the Class X Cap Amount.

    Gain or loss realized upon the termination of the right to receive payments under the related Yield Maintenance Agreement and the Class X Cap Amounts will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Internal Revenue Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

TAXATION OF THE CAP AGREEMENT PORTION OF THE CLASS X CERTIFICATES

    Any portion of a purchaser's investment in a Class X Certificate treated by such purchaser as representing the obligation to make payments under a cap agreement would be treated as an interest in a notional principal contract. To the extent that the obligation of the holder of the Class X Certificate under the cap agreement had a negative value at the time of purchase, the holder of the Class X Certificate would be treated as having paid an amount equal its purchase price for the Class X Certificate increased by a positive amount equal to the negative value of the obligation under the cap agreement for the REMIC regular interest represented by the Class X Certificate and to have received a payment equal to such positive amount as a premium for its obligation under the cap agreement. The holders of the Class X Certificates will be required to accrue interest payable from the REMICs included in the Trust in amounts equal to the excess, if any, in each period of the Aggregate Weighted Average Pass-Through Rate over the weighted average of the interest rates payable in that period on the certificates having interest rates lower than the Aggregate Weighted Average Pass-Through Rate applied to a notional balance equal to the aggregate Class Principal Balance of those certificates having certificate interest rates lower than the Aggregate Weighted Average Pass-Through Rate for that period together with interest at the respective Weighted Average Pass-Through Rates for loan group 1 and loan group 2 on the balances of the Class X PO-1 and Class X PO-2 components, respectively. The holders of the
Class X Certificates will then be treated as having a payment obligation under a cap agreement for that period in an amount equal to the aggregate of the Class A Certificates (other than a Class 2-A-3 Certificate) having interest rates in excess of the Adjusted Loan Group 1 Weighted Average Pass-Through Rate or the Adjusted Loan Group 2 Weighted Average Pass-Through Rate, as applicable, of such excess for such class applied to the Class Principal Balance of such class. The Swap Regulations specify rules for accounting for income from and deduction of payments made under obligations such as the cap agreement. Under the Swap Regulations, deductions in respect of the obligation to make payments under a cap agreement would be taken into account for the taxable period to which they relate, which generally would approximate accrual basis accounting regardless of an investor's usual method of tax accounting. Such deductions would be ordinary deductions. The Swap Regulations further provide that an investor in certificate would take into income any premium received for the obligation to make payments under a cap agreement over the term of that obligation, generally by allocating it to each period in accordance with the prices of a series of cash-settled option agreements that reflect the specified index and notional amount (i.e., any excess of the certificate rates over the Aggregate Weighted Average Pass-Through Rate and the respective Class Principal Balances of the certificates) expiring in each period. Under the Swap Regulations, straight-line or accelerated amortization generally would be impermissible. The Swap Regulations also permit a simplified alternative allocation methodology called the 'level payment method,' under which the premium allocable to the obligation to make payments under a cap agreement would be allocated to each period on the basis of the principal portion of each of a series of equal payments having a discounted present value equal to such premium. There is no explicit authority with respect to the character of such amortization inclusions, although they are generally regarded as ordinary items. Payments made by the Trust to certificateholders in respect of the cap agreement and allocable to investors in the Class X Certificates that are individuals may be treated as investment expenses subject to the limitations on deductibility imposed by Section 67 of the Internal Revenue Code.

    Holders of the Class X Certificates should be aware that the effect of allocating to the REMIC regular interest portion of their certificate a purchase price in excess of their purchase price for the entire certificate would be to decrease the amount of OID associated with their certificate. It is expected that an investor's amortization of any portion of the premium they are deemed to have received for the obligation to make payments under a cap agreement would offset such reduction in OID, but the degree of offset in any given period would depend upon the applicable amortization methodology and upon the treatment of such amortization as an inclusion in ordinary income, each as discussed above. Although dependent upon the applicable discount rate, the annual amount of offset should be relatively complete in the case of an investor amortizing the premium allocable to the obligation to make payments under a cap agreement under the 'level payment method' described above.

    On disposing of a Class X Certificate, a holder will recognize gain or loss with respect to the related REMIC regular interest, and separately will be deemed to have made a payment to be relieved of the obligation to make payments under a cap agreement. The gain or loss with respect to the REMIC regular interest will be the excess of the amount deemed realized in respect thereof over its adjusted basis; the amount realized will be the sale price for the Class X Certificate increased by a positive amount equal to the negative value of the obligation under the cap agreement at the time of disposition. Such gain or loss generally will be capital gain or loss, the term of which will be based on the period such holder held the certificate. The deemed payment to be relieved of the cap agreement obligation will equal a positive amount corresponding to the negative value of the cap agreement obligation. There is limited authority on the treatment of any such payment, or on the treatment of any unamortized premium received by the holder in connection with undertaking the cap agreement obligation upon acquiring the Class X Certificate, although such items likely would be current items of income and deduction at the time of the disposition. Although it is expected that such payment would give rise to an ordinary deduction, the Internal Revenue Service could contend that it represents a capital loss. Likewise, although it is expected that the unamortized premium would be treated as ordinary income, it is possible that it could constitute capital gain. As a result, prospective investors are cautioned to consult their own advisors on the appropriate character of such income and deduction. Further, to the extent that the deemed payment constitutes an item of ordinary deduction, it may be subject to the limitations on deductibility imposed by Section 67 of the Internal Revenue Code as discussed above.

SPECIAL TAX CONSIDERATIONS APPLICABLE TO THE RESIDUAL CERTIFICATES

    The Internal Revenue Service has issued regulations under the provisions of the Internal Revenue Code related to REMICs that significantly affect holders of the Residual Certificates. The REMIC regulations impose restrictions on the transfer or acquisition of some residual interests, including the Residual Certificates. In addition, the REMIC regulations contain restrictions that apply to the transfer of 'noneconomic' residual interests to U.S. Persons. Pursuant to the pooling agreement, the Residual Certificates may not be transferred to non-U.S. Persons.

    The REMIC Regulations provide that a transfer to a U.S. Person of 'noneconomic' residual interests will be disregarded for all federal income tax purposes, and that the purported transferor of 'noneconomic' residual interests will continue to remain liable for any taxes due with respect to the income on those residual interests, unless 'no significant purpose of the transfer was to impede the assessment or collection of tax.' Based on the REMIC Regulations, the Residual Certificates may constitute noneconomic residual interests during some or all of their terms for purposes of the REMIC Regulations and, accordingly, unless no significant purpose of a transfer is to impede the assessment or collection of tax, transfers of the Residual Certificates may be disregarded and purported transferors may remain liable for any taxes due with respect to the income on the Residual Certificates. All transfers of the Residual Certificates will be subject to specified restrictions under the terms of the pooling agreement that are intended to reduce the possibility of any transfer being disregarded to the extent that the Residual Certificates constitute noneconomic residual interests. The Internal Revenue Service has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a noneconomic residual interest would be respected. The additional conditions require that the transferee represent that it will not cause the income to be 'attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer' and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same 'safe harbor' provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. See 'Material Federal Income Tax Consequences -- Taxation of Owners of REMIC Residual Certificates -- Noneconomic REMIC Residual Certificates' in the prospectus.

    The Residual Certificateholders may be required to report an amount of taxable income with respect to the earlier accrual periods of the REMICs' term that significantly exceeds the amount of cash distributions received by the Residual Certificateholders from the REMIC with respect to those periods. Consequently, the Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due in the earlier years of the REMIC as a result of their ownership of Residual Certificates. In addition, the required inclusion of this amount of taxable income during the REMICs' earlier accrual periods and the deferral of corresponding tax losses or deductions until later accrual periods or until the ultimate sale or disposition of a Residual Certificate (or possibly later under the 'wash sale' rules of Section 1091 of the Internal Revenue Code) may cause the Residual Certificateholders' after-tax rate of return to be zero or negative even if the Residual Certificateholders' pre-tax rate of return is positive. That is, on a present value basis, the Residual Certificateholders' resulting tax liabilities could substantially exceed the sum of any tax benefits and the amount of any cash distributions on the Residual Certificates over their life.

    As discussed above, the rules for accrual of OID with respect to some classes of certificates are subject to significant complexity and uncertainty. Because OID on the certificates will be deducted by the related REMIC in determining its taxable income, any changes required by the Internal Revenue Service in the application of those rules to the certificates may significantly affect the timing of OID deductions to the related REMIC and therefore the amount of the related REMIC's taxable income allocable to holders of the Residual Certificates.

    Purchasers of the Residual Certificates are strongly advised to consult their own tax advisors as to the economic and tax consequences of investment in the Residual Certificates.

    For further information regarding the federal income tax consequences of investing in the Residual Certificates, see 'Yield and Prepayment
Considerations -- Additional Yield Considerations Applicable Solely to the Residual Certificates' in this prospectus supplement and 'Material Federal Income Tax Consequences -- Taxation of Owners of REMIC Residual Certificates' in the prospectus.

    An individual, trust or estate that holds (whether directly or indirectly through certain pass-through entities) a Residual Certificate may have significant additional gross income with respect to, but may be subject to limitations on the deductibility of, servicing and trustee's fees and other administrative expenses properly allocable to the REMICs in computing that certificateholder's regular tax liability and will not be able to deduct those fees or expenses to any extent in computing that certificateholder's alternative minimum tax liability. See 'Material Federal Income Tax Consequences -- Taxation of Owners of REMIC Residual Certificates' in the prospectus.

    The servicer will be designated as the 'tax matters persons' for the Trust as defined in the REMIC Regulations, and in connection therewith will be required to hold not less than 0.01% of the Residual Certificates.

    The Internal Revenue Service has issued proposed regulations that, if adopted as final regulations, would cause the question of whether a transfer of residual interests will be respected for federal income tax purposes to be determined in the audits of the transferee and transferor rather than an item to be determined as a partnership item in the audit of the REMIC's return.

    For further information regarding the federal income tax consequences of investing in the certificates, see 'Material Federal Income Tax Consequences' in the prospectus.

                        CERTAIN LEGAL INVESTMENT ASPECTS

    For purposes of the Secondary Mortgage Market Enhancement Act of 1984, or SMMEA, the offered certificates, other than the Class B-4, Class B-5, Class B-6, Class B-7, Class B-8 and Class B-9 Certificates, will constitute 'mortgage related securities' when they are issued. These mortgage related securities, or SMMEA Certificates, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies, and pension funds) created pursuant to or existing under the laws of the United States, or of any state, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality of the United States constitute legal investments for those entities. Under SMMEA, if a state enacted legislation before October 4, 1991 specifically limiting the legal investment authority of any type of those entities in 'mortgage related securities,' the SMMEA Certificates will constitute legal investments for those types of entities only to the extent provided by the legislation. Some states have enacted such legislation. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates, constitute legal investments for them.

    SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with the SMMEA Certificates without limitation as to the percentage of their assets represented by the SMMEA Certificates, federal credit unions may invest in the SMMEA Certificates and national banks may purchase the SMMEA Certificates for their own accounts without regard to the limitations generally applicable to investment securities prescribed by 12 U.S.C. 24 (Seventh), in each case subject to such regulations as the applicable federal regulatory authority may adopt.

    Institutions whose investment activities are subject to review by some regulatory authorities may be or may become subject to restrictions on investment in the offered certificates, which could be retroactively imposed. The Federal Financial Institutions Examination Council, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision and the National Credit Union Administration have adopted guidelines, and have proposed policies, regarding the suitability of investments in various types of derivative mortgage-backed securities, including securities such as the offered certificates. In addition, several states have adopted or are considering regulations that would prohibit regulated institutions subject to their jurisdiction from holding mortgage-backed securities such as the offered certificates. When adopted, the regulations could apply to the offered certificates retroactively. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them.

    There may be other restrictions on the ability of some investors, including depository institutions, either to purchase the offered certificates or to purchase the offered certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them.

                              ERISA CONSIDERATIONS

    ERISA and Section 4975 of the Internal Revenue Code contain provisions that may affect a fiduciary of an employee benefit plan or other plan or arrangement, such as an individual retirement account. Plans, insurance companies or other persons investing Plan Assets (see 'ERISA Considerations -- Plan Asset Regulation' in the prospectus) should carefully review with their legal counsel whether owning offered certificates is permitted under ERISA or Section 4975 of the Internal Revenue Code. The Underwriter's Exemption or the WCC Exemption, as described under 'ERISA Considerations -- Underwriter's and WCC Exemption' in the prospectus, may provide an exemption from restrictions imposed by ERISA or
Section 4975 of the Internal Revenue Code and may permit a Plan to own, or Plan Assets to be used to purchase, the offered certificates other than the Residual Certificates. However, both the Underwriter's Exemption and the WCC Exemption contain several conditions, including the requirement that an affected Plan must be an 'accredited investor' as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. In addition, in order to assure the inapplicability of certain restrictions imposed by Section 406(b)(1) and (2) of ERISA and Section 4975(c)(1)(E) of the Code in connection with the initial issuance of the certificates, each Plan or person using Plan Assets of any Plan that acquires offered certificates from the underwriters named in this prospectus supplement or from Washington Mutual Bank or any of its affiliates shall be deemed to represent and warrant that (i) no person who has discretionary authority or renders investment advice with respect to such acquisition of such offered certificates (and no affiliate of such person) is a mortgagor with respect to more than 5% of the mortgage loans,
(ii) such Plan's investment in any class of offered certificates does not and will exceed 25% of all of the offered certificates of that class at the time such investment is made, and (iii) immediately after such investment is made, no more than 25% of the assets of such Plan is invested in securities representing an interest in a trust or other issuer containing assets sold or serviced by the same entity (provided that an entity will not be considered to service assets contained in a trust or other issuer if it is merely a subservicer with respect to such trust or issuer).

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    The Underwriter's Exemption, the WCC Exemption or any similar exemption that might be available, will likely not apply to the purchase, sale or holding of the Residual Certificates. Therefore, the trustee will not register transfers of the Residual Certificates to a Plan, a trustee or other person acting on behalf of any Plan or any other person using Plan Assets to purchase the Residual Certificates without first receiving an opinion of counsel. The opinion of counsel must:

             be satisfactory to the depositor and the trustee;
             not be at the expense of the depositor, the Trust, the trustee, the Delaware trustee or the servicer; and conclude that the purchase of the certificates by or on behalf of the Plan:

                 is permissible under applicable law;
                 will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code; and will not subject the depositor, the Trust, the trustee, the Delaware trustee or the servicer to any obligation in addition to those undertaken in the pooling agreement.

    Pursuant to the Underwriter's Exemption or the WCC Exemption, Plans may purchase and hold subordinate certificates such as the Senior Subordinate Certificates if they are rated 'BBB - ' or better at the time of purchase. See 'ERISA Considerations -- Underwriter's and WCC Exemption' in the prospectus. A Plan, or other purchaser acting on its behalf or with Plan Assets, that purchases the Senior Subordinate Certificates will be deemed to have represented that:

             the rating condition was satisfied at the time of purchase; or the following conditions are satisfied:

                 it is an insurance company;
                 the source of funds used to acquire or hold the certificates is an 'insurance company general account' as that term is defined in PTCE 95-60; and the conditions in Sections I and III of PTCE 95-60 have been satisfied.

    The pooling agreement will require that if neither condition is satisfied the Plan, or other purchaser acting on its behalf or with Plan Assets, will:

             indemnify and hold harmless the depositor, the trustee, the Delaware trustee, the servicer, the underwriters and the Trust from and against all liabilities, claims, costs or expenses incurred by them as a result of the purchase; and be disregarded as purchaser and the immediately preceding permitted beneficial owner will be treated as the beneficial owner of that certificate.

    Any fiduciary or other investor of Plan Assets that proposes to own the offered certificates on behalf of or with Plan Assets of any Plan should consult with legal counsel about: (i) whether the specific and general conditions and the other requirements in the Underwriter's Exemption or the WCC Exemption would be satisfied, or whether any other prohibited transaction exemption would apply, and (ii) the application of the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code to the proposed investment. See 'ERISA Considerations' in the prospectus.

    This prospectus supplement makes no representation that the sale of any of the offered certificates to a Plan or other purchaser acting on its behalf meets any relevant legal requirement for investments by Plans generally or any particular Plan, or that the investment is appropriate for Plans generally or any particular Plan.

                             METHOD OF DISTRIBUTION

    The depositor has agreed to sell to the underwriters, and the underwriters have agreed to purchase, all of the offered certificates (other than the 0.01% percentage interest of the Class R Certificates that the servicer will own) in the principal amounts (or approximate notional amount, in the case of the Class X Certificates) set forth below.

                                            CLASS 1-A-1A    CLASS 1-A-1B    CLASS 2-A-1A    CLASS 2-A-1B
               UNDERWRITER                  CERTIFICATES    CERTIFICATES    CERTIFICATES    CERTIFICATES
               -----------                  ------------    ------------    ------------    ------------
WaMu Capital Corp.........................
      ....................................
    Total.................................

                                            CLASS 2-A-2A1    CLASS 2-A-2A2    CLASS 2-A-2A3    CLASS 2-A-2B
               UNDERWRITER                   CERTIFICATES     CERTIFICATES     CERTIFICATES    CERTIFICATES
               -----------                   ------------     ------------     ------------    ------------
WaMu Capital Corp.........................
      ....................................
    Total.................................

                                             CLASS 2-A-3       CLASS X        CLASS B-1      CLASS B-2
               UNDERWRITER                  CERTIFICATES    CERTIFICATES    CERTIFICATES    CERTIFICATES
               -----------                  ------------    ------------    ------------    ------------
WaMu Capital Corp.........................
      ....................................
    Total.................................

                                              CLASS B-3       CLASS B-4       CLASS B-5      CLASS B-6
               UNDERWRITER                  CERTIFICATES    CERTIFICATES    CERTIFICATES    CERTIFICATES
               -----------                  ------------    ------------    ------------    ------------
WaMu Capital Corp.........................
      ....................................
    Total.................................

                                              CLASS B-7       CLASS B-8       CLASS B-9       CLASS R
               UNDERWRITER                  CERTIFICATES    CERTIFICATES    CERTIFICATES    CERTIFICATES
               -----------                  ------------    ------------    ------------    ------------
WaMu Capital Corp.........................
      ....................................
    Total.................................

    An underwriting agreement between the depositor and the underwriters governs the sale of the offered certificates. The aggregate proceeds (excluding accrued interest) to the depositor from the sale of the offered certificates, before
deducting expenses estimated to be $      , will be approximately    % of the
initial aggregate principal balance of the offered certificates. Under the underwriting agreement, the underwriters have agreed to take and pay for all of the offered certificates, if any are taken. The underwriters will distribute the offered certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The difference between the purchase price for the offered certificates paid to the depositor and the proceeds from the sale of the offered certificates realized by the underwriters will constitute underwriting discounts and commissions.

    The depositor [and the sponsor] have agreed to indemnify the underwriters against some civil liabilities, including liabilities under the Securities Act of 1933, that are based on a claim that the prospectus, this prospectus supplement or the related registration statement, as from time to time amended or supplemented, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading (unless such statement or omission was made in reliance upon, and in conformity with, written information furnished to the depositor [or the sponsor] by the underwriters).

                                 LEGAL MATTERS

    The depositor's counsel, Orrick, Herrington & Sutcliffe LLP, San Francisco, California, and its Delaware counsel, Richards, Layton & Finger, P.A., Wilmington, Delaware, will deliver legal opinions required by the underwriting agreement. McKee Nelson LLP, New York, New York, will pass upon certain legal matters on behalf of the underwriters.

                              CERTIFICATE RATINGS

    It is a condition to the issuance of the offered certificates that they receive the ratings from S&P and Moody's indicated:

                            RATING AGENCY
                            -------------
CLASS                       S&P   MOODY'S
-----                       ---   -------
1-A-1A....................  AAA     Aaa
1-A-1B....................  AAA     Aaa
2-A-1A....................  AAA     Aaa
2-A-1B....................  AAA     Aaa
2-A-2A1...................  AAA     Aaa
2-A-2A2...................  AAA     Aaa
2-A-2A3...................  AAA     Aaa
2-A-2B....................  AAA     Aaa
2-A-3.....................  AAA     Aaa
X.........................  AAA     Aaa
B-1.......................  AA+     --
B-2.......................   AA     --
B-3.......................  AA -    --
B-4.......................   A+     --
B-5.......................   A      --
B-6.......................  A -     --
B-7.......................  BBB+    --
B-8.......................  BBB     --
B-9.......................  BBB -   --
R.........................  AAA     Aaa

    A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. The rating assigned to each class of offered certificates by each rating agency is based on that rating agency's independent evaluation of that class of certificates. The rating assigned to a class of offered certificates by one rating agency may not correspond to any rating assigned to that class by any other rating agency.

    The ratings assigned to this issue do not constitute a recommendation to purchase or sell these securities. Rather, they are an indication of the likelihood of the payment of principal and interest as set forth in the transaction documentation. The ratings do not address the effect on the certificates' yield attributable to prepayments or recoveries on the underlying mortgage loans. Additionally, the ratings on the Class R Certificates address only the return of the Class R Principal Balance and interest on that balance at the stated rate.

    The ratings on the offered certificates address the likelihood of the receipt by certificateholders of all distributions with respect to the underlying mortgage loans to which they are entitled. The ratings do not represent any assessment of the likelihood that the rate of principal prepayments by mortgagors might differ from those originally anticipated. As a result of differences in the rate of principal prepayments, certificateholders might suffer a lower than anticipated yield to maturity. See 'Risk Factors' and 'Yield and Prepayment Considerations' in this prospectus supplement.

    The depositor has not requested a rating on the offered certificates by any rating agency other than S&P and Moody's. However, there can be no assurance as to whether any other rating agency will rate the offered certificates, or, if it does, what rating would be assigned by any other rating agency. A rating on the offered certificates by another rating agency, if assigned at all, may be lower than the rating assigned to the offered certificates by S&P or Moody's.

                                                                   APPENDIX A'D'

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING
            AT VARIOUS PERCENTAGES OF THE CONSTANT PREPAYMENT RATE*

                                                               CLASS 2-A-1A, CLASS 2-A-1B,
                                    CLASS 1-A-1A               CLASS 2-A-2A1, CLASS 2-A-2B
                                  AND CLASS 1-A-1B                   AND CLASS 2-A-3
                          --------------------------------   --------------------------------
DISTRIBUTION DATE         12%    15%    25%    30%    40%    12%    15%    25%    30%    40%
-----------------         ---    ---    ---    ---    ---    ---    ---    ---    ---    ---
Initial Percentages.....
January 25, 2006........
January 25, 2007........
January 25, 2008........
January 25, 2009........
January 25, 2010........
January 25, 2011........
January 25, 2012........
January 25, 2013........
January 25, 2014........
January 25, 2015........
January 25, 2016........
January 25, 2017........
January 25, 2018........
January 25, 2019........
January 25, 2020........
January 25, 2021........
January 25, 2022........
January 25, 2023........
January 25, 2024........
January 25, 2025........
January 25, 2026........
January 25, 2027........
January 25, 2028........
January 25, 2029........
January 25, 2030........
January 25, 2031........
January 25, 2032........
January 25, 2033........
January 25, 2034........
January 25, 2035........
January 25, 2036........
January 25, 2037........
January 25, 2038........
January 25, 2039........
January 25, 2040........
January 25, 2041........
January 25, 2042........
January 25, 2043........
January 25, 2044........
January 25, 2045........
Weighted Average Life
 (in years)(1)..........
Weighted Average Life to
 the Clean-Up Call
 Option Date
 (Years)(1)(2)..........


                                     CLASS 2-A-2A2
                          -----------------------------------
DISTRIBUTION DATE          12%      15%    25%    30%    40%
-----------------          ---      ---    ---    ---    ---
Initial Percentages.....
January 25, 2006........
January 25, 2007........
January 25, 2008........
January 25, 2009........
January 25, 2010........
January 25, 2011........
January 25, 2012........
January 25, 2013........
January 25, 2014........
January 25, 2015........
January 25, 2016........
January 25, 2017........
January 25, 2018........
January 25, 2019........
January 25, 2020........
January 25, 2021........
January 25, 2022........
January 25, 2023........
January 25, 2024........
January 25, 2025........
January 25, 2026........
January 25, 2027........
January 25, 2028........
January 25, 2029........
January 25, 2030........
January 25, 2031........
January 25, 2032........
January 25, 2033........
January 25, 2034........
January 25, 2035........
January 25, 2036........
January 25, 2037........
January 25, 2038........
January 25, 2039........
January 25, 2040........
January 25, 2041........
January 25, 2042........
January 25, 2043........
January 25, 2044........
January 25, 2045........
Weighted Average Life
 (in years)(1)..........
Weighted Average Life to
 the Clean-Up Call
 Option Date
 (Years)(1)(2)..........

---------
'D' The following tables have been prepared based on the assumptions described in this prospectus supplement under 'Yield and Prepayment Considerations' (including the assumptions regarding the characteristics and performance of the mortgage loans which differ or may differ from their actual characteristics and performance) and should be read in conjunction with that section.
  * Rounded to the nearest 1%.
(1) The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificate to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.
(2) The weighted average lives to the Clean-Up Call Option Date have been prepared based on an additional assumption that the Class 1-A-1A, Class 1-A-1B, Class 2-A-1A, Class 2-A-1B, Class 2-A-2A1, Class 2-A-2A2, Class 2-A-2A3, Class 2-A-2B, Class 2-A-3, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8 and Class B-9 Certificates are sold immediately on the Clean-Up Call Option Date.

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING
            AT VARIOUS PERCENTAGES OF THE CONSTANT PREPAYMENT RATE*

                                                               CLASS B-1, CLASS B-2, CLASS B-3,
                                                               CLASS B-4, CLASS B-5, CLASS B-6,
                                   CLASS 2-A-2A3              CLASS B-7, CLASS B-8 AND CLASS B-9
                          --------------------------------   -------------------------------------
DISTRIBUTION DATE         12%    15%    25%    30%    40%     12%     15%     25%     30%     40%
-----------------         ---    ---    ---    ---    ---     ---     ---     ---     ---     ---
Initial Percentages.....
January 25, 2006........
January 25, 2007........
January 25, 2008........
January 25, 2009........
January 25, 2010........
January 25, 2011........
January 25, 2012........
January 25, 2013........
January 25, 2014........
January 25, 2015........
January 25, 2016........
January 25, 2017........
January 25, 2018........
January 25, 2019........
January 25, 2020........
January 25, 2021........
January 25, 2022........
January 25, 2023........
January 25, 2024........
January 25, 2025........
January 25, 2026........
January 25, 2027........
January 25, 2028........
January 25, 2029........
January 25, 2030........
January 25, 2031........
January 25, 2032........
January 25, 2033........
January 25, 2034........
January 25, 2035........
January 25, 2036........
January 25, 2037........
January 25, 2038........
January 25, 2039........
January 25, 2040........
January 25, 2041........
January 25, 2042........
January 25, 2043........
January 25, 2044........
January 25, 2045........
Weighted Average Life
 (in years)(1)..........
Weighted Average Life to
 the Clean-Up Call
 Option Date
 (Years)(1)(2)..........

---------
  * Rounded to the nearest 1%.
(1) The weighted average life of any class of certificates is determined by (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of certificates by the number of years from the date of issuance of the certificate to the related Distribution Date, (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of certificates.
(2) The weighted average lives to the Clean-Up Call Option Date have been prepared based on an additional assumption that the Class 1-A-1A, Class 1-A-1B, Class 2-A-1A, Class 2-A-1B, Class 2-A-2A1, Class 2-A-2A2, Class 2-A-2A3, Class 2-A-2B, Class 2-A-3, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8 and Class B-9 Certificates are sold immediately on the Clean-Up Call Option Date.

                                  LOAN GROUP 1

                                                                      APPENDIX B

             MORTGAGE INTEREST RATES OF THE GROUP 1 LOANS
----------------------------------------------------------------------
                                         AGGREGATE        PERCENTAGE
                                         PRINCIPAL          OF THE
                                      BALANCE OF THE      AGGREGATE
                          NUMBER OF      MORTGAGE         PRINCIPAL
   MORTGAGE INTEREST      MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
        RATE (%)            LOANS      CUT-OFF DATE     GROUP 1 LOANS
----------------------------------------------------------------------
3.295...................
3.573...................
3.673...................
3.723...................
3.773...................
3.843...................
3.873...................
3.923...................
3.943...................
3.973...................
3.983...................
4.013...................
4.023...................
4.053...................
4.073...................
4.078...................
4.083...................
4.093...................
4.113...................
4.123...................
4.158...................
4.163...................
4.173...................
4.183...................
4.193...................
4.223...................
4.228...................
4.233...................
4.243...................
4.253...................
4.258...................
4.263...................
4.273...................
4.293...................
4.303...................
4.313...................
4.333...................
4.368...................
4.373...................
4.383...................
4.393...................
4.408...................
4.423...................
4.433...................
4.443...................
4.473...................
4.478...................
4.483...................
4.493...................
4.503...................
4.508...................
4.513...................
4.523...................
4.573...................
4.583...................
4.623...................
4.643...................
4.653...................
4.663...................
4.673...................
4.688...................
4.693...................
4.703...................
4.733...................
4.763...................
4.773...................
4.793...................
4.803...................
4.808...................
4.833...................
4.843...................
4.913...................
4.943...................
4.948...................
4.983...................
5.003...................
5.043...................
5.193...................
5.323...................
                            -----     ---------------       ------
  Total.................                                    100.00%
                            -----     ---------------       ------
                            -----     ---------------       ------




               PASS-THROUGH RATES OF THE GROUP 1 LOANS
----------------------------------------------------------------------
                                 AGGREGATE                  WEIGHTED
                                 PRINCIPAL      WEIGHTED     AVERAGE
                              BALANCE OF THE    AVERAGE     SCHEDULED
                                 MORTGAGE       MORTGAGE    REMAINING
        PASS-THROUGH          LOANS AS OF THE   INTEREST      TERM
         RATES (%)             CUT-OFF DATE      RATES     (IN MONTHS)
----------------------------------------------------------------------
2.870.......................
3.148.......................
3.248.......................
3.298.......................
3.348.......................
3.418.......................
3.448.......................
3.498.......................
3.518.......................
3.548.......................
3.558.......................
3.588.......................
3.598.......................
3.628.......................
3.648.......................
3.653.......................
3.658.......................
3.668.......................
3.688.......................
3.698.......................
3.733.......................
3.738.......................
3.748.......................
3.758.......................
3.768.......................
3.798.......................
3.803.......................
3.808.......................
3.818.......................
3.828.......................
3.833.......................
3.838.......................
3.848.......................
3.868.......................
3.878.......................
3.888.......................
3.908.......................
3.943.......................
3.948.......................
3.958.......................
3.968.......................
3.983.......................
3.998.......................
4.008.......................
4.018.......................
4.048.......................
4.053.......................
4.058.......................
4.068.......................
4.078.......................
4.083.......................
4.088.......................
4.098.......................
4.148.......................
4.158.......................
4.198.......................
4.218.......................
4.228.......................
4.238.......................
4.248.......................
4.263.......................
4.268.......................
4.278.......................
4.308.......................
4.338.......................
4.348.......................
4.368.......................
4.378.......................
4.383.......................
4.408.......................
4.418.......................
4.488.......................
4.518.......................
4.523.......................
4.558.......................
4.578.......................
4.618.......................
4.768.......................
4.898.......................
                              ---------------    -----         ---
  Total.....................                          *           *
                              ---------------
                              ---------------

* Represents a weighted average of all the group 1 loans.

    As of the Cut-Off Date, the Pass-Through Rate for the group 1 loans is
approximately    % per annum.

                                  LOAN GROUP 1

            ORIGINAL PRINCIPAL BALANCES OF THE GROUP 1 LOANS
-------------------------------------------------------------------------
                                            AGGREGATE        PERCENTAGE
                                            PRINCIPAL          OF THE
                                         BALANCE OF THE      AGGREGATE
                             NUMBER OF      MORTGAGE         PRINCIPAL
     RANGE OF ORIGINAL       MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
    PRINCIPAL BALANCES         LOANS      CUT-OFF DATE     GROUP 1 LOANS
-------------------------------------------------------------------------
$50,000 or less............
$ 50,001 -  75,000.........
$ 75,001 - 100,000.........
$100,001 - 150,000.........
$150,001 - 200,000.........
$200,001 - 250,000.........
$250,001 - 300,000.........
$300,001 - 350,000.........
$350,001 - 400,000.........
$400,001 - 450,000.........
$450,001 - 500,000.........
$500,001 - 550,000.........
$550,001 - 600,000.........
$600,001 - 650,000.........
$650,001 - 700,000.........
                               -----     ---------------       ------
  Total....................                                    100.00%
                               -----     ---------------       ------
                               -----     ---------------       ------

    As of the Cut-Off Date, the principal balances of the group 1 loans ranged
from approximately     to      with an average of approximately      .

            CURRENT LOAN-TO-VALUE RATIOS OF THE GROUP 1 LOANS
-------------------------------------------------------------------------
                                            AGGREGATE        PERCENTAGE
                                            PRINCIPAL          OF THE
                                         BALANCE OF THE      AGGREGATE
                             NUMBER OF      MORTGAGE         PRINCIPAL
   CURRENT LOAN-TO-VALUE     MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
         RATIO (%)             LOANS      CUT-OFF DATE     GROUP 1 LOANS
-------------------------------------------------------------------------
60.00 or less..............
60.01 - 70.00..............
70.01 - 75.00..............
75.01 - 80.00..............
80.01 - 85.00..............
85.01 - 90.00..............
90.01 - 95.00..............
                               -----     ---------------       ------
  Total....................                                    100.00%
                               -----     ---------------       ------
                               -----     ---------------       ------

    At origination, the weighted average loan-to-value ratio of the group 1
loans was approximately    . As of the Cut-Off Date, the weighted average
loan-to-value ratio of the group 1 loans was approximately    .

       TYPES OF MORTGAGED PROPERTIES SECURING OF THE GROUP 1 LOANS
-------------------------------------------------------------------------
                                            AGGREGATE        PERCENTAGE
                                            PRINCIPAL          OF THE
                                         BALANCE OF THE      AGGREGATE
                             NUMBER OF      MORTGAGE         PRINCIPAL
                             MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
       PROPERTY TYPE           LOANS      CUT-OFF DATE     GROUP 1 LOANS
-------------------------------------------------------------------------
Single Family Detached.....
Duplex.....................
Triplex....................
Fourplex...................
Townhouse..................
Condominium................
Housing Cooperative........
                               -----     ---------------       ------
  Total....................                                    100.00%
                               -----     ---------------       ------
                               -----     ---------------       ------




         GEOGRAPHIC DISTRIBUTION BY STATE OF THE GROUP 1 LOANS
------------------------------------------------------------------------
                                           AGGREGATE        PERCENTAGE
                                           PRINCIPAL          OF THE
                                        BALANCE OF THE      AGGREGATE
                            NUMBER OF      MORTGAGE         PRINCIPAL
                            MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
          STATE               LOANS      CUT-OFF DATE     GROUP 1 LOANS
------------------------------------------------------------------------
Arizona...................
California................
Colorado..................
Connecticut...............
Delaware..................
District of Columbia......
Florida...................
Georgia...................
Idaho.....................
Illinois..................
Indiana...................
Kentucky..................
Maryland..................
Massachusetts.............
Michigan..................
Minnesota.................
Missouri..................
Nevada....................
New Hampshire.............
New Jersey................
New York..................
North Carolina............
Ohio......................
Oregon....................
Pennsylvania..............
Rhode Island..............
South Carolina............
Texas.....................
Utah......................
Virginia..................
Washington................
Wisconsin.................
                              -----     ---------------       ------
  Total...................                                    100.00%
                              -----     ---------------       ------
                              -----     ---------------       ------

    No more than approximately % of the group 1 loans will be secured by mortgaged properties in any one California zip code area, and no more than
approximately   of the group 1 loans will be secured by mortgaged properties in any single zip code area outside of California.

                                  LOAN GROUP 1

                 INTEREST RATE FLOOR OF THE GROUP 1 LOANS
---------------------------------------------------------------------------
                                              AGGREGATE        PERCENTAGE
                                              PRINCIPAL          OF THE
                                           BALANCE OF THE      AGGREGATE
                               NUMBER OF      MORTGAGE         PRINCIPAL
                               MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
   INTEREST RATE FLOOR (%)       LOANS      CUT-OFF DATE     GROUP 1 LOANS
---------------------------------------------------------------------------
1.522........................
1.800........................
1.900........................
1.950........................
2.000........................
2.070........................
2.100........................
2.150........................
2.170........................
2.200........................
2.210........................
2.240........................
2.250........................
2.280........................
2.300........................
2.305........................
2.310........................
2.320........................
2.340........................
2.350........................
2.385........................
2.390........................
2.400........................
2.410........................
2.420........................
2.450........................
2.455........................
2.460........................
2.470........................
2.480........................
2.485........................
2.490........................
2.500........................
2.520........................
2.530........................
2.540........................
2.560........................
2.595........................
2.600........................
2.610........................
2.620........................
2.635........................
2.650........................
2.660........................
2.670........................
2.700........................
2.705........................
2.710........................
2.720........................
2.730........................
2.735........................
2.740........................
2.750........................
2.800........................
2.810........................
2.850........................
2.870........................
2.880........................
2.890........................
2.900........................
2.915........................
2.920........................
2.930........................
2.960........................
2.990........................
3.000........................
3.020........................
3.030........................
3.035........................
3.060........................
3.070........................
3.140........................
3.170........................
3.175........................
3.210........................
3.230........................
3.270........................
3.420........................
3.550........................
                                 -----     ---------------       ------
  Total......................                                    100.00%
                                 -----     ---------------       ------
                                 -----     ---------------       ------




               SCHEDULED MATURITY YEARS OF THE GROUP 1 LOANS
---------------------------------------------------------------------------
                                              AGGREGATE        PERCENTAGE
                                              PRINCIPAL          OF THE
                                           BALANCE OF THE      AGGREGATE
                               NUMBER OF      MORTGAGE         PRINCIPAL
                               MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
      YEAR OF MATURITY           LOANS      CUT-OFF DATE     GROUP 1 LOANS
---------------------------------------------------------------------------
2019.........................
2034.........................
2044.........................
                                 -----     ---------------       ------
  Total......................                                    100.00%
                                 -----     ---------------       ------
                                 -----     ---------------       ------

    The weighted average remaining term of the group 1 loans as of the Cut-Off
Date is approximately     months.

    The latest scheduled maturity of any of the group 1 loans is         .

             DOCUMENTATION PROGRAM TYPES OF THE GROUP 1 LOANS
---------------------------------------------------------------------------
                                              AGGREGATE        PERCENTAGE
                                              PRINCIPAL          OF THE
                                           BALANCE OF THE      AGGREGATE
                               NUMBER OF      MORTGAGE         PRINCIPAL
     LOAN DOCUMENTATION        MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
        PROGRAM TYPE             LOANS      CUT-OFF DATE     GROUP 1 LOANS
---------------------------------------------------------------------------
Full Documentation*..........
Reduced Documentation........
                                 -----     ---------------       ------
  Total......................                                    100.00%
                                 -----     ---------------       ------
                                 -----     ---------------       ------

* Includes mortgage loans with less than full documentation when the documentation requirement is established by an agency (Fannie Mae or Freddie
  Mac) automated underwriting system.

    As of the Cut-Off Date, the weighted average loan-to-value ratio of the group 1 loans originated under a reduced documentation program was approximately
   .

                       PURPOSE OF THE GROUP 1 LOANS
---------------------------------------------------------------------------
                                              AGGREGATE        PERCENTAGE
                                              PRINCIPAL          OF THE
                                           BALANCE OF THE      AGGREGATE
                               NUMBER OF      MORTGAGE         PRINCIPAL
                               MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
       PURPOSE OF LOAN           LOANS      CUT-OFF DATE     GROUP 1 LOANS
---------------------------------------------------------------------------
Purchase Loans...............
Rate/Term Refinances.........
Cash Out Refinances..........
                                 -----     ---------------       ------
  Total......................                                    100.00%
                                 -----     ---------------       ------
                                 -----     ---------------       ------

          YEARS OF INITIAL MONTHLY PAYMENTS FOR THE GROUP 1 LOANS
----------------------------------------------------------------------------
                                               AGGREGATE        PERCENTAGE
                                               PRINCIPAL          OF THE
                                            BALANCE OF THE      AGGREGATE
                                NUMBER OF      MORTGAGE         PRINCIPAL
       YEAR OF INITIAL          MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
       MONTHLY PAYMENT            LOANS      CUT-OFF DATE     GROUP 1 LOANS
----------------------------------------------------------------------------
2004..........................
2005..........................
                                  -----     ---------------       ------
  Total.......................                                    100.00%
                                  -----     ---------------       ------
                                  -----     ---------------       ------

                   OCCUPANCY STATUS OF THE GROUP 1 LOANS
---------------------------------------------------------------------------
                                              AGGREGATE        PERCENTAGE
                                              PRINCIPAL          OF THE
                                           BALANCE OF THE      AGGREGATE
                               NUMBER OF      MORTGAGE         PRINCIPAL
                               MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
      OCCUPANCY STATUS           LOANS      CUT-OFF DATE     GROUP 1 LOANS
---------------------------------------------------------------------------
Owner Occupied...............
Owner Occupied -- 2nd Home...
Non-Owner Occupied...........
                                 -----     ---------------       ------
  Total......................                                    100.00%
                                 -----     ---------------       ------
                                 -----     ---------------       ------

              CREDIT SCORE DISTRIBUTION OF THE GROUP 1 LOANS
---------------------------------------------------------------------------
                                              AGGREGATE        PERCENTAGE
                                              PRINCIPAL          OF THE
                                           BALANCE OF THE      AGGREGATE
                               NUMBER OF      MORTGAGE         PRINCIPAL
                               MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
        CREDIT SCORE             LOANS      CUT-OFF DATE     GROUP 1 LOANS
---------------------------------------------------------------------------
599 or less..................
600 - 619....................
620 - 639....................
640 - 659....................
660 - 679....................
680 - 699....................
700 - 719....................
720 - 739....................
740 - 759....................
760 - 779....................
780 - 799....................
800 or greater...............
                                 -----     ---------------       ------
  Total......................                                    100.00%
                                 -----     ---------------       ------
                                 -----     ---------------       ------

    As of the Cut-Off Date, the weighted average credit score of the group 1 loans was approximately .

                                  LOAN GROUP 1

                      MARGINS OF THE GROUP 1 LOANS
------------------------------------------------------------------------
                                           AGGREGATE        PERCENTAGE
                                           PRINCIPAL          OF THE
                                        BALANCE OF THE      AGGREGATE
                            NUMBER OF      MORTGAGE         PRINCIPAL
                            MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
        MARGIN (%)            LOANS      CUT-OFF DATE     GROUP 1 LOANS
------------------------------------------------------------------------
1.522.....................
1.800.....................
1.900.....................
1.950.....................
2.000.....................
2.070.....................
2.100.....................
2.150.....................
2.170.....................
2.200.....................
2.210.....................
2.240.....................
2.250.....................
2.280.....................
2.300.....................
2.305.....................
2.310.....................
2.320.....................
2.340.....................
2.350.....................
2.385.....................
2.390.....................
2.400.....................
2.410.....................
2.420.....................
2.450.....................
2.455.....................
2.460.....................
2.470.....................
2.480.....................
2.485.....................
2.490.....................
2.500.....................
2.520.....................
2.530.....................
2.540.....................
2.560.....................
2.595.....................
2.600.....................
2.610.....................
2.620.....................
2.635.....................
2.650.....................
2.660.....................
2.670.....................
2.700.....................
2.705.....................
2.710.....................
2.720.....................
2.730.....................
2.735.....................
2.740.....................
2.750.....................
2.800.....................
2.810.....................
2.850.....................
2.870.....................
2.880.....................
2.890.....................
2.900.....................
2.915.....................
2.920.....................
2.930.....................
2.960.....................
2.990.....................
3.000.....................
3.020.....................
3.030.....................
3.035.....................
3.060.....................
3.070.....................
3.140.....................
3.170.....................
3.175.....................
3.210.....................
3.230.....................
3.270.....................
3.420.....................
3.550.....................
                              -----     ---------------       ------
  Total...................                                    100.00%
                              -----     ---------------       ------
                              -----     ---------------       ------




        FIRST INTEREST RATE ADJUSTMENT DATE OF THE GROUP 1 LOANS
------------------------------------------------------------------------
                                           AGGREGATE        PERCENTAGE
                                           PRINCIPAL          OF THE
                                        BALANCE OF THE      AGGREGATE
                            NUMBER OF      MORTGAGE         PRINCIPAL
                            MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
        MONTH/YEAR            LOANS      CUT-OFF DATE     GROUP 1 LOANS
------------------------------------------------------------------------
10/2004...................
11/2004...................
12/2004...................
01/2005...................
                              -----     ---------------       ------
  Total...................                                    100.00%
                              -----     ---------------       ------
                              -----     ---------------       ------

                  ORIGINAL TERMS OF THE GROUP 1 LOANS
------------------------------------------------------------------------
                                           AGGREGATE        PERCENTAGE
                                           PRINCIPAL          OF THE
                                        BALANCE OF THE      AGGREGATE
                            NUMBER OF      MORTGAGE         PRINCIPAL
        LOAN TERM           MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
       (IN MONTHS)            LOANS      CUT-OFF DATE     GROUP 1 LOANS
------------------------------------------------------------------------
180.......................
360.......................
480.......................
                              -----     ---------------       ------
  Total...................                                    100.00%
                              -----     ---------------       ------
                              -----     ---------------       ------

               INTEREST RATE CEILING OF THE GROUP 1 LOANS
------------------------------------------------------------------------
                                           AGGREGATE        PERCENTAGE
                                           PRINCIPAL          OF THE
                                        BALANCE OF THE      AGGREGATE
                            NUMBER OF      MORTGAGE         PRINCIPAL
                            MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
     CEILING RATE (%)         LOANS      CUT-OFF DATE     GROUP 1 LOANS
------------------------------------------------------------------------
 9.950....................
 9.985....................
10.055....................
10.090....................
10.105....................
10.160....................
10.195....................
10.230....................
10.265....................
10.300....................
10.335....................
10.350....................
10.358....................
10.370....................
10.385....................
10.450....................
10.490....................
10.525....................
10.560....................
10.580....................
10.770....................
13.600....................
                              -----     ---------------       ------
  Total...................                                    100.00%
                              -----     ---------------       ------
                              -----     ---------------       ------

                                  LOAN GROUP 2

             MORTGAGE INTEREST RATES OF THE GROUP 2 LOANS
----------------------------------------------------------------------
                                        AGGREGATE         PERCENTAGE
                                        PRINCIPAL           OF THE
                                     BALANCE OF THE       AGGREGATE
                        NUMBER OF       MORTGAGE          PRINCIPAL
  MORTGAGE INTEREST     MORTGAGE     LOANS AS OF THE    BALANCE OF ALL
       RATE (%)           LOANS       CUT-OFF DATE      GROUP 2 LOANS
----------------------------------------------------------------------
3.193.................
3.295.................
3.523.................
3.673.................
3.773.................
3.843.................
3.873.................
3.923.................
3.948.................
3.973.................
3.983.................
4.015.................
4.023.................
4.043.................
4.048.................
4.053.................
4.063.................
4.073.................
4.113.................
4.123.................
4.128.................
4.133.................
4.143.................
4.148.................
4.173.................
4.183.................
4.193.................
4.203.................
4.218.................
4.223.................
4.228.................
4.233.................
4.253.................
4.263.................
4.273.................
4.293.................
4.298.................
4.303.................
4.313.................
4.323.................
4.333.................
4.363.................
4.368.................
4.373.................
4.393.................
4.403.................
4.408.................
4.423.................
4.433.................
4.438.................
4.443.................
4.468.................
4.473.................
4.478.................
4.508.................
4.513.................
4.543.................
4.548.................
4.583.................
4.618.................
4.623.................
4.643.................
4.673.................
4.688.................
4.723.................
4.733.................
4.753.................
4.758.................
4.773.................
4.783.................
4.793.................
4.913.................
4.968.................
4.973.................
4.983.................
5.003.................
5.193.................
5.403.................
                          -----     -----------------       ------
  Total...............                                      100.00%
                          -----     -----------------       ------
                          -----     -----------------       ------




               PASS-THROUGH RATES OF THE GROUP 2 LOANS
----------------------------------------------------------------------
                                AGGREGATE                   WEIGHTED
                                PRINCIPAL       WEIGHTED     AVERAGE
                             BALANCE OF THE     AVERAGE     SCHEDULED
                                MORTGAGE        MORTGAGE    REMAINING
       PASS-THROUGH          LOANS AS OF THE    INTEREST      TERM
        RATES (%)             CUT-OFF DATE       RATES     (IN MONTHS)
----------------------------------------------------------------------
2.768.....................
2.870.....................
3.098.....................
3.248.....................
3.348.....................
3.418.....................
3.448.....................
3.498.....................
3.523.....................
3.548.....................
3.558.....................
3.590.....................
3.598.....................
3.618.....................
3.623.....................
3.628.....................
3.638.....................
3.648.....................
3.688.....................
3.698.....................
3.703.....................
3.708.....................
3.718.....................
3.723.....................
3.748.....................
3.758.....................
3.768.....................
3.778.....................
3.793.....................
3.798.....................
3.803.....................
3.808.....................
3.828.....................
3.838.....................
3.848.....................
3.868.....................
3.873.....................
3.878.....................
3.888.....................
3.898.....................
3.908.....................
3.938.....................
3.943.....................
3.948.....................
3.968.....................
3.978.....................
3.983.....................
3.998.....................
4.008.....................
4.013.....................
4.018.....................
4.043.....................
4.048.....................
4.053.....................
4.083.....................
4.088.....................
4.118.....................
4.123.....................
4.158.....................
4.193.....................
4.198.....................
4.218.....................
4.248.....................
4.263.....................
4.298.....................
4.308.....................
4.328.....................
4.333.....................
4.348.....................
4.358.....................
4.368.....................
4.488.....................
4.543.....................
4.548.....................
4.558.....................
4.578.....................
4.768.....................
4.978.....................
                            -----------------    -----        ----
  Total...................                            *           *
                            -----------------
                            -----------------

* Represents a weighted average of all the group 2 loans.

    As of the Cut-Off Date, the Pass-Through Rate for the group 2 loans is
approximately    % per annum.

                                  LOAN GROUP 2

            ORIGINAL PRINCIPAL BALANCES OF THE GROUP 2 LOANS
-------------------------------------------------------------------------
                                           AGGREGATE         PERCENTAGE
                                           PRINCIPAL           OF THE
                                        BALANCE OF THE       AGGREGATE
                           NUMBER OF       MORTGAGE          PRINCIPAL
    RANGE OF ORIGINAL      MORTGAGE     LOANS AS OF THE    BALANCE OF ALL
   PRINCIPAL BALANCES        LOANS       CUT-OFF DATE      GROUP 2 LOANS
-------------------------------------------------------------------------
$  350,001 -   400,000...
$  400,001 -   450,000...
$  450,001 -   500,000...
$  500,001 -   550,000...
$  550,001 -   600,000...
$  600,001 -   650,000...
$  650,001 -   700,000...
$  700,001 -   750,000...
$  750,001 -   800,000...
$  800,001 -   850,000...
$  850,001 -   900,000...
$  900,001 -   950,000...
$  950,001 - 1,000,000...
$1,000,001 - 1,050,000...
$1,050,001 - 1,100,000...
$1,100,001 - 1,150,000...
$1,150,001 - 1,200,000...
$1,200,001 - 1,250,000...
$1,250,001 - 1,300,000...
$1,300,001 - 1,350,000...
$1,350,001 - 1,400,000...
$1,400,001 - 1,450,000...
$1,450,001 - 1,500,000...
Over $1,500,000..........
                             -----     -----------------       ------
  Total..................                                      100.00%
                             -----     -----------------       ------
                             -----     -----------------       ------

    As of the Cut-Off Date, the principal balances of the group 2 loans ranged
from approximately     to       with an average of approximately      .

            CURRENT LOAN-TO-VALUE RATIOS OF THE GROUP 2 LOANS
-------------------------------------------------------------------------
                                           AGGREGATE         PERCENTAGE
                                           PRINCIPAL           OF THE
                                        BALANCE OF THE       AGGREGATE
                           NUMBER OF       MORTGAGE          PRINCIPAL
  CURRENT LOAN-TO-VALUE    MORTGAGE     LOANS AS OF THE    BALANCE OF ALL
        RATIO (%)            LOANS       CUT-OFF DATE      GROUP 2 LOANS
-------------------------------------------------------------------------
60.00 or less............
60.01 - 70.00............
70.01 - 75.00............
75.01 - 80.00............
80.01 - 85.00............
85.01 - 90.00............
90.01 - 95.00............
                             -----     -----------------       ------
  Total..................                                      100.00%
                             -----     -----------------       ------
                             -----     -----------------       ------

    At origination, the weighted average loan-to-value ratio of the group 2
loans was approximately   %. As of the Cut-Off Date, the weighted average
loan-to-value ratio of the group 2 loans was
approximately    .

          TYPES OF MORTGAGED PROPERTIES SECURING GROUP 2 LOANS
-------------------------------------------------------------------------
                                           AGGREGATE         PERCENTAGE
                                           PRINCIPAL           OF THE
                                        BALANCE OF THE       AGGREGATE
                           NUMBER OF       MORTGAGE          PRINCIPAL
                           MORTGAGE     LOANS AS OF THE    BALANCE OF ALL
      PROPERTY TYPE          LOANS       CUT-OFF DATE      GROUP 2 LOANS
-------------------------------------------------------------------------
Single Family Detached...
Duplex...................
Triplex..................
Fourplex.................
Townhouse................
Condominium..............
Housing Cooperative......
                             -----     -----------------       ------
  Total..................                                      100.00%
                             -----     -----------------       ------
                             -----     -----------------       ------




         GEOGRAPHIC DISTRIBUTION BY STATE OF THE GROUP 2 LOANS
------------------------------------------------------------------------
                                          AGGREGATE         PERCENTAGE
                                          PRINCIPAL           OF THE
                                       BALANCE OF THE       AGGREGATE
                          NUMBER OF       MORTGAGE          PRINCIPAL
                          MORTGAGE     LOANS AS OF THE    BALANCE OF ALL
         STATE              LOANS       CUT-OFF DATE      GROUP 2 LOANS
------------------------------------------------------------------------
Arizona.................
California..............
Colorado................
Connecticut.............
Delaware................
District of Columbia....
Florida.................
Georgia.................
Idaho...................
Illinois................
Indiana.................
Kentucky................
Maryland................
Massachusetts...........
Michigan................
Minnesota...............
Missouri................
Nevada..................
New Hampshire...........
New Jersey..............
New York................
North Carolina..........
Ohio....................
Oregon..................
Pennsylvania............
Rhode Island............
South Carolina..........
Texas...................
Utah....................
Virginia................
Washington..............
Wisconsin...............
                            -----     -----------------       ------
  Total.................                                      100.00%
                            -----     -----------------       ------
                            -----     -----------------       ------

    No more than approximately   of the group 2 loans will be secured by
mortgaged properties in any one California zip code area, and no more than
approximately   of the group 2 loans will be secured by mortgaged properties in any single zip code area outside of California.

                                  LOAN GROUP 2

                  INTEREST RATE FLOOR OF THE GROUP 2 LOANS
-----------------------------------------------------------------------------
                                               AGGREGATE         PERCENTAGE
                                               PRINCIPAL           OF THE
                                            BALANCE OF THE       AGGREGATE
                               NUMBER OF       MORTGAGE          PRINCIPAL
                               MORTGAGE     LOANS AS OF THE    BALANCE OF ALL
   INTEREST RATE FLOOR (%)       LOANS       CUT-OFF DATE      GROUP 2 LOANS
-----------------------------------------------------------------------------
1.420........................
1.522........................
1.750........................
1.900........................
2.000........................
2.070........................
2.100........................
2.150........................
2.175........................
2.200........................
2.210........................
2.242........................
2.250........................
2.270........................
2.275........................
2.280........................
2.290........................
2.300........................
2.340........................
2.350........................
2.355........................
2.360........................
2.370........................
2.375........................
2.400........................
2.410........................
2.420........................
2.430........................
2.445........................
2.450........................
2.455........................
2.460........................
2.480........................
2.490........................
2.500........................
2.520........................
2.525........................
2.530........................
2.540........................
2.550........................
2.560........................
2.590........................
2.595........................
2.600........................
2.620........................
2.630........................
2.635........................
2.650........................
2.660........................
2.665........................
2.670........................
2.695........................
2.700........................
2.705........................
2.735........................
2.740........................
2.770........................
2.775........................
2.810........................
2.845........................
2.850........................
2.870........................
2.900........................
2.915........................
2.950........................
2.960........................
2.980........................
2.985........................
3.000........................
3.010........................
3.020........................
3.140........................
3.195........................
3.200........................
3.210........................
3.230........................
3.420........................
3.630........................
                                 -----     -----------------       ------
  Total......................                                      100.00%
                                 -----     -----------------       ------
                                 -----     -----------------       ------




                SCHEDULED MATURITY YEARS OF THE GROUP 2 LOANS
-----------------------------------------------------------------------------
                                               AGGREGATE         PERCENTAGE
                                               PRINCIPAL           OF THE
                                            BALANCE OF THE       AGGREGATE
                               NUMBER OF       MORTGAGE          PRINCIPAL
                               MORTGAGE     LOANS AS OF THE    BALANCE OF ALL
      YEAR OF MATURITY           LOANS       CUT-OFF DATE      GROUP 2 LOANS
-----------------------------------------------------------------------------
2034.........................
2044.........................
                                 -----     -----------------       ------
  Total......................                                      100.00%
                                 -----     -----------------       ------
                                 -----     -----------------       ------

    The weighted average remaining term of the group 2 loans as of the Cut-Off
Date is approximately     months.

    The latest scheduled maturity of any of the group 2 loans is         .

              DOCUMENTATION PROGRAM TYPES OF THE GROUP 2 LOANS
-----------------------------------------------------------------------------
                                               AGGREGATE         PERCENTAGE
                                               PRINCIPAL           OF THE
                                            BALANCE OF THE       AGGREGATE
                               NUMBER OF       MORTGAGE          PRINCIPAL
     LOAN DOCUMENTATION        MORTGAGE     LOANS AS OF THE    BALANCE OF ALL
        PROGRAM TYPE             LOANS       CUT-OFF DATE      GROUP 2 LOANS
-----------------------------------------------------------------------------
Full Documentation...........
Reduced Documentation........
                                 -----     -----------------       ------
  Total......................                                      100.00%
                                 -----     -----------------       ------
                                 -----     -----------------       ------

    As of the Cut-Off Date, the weighted average loan-to-value ratio of the group 2 loans originated under a reduced documentation program was approximately
   .

                        PURPOSE OF THE GROUP 2 LOANS
-----------------------------------------------------------------------------
                                               AGGREGATE         PERCENTAGE
                                               PRINCIPAL           OF THE
                                            BALANCE OF THE       AGGREGATE
                               NUMBER OF       MORTGAGE          PRINCIPAL
                               MORTGAGE     LOANS AS OF THE    BALANCE OF ALL
       PURPOSE OF LOAN           LOANS       CUT-OFF DATE      GROUP 2 LOANS
-----------------------------------------------------------------------------
Purchase Loans...............
Rate/Term Refinances.........
Cash Out Refinances..........
                                 -----     -----------------       ------
  Total......................                                      100.00%
                                 -----     -----------------       ------
                                 -----     -----------------       ------

           YEARS OF INITIAL MONTHLY PAYMENTS FOR THE GROUP 2 LOANS
------------------------------------------------------------------------------
                                                AGGREGATE         PERCENTAGE
                                                PRINCIPAL           OF THE
                                             BALANCE OF THE       AGGREGATE
                                NUMBER OF       MORTGAGE          PRINCIPAL
       YEAR OF INITIAL          MORTGAGE     LOANS AS OF THE    BALANCE OF ALL
       MONTHLY PAYMENT            LOANS       CUT-OFF DATE      GROUP 2 LOANS
------------------------------------------------------------------------------
2004..........................
2005..........................
                                  -----     -----------------       ------
  Total.......................                                      100.00%
                                  -----     -----------------       ------
                                  -----     -----------------       ------

                    OCCUPANCY STATUS OF THE GROUP 2 LOANS
-----------------------------------------------------------------------------
                                               AGGREGATE         PERCENTAGE
                                               PRINCIPAL           OF THE
                                            BALANCE OF THE       AGGREGATE
                               NUMBER OF       MORTGAGE          PRINCIPAL
                               MORTGAGE     LOANS AS OF THE    BALANCE OF ALL
      OCCUPANCY STATUS           LOANS       CUT-OFF DATE      GROUP 2 LOANS
-----------------------------------------------------------------------------
Owner Occupied...............
Owner Occupied -- 2nd Home...
Non-Owner Occupied...........
                                 -----     -----------------       ------
  Total......................                                      100.00%
                                 -----     -----------------       ------
                                 -----     -----------------       ------

               CREDIT SCORE DISTRIBUTION OF THE GROUP 2 LOANS
-----------------------------------------------------------------------------
                                               AGGREGATE         PERCENTAGE
                                               PRINCIPAL           OF THE
                                            BALANCE OF THE       AGGREGATE
                               NUMBER OF       MORTGAGE          PRINCIPAL
                               MORTGAGE     LOANS AS OF THE    BALANCE OF ALL
        CREDIT SCORE             LOANS       CUT-OFF DATE      GROUP 2 LOANS
-----------------------------------------------------------------------------
599 or less..................
600 - 619....................
620 - 639....................
640 - 659....................
660 - 679....................
680 - 699....................
700 - 719....................
720 - 739....................
740 - 759....................
760 - 779....................
780 - 799....................
800 or greater...............
                                 -----     -----------------       ------
  Total......................                                      100.00%
                                 -----     -----------------       ------
                                 -----     -----------------       ------

    As of the Cut-Off Date, the weighted average credit score of the group 2 loans was approximately .

                                  LOAN GROUP 2

                      MARGINS OF THE GROUP 2 LOANS
------------------------------------------------------------------------
                                          AGGREGATE         PERCENTAGE
                                          PRINCIPAL           OF THE
                                       BALANCE OF THE       AGGREGATE
                          NUMBER OF       MORTGAGE          PRINCIPAL
                          MORTGAGE     LOANS AS OF THE    BALANCE OF ALL
       MARGIN (%)           LOANS       CUT-OFF DATE      GROUP 2 LOANS
------------------------------------------------------------------------
1.420...................
1.522...................
1.750...................
1.900...................
2.000...................
2.070...................
2.100...................
2.150...................
2.175...................
2.200...................
2.210...................
2.242...................
2.250...................
2.270...................
2.275...................
2.280...................
2.290...................
2.300...................
2.340...................
2.350...................
2.355...................
2.360...................
2.370...................
2.375...................
2.400...................
2.410...................
2.420...................
2.430...................
2.445...................
2.450...................
2.455...................
2.460...................
2.480...................
2.490...................
2.500...................
2.520...................
2.525...................
2.530...................
2.540...................
2.550...................
2.560...................
2.590...................
2.595...................
2.600...................
2.620...................
2.630...................
2.635...................
2.650...................
2.660...................
2.665...................
2.670...................
2.695...................
2.700...................
2.705...................
2.735...................
2.740...................
2.770...................
2.775...................
2.810...................
2.845...................
2.850...................
2.870...................
2.900...................
2.915...................
2.950...................
2.960...................
2.980...................
2.985...................
3.000...................
3.010...................
3.020...................
3.140...................
3.195...................
3.200...................
3.210...................
3.230...................
3.420...................
3.630...................
                            -----     -----------------       ------
  Total.................                                      100.00%
                            -----     -----------------       ------
                            -----     -----------------       ------




        FIRST INTEREST RATE ADJUSTMENT DATE OF THE GROUP 2 LOANS
------------------------------------------------------------------------
                                          AGGREGATE         PERCENTAGE
                                          PRINCIPAL           OF THE
                                       BALANCE OF THE       AGGREGATE
                          NUMBER OF       MORTGAGE          PRINCIPAL
                          MORTGAGE     LOANS AS OF THE    BALANCE OF ALL
       MONTH/YEAR           LOANS       CUT-OFF DATE      GROUP 2 LOANS
------------------------------------------------------------------------
10/2004.................
11/2004.................
12/2004.................
01/2005.................
                            -----     -----------------       ------
  Total.................                                      100.00%
                            -----     -----------------       ------
                            -----     -----------------       ------

                  ORIGINAL TERMS OF THE GROUP 2 LOANS
------------------------------------------------------------------------
                                          AGGREGATE         PERCENTAGE
                                          PRINCIPAL           OF THE
                                       BALANCE OF THE       AGGREGATE
                          NUMBER OF       MORTGAGE          PRINCIPAL
       LOAN TERM          MORTGAGE     LOANS AS OF THE    BALANCE OF ALL
      (IN MONTHS)           LOANS       CUT-OFF DATE      GROUP 2 LOANS
------------------------------------------------------------------------
360.....................
480.....................
                            -----     -----------------       ------
  Total.................                                      100.00%
                            -----     -----------------       ------
                            -----     -----------------       ------

               INTEREST RATE CEILING OF THE GROUP 2 LOANS
------------------------------------------------------------------------
                                          AGGREGATE         PERCENTAGE
                                          PRINCIPAL           OF THE
                                       BALANCE OF THE       AGGREGATE
                          NUMBER OF       MORTGAGE          PRINCIPAL
                          MORTGAGE     LOANS AS OF THE    BALANCE OF ALL
    CEILING RATE (%)        LOANS       CUT-OFF DATE      GROUP 2 LOANS
------------------------------------------------------------------------
 9.700..................
 9.950..................
 9.985..................
10.020..................
10.050..................
10.055..................
10.090..................
10.100..................
10.125..................
10.130..................
10.160..................
10.195..................
10.230..................
10.265..................
10.270..................
10.300..................
10.335..................
10.350..................
10.370..................
10.405..................
10.490..................
10.560..................
10.580..................
10.770..................
10.980..................
11.450..................
                            -----     -----------------       ------
  Total.................                                      100.00%
                            -----     -----------------       ------
                            -----     -----------------       ------

                                                                      SCHEDULE 1

                GROUP 1 YIELD NOTIONAL BALANCES AND STRIKE RATES

                                                            YIELD MAINTENANCE
DISTRIBUTION DATE                                          NOTIONAL BALANCE ($)       STRIKE RATE (%)
-----------------                                          --------------------       ---------------
                                     [dates and numbers omitted]

                GROUP 2 YIELD NOTIONAL BALANCES AND STRIKE RATES

                                                            YIELD MAINTENANCE
DISTRIBUTION DATE                                          NOTIONAL BALANCE ($)       STRIKE RATE (%)
-----------------                                          --------------------       ---------------
                                     [dates and numbers omitted]

                                 INDEX OF TERMS

    Below is a list of selected significant terms used in this prospectus supplement and the pages on which their definitions can be found.

                                         PAGE
                                         ----
Adjusted Cap Rate.....................   S-61
Adjusted Loan Group 1 Weighted Average
  Pass-Through Rate...................   S-63
Adjusted Loan Group 2 Weighted Average
  Pass-Through Rate...................   S-63
Aggregate Weighted Average
  Pass-Through Rate...................   S-63
Available Distribution Amount.........   S-77
Buydown Loans.........................   S-50
Cap Counterparty......................   S-65
Carryover Shortfall Amount............   S-64
Certificate Principal Balance.........   S-56
Class B Percentage....................   S-68
Class B Weighted Average Pass-Through
  Rate................................   S-63
Class Principal Balance...............   S-56
Clean-Up Call Option Date.............    S-6
Closing Date..........................   S-33
CPR...................................   S-86
Credit Support Depletion Date.........   S-60
Curtailments..........................   S-70
Cut-Off Date..........................   S-33
Distribution Date.....................   S-58
DTC...................................   S-57
Due Date..............................   S-48
Fidelity System.......................   S-38
Group 1 Senior Liquidation Amount.....   S-71
Group 1 Senior Percentage.............   S-71
Group 1 Senior Prepayment
  Percentage..........................   S-73
Group 1 Senior Principal Distribution
  Amount..............................   S-71
Group 1 Subordinate Prepayment
  Percentage..........................   S-73
Group 2 Senior Liquidation Amount.....   S-72
Group 2 Senior Percentage.............   S-72
Group 2 Senior Prepayment
  Percentage..........................   S-73

                                         PAGE
                                         ----
Group 2 Senior Principal Distribution
  Amount..............................   S-72
Group 2 Subordinate Prepayment
  Percentage..........................   S-73
Index.................................   S-51
Liquidated Mortgage Loan..............   S-70
Liquidation Principal.................   S-70
Loan Group 1 Weighted Average Pass-
  Through Rate........................   S-63
Loan Group 2 Weighted Average Pass-
  Through Rate........................   S-63
Margin................................   S-48
Minimum Monthly Payment...............   S-49
Modeling Assumptions..................   S-86
Net Negative Amortization.............   S-62
Nonrecoverable Advance................   S-43
Option ARM Loans......................   S-29
Pass-Through Rate.....................   S-63
Payment Cap...........................   S-49
Payoffs...............................   S-70
Prepayment Period.....................   S-70
Principal Payment Amount..............   S-70
Principal Prepayment Amount...........   S-70
Rate Ceiling..........................   S-48
Relief Act............................   S-26
Repurchase Proceeds...................   S-70
Stated Principal Balance..............   S-68
Subordinate Component Balance.........   S-68
Subordinate Principal Distribution
  Amount..............................   S-72
Subordinate Principal Prepayments
  Distribution Amount.................   S-73
Subordination Level...................   S-60
Subsequent Recoveries.................   S-70
Trust.................................   S-32
Weighted Average Pass-Through Rate....   S-63
Yield Maintenance Agreement...........   S-65
Yield Maintenance Notional Balance....   S-65

                           WAMU MORTGAGE PASS-THROUGH
                          CERTIFICATES, SERIES 2005-AR

                          WAMU ASSET ACCEPTANCE CORP.
                                   DEPOSITOR

                             WASHINGTON MUTUAL BANK
                              SPONSOR AND SERVICER

                                $
                                 (APPROXIMATE)

                             ---------------------
                             PROSPECTUS SUPPLEMENT
                             ---------------------

                                  Underwriters
                                                              WAMU CAPITAL CORP.
             (Co-Lead Underwriters and Joint Book Running Managers)

      YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

      WE ARE NOT OFFERING THE OFFERED CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

      WE DO NOT CLAIM THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AS OF ANY DATE OTHER THAN THE DATES STATED ON THEIR RESPECTIVE COVERS.

      DEALERS WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THE OFFERED CERTIFICATES AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING THE OFFERED CERTIFICATES WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS UNTIL APRIL , 2005.

THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS ARE NOT AN OFFER TO SELL THESE SECURITIES AND THEY ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                             SUBJECT TO COMPLETION
            PRELIMINARY PROSPECTUS SUPPLEMENT, DATED JANUARY 3, 2006


         PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED [         ], 20[  ]

                            WAMU ASSET BACKED NOTES,
                            SERIES 20[  ]-[        ]

                          WAMU ASSET ACCEPTANCE CORP.
                                   DEPOSITOR

                               [NAME OF SPONSOR]
                                    SPONSOR

                               [NAME OF SERVICER]
                                    SERVICER
                               $
                                 (APPROXIMATE)

------------------------------------------------------------------------------
  CONSIDER CAREFULLY THE RISK
  FACTORS BEGINNING ON PAGE S- IN
  THIS PROSPECTUS SUPPLEMENT AND
  PAGE 5 IN THE ACCOMPANYING
  PROSPECTUS.

  The notes will represent interests
  only in the WaMu Asset Backed
  Notes Series 20[  ]-[    ] Trust
  and will not represent interests
  in or obligations of Washington
  Mutual Bank, WaMu Asset Acceptance
  Corp., Washington Mutual, Inc. or
  any of their affiliates.

  NEITHER THESE NOTES NOR THE
  UNDERLYING MORTGAGE LOANS ARE
  GUARANTEED BY ANY AGENCY OR
  INSTRUMENTALITY OF THE UNITED
  STATES.

  This prospectus supplement may be
  used to offer and sell the offered
  notes only if accompanied by the
  prospectus.
------------------------------------------------------------------------------

                             THE WAMU ASSET BACKED NOTES SERIES 20[ ]-[ ] TRUST
                             WILL ISSUE [      ] CLASSES OF OFFERED NOTES [AND
                             [      ] CLASSES OF PRIVATELY PLACED NOTES]. EACH
                             CLASS OF OFFERED NOTES WILL BE ENTITLED TO RECEIVE MONTHLY DISTRIBUTIONS OF INTEREST AND PRINCIPAL,
                             BEGINNING ON [           ], 20[  ]. [DESCRIPTION OF
                             NOTE INTEREST RATES] THE TABLE ON PAGE S-[ ] OF THIS PROSPECTUS SUPPLEMENT CONTAINS A LIST OF THE CLASSES OF OFFERED NOTES, INCLUDING THE INITIAL CLASS PRINCIPAL BALANCE, NOTE INTEREST RATE, AND SPECIAL CHARACTERISTICS OF EACH CLASS.

                             THE PRIMARY ASSET OF THE TRUST WILL BE A POOL OF [DESCRIPTION OF MORTGAGE LOANS]. THE TRUST WILL ALSO CONTAIN OTHER ASSETS, WHICH ARE DESCRIBED ON PAGE S- OF THIS PROSPECTUS SUPPLEMENT.

                             OFFERED NOTES

                             Total principal amount (approximate)     $

                             First payment date                       [           ], 20[  ]

                             Interest and/or principal paid           Monthly

                             Last payment date                        [           ], 20[  ]

                             [Credit enhancement for the offered notes is being
                             provided by [        ] classes of privately offered
                             subordinate notes, which have an aggregate
                             principal balance of approximately $        .]
                             [description of any other credit enhancement]

The underwriter listed below will offer the offered notes at varying prices to be determined at the time of sale. The proceeds to WaMu Asset Acceptance Corp.
from the sale of the offered notes will be approximately    % of the principal
balance of the offered notes plus accrued interest, before deducting expenses. The underwriter's commission will be the difference between the price it pays to WaMu Asset Acceptance Corp. for the offered notes and the amount it receives from the sale of the offered notes to the public.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED NOTES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  Underwriter
                             [NAME OF UNDERWRITER]

                              [          ], 20[ ]

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

    We provide information to you about the offered notes in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to your series of notes, and (b) this prospectus supplement, which describes the specific terms of your series of notes.

    YOU SHOULD BE CERTAIN TO REVIEW THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT FOR A DESCRIPTION OF THE SPECIFIC TERMS OF YOUR NOTES.

    We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

    You can find a listing of the pages where some of the capitalized terms used in this prospectus supplement and the accompanying prospectus are defined under the caption 'Index of Terms' on page S- in this prospectus supplement and under
the caption 'Glossary' beginning on page   in the accompanying prospectus.
Capitalized terms used in this prospectus supplement and not otherwise defined in this prospectus supplement have the meanings assigned in the accompanying prospectus.

              TABLE OF CONTENTS

                                         PAGE
                                         ----
SUMMARY INFORMATION....................   S-5
    Transaction Participants...........   S-5
    What You Own.......................   S-5
        Information About the Mortgage
          Pool.........................   S-5
        Conveyance of Subsequent Loans
          and Pre-Funding Account......   S-5
    The Notes..........................   S-6
        The Offered Notes..............   S-6
        The Non-Offered Notes..........   S-6
        Initial Principal Balance of
          the Notes....................   S-6
        Last Scheduled Distribution
          Date.........................   S-6
    Equity Certificates................   S-7
    Distributions on the Notes.........   S-7
        Monthly Distributions..........   S-7
        Distributions of Interest......   S-7
        Compensating Interest and
          Interest Shortfalls..........   S-7
        Distributions of Principal.....   S-7
        Cross-Collateralization........   S-7
    Optional Termination of the
      Trust............................   S-8
    Credit Enhancements................   S-8
    Allocation of Losses...............   S-8
    Yield Considerations...............   S-8
    Book-Entry Registration............   S-8
    Denominations......................   S-8
    Legal Investment...................   S-8
    ERISA Considerations...............   S-8
    Federal Income Tax Consequences....   S-8
    Ratings............................   S-9
RISK FACTORS...........................  S-10
THE SPONSOR............................  S-11
THE ORIGINATORS........................  S-11
STATIC POOL INFORMATION................  S-11
UNDERWRITING OF THE MORTGAGE LOANS.....  S-11
THE DEPOSITOR..........................  S-11
THE TRUST..............................  S-11
    General............................  S-11
    Assignment of the Mortgage Loans
      and Other Assets to the Trust....  S-12
    Restrictions on Activities of the
      Trust............................  S-12
    Discretionary Activities With
      Respect to the Trust.............  S-13
THE TRUSTEES...........................  S-13
    The Owner Trustee..................  S-13
        General........................  S-13
        Material Duties of the Owner
          Trustee......................  S-13
    The Indenture Trustee..............  S-14
        General........................  S-14
        Material Duties of the
          Indenture Trustee............  S-14
        Events of Default Under the
          Servicing Agreement..........  S-14
    Limitations on the Trustees'
      Liability........................  S-14
    Resignation and Removal of the
      Trustees.........................  S-15
THE SERVICERS..........................  S-15
AFFILIATIONS AND RELATED
  TRANSACTIONS.........................  S-15
DESCRIPTION OF THE MORTGAGE POOL.......  S-16
    Additional Information.............  S-17
    Conveyance of Subsequent Loans and
      Pre-Funding Account..............  S-17
    Representations and Warranties
      Regarding the Mortgage Loans.....  S-18
    Criteria for Selection of Mortgage
      Loans............................  S-19
DESCRIPTION OF THE NOTES...............  S-20
    General............................  S-20
    Book-Entry Registration............  S-20
    Definitive Notes...................  S-20
    Priority of Distributions..........  S-21
    Distributions of Interest..........  S-21
    Cross-Collateralization............  S-21
    Distributions of Principal.........  S-21
    Subordination and Allocation of
      Losses...........................  S-21
    Available Distribution Amount......  S-21
    Last Scheduled Distribution Date...  S-22
    Optional Termination of the
      Trust............................  S-22
    Amendment of the Indenture.........  S-22
    Payment of Fees and Expenses.......  S-23
    Reports and Other Information......  S-23
YIELD AND PREPAYMENT CONSIDERATIONS....  S-24
    General............................  S-24
    Principal Prepayments and
      Compensating Interest............  S-24
    Rate of Payments...................  S-24
    Prepayment Assumptions.............  S-25
    Lack of Historical Prepayment
      Data.............................  S-26
    Yield Considerations with Respect
      to the [       ] Notes...........  S-26
    Yield Considerations with Respect
      to the [       ] Subordinate
      Notes............................  S-27
    Additional Information.............  S-28
CREDIT ENHANCEMENTS....................  S-29
    Subordination......................  s-29
    Shifting of Interests..............  S-29
    [Mortgage Pool Insurance Policy]
      [Special Hazard Insurance Policy]
      [Fraud Bond] [Bankruptcy Bond]
      [Letter of Credit] [Financial
      Guarantee Insurance] [Reserve
      Fund]............................  S-29
OTHER FINANCIAL OBLIGATIONS............  S-29
LEGAL PROCEEDINGS......................  S-29

                                         PAGE
                                         ----
MATERIAL FEDERAL INCOME TAX
  CONSEQUENCES.........................  S-29
CERTAIN LEGAL INVESTMENT ASPECTS.......  S-30
ERISA CONSIDERATIONS...................  S-30
    General............................  S-30
    Purchases of the Notes.............  S-31
METHOD OF DISTRIBUTION.................  S-31
LEGAL MATTERS..........................  S-32
NOTE RATINGS...........................  S-32
APPENDIX A: DECREMENT TABLES...........  S-34
APPENDIX B: MORTGAGE LOAN TABLES.......  S-35

                              SUMMARY INFORMATION

THE FOLLOWING SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS SUPPLEMENT. IT DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. TO UNDERSTAND THE TERMS OF THE OFFERED NOTES, READ CAREFULLY THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

THIS SUMMARY PROVIDES AN OVERVIEW OF CERTAIN CALCULATIONS, CASH FLOWS AND OTHER INFORMATION TO AID YOUR UNDERSTANDING. THIS SUMMARY IS QUALIFIED BY THE FULL DESCRIPTION OF THESE CALCULATIONS, CASH FLOWS AND OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS.

TRANSACTION PARTICIPANTS

On [          ], 20[  ], which is the closing date, the mortgage loans that
support the notes will be sold by [        ], the sponsor of the securitization
transaction, to WaMu Asset Acceptance Corp., the depositor. On the closing date, the depositor will sell the mortgage loans and related assets to the WaMu Asset
Backed Notes Series 20[  ]-[    ] Trust. In exchange for the mortgage loans and
related assets, the Trust will issue the notes and the equity certificates pursuant to the order of the depositor.

[description of originators]

[description of significant obligors]

[description of owner trustee and indenture trustee]

[description of servicers]

[description of any other transaction participants]

WHAT YOU OWN

YOUR NOTES REPRESENT NON-RECOURSE DEBT OBLIGATIONS OF THE TRUST SECURED BY THE ASSETS OF THE TRUST. ALL PAYMENTS TO YOU WILL COME ONLY FROM THE AMOUNTS RECEIVED IN CONNECTION WITH THOSE ASSETS.

The Trust owns a pool of mortgage loans and other assets, as described under 'The Trust' in this prospectus supplement.

There are no outstanding series or classes of securities that are backed by the assets of the Trust or otherwise have claims on the assets of the Trust, other than the notes and the equity certificates. The depositor does not expect that any securities representing additional interests in or claims on the assets of the Trust will be issued in the future.

INFORMATION ABOUT THE MORTGAGE POOL

The mortgage pool consists of    mortgage loans with an aggregate principal
balance as of [          ], 20[  ] of approximately $        . All of the
mortgage loans are secured by [description of mortgaged properties and any other security for mortgage loans] and each has an original term to maturity of not more than [ ] years.

[description of terms of mortgage loans]

In the event of a material breach of the representations and warranties made by
[      ] with respect to the mortgage loans, or in the event that a required loan document is not included in the mortgage files for the mortgage loans, the breaching party will, unless it has cured the breach in all material respects, be required to repurchase the affected mortgage loan or substitute a new mortgage loan for the affected mortgage loan.

For a further description of the mortgage loans, see 'Description of the Mortgage Pool' and Appendix B in this prospectus supplement.

[CONVEYANCE OF SUBSEQUENT LOANS AND PRE-FUNDING ACCOUNT

On the closing date, $[      ] (representing approximately [   ]% of the
aggregate principal balance of the mortgage loans as of [          ], 20[  ])
will be deposited into a pre-funding account established to provide for the purchase by the Trust of additional mortgage loans during a pre-funding period beginning on the closing date and ending on the earliest of (i) the date on
which the amount on deposit in the pre-funding account falls below $[        ],
(ii) an event of default occurs under the servicing agreement or
(iii) [          ], 20[  ]. During the pre-funding period, funds on deposit in the pre-funding account will be reduced by the amount used to purchase additional mortgage loans in accordance with the servicing agreement. Any funds remaining in the pre-funding account upon the termination of the pre-funding period will be
applied on the [          ], 20[  ] distribution date as principal prepayments.

Any conveyance of mortgage loans purchased from amounts on deposit in the pre-funding account is subject to certain conditions including, but not limited to:

         each such mortgage loan must satisfy the representations and warranties specified in the servicing agreement.

         each such mortgage loan, and the mortgage pool following the purchase of the mortgage loan, must satisfy specified criteria; and

         as a result of the purchase of such
         mortgage loan, the notes will not receive from the applicable rating agencies a lower credit rating than the initial rating.]

THE NOTES

THE OFFERED NOTES

The approximate initial class principal balance, annual note interest rate and type of each class of the offered notes will be as follows:

                        APPROXIMATE
                       INITIAL CLASS
                         PRINCIPAL     ANNUAL NOTE
        CLASS             BALANCE     INTEREST RATE      TYPE
------------------------------------------------------------------


[THE NON-OFFERED NOTES

In addition to the offered notes, the Trust will also issue the [      ] Notes.
THESE NOTES ARE NOT BEING OFFERED BY THIS PROSPECTUS SUPPLEMENT.

The approximate initial class principal balance, annual note interest rate and
type of each of the [      ] Notes will be as follows:

                        APPROXIMATE
                       INITIAL CLASS
                         PRINCIPAL     ANNUAL NOTE
        CLASS             BALANCE     INTEREST RATE      TYPE
------------------------------------------------------------------


[The [ ] Notes will be subordinate in right of payment to the offered notes and will not receive distributions of interest or principal on any distribution date until the offered notes have received all distributions of interest and principal that they are entitled to receive on that distribution date. In addition, [if the overcollateralization amount has been reduced to zero,] losses
realized on the mortgage loans will be allocated to the [      ] Notes, until
their principal balances have been reduced to zero, before they are allocated to the offered notes. See 'Description of the Notes -- Subordination and Allocation of Losses' in this prospectus supplement.]

[description of any other non-offered notes] ]

INITIAL PRINCIPAL BALANCE OF THE NOTES

The initial aggregate principal balance of the notes issued by the Trust is
approximately $        , subject to an upward or downward variance of no more
than 5%.

The initial aggregate principal balance of the notes has the following composition:

         the [      ] notes comprise approximately
            % of the principal balance of the
         mortgage loans;

         the [      ] notes comprise approximately
            % of the principal balance of the
         mortgage loans; and

         the [      ] notes comprise approximately
            % of the principal balance of the
         mortgage loans.

LAST SCHEDULED DISTRIBUTION DATE

The last scheduled distribution date for each class of notes is [the distribution date in the month after the scheduled maturity date for the latest maturing mortgage loan].

The actual rate of principal payments on the notes will depend on the rate of principal payments (including principal prepayments) on the mortgage loans. No assurance can be given as to the actual payment experience on the mortgage loans.

See 'Description of the Notes -- Last Scheduled Distribution Date' in this prospectus supplement.

EQUITY CERTIFICATES

[   ] Trust Certificates, Series 20[  ]-[    ], will be issued under the owner
trust agreement and will represent the beneficial ownership interest in the Trust. THE EQUITY CERTIFICATES ARE NOT BEING OFFERED BY THIS PROSPECTUS SUPPLEMENT.

DISTRIBUTIONS ON THE NOTES

MONTHLY DISTRIBUTIONS

Each month, the indenture trustee, [      ], will make distributions of interest
and/or principal to the holders of the notes. Distributions will be made on the 25th day of each month, or if the 25th day is not a business day, on the next
business day. The first distribution date will be [          ], 20[  ].

Source of Payments. The mortgagors pay their interest and principal during the month to the servicer. Each month, the servicer subtracts its servicing fee and sends the remainder to the indenture trustee. On the distribution date for that month, the indenture trustee makes distributions, from that remaining amount, to the holders of the notes in the order described in 'Description of the
Notes -- Priority of Distributions' in this prospectus supplement. The servicing
fee for each mortgage loan will equal    %.

Advances. [description of obligation, if any, of servicer or servicers to make advances to cover shortfall in monthly payments due on mortgage loans]

DISTRIBUTIONS OF INTEREST

Each class of offered notes entitled to interest will accrue interest each month. On each distribution date interest will be distributed to these classes in the order described in 'Description of the Notes -- Priority of Distributions' in this prospectus supplement.

[Interest to be distributed on the notes on any distribution date will consist of accrued and unpaid interest as of previous distribution dates and interest accrued during the current interest accrual period.]

[The amount of interest each class of notes accrues during each note interest accrual period will equal 1/12th of the annual note interest rate in effect for that accrual period for that class multiplied by the related class principal balance or class notional amount, as applicable.]

[additional description of calculation of interest accrued on the notes and the distribution of accrued interest, as applicable]

COMPENSATING INTEREST AND INTEREST SHORTFALLS

Prepayments in Full. When mortgagors make prepayments in full, they need not pay a full month's interest. Instead, they are required to pay interest only to the date of their prepayment. [description of payment of compensating interest, if applicable]

Partial Prepayments. When mortgagors make partial prepayments, they do not pay interest on the amount of that prepayment. [Noteholders will receive no compensating interest to compensate them for the shortfall in interest this causes.]

DISTRIBUTIONS OF PRINCIPAL

As the mortgagors pay principal on the mortgage loans, [a portion of] that principal is passed on to the holders of the notes. [HOWEVER, NOT ALL OF THE NOTES WILL RECEIVE PRINCIPAL ON EACH DISTRIBUTION DATE. SEE APPENDIX A FOR A TABLE SHOWING, FOR EACH CLASS OF NOTES, THE RATE OF RETURN OF PRINCIPAL THAT WOULD RESULT FROM DIFFERENT RATES OF PREPAYMENTS ON THE MORTGAGE LOANS.]

[additional description of allocation of principal among the classes of notes, as applicable]

For a more detailed description of how distributions of principal will be allocated among the various classes of notes, see 'Description of the Notes -- Distributions of Principal' in this prospectus supplement.

CROSS-COLLATERALIZATION

[description of any provisions for cross-collateralization]

OPTIONAL TERMINATION OF THE TRUST

[On any distribution date after the date on which the aggregate principal balance of the mortgage loans owned by the Trust has been reduced to less than
[  ]% of that balance as of [          ], 20[  ], [    ] may purchase the
mortgage loans and all property acquired in respect of any mortgage loan owned by the Trust, which will cause the termination of the Trust and the retirement of the certificates. See 'Description of the Certificates -- Optional Termination of The Trust' in this prospectus supplement.]

[description of any other optional or mandatory redemption or termination features]

[description of any events that may trigger liquidation or amortization of the asset pool or other performance triggers that would alter the transaction structure]

CREDIT ENHANCEMENTS

[description of any credit enhancements, and any enhancement provider]

ALLOCATION OF LOSSES

Realized Losses. A loss is realized on a mortgage loan when the servicer determines that it has received all amounts it expects to recover for that mortgage loan and the amounts are less than the outstanding principal balance of the mortgage loan and its accrued and unpaid interest.

[description of how losses are allocated among the notes, if applicable]

YIELD CONSIDERATIONS

The yield to maturity on each class of notes will depend upon, among other things:

         the price at which the notes are
         purchased;

         the amount payable to that class as
         interest; and

         the rate of prepayments (including
         liquidations) on the mortgage loans.

         [description of any special yield
         considerations for certain classes of
         notes]

See 'Yield and Prepayment Considerations' in this prospectus supplement.

BOOK-ENTRY REGISTRATION

[In general, the [        ] Notes will be available only in book-entry form
through the facilities of The Depository Trust Company, Euroclear and Clearstream. See 'Description of the Securities -- Form of Securities' in the accompanying prospectus.]

DENOMINATIONS

The notes are offered in minimum denominations of $[        ] each and multiples
of $1 in excess of that amount.

LEGAL INVESTMENT

As of the date of their issuance, all of the offered notes, [other than the
[      ] Notes,] will be 'mortgage related securities' for purposes of the
Secondary Mortgage Market Enhancement Act of 1984. See 'Certain Legal Investment Aspects' in this prospectus supplement for important information concerning possible restrictions on ownership of the offered notes by regulated institutions. You should consult your own legal advisors in determining whether and to what extent the offered notes constitute legal investments for you.

ERISA CONSIDERATIONS

Subject to important considerations described under 'ERISA Considerations' in
this prospectus supplement and in the accompanying prospectus, the [      ]
Notes will be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. See 'ERISA Considerations' in this prospectus supplement and in the accompanying prospectus.

FEDERAL INCOME TAX CONSEQUENCES

The notes will be characterized as indebtedness and the Trust will not be classified as an association taxable as a corporation or a publicly traded partnership.

[description of other material federal income tax consequences, as applicable]

For further information regarding the federal income tax consequences of investing in the offered notes, see 'Material Federal Income Tax Consequences' in this prospectus supplement and in the accompanying prospectus.

RATINGS

It is a condition to the issuance of the offered notes that they receive the
following ratings from [        ]:

                              RATING AGENCY
---------------------------------------------
CLASS                         [ ]       [ ]
---------------------------------------------

The ratings on the offered notes address the likelihood of the receipt by holders of the offered notes of all distributions on the underlying mortgage loans to which they are entitled. They do not address the likely actual rate of prepayments. The rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered notes or cause the holders of the notes entitled to interest only to fail to recover their initial investment.

                                  RISK FACTORS

THE OFFERED NOTES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS. IN PARTICULAR, YOU SHOULD NOT PURCHASE ANY CLASS OF OFFERED NOTES UNLESS YOU UNDERSTAND AND ARE ABLE TO BEAR THE PREPAYMENT, CREDIT, LIQUIDITY AND MARKET RISKS ASSOCIATED WITH THAT CLASS.

THE OFFERED NOTES ARE COMPLEX SECURITIES AND IT IS IMPORTANT THAT YOU POSSESS, EITHER ALONE OR TOGETHER WITH AN INVESTMENT ADVISOR, THE EXPERTISE NECESSARY TO EVALUATE THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IN THE CONTEXT OF YOUR FINANCIAL SITUATION.

[discussion of applicable risk factors, including prepayment risk, adjustable-rate mortgage loans, subordination and allocation of losses among the notes, interest-only or principal-only notes and notes entitled to interest calculated based on an index]

                                  THE SPONSOR

    [description of the sponsor of the securitization transaction, including the general character of the sponsor's business, the sponsor's securitization program, the sponsor's experience in securitizing assets, the sponsor's procedures for originating or acquiring assets, and the size, composition and growth of the sponsor's portfolio of assets]

                               [THE ORIGINATORS]

    [description of originators, if any, apart from the sponsor and its affiliates, to the extent required by Item 1110 of Regulation AB, 17 CFR
229.1100 et seq.]

                            STATIC POOL INFORMATION

    [On [      ], 20[  ], the depositor filed with the Securities and Exchange
Commission, as Exhibit 99.[  ] to a Current Report on Form 8-K, static pool
information about prior securitized pools of [    ] mortgage loans of the
sponsor, which information is incorporated by reference into this prospectus supplement.] [The depositor has posted on an Internet Web site static pool
information about prior securitized pools of [    ] mortgage loans of the
sponsor, which information is incorporated by reference into this prospectus
supplement. The Internet address for such Internet Web site is [    ].] The
static pool information includes (i) information about the original characteristics of each prior securitized pool as of the cut-off date for that pool and (ii) delinquency, loss and prepayment information about each prior securitized pool in quarterly increments from the related cut-off date through
[      ], 20[  ]. The static pool information about prior securitized pools of [
] mortgage loans of the sponsor that were established before January 1, 2006 is not deemed to be a part of this prospectus supplement, the prospectus or the related registration statement.

    THERE CAN BE NO ASSURANCE THAT THE RATES OF DELINQUENCIES, LOSSES AND PREPAYMENTS EXPERIENCED BY THE PRIOR SECURITIZED POOLS WILL BE COMPARABLE TO DELINQUENCIES, LOSSES AND PREPAYMENTS EXPECTED TO BE EXPERIENCED BY THE MORTGAGE LOANS OWNED BY THE TRUST.

                       UNDERWRITING OF THE MORTGAGE LOANS

    [description of the underwriting guidelines for the mortgage loans]

                                 THE DEPOSITOR

    WaMu Asset Acceptance Corp., the depositor, is a Delaware corporation. The depositor engages in no activities other than securitizing assets. It will have no material continuing obligations with respect to the mortgage loans or the notes following the issuance of the notes, other than the obligations (i) to file financing statements perfecting the Trust's interest in the mortgage loans,
(ii) to repurchase or substitute for affected mortgage loans in the event of a continuing material breach of a representation and warranty made by the depositor in the mortgage loan sale agreement between the depositor and the Trust and (iii) to indemnify the underwriters against some civil liabilities, including liabilities under the Securities Act of 1933.

                                   THE TRUST

GENERAL

    The issuer of the notes, the WaMu Asset Backed Notes Series 20[ ]-[ ] Trust (the 'TRUST'), will be a statutory trust formed under the laws of the State of Delaware pursuant to an owner trust agreement among WaMu Asset
Acceptance Corp., as depositor, [      ], as owner trustee, and [      ], as
trustee. The owner trust agreement will be the governing instrument of the Trust.

    The Trust will not own any assets other than the mortgage loans and the other assets described below. The Trust will not have any liabilities other than those incurred in connection with the indenture and any related agreement. The Trust will not have any directors, officers or other employees. No equity contribution will be made to the Trust by the sponsor, the depositor or any other party, except for a de minimis contribution made by the depositor pursuant to the owner trust agreement, and the Trust will not have any other capital. The fiscal year end of the Trust will be December 31. The Trust will act through the owner trustee,
whose fees and reasonable expenses will be paid or reimbursed by [      ].

ASSIGNMENT OF THE MORTGAGE LOANS AND OTHER ASSETS TO THE TRUST

    A pool of mortgage loans, as described in this prospectus supplement, will
be sold to the Trust on [      ], 20[  ] (the 'CLOSING DATE'). The Trust will
own the right to receive all payments of principal and interest on the mortgage
loans due after [      ], 20[  ] (the 'CUT-OFF DATE'). A schedule to the
mortgage loan sale agreement between the depositor and the Trust will include information about each mortgage loan, including:

          the outstanding principal balance as of the close of business on the Cut-Off Date;

          the term of the mortgage loan;

          the mortgage interest rate as of the close of business on the Cut-Off Date [and information about how that mortgage interest rate adjusts]; and

          [description of any other material information included on the schedule].

    The mortgage pool will be the primary asset of the Trust. The Trust will also contain other assets, including:

          insurance policies related to individual mortgage loans, if applicable;

          any property that secured a mortgage loan that the Trust acquires after the Cut-Off Date by foreclosure or deed in lieu of foreclosure;

          amounts held in the note account; and

          [description of any other material assets of the Trust].

    In exchange for the mortgage loans and the other assets described above, the indenture trustee will authenticate and deliver the notes pursuant to the order of the depositor. [It is the intent of the parties to the mortgage loan sale agreement that the conveyance of the mortgage loans and the related assets to the Trust constitute an absolute sale of those assets. However, in the event that the mortgage loan sale agreement for any reason is held or deemed to create a security interest in those assets, then the mortgage loan sale agreement will constitute a security agreement and the depositor grants to the Trust a security interest in those assets. The depositor will file financing statements perfecting such security interest.]

RESTRICTIONS ON ACTIVITIES OF THE TRUST

    Pursuant to the owner trust agreement, the Trust will have the power and authority (i) to acquire, hold, lease, manage, administer, control, invest, reinvest, operate and transfer assets of the Trust, (ii) to issue and make distributions on the notes and (iii) to engage in such other activities as are described in the owner trust agreement. The Trust will be required to act in accordance with requirements specified in the owner trust agreement that are designed to maintain the Trust's existence as a legal entity separate and distinct from any other entity. The Trust will not be permitted to do any of the following:

          to engage in any business or activity other than those described in the owner trust agreement;

          to incur or assume any indebtedness other than indebtedness incurred under the owner trust agreement, the indenture or any related agreement;

          to guarantee or otherwise assume liability for the debts of any other entity;

          to confess a judgment against the Trust;

          to possess or assign the assets of the Trust for other than a Trust purpose;

          to lend any funds to any entity, except as contemplated by the owner trust agreement; or

          to do other actions prohibited by the owner trust agreement.

    The permissible activities of the Trust may not be modified except by an amendment to the owner trust agreement. [[See 'Description of the Notes -- Amendment of the Owner Trust Agreement'in this prospectus supplement.

DISCRETIONARY ACTIVITIES WITH RESPECT TO THE TRUST

    The following is a description of material discretionary activities that may be taken with regard to the administration of the mortgage loans or the notes:

          The servicer will be authorized to exercise discretion with regard to its servicing of the mortgage loans in accordance with the servicing standard specified in the servicing agreement. See 'Servicing of the Mortgage Loans -- The Servicer -- Servicing Procedures'in this prospectus supplement.

          Each of the [sponsor] [mortgage loan seller] and the depositor will have discretion to determine whether to repurchase a mortgage loan or to substitute for a mortgage loan, if required under the applicable mortgage loan sale agreement to repurchase or substitute for a defective mortgage loan. See 'Description of the Mortgage
          Pool -- Representations and Warranties Regarding the Mortgage Loans'in this prospectus supplement.

          [On any Distribution Date after the date on which the aggregate principal balance of the mortgage loans owned by the Trust has been reduced to less than [ ]% of that
          balance as of the Cut-Off Date, [      ] will be permitted
          to purchase all of the mortgage loans owned by the Trust. See 'Description of the Notes -- Optional Termination of the Trust'in this prospectus supplement.]

          In the event of a default by the servicer under the servicing agreement that has not been remedied, holders of notes evidencing at least [50]% of the voting rights will have the right to direct the indenture trustee to terminate the servicer. See 'The Trustees -- The Trustee -- Events of Default Under the Servicing Agreement'in this prospectus supplement.

          In the event of a default by the Trust to make a required payment on the notes on any distribution date or other default by the Trust under the indenture that has not been remedied, the indenture trustee will have the right to, and holders of notes evidencing at least [50]% of the voting rights will have the right to direct the indenture trustee to, declare the notes to be immediately due and payable. See 'The Trustees -- The Trustee -- Events of Default Under the Servicing Agreement'in this prospectus supplement.

          Holders of notes evidencing more than [50]% of the voting rights will have the right at any time to remove the indenture trustee and to appoint an eligible successor trustee.

          [description of any other material discretionary activities with respect to the Trust].

                                  THE TRUSTEES

THE OWNER TRUSTEE

GENERAL

    [      ], the owner trustee under the owner trust agreement, is a
[description of form of organization]. The owner trustee has served as owner trustee for asset-backed securities transactions involving mortgage loans of the
same type as the mortgage loans owned by the Trust since [      ].

MATERIAL DUTIES OF THE OWNER TRUSTEE

    The owner trustee will have the following material duties under the owner trust agreement:

          to execute, and to direct the indenture trustee to authenticate, the notes; and

          to take all actions required of the Trust, in accordance with the agreements to which the Trust is a party and as directed by the holder of the equity certificates.

THE INDENTURE TRUSTEE

GENERAL

    [      ], the indenture trustee under the indenture, is a [description of form of organization]. The indenture trustee has served as indenture trustee for asset-backed securities transactions involving mortgage loans of the same type
as the mortgage loans owned by the Trust since [      ].

MATERIAL DUTIES OF THE INDENTURE TRUSTEE

    The indenture trustee will have the following material duties under the indenture:

          to authenticate and deliver the notes, pursuant to the order of the owner trustee;

          to maintain a note register and, upon surrender of notes for registration of transfer or exchange, to authenticate and deliver new notes;

          to make the required distributions to noteholders on each Distribution Date, [in accordance with the monthly distribution report prepared by [ ]];

          to deliver or make available to noteholders the monthly distribution reports and any other reports required to be delivered by the indenture trustee under the indenture; and

          to act as successor servicer, or to appoint a successor servicer, to the extent described under ' -- Events of Default Under the Servicing Agreement'below.

EVENTS OF DEFAULT UNDER THE INDENTURE OR THE SERVICING AGREEMENT

    In the event of a default by the Trust to make a required payment on the notes on any distribution date or other default by the Trust under the indenture that has not been remedied, the indenture trustee will have the right to, and on request of holders of notes evidencing at least [50]% of the voting rights will be obligated to, declare the notes to be immediately due and payable. In such case, the indenture trustee may also, with the consent of noteholders, institute proceedings for the sale of assets of the Trust.

    In the event of a default by the servicer under the servicing agreement that has not been remedied, the indenture trustee, acting at the direction of holders of notes evidencing at least [50]% of the voting rights, will have the right to terminate the servicer. If the servicer is terminated, or the servicer resigns because its duties under the servicing agreement are no longer permitted under applicable law, the indenture trustee shall appoint, or petition a court to appoint, a successor servicer. Until a successor servicer has been appointed, the indenture trustee will assume the duties of the servicer.

    The indenture trustee will be required to notify noteholders and the rating agencies of any event of a default under the indenture or the servicing agreement that is known to the indenture trustee, and of the appointment of any successor servicer.

    See 'Description of the Securities -- Events of Default Under the Governing Agreement and Rights Upon Events of Default'in the prospectus.

LIMITATIONS ON THE TRUSTEES' LIABILITY

    The owner trustee will not be liable under the owner trust agreement:

          except for the performance of such duties and obligations as are specifically set forth in the owner trust agreement;

          for any action taken or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by the owner trust agreement; or

          for any action taken or omitted by it in good faith in accordance with the direction of holder of the equity certificates.

    The indenture trustee will not be liable under the indenture:

          except for the performance of such duties and obligations as are specifically set forth in the indenture;

          for any action taken or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by the indenture; or

          for any action taken or omitted by it in good faith in accordance with the direction of holder of notes evidencing at least [50]% of the voting rights relating to the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or relating to the exercise of any trust or power conferred upon the indenture trustee under the indenture.

    In the absence of bad faith, the owner trustee may conclusively rely upon any certificates or opinions of counsel furnished to it under the owner trust agreement and the indenture trustee may conclusively rely upon any certificates or opinions of counsel furnished to it under the indenture. Any such opinion of counsel will be full and complete authorization and protection in respect of any action taken or omitted to be taken by such trustee in good faith and in accordance with such opinion of counsel. Neither the owner trustee nor the indenture trustee will be deemed to have knowledge or notice of any matter, including an event of default, unless actually known to it or unless it has received written notice thereof.

RESIGNATION AND REMOVAL OF THE TRUSTEES

    The indenture trustee may at any time resign by giving written notice thereof to the Trust. If the indenture trustee ceases to be eligible under the indenture, the Trust may remove the indenture trustee. The holders of notes evidencing at least 50% of the voting rights may at any time remove the indenture trustee. Upon the resignation or removal of the indenture trustee, a successor indenture trustee shall be appointed by the Trust or the holders of notes evidencing at least 50% of the voting rights, in the manner described in the indenture.

    The owner trustee may at any time resign by giving written notice thereof to the depositor and the indenture trustee. Upon receiving such notice of resignation, the depositor will be required to appoint a successor owner trustee. If the owner trustee ceases to be eligible under the owner trust agreement and fails to resign, or if the owner trustee becomes incapable of acting, the depositor or the holder of the equity certificates may remove the owner trustee and appoint a successor owner trustee.

    Any expenses associated with the resignation of a trustee will be required to be paid by such trustee, and any expenses associated with the removal of a trustee will be required to be paid by [the servicer].

                                 THE SERVICERS

    [description of (i) each servicer, including of the servicer's servicing experience, servicing procedures and portfolio of serviced assets, (ii) the material terms of each servicing agreement, (iii) the transaction accounts,
(iv) any obligation of a servicer to advance funds with respect to the mortgage loans, (v) the custodial arrangements with respect to the mortgage loans,
(vi) limitations on the servicers' liability and (vii) the material terms regarding the servicers' removal, resignation, resignation or transfer, in each case, to the extent required by Item 1108 of Regulation AB, 17 CFR 229.1100 et seq.]

                     AFFILIATIONS AND RELATED TRANSACTIONS

    [description of any affiliation between (a) any of the sponsor, the depositor and the Trust and (b) any of the servicers, the trustees, any originator of the mortgage loans, any significant obligor, any enhancement or support provider and any other material transaction participant, to the extent required by Item 1119 of Regulation AB, 17 CFR 229.1100 et seq.]

    [description of any material business relationship, agreement, arrangement, transaction or understanding entered into outside the ordinary course of business or on terms other than would be obtained in an arm's length transaction with an unrelated third party, between the parties described in clauses (a) and
(b) above, that currently exists or that existed during the past two years]

                       DESCRIPTION OF THE MORTGAGE POOL*

    The mortgage pool will consist of       mortgage loans that will have an
aggregate principal balance as of the Cut-Off Date, after deducting payments due
on or before that date, of approximately $      .

    The mortgage loans are secured by first mortgages or first deeds of trust or other similar security instruments creating first liens on one- to four-family residential properties or shares of stock relating to cooperative apartments. These mortgaged properties, which may include detached homes, duplexes, townhouses, individual condominium units, individual units in planned unit developments and other attached dwelling units that are part of buildings consisting of more than four units (so long as the mortgaged property consists of no more than four units), have the additional characteristics described below, in Appendix B (which is incorporated by reference into this prospectus supplement) and in the prospectus.

    As of the Cut-Off Date, approximately    % of the borrowers are obligated on
more than one mortgage loan underlying the notes. As of the Cut-Off Date, the
maximum number of mortgage loans related to a single borrower is       , and the
maximum aggregate principal balance of mortgage loans related to a single
borrower represents approximately    % of the mortgage loans by principal
balance.

    For all mortgage loans scheduled monthly payments will be due on the first day of each month (the 'DUE DATE'). Each mortgage loan will have a first Due
Date during the period from       through       , inclusive, and will have an
original term to maturity of not more than   years.

          of the mortgage loans (representing approximately    % of the mortgage
loans by principal balance) will be 'BUYDOWN LOANS,' which are mortgage loans for which scheduled payments of principal and/or interest have been subsidized for a period of time through a fund provided by the originator or another person at the time of origination. Some of the risks of loss on some mortgage loans will be covered up to specified limits by primary insurance policies. As of the
Cut-Off Date, approximately    % of the mortgage loans were covered by a primary
insurance policy. Approximately    % of the mortgage loans with loan-to-value
ratios as of the Cut-Off Date in excess of 80% were not covered by a primary insurance policy.

    [As of the Cut-Off Date, approximately    % of the mortgage loans impose
penalties for early prepayments. The prepayment penalties are in effect for years after the origination of those mortgage loans.]

    [description of features of adjustable-rate mortgage loans, if applicable]

    [description of additional features of the mortgage loans, as applicable]

    [description of billing and payment procedures]

---------
* The description of the mortgage pool and the mortgaged properties in this section and in Appendix B is based on the mortgage loans as of the close of business on the Cut-Off Date, after deducting the scheduled principal payments due on or before that date, whether or not actually received. All references in this prospectus supplement to 'principal balance' refer to the principal balance as of the Cut-Off Date, unless otherwise specifically stated or required by the context. Due to rounding, percentages may not sum to 100%. References to percentages of mortgage loans refer in each case to the percentage of the aggregate principal balance of the mortgage loans, based on the outstanding principal balances of the mortgage loans after giving effect to scheduled monthly payments due on or before the Cut-Off Date. References to weighted averages refer in each case to weighted averages by principal balance as of the Cut-Off Date of the related mortgage loans determined in the same way as described in the previous sentence. Before the issuance of the certificates, mortgage loans may be removed from the mortgage pool as a result of Payoffs, delinquencies or otherwise. If that happens, other mortgage loans may be included in the mortgage pool. The depositor believes that the information in this prospectus supplement for the mortgage pool is representative of the characteristics of the mortgage pool as it will actually be constituted when the certificates are issued, although the range of mortgage interest rates and other characteristics of the mortgage loans in the mortgage pool may vary. See ' -- Additional Information' in this prospectus supplement.

    [description of significant obligors of mortgage loans, to the extent required by Item 1112 of Regulation AB, 17 CFR 229.1100 et seq.]

    The mortgage loans will be purchased by the depositor from [      ].

    SEE APPENDIX B FOR A DETAILED DESCRIPTION OF THE MORTGAGE LOANS.

ADDITIONAL INFORMATION

    Appendix B contains important information about the mortgage loans, including:

          the mortgage interest rates, the Pass-Through Rates and the original principal balances of the mortgage loans;

          the years in which initial monthly payments on the mortgage loans are due;

          the loan-to-value ratios of the mortgage loans as of the Cut-Off Date;

          the types of mortgaged properties;

          the geographic distribution by state of the mortgaged properties;

          the scheduled maturity years of the mortgage loans;

          the original terms to maturity of the mortgage loans;

          the number of mortgage loans originated under full documentation or reduced documentation programs;

          the stated owner occupancy status of the mortgaged properties when the mortgage loans were originated;

          the mortgagor's purpose of financing;

          the credit score ranges; and

          [description of other information included in Appendix B].

    The credit score tables appearing in Appendix B show the credit scores, if any, that the originators or underwriters of the mortgage loans collected for the mortgagors. The credit scores shown were collected from a variety of sources over a period of weeks, months or longer, and the credit scores do not necessarily reflect the credit scores that would be reported as of the date of this prospectus supplement. Credit scores should not be considered as an accurate predictor of the likelihood of repayment of the related mortgage loans.

    The indenture will be available to purchasers of the notes through a Current Report on Form 8-K that will be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of the notes. If mortgage loans are removed from or added to the mortgage pool as described in the footnote on page S- , that removal or addition will be noted in a Distribution Report on Form 10-D or a Current Report on Form 8-K.

[CONVEYANCE OF SUBSEQUENT LOANS AND PRE-FUNDING ACCOUNT

    On the Closing Date, an amount (the 'PRE-FUNDING AMOUNT') will be deposited into an account (the 'PRE-FUNDING ACCOUNT') established to provide for the purchase by the Trust of additional mortgage loans (the 'SUBSEQUENT LOANS') during the period (the 'PRE-FUNDING PERIOD') from the Closing Date until the earliest of (i) the date on which the amount on deposit in the Pre-Funding
Account falls below $[      ], (ii) an event of default occurs under the
servicing agreement or (iii) [      ], 20[  ]. The Pre-Funding Amount will
initially equal $[      ], which represents approximately [   ]% of the
aggregate principal balance of the mortgage loans as of the Cut-Off Date. Funds on deposit in the Pre-Funding Account will be invested by the servicer in Eligible Investments. Any investment income earned from amounts in the
Pre-Funding Account will be paid to [      ], and will not be available for
payment to noteholders. During the Pre-Funding Period, funds on deposit in the Pre-Funding Account will be reduced by the amount used to purchase Subsequent Loans in accordance with the servicing agreement. Any portion of the Pre-Funding Amount remaining upon the termination of the Pre-Funding Period will be applied
on the [      ], 20[  ] distribution date as principal prepayments.

    In addition, on the Closing Date, an amount will be deposited into an account (the 'CAPITALIZED INTEREST ACCOUNT') established to cover shortfalls in interest on the notes that may arise from utilization of the Pre-Funding Account. Any amounts remaining on deposit in the Capitalized Interest Account on
any distribution date and not needed for such purpose will be paid to [      ],
and will not thereafter be available for payment to noteholders. Funds on deposit in the Capitalized Interest Account will be invested by the servicer in Eligible Investments. Any investment income earned from amounts in the
Capitalized Interest Account will be paid to [      ], and will not be available
for payment to noteholders.

    Each Subsequent Loan will be underwritten to the same standards as the mortgage loans initially held by the Trust.

    Any conveyance of Subsequent Loans is subject to certain conditions including, but not limited to:

          Each Subsequent Loan must satisfy the representations and warranties specified in the servicing agreement.

          As of its subsequent cut-off date, each Subsequent Loan must satisfy the following criteria:

             the Subsequent Loan may not be more than [ ] days delinquent;

             the remaining stated term to maturity of the Subsequent Loan may not exceed [ ] months; and

             the Subsequent Loan may not have a loan-to-value ratio
             greater than [   ]%.

          The mortgage pool following the purchase of the Subsequent Loans must satisfy the following criteria:

          the weighted average mortgage interest rate must not be less
          than [   ]%; and

          the weighted average loan-to-value ratio must not be greater
          than [   ]%.

          As a result of the purchase of the Subsequent Loans, the notes will not receive from the applicable rating agencies a lower credit rating than the initial rating.

    [      ] will have the authority to direct the Trust to purchase Subsequent
Loans during the Pre-Funding Period and to determine if the Subsequent Loans meet the conditions, including those described above, for the conveyance of Subsequent Loans. [description of any independent verification of such determination]]

REPRESENTATIONS AND WARRANTIES REGARDING THE MORTGAGE LOANS

    Under the mortgage loan sale agreement pursuant to which [the sponsor] [the mortgage loan seller] will sell the mortgage loans to the depositor, [the sponsor] [the mortgage loan seller] will make representations and warranties in respect of the mortgage loans, which representations and warranties the depositor will assign to the Trust pursuant to the mortgage loan sale agreement between the depositor and the Trust. Among those representations and warranties are the following:

          Each mortgage is a valid and enforceable first lien on an unencumbered estate in fee simple or leasehold estate in the related mortgaged property, except as such enforcement may be limited by laws affecting the enforcement of creditors' rights generally and principles of equity, and except as provided in the mortgage loan sale agreement;

          The depositor will be the legal owner of each mortgage loan, free and clear of any encumbrance or lien (other than any lien under the mortgage loan sale agreement);

          Except as provided in the mortgage loan sale agreement, all payments due on each mortgage loan have been made and no mortgage loan was delinquent (i.e., was more than 30 days past due) more than once in the preceding 12 months and any such delinquency lasted for no more than 30 days;

          There are no delinquent assessments or taxes outstanding against any mortgaged property;

          There is no offset, defense or counterclaim to any mortgage note, except as stated in the mortgage loan sale agreement;

          Each mortgaged property is free of damage and in good repair, ordinary wear and tear excepted;

          Each mortgage loan at the time it was made complied with all applicable local, state and federal laws, including, without limitation, usury, equal credit opportunity, disclosure and recording laws, and predatory and abusive lending laws applicable to the originating lender;

          Each mortgage loan (except mortgage loans secured by cooperative properties) is covered by a title insurance policy insuring the lien status of the mortgage, subject to the exceptions set forth in the policy;

          Except as provided in the mortgage loan sale agreement, each mortgage loan with a loan-to-value ratio both (i) as of the Cut-Off Date and (ii) as of its respective origination date in excess of 80% was covered, as of the Cut-Off Date, by a primary insurance policy, and such policy or guaranty is valid and remains in full force and effect;

          All hazard insurance or other insurance required under the mortgage loan sale agreement has been validly issued and remains in full force and effect;

          Each mortgage and mortgage note is the legal, valid and binding obligation of the maker thereof and is enforceable in accordance with its terms, except only as such enforcement may be limited by laws affecting the enforcement of creditors' rights generally and principles of equity;

          [The sponsor] [The mortgage loan seller] used no adverse selection procedures in selecting the mortgage loans from among the outstanding adjustable rate conventional mortgage loans owned by it which were available for sale and as to which the representations and warranties in the mortgage loan sale agreement could be made; and

          Each mortgage loan constitutes a qualified mortgage under the Internal Revenue Code.

    Under the mortgage loan sale agreement between the depositor and the Trust, the depositor will make the following representation and warranty to the Trust in respect of the mortgage loans:

          As of the Closing Date, the Trust will be the legal owner of each mortgage loan, free and clear of any encumbrance or lien (other than (i) any lien arising before the depositor's purchase of the mortgage loan and (ii) any lien under the mortgage loan sale agreement).

    In the event of a material breach of the representations and warranties made by [the sponsor] [the mortgage loan seller] or the depositor, the breaching party will be required to either cure the breach in all material respects, repurchase the affected mortgage loan or substitute for the affected mortgage loan. In the event that a required loan document is not included in the mortgage files for the mortgage loans, [the sponsor] [the mortgage loan seller] generally will also be required to either cure the defect or repurchase or substitute for the affected mortgage loan. See 'Description of the Securities -- Representations and Warranties Regarding the Mortgage Loans; Remedies for Breach'in the prospectus for a description of the purchase price for each repurchased mortgage loan and the requirements with respect to substitutions of mortgage loans.

CRITERIA FOR SELECTION OF MORTGAGE LOANS

    The sponsor selected the mortgage loans from among [its portfolio of mortgage loans held for sale] based on a variety of considerations, including type of mortgage loan, geographic concentration, range of mortgage interest rates, principal balance, credit scores and other characteristics described in Appendix B to this prospectus supplement, and taking into account investor preferences and the depositor's objective of obtaining the most favorable combination of ratings on the notes.

                            DESCRIPTION OF THE NOTES

GENERAL

    The notes will be issued pursuant to the indenture to be dated as of the
Cut-Off Date between the Trust and [        ], as indenture trustee. A form of
the indenture is filed as an exhibit to the registration statement of which this prospectus supplement is a part. The prospectus contains important additional information regarding the terms and conditions of the indenture and the notes. The offered notes will not be issued unless they receive the ratings from
[        ] indicated under 'Note Ratings' in this prospectus supplement. As of
the Closing Date, the offered notes, [other than the [        ] Notes,] will
qualify as 'mortgage related securities' within the meaning of the Secondary Mortgage Market Enhancement Act of 1984.

    [The servicing agreement obligates the servicer to make advances when payments on the mortgage loans are delinquent and other conditions are met, as
described in this prospectus supplement under '[        ].']

    The WaMu Asset Backed Notes, Series 20[ ]-[ ] will consist of the following classes:

    [list of classes of notes]

    Collectively, the notes, together with the equity certificates, will represent all of the beneficial interests in the Trust. The notes will have the following designations:

    [list of designations of classes of notes, if applicable]

    The 'CLASS PRINCIPAL BALANCE' for any Distribution Date and for any class of notes will equal [the aggregate amount of principal to which it is entitled on the Closing Date, reduced by all distributions of principal to that class and all allocations of losses required to be borne by that class before that Distribution Date].

    The 'NOTE PRINCIPAL BALANCE' for any note will be the portion of the corresponding Class Principal Balance that it represents.

    [description of minimum denominations of notes]

BOOK-ENTRY REGISTRATION

    Each class of [      ] Notes (the 'BOOK-ENTRY NOTES') will initially be
represented by a single note registered in the name of Cede & Co., a nominee of The Depository Trust Company, New York, New York ('DTC'). See 'Description of the Securities -- Form of Securities' in the prospectus for a description of the book-entry system.

DEFINITIVE NOTES

    The Book-Entry Notes will be issued in fully registered, noted form to noteholders or their nominees, rather than to DTC or its nominee, only upon the occurrence of certain events described under 'Description of the Securities -- Form of Securities -- Definitive Securities' in the prospectus.

    The indenture trustee or its paying agent, if any, will make distributions of principal and interest on the definitive notes directly to holders of those definitive notes in accordance with the indenture procedures described in this prospectus supplement. Distributions of principal and interest on each Distribution Date will be made to holders in whose names notes were registered at the close of business on the related record date. Distributions will be made by wire transfer in immediately available funds for the account of each holder or, if a holder has not provided wire instructions, by check mailed to the address of the holder as it appears on the register maintained by the note registrar. The final payment on any note will be made only on presentation and surrender of the note at the offices of the trustee or its agent or such office or agency as is specified in the notice of final distribution to holders of notes being retired.

    Definitive notes will be transferable and exchangeable at the office or agency of the indenture trustee in New York City. A reasonable service charge may be imposed for any registration of transfer or exchange, and the indenture trustee or its agent may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with registration of transfer or exchange.

PRIORITY OF DISTRIBUTIONS

    [If more than one class of notes, description of the order and priority of distributions to those notes]

DISTRIBUTIONS OF INTEREST

    [description of calculation of interest accrued on the notes and the distribution of accrued interest]

    Compensating Interest

    [description of compensating interest, if any, paid to the notes in respect of specified interest shortfalls]

CROSS-COLLATERALIZATION

    [description of any provisions for cross-collateralization]

DISTRIBUTIONS OF PRINCIPAL

    [description of amounts passed through to the notes as principal and allocation of those amounts among the classes of notes]

SUBORDINATION AND ALLOCATION OF LOSSES

    [description of subordination features, if applicable]

    [description of how losses are allocated among multiple classes of notes, if applicable]

AVAILABLE DISTRIBUTION AMOUNT

    On each Distribution Date, the Available Distribution Amount for that Distribution Date, which will generally include scheduled principal and interest payments due on the Due Date immediately before that Distribution Date, Curtailments received in the previous calendar month (as described below), Payoffs received in the Prepayment Period to the extent described below and amounts received from liquidations of mortgage loans in the previous calendar month, will be distributed to the noteholders, as specified in this prospectus supplement.

    The 'AVAILABLE DISTRIBUTION AMOUNT' for any Distribution Date, as more fully described in the indenture, will equal the sum of the following amounts:

    [(1) the total amount of all cash received by or on behalf of the servicer for the mortgage loans by the determination date (which will be at least ten days before that Distribution Date) and not previously distributed (including proceeds of mortgage loans that are liquidated and scheduled amounts of distributions from buydown funds respecting Buydown Loans, if any), except:

        (a) all scheduled payments of principal and interest collected but due on a date after that Distribution Date;

        (b) all Curtailments received after the previous calendar month;

        (c) all Payoffs received after the Prepayment Period immediately preceding that Distribution Date (together with any interest payment received with those Payoffs to the extent that it represents the payment of interest accrued on the mortgage loans for the period after the previous calendar month), and interest that was accrued and received on Payoffs received during the period from the first to the 14th day of the month of that Distribution Date, which interest will not be included in the calculation of the Available Distribution Amount for any Distribution Date;

        (d) Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries received after the previous calendar month;

        (e) all amounts payable to the servicer in reimbursement for advances made by the servicer under the servicing agreement;

        (f) the servicing fee for each mortgage loan; and

        (g) excess liquidation proceeds, which equals the excess, if any, of aggregate Liquidation Proceeds and Insurance Proceeds on mortgage loans received during the previous calendar month over the amount that would have been received if Payoffs had been made with respect to those mortgage loans during the previous calendar month;

    (2) the total, to the extent not previously distributed, of the following amounts, to the extent advanced or received, as applicable, by the servicer:

        (a) all advances made by the servicer for that Distribution Date; and

        (b) any amounts payable as Compensating Interest by the servicer on that Distribution Date; and

    (3) any Repurchase Proceeds received during the calendar month before that Distribution Date.]

LAST SCHEDULED DISTRIBUTION DATE

    The Last Scheduled Distribution Date for the notes is [the Distribution Date
in [        ], 20[  ], which is the Distribution Date in the month after the scheduled maturity date for the latest maturing mortgage loan].

    The actual rate of principal payments on the notes will depend on the rate of principal payments (including principal prepayments) on the mortgage loans, which, in turn, may be influenced by a variety of economic, geographic and social factors, as well as the level of prevailing mortgage interest rates. No assurance can be given as to the actual payment experience on the mortgage loans.

OPTIONAL TERMINATION OF THE TRUST

    [On any Distribution Date after the date on which the aggregate principal balance of the mortgage loans owned by the Trust has been reduced to less than
[   ]% of that balance as of the Cut-Off Date, [        ] may purchase the
mortgage loans and all property acquired in respect of any mortgage loan owned by the Trust, which will cause the termination of the Trust and the retirement of the notes. The purchase price will equal the sum of (1) the excess of
(a) 100% of the aggregate scheduled principal balance of the mortgage loans (other than any mortgage loans in respect of which the related mortgaged property has been acquired by the Trust), plus accrued interest at the applicable Pass-Through Rates through the last day of the month of purchase, over (b) the amount of any Bankruptcy Losses incurred with respect to the mortgage loans to the extent not already allocated to the notes as a realized loss and (2) without duplication, the appraised fair market value of all mortgaged properties acquired by the Trust and of any other property owned by the Trust, such sum reduced by unreimbursed advances (other than advances made with respect to mortgage loans as to which the servicer expects that foreclosure is not imminent). The indenture trustee will be required to notify noteholders
in writing of [        ]'s election to purchase the mortgage loans not less
than 30 days prior to the date of purchase.

    An optional termination of the Trust will cause the outstanding principal balance of the notes to be paid in full through the distribution of the proceeds of that purchase and the allocation of the associated losses, if any, on each mortgaged property owned by the Trust the fair market value of which is less than the principal balance of the related mortgage loan as of the time that the Trust acquired the mortgaged property and accrued and unpaid interest on that mortgage loan, and upon that payment in full, the Trust will be terminated. Any Subsequent Recoveries received after the termination of the Trust will be retained by the servicer.]

AMENDMENT OF THE INDENTURE

    See 'Description of the Securities -- Amendment of the Governing Agreements' in the prospectus for a description of the provisions for amendment of the indenture.

    The percentage voting right of each note, for purposes of a vote on an amendment of the indenture or any other matter on which noteholders are entitled
to vote under the indenture, will be determined as follows: [        ].

PAYMENT OF FEES AND EXPENSES

    The following table describes each type of fee or expense that may be paid from collections on the mortgage loans.

    [table showing fees and expenses]

    Any change to the fees and expenses described in the table above will require (i) an amendment to the indenture and (ii) the consent of noteholders (unless such change does not adversely affect in any material respect the interests of any noteholder).

    [The servicer will be obligated to pay the fees and reimbursable expenses of the trustees and all expenses incurred in connection with the servicer's responsibilities under the servicing agreement (subject to reimbursement for advances, as described in the table above).]

    In the event of any resignation or termination of the servicer pursuant to the servicing agreement, the indenture trustee, if acting as successor servicer, will be entitled to the same compensation as that to which the servicer would have been entitled. If another successor servicer is appointed, the indenture trustee will be permitted to make arrangements for the compensation of such successor servicer out of collections on the mortgage loans, subject to the limitation that such compensation, together with the compensation to the indenture trustee, may not exceed the compensation to which the servicer would have been entitled.

REPORTS AND OTHER INFORMATION

    [description of information included in monthly distribution report]

    The indenture trustee will be required to send or otherwise make available to noteholders on each Distribution Date the monthly distribution report described above. The indenture trustee may make available these reports and certain other information through its internet website. The web page is
currently located at [        ]. Assistance in using the website can be obtained
by calling the indenture trustee's investor relations desk at [        ].
Parties that are unable to use the above distribution method are entitled to have a paper copy mailed to them via first class mail by calling the investor relations desk and requesting a paper copy.

    Reports about the notes required to be filed with the Securities and Exchange Commission, including the Trust's Annual Reports on Form 10-K, Distribution Reports on Form 10-D and Current Reports on Form 8-K, will be filed
under the Commission file number for the Trust, [      ]. The public may read
and copy any materials filed with the Commission at the Commission's Public Reference Room at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission. The address of that internet website is http://www.sec.gov.

    [description of any other reports with respect to the notes or the mortgage loans made available to noteholders]

                      YIELD AND PREPAYMENT CONSIDERATIONS

GENERAL

    The yield to maturity of each class of notes will depend upon, among other things, the price at which the notes are purchased, the amount payable to that class as interest, the actual characteristics of the mortgage loans, the rate of principal payments (including prepayments) on the mortgage loans and the rate and timing of liquidations and loss severity on the mortgage loans. The yield to
maturity to holders of the [       ] Notes will be lower than the yield to
maturity otherwise produced by the applicable interest rate and purchase price of those notes because interest and principal distributions will not be payable to the noteholders until the 25th day of the month following the month of accrual (without any additional distribution of interest or earnings with respect to the delay).

    [description of prepayment considerations for adjustable-rate mortgage loans, if applicable]

PRINCIPAL PREPAYMENTS AND COMPENSATING INTEREST

    When a mortgagor prepays a mortgage loan in full between Due Dates for the mortgage loan, the mortgagor pays interest on the amount prepaid only to the date of prepayment instead of for the entire month. Also, when a Curtailment is made on a mortgage loan together with the scheduled Minimum Monthly Payment for a month on or after the related Due Date, the principal balance of the mortgage loan is reduced by the amount of the Curtailment as of that Due Date, but the principal is not distributed to noteholders until the Distribution Date in the next month; therefore, one month of interest shortfall accrues on the amount of the Curtailment.

    [description of compensating interest, if any, paid to the notes in respect of specified interest shortfalls]

    Interest shortfalls not covered by Compensating Interest will be allocated to the notes pro rata according to the amount of interest to which each class of notes would otherwise be entitled, in reduction of that amount.

RATE OF PAYMENTS

    The rate of principal payments on the notes entitled to receive principal generally is directly related to the rate of principal payments on the mortgage loans, which may be in the form of scheduled payments, principal prepayments or liquidations. See 'Risk Factors' in this prospectus supplement and 'Yield and
Maturity Considerations' in the prospectus. [Except for approximately   % (by
principal balance) of the mortgage loans, which have prepayment penalties if mortgagors make any prepayments for [ ] years after origination,] mortgagors may prepay the mortgage loans at any time without penalty.

    [From time to time, the servicer may implement programs to solicit mortgagors of qualifying mortgage loans that it services for refinance, including the mortgage loans underlying the notes. While those programs will not specifically target the mortgage loans underlying the notes for refinance, they may have the effect of accelerating the prepayment rate of those mortgage loans, which would adversely affect the yield on all classes of notes purchased at a premium.]

    A higher than anticipated rate of prepayments would reduce the aggregate principal balance of the mortgage loans more quickly than expected. As a consequence, aggregate interest payments for the mortgage loans would be substantially less than expected. Therefore, a higher rate of principal prepayments could result in a lower than expected yield to maturity on each class of notes purchased at a premium, and in some circumstances investors may not fully recover their initial investments. Conversely, a lower than expected rate of principal prepayments would reduce the return to investors on any classes of notes purchased at a discount, in that principal payments for the mortgage loans would occur later than anticipated. There can be no assurance that noteholders will be able to reinvest amounts received from the notes at a rate that is comparable to the applicable interest rate on the notes. Investors should fully consider all of the associated risks.

PREPAYMENT ASSUMPTIONS

    Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is
[the 'CONSTANT PREPAYMENT RATE' or 'CPR'] [       ]. [description of prepayment
model]

    None of the prepayment rates purports to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage pool underlying the notes. Furthermore, there is no assurance that the mortgage loans will prepay at any given percentage of the CPR. The actual rate of prepayments on the mortgage loans may be influenced by a variety of economic, geographic, social and other factors. In general, if prevailing mortgage interest rates fall significantly below the mortgage interest rates on the mortgage loans underlying the notes, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing mortgage interest rates remain at or above the mortgage interest rates on the mortgage loans underlying the notes. Conversely, if prevailing mortgage interest rates rise above the mortgage interest rates on the mortgage loans underlying the notes, the rate of prepayment would be expected to decrease. A comparatively low interest-rate environment may result in a higher than expected rate of prepayments on all of the mortgage loans and, correspondingly, an earlier than expected retirement of the notes.

    This prospectus supplement does not describe the specific factors that will affect the prepayment of the mortgage loans or their relative importance. Factors not identified in this prospectus supplement may significantly affect the prepayment rate of the mortgage loans. In particular, this prospectus supplement makes no representation as to either the percentage of the principal amount of the mortgage loans that will be paid as of any date or the overall rate of prepayment.

    For purposes of the tables in Appendix A, it is assumed (collectively, the 'MODELING ASSUMPTIONS') that the mortgage loans are comprised of the groups of hypothetical mortgage loans, which have the common characteristics indicated:

                     GROUPS OF HYPOTHETICAL MORTGAGE LOANS

                                 REMAINING   ORIGINAL
HYPOTHETICAL  UNPAID PRINCIPAL     TERM        TERM         MORTGAGE         PASS-THROUGH           [OTHER
LOAN NUMBER     BALANCE ($)      (MONTHS)    (MONTHS)   INTEREST RATE (%)      RATE (%)        CHARACTERISTICS]
-----------     -----------      --------    --------   -----------------      --------        ----------------


and that:

             scheduled payments on all mortgage loans are received on the
             first day of each month beginning [        ], 20[  ];

             any Payoffs on the mortgage loans are received on the last
             day of each month beginning in [        ] 20[  ] and
             include 30 days of interest;

             there are no defaults or delinquencies on the mortgage loans;

             [an optional termination of the Trust does not occur;]

             there are no partial prepayments on the mortgage loans and prepayments are computed after giving effect to scheduled payments received on the following day;

             the mortgage loans prepay at the indicated constant percentages of the CPR;

             the date of issuance for the notes is the Closing Date; cash distributions are received by the noteholders on the 25th day of each month when due;

             the scheduled monthly payments for each hypothetical mortgage loan are computed based upon its unpaid principal balance, mortgage interest rate and remaining term such that each hypothetical mortgage loan will fully amortize on its maturity date; and

             [description of any other modeling assumptions]

    Any discrepancy between the actual characteristics of the mortgage loans underlying the notes and the characteristics of the hypothetical mortgage loans set forth above may affect the percentages of the initial Class Principal Balances set forth in the tables in Appendix A and the weighted average lives of the offered notes. In addition, to the extent that the characteristics of the actual mortgage loans and the initial Class Principal Balances differ from those assumed in preparing the tables in Appendix A, the outstanding Class Principal Balance of any class of offered notes may be reduced to zero earlier or later than indicated by the tables.

    Variations in actual prepayment experience may increase or decrease the percentages of the original outstanding Class Principal Balances and the weighted average lives shown in the tables in Appendix A. Variations may occur even if the average prepayment experience of all the mortgage loans equals the indicated percentage of the CPR. There is no assurance, however, that prepayments of the mortgage loans will conform to any given percentage of the CPR.

    Based on the assumptions described above, the tables in Appendix A (which is incorporated by reference into this prospectus supplement) indicate the weighted
average lives of the [       ] Notes and provide the percentages of the initial
outstanding Class Principal Balance of those classes of notes that would be outstanding after each of the dates shown at various constant percentages of the CPR.

LACK OF HISTORICAL PREPAYMENT DATA

    There are no historical prepayment data available for the mortgage pool underlying the notes. In addition, the historical prepayment data about prior securitized pools of mortgage loans of the sponsor included in static pool information [filed by the depositor with the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K] [posted by the depositor on an Internet Web site] may not be comparable to prepayments expected to be experienced by the mortgage pool.

    The depositor makes no representation that the mortgage loans will prepay in the manner or at any of the rates assumed in the tables in Appendix A or below
in ' -- Yield Considerations with Respect to the [       ] Notes.' Each investor
must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase any of the offered notes. Since the rate of principal payments (including prepayments) on, and repurchases of, the mortgage loans will significantly affect the yields to maturity on the offered
notes (and especially the yields to maturity on the [       ] Notes),
prospective investors are urged to consult their investment advisors as to both the anticipated rate of future principal payments (including prepayments) on the mortgage loans and the suitability of the offered notes to their investment objectives.

YIELD CONSIDERATIONS WITH RESPECT TO THE [       ] NOTES

    [description of yield considerations with respect to interest only, principal only and other notes]

    [The yield to maturity on the [       ] Notes will be extremely sensitive to
the level of prepayments on the mortgage loans.] [Prospective investors should
fully consider the risks associated with an investment in the [       ] Notes,
including the possibility that if the rate of prepayments on the mortgage loans is [faster] [slower] than expected [or an optional termination of the Trust occurs earlier than expected], investors may not fully recover their initial investments.]

    To illustrate the significance of different rates of prepayment on the
distributions on the [       ] Notes, the tables below indicate the approximate
pre-tax yields to maturity (on a corporate bond equivalent basis) under the different percentages of the CPR indicated.

    [Any differences between the assumptions and the actual characteristics and performance of the mortgage loans and of the notes may result in a yield to maturity being different from those shown in the tables. DISCREPANCIES BETWEEN ASSUMED AND ACTUAL CHARACTERISTICS AND PERFORMANCES UNDERSCORE THE HYPOTHETICAL NATURE OF THE TABLES, WHICH ARE PROVIDED ONLY TO GIVE A GENERAL SENSE OF THE SENSITIVITY OF THE YIELDS TO MATURITY IN VARYING PREPAYMENT SCENARIOS. In addition, it is highly unlikely that the mortgage loans will prepay at a constant level of the CPR until maturity or that all of the mortgage loans will prepay at the same rate. The timing of changes to the rate of prepayments may significantly affect the actual yield to maturity to an investor, even if the average rate of prepayments is consistent with an investor's expectation. In general, the earlier a payment of principal on the mortgage loans, the greater the effect on an investor's yield to maturity. As a result, the effect on an investor's yield to maturity of prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the notes will not be equally offset by a later like reduction (or increase) in the rate of prepayments.]

    The following sensitivity tables are based on the Modeling Assumptions and assume further that the notes are purchased at the prices set forth in the tables plus accrued interest from the Cut-Off Date, where applicable. There can be no assurance that the mortgage loans will have the assumed characteristics or will prepay at any of the rates shown below, that the purchase price of the notes will be as assumed or that the pre-tax yields to maturity will correspond to any of the pre-tax yields shown in the tables below. The actual prices to be
paid on the [       ] Notes have not been determined and will depend on the
characteristics of the mortgage pool as ultimately constituted. In addition to any other factors an investor may consider material, each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase a class of offered notes.

             PRE-TAX YIELD TO MATURITY OF THE [       ] NOTES AT AN
   ASSUMED PURCHASE PRICE OF       % OF THE INITIAL [       ] NOTIONAL AMOUNT
                  PLUS ACCRUED INTEREST FROM THE CUT-OFF DATE
------------------------------------------------------------------------------

[  ]%              [  ]%              [  ]%          [  ]%              [  ]%



    Based on a constant prepayment rate of approximately   % of the CPR, the
assumed purchase price above, plus accrued interest from the Cut-Off Date, and
the assumptions described above, the pre-tax yield to maturity of the [       ]
Notes would be approximately 0%. If the actual prepayment rate were to exceed the rate assumed above, even for one month, while equaling that rate for all
other months, an investor in the [       ] Notes would not fully recover the
initial purchase price of the notes.

             PRE-TAX YIELD TO MATURITY OF THE [       ] NOTES AT AN
    ASSUMED PURCHASE PRICE OF   % OF THE INITIAL [       ] PRINCIPAL BALANCE
-----------------------------------------------------------------------------

[  ]%              [  ]%              [  ]%          [  ]%              [  ]%

    The pre-tax yields to maturity shown in the preceding tables were calculated by determining the monthly discount rates (whether positive or negative), which, when applied to the assumed streams of cash flows to be paid on the notes, would cause the discounted present values of those assumed streams of cash flows to equal the assumed purchase price, plus accrued interest, where applicable. These monthly discount rates were converted to corporate bond equivalent rates, which are higher than the monthly discount rates because they are based on semiannual compounding. These yields to maturity do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on these notes and thus do not reflect the return on any investment in these notes when any reinvestment rates other than the discount rates are considered.

[YIELD CONSIDERATIONS WITH RESPECT TO THE [       ] SUBORDINATE NOTES]

    [description of yield considerations with respect to subordinate notes]

    [description of additional assumptions for the yield tables]

    The tables below are for illustrative purposes only and this prospectus supplement does not represent that the actual rates of prepayment and liquidation and loss severity experience of the mortgage loans will correspond to any of the assumptions made in this prospectus supplement. No assurance can be given as to the appropriateness of the tables in any particular context, nor as to whether the tables or the assumptions upon which they are based reflect present market conditions or future market performance. It is possible that those mortgage loans that are more likely to default are also less likely to experience prepayments, which means that higher prepayment speeds would not necessarily reduce the expected amount of realized losses. In addition, it is unlikely that liquidations will occur in the month of default and the timing of
liquidations may cause the pre-tax yield to maturity of the [     ] Subordinate
Notes to differ from those shown below.

    Differences between the assumptions in the tables and the actual characteristics and performance of the mortgage loans will likely result in different yields from those shown in the tables. Because differences between assumed and actual characteristics can affect the performance of the notes, investors should understand the hypothetical nature of the tables, which give only a general sense of the sensitivity of yields to maturity under varying, but not all, realized loss and prepayment scenarios.

                    SENSITIVITY OF PRE-TAX YIELD TO MATURITY
                     OF THE [       ] SUBORDINATE NOTES TO
                        PREPAYMENTS AND REALIZED LOSSES

                                [       ] NOTES

                                                                                                           LOSS
                                                                                                         SEVERITY
            PERCENTAGE OF SDA                   [ ]% CPR            [ ]% CPR            [ ]% CPR        PERCENTAGE
            -----------------                   --------            --------            --------        ----------
  0%......................................                                                                     N/A
[  ]%.....................................                                                                   [  ]%
[  ]%.....................................                                                                   [  ]%
[  ]%.....................................                                                                   [  ]%
[  ]%.....................................                                                                   [  ]%

    The following table sets forth the amount of realized losses that would be incurred with respect to the notes in the aggregate under each of the loss scenarios in the three preceding tables, expressed as a percentage of the aggregate outstanding principal balance of the mortgage loans as of the Cut-Off
Date:

                           AGGREGATE REALIZED LOSSES

                                                                                                           LOSS
                                                                                                         SEVERITY
            PERCENTAGE OF SDA                   [ ]% CPR            [ ]% CPR            [ ]% CPR        PERCENTAGE
            -----------------                   --------            --------            --------        ----------
[  ]%.....................................                                                                   [  ]%
[  ]%.....................................                                                                   [  ]%
[  ]%.....................................                                                                   [  ]%
[  ]%.....................................                                                                   [  ]%

    The characteristics of the mortgage loans underlying the notes will not correspond exactly to those assumed in preparing the tables above. The yield to
maturity of each class of [     ] Subordinate Notes therefore will differ even
if all the mortgage loans prepay monthly at the related assumed prepayment rate. In addition, it is not likely that the mortgage loans will prepay at the same percentage of the CPR, and the timing of changes in the rate of prepayments may affect significantly the yield to maturity received by a holder of a class of
[     ] Subordinate Notes.

ADDITIONAL INFORMATION

    The depositor intends to file with the Securities and Exchange Commission additional yield tables and other computational materials for one or more classes of the offered notes on a Current Report on Form 8-K. Those tables and materials were prepared by the underwriter at the request of prospective investors, based on assumptions provided by, and satisfying the special requirements of, those prospective investors. Those tables and materials are preliminary in nature and are subject to change, and may not reflect the final terms and structure of the securitization transaction. The final terms and structure of the securitization transaction are as set forth in this prospectus supplement.

                              CREDIT ENHANCEMENTS

SUBORDINATION

    [description of any subordination features]

SHIFTING OF INTERESTS

    [description of any provisions for shifting prepayments on the mortgage loans to only certain classes of notes]

OVERCOLLATERALIZATION

    [description of any overcollateralization feature]

[MORTGAGE POOL INSURANCE POLICY] [SPECIAL HAZARD INSURANCE POLICY] [FRAUD BOND] [BANKRUPTCY BOND] [LETTER OF CREDIT] [FINANCIAL GUARANTEE INSURANCE] [RESERVE FUND]

    [description of any mortgage pool insurance policy, special hazard insurance policy, fraud bond, bankruptcy bond, letter of credit, financial guarantee insurance or reserve fund, including any limits to the payment of claims]

    [description of the provider of any mortgage pool insurance policy, special hazard insurance policy, fraud bond, bankruptcy bond, letter of credit, financial guarantee insurance or reserve fund, to the extent required by Item 1114 of Regulation AB, 17 CFR 229.1100 et seq.]

                         [OTHER FINANCIAL OBLIGATIONS]

    [description of any other financial obligations related to the notes, which will be limited to swaps, yield supplement agreements, purchase obligations and mandatory auctions as described in the prospectus, and description of the derivative counterparty, to the extent required by Item 1114 of Regulation AB, 17 CFR 229.1115 et seq.]

                              [LEGAL PROCEEDINGS]

    [description of any material pending legal proceedings against the sponsor, the depositor, the Trust, any trustee, servicer or originator, or any other transaction party, to the extent required by Item 1117 of Regulation AB, 17 CFR
229.1115 et seq.]

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

    [For federal income tax purposes, the notes will be treated as indebtedness and the Trust will not be characterized as an association or publicly traded partnership within the meaning of Section 7701(i) of the Code.]

    In preparing federal income tax reports to noteholders and the Internal Revenue Service, the servicer will not treat the notes as having been issued with original issue discount ('OID'). The prepayment assumption that will be used in determining the market discount, if any, for federal income tax purposes is [ ], as described in this prospectus supplement under 'Yield and Prepayment Considerations.' This prospectus supplement does not represent that the mortgage
loans will prepay at any given percentage of the [       ].]

    [description of other material federal income tax considerations]

    For further information regarding the federal income tax consequences of investing in the notes, see 'Material Federal Income Tax Consequences' in the prospectus.

                        CERTAIN LEGAL INVESTMENT ASPECTS

    For purposes of the Secondary Mortgage Market Enhancement Act of 1984, or
SMMEA, the offered notes, [other than the [       ] Notes,] will constitute
'mortgage related securities' when they are issued. These mortgage related securities, or SMMEA Notes, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies, and pension funds) created pursuant to or existing under the laws of the United States, or of any state, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality of the United States constitute legal investments for those entities. Under SMMEA, if a state enacted legislation before October 4, 1991 specifically limiting the legal investment authority of any type of those entities in 'mortgage related securities,' the SMMEA Notes will constitute legal investments for those types of entities only to the extent provided by the legislation. Some states have enacted such legislation. Investors should consult their own legal advisors in determining whether and to what extent the offered notes, constitute legal investments for them.

    SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with the SMMEA Notes without limitation as to the percentage of their assets represented by the SMMEA Notes, federal credit unions may invest in the SMMEA Notes and national banks may purchase the SMMEA Notes for their own accounts without regard to the limitations generally applicable to investment securities prescribed by 12 U.S.C. 24 (Seventh), in each case subject to such regulations as the applicable federal regulatory authority may adopt.

    Institutions whose investment activities are subject to review by some regulatory authorities may be or may become subject to restrictions on investment in the offered notes, which could be retroactively imposed. The Federal Financial Institutions Examination Council, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision and the National Credit Union Administration have adopted guidelines, and have proposed policies, regarding the suitability of investments in various types of derivative mortgage-backed securities, including securities such as the offered notes. In addition, several states have adopted or are considering regulations that would prohibit regulated institutions subject to their jurisdiction from holding mortgage-backed securities such as the offered notes. When adopted, the regulations could apply to the offered notes retroactively. Investors should consult their own legal advisors in determining whether and to what extent the offered notes constitute legal investments for them.

    There may be other restrictions on the ability of some investors, including depository institutions, either to purchase the offered notes or to purchase the offered notes representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the offered notes constitute legal investments for them.

                              ERISA CONSIDERATIONS

GENERAL

    Section 406 of ERISA prohibits, and Section 4975 of the Internal Revenue Code imposes adverse tax consequences on, certain transactions between a Plan and persons that are 'parties in interest' under ERISA or 'disqualified persons' under the Internal Revenue Code with respect to such Plan. A violation of these 'prohibited transaction' rules may result in excise taxes and other penalties and liabilities under ERISA and the Internal Revenue Code for such persons.

    Certain transactions involving the assets of a trust might be deemed to constitute prohibited transactions under Section 406 ERISA and Section 4975 of the Internal Revenue Code with respect to a Plan that purchased notes issued by that trust if assets of the trust were deemed to be assets of the Plan. Under the Plan Asset Regulations, the assets of a trust would be treated as plan assets of the Plan for the purposes of ERISA and Section 4975 of the Internal Revenue Code only if the Plan acquired an 'equity interest' in the trust and none of the exceptions contained in the Plan Asset Regulations was applicable. An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.

PURCHASES OF THE NOTES

    Although there is little guidance on the subject, the offered notes should be treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations. This determination is based in part upon (i) tax counsel's opinion that offered notes transferred on the Closing Date to parties unrelated to the holder of the equity certificates will be classified as debt for federal income tax purposes and that offered notes retained by the holder of the equity certificates, if later sold or transferred to a party unrelated to the holder of the equity certificates, will be classified as debt instruments for federal income tax purposes as of the date of such sale, based on certain assumptions (including that the rating of the offered notes as of the Closing Date has not declined below investment grade) and (ii) the traditional debt features of the offered notes, including the reasonable expectation of purchasers of the offered notes that they will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. Based upon the foregoing and other considerations, subject to the considerations described below, the offered notes may be purchased by a Plan.

    Without regard to whether the offered notes are considered an 'equity interest' in the Trust under the Plan Asset Regulations, the acquisition or holding of offered notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the underwriter, the Trust, the owner trustee or the indenture trustee or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Plan. In that case, certain Investor-Based Exemptions from the prohibited transaction rules could be applicable, depending on the type of Plan involved and the circumstances of the plan fiduciary's decision to acquire an offered note. Even if the conditions specified in one or more of the Investor-Based Exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts that might be construed as prohibited transactions. There can be no assurance that any of the Investor-Based Exemptions, or any other exemption, will be available with respect to any particular transaction involving the offered notes.

    The offered notes should not be purchased with the assets of a Plan if the depositor, the indenture trustee, the owner trustee, the underwriter or any of their affiliates is a fiduciary or gives investment advice with respect to such Plan or is an employer maintaining or contributing to such Plan, unless such purchase and holding of the offered notes would be covered by an applicable prohibited transaction exemption, and will not cause a non-exempt violation of any federal, state, local or foreign law substantially similar to ERISA or the Code

    Each purchaser and transferee of an offered note will be deemed to represent and warrant to the Trust that either (i) it is not a Plan or (ii) it is a Plan and its acquisition and holding of such offered notes will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code which is not covered under an Investor-Based Exemption or some other applicable exemption, and will not cause a non-exempt violation of any federal, state, local or foreign law substantially similar to ERISA or the Code.

    Prospective Plan investors in offered notes should consult with their legal advisors concerning the impact of ERISA and the Internal Revenue Code, the availability of other exemptions from the prohibited transaction rules that may apply to them, and the potential consequences in their specific circumstances, prior to making an investment in the offered notes. Each Plan fiduciary should also determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the offered notes is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

    [description of any other material ERISA considerations]

    This prospectus supplement makes no representation that the sale of any of the offered notes to a Plan or other purchaser acting on its behalf meets any relevant legal requirement for investments by Plans generally or any particular Plan, or that the investment is appropriate for Plans generally or any particular Plan.

                             METHOD OF DISTRIBUTION

    The depositor has agreed to sell to the underwriter, and the underwriter has agreed to purchase, all of the offered notes. An underwriting agreement between the depositor and the underwriter governs the sale of the offered notes. The aggregate proceeds (excluding accrued interest) to the depositor from the sale of the offered notes, before deducting expenses
estimated to be $      , will be approximately   % of the initial aggregate
principal balance of the offered notes. Under the underwriting agreement, the underwriter has agreed to take and pay for all of the offered notes, if any are taken. The underwriter will distribute the offered notes from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The difference between the purchase price for the offered notes paid to the depositor and the proceeds from the sale of the offered notes realized by the underwriter will constitute underwriting discounts and commissions.

    The depositor [and [       ]] have agreed to indemnify the underwriter
against some civil liabilities, including liabilities under the Securities Act of 1933, that are based on a claim that the prospectus, this prospectus supplement or the related registration statement, as from time to time amended or supplemented, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading (unless such statement or omission was made in reliance upon, and in conformity with, written information furnished
to the depositor [or [       ]] by the underwriter).

                                 LEGAL MATTERS

    The depositor's counsel, Orrick, Herrington & Sutcliffe LLP, San Francisco, California, will deliver legal opinions required by the underwriting agreement.
[       ] will pass upon certain legal matters on behalf of the underwriter.

                                  NOTE RATINGS

    It is a condition to the issuance of the offered notes that they receive the
ratings from [       ] indicated:

                                RATING AGENCY
                                -------------
CLASS                            [ ]    [ ]
-----                            ---    ---

                                RATING AGENCY
                                -------------
CLASS                            [ ]    [ ]
-----                            ---    ---

    A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. The rating assigned to each class of offered notes by each rating agency is based on that rating agency's independent evaluation of that class of notes. The rating assigned to a class of offered notes by one rating agency may not correspond to any rating assigned to that class by any other rating agency.

    The ratings assigned to this issue do not constitute a recommendation to purchase or sell these securities. Rather, they are an indication of the likelihood of the payment of principal and interest as set forth in the transaction documentation. The ratings do not address the effect on the notes' yield attributable to prepayments or recoveries on the underlying mortgage loans. [Further, the ratings on the Interest Only Notes do not address whether investors will recover their initial investment. Additionally, the ratings on the Principal Only Notes address only the return of the applicable Class Principal Balance.]

    The ratings on the offered notes address the likelihood of the receipt by noteholders of all distributions with respect to the underlying mortgage loans to which they are entitled. The ratings do not represent any assessment of the likelihood that the rate of principal prepayments by mortgagors might differ from those originally anticipated. As a result of differences in the rate of principal prepayments, noteholders might suffer a lower than anticipated yield to maturity. See 'Risk Factors' and 'Yield and Prepayment Considerations' in this prospectus supplement.

    The depositor has not requested a rating on the offered notes by any rating
agency other than [       ]. However, there can be no assurance as to whether
any other rating agency will rate the offered notes, or, if it does, what rating would be assigned by any other rating agency. A rating on the offered notes by another rating agency, if assigned at all, may be lower than the rating assigned
to the offered notes by [       ].

                                                                  APPENDIX A'D'

             PERCENT OF INITIAL CLASS PRINCIPAL BALANCE OUTSTANDING
            AT VARIOUS PERCENTAGES OF THE CONSTANT PREPAYMENT RATE*

                                       CLASS                              CLASS
                          --------------------------------   --------------------------------
DISTRIBUTION DATE          %      %      %      %      %      %      %      %      %      %
-----------------          -      -      -      -      -      -      -      -      -      -
Initial Percentages.....
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
Weighted Average Life
 (in years)(1)..........

                                         CLASS
                          -----------------------------------
DISTRIBUTION DATE           %        %      %      %      %
-----------------           -        -      -      -      -
Initial Percentages.....
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
January 25,.............
Weighted Average Life
 (in years)(1)..........

---------
'D' The following tables have been prepared based on the assumptions described in this prospectus supplement under 'Yield and Prepayment Considerations' (including the assumptions regarding the characteristics and performance of the mortgage loans which differ or may differ from their actual characteristics and performance) and should be read in conjunction with that section.

  * Rounded to the nearest 1%.

(1) The weighted average life of any class of notes is determined by
    (i) multiplying the assumed net reduction, if any, in the principal amount on each Distribution Date on such class of notes by the number of years from the date of issuance of the notes to the related Distribution Date,
    (ii) summing the results, and (iii) dividing the sum by the aggregate amount of the assumed net reductions in principal amount on such class of notes.

[SAMPLE MORTGAGE LOAN TABLES FOR SERIES BACKED BY ADJUSTABLE-RATE MORTGAGE LOANS
   (A SUBSET OF WHICH TABLES WILL BE INCLUDED FOR SERIES BACKED BY FIXED-RATE
                        MORTGAGE LOANS, AS APPLICABLE)]
                                  LOAN GROUP 1

                                                                      APPENDIX B

             MORTGAGE INTEREST RATES OF THE GROUP 1 LOANS
----------------------------------------------------------------------
                                         AGGREGATE        PERCENTAGE
                                         PRINCIPAL          OF THE
                                      BALANCE OF THE      AGGREGATE
                          NUMBER OF      MORTGAGE         PRINCIPAL
   MORTGAGE INTEREST      MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
        RATE (%)            LOANS      CUT-OFF DATE     GROUP 1 LOANS
----------------------------------------------------------------------
3.295...................
3.573...................
3.673...................
3.723...................
3.773...................
3.843...................
3.873...................
3.923...................
3.943...................
3.973...................
3.983...................
4.013...................
4.023...................
4.053...................
4.073...................
4.078...................
4.083...................
4.093...................
4.113...................
4.123...................
4.158...................
4.163...................
4.173...................
4.183...................
4.193...................
4.223...................
4.228...................
4.233...................
4.243...................
4.253...................
4.258...................
4.263...................
4.273...................
4.293...................
4.303...................
4.313...................
4.333...................
4.368...................
4.373...................
4.383...................
4.393...................
4.408...................
4.423...................
4.433...................
4.443...................
4.473...................
4.478...................
4.483...................
4.493...................
4.503...................
4.508...................
4.513...................
4.523...................
4.573...................
4.583...................
4.623...................
4.643...................
4.653...................
4.663...................
4.673...................
4.688...................
4.693...................
4.703...................
4.733...................
4.763...................
4.773...................
4.793...................
4.803...................
4.808...................
4.833...................
4.843...................
4.913...................
4.943...................
4.948...................
4.983...................
5.003...................
5.043...................
5.193...................
5.323...................
                            -----     ---------------       ------
  Total.................                                    100.00%
                            -----     ---------------       ------
                            -----     ---------------       ------



               PASS-THROUGH RATES OF THE GROUP 1 LOANS
----------------------------------------------------------------------
                                 AGGREGATE                  WEIGHTED
                                 PRINCIPAL      WEIGHTED     AVERAGE
                              BALANCE OF THE    AVERAGE     SCHEDULED
                                 MORTGAGE       MORTGAGE    REMAINING
        PASS-THROUGH          LOANS AS OF THE   INTEREST      TERM
         RATES (%)             CUT-OFF DATE      RATES     (IN MONTHS)
----------------------------------------------------------------------
2.870.......................
3.148.......................
3.248.......................
3.298.......................
3.348.......................
3.418.......................
3.448.......................
3.498.......................
3.518.......................
3.548.......................
3.558.......................
3.588.......................
3.598.......................
3.628.......................
3.648.......................
3.653.......................
3.658.......................
3.668.......................
3.688.......................
3.698.......................
3.733.......................
3.738.......................
3.748.......................
3.758.......................
3.768.......................
3.798.......................
3.803.......................
3.808.......................
3.818.......................
3.828.......................
3.833.......................
3.838.......................
3.848.......................
3.868.......................
3.878.......................
3.888.......................
3.908.......................
3.943.......................
3.948.......................
3.958.......................
3.968.......................
3.983.......................
3.998.......................
4.008.......................
4.018.......................
4.048.......................
4.053.......................
4.058.......................
4.068.......................
4.078.......................
4.083.......................
4.088.......................
4.098.......................
4.148.......................
4.158.......................
4.198.......................
4.218.......................
4.228.......................
4.238.......................
4.248.......................
4.263.......................
4.268.......................
4.278.......................
4.308.......................
4.338.......................
4.348.......................
4.368.......................
4.378.......................
4.383.......................
4.408.......................
4.418.......................
4.488.......................
4.518.......................
4.523.......................
4.558.......................
4.578.......................
4.618.......................
4.768.......................
4.898.......................
                              ---------------    -----         ---
  Total.....................                          *           *
                              ---------------
                              ---------------

* Represents a weighted average of all the group 1 loans.
    As of the Cut-Off Date, the Pass-Through Rate for the group 1 loans is
approximately    % per annum.

                                  LOAN GROUP 1

            ORIGINAL PRINCIPAL BALANCES OF THE GROUP 1 LOANS
-------------------------------------------------------------------------
                                            AGGREGATE        PERCENTAGE
                                            PRINCIPAL          OF THE
                                         BALANCE OF THE      AGGREGATE
                             NUMBER OF      MORTGAGE         PRINCIPAL
     RANGE OF ORIGINAL       MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
    PRINCIPAL BALANCES         LOANS      CUT-OFF DATE     GROUP 1 LOANS
-------------------------------------------------------------------------
$50,000 or less............
$ 50,001 -  75,000.........
$ 75,001 - 100,000.........
$100,001 - 150,000.........
$150,001 - 200,000.........
$200,001 - 250,000.........
$250,001 - 300,000.........
$300,001 - 350,000.........
$350,001 - 400,000.........
$400,001 - 450,000.........
$450,001 - 500,000.........
$500,001 - 550,000.........
$550,001 - 600,000.........
$600,001 - 650,000.........
$650,001 - 700,000.........
                               -----     ---------------       ------
  Total....................                                    100.00%
                               -----     ---------------       ------
                               -----     ---------------       ------

    As of the Cut-Off Date, the principal balances of the group 1 loans ranged
from approximately     to      with an average of approximately      .

            CURRENT LOAN-TO-VALUE RATIOS OF THE GROUP 1 LOANS
-------------------------------------------------------------------------
                                            AGGREGATE        PERCENTAGE
                                            PRINCIPAL          OF THE
                                         BALANCE OF THE      AGGREGATE
                             NUMBER OF      MORTGAGE         PRINCIPAL
   CURRENT LOAN-TO-VALUE     MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
         RATIO (%)             LOANS      CUT-OFF DATE     GROUP 1 LOANS
-------------------------------------------------------------------------
60.00 or less..............
60.01 - 70.00..............
70.01 - 75.00..............
75.01 - 80.00..............
80.01 - 85.00..............
85.01 - 90.00..............
90.01 - 95.00..............
                               -----     ---------------       ------
  Total....................                                    100.00%
                               -----     ---------------       ------
                               -----     ---------------       ------

    At origination, the weighted average loan-to-value ratio of the group 1
loans was approximately    . As of the Cut-Off Date, the weighted average
loan-to-value ratio of the group 1 loans was approximately    .

       TYPES OF MORTGAGED PROPERTIES SECURING OF THE GROUP 1 LOANS
-------------------------------------------------------------------------
                                            AGGREGATE        PERCENTAGE
                                            PRINCIPAL          OF THE
                                         BALANCE OF THE      AGGREGATE
                             NUMBER OF      MORTGAGE         PRINCIPAL
                             MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
       PROPERTY TYPE           LOANS      CUT-OFF DATE     GROUP 1 LOANS
-------------------------------------------------------------------------
Single Family Detached.....
Duplex.....................
Triplex....................
Fourplex...................
Townhouse..................
Condominium................
Housing Cooperative........
                               -----     ---------------       ------
  Total....................                                    100.00%
                               -----     ---------------       ------
                               -----     ---------------       ------



         GEOGRAPHIC DISTRIBUTION BY STATE OF THE GROUP 1 LOANS
------------------------------------------------------------------------
                                           AGGREGATE        PERCENTAGE
                                           PRINCIPAL          OF THE
                                        BALANCE OF THE      AGGREGATE
                            NUMBER OF      MORTGAGE         PRINCIPAL
                            MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
          STATE               LOANS      CUT-OFF DATE     GROUP 1 LOANS
------------------------------------------------------------------------
Arizona...................
California................
Colorado..................
Connecticut...............
Delaware..................
District of Columbia......
Florida...................
Georgia...................
Idaho.....................
Illinois..................
Indiana...................
Kentucky..................
Maryland..................
Massachusetts.............
Michigan..................
Minnesota.................
Missouri..................
Nevada....................
New Hampshire.............
New Jersey................
New York..................
North Carolina............
Ohio......................
Oregon....................
Pennsylvania..............
Rhode Island..............
South Carolina............
Texas.....................
Utah......................
Virginia..................
Washington................
Wisconsin.................
                              -----     ---------------       ------
  Total...................                                    100.00%
                              -----     ---------------       ------
                              -----     ---------------       ------

    No more than approximately % of the group 1 loans will be secured by mortgaged properties in any one California zip code area, and no more than
approximately   of the group 1 loans will be secured by mortgaged properties in any single zip code area outside of California.

                                  LOAN GROUP 1

                 INTEREST RATE FLOOR OF THE GROUP 1 LOANS
---------------------------------------------------------------------------
                                              AGGREGATE        PERCENTAGE
                                              PRINCIPAL          OF THE
                                           BALANCE OF THE      AGGREGATE
                               NUMBER OF      MORTGAGE         PRINCIPAL
                               MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
   INTEREST RATE FLOOR (%)       LOANS      CUT-OFF DATE     GROUP 1 LOANS
---------------------------------------------------------------------------
1.522........................
1.800........................
1.900........................
1.950........................
2.000........................
2.070........................
2.100........................
2.150........................
2.170........................
2.200........................
2.210........................
2.240........................
2.250........................
2.280........................
2.300........................
2.305........................
2.310........................
2.320........................
2.340........................
2.350........................
2.385........................
2.390........................
2.400........................
2.410........................
2.420........................
2.450........................
2.455........................
2.460........................
2.470........................
2.480........................
2.485........................
2.490........................
2.500........................
2.520........................
2.530........................
2.540........................
2.560........................
2.595........................
2.600........................
2.610........................
2.620........................
2.635........................
2.650........................
2.660........................
2.670........................
2.700........................
2.705........................
2.710........................
2.720........................
2.730........................
2.735........................
2.740........................
2.750........................
2.800........................
2.810........................
2.850........................
2.870........................
2.880........................
2.890........................
2.900........................
2.915........................
2.920........................
2.930........................
2.960........................
2.990........................
3.000........................
3.020........................
3.030........................
3.035........................
3.060........................
3.070........................
3.140........................
3.170........................
3.175........................
3.210........................
3.230........................
3.270........................
3.420........................
3.550........................
                                 -----     ---------------       ------
  Total......................                                    100.00%
                                 -----     ---------------       ------
                                 -----     ---------------       ------



               SCHEDULED MATURITY YEARS OF THE GROUP 1 LOANS
---------------------------------------------------------------------------
                                              AGGREGATE        PERCENTAGE
                                              PRINCIPAL          OF THE
                                           BALANCE OF THE      AGGREGATE
                               NUMBER OF      MORTGAGE         PRINCIPAL
                               MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
      YEAR OF MATURITY           LOANS      CUT-OFF DATE     GROUP 1 LOANS
---------------------------------------------------------------------------
2019.........................
2034.........................
2044.........................
                                 -----     ---------------       ------
  Total......................                                    100.00%
                                 -----     ---------------       ------
                                 -----     ---------------       ------

    The weighted average remaining term of the group 1 loans as of the Cut-Off
Date is approximately     months.
    The latest scheduled maturity of any of the group 1 loans is         .

             DOCUMENTATION PROGRAM TYPES OF THE GROUP 1 LOANS
---------------------------------------------------------------------------
                                              AGGREGATE        PERCENTAGE
                                              PRINCIPAL          OF THE
                                           BALANCE OF THE      AGGREGATE
                               NUMBER OF      MORTGAGE         PRINCIPAL
     LOAN DOCUMENTATION        MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
        PROGRAM TYPE             LOANS      CUT-OFF DATE     GROUP 1 LOANS
---------------------------------------------------------------------------
Full Documentation*..........
Reduced Documentation........
                                 -----     ---------------       ------
  Total......................                                    100.00%
                                 -----     ---------------       ------
                                 -----     ---------------       ------

* Includes mortgage loans with less than full documentation when the documentation requirement is established by an agency (Fannie Mae or Freddie
  Mac) automated underwriting system.
    As of the Cut-Off Date, the weighted average loan-to-value ratio of the group 1 loans originated under a reduced documentation program was approximately
   .

                       PURPOSE OF THE GROUP 1 LOANS
---------------------------------------------------------------------------
                                              AGGREGATE        PERCENTAGE
                                              PRINCIPAL          OF THE
                                           BALANCE OF THE      AGGREGATE
                               NUMBER OF      MORTGAGE         PRINCIPAL
                               MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
       PURPOSE OF LOAN           LOANS      CUT-OFF DATE     GROUP 1 LOANS
---------------------------------------------------------------------------
Purchase Loans...............
Rate/Term Refinances.........
Cash Out Refinances..........
                                 -----     ---------------       ------
  Total......................                                    100.00%
                                 -----     ---------------       ------
                                 -----     ---------------       ------

          YEARS OF INITIAL MONTHLY PAYMENTS FOR THE GROUP 1 LOANS
----------------------------------------------------------------------------
                                               AGGREGATE        PERCENTAGE
                                               PRINCIPAL          OF THE
                                            BALANCE OF THE      AGGREGATE
                                NUMBER OF      MORTGAGE         PRINCIPAL
       YEAR OF INITIAL          MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
       MONTHLY PAYMENT            LOANS      CUT-OFF DATE     GROUP 1 LOANS
----------------------------------------------------------------------------
2004..........................
2005..........................
                                  -----     ---------------       ------
  Total.......................                                    100.00%
                                  -----     ---------------       ------
                                  -----     ---------------       ------

                   OCCUPANCY STATUS OF THE GROUP 1 LOANS
---------------------------------------------------------------------------
                                              AGGREGATE        PERCENTAGE
                                              PRINCIPAL          OF THE
                                           BALANCE OF THE      AGGREGATE
                               NUMBER OF      MORTGAGE         PRINCIPAL
                               MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
      OCCUPANCY STATUS           LOANS      CUT-OFF DATE     GROUP 1 LOANS
---------------------------------------------------------------------------
Owner Occupied...............
Owner Occupied -- 2nd Home...
Non-Owner Occupied...........
                                 -----     ---------------       ------
  Total......................                                    100.00%
                                 -----     ---------------       ------
                                 -----     ---------------       ------

              CREDIT SCORE DISTRIBUTION OF THE GROUP 1 LOANS
---------------------------------------------------------------------------
                                              AGGREGATE        PERCENTAGE
                                              PRINCIPAL          OF THE
                                           BALANCE OF THE      AGGREGATE
                               NUMBER OF      MORTGAGE         PRINCIPAL
                               MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
        CREDIT SCORE             LOANS      CUT-OFF DATE     GROUP 1 LOANS
---------------------------------------------------------------------------
599 or less..................
600 - 619....................
620 - 639....................
640 - 659....................
660 - 679....................
680 - 699....................
700 - 719....................
720 - 739....................
740 - 759....................
760 - 779....................
780 - 799....................
800 or greater...............
                                 -----     ---------------       ------
  Total......................                                    100.00%
                                 -----     ---------------       ------
                                 -----     ---------------       ------

    As of the Cut-Off Date, the weighted average credit score of the group 1 loans was approximately .

                                  LOAN GROUP 1

                      MARGINS OF THE GROUP 1 LOANS
------------------------------------------------------------------------
                                           AGGREGATE        PERCENTAGE
                                           PRINCIPAL          OF THE
                                        BALANCE OF THE      AGGREGATE
                            NUMBER OF      MORTGAGE         PRINCIPAL
                            MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
        MARGIN (%)            LOANS      CUT-OFF DATE     GROUP 1 LOANS
------------------------------------------------------------------------
1.522.....................
1.800.....................
1.900.....................
1.950.....................
2.000.....................
2.070.....................
2.100.....................
2.150.....................
2.170.....................
2.200.....................
2.210.....................
2.240.....................
2.250.....................
2.280.....................
2.300.....................
2.305.....................
2.310.....................
2.320.....................
2.340.....................
2.350.....................
2.385.....................
2.390.....................
2.400.....................
2.410.....................
2.420.....................
2.450.....................
2.455.....................
2.460.....................
2.470.....................
2.480.....................
2.485.....................
2.490.....................
2.500.....................
2.520.....................
2.530.....................
2.540.....................
2.560.....................
2.595.....................
2.600.....................
2.610.....................
2.620.....................
2.635.....................
2.650.....................
2.660.....................
2.670.....................
2.700.....................
2.705.....................
2.710.....................
2.720.....................
2.730.....................
2.735.....................
2.740.....................
2.750.....................
2.800.....................
2.810.....................
2.850.....................
2.870.....................
2.880.....................
2.890.....................
2.900.....................
2.915.....................
2.920.....................
2.930.....................
2.960.....................
2.990.....................
3.000.....................
3.020.....................
3.030.....................
3.035.....................
3.060.....................
3.070.....................
3.140.....................
3.170.....................
3.175.....................
3.210.....................
3.230.....................
3.270.....................
3.420.....................
3.550.....................
                              -----     ---------------       ------
  Total...................                                    100.00%
                              -----     ---------------       ------
                              -----     ---------------       ------



        FIRST INTEREST RATE ADJUSTMENT DATE OF THE GROUP 1 LOANS
------------------------------------------------------------------------
                                           AGGREGATE        PERCENTAGE
                                           PRINCIPAL          OF THE
                                        BALANCE OF THE      AGGREGATE
                            NUMBER OF      MORTGAGE         PRINCIPAL
                            MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
        MONTH/YEAR            LOANS      CUT-OFF DATE     GROUP 1 LOANS
------------------------------------------------------------------------
10/2004...................
11/2004...................
12/2004...................
01/2005...................
                              -----     ---------------       ------
  Total...................                                    100.00%
                              -----     ---------------       ------
                              -----     ---------------       ------

                  ORIGINAL TERMS OF THE GROUP 1 LOANS
------------------------------------------------------------------------
                                           AGGREGATE        PERCENTAGE
                                           PRINCIPAL          OF THE
                                        BALANCE OF THE      AGGREGATE
                            NUMBER OF      MORTGAGE         PRINCIPAL
        LOAN TERM           MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
       (IN MONTHS)            LOANS      CUT-OFF DATE     GROUP 1 LOANS
------------------------------------------------------------------------
180.......................
360.......................
480.......................
                              -----     ---------------       ------
  Total...................                                    100.00%
                              -----     ---------------       ------
                              -----     ---------------       ------

               INTEREST RATE CEILING OF THE GROUP 1 LOANS
------------------------------------------------------------------------
                                           AGGREGATE        PERCENTAGE
                                           PRINCIPAL          OF THE
                                        BALANCE OF THE      AGGREGATE
                            NUMBER OF      MORTGAGE         PRINCIPAL
                            MORTGAGE    LOANS AS OF THE   BALANCE OF ALL
     CEILING RATE (%)         LOANS      CUT-OFF DATE     GROUP 1 LOANS
------------------------------------------------------------------------
 9.950....................
 9.985....................
10.055....................
10.090....................
10.105....................
10.160....................
10.195....................
10.230....................
10.265....................
10.300....................
10.335....................
10.350....................
10.358....................
10.370....................
10.385....................
10.450....................
10.490....................
10.525....................
10.560....................
10.580....................
10.770....................
13.600....................
                              -----     ---------------       ------
  Total...................                                    100.00%
                              -----     ---------------       ------
                              -----     ---------------       ------

                                  LOAN GROUP 2

             MORTGAGE INTEREST RATES OF THE GROUP 2 LOANS
----------------------------------------------------------------------
                                        AGGREGATE         PERCENTAGE
                                        PRINCIPAL           OF THE
                                     BALANCE OF THE       AGGREGATE
                        NUMBER OF       MORTGAGE          PRINCIPAL
  MORTGAGE INTEREST     MORTGAGE     LOANS AS OF THE    BALANCE OF ALL
       RATE (%)           LOANS       CUT-OFF DATE      GROUP 2 LOANS
----------------------------------------------------------------------
3.193.................
3.295.................
3.523.................
3.673.................
3.773.................
3.843.................
3.873.................
3.923.................
3.948.................
3.973.................
3.983.................
4.015.................
4.023.................
4.043.................
4.048.................
4.053.................
4.063.................
4.073.................
4.113.................
4.123.................
4.128.................
4.133.................
4.143.................
4.148.................
4.173.................
4.183.................
4.193.................
4.203.................
4.218.................
4.223.................
4.228.................
4.233.................
4.253.................
4.263.................
4.273.................
4.293.................
4.298.................
4.303.................
4.313.................
4.323.................
4.333.................
4.363.................
4.368.................
4.373.................
4.393.................
4.403.................
4.408.................
4.423.................
4.433.................
4.438.................
4.443.................
4.468.................
4.473.................
4.478.................
4.508.................
4.513.................
4.543.................
4.548.................
4.583.................
4.618.................
4.623.................
4.643.................
4.673.................
4.688.................
4.723.................
4.733.................
4.753.................
4.758.................
4.773.................
4.783.................
4.793.................
4.913.................
4.968.................
4.973.................
4.983.................
5.003.................
5.193.................
5.403.................
                          -----     -----------------       ------
  Total...............                                      100.00%
                          -----     -----------------       ------
                          -----     -----------------       ------




               PASS-THROUGH RATES OF THE GROUP 2 LOANS
----------------------------------------------------------------------
                                AGGREGATE                   WEIGHTED
                                PRINCIPAL       WEIGHTED     AVERAGE
                             BALANCE OF THE     AVERAGE     SCHEDULED
                                MORTGAGE        MORTGAGE    REMAINING
       PASS-THROUGH          LOANS AS OF THE    INTEREST      TERM
        RATES (%)             CUT-OFF DATE       RATES     (IN MONTHS)
----------------------------------------------------------------------
2.768.....................
2.870.....................
3.098.....................
3.248.....................
3.348.....................
3.418.....................
3.448.....................
3.498.....................
3.523.....................
3.548.....................
3.558.....................
3.590.....................
3.598.....................
3.618.....................
3.623.....................
3.628.....................
3.638.....................
3.648.....................
3.688.....................
3.698.....................
3.703.....................
3.708.....................
3.718.....................
3.723.....................
3.748.....................
3.758.....................
3.768.....................
3.778.....................
3.793.....................
3.798.....................
3.803.....................
3.808.....................
3.828.....................
3.838.....................
3.848.....................
3.868.....................
3.873.....................
3.878.....................
3.888.....................
3.898.....................
3.908.....................
3.938.....................
3.943.....................
3.948.....................
3.968.....................
3.978.....................
3.983.....................
3.998.....................
4.008.....................
4.013.....................
4.018.....................
4.043.....................
4.048.....................
4.053.....................
4.083.....................
4.088.....................
4.118.....................
4.123.....................
4.158.....................
4.193.....................
4.198.....................
4.218.....................
4.248.....................
4.263.....................
4.298.....................
4.308.....................
4.328.....................
4.333.....................
4.348.....................
4.358.....................
4.368.....................
4.488.....................
4.543.....................
4.548.....................
4.558.....................
4.578.....................
4.768.....................
4.978.....................
                            -----------------    -----        ----
  Total...................                            *           *
                            -----------------
                            -----------------

* Represents a weighted average of all the group 2 loans.
    As of the Cut-Off Date, the Pass-Through Rate for the group 2 loans is
approximately    % per annum.

                                  LOAN GROUP 2

            ORIGINAL PRINCIPAL BALANCES OF THE GROUP 2 LOANS
-------------------------------------------------------------------------
                                           AGGREGATE         PERCENTAGE
                                           PRINCIPAL           OF THE
                                        BALANCE OF THE       AGGREGATE
                           NUMBER OF       MORTGAGE          PRINCIPAL
    RANGE OF ORIGINAL      MORTGAGE     LOANS AS OF THE    BALANCE OF ALL
   PRINCIPAL BALANCES        LOANS       CUT-OFF DATE      GROUP 2 LOANS
-------------------------------------------------------------------------
$  350,001 -   400,000...
$  400,001 -   450,000...
$  450,001 -   500,000...
$  500,001 -   550,000...
$  550,001 -   600,000...
$  600,001 -   650,000...
$  650,001 -   700,000...
$  700,001 -   750,000...
$  750,001 -   800,000...
$  800,001 -   850,000...
$  850,001 -   900,000...
$  900,001 -   950,000...
$  950,001 - 1,000,000...
$1,000,001 - 1,050,000...
$1,050,001 - 1,100,000...
$1,100,001 - 1,150,000...
$1,150,001 - 1,200,000...
$1,200,001 - 1,250,000...
$1,250,001 - 1,300,000...
$1,300,001 - 1,350,000...
$1,350,001 - 1,400,000...
$1,400,001 - 1,450,000...
$1,450,001 - 1,500,000...
Over $1,500,000..........
                             -----     -----------------       ------
  Total..................                                      100.00%
                             -----     -----------------       ------
                             -----     -----------------       ------

    As of the Cut-Off Date, the principal balances of the group 2 loans ranged
from approximately     to       with an average of approximately      .

            CURRENT LOAN-TO-VALUE RATIOS OF THE GROUP 2 LOANS
-------------------------------------------------------------------------
                                           AGGREGATE         PERCENTAGE
                                           PRINCIPAL           OF THE
                                        BALANCE OF THE       AGGREGATE
                           NUMBER OF       MORTGAGE          PRINCIPAL
  CURRENT LOAN-TO-VALUE    MORTGAGE     LOANS AS OF THE    BALANCE OF ALL
        RATIO (%)            LOANS       CUT-OFF DATE      GROUP 2 LOANS
-------------------------------------------------------------------------
60.00 or less............
60.01 - 70.00............
70.01 - 75.00............
75.01 - 80.00............
80.01 - 85.00............
85.01 - 90.00............
90.01 - 95.00............
                             -----     -----------------       ------
  Total..................                                      100.00%
                             -----     -----------------       ------
                             -----     -----------------       ------

    At origination, the weighted average loan-to-value ratio of the group 2
loans was approximately   %. As of the Cut-Off Date, the weighted average
loan-to-value ratio of the group 2 loans was
approximately    .

          TYPES OF MORTGAGED PROPERTIES SECURING GROUP 2 LOANS
-------------------------------------------------------------------------
                                           AGGREGATE         PERCENTAGE
                                           PRINCIPAL           OF THE
                                        BALANCE OF THE       AGGREGATE
                           NUMBER OF       MORTGAGE          PRINCIPAL
                           MORTGAGE     LOANS AS OF THE    BALANCE OF ALL
      PROPERTY TYPE          LOANS       CUT-OFF DATE      GROUP 2 LOANS
-------------------------------------------------------------------------
Single Family Detached...
Duplex...................
Triplex..................
Fourplex.................
Townhouse................
Condominium..............
Housing Cooperative......
                             -----     -----------------       ------
  Total..................                                      100.00%
                             -----     -----------------       ------
                             -----     -----------------       ------




         GEOGRAPHIC DISTRIBUTION BY STATE OF THE GROUP 2 LOANS
------------------------------------------------------------------------
                                          AGGREGATE         PERCENTAGE
                                          PRINCIPAL           OF THE
                                       BALANCE OF THE       AGGREGATE
                          NUMBER OF       MORTGAGE          PRINCIPAL
                          MORTGAGE     LOANS AS OF THE    BALANCE OF ALL
         STATE              LOANS       CUT-OFF DATE      GROUP 2 LOANS
------------------------------------------------------------------------
Arizona.................
California..............
Colorado................
Connecticut.............
Delaware................
District of Columbia....
Florida.................
Georgia.................
Idaho...................
Illinois................
Indiana.................
Kentucky................
Maryland................
Massachusetts...........
Michigan................
Minnesota...............
Missouri................
Nevada..................
New Hampshire...........
New Jersey..............
New York................
North Carolina..........
Ohio....................
Oregon..................
Pennsylvania............
Rhode Island............
South Carolina..........
Texas...................
Utah....................
Virginia................
Washington..............
Wisconsin...............
                            -----     -----------------       ------
  Total.................                                      100.00%
                            -----     -----------------       ------
                            -----     -----------------       ------

    No more than approximately   of the group 2 loans will be secured by
mortgaged properties in any one California zip code area, and no more than
approximately   of the group 2 loans will be secured by mortgaged properties in any single zip code area outside of California.

                                  LOAN GROUP 2

                  INTEREST RATE FLOOR OF THE GROUP 2 LOANS
-----------------------------------------------------------------------------
                                               AGGREGATE         PERCENTAGE
                                               PRINCIPAL           OF THE
                                            BALANCE OF THE       AGGREGATE
                               NUMBER OF       MORTGAGE          PRINCIPAL
                               MORTGAGE     LOANS AS OF THE    BALANCE OF ALL
   INTEREST RATE FLOOR (%)       LOANS       CUT-OFF DATE      GROUP 2 LOANS
-----------------------------------------------------------------------------
1.420........................
1.522........................
1.750........................
1.900........................
2.000........................
2.070........................
2.100........................
2.150........................
2.175........................
2.200........................
2.210........................
2.242........................
2.250........................
2.270........................
2.275........................
2.280........................
2.290........................
2.300........................
2.340........................
2.350........................
2.355........................
2.360........................
2.370........................
2.375........................
2.400........................
2.410........................
2.420........................
2.430........................
2.445........................
2.450........................
2.455........................
2.460........................
2.480........................
2.490........................
2.500........................
2.520........................
2.525........................
2.530........................
2.540........................
2.550........................
2.560........................
2.590........................
2.595........................
2.600........................
2.620........................
2.630........................
2.635........................
2.650........................
2.660........................
2.665........................
2.670........................
2.695........................
2.700........................
2.705........................
2.735........................
2.740........................
2.770........................
2.775........................
2.810........................
2.845........................
2.850........................
2.870........................
2.900........................
2.915........................
2.950........................
2.960........................
2.980........................
2.985........................
3.000........................
3.010........................
3.020........................
3.140........................
3.195........................
3.200........................
3.210........................
3.230........................
3.420........................
3.630........................
                                 -----     -----------------       ------
  Total......................                                      100.00%
                                 -----     -----------------       ------
                                 -----     -----------------       ------




                SCHEDULED MATURITY YEARS OF THE GROUP 2 LOANS
-----------------------------------------------------------------------------
                                               AGGREGATE         PERCENTAGE
                                               PRINCIPAL           OF THE
                                            BALANCE OF THE       AGGREGATE
                               NUMBER OF       MORTGAGE          PRINCIPAL
                               MORTGAGE     LOANS AS OF THE    BALANCE OF ALL
      YEAR OF MATURITY           LOANS       CUT-OFF DATE      GROUP 2 LOANS
-----------------------------------------------------------------------------
2034.........................
2044.........................
                                 -----     -----------------       ------
  Total......................                                      100.00%
                                 -----     -----------------       ------
                                 -----     -----------------       ------

    The weighted average remaining term of the group 2 loans as of the Cut-Off
Date is approximately     months.

    The latest scheduled maturity of any of the group 2 loans is         .

              DOCUMENTATION PROGRAM TYPES OF THE GROUP 2 LOANS
-----------------------------------------------------------------------------
                                               AGGREGATE         PERCENTAGE
                                               PRINCIPAL           OF THE
                                            BALANCE OF THE       AGGREGATE
                               NUMBER OF       MORTGAGE          PRINCIPAL
     LOAN DOCUMENTATION        MORTGAGE     LOANS AS OF THE    BALANCE OF ALL
        PROGRAM TYPE             LOANS       CUT-OFF DATE      GROUP 2 LOANS
-----------------------------------------------------------------------------
Full Documentation...........
Reduced Documentation........
                                 -----     -----------------       ------
  Total......................                                      100.00%
                                 -----     -----------------       ------
                                 -----     -----------------       ------

    As of the Cut-Off Date, the weighted average loan-to-value ratio of the group 2 loans originated under a reduced documentation program was approximately
   .

                        PURPOSE OF THE GROUP 2 LOANS
-----------------------------------------------------------------------------
                                               AGGREGATE         PERCENTAGE
                                               PRINCIPAL           OF THE
                                            BALANCE OF THE       AGGREGATE
                               NUMBER OF       MORTGAGE          PRINCIPAL
                               MORTGAGE     LOANS AS OF THE    BALANCE OF ALL
       PURPOSE OF LOAN           LOANS       CUT-OFF DATE      GROUP 2 LOANS
-----------------------------------------------------------------------------
Purchase Loans...............
Rate/Term Refinances.........
Cash Out Refinances..........
                                 -----     -----------------       ------
  Total......................                                      100.00%
                                 -----     -----------------       ------
                                 -----     -----------------       ------

           YEARS OF INITIAL MONTHLY PAYMENTS FOR THE GROUP 2 LOANS
------------------------------------------------------------------------------
                                                AGGREGATE         PERCENTAGE
                                                PRINCIPAL           OF THE
                                             BALANCE OF THE       AGGREGATE
                                NUMBER OF       MORTGAGE          PRINCIPAL
       YEAR OF INITIAL          MORTGAGE     LOANS AS OF THE    BALANCE OF ALL
       MONTHLY PAYMENT            LOANS       CUT-OFF DATE      GROUP 2 LOANS
------------------------------------------------------------------------------
2004..........................
2005..........................
                                  -----     -----------------       ------
  Total.......................                                      100.00%
                                  -----     -----------------       ------
                                  -----     -----------------       ------

                    OCCUPANCY STATUS OF THE GROUP 2 LOANS
-----------------------------------------------------------------------------
                                               AGGREGATE         PERCENTAGE
                                               PRINCIPAL           OF THE
                                            BALANCE OF THE       AGGREGATE
                               NUMBER OF       MORTGAGE          PRINCIPAL
                               MORTGAGE     LOANS AS OF THE    BALANCE OF ALL
      OCCUPANCY STATUS           LOANS       CUT-OFF DATE      GROUP 2 LOANS
-----------------------------------------------------------------------------
Owner Occupied...............
Owner Occupied -- 2nd Home...
Non-Owner Occupied...........
                                 -----     -----------------       ------
  Total......................                                      100.00%
                                 -----     -----------------       ------
                                 -----     -----------------       ------




               CREDIT SCORE DISTRIBUTION OF THE GROUP 2 LOANS
-----------------------------------------------------------------------------
                                               AGGREGATE         PERCENTAGE
                                               PRINCIPAL           OF THE
                                            BALANCE OF THE       AGGREGATE
                               NUMBER OF       MORTGAGE          PRINCIPAL
                               MORTGAGE     LOANS AS OF THE    BALANCE OF ALL
        CREDIT SCORE             LOANS       CUT-OFF DATE      GROUP 2 LOANS
-----------------------------------------------------------------------------
599 or less..................
600 - 619....................
620 - 639....................
640 - 659....................
660 - 679....................
680 - 699....................
700 - 719....................
720 - 739....................
740 - 759....................
760 - 779....................
780 - 799....................
800 or greater...............
                                 -----     -----------------       ------
  Total......................                                      100.00%
                                 -----     -----------------       ------
                                 -----     -----------------       ------

    As of the Cut-Off Date, the weighted average credit score of the group 2 loans was approximately .

                                  LOAN GROUP 2

                      MARGINS OF THE GROUP 2 LOANS
------------------------------------------------------------------------
                                          AGGREGATE         PERCENTAGE
                                          PRINCIPAL           OF THE
                                       BALANCE OF THE       AGGREGATE
                          NUMBER OF       MORTGAGE          PRINCIPAL
                          MORTGAGE     LOANS AS OF THE    BALANCE OF ALL
       MARGIN (%)           LOANS       CUT-OFF DATE      GROUP 2 LOANS
------------------------------------------------------------------------
1.420...................
1.522...................
1.750...................
1.900...................
2.000...................
2.070...................
2.100...................
2.150...................
2.175...................
2.200...................
2.210...................
2.242...................
2.250...................
2.270...................
2.275...................
2.280...................
2.290...................
2.300...................
2.340...................
2.350...................
2.355...................
2.360...................
2.370...................
2.375...................
2.400...................
2.410...................
2.420...................
2.430...................
2.445...................
2.450...................
2.455...................
2.460...................
2.480...................
2.490...................
2.500...................
2.520...................
2.525...................
2.530...................
2.540...................
2.550...................
2.560...................
2.590...................
2.595...................
2.600...................
2.620...................
2.630...................
2.635...................
2.650...................
2.660...................
2.665...................
2.670...................
2.695...................
2.700...................
2.705...................
2.735...................
2.740...................
2.770...................
2.775...................
2.810...................
2.845...................
2.850...................
2.870...................
2.900...................
2.915...................
2.950...................
2.960...................
2.980...................
2.985...................
3.000...................
3.010...................
3.020...................
3.140...................
3.195...................
3.200...................
3.210...................
3.230...................
3.420...................
3.630...................
                            -----     -----------------       ------
  Total.................                                      100.00%
                            -----     -----------------       ------
                            -----     -----------------       ------




        FIRST INTEREST RATE ADJUSTMENT DATE OF THE GROUP 2 LOANS
------------------------------------------------------------------------
                                          AGGREGATE         PERCENTAGE
                                          PRINCIPAL           OF THE
                                       BALANCE OF THE       AGGREGATE
                          NUMBER OF       MORTGAGE          PRINCIPAL
                          MORTGAGE     LOANS AS OF THE    BALANCE OF ALL
       MONTH/YEAR           LOANS       CUT-OFF DATE      GROUP 2 LOANS
------------------------------------------------------------------------
10/2004.................
11/2004.................
12/2004.................
01/2005.................
                            -----     -----------------       ------
  Total.................                                      100.00%
                            -----     -----------------       ------
                            -----     -----------------       ------

                  ORIGINAL TERMS OF THE GROUP 2 LOANS
------------------------------------------------------------------------
                                          AGGREGATE         PERCENTAGE
                                          PRINCIPAL           OF THE
                                       BALANCE OF THE       AGGREGATE
                          NUMBER OF       MORTGAGE          PRINCIPAL
       LOAN TERM          MORTGAGE     LOANS AS OF THE    BALANCE OF ALL
      (IN MONTHS)           LOANS       CUT-OFF DATE      GROUP 2 LOANS
------------------------------------------------------------------------
360.....................
480.....................
                            -----     -----------------       ------
  Total.................                                      100.00%
                            -----     -----------------       ------
                            -----     -----------------       ------

               INTEREST RATE CEILING OF THE GROUP 2 LOANS
------------------------------------------------------------------------
                                          AGGREGATE         PERCENTAGE
                                          PRINCIPAL           OF THE
                                       BALANCE OF THE       AGGREGATE
                          NUMBER OF       MORTGAGE          PRINCIPAL
                          MORTGAGE     LOANS AS OF THE    BALANCE OF ALL
    CEILING RATE (%)        LOANS       CUT-OFF DATE      GROUP 2 LOANS
------------------------------------------------------------------------
 9.700..................
 9.950..................
 9.985..................
10.020..................
10.050..................
10.055..................
10.090..................
10.100..................
10.125..................
10.130..................
10.160..................
10.195..................
10.230..................
10.265..................
10.270..................
10.300..................
10.335..................
10.350..................
10.370..................
10.405..................
10.490..................
10.560..................
10.580..................
10.770..................
10.980..................
11.450..................
                            -----     -----------------       ------
  Total.................                                      100.00%
                            -----     -----------------       ------
                            -----     -----------------       ------

                            WAMU ASSET BACKED NOTES,
                             SERIES 20[    ]-[    ]

                          WAMU ASSET ACCEPTANCE CORP.
                                   DEPOSITOR

                               [NAME OF SPONSOR]
                                    SPONSOR

                               [NAME OF SERVICER]
                                    SERVICER

                                 $
                                 (APPROXIMATE)

                             ---------------------
                             PROSPECTUS SUPPLEMENT
                             ---------------------

                                  Underwriter
                             [NAME OF UNDERWRITER]

      YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

      WE ARE NOT OFFERING THE OFFERED NOTES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

      WE DO NOT CLAIM THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AS OF ANY DATE OTHER THAN THE DATES STATED ON THEIR RESPECTIVE COVERS.

      DEALERS WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THE OFFERED NOTES AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING THE OFFERED NOTES WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS UNTIL
   [        ], 20[ ].

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*


Registration fee............................................  $10,700,000
Printing and engraving......................................    3,500,000
Legal fees and expenses.....................................   10,000,000
Accounting fees and expenses................................    5,000,000
Trustee's fees and expenses.................................    1,500,000
Blue Sky Qualification Fees and Expense (including Counsel
  Fees).....................................................      500,000
Rating Agency Fee...........................................   22,500,000
Miscellaneous...............................................    1,250,000
                                                              -----------
    Total...................................................  $54,950,000
                                                              -----------
                                                              -----------


---------

* All amounts except the SEC registration fee are estimates of expenses incurred or to be incurred in connection with the issuance and distribution of a series of securities in an aggregate principal amount assumed for these purposes to be equal to $100,000,000,000 of securities registered hereby.


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the General Corporation Law of Delaware, as amended, under which the registrant is incorporated, empowers a corporation, subject to certain limitations, to indemnify its directors and officers against the actual and reasonable expenses of defending litigation against them in their capacities as directors and officers.

    Sections 6.1 through 6.6 of the bylaws of the registrant provide as follows:

        6.1 The corporation shall, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware, indemnify each of its directors and officers against expenses (including attorneys' fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this
    Section 6.1, a 'director' or 'officer' of the corporation includes any person who:

           (a) is or was a director or officer of the corporation;

           (b) is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise; or

           (c) was a director or officer of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

        6.2 The corporation shall have the power, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware, to indemnify each of its employees and agents (other than directors and officers) against expenses (including attorneys' fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation.

   For purposes of this Section 6.2, an 'employee' or 'agent' of the corporation (other than a director or officer) includes any person who:

           (a) is or was an employee or agent of the corporation;

           (b) is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise; or

           (c) was an employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

        6.3 Expenses incurred in defending any action or proceeding for which indemnification is required pursuant to Section 6.1 or for which indemnification is permitted pursuant to Section 6.2 following authorization thereof by the Board of Directors shall be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay such amount if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that the indemnified party is not entitled to be indemnified as authorized in Article VI of the corporation's bylaws.

        6.4 The indemnification provided by Article VI of the corporation's bylaws shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent that such additional rights to indemnification are authorized in the certificate of incorporation.

        6.5 The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of the General Corporation Law of Delaware.

        6.6 No indemnification or advance shall be made under Article VI of the corporation's bylaws, except where such indemnification or advance is mandated by law or the order, judgment or decree of any court of competent jurisdiction, in any circumstance where it appears:

           (a) that it would be inconsistent with a provision of the certificate of incorporation, the bylaws, a resolution of the stockholders or an agreement in effect at the time of the accrual of the alleged cause of the action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

           (b) that it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

    There is directors' and officers' liability insurance presently outstanding, which insures directors and officers of the registrant against certain claims arising out of the performance of their duties.

    The indenture or pooling and servicing agreement for each series of notes or certificates will provide that no director, officer, employee or agent of the registrant is liable to any holder of notes or certificates or to the trustee on behalf of the holders of such notes or certificates, or to any other person, except on account of such director's, officer's, employee's or agent's own willful misfeasance, bad faith, gross negligence or reckless disregard of duty. The indenture or pooling and servicing agreement for each series of notes or certificates will further provide that, with the exceptions stated above, a director, officer, employee or agent of the registrant is entitled to be indemnified by the trust against all liability in connection with the mortgage pool evidenced by such series.

ITEM 16. EXHIBITS


EXHIBIT                    DESCRIPTION OF EXHIBIT
-------                    ----------------------
  1.1   -- Form of Underwriting Agreement (incorporated by reference to Exhibit 1.1 in the registrant's
           Amendment No. 1 to Form S-3 Registration Statement (Registration No. 333-123034) filed on June 13,
           2005).
  4.1   -- Form of Pooling and Servicing Agreement.*
  4.2   -- Form of Indenture.*
  4.3   -- From of Servicing Agreement.*
  4.4   -- Form of Trust Agreement.*
  4.5   -- Form of Mortgage Loan Purchase Agreement (incorporated by reference to Exhibit 4.5 in the registrant's Current Report on Form 8-K (Commission File No. 333-123034) dated and filed on
           October 21, 2005).
  4.6   -- Mortgage Loan Purchase Agreement, dated as of October 25, 2005, among the registrant, Washington
           Mutual Bank and Washington Mutual Bank fsb (incorporated by reference to Exhibit 4.6 in the registrant's Current Report on Form 8-K (Commission File No. 333-123034) dated October 25, 2005 and filed on November 8, 2005).

                                                  (table continued on next page)

(table continued from previous page)


EXHIBIT                    DESCRIPTION OF EXHIBIT
-------                    ----------------------
  4.7   -- Mortgage Loan Purchase Agreement, dated as of
           December 28, 2005, between the registrant and Washington
           Mutual Mortgage Securities Corp.*
  5.1   -- Opinion of Orrick, Herrington & Sutcliffe, LLP with
           respect to the Securities.*
  8.1   -- Opinion of Orrick, Herrington & Sutcliffe, LLP with
           respect to tax matters.*
 10.1   -- Form of Supplemental Indemnification Agreement
           (incorporated by reference to Exhibit 10.1 in the
           registrant's Current Report on Form 8-K (Commission File
           No. 333-123034) dated and filed on October 21, 2005).
 23.1   -- Consent of Orrick, Herrington & Sutcliffe, LLP (included in Exhibit 5.1 hereto).*
 23.2   -- Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 8.1 hereto).*
 24.1   -- Powers of Attorney.*


---------

* Previously filed.



ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(A) As to Rule 415:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the 'Securities Act');

           (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the 'Commission') pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the 'Calculation of Registration Fee' table in the effective registration statement; and

           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

           provided, however, that paragraphs (A)(1)(i), (A)(1)(ii) and
           (A)(1)(iii) do not apply if the information required to be included in the post-effective amendment is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement; provided, further, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in the post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (17 CFR 229.1100(c)).

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) As to documents subsequently filed that are incorporated by reference:

    That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C) As to indemnification:

    That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling of the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(D) As to qualification of trust indentures:

    To file an application for the purpose of determining the eligibility of the trustee to act under Section 310(a) of the Trust Indenture Act of 1939, as amended, in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Securities Act.

(E) As to incorporation by reference of subsequent Exchange Act documents by third parties:

    That, for purposes of determining any liability under the Securities Act, each filing of the annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB (17 CFR 229.1100(c)(1)) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(F) As to certain information provided through an Internet Web site:

        (1) That, except as otherwise provided by Item 1105 of Regulation AB (17 CFR 229.1105), information provided in response to that Item pursuant to Rule 312 of Regulation S-T (17 CFR 232.312) through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the Registration Statement.

        (2) To provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in the Registration Statement if a subsequent update or change is made to the information.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B.5 of Form S-3 will be met by the time of the sale of the securities registered hereunder and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Seattle, Washington, on the 3rd day of January 2006.

                                                    WAMU ASSET ACCEPTANCE CORP.,
                                                    AS PACKAGER AND DEPOSITOR

                                                    By:   /s/ RICHARD CAREAGA
                                                        -----------------------
                                                             Richard Careaga
                                                          First Vice President


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              /s/ DAVID BECK*               Director and President                  January 3, 2006
    ---------------------------------         (Principal Executive Officer)
               (DAVID BECK)

             /s/ DIANE NOVAK*               Director                                January 3, 2006
    ---------------------------------
              (DIANE NOVAK)

             /s/ THOMAS GREEN*              Chief Financial Officer                 January 3, 2006
    ---------------------------------         (Principal Financial Officer)
              (THOMAS GREEN)

           /s/ ROLLAND JURGENS*             Controller                              January 3, 2006
    ---------------------------------         (Principal Accounting Officer)
            (ROLLAND JURGENS)

       *By: /s/ RICHARD CAREAGA
    ---------------------------------
             RICHARD CAREAGA
             ATTORNEY-IN-FACT

                                 EXHIBIT INDEX

EXHIBIT


 1.1   --  Form of Underwriting Agreement (incorporated by reference to
           Exhibit 1.1 in the registrant's Amendment No. 1 to Form S-3
           Registration Statement (Registration No. 333-123034) filed on June 13, 2005).
 4.1   --  Form of Pooling and Servicing Agreement.*
 4.2   --  Form of Indenture.*
 4.3   --  From of Servicing Agreement.*
 4.4   --  Form of Trust Agreement.*
 4.5 -- Form of Mortgage Loan Purchase Agreement (incorporated by reference to Exhibit 4.5 in the registrant's Current Report on Form 8-K (Commission File No. 333-123034) dated and filed on October 21, 2005).
 4.6   --  Mortgage Loan Purchase Agreement, dated as of October 25,
           2005, among the registrant, Washington Mutual Bank and Washington Mutual Bank fsb (incorporated by reference to Exhibit 4.6 in the registrant's Current Report on Form 8-K
           (Commission File No. 333-123034) dated October 25, 2005 and filed on November 8, 2005).
 4.7   --  Mortgage Loan Purchase Agreement, dated as of December 28,
           2005, between the registrant and Washington Mutual Mortgage
           Securities Corp.*
 5.1 -- Opinion of Orrick, Herrington & Sutcliffe, LLP with respect to the Securities.*
 8.1 -- Opinion of Orrick, Herrington & Sutcliffe, LLP with respect to tax matters.*
23.1   --  Consent of Orrick, Herrington & Sutcliffe, LLP (included in
           Exhibit 5.1 hereto).*
23.2   --  Consent of Orrick, Herrington & Sutcliffe LLP (included in
           Exhibit 8.1 hereto).*
24.1   --  Powers of Attorney.*


---------

* Previously filed.

                              STATEMENT OF DIFFERENCES
                              ------------------------

The registered trademark symbol shall be expressed as...................  'r'
The paragraph symbol shall be expressed as..............................  '[p]'
The dagger symbol shall be expressed as.................................  'D'